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INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA OF CIPS, CILCO AND ILLINOIS POWER

As filed with the Securities and Exchange Commission on June 23, 2010

Registration No. 333-166095

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Illinois (State or Other Jurisdiction of Incorporation or Organization)	4931 (Primary Standard Industrial Classification Code Number)	37-0211380 (I.R.S. Employer Identification No.)

607 East Adams Street
Springfield, Illinois 62739
(888) 789-2477
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Steven R. Sullivan
Senior Vice President, General Counsel and Secretary
1901 Chouteau Avenue
St. Louis, Missouri 63103
(314) 621-3222
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and the consummation of the merger as described in the Agreement and Plan of Merger, dated as of April 13, 2010 and attached as Annex A to Part I of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. ☐

        If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

        If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee

4.08% Cumulative Preferred Stock, par value $100 per share	45,436

4.20% Cumulative Preferred Stock, par value $100 per share	23,656

4.26% Cumulative Preferred Stock, par value $100 per share	16,621

4.42% Cumulative Preferred Stock, par value $100 per share	16,190

4.70% Cumulative Preferred Stock, par value $100 per share	18,429

7.75% Cumulative Preferred Stock, par value $100 per share	4,542

Total	124,874(1)	N/A	$9,011,498.05(2)	$642.52(3)(4)

(1)
This Registration Statement registers the maximum number of shares issuable in the merger.

(2)
Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(f)(1) and 457(c) of the Securities Act, the registration fee is based on the sum of the products of (a) the average of the high and low sale price of each series of Illinois Power Company preferred stock on April 12, 2010, or, if no sale occurred on such date, the average of the high and low sale price on the day most recently preceding such date as quoted on Bloomberg and (b) the maximum number of shares of such series of Illinois Power preferred stock estimated to be converted pursuant to the merger, which are as follows: (i) $36.75 multiplied by 90,872 shares of 4.08% Serial Preferred Stock of Illinois Power Company; (ii) $33.53 multiplied by 47,312 shares of 4.20% Serial Preferred Stock of Illinois Power Company; (iii) $36.00 multiplied by 33,242 shares of 4.26% Serial Preferred Stock of Illinois Power Company; (iv) $32.65 multiplied by 32,380 shares of 4.42% Serial Preferred Stock of Illinois Power Company; (v) $37.63 multiplied by 36,858 shares of 4.70% Serial Preferred Stock of Illinois Power Company; and (vi) $49.00 multiplied by 9,084 shares of 7.75% Serial Preferred Stock of Illinois Power Company.

(3)
The registration fee has been calculated pursuant to Rule 457(f) of the Securities Act.

(4)
Previously paid on April 12, 2010.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this information statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This information statement/prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 23, 2010

INFORMATION STATEMENT/PROSPECTUS

        The boards of directors of Central Illinois Light Company ("CILCO"), Illinois Power Company ("Illinois Power") and Central Illinois Public Service Company ("CIPS" or the "surviving corporation") have approved an agreement and plan of merger dated as of April 13, 2010 (the "merger agreement") under which CILCO and Illinois Power will be merged with and into CIPS (the "merger"). At the effective time of the merger, the name of the surviving corporation will be changed to "Ameren Illinois Company" (sometimes referred to as "Ameren Illinois"). As a result of the merger, each outstanding share of common stock of CILCO and Illinois Power, all of which is owned by Ameren Corporation ("Ameren"), will be canceled without payment and the holders of each series of Illinois Power preferred stock (the "IP preferred stock") will receive shares of a newly created series of Ameren Illinois preferred stock (the "Ameren Illinois preferred stock") having the same payment and redemption terms as the existing IP preferred stock currently held by such holders, except to the extent that holders of IP preferred stock exercise their dissenters' rights in accordance with Illinois law. Shares of CIPS common and preferred stock that are currently outstanding will remain outstanding following the merger, except to the extent that CIPS preferred shareholders exercise their dissenters' rights in accordance with Illinois law.

        Under the Illinois Business Corporation Act ("IBCA"), in lieu of a shareholder meeting, the merger agreement may be approved by the written consent of holder(s) of at least two-thirds of the outstanding preferred and common shares, voting together as a single class, at each of CILCO, Illinois Power and CIPS, and by the written consent of holder(s) of at least two-thirds of the outstanding IP preferred stock, voting as a separate class. At least five days after you receive this information statement/prospectus, Ameren intends to approve the merger agreement by written consent, acting in its capacity as the sole holder of CIPS, CILCO and Illinois Power outstanding common stock and as the holder of more than two-thirds of the outstanding shares of IP preferred stock. Ameren's holdings represent more than two-thirds of the aggregate voting power at each of the three constituent companies in the merger and more than two-thirds of the voting power of the outstanding IP preferred, voting as a separate class, and, prior to the merger, CILCO will redeem all of its outstanding preferred stock. Therefore, no vote is required on the part of any other CIPS, CILCO or Illinois Power preferred shareholders in connection with the merger.

        We do not intend to apply for the shares of Ameren Illinois preferred stock to be issued to the current holders of IP preferred stock to be listed on any national securities exchange. Our common stock, of which Ameren is the sole shareholder, is not listed on any national securities exchange.

        We are not asking you for a proxy and you are requested not to send us a proxy.

        Please see "Risk Factors" beginning on page 14 for a discussion of matters relating to holding Ameren Illinois preferred stock.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the securities to be issued under this information statement/prospectus or passed upon the adequacy or accuracy of this information statement/prospectus. Any representation to the contrary is a criminal offense.

        The date of this information statement/prospectus is [    •    ], 2010 and it is being first mailed to CIPS and Illinois Power preferred shareholders on or about [    •    ], 2010.

i

ii

INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA OF CIPS, CILCO AND ILLINOIS POWER	F-1

ANNEX A—Agreement and Plan of Merger

ANNEX B—Illinois Business Corporation Act Dissenters' Rights Statute

ANNEX C—Form of Restated Articles of Incorporation of Ameren Illinois Company

ANNEX D—Form of Bylaws of Ameren Illinois Company

iii

IMPORTANT

        This document, which is referred to as the information statement/prospectus, constitutes an information statement of CIPS and Illinois Power and a prospectus of CIPS for the shares of Ameren Illinois preferred stock that will be issued to the holders of IP preferred stock in the merger. This information statement/prospectus incorporates important business and financial information about CIPS, CILCO and Illinois Power that is not included in or delivered with the document. You may obtain copies of this information, free of charge, from the website maintained by the SEC at www.sec.gov. See "Where You Can Find More Information" on page 168. You may also obtain copies of these documents, without charge, from CIPS by viewing the Ameren website at www.ameren.com or by writing or calling Central Illinois Public Service Company, c/o Ameren Corporation, Attention: Office of the Secretary at P.O. Box 66149, St. Louis, Missouri 63166-6149, telephone (314) 621-3222. Information on our website is expressly not incorporated by reference into this information statement/prospectus.

        In order to obtain delivery of these documents prior to the deadline for asserting your dissenters' rights, you must request such documents no later than [    •    ], 2010. For more information on your dissenters' rights and the deadline and procedures to exercise such rights, you should read carefully "Questions and Answers About the Merger—Do I Have Dissenters' Rights or Appraisal Rights?" beginning on page 4, "Action by Written Consent in Lieu of Shareholder Meetings—Rights of Dissenting Shareholders" beginning on page 34 and the information in Annex B.

        Except as otherwise specifically noted, references to "us," "we" or "our" refer to CIPS, CILCO and Illinois Power.

        In "Questions and Answers About the Merger" below and in the "Summary" beginning on page 7, we highlight selected information from this information statement/prospectus but we have not included all of the information that may be important to you. To better understand the merger agreement and the merger, and for a complete description of the legal terms, you should read carefully this entire information statement/prospectus, including the attached annexes. See "Where You Can Find More Information" on page 168.

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following are some questions and answers regarding the merger. They do not contain all of the information that may be important to you. You should carefully read this information statement/prospectus, including the attached annexes, to understand fully the terms of the merger, as well as the other considerations that are important to you in deciding whether to elect to exercise your dissenters' rights. You should pay special attention to the "Risk Factors" beginning on page 14 and "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 23.

Q:
WHAT IS THE PROPOSED TRANSACTION?

A:
On April 13, 2010, CIPS, CILCO and Illinois Power entered into the merger agreement. At the effective time of the merger, subject to the provisions of the merger agreement and in accordance with Illinois law, CILCO and Illinois Power will merge with and into CIPS, the surviving corporation, and the name of the surviving corporation will be changed to "Ameren Illinois Company." The separate legal existence of CILCO and Illinois Power will terminate upon the effectiveness of the merger. Under the terms of the merger agreement, all shares of CILCO and Illinois Power common stock, all of which are owned by Ameren, will be canceled without payment and the holders of the Illinois Power preferred stock will receive the merger consideration described below in the response to the next question. The preferred shares of CIPS that are currently outstanding will remain outstanding following the merger. The merger agreement is the legal document that governs the merger and is attached as Annex A. For more information on the details of the merger agreement and the merger, see "The Merger" beginning on page 25 and "The Agreement and Plan of Merger" beginning on page 44.

Q:
HOW WILL THE MERGER AFFECT PREFERRED SHAREHOLDERS OF CIPS, CILCO AND ILLINOIS POWER?

A:
As a result of the merger, the holders of each series of IP preferred stock will receive shares of a newly created series of Ameren Illinois preferred stock having the same payment and redemption terms as the existing IP preferred stock currently held by such holders in the following manner, except to the extent that the holders exercise their dissenters' rights, and except with respect to fractional shares:

•
each outstanding share of 4.08% serial preferred stock, par value $50 per share, of Illinois Power ("IP 4.08% preferred stock") will be converted into one-half of a share of 4.08% cumulative preferred stock, par value $100 per share, of the surviving corporation (the "Ameren Illinois 4.08% preferred stock");

•
each outstanding share of 4.20% serial preferred stock, par value $50 per share, of Illinois Power ("IP 4.20% preferred stock") will be converted into one-half of a share of 4.20% cumulative preferred stock, par value $100 per share, of the surviving corporation (the "Ameren Illinois 4.20% preferred stock");

•
each outstanding share of 4.26% serial preferred stock, par value $50 per share, of Illinois Power ("IP 4.26% preferred stock") will be converted into one-half of a share of 4.26% cumulative preferred stock, par value $100 per share, of the surviving corporation (the "Ameren Illinois 4.26% preferred stock");

•
each outstanding share of 4.42% serial preferred stock, par value $50 per share, of Illinois Power ("IP 4.42% preferred stock") will be converted into one-half of a share of 4.42% cumulative preferred stock, par value $100 per share, of the surviving corporation (the "Ameren Illinois 4.42% preferred stock");

  •
  each outstanding share of 4.70% serial preferred stock, par value $50 per share, of Illinois Power ("IP 4.70% preferred stock") will be converted into one-half of a share of 4.70% cumulative preferred stock, par value $100 per share, of the surviving corporation (the "Ameren Illinois 4.70% preferred stock"); and

  •
  each outstanding share of 7.75% serial preferred stock, par value $50 per share, of Illinois Power ("IP 7.75% preferred stock") will be converted into one-half of a share of 7.75% cumulative preferred stock, par value $100 per share, of the surviving corporation (the "Ameren Illinois 7.75% preferred stock," and, collectively, with the Ameren Illinois 4.08% preferred stock, the Ameren Illinois 4.20% preferred stock, the Ameren Illinois 4.26% preferred stock, the Ameren Illinois 4.42% preferred stock and the Ameren Illinois 4.70% preferred stock, the "IP preferred stock merger consideration").

  Prior to the merger, but after consenting to the merger, Ameren will contribute to the capital of Illinois Power, without the payment of any consideration, all of the IP preferred stock owned by Ameren.

  For a description of the treatment of fractional shares, see "The Merger—Fractional Shares" on page 26 and "The Agreement and Plan of Merger—Fractional Shares" on page 45. For a description of the rights, designations and preferences of each series of newly created Ameren Illinois preferred stock and a comparison of the rights you currently have as a holder of IP preferred stock and those you will have as a holder of Ameren Illinois preferred stock upon consummation of the merger, see "The Merger—Description of Material Terms of Ameren Illinois Preferred Stock" beginning on page 29, "Description and Comparison of Rights of Holders of IP Preferred Stock and Ameren Illinois Preferred Stock" beginning on page 56, the form of post-merger articles of incorporation of Ameren Illinois attached as Annex C and the form of post-merger bylaws of Ameren Illinois attached as Annex D. For a description of your dissenters' rights, see "—Do I Have Dissenters' Rights or Appraisal Rights?" below, "Action by Written Consent in Lieu of Shareholder Meetings—Rights of Dissenting Shareholders" beginning on page 34 and the information in Annex B.

  Unless a holder of CIPS preferred stock exercises its dissenters' rights, the shares of CIPS preferred stock that are currently outstanding will remain outstanding as shares of preferred stock of Ameren Illinois following the merger. All of the currently outstanding preferred stock of CILCO will be redeemed prior to the merger.

Q:
WHY ARE THE COMPANIES PROPOSING TO MERGE?

A:
Each of CIPS, CILCO and Illinois Power is a direct wholly owned (as to common stock) subsidiary of Ameren and operates a rate-regulated public utility in the State of Illinois. Upon the consummation of the merger, Ameren's entire Illinois rate-regulated business will be operated by Ameren Illinois, with the exception of Ameren Illinois Transmission Company ("AITC"), which will remain a direct wholly owned subsidiary of Ameren. We believe that the merger will provide substantial benefits to our shareholders, customers and the communities we serve, including:

•
consolidation of the three companies is expected to lower costs by an unquantifiable amount to be reflected in the surviving corporation's cost of service and to maximize efficiency through the realization of administrative synergies from the merger;

•
the surviving corporation will be able to simplify its financial reporting and, in doing so, realize administrative, accounting, operational and legal cost savings;

•
the number and complexity of state and federal regulatory filings will decrease as a result of the merger and the surviving corporation will be able to realize administrative and legal cost savings as a result;

  •
  the surviving corporation will benefit from lower operational costs with respect to tax reporting and project tracking and reporting;

  •
  the surviving corporation will better serve its customers by, among other things, consolidating billing and improving customer assistance services currently offered by CIPS, CILCO and Illinois Power;

  •
  the surviving corporation will be able to further consolidate its purchases of power and as a result reduce payments to the regional transmission organization in which it participates; and

  •
  the size and transparency resulting from the creation of a single entity to conduct the regulated Illinois utility operations should prove more efficient, as its financings will increase in size while decreasing in frequency, enabling Ameren Illinois to borrow on more favorable terms than CIPS, CILCO and Illinois Power could individually.

  For information on the background of the merger, see "The Merger—Background of the Merger."

Q:
WHY AM I RECEIVING THIS DOCUMENT?

A:
We are delivering this document to you because you are either a CIPS preferred shareholder, an Illinois Power preferred shareholder, or both and because, under Illinois law, we are required to inform you that, at least five days after you receive this information statement/prospectus, Ameren, acting in its capacity as the sole holder of CIPS' and Illinois Power's outstanding common stock and as the holder of more than two-thirds of the outstanding IP preferred stock, will consent in writing to the merger agreement and that, if you so choose, you have the right to dissent from consummation of the merger and to receive a payment in cash for the fair value of your shares. For a description of dissenters' rights, see "—Do I Have Dissenter's Rights or Appraisal Rights?" below, "Action by Written Consent in Lieu of Shareholder Meetings—Rights of Dissenting Shareholders" beginning on page 34 and the information in Annex B.

  In addition, if you are an Illinois Power preferred shareholder, you are receiving this document as a prospectus in connection with the exchange of Ameren Illinois preferred stock for shares of IP preferred stock pursuant to the merger agreement.

Q:
DO I NEED TO APPROVE THE MERGER?

A:
No. Under the IBCA, in lieu of a shareholder meeting, the merger agreement may be approved by the written consent of holder(s) of at least two-thirds of the outstanding preferred and common shares, voting together as a single class, at each of CILCO, Illinois Power and CIPS, and by the written consent of holder(s) of at least two-thirds of the outstanding IP preferred stock, voting as a separate class. At least five days after you receive this information statement/prospectus, Ameren intends to approve the merger agreement by written consent, acting in its capacity as the sole holder of CIPS, CILCO and Illinois Power outstanding common stock and as the holder of more than two-thirds of the outstanding shares of IP preferred stock. Ameren's holdings represent more than two-thirds of the aggregate voting power at each of the three constituent companies in the merger and more than two-thirds of the voting power of the outstanding IP preferred, voting as a separate class, and, prior to the merger, CILCO will redeem all of its outstanding preferred stock. Therefore, no vote is required on your part. We are not asking for a proxy, and you are requested not to send us a proxy.

Q:
DO I HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS?

A:
Yes. Under Illinois law, both CIPS and Illinois Power preferred shareholders have the right to dissent from consummation of the merger and to receive a payment in cash for the fair value of their shares. For holders of CIPS preferred stock or IP preferred stock, this value may be more or less than the value of the Ameren Illinois preferred stock that you will hold following the merger if you do not dissent. To perfect your dissenters' rights, you must follow precisely the required statutory procedures. We urge you to consult a lawyer before electing or attempting to exercise these rights. See "Action by Written Consent in Lieu of Shareholder Meetings—Rights of Dissenting Shareholders" beginning on page 34 and the information in Annex B.

Q:
ARE THERE REGULATORY CONDITIONS TO THE COMPLETION OF THE MERGER?

A:
Yes. As a condition to the consummation of the merger, we must obtain any required approvals or consents from the Federal Energy Regulatory Commission ("FERC") and file certain notices with the Illinois Commerce Commission (the "ICC") with respect to the merger. The appropriate notices and applications for such approvals and consents were filed with these regulatory agencies on March 15, 2010. The 30-day statutory waiting period for the notice filed with the ICC expired April 16, 2010 and we received, in orders issued on June 17, 2010, all necessary FERC approvals. CIPS also intends to make all required filings under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to the merger. See "The Merger—Regulatory Approvals Required for the Merger" beginning on page 27.

Q:
WHAT DO I NEED TO DO NOW?

A:
Carefully read the information contained in this entire document, including the attached annexes, and the information to which this information statement/prospectus refers you to fully understand the merger and your rights as a CIPS and/or Illinois Power preferred shareholder. If you are a holder of IP preferred stock, at the effective time of the merger, your shares will automatically convert into the applicable series of Ameren Illinois preferred stock without any action on your behalf, unless you exercise your dissenters' rights. See "—How Will the Merger Affect Preferred Shareholders of CIPS, CILCO and Illinois Power?" above, "The Merger—Conversion of IP Preferred Stock" beginning on page 25 and "The Agreement and Plan of Merger—Treatment of Securities—IP Preferred Stock" beginning on page 44.

  If you are either a CIPS or Illinois Power preferred shareholder and determine to exercise your dissenters' rights, follow the required statutory procedures described in "Action by Written Consent in Lieu of Shareholder Meetings—Rights of Dissenting Shareholders" beginning on page 34 and in Annex B.

Q:
WILL THE HOLDERS OF IP PREFERRED STOCK BE ABLE TO TRADE AMEREN ILLINOIS PREFERRED STOCK THAT THEY RECEIVE PURSUANT TO THE MERGER?

A:
Yes. The Ameren Illinois preferred stock issued pursuant to the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any holder of IP preferred stock who may be deemed to be an "affiliate" of CIPS for purposes of Rule 145 under the Securities Act as of the date on which Ameren approves the merger agreement by written consent. See "The Merger—Resale of Ameren Illinois Preferred Stock" on page 33.

Q:
WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:
Closing of the merger is subject to the satisfaction of a number of conditions, including receipt of applicable state and federal regulatory approvals and the effectiveness of a registration statement on Form S-4 of which this information statement/prospectus forms a part. We currently anticipate the closing of the merger to occur on or before October 1, 2010.

Q:
WHERE CAN I FIND MORE INFORMATION ABOUT CIPS, CILCO AND ILLINOIS POWER?

A:
More information about each company is available from sources described under "Where You Can Find More Information" on page 168 and additional information may be obtained from the Ameren website at www.ameren.com. Information on this website is expressly not incorporated by reference into this information statement/prospectus.

Q:
WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A:
If you have additional questions, please contact Central Illinois Public Service Company, c/o Ameren Corporation, Attention: Office of the Secretary at P.O. Box 66149, St. Louis, Missouri 63166-6149, telephone (314) 621-3222.

Q:
ARE THERE RISKS ASSOCIATED WITH THE MERGER?

A:
Yes. You should read carefully the section entitled "Risk Factors" beginning on page 14.

SUMMARY

        This brief summary highlights selected information from this information statement/prospectus. It does not contain all of the information that may be important to you. You should carefully read this entire document, including the attached annexes, and the other documents to which this information statement/prospectus refers you to fully understand the merger and your rights as a CIPS and/or Illinois Power preferred shareholder. See "Where You Can Find More Information" on page 168. Each item in this summary refers to the page where that subject is discussed in more detail.

Information Regarding CIPS, CILCO and Illinois Power (see page 62)

        Each of CIPS, CILCO and Illinois Power is incorporated in the State of Illinois and is a direct wholly owned (as to common stock) subsidiary of Ameren. The following provides a brief overview of each company.

Central Illinois Public Service Company 607 East Adams Street Springfield, Illinois 62739 (888) 789-2477	Central Illinois Light Company 300 Liberty Street Peoria, Illinois 61602 (309) 677-5271	Illinois Power Company 370 South Main Street Decatur, Illinois 62523 (217) 424-6600

        CIPS.    CIPS, also known as AmerenCIPS, operates a rate-regulated electric and natural gas transmission and distribution business in Illinois. CIPS was incorporated in Illinois in 1923 and is successor to a number of companies, the oldest of which was organized in 1902. It supplies electric and natural gas utility service to portions of central, west central and southern Illinois in an area of 20,500 square miles. CIPS supplies electric service to 383,000 customers and natural gas service to 182,000 customers.

        CILCO.    CILCO, also known as AmerenCILCO, operates a rate-regulated electric transmission and distribution business, a merchant electric generation business (through its subsidiary, AmerenEnergy Resources Generating Company ("AERG")) and a rate-regulated natural gas transmission and distribution business, all in Illinois. CILCO was incorporated in Illinois in 1913. CILCO supplies electric and natural gas utility service to portions of central and east central Illinois in areas of 3,700 and 4,500 square miles, respectively. CILCO supplies electric service to 211,000 customers and natural gas service to 214,000 customers. AERG, a wholly owned subsidiary of CILCO, is expected to have a capacity of 1,125 megawatts from its coal-fired electric-generating facilities at the time of the 2010 peak summer electrical demand.

        We expect to transfer ownership of AERG to Ameren following the merger, subject to receiving a private letter ruling from the Internal Revenue Service (the "IRS") addressing the tax consequences of that transfer, so that AERG will not be a subsidiary of Ameren Illinois.

        Illinois Power.    Illinois Power, also known as AmerenIP, operates a rate-regulated electric and natural gas transmission and distribution business in Illinois. Illinois Power was incorporated in Illinois in 1923. It supplies electric and natural gas utility service to portions of central, east central and southern Illinois in an area of 15,000 square miles, contiguous to our other service territories. Illinois Power supplies electric service to 617,000 customers and natural gas service to 417,000 customers, including most of the Illinois portion of the Greater St. Louis area.

The Merger (see page 25)

        At the effective time of the merger, subject to the provisions of the merger agreement and in accordance with Illinois law, CILCO and Illinois Power will merge with and into CIPS, the surviving corporation, and the name of the surviving corporation will be changed to "Ameren Illinois Company." The separate legal existence of CILCO and Illinois Power will terminate upon the effectiveness of the merger. The merger agreement is the legal document that governs the merger and is attached as Annex A.

Merger Consideration (see page 25)

        Under the terms of the merger agreement, all shares of CILCO and Illinois Power common stock, all of which are owned by Ameren, will be canceled without payment and, except to the extent that holders of IP preferred stock exercise their dissenters' rights, such holders will receive the IP preferred stock merger consideration. Except to the extent that CIPS preferred shareholders exercise their dissenters' rights, the shares of CIPS preferred stock that are currently outstanding will remain outstanding as shares of preferred stock of Ameren Illinois following the merger. All of the currently outstanding preferred stock of CILCO will be redeemed prior to the merger. Also see "The Merger—Description of Material Terms of Ameren Illinois Preferred Stock."

Comparison of IP Preferred Stock and Ameren Illinois Preferred Stock (see page 56)

        Each series of Ameren Illinois preferred stock into which IP preferred stock is to be converted will have the same payment and redemption terms as the corresponding series of IP preferred stock. Because two shares of IP preferred stock will be converted into one share of Ameren Illinois preferred stock, this means that the par value, redemption price and liquidation value per share of Ameren Illinois preferred stock will equal the aggregate par value, redemption and liquidation value, respectively, of two shares of the corresponding series of IP preferred stock. The annual dividend rate, as a percentage of the liquidation preference, of each series of Ameren Illinois preferred stock will remain the same as the annual dividend rate of the corresponding series of IP preferred stock.

        Under Illinois law, each share of IP preferred stock is, and each share of Ameren Illinois preferred stock will be, entitled to one vote on each matter voted on at all meetings of shareholders, with the right of cumulative voting in the election of directors and the right to vote as a class on certain questions. In addition, the Illinois Power articles of incorporation give, and the post-merger articles of incorporation will give, holders of its preferred stock special voting rights in certain instances in order to restrict certain types of corporate action; however, the provisions granting such holders voting rights under the post-merger articles of incorporation will vary from those under the Illinois Power articles of incorporation. The post-merger articles of incorporation will give holders of Ameren Illinois preferred stock certain special voting rights with respect to specified corporate actions, including the issuance of Ameren Illinois preferred stock ranking senior to, or equally with, existing preferred shares, and the issuance or assumption of certain unsecured indebtedness. For a further comparison of these special voting rights, see "Description and Comparison of Rights of Holders of IP Preferred Stock and Ameren Illinois Preferred Stock—Restrictions on Certain Corporate Actions."

        The following tables compare the material terms of each series of Ameren Illinois preferred stock to the corresponding series of IP preferred stock.

	Series of preferred stock
	4.08%		4.20%		4.26%
	Ameren Illinois	Illinois Power	Ameren Illinois	Illinois Power	Ameren Illinois	Illinois Power
Capitalization(a)
Authorized	45,436	300,000	23,656	180,000	16,621	150,000
Outstanding(b)	45,436	225,510	23,656	143,760	16,621	104,280
Annual dividend rate per share(c)	4.08%	4.08%	4.20%	4.20%	4.26%	4.26%
Redemption price per share(d)	$103	$51.50	$104	$52	$103	$51.50
Liquidation value per share(d)	$100	$50	$100	$50	$100	$50
Preemptive rights	None	None	None	None	None	None
Conversion rights	None	None	None	None	None	None

	Series of preferred stock
	4.42%		4.70%		7.75%
	Ameren Illinois	Illinois Power	Ameren Illinois	Illinois Power	Ameren Illinois	Illinois Power
Capitalization(a)
Authorized	16,190	150,000	18,429	200,000	4,542	870,000
Outstanding(b)	16,190	102,190	18,429	145,170	4,542	191,765
Annual dividend rate per share(c)	4.42%	4.42%	4.70%	4.70%	7.75%	7.75%
Redemption price per share(d)	$103	$51.50	$103	$51.50	$100	$50
Liquidation value per share(d)	$100	$50	$100	$50	$100	$50
Preemptive rights	None	None	None	None	None	None
Conversion rights	None	None	None	None	None	None

(a)
With respect to (i) each series of Ameren Illinois preferred stock, the tables illustrate capitalization as of the effective time of the merger, assuming that dissenters' rights are not exercised and that each holder of IP preferred stock receiving shares of Ameren Illinois preferred stock pursuant to the merger holds a number of shares of IP preferred stock such that it would not receive a fraction of a share of Ameren Illinois preferred stock upon conversion of its shares of IP preferred stock and (ii) each series of IP preferred stock, the tables illustrate capitalization as of June 21, 2010.

(b)
Prior to the effective time of the merger, but after consenting to the merger, Ameren will contribute to the capital of Illinois Power, without the payment of any consideration, all of the IP preferred stock owned by Ameren.

(c)
Expressed as a percentage of the liquidation preference of the applicable series of preferred stock.

(d)
Exclusive of accrued and unpaid dividends.

        For further comparison of the terms, rights and preference of the IP preferred stock and the Ameren Illinois preferred stock, we urge you to read "Description and Comparison of Rights of Holders of IP Preferred Stock and Ameren Illinois Preferred Stock" in its entirety. Also see "The Merger—Description of Material Terms of Ameren Illinois Preferred Stock" beginning on page 29.

Dissenters' Rights (see page 34)

        Illinois law provides that CIPS and Illinois Power preferred shareholders have dissenters' rights in connection with the merger. Therefore, each CIPS or Illinois Power preferred shareholder who elects to be paid cash for its shares in accordance with the dissenters' rights procedures set forth in the IBCA and provides evidence of ownership of the dissenting shares, is entitled to obtain such payment upon consummation of the merger. If the merger is not consummated, no shareholder will be entitled to payment.

Regulatory Approvals Required for the Merger (see page 27)

        Consummation of the merger is contingent upon the receipt of approvals or consents from FERC and the filing of certain notices with the ICC. The appropriate applications for such approval and consents and notices were filed with these regulatory agencies on March 15, 2010. The 30-day statutory waiting period for the notice filed with the ICC expired April 16, 2010 and we received, in orders issued on June 17, 2010, all necessary FERC approvals. CIPS also intends to make all required filings under the Securities Act and the Exchange Act relating to the merger.

Interests of Certain Persons in the Merger (see page 37)

        As of June 21, 2010, Ameren held all outstanding shares of CIPS, CILCO and Illinois Power common stock in addition to 662,924 shares, or approximately 73%, of the outstanding IP preferred stock. Prior to the merger, but after consenting to the merger, Ameren will contribute to the capital of Illinois Power, without the payment of any consideration, all of the IP preferred stock owned by Ameren.

        Each individual who serves as a director or executive officer of CIPS also serves in the same position for CILCO and Illinois Power. As of June 21, 2010, except for four shares of CIPS preferred stock, no shares of CIPS, CILCO or Illinois Power common or preferred stock were owned by any of these directors or executive officers.

Material United States Federal Income Tax Considerations of the Merger (see page 40)

        Holders of IP preferred stock are generally not expected to recognize gain or loss upon the exchange of such holders' shares of IP preferred stock for shares of Ameren Illinois preferred stock pursuant to the merger (except for gain or loss resulting from cash received in lieu of fractional shares of Ameren Illinois preferred stock).

        The federal income tax consequences described above may not apply to all holders of IP preferred stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Accounting Treatment of the Merger (see page 43)

        The merger of CILCO and Illinois Power with and into CIPS will be accounted for as a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at the historical cost basis of the common parent. Accordingly, the financial statements of the receiving entity, CIPS, will reflect the transferred assets and liabilities of CILCO and Illinois Power at the historical cost basis of the common parent, Ameren.

        Ameren's historical cost basis in CILCO includes purchase accounting-related adjustments in connection with Ameren's acquisition of all of the outstanding common stock of CILCORP in 2003. Such purchase accounting-related adjustments are components of Ameren's basis in CILCO. As such, at the effective time of the merger, the CILCO-related purchase accounting-related adjustments recorded at Ameren will be pushed down to the financial statements of Ameren Illinois.

 Historical Market Value of Securities

        CIPS, CILCO and Illinois Power common stock, of which in each case Ameren is the sole shareholder, is not listed on any national securities exchange.

        The following table lists the closing sale price of the various series of CIPS and Illinois Power preferred stock on March 14, 2010, the date preceding public announcement of the merger, or, if no sale occurred on such date, the closing sale price of the preferred stock on the day most recently preceding such date for which a closing sale price is available as reported on Bloomberg.

Closing Price(a)
CIPS:
4.00% Cumulative Preferred Stock	$65.75
4.25% Cumulative Preferred Stock	67.80
4.90% Cumulative Preferred Stock	78.75
4.92% Cumulative Preferred Stock	75.82
5.16% Cumulative Preferred Stock	81.00
6.625% Cumulative Preferred Stock(b)	24.00
Illinois Power:
4.08% Serial Preferred Stock	$32.10
4.20% Serial Preferred Stock	35.75
4.26% Serial Preferred Stock	33.15
4.42% Serial Preferred Stock	33.55
4.70% Serial Preferred Stock	38.00
7.75% Serial Preferred Stock	50.00

(a)
The shares of each series of CIPS and Illinois Power have low trading volumes and may not trade on a daily, monthly, quarterly or annual basis.

(b)
Depositary shares, evidenced by depositary receipts, each representing one-fourth of a share of CIPS 6.625% cumulative preferred stock.

        CIPS.    The following tables list the high and low sale prices of the various series of CIPS preferred stock for each quarter during the past two fiscal years and the first two quarters of fiscal 2010 as reported on Bloomberg.

	Series of CIPS preferred stock
	4.00%		4.25%		4.90%
	High	Low	High	Low	High	Low
Fiscal Year ended 2008
First Quarter	$70.00	$65.30	$ *	$ *	$91.00	$76.75
Second Quarter	73.00	66.00	*	*	85.00	80.00
Third Quarter	71.00	62.10	72.00	71.00	83.00	79.00
Fourth Quarter	63.00	56.50	*	*	83.00	81.00
Fiscal Year ended 2009
First Quarter	63.00	58.00	*	*	83.50	81.50
Second Quarter	63.00	53.25	*	*	*	*
Third Quarter	64.99	56.25	*	*	74.00	71.10
Fourth Quarter	65.00	58.50	68.00	61.04	77.00	77.00
Fiscal Year ended 2010
First Quarter	66.00	60.50	70.00	64.25	82.00	78.50
Second Quarter (through June 22, 2010)	72.00	64.00	73.00	67.50	82.50	74.10
	Series of CIPS preferred stock
	4.92%		5.16%		6.625%(a)
	High	Low	High	Low	High	Low
Fiscal Year ended 2008
First Quarter	$86.00	$86.00	$86.00	$85.00	$25.00	$23.00
Second Quarter	*	*	*	*	24.95	22.75
Third Quarter	85.00	82.00	95.00	80.00	24.95	22.00
Fourth Quarter	80.50	80.50	87.00	60.00	22.00	15.00
Fiscal Year ended 2009
First Quarter	81.00	81.00	76.00	60.00	20.00	15.00
Second Quarter	75.00	75.00	86.00	80.00	19.00	16.55
Third Quarter	78.00	76.00	86.00	75.00	24.00	16.75
Fourth Quarter	77.00	72.60	84.50	80.60	23.50	22.76
Fiscal Year ended 2010
First Quarter	79.50	72.60	87.50	77.00	24.25	23.00
Second Quarter (through June 22, 2010)	82.00	78.60	88.00	72.00	24.50	23.80

*
No shares were traded during the quarter.

(a)
Depositary shares, evidenced by depositary receipts, each representing one-fourth of a share of CIPS 6.625% cumulative preferred stock.

        Illinois Power.    The following tables list the high and low sale prices of the various series of IP preferred stock for each quarter during the past two fiscal years and the first two quarters of fiscal 2010 as reported on Bloomberg.

	Series of IP preferred stock
	4.08%		4.20%		4.26%
	High	Low	High	Low	High	Low
Fiscal Year ended 2008
First Quarter	$39.00	$33.00	$41.25	$34.25	$42.75	$41.00
Second Quarter	35.00	33.00	37.00	34.35	39.00	34.50
Third Quarter	37.00	32.10	36.00	32.00	38.00	34.26
Fourth Quarter	33.25	27.25	32.75	28.50	30.05	27.60
Fiscal Year ended 2009
First Quarter	31.90	27.30	34.75	29.00	36.50	28.35
Second Quarter	34.00	26.50	32.50	29.40	37.50	36.60
Third Quarter	35.25	30.00	34.25	32.35	31.75	28.05
Fourth Quarter	34.00	29.15	35.00	32.40	35.00	31.60
Fiscal Year ended 2010
First Quarter	35.00	30.00	35.75	35.00	38.00	28.05
Second Quarter (through June 22, 2010)	37.00	32.00	35.60	33.05	39.00	33.15
	Series of IP preferred stock
	4.42%		4.70%		7.75%
	High	Low	High	Low	High	Low
Fiscal Year ended 2008
First Quarter	$43.60	$38.50	$43.00	$39.80	$47.00	$47.00
Second Quarter	37.75	37.75	40.50	38.00	*	*
Third Quarter	39.50	35.20	41.00	39.00	50.00	48.50
Fourth Quarter	*	*	26.10	26.00	*	*
Fiscal Year ended 2009
First Quarter	33.75	32.00	37.00	31.00	50.00	48.00
Second Quarter	33.25	30.00	34.40	31.90	*	*
Third Quarter	30.40	30.40	37.00	32.50	*	*
Fourth Quarter	34.50	32.50	36.30	34.40	*	*
Fiscal Year ended 2010
First Quarter	36.00	32.50	38.00	37.10	*	*
Second Quarter (through June 22, 2010)	37.00	32.50	39.00	37.00	*	*

*
No shares were traded during the quarter.

RISK FACTORS

        Following the merger, the surviving corporation's business will be subject to the following risks related to the structure of the merger and the combined business of CIPS, CILCO and Illinois Power. If any of the risks described below or throughout this information statement/prospectus actually occur, the business, financial condition, results of operations or liquidity of the surviving corporation could be materially adversely affected. The risks below should be read in conjunction, and considered along, with the other information included in this information statement/prospectus.

Risks Relating to the Merger

Certain terms of Ameren Illinois' preferred stock differ from the corresponding terms of the IP preferred stock.

        Upon consummation of the merger, holders of IP preferred stock will become holders of the various series of Ameren Illinois preferred stock pursuant to and in accordance with the terms of the merger agreement. There are significant differences between the rights you now have as holders of IP preferred stock and the rights you will have as holders of Ameren Illinois preferred stock that could affect the value of your shares. See "The Merger—Description of Material Terms of Ameren Illinois Preferred Stock" beginning on page 29 and "Description and Comparison of Rights of Holders of IP Preferred Stock and Ameren Illinois Preferred Stock" beginning on page 56.

The merger is subject to the receipt of consents and approvals from various governmental entities, which may impose conditions on, jeopardize or delay completion of the merger or reduce the anticipated benefits of the merger.

        Completion of the merger is conditioned upon the receipt of approvals or consents from FERC and the filing of certain notices with the ICC. The 30-day statutory waiting period for the notice filed with the ICC expired April 16, 2010 and we received, in orders issued on June 17, 2010, all necessary FERC approvals. Specifically, we have (i) approval for the merger under Section 203 of the Federal Power Act (the "FPA"); (ii) a declaratory order affirming that Section 305(a) of the FPA does not bar the AERG distribution; and (iii) approval under Section 204 of the FPA of the limited securities issuances and assumptions of liabilities necessary to effectuate the transaction. Intervenors may petition FERC for rehearing of these orders within 30 days of the date of the orders. Because the only protest to the FERC application was withdrawn, a rehearing request is not expected, however, that possibility cannot be foreclosed.

Ameren, as holder of all of the common stock of each of CIPS, CILCO and Illinois Power, effectively controls each of these three companies and may have interests in the merger that are different from, or in addition to, those of certain CIPS and Illinois Power preferred shareholders and these interests may influence Ameren's decision to approve and/or carry out the consummation of the merger.

        While we believe that the merger will provide substantial benefits to our shareholders, customers and the communities we serve, Ameren, as holder of all of the common stock of each of CIPS, CILCO and Illinois Power, may recognize a greater number of benefits than other shareholders. The merger of CIPS, CILCO and Illinois Power is part of a series of transactions by which Ameren will affect its plan of internal reorganization the principal purposes of which are (i) to merge CIPS, CILCO and Illinois Power into a single entity and (ii) to consolidate its merchant electric generation businesses. As a result of the merger, Ameren may receive certain benefits that CIPS, CILCO and Illinois Power preferred shareholders will not. For a description of the background to, and reasons for, the merger, see "The Merger—Background of the Merger" beginning on page 26 and "The Merger—Reasons for the Merger" beginning on page 27. Also, because Ameren controls each of CIPS, CILCO and Illinois Power, it could unilaterally cause the companies to agree to amend or waive any provision of the merger agreement or to terminate the merger agreement if Ameren determines that the merger, the merger agreement or any of its provisions are no longer beneficial to Ameren.

Other Risks Relating to CIPS, CILCO and Illinois Power

The electric and gas rates that CIPS, CILCO and Illinois Power are allowed to charge are determined through regulatory proceedings and are subject to legislative actions, which are largely outside of their control. Any such events that prevent CIPS, CILCO or Illinois Power from recovering their respective costs or from earning appropriate returns on their investments could have a material adverse effect on future results of operations, financial position and liquidity.

        The rates that CIPS, CILCO and Illinois Power are allowed to charge for their utility services significantly influence the results of operations, financial position and liquidity of these companies. The electric and natural gas utility industry is highly regulated. The utility rates charged to CIPS, CILCO and Illinois Power customers are determined, in large part, by governmental entities, including the ICC and FERC. Decisions by these entities are influenced by many factors, including the cost of providing service, the prudence of expenditures, the quality of service, regulatory staff knowledge and experience, economic conditions, public policy and social and political views, and are largely outside of our control. Decisions made by these governmental entities regarding rates, as well as the regulatory lag involved in filing and getting new rates approved, could have a material adverse effect on results of operations, financial position and liquidity.

        CIPS, CILCO and Illinois Power electric and gas utility rates are typically established in regulatory proceedings that take up to 11 months to complete. Rates established in those proceedings are primarily based on historical costs and revenues and they include an allowed return on investments by the regulator.

        CIPS, CILCO and Illinois Power, and the industry as a whole, are going through a period of rising costs and investments. The fact that rates at CIPS, CILCO and Illinois Power are primarily based on historical costs and revenues means that these companies may not be able to earn the allowed return established by their regulators and could result in deferral or elimination of planned capital investments. As a result, CIPS, CILCO and Illinois Power expect to file rate cases frequently. A period of increasing rates for our customers, especially during weak economic times, could result in additional regulatory and legislative actions, as well as competitive and political pressures, that could have a material adverse effect on our results of operations, financial position and liquidity.

CIPS, CILCO and Illinois Power are subject to various environmental laws and regulations that require significant capital expenditures or could result in closure of facilities, could increase our operating costs, and could adversely influence or limit our results of operations, financial position and liquidity or expose us to environmental fines and liabilities.

        CIPS, CILCO and Illinois Power are subject to various environmental laws and regulations enforced by federal, state and local authorities. From the beginning phases of siting and development to the ongoing operation of existing or new transmission and distribution facilities, natural gas storage facilities, natural gas transmission and distribution facilities and, with respect to CILCO (through AERG), electric generating facilities, our activities involve compliance with diverse laws and regulations. These laws and regulations address noise, emissions, impacts to air, land and water, protected and cultural resources (such as wetlands, endangered species, and archeological and historical resources), and chemical and waste handling. Complex and lengthy processes are required to obtain approvals, permits, or licenses for new, existing or modified facilities. Additionally, the use and handling of various chemicals or hazardous materials (including wastes) requires release prevention plans and emergency response procedures.

        Compliance with environmental laws and regulations can require significant capital expenditures and operating costs. Periodically, environmental statutes and regulations are amended and new statutes and regulations are adopted that impose new or modified obligations on our facilities and operations. Actions required to ensure that our facilities and operations are in compliance with environmental laws and regulations could be prohibitively expensive. As a result, we could be required to close or alter the operation of our facilities, which could have an adverse effect on our results of operations, financial position and liquidity.

        Failure to comply with environmental laws and regulations may also result in the imposition of fines, penalties and injunctive measures affecting operating assets. We are also subject to liability under environmental laws for the remediation of environmental contamination of property now or formerly owned by us or by our predecessors, as well as property contaminated by hazardous substances that we generated. Such sites include manufactured gas plant sites and third-party sites, such as landfills. Additionally, private individuals may seek to enforce environmental laws and regulations against us and could allege injury from exposure to hazardous materials.

        CIPS, CILCO and Illinois Power also may be subject to risks in connection with changing or conflicting interpretations of existing laws and regulations. The U.S. Environmental Protection Agency (the "EPA") is engaged in an enforcement initiative targeted at coal-fired power plants in the United States to determine whether those power plants failed to comply with the requirements of the new source review ("NSR") provisions and new source performance standards ("NSPS") provisions under the Clean Air Act when the plants implemented modifications. Failure to comply with the NSR and NSPS provisions under the Clean Air Act can result in increased capital expenditures for the installation of control technology, increased operations and maintenance expenses and fines or penalties.

        CILCO (through AERG), has incurred and expects to incur significant costs related to environmental compliance and site remediation. New environmental regulations, voluntary compliance guidelines, enforcement initiatives or legislation could result in a significant increase in capital expenditures and operating costs, decreased revenues, increased financing requirements, penalties or closure of facilities for AERG. CILCO is unable to predict the ultimate impact of these matters on its results of operations, financial position and liquidity.

Future limitations on greenhouse gas emissions would likely require CILCO (through AERG) to incur significant increases in capital expenditures and operating costs, which, if excessive, could result in the closures of coal-fired generating plants, impairment of assets, or otherwise materially adversely affect its results of operations, financial position and liquidity.

        Initiatives to limit greenhouse gas emissions and to address climate change are subject to active consideration in the U.S. Congress. In June 2009, the U.S. House of Representatives passed energy legislation entitled "The American Clean Energy and Security Act of 2009" that, if enacted, would establish an economy-wide cap-and-trade program. The overarching goal of this proposed cap-and-trade program is to reduce greenhouse gas emissions from capped sources, including coal-fired electric generation units, to 3% below 2005 levels by 2012, 17% below 2005 levels by 2020, 42% below 2005 levels by 2030 and 83% below 2005 levels by the year 2050. In September 2009, climate change legislation entitled "The Clean Energy Jobs and American Power Act" was introduced in the U.S. Senate that was similar to the climate change bill passed by the U.S. House of Representatives in June 2009, although it proposes a slightly greater reduction in greenhouse gas emissions in the year 2020 and grants fewer emission allowances to the electricity sector. In May 2010 climate change legislation entitled the "American Power Act" was introduced in the U.S. Senate that also was similar to the climate change bill passed by the U.S. House of Representatives, but would require emission reductions from the electric generation industry to start one year later and at an initially higher rate. Under the three proposed pieces of legislation, large sources of carbon dioxide ("CO2") emissions will be required to obtain and retire an allowance for each ton of CO2 emitted. The allowances may be allocated to the sources without cost, sold to the sources through auctions or other mechanisms, or traded among parties. "The Clean Energy Jobs and American Power Act" was voted out of committee in November 2009. The reduction of greenhouse gas emissions has been identified as a high priority by President Obama's administration. Although we cannot predict the date of enactment or the requirements of any future climate change legislation or regulations, we believe it is possible that some form of federal legislation or regulations to control emissions of greenhouse gases will become law during the current administration.

        Potential impacts from climate change legislation could vary, depending upon proposed CO2 emission limits, the timing of implementation of those limits, the method of distributing allowances, the degree to which offsets are allowed and available and provisions for cost containment measures, such as a "safety valve" provision that provides a maximum price for emission allowances. CILCO's (through AERG) emissions of greenhouse gases vary among its generating facilities, but coal-fired power plants are significant sources of CO2, a principal greenhouse gas. Our analysis shows that if either of the three proposed climate change bills were enacted into law in its current form, household costs and rates for electricity could rise significantly. The burden could fall particularly hard on electricity consumers and upon the economy in the Midwest because of the region's reliance on electricity generated by coal-fired power plants. Natural gas emits about half the amount of CO2 that coal emits when burned to produce electricity. As a result, economy-wide shifts favoring natural gas as a fuel source for electricity generation also could affect the cost of heating for our utility customers and many industrial processes. We believe that wholesale natural gas costs could rise significantly as well. Higher costs for energy could contribute to reduced demand for electricity and natural gas.

        Additional requirements to control greenhouse gas emissions and address global climate change may also arise pursuant to the Midwest Greenhouse Gas Reduction Accord, an agreement signed by the governors of Illinois, Iowa, Kansas, Michigan, Wisconsin and Minnesota to develop a strategy to achieve energy security and to reduce greenhouse gas emissions through a cap-and-trade mechanism. The advisory group to the Midwest governors provided draft final recommendations on the design of a greenhouse gas reduction program in June 2009, and finalized their recommendations and issued a model rule in May 2010. The recommendations have not been endorsed or approved by the state governors. It is uncertain whether legislation to implement the recommendations will be implemented or passed by any of the states, including Illinois.

        With regard to the control of greenhouse gas emissions under federal regulation, in 2007, the U.S. Supreme Court issued a decision finding that the EPA has the authority to regulate CO2 and other greenhouse gases from automobiles as "air pollutants" under the Clean Air Act. This decision required the EPA to determine whether greenhouse gas emissions may reasonably be anticipated to endanger public health or welfare, or, in the alternative, to provide a reasonable explanation as to why greenhouse gas emissions should not be regulated. In December 2009, in response to the decision of the U.S. Supreme Court, the EPA issued its "endangerment finding" determining that greenhouse gas emissions, including CO2, endanger human health and welfare and that emissions of greenhouse gases from motor vehicles contribute to that endangerment. On April 1, 2010, the EPA and U.S. Department of Transportation issued final rules requiring car makers to meet a new greenhouse gas emission standard for model year 2012 motor vehicles. The EPA also issued a determination on March 29, 2010 that the earliest time that certain air permitting programs would apply to GHG emissions from stationary emission sources would be January 2011, which is the earliest that GHG emission requirements would take effect for the model year 2012 motor vehicles. As a result of these actions, we will be required to consider the emissions of greenhouse gas in any air permit application submitted by us or pending after January 1, 2011.

        Recognizing the difficulties presented by regulating at once virtually all emitters of greenhouse gases, the EPA proposed in September 2009 and finalized in May 2010 new regulations known as the

"tailoring rule," that would establish new higher thresholds for regulating greenhouse gas emissions from stationary sources, such as power plants. Sources that already have an operating permit would have greenhouse gas-specific provisions added to their permits upon renewal. Currently, all CILCO's (through AERG) power plants have operating permits that may be modified when they are renewed to address greenhouse gas emissions. The tailoring rule also sets a new applicability threshold for subjecting stationary sources to the requirements of the NSR program for greenhouse gas emissions and a new emissions threshold for determining when modifications at such stationary sources would require the source to obtain a permit and to implement control technology to address greenhouse gas emissions. Legal challenges to all of the EPA's greenhouse gas rules are expected.

        Future federal and state legislation or regulations that mandate limits on the emission of greenhouse gases would result in significant increases in capital expenditures and operating costs, which, in turn, could lead to increased liquidity needs and higher financing costs. Moreover, to the extent we request recovery of these costs through rates, our regulators might deny some or all of, or defer timely recovery of, these costs. Excessive costs to comply with future legislation or regulations might force CILCO (through AERG) to close some coal-fired facilities and could lead to possible impairment of assets and reduced revenues. As a result, mandatory limits could have a material adverse impact on CILCO's (through AERG) results of operations, financial position and liquidity.

The construction of, and capital improvements to CIPS', CILCO's and Illinois Power's electric and gas utility infrastructure as well as to CILCO's (through AERG) merchant generation facilities involve substantial risks. These risks include escalating costs, unsatisfactory performance by the projects when completed, the inability to complete projects as scheduled, cost disallowances by regulators and the inability to earn a reasonable rate of return on invested capital at CIPS, CILCO and Illinois Power, any of which could result in higher costs and the closure of facilities.

        Over the next five years, CIPS, CILCO and Illinois Power will incur significant capital expenditures to comply with environmental regulations and to make investments in their electric and gas utility infrastructure and, with respect to CILCO (through AERG), in its merchant generation facilities. CIPS, CILCO and Illinois Power estimate that they could incur up to $555 million, $580 million and $1.1 billion, respectively, of capital expenditures during the period 2010 through 2014. These expenses include construction expenditures, capitalized interest or allowance for funds used during construction and compliance with environmental standards. Construction costs as well as the cost of capital have escalated in recent years and are expected to either stay at current levels or escalate further.

        Investments in CIPS', CILCO's and Illinois Power's regulated operations are expected to be recoverable from ratepayers, but are subject to prudence reviews and regulatory lag. The recoverability of amounts expended in CILCO's (through AERG) merchant generation operations will depend on whether market prices for power adjust to reflect increased costs for generators.

        The ability of CIPS, CILCO and Illinois Power to complete facilities under construction successfully, and to complete future projects within established estimates, is contingent upon many variables and subject to substantial risks. These variables include, but are not limited to, project management expertise and escalating costs for materials, labor and environmental compliance. Delays in obtaining permits, shortages in materials and qualified labor, suppliers and contractors who do not perform as required under their contracts, changes in the scope and timing of projects, the inability to raise capital on favorable terms, or other events beyond our control may occur that may materially affect the schedule, cost and performance of these projects. With respect to capital spent for pollution control equipment, there is a risk that CILCO's (through AERG) electric generating plants will not be permitted to continue to operate if pollution control equipment is not installed by prescribed deadlines or does not perform as expected. Should any such construction efforts be unsuccessful, CIPS, CILCO and Illinois Power could be subject to additional costs and to the loss of their investment in the project or facility. CIPS, CILCO and Illinois Power may also be required to purchase electricity for their customers until the projects are completed. All of these risks may have a material adverse effect on CIPS', CILCO's and Illinois Power's results of operations, financial position and liquidity.

Our counterparties may not meet their obligations to us.

        We are exposed to the risk that counterparties to various arrangements who owe us money, energy, coal or other commodities or services will not be able to perform their obligations or, with respect to our credit facility, will fail to honor their commitments. Should the counterparties to commodity arrangements fail to perform, we might be forced to replace or to sell the underlying commitment at then-current market prices. Should the lenders under our credit facility fail to perform, the level of borrowing capacity under those arrangements would decrease unless we were able to find replacement lenders to assume the nonperforming lender's commitment. In such an event, we might incur losses, or our results of operations, financial position and liquidity could otherwise be adversely affected.

        Certain of Ameren's other subsidiaries have obligations to CIPS, CILCO and Illinois Power as a result of transactions involving energy, coal, other commodities and services and as a result of hedging transactions. If one subsidiary failed to perform under any of these arrangements, CIPS, CILCO or Illinois Power might incur losses. Our results of operations, financial position and liquidity could be adversely affected, resulting in CIPS, CILCO or Illinois Power being unable to meet their obligations, including to unrelated third parties.

Increasing costs associated with our defined benefit and postretirement plans, health care plans and other employee-related benefits could materially adversely affect our results of operations, financial position and liquidity.

        Ameren offers defined benefit and postretirement plans that cover substantially all employees of CIPS, CILCO and Illinois Power. Assumptions related to future costs, returns on investments, interest rates, and other actuarial matters have a significant impact on our earnings and funding requirements. Ameren expects to fund its pension plans at a level equal to the greater of the pension expense or the legally required minimum contribution. Considering Ameren's assumptions at December 31, 2009, its investment performance in 2009 and through March 31, 2010, and its pension funding policy, Ameren expects to make annual contributions of $75 million to $225 million in each of the next five years, with aggregate estimated contributions of $740 million. We expect CIPS', CILCO's and Illinois Power's portion of the future funding requirements to be 6%, 9% and 10%, respectively. These amounts are estimates. They may change with actual investment performance, changes in interest rates, changes in our assumptions, any pertinent changes in government regulations and any voluntary contributions.

        In addition to the costs of the retirement plans, the costs of providing health care benefits to employees and retirees have increased in recent years. We believe that our employee benefit costs, including costs of health care plans for our employees and former employees, will continue to rise. The increasing costs and funding requirements associated with our defined benefit retirement plans, health care plans, and other employee benefits could increase our financing needs and otherwise materially adversely affect our results of operations, financial position and liquidity.

CIPS', CILCO's and Illinois Power's transmission and distribution facilities and CILCO's (through AERG) electric generating facilities are subject to operational risks that could materially adversely affect results of operations, financial position and liquidity.

        CIPS', CILCO's, Illinois Power's and AERG's financial performance depends on the successful operation of electric generating, transmission and distribution facilities. Operation of these facilities involves many risks, including:

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  facility shutdowns due to operator error or a failure of equipment or processes;

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  longer-than-anticipated maintenance outages;

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  disruptions in the delivery of fuel or lack of adequate inventories;

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  lack of water for cooling plant operations;

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  labor disputes;

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  inability to comply with regulatory or permit requirements, including those relating to environmental contamination;

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  disruptions in the delivery of electricity, including impacts on us or our customers;

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  handling and storage of fossil-fuel combustion waste products, such as coal ash;

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  unusual or adverse weather conditions, including severe storms, droughts, and floods;

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  a workplace accident that might result in injury or loss of life, extensive property damage, or environmental damage;

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  information security risk, such as a breach of systems where sensitive utility customer data and account information are stored;

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  catastrophic events such as fires, explosions, pandemic health events, or other similar occurrences; and

  •
  other unanticipated operations and maintenance expenses and liabilities.

Our natural gas distribution and storage activities involve numerous risks that may result in accidents and other operating risks and costs that could materially adversely affect our results of operations, financial position and liquidity.

        Inherent in our natural gas distribution and storage activities are a variety of hazards and operating risks, such as leaks, accidental explosions and mechanical problems, which could cause substantial financial losses. In addition, these risks could result in serious injury to employees and nonemployees, loss of human life, significant damage to property, environmental pollution and impairment of our operations, which in turn could lead to substantial losses to us. In accordance with customary industry practice, we maintain insurance against some, but not all, of these risks and losses. The location of distribution lines and storage facilities near populated areas, including residential areas, commercial business centers, industrial sites and other public gathering places, could increase the level of damages resulting from these risks. The occurrence of any of these events not fully covered by insurance could materially adversely affect our results of operations, financial position and liquidity.

CILCO's (through AERG) electric generating facilities must compete for the sale of energy and capacity, which exposes them to price risks.

        All of CILCO's (through AERG) generating facilities compete for the sale of energy and capacity in the competitive energy markets.

        To the extent that electricity generated by these facilities is not under a fixed-price contract to be sold, the revenues and results of operations of AERG generally depend on the prices that can be obtained for energy and capacity in Illinois and adjacent markets.

        Market prices for energy and capacity may fluctuate substantially, sometimes over relatively short periods of time, and at other times experience sustained increases or decreases. Demand for electricity and fuel can fluctuate dramatically, creating periods of substantial under- or over-supply. During periods of over-supply, prices might be depressed. Also, at times legislators or regulators with jurisdiction over wholesale and retail energy commodity and transportation rates may impose price limitations, bidding rules and other mechanisms to address volatility and other issues in these markets.

        For power products sold in advance, contract prices are influenced both by market conditions as well as the contract terms such as damage provisions, credit support requirements and the number of available counterparties interested in contracting for the desired forward period. Depending on differences between market factors at the time of contracting versus current conditions, the contract portfolio of Ameren Energy Marketing Company, a indirect wholly owned subsidiary of Ameren that markets power for AERG, may have average contract prices greater than or less than current market prices, including at the expiration of the contracts, which could significantly affect CILCO's (through AERG) results of operations, financial condition and liquidity.

        Among the factors that could influence such prices (all of which are beyond our control to a significant degree) are:

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  current and future delivered market prices for natural gas, fuel oil, and coal, and related transportation costs;

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  current and forward prices for the sale of electricity;

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  the extent of additional supplies of electric energy from current competitors or new market entrants;

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  the regulatory and market structures developed for evolving Midwest energy markets;

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  changes enacted by the Illinois legislature, the ICC, the Illinois Power Agency or other government agencies with respect to power procurement procedures;

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  the potential for reregulation of generation in some states;

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  future pricing for, and availability of, services on transmission systems, and the effect of regional transmission organizations and export energy transmission constraints, which could limit our ability to sell energy in our markets;

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  the growth rate in electricity usage as a result of population changes, regional economic conditions, and the implementation of energy-efficiency programs;

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  climate conditions in the Midwest market and major natural disasters; and

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  environmental laws and regulations.

Our energy risk management strategies may not be effective in managing fuel and electricity procurement and pricing risks, which could result in unanticipated liabilities or increased volatility in our earnings and cash flows.

        We are exposed to changes in market prices for natural gas, fuel, electricity, emission allowances and transmission congestion. Prices for natural gas, fuel, electricity and emission allowances may fluctuate substantially over relatively short periods of time, and at other times experience sustained increases or decreases, and expose us to commodity price risk. We use short-term and long-term purchase and sales contracts in addition to derivatives such as forward contracts, futures contracts, options and swaps to manage these risks. We attempt to manage our risk associated with these activities through enforcement of established risk limits and risk management procedures. We cannot ensure that these strategies will be successful in managing our pricing risk or that they will not result in net liabilities because of future volatility in these markets.

        Although we routinely enter into contracts to hedge our exposure to the risks of demand and changes in commodity prices, we do not hedge the entire exposure of our operations from commodity price volatility. Furthermore, our ability to hedge our exposure to commodity price volatility depends on liquid commodity markets. To the extent that commodity markets are illiquid, we may not be able to execute our risk management strategies, which could result in greater unhedged positions than we would prefer at a given time. To the extent that unhedged positions exist, fluctuating commodity prices can adversely affect our results of operations, financial position and liquidity.

Our facilities are considered critical energy infrastructure and may therefore be targets of acts of terrorism.

        Like other electric and natural gas utilities and other merchant electric generators, our power generation plants, fuel storage facilities and transmission and distribution facilities may be targets of terrorist activities that could result in disruption of our ability to produce or distribute some portion of our energy products. Any such disruption could result in a significant decrease in revenues or significant additional costs for repair, which could have a material adverse effect on our results of operations, financial position and liquidity.

Our businesses are dependent on our ability to access the capital markets successfully. We may not have access to sufficient capital in the amounts and at the times needed.

        We use short-term and long-term debt as a significant source of liquidity and funding for capital requirements not satisfied by our operating cash flow, including requirements related to future environmental compliance. As a result of rising costs and increased capital and operations and maintenance expenditures, coupled with near-term regulatory lag, we expect to continue to rely on short-term and long-term debt financing. CIPS, CILCO and Illinois Power intend to replace or extend their credit facility agreement during 2010. The inability to raise debt or equity capital on favorable terms, or at all, particularly during times of uncertainty in the capital markets, could negatively affect our ability to maintain and to expand our businesses. Our current credit ratings cause us to believe that we will continue to have access to the capital markets. However, events beyond our control, such as the extreme volatility and disruption in global debt or equity capital and credit markets that occurred in 2008 and continued into 2009, may create uncertainty that could increase our cost of capital or impair, or eliminate, our ability to access the debt, equity or credit markets, including the ability to draw on our bank credit facility. Any adverse change in CIPS', CILCO's or Illinois Power's credit ratings may reduce access to capital and trigger additional collateral postings and prepayments. Such changes may also increase the cost of borrowing and fuel, power and gas supply, among other things, which could have a material adverse effect on our results of operations, financial position and liquidity. CIPS, CILCO and Illinois Power rely, in part, on Ameren for access to capital. Circumstances that limit Ameren's access to capital, including those relating to its other subsidiaries, could impair its ability to provide CIPS, CILCO and Illinois Power with needed capital.

Failure to retain and attract key officers and other skilled professional and technical employees could have an adverse effect on our operations.

        Our businesses depend upon our ability to employ and retain key officers and other skilled professional and technical employees. A significant portion of our work force is nearing retirement, including many employees with specialized skills such as maintaining and servicing our electric and natural gas infrastructure and operating our generating units. Our inability to retain and recruit qualified employees could adversely affect our results of operations.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This information statement/prospectus, including the attached annexes, contains "forward-looking" statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may include, without limitation, statements relating to:

  •
  regulatory or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the outcome of any rehearings or appeals related to the CIPS, CILCO and Illinois Power rate order, and future rate proceedings or legislative actions that seek to limit or reverse rate increases;

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  the effects of, or changes to, the Illinois power procurement process;

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  changes in laws and other governmental actions, including monetary and fiscal policies;

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  changes in laws or regulations that adversely affect the ability of electric distribution companies, including CIPS, CILCO and Illinois Power, and other purchasers of wholesale electricity to pay their suppliers, including Ameren Energy Marketing Company;

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  the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as occurred when the electric rate freeze and power supply contracts expired in Illinois at the end of 2006;

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  the effects on demand for our services resulting from technological advances, including advances in energy efficiency and distributed generation sources, which generate electricity at the site of consumption;

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  increasing capital expenditure and operating expense requirements and our ability to recover these costs in a timely fashion in light of regulatory lag;

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  the effects of participation in the Midwest Independent Transmission System Operator, Inc.;

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  the cost and availability of fuel such as coal used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

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  the effectiveness of our risk management strategies and the use of financial and derivative instruments;

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  prices for power in the Midwest, including forward prices;

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  business and economic conditions, including their impact on interest rates, bad debt expense and demand for our products;

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  disruptions of the capital markets or other events that make the Ameren companies' (including CIPS, CILCO and Illinois Power) access to necessary capital, including short-term credit and liquidity, impossible, more difficult or more costly;

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  our assessment of our liquidity;

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  the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

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  actions of credit rating agencies and the effects of such actions;

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  the impact of weather conditions and other natural phenomena on us and our customers;

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  the impact of system outages;

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  generation plant construction, installation and performance;

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  impairments of long-lived assets or goodwill;

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  the effects of strategic initiatives, including other mergers, acquisitions and divestitures;

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  the impact of current environmental regulations on utilities and power generating companies and the expectation that more stringent requirements, including those related to greenhouse gases and energy efficiency, will be enacted over time, which could limit, or terminate, the operation of certain of our generating units, increase our costs, reduce our customers' demand for electricity or natural gas or otherwise have a negative financial effect;

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  labor disputes, work force reductions, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

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  the inability of our counterparties and affiliates to meet their obligations with respect to contracts, credit facilities and financial instruments;

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  the cost and availability of transmission capacity for the energy generated by CILCO (AERG) facilities or required to satisfy energy sales made by CIPS, CILCO and Illinois Power;

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  legal and administrative proceedings;

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  acts of sabotage, war, terrorism, or intentionally disruptive acts;

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  conditions to, and the timetable for, completion of the merger and the other transactions contemplated in connection with the merger, and the associated transaction costs;

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  the expected benefits of the merger to the surviving corporation's business;

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  the value of the shares of Ameren Illinois preferred stock issued as a result of the merger; and

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  our expectations with regards to business, operations and financial effects on the surviving corporation.

        These statements involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" beginning on page 14. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "intend," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," or the negative of such terms or other comparable terminology.

        Although we believe we have been prudent in our plans and assumptions, there can be no assurance that indicated results will be realized. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from those anticipated. We caution you not to place significant reliance on these forward-looking statements, which speak only as of the date of this information statement/prospectus, and we undertake no obligation to update or revise these statements.

 THE MERGER

        The following discussion is subject to and qualified in its entirety by reference to the merger agreement attached as Annex A. The merger agreement is the legal document that governs the merger and we encourage you to read carefully the merger agreement in its entirety.

Structure of the Merger

        At the effective time of the merger, subject to the provisions of the merger agreement and in accordance with Illinois law, CILCO and Illinois Power will merge with and into CIPS, the surviving corporation, and the name of the surviving corporation will be changed to "Ameren Illinois Company." The separate legal existence of CILCO and Illinois Power will terminate upon the effectiveness of the merger.

Cancellation of CILCO and Illinois Power Common Stock

        At the effective time of the merger, each outstanding share of CILCO and Illinois Power common stock, all of which is owned by Ameren, will be canceled without payment of any consideration.

Conversion of IP Preferred Stock

        All IP preferred stock outstanding immediately prior to the effective time of the merger will be automatically converted into the IP preferred stock merger consideration in the following manner, except to the extent that IP preferred shareholders exercise their dissenters' rights, and except with respect to fractional shares as described below:

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  each share of IP 4.08% preferred stock will be converted into one-half of a share of Ameren Illinois 4.08% preferred stock;

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  each share of IP 4.20% preferred stock will be converted into one-half of a share of Ameren Illinois 4.20% preferred stock;

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  each share of IP 4.26% preferred stock will be converted into one-half of a share of Ameren Illinois 4.26% preferred stock;

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  each share of IP 4.42% preferred stock will be converted into one-half of a share of Ameren Illinois 4.42% preferred stock;

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  each share of IP 4.70% preferred stock will be converted into one-half of a share of Ameren Illinois 4.70% preferred stock; and

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  each share of IP 7.75% preferred stock will be converted into one-half of a share of Ameren Illinois 7.75% preferred stock.

        Prior to the merger, but after consenting to the merger, Ameren will contribute to the capital of Illinois Power, without the payment of any consideration, all of the IP preferred stock owned by Ameren.

        For a description of the rights, designations and preferences of each series of newly created Ameren Illinois preferred stock and a comparison of the rights you currently have as a holder of IP preferred stock and those you will have as a holder of Ameren Illinois preferred stock upon consummation of the merger, see "—Description of Material Terms of Ameren Illinois Preferred Stock" and "Description and Comparison of Rights of Holders of IP Preferred Stock and Ameren Illinois Preferred Stock" below, the form of post-merger articles of incorporation of Ameren Illinois attached as Annex C and the form of post-merger bylaws of Ameren Illinois attached as Annex D. For a description of your dissenters' rights, see "Questions and Answers About the Merger—Do I Have Dissenters' Rights or Appraisal Rights?" above, "Action by Written Consent in Lieu of Shareholder Meetings—Rights of Dissenting Shareholders" below and the information in Annex B.

 Treatment of CIPS Common and Preferred Stock

        All CIPS common and preferred stock outstanding immediately prior to the effective time of the merger will remain outstanding after the effective time of the merger, except to the extent that CIPS preferred shareholders exercise their dissenters' rights. See "Action by Written Consent in Lieu of Shareholder Meetings—Rights of Dissenting Shareholders" below.

Fractional Shares

        No fractional shares of Ameren Illinois preferred stock will be issued in the merger. Holders of IP preferred stock prior to the merger who would otherwise be entitled to receive a fraction of a share of Ameren Illinois preferred stock as a result of the merger will receive cash in lieu of such fractional shares. As soon as practicable after the effective time, a bank or trust company selected by CIPS (the "agent") will (i) determine the number of whole shares and fractional shares of Ameren Illinois preferred stock allocable to each holder of record of IP preferred stock as of the effective time, (ii) aggregate all such fractional shares of Ameren Illinois preferred stock into whole shares and sell the whole shares obtained thereby in open-market transactions, in each case, at then prevailing trading prices on behalf of holders who would otherwise be entitled to fractional share interests and (iii) distribute to each such holder such holder's ratable share of the cash proceeds (net of discounts and commissions) of such sale, based upon the average gross selling price per share of Ameren Illinois preferred stock of the relevant series, after making appropriate deductions for any amount required to be withheld for United States federal income tax purposes.

        The sales of fractional shares will occur as soon after the effective time of the merger as practicable and as determined by the agent. Neither CIPS nor the agent will guarantee any minimum sale price for the fractional shares of IP preferred stock. Neither CIPS nor the agent will pay any interest on the proceeds from the sale of fractional shares. The agent will have the sole discretion to select the broker-dealers through which to sell the aggregated fractional shares and to determine when, how and at what price to sell such shares. Neither the agent nor the broker-dealers through which the aggregated fractional shares are sold will be affiliates of CIPS.

Background of the Merger

        Ameren is implementing a plan of internal reorganization the principal purposes of which are (i) to merge CIPS, CILCO and Illinois Power into a single entity and (ii) to consolidate Ameren's merchant electric generation businesses.

        Under Ameren's current structure, each of CIPS, CILCO and Illinois Power separately operates a public utility business in Illinois. On April 12, 2010, the boards of directors of CIPS, CILCO and Illinois Power approved the merger agreement. Prior to the merger, the following actions will occur: (i) after consenting to the merger, Ameren will contribute to the capital of Illinois Power, without the payment of any consideration, all of the IP preferred stock owned by Ameren; (ii) CILCO will redeem all of its outstanding preferred stock; (iii) CIPS will redeem all of its 7.61% bonds; and (iv) CIPS' mortgage will be discharged. Under the terms of the CILCO articles of incorporation, CILCO may redeem any or all of the outstanding shares of its two outstanding series of preferred stock at any time and at the redemption price set for each series. The redemption price for the CILCO 4 1/2% preferred stock is $110 per share and for the CILCO 4.64% preferred stock is $102 per share, plus in each case accrued and unpaid dividends through the date of redemption. CILCO will give written notice by mail to the holders of record of its preferred stock at least 30 days, but no more than 60 days, prior to the date of redemption.

        Upon consummation of the merger of CIPS, CILCO and Illinois Power, Ameren's Illinois rate-regulated business, with the exception of AITC, which will remain a direct wholly owned subsidiary of Ameren, will be consolidated into a single entity, which, at such time, will be renamed "Ameren Illinois Company." As a result of the merger, in addition to the rate-regulated businesses of CILCO and Illinois Power, the surviving corporation will also acquire CILCO's merchant electric generation business, which operates through CILCO's wholly owned subsidiary, AERG.

        As one of a series of transactions that have been or will be taken to consolidate Ameren's merchant electric generation businesses, following the effective time of the merger, the surviving corporation will distribute all of its shares of AERG common stock to Ameren (the "AERG distribution") with the subsequent contribution by Ameren of all AERG common stock to Ameren Energy Resources Company, LLC ("Ameren Energy Resources Company"). As a condition to the AERG distribution, we must first receive a private letter ruling from the IRS substantially to the effect that the AERG distribution will qualify as a generally tax-free transaction for United States federal income tax purposes. We filed a request for a private letter ruling with the IRS on April 21, 2010. In the event that we have not received the ruling prior to the consummation of the merger, we reserve the right to consummate the AERG distribution without such ruling. See "The Agreement and Plan of Merger—Additional Agreements" and "The Agreement and Plan of Merger—Amendments and Waivers" below.

Reasons for the Merger

        Each of CIPS, CILCO and Illinois Power is a direct wholly owned (as to common stock) subsidiary of Ameren and operates a rate-regulated public utility in the State of Illinois. As described in "—Background of the Merger" above, upon the consummation of the merger, Ameren's entire Illinois rate-regulated business will be operated by Ameren Illinois, with the exception of AITC, which will remain a direct wholly owned subsidiary of Ameren. We believe that the merger will provide substantial benefits to our shareholders, customers and the communities we serve, including:

  •
  the consolidation of the three companies is expected to lower costs by an unquantifiable amount to be reflected in the surviving corporation's cost of service and to maximize efficiency through the realization of administrative synergies from the merger;

  •
  the surviving corporation will be able to simplify its financial reporting and, in so doing, realize administrative, accounting, operational and legal cost savings;

  •
  the number and complexity of state and federal regulatory filings will decrease as a result of the merger and the surviving corporation will be able to realize administrative and legal cost savings as a result;

  •
  the surviving corporation will benefit from lower operational costs with respect to tax reporting and project tracking and reporting;

  •
  the surviving corporation will better serve its customers by, among other things, consolidating billing and improving customer assistance services currently offered by CIPS, CILCO and Illinois Power;

  •
  the surviving corporation will be able to further consolidate its purchases of power and as a result reduce payments to the regional transmission organization in which it participates; and

  •
  the size and transparency resulting from the creation of a single entity to conduct the regulated Illinois utility operations should prove more efficient, as its financings will increase in size while decreasing in frequency, enabling Ameren Illinois to borrow on more favorable terms than CIPS, CILCO and Illinois Power could individually.

Regulatory Approvals Required for the Merger

        We must obtain approvals, consents or rulings from, make filings with or give notice to, certain United States federal and state regulatory authorities. The material United States federal and state regulatory approvals, consents, rulings and filings are described below, and are collectively referred to in this information statement/prospectus as the "required statutory approvals."

        The required statutory approvals, described in greater detail below, include approval of the merger and any needed authorization for the issuance of securities by FERC and the filing of certain notices with the ICC.

        Based on the current status of the regulatory approval process, the parties are working, assuming all other conditions to completion of the merger are satisfied, to complete the merger on or before October 1, 2010. If one or more regulatory agencies conduct hearings or proceedings or otherwise open an investigation, the closing of the merger may not occur until such date as such hearings or proceedings are conducted, if at all.

        A governmental agency could impose significant conditions to its approval resulting in additional costs on the business of the surviving corporation, including requiring the surviving corporation to share a disproportionate amount of the expected or achieved synergies of the merger with utility customers. Acceptance of any such conditions could diminish the benefits of the merger to the surviving corporation and result in additional costs, loss of revenue or other effects. Alternatively, rejection of such conditions could result in CIPS, CILCO and Illinois Power litigating with a governmental entity, which could delay the merger or cause the merger to be abandoned.

        As more fully described in "The Agreement and Plan of Merger—Termination" below, the merger agreement may be terminated by CIPS, CILCO or Illinois Power if the merger is not consummated on or before October 1, 2010. A party may not terminate the merger agreement if the cause of the merger not being completed is that party's failure to fulfill its obligations under the merger agreement.

        Federal Energy Regulatory Commission.    Each of CIPS, CILCO and Illinois Power currently is a public utility subject to the jurisdiction of FERC under the FPA. The application to FERC for approval of the merger and the AERG distribution addressed three provisions of the FPA.

        Section 203 of the FPA provides, in part, that no public utility shall, without first having secured an order of FERC authorizing it to do so, sell, lease or otherwise dispose of the whole of its facilities subject to FERC's jurisdiction, or any part thereof a value in excess of $10,000,000 or merge or consolidate, directly or indirectly, such facilities, or any part thereof, with those of any other person, by any means whatsoever. FERC will approve the merger if it finds that it will be consistent with the public interest. Consistent with this standard, FERC's Merger Policy Statement and the relevant filing requirements established by FERC regulations, FERC's approval of the merger will require the following four findings:

  •
  there will be no adverse effect on rates;

  •
  there will be no adverse effect on competition;

  •
  there will be no adverse effect on state or federal regulation of the applicants; and

  •
  the merger will not result in the cross-subsidization of a non-utility associate company or the pledge or encumbrance of utility assets for the benefit of an associate company, unless FERC finds such cross subsidization, pledge or encumbrance will be consistent with the public interest.

        Section 305(a) of the FPA provides that it shall be unlawful for any officer or director of any public utility to participate in the making or paying of any dividends of such public utility from any funds properly included in capital account.

        Section 204 of the FPA provides that no public utility shall issue any security, or assume any obligation or liability as guarantor, indorser, surety, or otherwise in respect of any security of another person, unless and until, and then only to the extent that, upon application by the public utility, FERC by order authorizes such issue or assumption of liability. FERC shall make such order only if it finds that such issue or assumption (a) is for some lawful object, within the corporate purposes of the applicant and compatible with the public interest, which is necessary or appropriate for or consistent with the proper performance by the applicant of service as a public utility and which will not impair its ability to perform that service and (b) is reasonably necessary or appropriate for such purposes.

        CIPS, CILCO and Illinois Power filed their joint application for FERC approval on March 15, 2010. The FERC application contained: (1) a request for approval of the merger and the AERG distribution under Section 203; (2) a petition for a declaratory order that Section 305(a) does not bar the AERG distribution; and (3) a request for approval of the limited securities issuances and assumption of liabilities described herein as necessary to effectuate the merger.

        We received, in orders issued on June 17, 2010, all necessary FERC approvals. Specifically, we have (i) approval for the merger under Section 203 of the FPA; (ii) a declaratory order affirming that Section 305(a) of the FPA does not bar the AERG distribution; and (iii) approval under Section 204 of the FPA of the limited securities issuances and assumptions of liabilities necessary to effectuate the transaction. Intervenors may petition FERC for rehearing of these orders within 30 days of the date of the orders. Because the only protest to the application was withdrawn, a rehearing request is not expected, however, that possibility cannot be foreclosed. Consistent with FERC precedent under Section 305(a) of the FPA, as an additional safeguard against excessive dividends being issued out of a utility, Ameren has committed to maintain a minimum 30-percent equity capital structure at Ameren Illinois following the merger and the AERG distribution. FERC accepted that commitment in finding that the AERG distribution is not barred by Section 305(a) of the FPA.

        Illinois Commerce Commission.    CIPS, CILCO and Illinois Power submitted individual notices to the ICC on March 15, 2010. Under Illinois law, the consummation of the merger must be at least 30 days after the filing. This 30-day statutory waiting period expired April 16, 2010.

Description of Material Terms of Ameren Illinois Preferred Stock

        General.    The following statements describing preferred stock of Ameren Illinois are not intended to be a complete description but rather are a summary of certain preferences, privileges, restrictions and distinguishing characteristics relating to the Ameren Illinois preferred stock that will be issued and outstanding following the effective time of the merger, which includes both the currently outstanding CIPS preferred stock that will remain outstanding as Ameren Illinois preferred stock and the newly created series of Ameren Illinois preferred stock that will constitute the IP preferred stock merger consideration. For additional information, please read carefully the post-merger articles of incorporation attached as Annex C, the post-merger bylaws attached as Annex D and the relevant provisions of the IBCA.

        Ameren Illinois' authorized preferred stock will be divided into two classes: 2,600,000 shares of the cumulative preferred stock without par value (the "Ameren Illinois no par preferred stock"), issuable in series, of which, at the effective time of the merger, no shares will be outstanding; and 2,000,000 shares of the cumulative preferred stock, par value $100 per share (the "Ameren Illinois $100 par value preferred stock"), issuable in series. At the effective time of the merger, the six outstanding series of CIPS preferred stock will remain outstanding as six series of Ameren Illinois preferred stock totaling up to 500,000 shares of preferred stock and the six outstanding series of IP preferred stock will be converted into six series of Ameren Illinois $100 par value preferred stock totaling up to 124,874 shares of such preferred stock. When used in this information statement/prospectus, the term "preferred stock," unless the context indicates otherwise, means all the authorized shares of Ameren Illinois no par preferred stock and the Ameren Illinois $100 par value preferred stock, whether outstanding immediately following the effective time of the merger or thereafter issued.

        Issuance in Series; Rank.    The authorized but unissued shares of preferred stock may be issued in one or more series from time to time upon such terms and in such manner, with such variations as to dividend rates (which may be fixed or variable), dividend periods and payment dates, the prices at which, and the terms and conditions on which, shares may be redeemed or repurchased, and sinking fund provisions, if any, as may be determined by the Ameren Illinois board of directors. Except for such characteristics, as to which the Ameren Illinois board of directors has discretion, all series of the Ameren Illinois $100 par value preferred stock rank equally and are alike in all respects. Except for such characteristics and the amount payable upon Ameren Illinois' liquidation, dissolution or winding up, the stated value and the terms and conditions, if any, upon which shares may be converted, as to which the Ameren Illinois board of directors has discretion, all series of the Ameren Illinois no par preferred stock rank equally and are alike in all respects. The aggregate stated value of the issued and outstanding Ameren Illinois no par preferred stock shall not exceed $65,000,000 at any time. See the table under "—Ameren Illinois Preferred Stock Issued Pursuant to the Merger" below for the designation and capitalization of each series of Ameren Illinois preferred stock that will constitute the IP preferred stock merger consideration.

        Dividend Rights.    Holders of preferred stock are entitled to receive in respect of each share held, from (and including) the date of issue thereof, cumulative dividends on the par or stated value thereof at the rate or rates applicable thereto, and no more, in preference to Ameren Illinois common stock without par value ("common stock"), payable quarterly or for such other periods as may be fixed by the Ameren Illinois board of directors, when and as declared by the Ameren Illinois board of directors out of any surplus or net profits of Ameren Illinois legally available for such purpose. No dividend may be paid on or set apart for any share of preferred stock in respect of a dividend period unless, at the same time, there shall be paid on or set apart for all shares of such stock then outstanding and having a dividend period ending on the same date, dividends in such an amount that the holders of all such shares of such stock shall receive or have set apart for them a uniform percentage of the full dividend to which they are respectively entitled and unless all dividends on the preferred stock, for all preceding dividend periods, have been fully paid or declared and funds set apart for the payment thereof. Further, no dividend may be paid on or set apart for any share of preferred stock unless all amounts required to be paid and set aside for any sinking fund for the redemption or purchase of shares of any series of preferred stock outstanding, with respect to all preceding sinking fund dates, have been paid or set aside in accordance with the terms of such series of preferred stock. See the table under "—Ameren Illinois Preferred Stock Issued Pursuant to the Merger" below for the dividend rate on the shares of each series of Ameren Illinois preferred stock that will constitute the IP preferred stock merger consideration.

        Sinking Fund or Purchase Fund Provision.    No sinking fund redemptions or purchases in respect of shares of Ameren Illinois preferred stock may be made, or funds set aside for such purposes, unless dividends on all shares of preferred stock of any series for all past dividend periods shall have been made in full or declared and funds set apart for their payment.

        Voting Rights.    Under Illinois law, each share of preferred stock is entitled to one vote on each matter voted on at all meetings of shareholders, with the right of cumulative voting in the election of directors and the right to vote as a class on certain questions. The post-merger articles of incorporation give holders of the preferred stock certain special voting rights with respect to specified corporate actions, including certain amendments to Ameren Illinois' articles of incorporation, the issuance of preferred stock ranking senior to, or equally with, existing preferred shares, the issuance or assumption of certain unsecured indebtedness, and mergers, consolidations or sales or leases of all or substantially all of Ameren Illinois' assets. See "—Restrictions on Certain Corporate Actions" below.

        Liquidation Rights.    In the event of any liquidation, dissolution or winding up (voluntary or involuntary) of Ameren Illinois, holders of preferred stock are entitled to receive an amount equal to the aggregate par or stated value of their shares and any unpaid accrued dividends thereon, before any payment or distribution is made to the holder of common stock of Ameren Illinois. Each series of preferred stock otherwise ranks on a parity with each other series as to liquidation rights. See the table under "—Ameren Illinois Preferred Stock Issued Pursuant to the Merger" below for the liquidation value of the shares of each series of Ameren Illinois preferred stock that will constitute the IP preferred stock merger consideration.

        Common Stock of Ameren Illinois.    The Ameren Illinois board of directors may not declare or pay dividends on common stock of Ameren Illinois unless all accrued and unpaid dividends on all series of Ameren Illinois preferred stock have been paid or declared.

        Restrictions on Certain Corporate Actions.    The post-merger articles of incorporation will provide that, so long as any preferred stock is outstanding, Ameren Illinois shall not, without a two-thirds vote of each class of the preferred stock (the Ameren Illinois $100 par value preferred stock and the Ameren Illinois no par preferred stock each voting separately as a class), unless the retirement of such stock is provided for, (1) amend the post-merger articles of incorporation of Ameren Illinois to create any prior ranking stock or security convertible into such stock, or issue any such stock or convertible security, (2) change the terms and provisions of the preferred stock so as to affect adversely the holders' rights or preferences, except that the requisite vote of holders of at least two-thirds of the total number of the shares of only the class or series (if less than all series) so affected shall be required or (3) issue any shares of preferred stock or of equal ranking stock, or any securities convertible into shares of such stock, except to redeem, retire or in exchange for an equal amount thereof, unless (a) the gross income of Ameren Illinois available for interest for a 12-month period ending within the 15 months next preceding such issuance was at least 1 1/2 times the sum of (i) one year's interest (adjusted by provision for amortization of debt discount and expense or of premium, as the case may be) on all funded debt and notes of Ameren Illinois maturing more than 12 months after the date of issue of such shares or convertible securities that will be outstanding at such date and (ii) one year's dividends on the preferred stock and all equal or prior ranking stock to be outstanding after the issue of such shares or convertible securities and (b) the sum of Ameren Illinois common stock capital and our surplus accounts shall be not less than the total amount of the involuntary liquidation preference of all preferred stock and all equal or prior ranking stock to be outstanding after the issue of such shares or convertible securities.

        The post-merger articles of incorporation will also provide that Ameren Illinois shall not, without a majority vote of each class of the preferred stock (the Ameren Illinois $100 par value preferred stock and the Ameren Illinois no par preferred stock each voting separately as a class), unless the retirement of such stock is provided for, (1) issue or assume any "unsecured debt securities" (as defined below), except to refund any of Ameren Illinois' secured or unsecured debt or to retire any preferred stock or equal or prior ranking stock, if immediately after such issuance or assumption the total amount of all Ameren Illinois' unsecured debt securities to be outstanding would exceed 20% of the sum of all of Ameren Illinois' outstanding secured debt securities and capital and surplus as then recorded on our books, or (2) merge or consolidate with any other corporation, or sell or lease all or substantially all of Ameren Illinois' assets, unless the transaction has been ordered, approved or permitted by all regulatory bodies having jurisdiction. "Unsecured debt securities" means all unsecured notes, debentures or other securities representing unsecured indebtedness which have a final maturity, determined as of the date of issuance or assumption, of less than two years.

        For purposes of making the calculations referred to above, the "dividend requirement for one year" applicable to any shares of preferred stock or such parity stock or convertible securities proposed to be issued, which will have dividends determined according to an adjustable, floating or variable rate, shall be determined on the basis of the dividend rate to be applicable to such series of preferred stock or such parity stock or convertible securities on the date of such issuance and the "interest for one year" on funded indebtedness or notes outstanding and the "dividend requirement for one year" on any outstanding shares of any series of preferred stock or shares of stock, if any, ranking prior to or on a parity with the preferred stock, or securities convertible into such stock, and having interest or dividends determined according to an adjustable, floating or variable rate shall be determined on the basis of the daily weighted average annual interest or dividend rate applicable to such security (a) during any consecutive 12-month period selected by Ameren Illinois, which period ends within 90 days prior to the issuance of the shares or convertible securities proposed to be issued or (b) if the security has been outstanding for less than 12 full calendar months, during such shorter period beginning on the date of issuance of such security and ending on a date selected by Ameren Illinois, which date shall not be more than 45 days prior to the issuance of the shares or convertible securities proposed to be issued; provided that if such security shall have been issued within 45 days prior to the issuance of the shares or convertible securities proposed to be issued, the interest or dividend rates shall be that applicable on the date of issuance of such security.

        Preemptive Rights.    Holders of the preferred stock have no preemptive rights to subscribe for or purchase any securities issued by Ameren Illinois.

        Miscellaneous.    The preferred stock have no conversion rights. There is no restriction on the repurchase or redemption by Ameren Illinois of its stock while there is any arrearage in the payment of dividends or sinking fund installments in respect of its shares, except in circumstances when the repurchase or redemption of its shares is otherwise prohibited or restricted by statute or common law or, as summarized in "—Restrictions on Certain Corporate Actions" above, by the post-merger articles of incorporation.

        Ameren Illinois reserves the right to increase, decrease or reclassify its authorized stock of any class or series thereof, and to amend or repeal any provision in the post-merger articles of incorporation or any amendment thereto, in the manner prescribed by law, subject to the conditions and limitations prescribed in the post-merger articles of incorporation; and all rights conferred on shareholders in the post-merger articles of incorporation are subject to this reservation.

        Shares of preferred stock, when issued upon receipt of the consideration therefor, will be fully paid and non-assessable.

        Ameren Illinois Preferred Stock Issued Pursuant to the Merger.    The following table summarizes the material terms of the six series of Ameren Illinois preferred stock that will constitute the IP preferred stock merger consideration. All of such shares will be subject to optional redemption at any time at the election of Ameren Illinois, but none of the shares will be subject to mandatory redemption.

	Series of Ameren Illinois preferred stock
	4.08%	4.20%	4.26%	4.42%	4.70%	7.75%
Capitalization(a)
Authorized	45,436	23,656	16,621	16,190	18,429	4,542
Outstanding	45,436	23,656	16,621	16,190	18,429	4,542
Annual dividend rate per share(b)	4.08%	4.20%	4.26%	4.42%	4.70%	7.75%
Redemption price per share(c)	$103	$104	$103	$103	$103	$100
Liquidation value per share(c)	$100	$100	$100	$100	$100	$100
Preemptive rights	None	None	None	None	None	None
Conversion rights	None	None	None	None	None	None

(a)
The table illustrates the capitalization as of the effective time of the merger, assuming that dissenters' rights are not exercised and that each holder of IP preferred stock receiving shares of Ameren Illinois preferred stock pursuant to the merger hold a number of shares such that it would not receive a fraction of a share of Ameren Illinois preferred stock upon conversion of its shares of IP preferred stock.

(b)
Expressed as a percentage of the liquidation preference of the applicable series of preferred stock.

(c)
Exclusive of accrued and unpaid dividends.

        Conversion to Uncertificated Shares.    CIPS currently is converting its preferred shares to an uncertificated book-entry format, and Ameren Illinois intends to continue this conversion process with respect to all series of its preferred stock, including the shares issued in the merger. Upon consummation of the merger, each former holder of Illinois Power preferred shares will be permitted to make an election to receive a certificate for the Ameren Illinois preferred shares to which such holder is entitled as a result of the merger, or to convert the shares to uncertificated form. If an election is not made, the shares will be issued in uncertificated form.

Resale of Ameren Illinois Preferred Stock

        The shares of Ameren Illinois $100 par value preferred stock that will be issued in the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any holder of IP preferred stock who may be deemed to be an "affiliate" of CIPS for purposes of Rule 145 under the Securities Act as of the date on which Ameren approves the merger agreement by written consent. Affiliates of CIPS may not sell their shares of Ameren Illinois $100 par value preferred stock acquired in the merger, if any, except pursuant to an effective registration statement under the Securities Act covering those shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of CIPS generally include individuals who, or entities that, control, are controlled by or are under common control with CIPS, and include Ameren and certain officers and directors of CIPS.

ACTION BY WRITTEN CONSENT IN LIEU OF SHAREHOLDER MEETINGS

Vote Required to Approve the Merger; No Shareholder Meeting

        Under the IBCA, assuming that the outstanding preferred stock of CILCO is redeemed prior to the merger as planned (see "The Merger—Background of the Merger"), the merger agreement must be approved by holder(s) of at least two-thirds of the outstanding preferred and common shares, voting as a single class, at each of CILCO, Illinois Power and CIPS, and by holder(s) of at least two-thirds of the outstanding IP preferred stock, voting as a separate class. Approval may be granted by written consent in lieu of a shareholder meeting.

        As of June 21, 2010, CIPS, CILCO and Illinois Power had the following outstanding classes and amounts of voting securities:

Company	Class of Voting Security	Number of Shares Outstanding
CIPS	Common Stock, no par value	25,452,373
	Preferred Stock, $100 par value per share	500,000
CILCO	Common Stock, no par value	13,563,871
	Preferred Stock, $100 par value per share	191,204
Illinois Power	Common Stock, no par value	23,000,000
	Preferred Stock, $50 par value per share	912,675

        As of June 21, 2010, Ameren held all outstanding shares of CIPS, CILCO and Illinois Power common stock in addition to 662,924 shares, or approximately 73%, of the outstanding IP preferred stock. Prior to the merger, but after consenting to the merger, Ameren will contribute to the capital of Illinois Power, without the payment of any consideration, all of the IP preferred stock owned by Ameren.

        At least five days after you receive this information statement/prospectus, Ameren intends to approve the merger agreement by written consent, acting in its capacity as the sole holder of CIPS, CILCO and Illinois Power outstanding common stock and as the holder of more than two-thirds of the outstanding shares of IP preferred stock. Ameren's holdings represent more than two-thirds of the aggregate voting power of each of the three constituent companies in the merger and more than two-thirds of the voting power of the outstanding IP preferred stock, voting as a separate class, and, prior to the merger, CILCO will redeem all of its outstanding preferred stock. Therefore, no vote is required on the part of any other CIPS, CILCO or Illinois Power preferred shareholders in connection with the merger. We are not asking you for a proxy, and you are requested not to send us a proxy.

Rights of Dissenting Shareholders

        Illinois law provides that CIPS and Illinois Power preferred shareholders have dissenters' rights in connection with the merger. Therefore, each CIPS or Illinois Power preferred shareholder who elects to be paid cash for its shares in accordance with the dissenters' rights procedures set forth in the IBCA and who provides evidence of ownership of the dissenting shares is entitled to obtain such payment upon consummation of the merger. If the merger is not consummated, no preferred shareholder will be entitled to payment.

        The following is a summary of the material terms of the statutory procedures to be followed by CIPS and Illinois Power preferred shareholders in order to dissent from the merger under the IBCA. The following discussion is not a complete description of the law relating to dissenters' rights available under Illinois law and is qualified in its entirety by the full text of Sections 11.65 and 11.70 of the IBCA, which are reprinted in their entirety as Annex B. If you wish to exercise your dissenters' rights, you should review carefully the following discussion and Annex B. We urge you to consult a lawyer before electing or attempting to exercise these rights.

        Under the IBCA, if the action giving rise to the right to dissent is not to be approved at a meeting of the shareholders, as is the case here, all shareholders must receive a notice describing the event giving rise to dissenters' rights and informing them of their right to dissent and the procedure on how to do so. This information statement/prospectus constitutes that notice. Concurrently with this notice, we are furnishing you with material information with respect to the merger to enable you to determine whether or not to exercise your dissenters' rights. We encourage you to read carefully the information in this information statement/prospectus, including the attached annexes.

        If you are a CIPS or Illinois Power preferred shareholder and desire to dissent and receive cash payment of the fair value of your shares, you must, within 30 days from the date that we mail this notice, deliver to CIPS, if you are a CIPS preferred shareholder, or Illinois Power, if you are an Illinois Power preferred shareholder, a written demand for payment for your shares if the merger is consummated.

        Within 10 days after the date on which the merger is consummated or 30 days after the shareholder delivers the written demand for payment, whichever is later, Ameren Illinois (as the surviving corporation) will send such shareholder:

  •
  a statement setting forth its opinion as to the estimated fair value of the shares;

  •
  its latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement;

  •
  its statement of income for that year and the latest available interim financial statements; and

  •
  either (i) a commitment by it to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to it of the certificate or certificates, or other evidence of ownership, with respect to the shares or (ii) instructions to the dissenting shareholder to sell his or her shares on the public market within 10 days after delivery of the statement to the shareholder. If the shareholder does not sell on the public market within that 10-day period after being so instructed, the shareholder will be deemed to have sold his or her shares at the average closing price of the shares during that 10-day period.

        If the shareholder does not agree with the opinion of the company as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of such statement of value, must notify the company in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between (i) the shareholder's estimate of fair value and interest due and (ii) the amount of the payment by the company or the proceeds of sale by the shareholder, as applicable.

        If, within 60 days from delivery of the shareholder notification, Ameren Illinois (as the surviving corporation) and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the company will either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due.

        The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by Ameren Illinois (as the surviving corporation) or the proceeds of sale by the dissenting shareholder, whichever amount is applicable.

        Regardless of whether a preferred shareholder properly exercises its dissenters' rights, under the IBCA, such dissenting shareholder shall not be entitled to payment of its shares if (1) the merger is not consummated or (2) the shareholder does not provide a certificate or other evidence of ownership of the dissenting shares.

        In view of the complexity of these provisions and the requirement that they be strictly complied with, if you are a CIPS or Illinois Power preferred shareholder and are considering dissenting from the consummation of the merger and exercising your dissenters' rights under the IBCA, we urge you to read carefully the information in Annex B and to consult a lawyer before electing or attempting to exercise these rights.

        All written communications relating to the exercise of dissenters' rights should be mailed to Central Illinois Public Service Company, if you are a CIPS preferred shareholder, or to Illinois Power Company, if you are an Illinois Power preferred shareholder, at the following address:

  c/o Ameren Corporation
  Attn: Office of the Secretary
  P.O. Box 66149
  St. Louis, Missouri 63166-6149.

 INTERESTS OF CERTAIN PERSONS IN THE MERGER

        Members of the boards of directors and executive officers of CIPS, CILCO and Illinois Power may have interests in the merger that are different from, or in addition to, the interests of equity holders of CIPS, CILCO and Illinois Power in general. The CIPS, CILCO and Illinois Power boards of directors were aware of these interests and considered them, among other matters, in approving the merger agreement.

Security Ownership of Certain Beneficial Owners

        As of June 21, 2010, Ameren held all outstanding shares of CIPS, CILCO and Illinois Power common stock in addition to 662,924 shares, or approximately 73%, of the outstanding IP preferred stock. Prior to the merger, but after consenting to the merger, Ameren will contribute to the capital of Illinois Power, without the payment of any consideration, all of the IP preferred stock owned by Ameren.

        To our knowledge, as of June 21, 2010, the following holders beneficially owned five percent or more of the outstanding shares of the series of CIPS preferred stock listed next to such holder's name:

Name	Series of CIPS Preferred Stock	Number of Shares	Percent Owned
Robert A. Haugh 1948 West 101 Place Chicago, IL 60643-2063	4.90%	6,180	8.24%
NLA c/o State Street Bank Trust Box 5756 Boston, MA 02206-5756	5.16%	18,200	36.40%

        To our knowledge, as of June 21, 2010, no holders, other than Ameren, beneficially owned five percent or more of any outstanding shares of any series of IP preferred stock and no holders beneficially owned five percent or more of any outstanding shares of any series of CILCO preferred stock.

Security Ownership of Management

        Each individual who serves as a director or executive officer of CIPS also serves in the same position for CILCO and Illinois Power. As of June 21, 2010, no shares of CIPS, CILCO or Illinois Power common stock and no shares of CILCO preferred stock or IP preferred stock were owned by any of these directors or executive officers. As of June 21, 2010, the following directors and executive officers beneficially owned shares of CIPS preferred stock:

Name	Series of CIPS Preferred Stock	Number of Shares	Percent Owned
Scott A. Cisel, Chairman of the Board, President and Chief Executive Officer	4.00%	4	*

*
Less than one percent.

        The following table sets forth certain information known to us with respect to beneficial ownership of Ameren common stock as of June 21, 2010 for (i) each director of CIPS, CILCO and Illinois Power, (ii) each individual serving as the chairman, president and chief executive officer of CIPS, CILCO and Illinois Power and the chief financial officer of CIPS, CILCO and Illinois Power during 2009, and the three most highly compensated executive officers of CIPS, CILCO and Illinois Power (other than the individuals serving as chairman, president and chief executive officer and the chief financial officer during 2009) who were serving as executive officers at the end of 2009, named in the Summary Compensation Table below (collectively, the "executives") and (iii) all executive officers and directors as a group.

Name	Number of Shares of Ameren Common Stock Beneficially Owned(1)	Percent Owned(2)
Warner L. Baxter	29,292	*
Jerre E. Birdsong	11,692	*
Scott A. Cisel	16,322	*
Daniel F. Cole	24,757	*
Martin J. Lyons, Jr.	7,474	*
Steven R. Sullivan	12,342	*
All directors and executive officers as a group (6 persons)	101,879	*

*
Less than one percent.

(1)
This column lists voting securities, including Ameren restricted stock held by executive officers over which the individuals have voting power but no investment power. None of the named individuals held shares issuable within 60 days upon the exercise of Ameren stock options. Reported shares include those for which a director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such director or executive officer does not claim beneficial ownership.

(2)
For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of 238,677,830, the total number of shares of Ameren common stock outstanding as of June 21, 2010, and the number of shares of Ameren common stock that such person or group had the right to acquire on or within 60 days of June 21, 2010, including, but not limited to, upon the exercise of options.

        Since 2003, Ameren has had a policy which prohibits directors and executive officers from engaging in pledges of Ameren securities or short sales, margin accounts and hedging or derivative transactions with respect to Ameren securities.

        The address of all persons listed above is c/o Central Illinois Public Service Company, 607 East Adams Street, Springfield, Illinois 62739.

Stock Ownership Requirements for Officers

        The stock ownership requirements applicable to certain officers of CIPS, CILCO and Illinois Power, as subsidiaries of Ameren, are described in "Directors and Management of Ameren Illinois—Executive Compensation—Compensation Discussion and Analysis—Common Stock Ownership Requirement" below.

MATERIAL RELATIONSHIPS WITH AMEREN AFFILIATES

        Each of CIPS, CILCO and Illinois Power is a direct wholly owned (as to common stock) subsidiary of Ameren and is engaged in, and may in the future engage in, affiliate transactions in the normal course of business. These transactions primarily consist of gas and power purchases and sales, services received or rendered, and borrowings and lendings. Transactions between affiliates are reported as intercompany transactions on their financial statements, but are eliminated in consolidation for Ameren's financial statements. A description of the material transactions between CIPS, CILCO and Illinois Power and/or other affiliates of Ameren is contained in Note 8—Related Party Transactions in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, and in Note 12—Related Party Transactions in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus beginning on page F-1.

        As one of a series of transactions that have been or will be taken to consolidate Ameren's merchant electric generation businesses, the AERG distribution will occur immediately following the merger with the subsequent contribution by Ameren of the AERG stock to Ameren Energy Resources Company. The AERG distribution is subject to the receipt of a favorable ruling from the IRS. However, in the event that we have not received the ruling prior to the consummation of the merger, we reserve the right to consummate the AERG distribution without such ruling. For a description of the AERG distribution, see "The Merger—Background of the Merger" above. Also see, "Unaudited Pro Forma Condensed Combined Financial Statements" below for an illustration of the effects of the AERG distribution on the historical consolidated financial statements of CIPS, CILCO and Illinois Power in the event that the AERG distribution occurs immediately following the merger.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE MERGER

        The following general discussion describes certain material United States federal income tax consequences of the merger to United States Holders (as defined below) of IP preferred stock that exchange their shares of IP preferred stock for shares of Ameren Illinois preferred stock pursuant to the merger. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to income tax. This discussion is based on the Internal Revenue Code of 1986, as amended (referred to as the "Internal Revenue Code"), Treasury regulations promulgated thereunder and administrative rulings and court decisions, all as in effect on the date of this document. These laws may change, possibly retroactively, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion.

        As used herein, a "United States Holder" means a beneficial owner of IP preferred stock that is for United States federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia, (3) a trust (x) if a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all substantial decisions of the trust or (y) that has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person or (4) an estate that is subject to United States federal income tax on its income regardless of its source.

        This discussion addresses only those United States Holders of IP preferred stock that hold their shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to particular United States Holders in light of their personal investment or tax circumstances or to United States Holders that are subject to special treatment under the United States federal income tax laws, including:

  •
  financial institutions;

  •
  tax-exempt organizations;

  •
  S corporations or other pass-through entities (or investors in an S corporation or other pass-through entity);

  •
  insurance companies;

  •
  mutual funds;

  •
  brokers or dealers in securities or currencies;

  •
  traders in securities that elect a mark-to-market method of accounting for securities holdings;

  •
  persons that are not a United States Holder;

  •
  holders of CIPS preferred stock or IP preferred stock who exercise their dissenter's rights and receive cash in exchange for their shares of such stock;

  •
  United States Holders who have a functional currency other than the United States dollar;

  •
  holders who hold IP preferred stock as part of an integrated investment, including a straddle, hedge or other risk-reduction strategy, or as part of a conversion transaction or constructive sale;

  •
  holders who acquired their shares of IP preferred stock through any plan intended to qualify under Section 401(k) of the Internal Revenue Code, deferred compensation plan or other retirement plan; or holders who acquired IP preferred stock in connection with stock option or stock purchase plans or in other compensatory transactions; and

  •
  United States expatriates.

        If an entity treated as a partnership for United States federal income tax purposes holds IP preferred stock, the tax treatment of a partner in such partnership will depend on the status of the partners and the activities of the partnership. Any entity treated as a partnership for United States federal income tax purposes that holds IP preferred stock, and any investors in such partnership, should consult their tax advisors.

        The discussion that follows will not be binding on the IRS or any court and no rulings will be sought from the IRS regarding the tax treatment of the merger. Accordingly, there can be no certainty that the IRS will not challenge the conclusions set forth in any of the opinions stated or referred to herein or that a court would not sustain such a challenge.

        This discussion does not address the tax considerations of any transaction other than the merger. In addition, no information is provided with respect to the considerations of the merger under any federal tax law relating to taxes other than federal income taxes, and no information is provided with respect to the consequences of the merger under any state, local or foreign tax law. The determination of the actual tax consequences of the merger to any particular holder of IP preferred stock will depend on such holder's specific situation and on factors that are not within our control. Holders of IP preferred stock are urged to consult their own tax advisors as to the specific tax considerations to them of the merger, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

Tax Consequences of the Merger Generally

        Subject to the qualifications and limitations set forth herein, assuming that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code, the United States federal income tax consequences of the merger will generally be as described below:

  •
  No gain or loss will be recognized by United States Holders of IP preferred stock upon the exchange of such holders' shares of IP preferred stock for shares of Ameren Illinois preferred stock pursuant to the merger (except for gain or loss resulting from cash received in lieu of fractional shares of Ameren Illinois preferred stock, as discussed below).

  •
  The aggregate tax basis of the Ameren Illinois preferred stock received by each holder of IP preferred stock pursuant to the merger, including any fractional share interests deemed received and redeemed as described below, will equal the aggregate tax basis of IP preferred stock surrendered in the exchange.

  •
  The holding period for the shares of Ameren Illinois preferred stock received by each United States Holder of IP preferred stock pursuant to the merger will include the holding period of the shares of IP preferred stock surrendered in the exchange.

  •
  Any cash payment received by a United States Holder of IP preferred stock in lieu of a fractional share of Ameren Illinois preferred stock will be treated as if such fractional share had been issued pursuant to the merger and then redeemed by Ameren Illinois. A United States Holder of IP preferred stock receiving cash in lieu of a fractional share of Ameren Illinois preferred stock generally will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received and the portion of the tax basis of IP preferred stock allocable to the fractional share. The gain or loss will be capital gain or loss if the shares of IP preferred stock were held as capital assets and will be long-term capital gain or loss if, as of the effective date of the merger, the IP preferred stock exchanged for that fractional share of Ameren Illinois preferred stock had been held for more than one year. The deductibility of capital losses is subject to certain limitations.

 United States Information Reporting and Backup Withholding

        A non-corporate holder of IP preferred stock may be subject, under some circumstances, to information reporting and backup withholding (currently at a rate of 28%) on any cash payments received. A holder of IP preferred stock generally will not be subject to backup withholding, however, if such holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and will generally be refunded or credited against the holder's United States federal income tax liability, provided that the required information is timely furnished to the IRS.

        This summary of certain material United States federal income tax consequences is for general information only and is not tax advice. Holders are urged to consult their tax advisors with respect to the application of United States federal income tax laws to their particular situations as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

ACCOUNTING TREATMENT

        The merger of CILCO and Illinois Power with and into CIPS will be accounted for as a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at the historical cost basis of the common parent. Accordingly, the financial statements of the receiving entity, CIPS, will reflect the transferred assets and liabilities of CILCO and Illinois Power at the historical cost basis of the common parent, Ameren.

        Ameren's historical cost basis in CILCO includes purchase accounting-related adjustments in connection with Ameren's acquisition of all of the outstanding common stock of CILCORP in 2003. Such purchase accounting-related adjustments are components of Ameren's basis in CILCO. As such, at the effective time of the merger, the CILCO-related purchase accounting-related adjustments recorded at Ameren will be pushed down to the financial statements of Ameren Illinois.

        As one of a series of transactions that have been or will be taken to consolidate Ameren's merchant electric generation businesses, immediately following the effective time of the merger, Ameren Illinois will distribute all of its shares of AERG common stock to Ameren with the subsequent contribution by Ameren of the AERG stock to Ameren Energy Resources Company. The AERG distribution is subject to the receipt of a favorable ruling from the IRS. If we have not received the ruling prior to the consummation of the merger, the AERG distribution may still occur immediately following the merger or it may occur at a later time. The AERG distribution will be accounted for as a spin-off. Ameren Illinois will transfer AERG to Ameren by distributing shares of AERG common stock to Ameren, on a pro rata basis, based on AERG's carrying value. In the event the AERG distribution does not occur immediately following the merger, Ameren Illinois would assess the financial reporting implications of AERG remaining a subsidiary of Ameren Illinois, which would include an assessment of the carrying value of $345 million AERG-related goodwill. Ameren Illinois' assessment of the AERG-related goodwill would likely result in an impairment charge which would be reflected in Ameren Illinois' 2009 statement of income consistent with the $345 million goodwill impairment charge previously reported at CILCORP in the first quarter of 2009 related to AERG. CILCORP impaired all goodwill assigned to AERG as a result of an interim impairment test triggered by the decline in market prices for electricity and a decrease in observable industry market multiples. The goodwill impairment recorded at CILCORP was not reflected at the consolidated Ameren level because of the aggregation of reporting units. If an impairment charge is recorded in the Ameren Illinois financial statements, we would not expect the impairment charge to be reflected in the consolidated Ameren financial statements. Subsequent to the AERG distribution, all AERG-related activity would be presented as discontinued operations in the Ameren Illinois financial statements.

 THE AGREEMENT AND PLAN OF MERGER

        The following is a summary of the material provisions of the merger agreement, which is the legal document that governs the merger. This summary does not purport to be complete and is qualified in its entirety by reference to the merger agreement attached as Annex A. While we believe this summary covers the material terms and provisions of the merger agreement, it may not contain all of the information that may be important to you and we encourage you to read carefully the merger agreement in its entirety.

General Terms

        On April 13, 2010, CIPS, CILCO and Illinois Power entered into the merger agreement. At the effective time of the merger, subject to the provisions of the merger agreement and in accordance with Illinois law, CILCO and Illinois Power will merge with and into CIPS, the surviving corporation, and the name of the surviving corporation will be changed to "Ameren Illinois Company." The merger will become effective upon the filing of a properly executed articles of merger with the Secretary of State of the State of Illinois and, at such time, the separate legal existence of CILCO and Illinois Power will terminate.

Treatment of Securities

        CILCO and Illinois Power Common Stock.    At the effective time of the merger, all CILCO and Illinois Power common stock outstanding immediately prior to the effective time of the merger, all of which is owned by Ameren, will be canceled without payment.

        IP Preferred Stock.    At the effective time of the merger, all IP preferred stock outstanding immediately prior to the effective time of the merger will be automatically converted into Ameren Illinois preferred stock in the following manner, except to the extent that IP preferred shareholders exercise their dissenters' rights, and except with respect to fractional shares as described below:

  •
  each share of IP 4.08% preferred stock will be converted into one-half of a share of Ameren Illinois 4.08% preferred stock;

  •
  each share of IP 4.20% preferred stock will be converted into one-half of a share of Ameren Illinois 4.20% cumulative preferred stock;

  •
  each share of IP 4.26% preferred stock will be converted into one-half of a share of Ameren Illinois 4.26% preferred stock;

  •
  each share of IP 4.42% preferred stock will be converted into one-half of a share of Ameren Illinois 4.42% preferred stock;

  •
  each share of IP 4.70% preferred stock will be converted into one-half of a share of Ameren Illinois 4.70% of preferred stock; and

  •
  each share of IP 7.75% preferred stock will be converted into one-half of a share of Ameren Illinois 7.75% cumulative preferred stock.

        Prior to the merger, but after consenting to the merger, Ameren will contribute to the capital of Illinois Power, without the payment of any consideration, all of the IP preferred stock owned by Ameren.

        For a description of the rights, designations and preferences of each series of newly created Ameren Illinois preferred stock and a comparison of the rights you currently have as a holder of IP preferred stock and those you will have as a holder of Ameren Illinois preferred stock upon consummation of the merger, see "The Merger—Description of Material Terms of Ameren Illinois Preferred Stock" above, "Description and Comparison of Rights of Holders of IP Preferred Stock and Ameren Illinois Preferred Stock" below, the form of post-merger articles of incorporation of Ameren

Illinois attached as Annex C and the form of post-merger bylaws of Ameren Illinois attached as Annex D. For a description of your dissenters' rights, see "—Dissenting Shares" below, "Questions and Answers About the Merger—Do I Have Dissenters' Rights or Appraisal Rights?" and "Action by Written Consent in Lieu of Shareholder Meetings—Rights of Dissenting Shareholders" above and the information in Annex B.

        CIPS Common and Preferred Stock.    At the effective time of the merger, each outstanding share of CIPS common and preferred stock will remain outstanding, except to the extent that CIPS preferred shareholders exercise their dissenters' rights. See "Action by Written Consent in Lieu of Shareholder Meetings—Rights of Dissenting Shareholders" above.

Fractional Shares

        No fractional shares of Ameren Illinois preferred stock will be issued in the merger. Holders of IP preferred stock prior to the merger who would otherwise be entitled to receive a fraction of a share of Ameren Illinois preferred stock as a result of the merger will receive cash in lieu of such fractional shares. As soon as practicable after the effective time, a bank or trust company selected by CIPS (the "agent") will (i) determine the number of whole shares and fractional shares of Ameren Illinois preferred stock allocable to each holder of record of IP preferred stock as of the effective time, (ii) aggregate all such fractional shares of Ameren Illinois preferred stock into whole shares and sell the whole shares obtained thereby in open-market transactions, in each case, at then prevailing trading prices on behalf of holders who would otherwise be entitled to fractional share interests and (iii) distribute to each such holder such holder's ratable share of the cash proceeds (net of discounts and commissions) of such sale, based upon the average gross selling price per share of Ameren Illinois preferred stock of the relevant series after making appropriate deductions for any amount required to be withheld for United States federal income tax purposes.

        The sales of fractional shares will occur as soon after the effective time of the merger as practicable and as determined by the agent. Neither CIPS nor the agent will guarantee any minimum sale price for the fractional shares of Ameren Illinois Preferred Stock. Neither CIPS nor the agent will pay any interest on the proceeds from the sale of fractional shares. The agent will have the sole discretion to select the broker-dealers through which to sell the aggregated fractional shares and to determine when, how and at what price to sell such shares. Neither the agent nor the broker-dealers through which the aggregated fractional shares are sold will be affiliates of CIPS.

Dissenting Shares

        At the effective time of the merger, holders of shares of preferred stock of CIPS or Illinois Power who have complied with requirements for perfecting dissenters' rights under Section 11.70 of the IBCA (described in "Action by Written Consent in Lieu of Shareholder Meetings—Rights of Dissenting Shareholders" above and in Annex B) will be entitled to exercise such rights with respect to the shares as to which such rights have been perfected (the "dissenting shares"), to the extent available under the IBCA. Subject to applicable law, upon consummation of the merger, dissenting shares will cease to be outstanding and the holders of such shares will only be entitled to receive such consideration as will be determined under the IBCA. If a holder of dissenting shares fails to perfect or otherwise waives, withdraws or loses its dissenters' rights under the IBCA, such that dissenters' rights can no longer be legally perfected or exercised under the IBCA with respect to such shares, then, if you are a CIPS preferred shareholder, you will continue to hold your existing shares of CIPS preferred stock, and, if you are an Illinois Power preferred shareholder, you will receive your portion of the IP preferred stock merger consideration described above in "—Treatment of Securities—IP Preferred Stock."

 Organizational Documents of Ameren Illinois

        Articles of Incorporation.    The articles of incorporation of Ameren Illinois will be the same as CIPS' current restated articles of incorporation, except CIPS' current articles will be amended to change the company's name to "Ameren Illinois Company" and to create the new series of Ameren Illinois preferred stock. For a description of the rights, designations and preferences of each series of newly created Ameren Illinois preferred stock, see "The Merger—Description of Material Terms of Ameren Illinois Preferred Stock" above, "Description and Comparison of Rights of Holders of IP Preferred Stock and Ameren Illinois Preferred Stock" below and the form of post-merger articles of incorporation of Ameren Illinois attached as Annex C.

        Bylaws.    The bylaws of Ameren Illinois will be the same as CIPS' current bylaws, except CIPS' bylaws will be amended to change the company's name to "Ameren Illinois Company." The form of post-merger bylaws is attached as Annex D                        .

Board of Directors; Officers of Ameren Illinois

        Upon consummation of the merger, the board of directors and executive officers of CIPS will be the board of directors and executive officers of Ameren Illinois. See "Directors and Management of Ameren Illinois—Directors and Executive Officers" below.

Representations and Warranties

        The merger agreement contains representations and warranties (none of which survive the merger) by each of CIPS, CILCO and Illinois Power relating to, among other things:

  •
  due organization, valid existence and qualification to do business;

  •
  capital structure;

  •
  authority to enter into the merger agreement and approval of the transactions contemplated thereby; and

  •
  accuracy of information supplied for inclusion in this information statement/prospectus.

Additional Agreements

        The merger agreement contains additional agreements between CIPS, CILCO and Illinois Power to, among other things (and with certain specified exceptions):

  •
  prepare and file the Form S-4 of which this information statement/prospectus forms a part and use reasonable efforts to respond to any comments of the SEC and to have the Form S-4 declared effective under the Securities Act after such filing;

  •
  duly call, give notice of, convene and hold a meeting of each of their respective shareholders for the purpose of seeking such shareholder approval of the merger, the merger agreement and the other transactions, unless, under the IBCA, the shareholders are permitted to act by written consent in lieu of such meeting (at least 5 days after you receive this information statement/prospectus, Ameren, acting in its capacity as the sole holder of CIPS, CILCO and Illinois Power common stock and as the holder of more than two-thirds of the outstanding IP preferred stock, intends to approve the merger agreement by written consent and no shareholder meetings will be held, see "Action by Written Consent in Lieu of Shareholder Meetings" above); and

  •
  agree that, following the effective time, or after such later time as the surviving corporation has received a private letter ruling from the IRS substantially to the effect that the AERG distribution by the surviving corporation with respect to the common stock of the surviving corporation will qualify as a generally tax-free transaction for United States federal income tax purposes, the surviving corporation will distribute to the holder of its common stock all of the shares of common stock of AERG owned by the surviving corporation; however, in the event that the ruling has not been received prior to the effective time of the merger, the surviving corporation reserves the right to consummate the AERG distribution without such ruling. See "—Amendments and Waivers" below.

Indemnification of CILCO and Illinois Power Officers and Directors

        Indemnification currently provided by CILCO and Illinois Power to its current or former directors or officers (the "indemnified persons") will survive the merger and, subject to applicable law, continue in full force and effect in accordance with their terms. In addition, from and after the effective time, indemnified persons who become directors and officers of the surviving corporation will be entitled to the indemnity rights and protections then afforded to directors and officers of the surviving corporation.

Conditions to Closing

        The parties' obligations to consummate the merger are subject to the following conditions precedent:

  •
  each party having obtained the requisite approval from its shareholders;

  •
  CIPS having obtained approvals from, or made any required filings with, FERC and the ICC;

  •
  no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger being in effect;

  •
  the registration statement on Form S-4 of which this information statement/prospectus forms a part becoming effective, and shall not be the subject of a stop order, and any required "blue sky" authorizations necessary to issue the Ameren Illinois preferred stock having been obtained;

  •
  Ameren having contributed to the capital of Illinois Power, without the payment of any consideration therefor, all of the IP preferred stock owned by Ameren;

  •
  with respect to each party, the representations and warranties of the other parties being true and correct when made and at the closing date, except to the extent such representations and warranties relate to an earlier date, in each case, other than where failure to comply does not have or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such party; and

  •
  with respect to each party, the other parties having performed in all material respects all obligations required to be performed by it under the merger agreement.

Termination

        The merger agreement may be terminated at any time prior to closing:

  •
  by mutual written consent of CIPS, CILCO and Illinois Power;

  •
  by any party, if the merger is not consummated on or before October 1, 2010, although the right to terminate will not be granted to any party whose failure to perform caused such delay;

  •
  by any party, if any governmental entity issues an order, decree or ruling prohibits or takes any other action permanently enjoining, restraining or otherwise prohibiting the merger and such order, decree, ruling or other action is final and nonappealable; and

  •
  by any party, if the approval of the merger by any of CIPS, CILCO or Illinois Power shareholders is not obtained.

Amendments and Waivers

        The merger agreement may be amended at any time in writing signed by each of the parties. However, after the merger agreement has been approved by the requisite vote of the shareholders of any party, it may not be amended if such amendment would require further approval of CIPS, CILCO or Illinois Power shareholders unless such approval is obtained. At any time, the parties may extend time for performance of any obligation, waive inaccuracies in the representations and warranties and waive compliance of other conditions. Such waiver must be in writing signed by the party granting such extension or waiver. See "—Control of the Parties by Ameren" below.

Control of the Parties by Ameren

        Because all of the common stock of each of CIPS, CILCO and Illinois Power is owned by Ameren, Ameren effectively controls each of the three companies. Accordingly, if Ameren determined that it wanted to amend or waive any provisions of the merger or did not want to consummate the merger, it could unilaterally cause CIPS, CILCO and Illinois Power to agree to make such amendments or waivers or to terminate the merger, as the case may be.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined balance sheet and statements of income presented below are based on the historical financial statements of CIPS, CILCO and Illinois Power after giving effect to the merger of CILCO and Illinois Power with and into CIPS and the AERG distribution. The merger and the AERG distribution represent transactions between entities under common control. In accordance with authoritative accounting guidance, assets and liabilities transferred between entities under common control are accounted for at the historical cost basis of the common parent. The unaudited pro forma condensed combined balance sheet as of March 31, 2010, gives effect to the merger and the AERG distribution as if these events had occurred on March 31, 2010. The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2010, and for the year ended December 31, 2009, give effect to the merger and the AERG distribution as if these events had occurred on January 1, 2009. The unaudited pro forma condensed combined balance sheet and statements of income are for illustrative purposes only. They should not be considered indicative of actual results that would have been achieved had the merger and the AERG distribution actually been consummated on the dates indicated and do not purport to be indicative of results of operations as of any future date or for any future period.

        The unaudited pro forma condensed combined balance sheet and statements of income assume that:

  •
  the following actions will occur prior to the effective time of the merger: (i) Ameren will have contributed to the capital of Illinois Power, without the payment of any consideration, all of the IP preferred stock owned by Ameren; (ii) CILCO will have redeemed all of its outstanding preferred stock; and (iii) CIPS will have redeemed all of its 7.61% bonds;

  •
  the merger is consummated in accordance with the terms of the merger agreement on (i) March 31, 2010, for purposes of the unaudited pro forma condensed combined balance sheet and (ii) January 1, 2009, for purposes of the unaudited pro forma condensed combined statements of income; and

  •
  no CIPS or Illinois Power preferred shareholders exercise their dissenters' rights.

        If the merger is completed, each series of outstanding debt of CIPS, CILCO and Illinois Power will, except as described above, remain outstanding and governed by the indenture under which it was originally issued, except that CIPS will be substituted as the obligor under the indebtedness of CILCO and Illinois Power.

        If (1) any CIPS or Illinois Power preferred shareholders exercise their dissenters' rights (see "Action by Written Consent in Lieu of Shareholder Meetings—Rights of Dissenting Shareholders" above) and/or (2) any of the actions anticipated to occur prior to the effective time of the merger are not consummated prior to such date, the unaudited pro forma adjustments could be materially different. These adjustments could result in significant differences in the estimates for the capital structure adjustments made to the surviving corporation's available cash balance and interest charges.

        The unaudited pro forma condensed combined balance sheet and statements of income have been derived from each company's unaudited financial statements for the three months ended March 31, 2010 and audited financial statements for the fiscal year ended December 31, 2009, which are included in this information statement/prospectus beginning on page F-1, and should be read in conjunction with such financial statements and the related notes thereto in addition to "Information Regarding CIPS, CILCO and Illinois Power—Selected Historical Financial Information," "Information Regarding CIPS, CILCO and Illinois Power—Supplementary Financial Information" and "Information Regarding CIPS, CILCO and Illinois Power—Management's Discussion and Analysis of Financial Condition and Results of Operations" below.

AMEREN ILLINOIS COMPANY

Unaudited Pro Forma Condensed Combined Balance Sheet
as of March 31, 2010
(In millions)

				Pro Forma
	Historical				Push Down Effects of Purchase Accounting				Combined Ameren Illinois Company*		Combined Ameren Illinois Company, Net
				Capital Structure Adjustments(a)			Elimination of Intercompany Balances			Distribution of AERG(h)
	CIPS	IP	CILCO
ASSETS
Current Assets:
Cash and cash equivalents	$38	$119	$98	$(61)	$-		$-		$194	$-	$194
Accounts receivable, net	101	215	112	-	-		(13	)(g)	415	(37)	378
Other current assets	236	311	177	-	-		-		724	(55)	669

Total current assets	375	645	387	(61)	-		(13)		1,333	(92)	1,241

Property and Plant, Net	1,250	2,461	1,775	-	117	(b)	-		5,603	(1,109)	4,494
Investments and Other Assets:
Goodwill	-	214	-	-	542	(c)	-		756	(345)	411
Regulatory assets	261	562	179	-	-		-		1,002	-	1,002
Other assets	109	64	33	-	30	(d)	-		236	(37)	199

Total investments and other assets	370	840	212	-	572		-		1,994	(382)	1,612

TOTAL ASSETS	$1,995	$3,946	$2,374	$(61)	$689		$(13)		$8,930	$(1,583)	$7,347

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts and wages payable	$75	$160	$81	$-	$-		$(13	)(g)	$303	$(27)	$276
Other current liabilities	206	320	379	-	-		-		905	(253)	652

Total current liabilities	281	480	460	-	-		(13)		1,208	(280)	928

Long-term Debt, Net	421	1,147	279	(40)	-		-		1,807	-	1,807
Other Deferred Credits and Other Liabilities	718	872	765	-	58	(e)	-		2,413	(300)	2,113
Stockholders' Equity:
Common stock, no par value	-	-	-	-	-		-		-	-	-
Other paid-in capital	257	1,349	480	33	608	(b)(c)(d)(e)(f)	-		2,727	(745)	1,982
Preferred stock not subject to mandatory redemption	50	46	19	(52)	-		-		63	-	63
Retained earnings	268	49	369	(2)	-		-		684	(253)	431
Accumulated other comprehensive income	-	3	2	-	23	(f)	-		28	(5)	23

Total stockholders' equity	575	1,447	870	(21)	631		-		3,502	(1,003)	2,499

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,995	$3,946	$2,374	$(61)	$689		$(13)		$8,930	$(1,583)	$7,347

*
This column is not intended to represent Ameren Illinois if the distribution of AERG does not occur. See Note 1—Basis of Presentation.

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

AMEREN ILLINOIS COMPANY

Unaudited Pro Forma Condensed Combined Statement of Income
for the quarter ended March 31, 2010
(In millions)

				Pro Forma
	Historical				Push Down Effects of Purchase Accounting				Combined Ameren Illinois Company*				Combined Ameren Illinois Company, Net
				Capital Structure Adjustments(a)			Elimination of Intercompany Transactions			Distribution of AERG(e)	Other Adjustments
	CIPS	IP	CILCO
Operating Revenues:
Electric	$162	$251	$165	$-	$-		$(1	)(d)	$577	$(92)	$1	(f)	$486
Gas	89	200	112	-	-		-		401	-	-		401
Other	-	2	21	-	-		(23	)(d)	-	-	-		-

Total operating revenues	251	453	298	-	-		(24)		978	(92)	1		887

Operating Expenses:
Fuel and purchased power	93	135	81	-	-		-		309	(40)	-		269
Gas purchased for resale	62	140	85	-	-		-		287	-	-		287
Other operations and maintenance	45	72	63	-	(1	)(b)	(24	)(d)	155	(18)	1	(f)	138
Depreciation and amortization	17	29	18	-	1	(c)	-		65	(11)	-		54
Taxes other than income taxes	11	21	9	-	-		-		41	-	-		41

Total operating expenses	228	397	256	-	-		(24)		857	(69)	1		789

Operating Income	23	56	42	-	-		-		121	(23)	-		98
Other Income (Expenses)	1	(1)	(1)	-	-		-		(1)	-	-		(1)
Interest Charges	7	23	12	(1)	-		-		41	(5)	-		36

Income Before Income Taxes	17	32	29	1	-		-		79	(18)	-		61
Income Taxes (Benefit)	7	13	10	1	-		-		31	(6)	-		25

Income from Continuing Operations	10	19	19	-	-		-		48	(12)	-		36
Preferred Stock Dividends	1	1	-	(1)	-		-		1	-	-		1

Income from Continuing Operations Available to Common Stockholder	$9	$18	$19	$1	$-		$-		$47	$(12)	$-		$35

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends(g)	2.76	2.21	3.46	-	-		-		2.73	-	-		2.50

*
This column is not intended to represent Ameren Illinois if the distribution of AERG does not occur. See Note 1—Basis of Presentation.

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

AMEREN ILLINOIS COMPANY

Unaudited Pro Forma Condensed Combined Statement of Income
for the year ended December 31, 2009
(In millions)

				Pro Forma
	Historical				Push Down Effects of Purchase Accounting				Combined Ameren Illinois Company*				Combined Ameren Illinois Company, Net
				Capital Structure Adjustments(a)			Elimination of Intercompany Transactions			Distribution of AERG(g)	Other Adjustments
	CIPS	IP	CILCO
Operating Revenues:
Electric	$642	$992	$729	$-	$-		$(3	)(f)	$2,360	$(427)	$1	(h)	$1,934
Gas	224	501	277	-	-		(1	)(f)	1,001	-	-		1,001
Other	3	11	76	-	-		(86	)(f)	4	-	-		4

Total operating revenues	869	1,504	1,082	-	-		(90)		3,365	(427)	1		2,939

Operating Expenses:
Fuel and purchased power	372	509	284	-	3	(b)	(1	)(f)	1,167	(119)	-		1,048
Gas purchased for resale	143	310	189	-	-		-		642	-	-		642
Other operations and maintenance	181	275	260	-	(4	)(c)	(89	)(f)	623	(78)	1	(h)	546
Depreciation and amortization	68	116	70	-	4	(d)	-		258	(42)	-		216
Taxes other than income taxes	37	64	27	-	-		-		128	(3)	-		125

Total operating expenses	801	1,274	830	-	3		(90)		2,818	(242)	1		2,577

Operating Income	68	230	252	-	(3)		-		547	(185)	-		362
Other Income (Expenses)	6	-	(4)	-	-		-		2	-	-		2
Interest Charges	29	98	41	(3)	-		-		165	(16)	-		149

Income Before Income Taxes	45	132	207	3	(3)		-		384	(169)	-		215
Income Taxes (Benefit)	16	53	72	1	(1	)(e)			141	(61)			80

Income from Continuing Operations	29	79	135	2	(2)		-		243	(108)	-		135
Preferred Stock Dividends	3	2	1	(3)	-		-		3	-	-		3

Income from Continuing Operations Available to Common Stockholder	$26	$77	$134	$5	$(2)		$-		$240	$(108)	$-		$132

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends(i)	2.20	2.22	5.72	-	-		-		3.15	-	-		2.32

*
This column is not intended to represent Ameren Illinois if the distribution of AERG does not occur. See Note 1—Basis of Presentation.

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

AMEREN ILLINOIS COMPANY

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1—Basis of Presentation

        On April 13, 2010, CIPS, CILCO and Illinois Power entered into the merger agreement under which CILCO and Illinois Power will be merged with and into CIPS as part of a corporate reorganization of Ameren. Upon consummation of the merger, CIPS will be renamed "Ameren Illinois Company."

        CIPS, CILCO and Illinois Power, all wholly owned (as to common stock) subsidiaries of Ameren, are entities under common control. Authoritative accounting guidance requires that transactions between entities under common control be valued and recorded at the historical cost basis of the parent. Accordingly, the financial statements of the receiving entity, CIPS, will reflect the transferred assets and liabilities of CILCO and Illinois Power at the historical cost basis of the common parent, Ameren.

        Ameren's historical cost basis in CILCO includes purchase accounting-related adjustments in connection with Ameren's acquisition of all of the outstanding common stock of CILCORP in 2003. Such purchase accounting-related adjustments are components of Ameren's basis in CILCO. As such, at consummation of the merger, CILCO-related and AERG-related purchase accounting adjustments recorded at Ameren will be pushed down to the financial statements of Ameren Illinois.

        As one of a series of transactions that have been or will be taken to consolidate Ameren's merchant electric generation businesses, immediately following the merger, Ameren Illinois will distribute all of its shares of AERG common stock to Ameren (sometimes referred to as the "AERG distribution") with the subsequent contribution by Ameren of the AERG stock to Ameren Energy Resources Company. The AERG distribution is subject to the receipt of a favorable ruling from the IRS. If we have not received the ruling prior to the consummation of the merger, the AERG distribution may still occur immediately following the merger or it may occur at a later time. The AERG distribution will be accounted for as a spin-off. Ameren Illinois will transfer AERG to Ameren by distributing shares of AERG common stock to Ameren, on a pro rata basis, based on AERG's carrying value. In the event the AERG distribution does not occur immediately following the merger, Ameren Illinois would assess the financial reporting implications of AERG remaining a subsidiary of Ameren Illinois, which would include an assessment of the carrying value of $345 million AERG-related goodwill. Ameren Illinois' assessment of the AERG-related goodwill would likely result in an impairment charge which would be reflected in Ameren Illinois' 2009 statement of income consistent with the $345 million goodwill impairment charge previously reported at CILCORP in the first quarter of 2009 related to AERG. CILCORP impaired all goodwill assigned to AERG as a result of an interim impairment test triggered by the decline in market prices for electricity and a decrease in observable industry market multiples. The goodwill impairment recorded at CILCORP was not reflected at the consolidated Ameren level because of the aggregation of reporting units. If an impairment charge is recorded in the Ameren Illinois financial statements, we would not expect the impairment charge to be reflected in the consolidated Ameren financial statements. Subsequent to the AERG distribution, all AERG-related activity would be presented as discontinued operations in the Ameren Illinois financial statements. The unaudited pro forma condensed combined financial statements assume that the AERG distribution will occur immediately following the merger.

 Note 2—Pro Forma Adjustments

Balance Sheet

        The following adjustments in the unaudited pro forma condensed combined balance sheet reflect the impact of events that are directly attributable to the merger and the subsequent AERG distribution, assuming the merger and the AERG distribution occurred on March 31, 2010:

  (a)
  Reflects the impact of CILCO's preferred stock redemption, the contribution of Ameren-owned IP preferred stock without consideration, and CIPS' bond redemption prior to the merger.

  (b)
  Fair value adjustment of $128 million related to AERG's property and plant originating from Ameren's acquisition of CILCORP in 2003. Also includes an $11 million capitalized credit relating to retirement benefit costs incurred from 2004 through 2006.

  (c)
  Goodwill originating from Ameren's acquisition of CILCORP in 2003.

  (d)
  Fair value adjustment related to AERG's emission allowances originating from Ameren's acquisition of CILCORP in 2003.

  (e)
  Deferred income tax balances relating to purchase accounting adjustments originating from Ameren's acquisition of CILCORP in 2003.

  (f)
  Accumulated other comprehensive income adjustment, net of income tax, relating to retirement benefits originating from Ameren's acquisition of CILCORP in 2003.

  (g)
  Reflects the elimination of accounts receivable and accounts payable between CIPS, Illinois Power and CILCO.

  (h)
  This column reflects the removal of AERG's net assets as a result of the AERG distribution that will occur subsequent to the merger, subject to the receipt of a favorable ruling from the IRS. AERG's net assets include the purchase accounting adjustments related to AERG.

Statements of Income

        The following adjustments in the unaudited pro forma condensed combined statement of income for three months ended March 31, 2010, reflect the impact of events that are directly attributable to the merger and the subsequent AERG distribution assuming the merger and the AERG distribution occurred on January 1, 2009:

  (a)
  Reflects the impact of CILCO's preferred stock redemption, the contribution of Ameren-owned IP preferred stock without consideration, and CIPS' bond redemption prior to the merger.

  (b)
  Retirement benefit expense credit that originated from Ameren's acquisition of CILCORP in 2003.

  (c)
  Depreciation of the fair value adjustment relating to AERG's property and plant recorded as a result of Ameren's acquisition of CILCORP in 2003.

  (d)
  Reflects the elimination of transactions between CIPS, Illinois Power and CILCO related to electricity, shared services and other agreements.

  (e)
  This column reflects the removal of AERG's results of operations as a result of the AERG distribution that will occur subsequent to the merger, subject to the receipt of a favorable ruling from the IRS. AERG's results of operations also include the impacts of purchase accounting adjustments related to AERG.

  (f)
  Reflects the reversal of the elimination of transactions between AERG and Ameren Illinois after the AERG distribution is complete. These eliminations would be necessary if AERG was a subsidiary of Ameren Illinois but would not be necessary after the AERG distribution.

  (g)
  The ratio is computed by dividing the earnings available for fixed charges by the total fixed charges for the applicable period. Earnings are defined as net income from continuing operations before income taxes. Fixed charges represent the preferred stock dividend requirement, interest on short-term and long-term debt, estimated interest cost within rental expense and amortization of net debt premium, discount and expenses.

        The following adjustments in the unaudited pro forma condensed combined statement of income for year ended December 31, 2009, reflect the impact of events that are directly attributable to the merger and the subsequent AERG distribution assuming the merger and the AERG distribution occurred on January 1, 2009:

  (a)
  Reflects the impact of CILCO's preferred stock redemption, the contribution of Ameren-owned IP preferred stock without consideration, and CIPS' bond redemption prior to the merger.

  (b)
  Amortization of emission allowances that were recorded as purchase accounting adjustments as a result of Ameren's acquisition of CILCORP in 2003.

  (c)
  Retirement benefit expense credit of $6 million that originated from Ameren's acquisition of CILCORP in 2003. Credit was offset during 2009 by a $2 million asset impairment charge at CILCORP to adjust the carrying value of AERG's Sterling Avenue generating facility to its estimated fair value.

  (d)
  Depreciation of the fair value adjustment relating to AERG's property and plant recorded as a result of Ameren's acquisition of CILCORP in 2003.

  (e)
  The income tax impact of purchase accounting adjustments originating from Ameren's acquisition of CILCORP in 2003.

  (f)
  Reflects the elimination of transactions between CIPS, Illinois Power and CILCO related to electricity, natural gas, shared services and other agreements.

  (g)
  This column reflects the removal of AERG's results of operations as a result of the AERG distribution that will occur subsequent to the merger, subject to the receipt of a favorable ruling from the IRS. AERG's results of operations also include the impacts of purchase accounting adjustments related to AERG.

  (h)
  Reflects the reversal of the elimination of transactions between AERG and Ameren Illinois after the AERG distribution is complete. These eliminations would be necessary if AERG was a subsidiary of Ameren Illinois but would not be necessary after the AERG distribution.

  (i)
  The ratio is computed by dividing the earnings available for fixed charges by the total fixed charges for the applicable period. Earnings are defined as net income from continuing operations before income taxes. Fixed charges represent the preferred stock dividend requirement, interest on short-term and long-term debt, estimated interest cost within rental expense and amortization of net debt premium, discount and expenses.

DESCRIPTION AND COMPARISON OF RIGHTS OF HOLDERS OF IP PREFERRED STOCK
AND AMEREN ILLINOIS PREFERRED STOCK

        CIPS and Illinois Power are both Illinois corporations subject to the provisions of the IBCA. Upon consummation of the merger, holders of IP preferred stock, whose rights are currently governed by the Illinois Power articles of incorporation, the Illinois Power bylaws and the IBCA, will become preferred shareholders of the surviving corporation, which at the effective time of the merger will be renamed "Ameren Illinois Company," and their rights will be governed by the post-merger articles of incorporation of Ameren Illinois, the post-merger bylaws of Ameren Illinois and the IBCA. The following description summarizes the material differences that may affect the rights of holders of IP preferred stock and holders of Ameren Illinois preferred stock but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. While we believe this summary covers the material differences, the identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. This summary may not contain all information that is important to you and is qualified in its entirety by reference to the form of post-merger articles of incorporation attached as Annex C. Preferred shareholders should read carefully the relevant provisions of the IBCA, the form of post-merger articles of incorporation attached as Annex C, the form of post-merger bylaws attached as Annex D, the current Illinois Power articles of incorporation, the current Illinois Power bylaws and "The Merger—Description of Material Terms of Ameren Illinois Preferred Stock" above.

 Conversion Rate

        Two shares of IP preferred stock will be converted into one share of Ameren Illinois preferred stock. No fractional shares of Ameren Illinois preferred stock will be issued in the merger. Holders of IP preferred stock prior to the merger who would otherwise be entitled to receive a fraction of a share of Ameren Illinois preferred stock as a result of the merger will receive cash in lieu of such fractional shares. See "The Merger—Fractional Shares" and "The Agreement and Plan of Merger—Fractional Shares" above for more information on the treatment of fractional shares.

Par Value

        The par value of each outstanding share of Ameren Illinois preferred stock will be $100; the par value of each outstanding share of IP preferred stock is $50.

Capitalization

        The total authorized shares of capital stock of Ameren Illinois will consist of (1) 2,000,000 shares of Ameren Illinois $100 par value preferred stock, (2) 2,600,000 shares of Ameren Illinois no par preferred stock and (3) 45,000,000 shares of common stock. As of June 21, 2010, 500,000 shares of CIPS preferred stock, par value $100 per share, and 25,452,373 shares of CIPS common stock were outstanding, all of which will remain outstanding following the effective time of the merger as shares of Ameren Illinois preferred stock, except to the extent that CIPS preferred shareholders exercise their dissenters' rights. After the merger, up to 124,874 additional shares of Ameren Illinois preferred stock will be outstanding as a result of the conversion of IP preferred stock into Ameren Illinois preferred stock. See "The Merger—Conversion of IP Preferred Stock" and "The Agreement and Plan of Merger—Treatment of Securities—IP Preferred Stock" above.

        The total authorized shares of capital stock of Illinois Power consist of (1) 5,000,000 shares of serial preferred stock, par value $50 per share, (2) 5,000,000 shares of serial no par preferred stock, (3) 5,000,000 shares of no par preference stock, and (4) 100,000,000 of no par common stock. As of June 21, 2010, 912,675 shares of IP preferred stock, par value $50 per share, and 23,000,000 shares of Illinois Power common stock were outstanding.

 Dividend Rate

        The annual dividend rate for each series of Ameren Illinois preferred stock into which IP preferred stock is to be converted will be the same as the annual dividend rate for the corresponding series of IP preferred stock. See the table in the section of this information statement/prospectus entitled "The Merger—Description of Material Terms of Ameren Illinois Preferred Stock—Ameren Illinois Preferred Stock Issued Pursuant to the Merger" above for the dividend rate on shares of each series of Ameren Illinois preferred stock that will constitute the IP preferred stock merger consideration.

Redemption Price

        The redemption price of each share of Ameren Illinois preferred stock into which IP preferred stock is to be converted will equal the aggregate redemption price of two shares of the corresponding series of IP preferred stock. See the table in the section of this information statement/prospectus entitled "The Merger—Description of Material Terms of Ameren Illinois Preferred Stock—Ameren Illinois Preferred Stock Issued Pursuant to the Merger" above for the redemption price of shares of each series of Ameren Illinois preferred stock that will constitute the IP preferred stock merger consideration.

Liquidation Rights

        In the event of any liquidation, dissolution or winding up (voluntary or involuntary) of Ameren Illinois, holders of Ameren Illinois preferred stock will be entitled to receive an amount equal to the aggregate par or stated value of their shares and any unpaid accrued dividends thereon, before any payment or distribution is made to the holder of Ameren Illinois common stock. Each series of Ameren Illinois preferred stock otherwise will rank on a parity with each other series as to liquidation rights.

        On any liquidation of Illinois Power, the holders of the IP preferred stock at the time outstanding would be entitled to be paid in cash, after payment of all indebtedness, in the case of IP preferred stock, $50 par value, the sum of $50 per share, and in the case of the IP no par preferred stock, such amount per share as may be fixed by the Illinois Power board of directors upon establishing such series, together, in each case, with accrued and unpaid dividends thereon, and Illinois Power's remaining assets shall be distributable among the holders of subordinate stock then outstanding, according to their respective rights. On any liquidation of Illinois Power, in the event that the amounts payable with respect to all series of the IP preferred stock are not paid in full, the shares of all series of the IP preferred stock would share ratably in accordance with the respective amounts which would be payable on said shares if all amounts payable were discharged in full.

        The amount payable with respect to each share of Ameren Illinois preferred stock into which IP preferred stock is converted in the event of the liquidation, dissolution or winding up, whether voluntary or involuntary, of Ameren Illinois will equal the amount payable with respect to two shares of the corresponding series of IP preferred stock upon voluntary or involuntary dissolution, liquidation or winding up of the affairs of Illinois Power or upon any distribution of Illinois Power's capital. No amount will be payable with respect to the Ameren Illinois preferred stock upon any distribution of Ameren Illinois' capital.

Future Issuances of Preferred Stock

        The authorized but unissued shares of Ameren Illinois preferred stock may be issued in one or more series from time to time upon such terms and in such manner, with such variations as to dividend rates (which may be fixed or variable), dividend periods and payment dates, the prices at which, and the terms and conditions on which, shares may be redeemed or repurchased, and sinking fund provisions, if any, as may be determined by the Ameren Illinois board of directors. Except for such characteristics, as to which the Ameren Illinois board of directors has discretion, all series of the $100 par value Ameren Illinois preferred stock will rank equally and will be alike in all respects. Except for such characteristics and the amount payable upon Ameren Illinois' liquidation, dissolution or winding up, the stated value and the terms and conditions, if any, upon which shares may be converted, as to which the board of directors has discretion, all series of the Ameren Illinois no par preferred stock will rank equally and will be alike in all respects. The aggregate stated value of the issued and outstanding Ameren Illinois no par preferred stock shall not exceed $65,000,000 at any time.

        The Illinois Power board of directors is authorized to divide the IP preferred stock into series and, with respect to shares of any series so established, to fix the number of shares constituting the series, the annual dividend rate and the date from which dividends on all shares of such series issued prior to the record date for such series' first dividend payment date shall be cumulative, the redemption price (not exceeding 120% of the consideration received therefor), liquidation preference and conversion rights and sinking fund provisions, if any. All shares of the IP preferred stock are of equal rank and confer equal rights upon the holders thereof except as to variations between different series and the relative rights and preferences so fixed by the Illinois Power board of directors.

Dividend Rights

        Holders of Ameren Illinois preferred stock will be entitled to receive in respect of each share held, from (and including) the date of issue thereof, cumulative dividends on the par or stated value thereof at the rate or rates applicable thereto, and no more, in preference to Ameren Illinois common stock, payable quarterly or for such other periods as may be fixed by the Ameren Illinois board of directors, when and as declared by the Ameren Illinois board of directors out of any surplus or net profits of Ameren Illinois legally available for such purpose. No dividend may be paid on or set apart for any share of Ameren Illinois preferred stock in respect of a dividend period unless, at the same time, there shall be paid on or set apart for all shares of such stock then outstanding and having a dividend period ending on the same date, dividends in such an amount that the holders of all such shares of such stock shall receive or have set apart for them a uniform percentage of the full dividend to which they are respectively entitled and unless all dividends on the Ameren Illinois preferred stock, for all preceding dividend periods, have been fully paid or declared and funds set apart for the payment thereof. Further, no dividend may be paid on or set apart for any share of Ameren Illinois preferred stock unless all amounts required to be paid and set aside for any sinking fund for the redemption or purchase of shares of any series of Ameren Illinois preferred stock outstanding, with respect to all preceding sinking fund dates, have been paid or set aside in accordance with the terms of such series of preferred stock.

        Holders of each series of the IP preferred stock are entitled to receive, when and as declared, cumulative dividends at the stated annual rate fixed for such series (or determined in accordance with the method of calculation fixed for such series), and no more, payable quarterly on the first days of February, May, August and November to shareholders of record on the respective days, not exceeding 40 and not less than ten days preceding such dividend payment dates, fixed for such purpose by the Illinois Power board of directors in advance of the payment of each particular dividend. Subject to the limitations summarized below, whenever dividends on all outstanding shares of each series of the IP preferred stock for all previous quarter-yearly dividend periods and the current quarter-yearly dividend period shall have been declared and paid or set aside for payment, the Illinois Power board of directors may declare dividends on the Illinois Power preference stock and the Illinois Power common stock out of surplus legally available therefor. No dividend shall be declared on any series of the IP preferred stock in respect of any quarter-yearly dividend period unless there shall likewise be declared on all shares of the IP preferred stock of each other series dividends ratably in proportion to the respective annual dividend rates thereof. Accumulations of dividends do not bear interest.

        After the effective time of merger, dividends on the series of Ameren Illinois preferred stock corresponding to the converted series of IP preferred stock shall be payable quarter-yearly on the first days of February, May, August and November in each year to shareholders of record at the close of business (x) on the respective days that the resolution declaring each particular dividend is adopted unless the Ameren Illinois board of directors fixes a different date in advance or (y) on the respective days, not exceeding 40 and not less than ten days preceding such dividend payment dates, fixed for the purpose by the Ameren Illinois board of directors in advance of the payment of each particular dividend. Dividends will accrue on each share of Ameren Illinois preferred stock corresponding to the converted shares of IP preferred stock from (and including) the date to which Illinois Power has paid dividends in full with respect to the shares of IP preferred stock that were converted into such shares of Ameren Illinois preferred stock. In other respects, the holders of the IP preferred stock will lose the benefit of the dividend rights in the Illinois Power articles of incorporation described above, but will gain the benefit of the dividend rights in the post-merger articles of incorporation of Ameren Illinois.

Voting Rights

        Under Illinois law, each share of IP preferred stock is, and each share of Ameren Illinois preferred stock will be, entitled to one vote on each matter voted on at all meetings of shareholders, with the right of cumulative voting in the election of directors and the right to vote as a class on certain questions. The post-merger articles of incorporation of Ameren Illinois will give holders of Ameren Illinois preferred stock certain special voting rights with respect to specified corporate actions, including certain amendments to the post-merger articles of incorporation of Ameren Illinois, the issuance of Ameren Illinois preferred stock or equal-ranking stock, the issuance or assumption of certain unsecured indebtedness and mergers, consolidations or sales or leases of all or substantially all of Ameren Illinois' assets. See "—Restrictions on Certain Corporate Actions" below.

Restrictions on Certain Corporate Actions

        The post-merger articles of incorporation of Ameren Illinois provide that, so long as any Ameren Illinois preferred stock is outstanding, Ameren Illinois shall not, without a two-thirds vote of each class of the Ameren Illinois preferred stock (the Ameren Illinois $100 par value preferred stock and the Ameren Illinois no par preferred stock each voting separately as a class), unless the retirement of such stock is provided for, (1) amend the post-merger articles of incorporation of Ameren Illinois to create any prior ranking stock or security convertible into such stock, or issue any such stock or convertible security, (2) change the terms and provisions of the Ameren Illinois preferred stock so as to affect adversely the holders' rights or preferences, except that the requisite vote of holders of at least two-thirds of the total number of the shares of only the class or series (if less than all series) so affected shall be required or (3) issue any shares of Ameren Illinois preferred stock or of equal ranking stock, or any securities convertible into shares of such stock, except to redeem, retire or in exchange for an equal amount thereof, unless (a) the gross income of Ameren Illinois available for interest for a 12-month period ending within the 15 months next preceding such issuance was at least 1 1/2 times the sum of (i) one year's interest (adjusted by provision for amortization of debt discount and expense or of premium, as the case may be) on all funded debt and notes of Ameren Illinois maturing more than 12 months after the date of issuance of such shares or convertible securities that will be outstanding at such date and (ii) one year's dividends on the Ameren Illinois preferred stock and all equal or prior ranking stock to be outstanding after the issuance of such shares or convertible securities and (b) the sum of Ameren Illinois common stock capital and Ameren Illinois surplus accounts shall be not less than the total amount of the involuntary liquidation preference of all Ameren Illinois preferred stock and all equal or prior ranking stock to be outstanding after the issuance of such shares or convertible securities.

        The post-merger articles of incorporation also provide that Ameren Illinois shall not, without a majority vote of each class of the Ameren Illinois preferred stock (the Ameren Illinois $100 par value preferred stock and the Ameren Illinois no par preferred stock each voting separately as a class), unless the retirement of such stock is provided for, (1) issue or assume any "unsecured debt securities" (as defined below), except to refund any of Ameren Illinois' secured or unsecured debt or to retire any Ameren Illinois preferred stock or equal or prior ranking stock, if immediately after such issuance or assumption the total amount of all of Ameren Illinois' unsecured debt securities to be outstanding would exceed 20% of the sum of all of Ameren Illinois' outstanding secured debt securities and capital and surplus as then recorded on Ameren Illinois' books or (2) merge or consolidate with any other corporation, or sell or lease all or substantially all of Ameren Illinois' assets, unless the transaction has been ordered, approved or permitted by all regulatory bodies having jurisdiction. "Unsecured debt securities" means all unsecured notes, debentures or other securities representing unsecured indebtedness which have a final maturity, determined as of the date of issuance or assumption, of less than two years.

        For purposes of making the calculations referred to above, the "dividend requirement for one year" applicable to any shares of Ameren Illinois preferred stock or such parity stock or convertible securities proposed to be issued, which will have dividends determined according to an adjustable, floating or variable rate, shall be determined on the basis of the dividend rate to be applicable to such series of Ameren Illinois preferred stock or such parity stock or convertible securities on the date of such issuance and the "interest for one year" on funded indebtedness or notes outstanding and the "dividend requirement for one year" on any outstanding shares of any series of Ameren Illinois preferred stock or shares of stock, if any, ranking prior to or on a parity with the Ameren Illinois preferred stock, or securities convertible into such stock, and having interest or dividends determined according to an adjustable, floating or variable rate shall be determined on the basis of the daily weighted average annual interest or dividend rate applicable to such security (a) during any consecutive 12-month period selected by Ameren Illinois, which period ends within 90 days prior to the issuance of the shares or convertible securities proposed to be issued or (b) if the security has been outstanding for less than 12 full calendar months, during such shorter period beginning on the date of issuance of such security and ending on a date selected by Ameren Illinois, which date shall not be more than 45 days prior to the issuance of the shares or convertible securities proposed to be issued; provided that if such security shall have been issued within 45 days prior to the issuance of the shares or convertible securities proposed to be issued, the interest or dividend rates shall be that applicable on the date of issuance of such security.

        Under the Illinois Power articles of incorporation, Illinois Power may not issue additional shares of the IP preferred stock or any other class of stock ranking prior to or on a parity therewith as to dividends or distributions without the consent of the holders of two-thirds of the IP preferred stock then outstanding, unless Ameren Illinois' net income (including net income of new property, if any, to be acquired in connection with such issuance), determined in conformity with generally accepted accounting principles adjusted for miscellaneous income and expense net, plus the gross amount deducted for interest on all of Illinois Power's interest bearing indebtedness in determining net income, for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding such issuance, shall have been at least 1 1/2 times the sum of (i) the annual interest charges on all of Illinois Power's interest bearing indebtedness and (ii) the annual dividend requirements on all outstanding shares of the IP preferred stock and any other class of stock ranking prior to or on a parity therewith as to dividends or distributions which is not to be retired in connection with such issuance.

        Under the Illinois Power articles of incorporation, Illinois Power may not create any new class of stock having rights and preferences prior and superior to the IP preferred stock or change the preferences, qualifications, limitations, restrictions or special or relative rights of the IP preferred stock, without (i) the consent of the holders of two-thirds of the IP preferred stock then outstanding and

(ii) in the case of any change affecting less than all series of IP preferred stock, like consent of the holders of the particular series of the IP preferred stock so affected.

        Upon the conversion of the IP preferred stock into Ameren Illinois preferred stock at the effective time of the merger, the holders of the IP preferred stock will lose the benefit of the restrictions in the Illinois Power articles of incorporation described above, but will gain the benefit of the restrictions in the post-merger articles of incorporation of Ameren Illinois.

Preemptive Rights

        Holders of IP preferred stock do not, and holders of Ameren Illinois preferred stock will not, have preemptive rights to subscribe for or purchase any securities issued by Illinois Power or Ameren Illinois, respectively.

Miscellaneous

        The IP preferred stock do not, and the Ameren Illinois preferred stock will not, have conversion rights, but the Ameren Illinois board of directors may provide conversion rights for future series of Ameren Illinois no par preferred stock. Like the terms of the Illinois Power articles of incorporation, there will be no restriction on the repurchase or redemption by Ameren Illinois of stock while there is any arrearage in the payment of dividends or sinking fund installments in respect of its shares, except in circumstances when the repurchase or redemption of its shares is otherwise prohibited or restricted by statute or common law or, as summarized herein, by the post-merger articles of incorporation of Ameren Illinois.

        Illinois Power reserves, and Ameren Illinois will reserve, the right to increase, decrease or reclassify its authorized stock of any class or series thereof, and to amend or repeal any provision in its articles of incorporation or any amendment thereto, in the manner prescribed by law, subject to the conditions and limitations prescribed in its articles of incorporation; and all rights conferred on shareholders in its articles of incorporation are subject to this reservation.

INFORMATION REGARDING CIPS, CILCO AND ILLINOIS POWER

        The following is a description of the business and operations of each of CIPS, CILCO and Illinois Power. Each of these companies is a direct wholly owned (as to common stock) subsidiary of Ameren that operates a rate-regulated public utility in the State of Illinois. Each company is required to file information with the SEC. The information provided below primarily comes from each company's Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the period ended March 31, 2010, each of which Ameren, CIPS, CILCO and Illinois Power in addition to certain other subsidiaries of Ameren jointly filed as one document with the SEC. See "Where You Can Find More Information" on page 168.

        In the following description, reference is made to CIPS, CILCO (excluding AERG) and Illinois Power as the "Ameren Illinois Utilities" and occasional reference is also made to the Ameren Illinois Utilities and AITC, collectively, as the "Illinois Regulated" business segment of Ameren. AERG, together with Electric Energy, Inc. ("EEI") and Ameren Energy Generating Company ("Genco"), forms the Merchant Generation business segment (formerly referred to as non-rate-regulated generation) of Ameren and, in certain instances, information related to this business segment is reported in the aggregate. In addition, in order to distinguish between CILCO's rate-regulated business and its merchant electric generation business, the business segments are sometimes referred to as "CILCO (Illinois Regulated)" and "CILCO (through AERG)," respectively. Occasional reference is also made, where appropriate, to other Ameren subsidiaries and business segments.

        For purposes of this section "Information Regarding CIPS, CILCO and Illinois Power" of this information statement/prospectus only, and not with respect to any other section or annex in this information statement/prospectus, references to "us," "we" or "our" refer to Ameren, CIPS, CILCO and Illinois Power.

Description of Business

  General

        Central Illinois Public Service Company.    CIPS, also known as AmerenCIPS, operates a rate-regulated electric and natural gas transmission and distribution business in Illinois. CIPS was incorporated in Illinois in 1923 and is successor to a number of companies, the oldest of which was organized in 1902. It supplies electric and natural gas utility service to portions of central, west central and southern Illinois in an area of 20,500 square miles. CIPS supplies electric service to 383,000 customers and natural gas service to 182,000 customers.

        Central Illinois Light Company.    CILCO, also known as AmerenCILCO, operates a rate-regulated electric transmission and distribution business, a merchant electric generation business (through its subsidiary AERG), and a rate-regulated natural gas transmission and distribution business, all in Illinois. CILCO was incorporated in Illinois in 1913. Until March 4, 2010, CILCO was a wholly owned subsidiary of CILCORP. On March 4, 2010, CILCORP was merged into Ameren, and CILCO became a wholly owned subsidiary of Ameren. CILCO supplies electric and natural gas utility service to portions of central and east central Illinois in areas of 3,700 and 4,500 square miles, respectively. CILCO supplies electric service to 211,000 customers and natural gas service to 214,000 customers. AERG, a wholly owned subsidiary of CILCO, is expected to have capacity of 1,125 megawatts from its coal-fired electric generating facilities at the time of the 2010 peak summer electrical demand.

        We expect to transfer ownership of AERG to Ameren following the merger, subject to receiving a private letter ruling from the IRS addressing the tax consequences of that transfer, so that AERG will not be owned by Ameren Illinois. See "The Merger—Background of the Merger" above.

        Illinois Power Company.    Illinois Power, also known as AmerenIP, operates a rate-regulated electric and natural gas transmission and distribution business in Illinois. Illinois Power was incorporated in

1923 in Illinois. It supplies electric and natural gas utility service to portions of central, east central and southern Illinois in an area of 15,000 square miles, contiguous to our other service territories. Illinois Power supplies electric service to 617,000 customers and natural gas service to 417,000 customers, including most of the Illinois portion of the Greater St. Louis area.

        Employees.    The following table presents the total number of employees at CIPS, CILCO and Illinois Power at December 31, 2009:

CIPS	657
CILCO	1,183
Illinois Power	1,132

        As of January 1, 2010, the International Brotherhood of Electrical Workers, the International Union of Operating Engineers, the National Congress of Firemen and Oilers and the Laborers and Gas Fitters labor unions, collectively, represented 83% of the employees at CIPS, 38% of the employees at CILCO and 90% of the employees at Illinois Power. All collective bargaining agreements that expired in 2009 have been renegotiated and ratified. Most of the collective bargaining agreements have three- to five-year terms and expire between 2011 and 2013.

        For additional information about the development of our businesses, our business operations and factors affecting our operations and financial position, see "—Management's Discussion and Analysis of Financial Condition and Results of Operations" below and Note 1—Summary of Significant Accounting Policies in the combined notes to both our unaudited financial statements for the three months ended March 31, 2010, and our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus.

  Rates and Regulation

        The rates that CIPS, CILCO and Illinois Power are allowed to charge for their utility services significantly influence their results of operations, financial position and liquidity. The electric and natural gas utility industry is highly regulated. The utility rates charged to CIPS, CILCO and Illinois Power customers are determined, in large part, by governmental entities, including the ICC and FERC. Decisions by these governmental entities are influenced by many factors, including the cost of providing service, the prudence of expenditures, the quality of service, regulatory staff knowledge and experience, economic conditions, public policy and social and political views, and are largely outside of our control. Decisions made by these governmental entities regarding rates, as well as the regulatory lag involved in filing and getting new rates approved, could have a material impact on the results of operations, financial position and liquidity of CIPS, CILCO and Illinois Power.

        The ICC regulates rates and other matters for CIPS, CILCO and Illinois Power. FERC regulates CIPS, CILCO and Illinois Power as to their ability to charge market-based rates for the sale and transmission of energy in interstate commerce and various other matters discussed under "—General Regulatory Matters" below. Wholesale revenues for AERG are subject to FERC regulation, but are not subject to direct ICC regulation.

        The following table presents the approximate percentage of electric and natural gas operating revenues subject to regulation by the ICC for each of the Ameren Illinois Utilities for the year ended December 31, 2009:

	Electric	Natural Gas
CIPS	100%	100%
CILCO	41	100
Illinois Power	100	100

        Under the Illinois Electric Service Customer Choice and Rate Relief Law of 1997, all electric customers in Illinois may choose their own electric energy provider. However, the Ameren Illinois Utilities are required to serve as the provider of last resort ("POLR") for electric customers within their territory who have not chosen an alternative retail electric supplier. The Ameren Illinois Utilities' obligation to provide full requirements electric service, including power supply, as a POLR varies by customer size. The Ameren Illinois Utilities are not required to offer fixed priced electric service to many of their largest customers with electric demands of 400 kilowatts or greater, as this group of customers has been declared competitive. The power procurement costs incurred by the Ameren Illinois Utilities are passed directly to their customers through a cost recovery mechanism.

        Environmental adjustment rate riders authorized by the ICC permit the recovery of prudently incurred manufactured gas plant remediation and litigation costs from CIPS', CILCO's and Illinois Power's Illinois electric and natural gas utility customers. In addition, Illinois Power has a tariff rider to recover the costs of asbestos-related litigation claims, subject to the following terms: 90% of cash expenditures in excess of the amount included in base electric rates is recoverable by Illinois Power from a trust fund established by Illinois Power. At both December 31, 2009 and March 31, 2010, the trust fund balance was $23 million, including accumulated interest. If cash expenditures are less than the amount in base rates, Illinois Power will contribute 90% of the difference to the fund. Once the trust fund is depleted, 90% of allowed cash expenditures in excess of base rates will be recoverable through charges assessed to customers under the tariff rider.

        In 2009, a new law became effective in Illinois that allows electric and natural gas utilities to recover through a rate adjustment the difference between their actual bad debt expense and the bad debt expense included in their base rates. In February 2010, the ICC approved the Ameren Illinois Utilities' electric and natural gas rate adjustment tariffs to recover bad debt expense not recovered in base rates.

        If certain criteria are met, CIPS', CILCO's and Illinois Power's natural gas rates may be adjusted without a traditional rate proceeding. Purchased-gas-adjustment tariffs ("PGAs") have clauses that permit prudently incurred natural gas costs to be passed directly to the consumer.

        FERC regulates the rates charged and the terms and conditions for electric transmission services. Each regional transmission organization ("RTO") separately files regional transmission tariff rates for approval by FERC. All members within that RTO are then subjected to those rates. As members of the Midwest Independent Transmission System Operator, Inc. ("MISO"), the Ameren Illinois Utilities' transmission rate is calculated in accordance with MISO's rate formula. The transmission rate is updated in June of each year based on FERC filings. This rate is charged directly to wholesale customers and alternative retail electric suppliers. For retail customers who have not chosen an alternative retail electric supplier, the transmission rate is collected through a rider mechanism.

        For additional information on Illinois rate matters, including the recently issued order in electric and natural gas rate cases, see "—Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations," "—Management's Discussion and Analysis of Financial Condition and Results of Operations—Outlook" and "—Quantitative and Qualitative Disclosures About Market Risk" below, and Note 2—Rate and Regulatory Matters and Note 9—Commitments and Contingencies in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 2—Rate and Regulatory Matters and Note 13—Commitments and Contingencies in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus.

  AERG

        AERG's revenues are determined by market conditions and contractual arrangements. As discussed below, AERG sells all of its power and capacity to Ameren Energy Marketing Company

("Marketing Company") through a power supply agreement. Marketing Company attempts to optimize the value of those assets and mitigate risks through a variety of hedging techniques, including wholesale sales of capacity and energy, retail sales in the non-rate-regulated Illinois market, spot market sales primarily in MISO and PJM Interconnection LLC ("PJM") and financial transactions. Marketing Company enters into long-term and short-term contracts. Marketing Company's counterparties include cooperatives, municipalities, commercial and industrial customers, power marketers, MISO and investor-owned utilities such as the Ameren Illinois Utilities. For additional information on Marketing Company's hedging activities and Marketing Company's sales to the Ameren Illinois Utilities, see "—Management's Discussion and Analysis of Financial Condition and Results of Operations—Outlook," and Note 6—Derivative Financial Instruments and Note 8—Related Party Transactions in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 7—Derivative Financial Instruments and Note 12—Related Party Transactions in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus.

        General Regulatory Matters.    CIPS, CILCO and Illinois Power must receive FERC approval to issue short-term debt securities and to conduct certain acquisitions, mergers and consolidations involving electric utility holding companies having a value in excess of $10 million. In addition, they must receive authorization from the ICC to issue stock and long-term debt securities (with maturities of more than 12 months) and to conduct mergers, affiliate transactions and various other activities. AERG is subject to FERC's jurisdiction when it issues any securities.

        Under the Public Utility Holding Company Act of 2005 ("PUHCA 2005"), FERC and any state public utility regulatory agencies may access books and records of Ameren and its subsidiaries that are determined to be relevant to costs incurred by CIPS, CILCO (Illinois Regulated) and Illinois Power with respect to jurisdictional rates. PUHCA 2005 also permits Ameren or the ICC to request that FERC review cost allocations by Ameren Services Company ("Ameren Services") to other Ameren companies.

        For additional information on regulatory matters, see Note 2—Rate and Regulatory Matters and Note 9—Commitments and Contingencies in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 2—Rate and Regulatory Matters and Note 13—Commitments and Contingencies in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus.

        Environmental Matters.    Certain of our operations are subject to federal, state and local environmental statutes or regulations relating to the safety and health of personnel, the public and the environment. These environmental statutes and regulations include requirements for identification, generation, storage, handling, transportation, disposal, recordkeeping, labeling, reporting and emergency response in connection with hazardous and toxic materials, safety and health standards and environmental protection requirements, including standards and limitations relating to the discharge of air and water pollutants and the management of waste and byproduct materials. Failure to comply with those statutes or regulations could have material adverse effects on us. We could be subject to criminal or civil penalties by regulatory agencies. We could be ordered to make payments to private parties by the courts. Except as indicated in this information statement/prospectus, we believe that we are in material compliance with existing statutes and regulations.

        For additional discussion of environmental matters, including nitrogen oxide ("NOX"), sulfur dioxide ("SO2") and mercury emission reduction requirements, global climate change, remediation efforts and NSPS provisions, see "—Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" below, and Note 9—Commitments and Contingencies in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 13—Commitments and Contingencies in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus.

        Supply for Electric Power.    Ameren owns an integrated transmission system that comprises the transmission assets of CIPS, CILCO and Illinois Power as well as Union Electric Company ("UE") and AITC. With respect to the Ameren Illinois Utilities, AITC, Genco and AERG, Ameren operates the AMIL balancing authority area ("AMIL"). During 2009, the peak demand in AMIL was 8,607 megawatts ("MW"). The Ameren transmission system directly connects with 15 other balancing authority areas for the exchange of electric energy.

        CIPS, CILCO and Illinois Power are transmission-owning members of MISO. Transmission service on CIPS, CILCO and Illinois Power transmission systems is provided pursuant to the terms of the MISO Open Access Transmission Tariff ("OATT") on file with FERC.

        CIPS, CILCO and Illinois Power are members of SERC Reliability Corporation ("SERC"), one of the regional electric reliability councils organized for coordinating the planning and operation of the nation's bulk power supply. SERC is responsible for the bulk electric power supply system in much of the southeastern United States, including all or portions of Missouri, Illinois, Arkansas, Kentucky, Tennessee, North Carolina, South Carolina, Georgia, Mississippi, Alabama, Louisiana, Virginia, Florida, Oklahoma, Iowa and Texas.

        See Note 2—Rate and Regulatory Matters in the combined notes to both our unaudited financial statements for the three months ended March 31, 2010, and our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for additional information.

        Ameren Illinois Utilities.    As of January 1, 2007, CIPS, CILCO and Illinois Power were required to obtain from market sources all electric supply requirements for customers, except those declared competitive, who did not purchase electric supply from third-party suppliers. The power procurement costs incurred by CIPS, CILCO and Illinois Power are passed directly to their customers through a cost recovery mechanism.

        In September 2006, a reverse power procurement auction was held, as a result of which CIPS, CILCO and Illinois Power entered into power supply contracts with the winning bidders, including Marketing Company. Under these contracts, the electric suppliers are responsible for providing to CIPS, CILCO and Illinois Power energy, capacity, certain transmission, volumetric risk management and other services necessary for the Ameren Illinois Utilities to serve the electric load needs of fixed-price residential and small commercial customers (with less than one MW of demand) at an all-inclusive fixed price. These contracts commenced on January 1, 2007, with one-third of the supply contracts expiring in each of May 2008, 2009 and 2010.

        A comprehensive settlement of issues in Illinois arising out of the end of 10 years of frozen electric rates on January 2, 2007 became effective on August 28, 2007 (the "2007 Illinois Electric Settlement Agreement"). The 2007 Illinois Electric Settlement Agreement was designed to avoid new rate rollback and freeze legislation and legislation that would impose a tax on electric generation in Illinois. The 2007 Illinois Electric Settlement Agreement addressed the issue of power procurement, and it included a comprehensive rate relief and customer assistance program. As part of the 2007 Illinois Electric Settlement Agreement, the reverse power procurement auction process was discontinued and a new competitive power procurement process led by the Illinois Power Agency (the "IPA") beginning in 2009 was established. In January 2009, the ICC approved the electric power procurement plan filed by the IPA for both the Ameren Illinois Utilities and Commonwealth Edison Company. The plan outlined the wholesale products that the IPA procured on behalf of the Ameren Illinois Utilities for the period June 1, 2009, through May 31, 2014. The IPA procured capacity, energy swaps and renewable energy credits through a request-for-proposal process on behalf of the Ameren

Illinois Utilities in the second quarter of 2009. In August 2009, the IPA submitted its plan to the ICC for procurement of electric power for the Ameren Illinois Utilities and Commonwealth Edison Company for the period June 1, 2010, through May 31, 2015. The plan was modified and approved by the ICC in December 2009. In April and May of 2010, the IPA procured capacity, financial energy swaps and renewable energy credits through request-for-proposal separate processes on behalf of the Ameren Illinois Utilities. The IPA will also procure long-term renewable supply in 2010.

        A portion of the electric power supply required for the Ameren Illinois Utilities to satisfy their distribution customers' requirements is purchased from Marketing Company on behalf of Genco, AERG and EEI. Also as part of the 2007 Illinois Electric Settlement Agreement, the Ameren Illinois Utilities entered into financial contracts with Marketing Company (for the benefit of Genco and AERG) to lock in energy prices for 400 to 1,000 megawatts annually of their round-the-clock power requirements during the period June 1, 2008 through December 31, 2012, at relevant market prices at that time. These financial contracts do not include capacity, are not load-following products and do not involve the physical delivery of energy.

        See Note 2—Rate and Regulatory Matters, Note 8—Related Party Transactions and Note 9—Commitments and Contingencies in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 2—Rate and Regulatory Matters, Note 12—Related Party Transactions and Note 13—Commitments and Contingencies in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for additional information on power procurement in Illinois.

        AERG.    AERG has entered into a power supply agreement with Marketing Company whereby it sells, and Marketing Company purchases, all the capacity available from AERG's generation fleet and the associated energy. This power supply agreement continues through December 31, 2022, and from year to year thereafter unless either party elects to terminate the agreement by providing the other party with no less than six-months advance written notice. All of AERG's generating facilities compete for the sale of energy and capacity in the competitive energy markets through Marketing Company. See Note 8—Related Party Transactions in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 12—Related Party Transactions in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for additional information.

        Factors that could cause Marketing Company to purchase power for AERG include, among other things, absence of sufficient owned generation, plant outages, the fulfillment of renewable energy requirements, the failure of suppliers to meet their power supply obligations, extreme weather conditions and the availability of power at a cost lower than the cost of generating it.

        Fuel for Power Generation.    The following table presents the source of AERG's electric generation by fuel type, excluding purchased power, for the years ended December 31, 2009, 2008 and 2007:

	Coal	Natural Gas	Oil
2009	100%	(a)%	-%
2008	99	1	-
2007	99	1	(a)

(a)
Less than 1% of total fuel supply.

        The following table presents AERG's cost of fuels for electric generation for the years ended December 31, 2009, 2008 and 2007:

	Fiscal Year ended December 31,
Cost of Fuels (Dollars per million British thermal units)	2009	2008	2007
Coal(a)	$1.643	$1.598	$1.309
Weighted average—all fuels(b)	$1.673	$1.721	$1.450

(a)
The fuel cost for coal represents the cost of coal, costs for transportation, which includes diesel fuel adders, and cost of emission allowances.

(b)
Represents all costs for fuels used in AERG's electric generating facilities, to the extent applicable, including coal, oil and handling. Oil is not individually listed in this table because its use is minimal.

        Coal.    AERG has agreements in place to purchase a portion of its coal needs and to transport it to electric generating facilities through 2019. AERG expects to enter into additional contracts to purchase coal from time to time. Coal supply agreements typically have an initial term of five years, with about 20% of the contracts expiring annually. AERG burned 4.0 million tons of coal in 2009. See "—Quantitative and Qualitative Disclosures About Market Risk" below for additional information about coal supply contracts.

        About 89% of AERG's coal is purchased from the Powder River Basin in Wyoming. The remaining coal is typically purchased from the Illinois Basin. AERG has a policy to maintain coal inventory consistent with its projected usage. Inventory may be adjusted because of uncertainties of supply due to potential work stoppages, delays in coal deliveries, equipment breakdowns and other factors. In the past, deliveries from the Powder River Basin have occasionally been restricted because of rail maintenance, weather and derailments. As of December 31, 2009, coal inventories for AERG were at targeted levels. Disruptions in coal deliveries could cause AERG to pursue a strategy that could include reducing sales of power during low-margin periods, buying higher-cost fuels to generate required electricity and purchasing power from other sources.

        Renewable Energy.    Illinois has enacted laws requiring electric utilities to include renewable energy resources in their portfolios. Illinois requires renewable energy resources to equal or exceed 2% of the total electricity that each electric utility supplies to its eligible retail customers as of June 1, 2008, increasing to 10% by June 1, 2015, and to 25% by June 1, 2025. The Ameren Illinois Utilities have procured renewable energy credits under the ICC-approved request-for-proposal process to meet this requirement through May 2011. See Note 2—Rate and Regulatory Matters in the combined notes to both our unaudited financial statements for the three months ended March 31, 2010, and our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for additional information about the Illinois power procurement process.

        Energy Efficiency.    CIPS, CILCO and Illinois Power have implemented energy efficiency programs to educate and help their customers become more efficient users of energy.

        The Ameren Illinois Utilities are participating in the Illinois Clean Energy Community Foundation, a program that supports energy efficiency, promotes renewable energy and provides educational opportunities. In June 2008, the ICC issued an order approving the Ameren Illinois Utilities' electric energy efficiency plan, as well as a cost recovery mechanism by which the program costs will be recovered from electric customers. In October 2008, the ICC issued an order approving the Ameren Illinois Utilities' natural gas energy efficiency plan, as well as a cost recovery mechanism by which the program costs will be recovered from natural gas customers. The Ameren Illinois Utilities have set up a website at www.actonenergy.com in order to provide more information to their customers regarding energy efficiency.

        Natural Gas Supply for Distribution.    CIPS, CILCO and Illinois Power are responsible for the purchase and delivery of natural gas to their gas utility customers. CIPS, CILCO and Illinois Power develop and manage a portfolio of gas supply resources. These include firm gas supply under term agreements with producers, interstate and intrastate firm transportation capacity, firm storage capacity leased from interstate pipelines and on-system storage facilities to maintain gas deliveries to customers throughout the year and especially during peak demand. CIPS, CILCO and Illinois Power primarily use the Panhandle Eastern Pipe Line Company, the Trunkline Gas Company, the Natural Gas Pipeline Company of America, the Mississippi River Transmission Corporation and the Texas Eastern Transmission Corporation interstate pipeline systems to transport natural gas to their systems. In addition to physical transactions, financial instruments, including those entered into in the New York Mercantile Exchange futures market and in the over-the-counter ("OTC") financial markets, are used to hedge the price paid for natural gas. See "—Quantitative and Qualitative Disclosures About Market Risk" for additional information about natural gas supply contracts. Prudently incurred natural gas purchase costs are passed on to customers of CIPS, CILCO and Illinois Power in Illinois under PGA clauses, subject to prudency review by the ICC.

        For additional information on our fuel and purchased power supply, see "—Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations," "—Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" and "—Management's Discussion and Analysis of Financial Condition and Results of Operations—Effects of Inflation and Changing Prices" below. Also see "—Quantitative and Qualitative Disclosures About Market Risk" below, and Note 1—Summary of Significant Accounting Policies, Note 6—Derivative Financial Instruments, Note 8—Related Party Transactions and Note 9—Commitments and Contingencies in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 1—Summary of Significant Accounting Policies, Note 7—Derivative Financial Instruments, Note 12—Related Party Transactions and Note 13—Commitments and Contingencies in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus.

        Industry Issues.    We are facing issues common to the electric and natural gas utility industry and the merchant electric generation industry. These issues include:

  •
  political and regulatory resistance to higher rates, especially in a recessionary economic environment;

  •
  the potential for changes in laws, regulations and policies at the state and federal level, including those resulting from election cycles;

  •
  access to, and uncertainty in, the capital and credit markets;

  •
  the potential for more intense competition in generation, supply and distribution, including new technologies;

  •
  pressure on customer growth and usage in light of current economic conditions;

  •
  the potential for reregulation in some states, including Illinois, which could cause electric distribution companies to build or acquire generation facilities and to purchase less power from electric generating companies such as AERG;

  •
  changes in the structure of the industry as a result of changes in federal and state laws, including the formation of merchant generating and independent transmission entities and RTOs;

  •
  increases or decreases in power prices due to the balance of supply and demand;

  •
  the availability of fuel and increases or decreases in fuel prices;

  •
  the availability of qualified labor and material and rising costs;

  •
  regulatory lag;

  •
  negative free cash flows due to rising investments and the regulatory framework;

  •
  continually developing and complex environmental laws, regulations and issues, including air-quality standards, mercury regulations and increasingly likely greenhouse gas limitations and ash management requirements;

  •
  public concern about the siting of new facilities;

  •
  aging infrastructure and the need to construct new power generation, transmission and distribution facilities;

  •
  proposals for programs to encourage or mandate energy efficiency and renewable sources of power; and

  •
  consolidation of electric and natural gas companies.

        We are monitoring these issues. Except as otherwise noted in this information statement/prospectus, we are unable to predict what impact, if any, these issues will have on our results of operations, financial position or liquidity. For additional information, see "Risk Factors" beginning on page 14, "—Management's Discussion and Analysis of Financial Condition and Results of Operations—Outlook" and "—Management's Discussion and Analysis of Financial Condition and Results of Operations—Regulatory Matters" below, and Note 2—Rate and Regulatory Matters and Note 9—Commitments and Contingencies in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 2—Rate and Regulatory Matters and Note 13—Commitments and Contingencies in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus.

        Operating Statistics.    The following tables present key electric and natural gas operating statistics for the Ameren Illinois Utilities and AERG for the past three years:

	Fiscal Year Ended December 31,
	2009	2008	2007
Ameren Illinois Utilities Electric Operating Statistics:
Electric Sales—kilowatthours (in millions):
Residential
Power supply and delivery service	11,089	11,667	11,857
Commercial
Power supply and delivery service	5,235	6,095	7,232
Delivery service only	6,797	6,147	5,178
Industrial
Power supply and delivery service	514	1,442	1,606
Delivery service only	10,712	11,300	11,199
Other	546	555	576

Native load total	34,893	37,206	37,648

Electric Operating Revenues (in millions):
Residential
Power supply and delivery service	$1,094	$1,112	$1,055
Commercial
Power supply and delivery service	521	616	666
Delivery service only	103	77	54
Industrial
Power supply and delivery service	22	102	105
Delivery service only	36	30	24
Other	157	285	372

Native load total	$1,933	$2,222	$2,276

Ameren Illinois Utilities Gas Operating Statistics:
Gas Sales (millions of dekatherms):
Residential	60	65	59
Commercial	26	28	25
Industrial	7	11	10

Total	93	104	94

Natural Gas Operating Revenues (in millions):
Residential	$646	$819	$687
Commercial	259	338	272
Industrial	38	119	103
Other	58	(21)	39

Total	$1,001	$1,255	$1,101

Peak day throughput (thousands of dekatherms):
CIPS	280	266	250
CILCO	423	399	401
Illinois Power	650	615	574

AERG Electric Operating Statistics:
Affiliate native energy sales—kilowatthours (in millions)	6,817	6,677	5,317
Affiliate native energy sales (in millions)	$426	$336	$273

 Description of Property

        For information on our principal properties, see the generating facilities table below. See "—Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" and "—Management's Discussion and Analysis of Financial Condition and Results of Operations—Regulatory Matters" below for any planned additions, replacements or transfers. See also Note 4—Long-term Debt and Equity Financings and Note 9—Commitments and Contingencies in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 5—Long-term Debt and Equity Financings and Note 13—Commitments and Contingencies in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus.

        The following table shows what CILCO's (through AERG) coal-fired electric generating facilities and capability are anticipated to be at the time of its expected 2010 peak summer electrical demand:

Plant	Location	Net Kilowatt Capability(a)
E.D. Edwards	Bartonville, Ill.	715,000
Duck Creek	Canton, Ill.	410,000

Total CILCO (through AERG)		1,125,000

(a)
"Net Kilowatt Capability" is the generating capacity available for dispatch from the facility into the electric transmission grid.

        The following table presents electric and natural gas utility-related properties for CIPS, CILCO and Illinois Power as of December 31, 2009:

	CIPS	CILCO	Illinois Power
Circuit miles of electric transmission lines	2,306	331	1,869
Circuit miles of electric distribution lines	14,929	8,926	21,639
Circuit miles of electric distribution lines underground	12%	26%	13%
Miles of natural gas transmission and distribution mains	5,359	3,915	8,818
Propane-air plants	1	-	-
Underground gas storage fields	3	2	7
Billion cubic feet of total working capacity of underground gas storage fields	2	8	15

        Our other properties include office buildings, warehouses, garages and repair shops.

        CIPS, CILCO and Illinois Power have fee title to all principal plants and other units of property material to the operation of our businesses and to the real property on which such facilities are located (subject to mortgage liens securing outstanding first mortgage bonds and credit facility indebtedness and to certain permitted liens and judgment liens).

        Substantially all of the properties and plants of CIPS, CILCO and Illinois Power are subject to the first liens of the indentures securing their mortgage bonds.

Legal Proceedings

        We are involved in legal and administrative proceedings before various courts and agencies with respect to matters that arise in the ordinary course of business, some of which involve substantial amounts of money. We believe that the final disposition of these proceedings, except as otherwise disclosed in this information statement/prospectus, will not have a material adverse effect on our results of operations, financial position or liquidity. Risk of loss is mitigated, in some cases, by insurance or contractual or statutory indemnification. We believe that we have established appropriate reserves for potential losses. Material legal and administrative proceedings discussed in Note 2—Rate and Regulatory Matters and Note 9—Commitments and Contingencies in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, include the following:

  •
  rehearing the ICC electric and natural gas consolidated rate order issued in April 2010;

  •
  FERC proceedings, including a dispute between MISO and PJM regarding the calculation of certain charges;

  •
  NSR investigations at AERG;

  •
  remediation matters associated with manufactured gas plant and waste disposal sites of the Ameren Illinois Utilities; and

  •
  asbestos-related litigation associated with CIPS, CILCO and Illinois Power.

        For additional information on legal and administrative proceedings, see also "—Description of Business—Rates and Regulation" above and "Risk Factors" beginning on page 14 in addition to "—Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" and "—Management's Discussion and Analysis of Financial Condition and Results of Operations—Regulatory Matters" below and Note 2—Rate and Regulatory Matters and Note 13—Commitments and Contingencies in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus.

Selected Historical Financial Information

        The following table sets forth selected consolidated financial information for CIPS, CILCO and Illinois Power. The selected financial data set forth below as of December 31, 2009, 2008, 2007, 2006 and 2005, and for the fiscal years then ended have been derived from CIPS', CILCO's and Illinois Power's audited financial statements and the notes related thereto. The selected financial data set forth below as of March 31, 2010 and 2009 and for the three-month periods then ended have been derived from CIPS', CILCO's and Illinois Power's unaudited financial statements and the notes related thereto. The selected financial data is only a summary and should be read in conjunction with each company's unaudited financial statements for the three months ended March 31, 2010, and audited financial statements for the fiscal year ended in 2009, and the related notes, which are included in this information statement/prospectus beginning on page F-1, in addition to "—Supplementary Financial Information" and "—Management's Discussion and Analysis of Financial Condition and Results of Operations" below.

        The historical financial information presented may not be indicative of our future performance.

	For the Three Months ended March 31,		For the Year ended December 31,
(In millions, except ratios)	2010	2009	2009	2008	2007	2006	2005
CIPS:
Operating revenues	$251	$265	$869	$982	$1,005	$954	$934
Operating income	23	16	68	42	49	69	85
Net income available to common stockholder	9	6	26	12	14	35	41
Dividends to parent	8	-	47	-	40	50	35
Ratio of earnings to combined fixed charges and preferred dividends(b)	2.76	2.20	2.20	1.47	1.51	2.40	2.87

	As of March 31,		As of December 31,
Total assets	$1,995	$1,940	$1,965	$1,920	$1,866	$1,861	$1,784
Long-term debt, excluding current maturities	421	421	421	421	456	471	410
Total stockholders' equity	575	535	574	529	517	543	569

CILCO:
Operating revenues	$298	$311	$1,082	$1,147	$1,011	$747	$742
Operating income	42	59	252	132	143	78	63
Net income available to common stockholder	19	33	134	68	74	45	24	(a)
Dividends to parent	4	-	20	-	-	65	20
Ratio of earnings to combined fixed charges and preferred dividends(b)	3.46	5.72	5.72	5.54	4.70	3.55	3.26	(a)

	As of March 31,		As of December 31,
Total assets	$2,374	$2,365	$2,382	$2,296	$1,867	$1,656	$1,557
Long-term debt, excluding current maturities	279	279	279	279	148	148	122
Preferred stock subject to mandatory redemption	-	-	-	-	16	17	19
Total stockholders' equity	870	729	855	684	622	535	562

ILLINOIS POWER:
Operating revenues	$453	$472	$1,504	$1,696	$1,646	$1,694	$1,653
Operating income	56	49	230	103	109	141	202
Net income available to common stockholder	18	13	77	3	24	55	95
Dividends to parent	21	-	31	60	61	-	76
Ratio of earnings to combined fixed charges and preferred dividends(b)	2.21	2.22	2.22	1.04	1.46	2.67	4.26

	As of March 31,		As of December 31,
Total assets	$3,946	$3,974	$3,942	$3,770	$3,331	$3,227	$3,056
Long-term debt, excluding current maturities	1,147	1,148	1,147	1,150	1,014	772	704
Long-term debt to Illinois Power Special Purpose Trust, excluding current maturities	-	-	-	-	-	92	184
Total stockholders' equity	1,447	1,321	1,451	1,251	1,308	1,346	1,287

(a)
Included loss from cumulative effect of change in accounting principle of $2 million for CILCO.

(b)
The ratio is computed by dividing the earnings available for fixed charges by the total fixed charges for the applicable period. Earnings are defined as net income from continuing operations before income taxes. Fixed charges represent the preferred stock dividend requirement, interest on short-term and long-term debt, estimated interest cost within rental expense and amortization of net debt premium, discount and expenses.

 Supplementary Financial Information

        The supplementary financial information set forth below for each quarter for the fiscal years ended December 31, 2008, and December 31, 2009, and for the quarter ended March 31, 2010, has been derived from CIPS', CILCO's and Illinois Power's audited and unaudited financial statements and the notes related thereto. The supplementary financial information is only a summary and should be read in conjunction with each company's unaudited financial statements for the three months ended March 31, 2010, and audited financial statements for the fiscal year ended in 2009, and the related notes, which are included in this information statement/prospectus beginning on page F-1, in addition to "—Selected Historical Financial Information" above and "—Management's Discussion and Analysis of Financial Condition and Results of Operations" below.

        The historical financial information presented may not be indicative of our future performance.

	(Unaudited) (In millions)
Quarter ended	Operating Revenues	Operating Income	Net Income (Loss)	Net Income (Loss) Available to Common Stockholder
CIPS
March 31, 2010	$251	$23	$10	$9
March 31, 2009	265	16	7	6
March 31, 2008	290	8	3	2

June 30, 2009	196	6	1	1
June 30, 2008	207	3	(3)	(3)

September 30, 2009	208	35	18	17
September 30, 2008	217	14	7	6

December 31, 2009	200	11	3	2
December 31, 2008	268	17	8	7

CILCO
March 31, 2010	$298	$42	$19	$19
March 31, 2009	311	59	33	33
March 31, 2008	345	48	26	26

June 30, 2009	232	59	31	31
June 30, 2008	232	22	12	11

September 30, 2009	251	69	37	36
September 30, 2008	264	43	24	24

December 31, 2009	288	65	34	34
December 31, 2008	306	19	7	7

ILLINOIS POWER
March 31, 2010	$453	$56	$19	$18
March 31, 2009	472	49	14	13
March 31, 2008	503	27	3	2

June 30, 2009	325	47	13	13
June 30, 2008	360	8	(10)	(10)

September 30, 2009	329	83	35	34
September 30, 2008	353	29	5	4

December 31, 2009	378	51	17	17
December 31, 2008	480	39	7	7

 Management's Discussion and Analysis of Financial Condition and Results of Operations

  OVERVIEW

        Executive Summary.

  Fiscal Year 2009

        Net income attributable to the Ameren Illinois Utilities was $123 million in 2009. That represents a $92 million increase over 2008. The improved 2009 performance was largely a result of higher electric and natural gas delivery service rates, stemming from an ICC order effective October 1, 2008, and lower operations and maintenance expenses. AERG's 2009 net income was $114 million, which represented a $62 million increase over the prior year. AERG's results of operations benefited in 2009 from higher revenues allocated to AERG under its power supply agreement with Marketing Company and lower operations and maintenance expenses.

        For several years, CIPS, CILCO and Illinois Power have been earning returns on investment that are well below their authorized levels, in part, due to regulatory lag. We are focused on improving earnings to levels that represent fair returns on rate-regulated investments. The Ameren Illinois Utilities have rate cases pending in Illinois. The Ameren Illinois Utilities are seeking revenue levels that reflect the significant investments they have made in electric and gas utility infrastructure to improve reliability. The Ameren Illinois Utilities are also seeking recovery of higher financing costs. The Ameren Illinois Utilities requested a $130 million aggregate annual increase in base electric and natural gas delivery rates. At such time, the staff of the ICC supported a $46 million annual revenue increase. The staff's lower revenue amount reflects its lower recommended return on equity of 10.1%, on a rate base weighted basis, compared to the Ameren Illinois Utilities' request of 11.5%, on a rate base weighted basis, and use of a lower pension and benefits expense level, among other things. In February 2010, administrative law judges issued a consolidated proposed order, which included a recommended revenue increase for electric delivery service for the Ameren Illinois Utilities of $66 million in the aggregate (CIPS—$26 million increase, CILCO—$6 million increase, and Illinois Power—$34 million increase) and a recommended revenue net decrease for natural gas delivery service of $10 million in the aggregate (CIPS—$1 million increase, CILCO—$6 million decrease, and Illinois Power—$5 million decrease). The ICC was not bound by the proposed order issued by the administrative law judges.

        As a result of turmoil in the capital and credit markets in 2008 and 2009, we sought to improve our liquidity position. CIPS, CILCO and Illinois Power replaced and extended the expiration of their credit facility and sought to reduce their reliance on borrowings from the credit facility, increase cash balances and increase the equity content of their capitalization.

        Current lower power prices are very much linked to weak economic conditions. Weak economic conditions have reduced the demand for power and other energy commodities. Ameren believes that when the economy recovers, these prices should rise. In the meantime, we continue to look for opportunities to prudently reduce AERG's operating and capital spending, as well as to protect and enhance margins. AERG's output is significantly hedged over the next few years. Such hedging protects credit quality and reduces earnings and cash flow volatility. To strengthen AERG's ability to successfully weather current lower power prices, we have reduced planned operating and capital spending, improving our cash flow outlook for AERG. We continue to evaluate AERG's spending plans in light of changing technologies, power prices and delivered fuel costs in order to ensure that the lowest cost options are identified in terms of both capital and ongoing operating costs. To that end, during 2009, AERG was able to significantly defer or reduce planned capital spending, including spending for environmental compliance, compared with previous plans.

  First Quarter 2010

        Net income attributable to the Ameren Illinois Utilities in the first quarter of 2010 was $34 million. That represents an $8 million increase over the first quarter of 2009. The improved 2010 performance was largely a result of colder winter weather and an emerging economic recovery, which resulted in higher first quarter of 2010 utility electric and natural gas sales compared with those in the year-ago quarter. AERG's net income in the first quarter of 2010 was $12 million. That represents a $14 million decrease over the first quarter of 2009. The decline in AERG's first quarter 2010 earnings, compared to the year-ago quarter, was primarily a result of lower power prices and higher fuel and related transportation costs.

        At the Ameren Illinois Utilities, colder winter weather and improvement in the economy led to an 8% increase in first-quarter 2010 kilowatthour sales to residential and commercial customers, compared with sales during the first quarter of 2009. The impact of an improving economy was also evident in the level of kilowatthour sales to industrial customers of the Ameren Illinois Utilities. Industrial sales advanced 3%, compared to sales during the first quarter of 2009.

        The ICC issued an order in the Ameren Illinois Utilities' electric and natural gas delivery rate cases on April 29, 2010. The order, as corrected by the ICC on May 6, 2010, authorized the Ameren Illinois Utilities to increase revenue by an aggregate of $15 million annually, as calculated by the ICC. This is well below the Ameren Illinois Utilities' revised request of $130 million and the $56 million proposed by the ICC's administrative law judges. The Ameren Illinois Utilities are disappointed in the decision and are taking action to mitigate its effects. The Ameren Illinois Utilities' responses include requesting a rehearing of the rate order. On June 14, 2010, the ICC agreed to rehear three issues in the rate order. The ICC must complete the rehearing and issue an order within 150 days from the date of granting the rehearing. The Ameren Illinois Utilities will also reduce planned spending to levels more closely in line with the revenue and related cash flow levels authorized by the rate order.

        For several years, the Ameren Illinois Utilities have been earning returns on investment that are well below their authorized levels, in part due to regulatory lag. The Ameren Illinois Utilities remain committed to improving earnings to levels that represent fair returns on its regulated investments. To achieve fair returns, we remain focused not only on pursuing constructive regulatory outcomes, including mechanisms that reduce regulatory lag, but also on closely aligning our spending and investment with the level of rates, related cash flows and returns authorized by the respective state commissions.

        Between 2010 and 2017, AERG estimates it will be required to make cumulative investments of between $145 million and $185 million to retrofit its coal-fired power plants with pollution control equipment in compliance with existing emissions-related environmental laws and regulations. The Ameren subsidiaries that form the Merchant Generation segment, which includes AERG, are collectively required to comply with the multi-pollutant standard in Illinois and expect to fully meet this requirement through the use of dry sorbent injection SO2 reduction technology at EEI's Joppa power plant and the installation of scrubbers at Genco's Newton power plant by 2015. Ameren's Merchant Generation segment announced in May 2010 that it will reduce staffing by approximately 75 positions, which includes ten employees at AERG. The reduction of these positions at AERG, coupled with other planned spending reductions, is expected to reduce AERG's 2010 other operations and maintenance expenses to approximately $72 million in 2010. This is approximately 6% lower than other operations and maintenance expenses in 2009. As these recent cost cutting actions again demonstrate, AERG remains focused on minimizing its operating and capital costs.

        Outlook.    The Ameren Illinois Utilities are taking steps to improve their earnings over time by narrowing the gap between earned and authorized returns on investments and making disciplined investments to improve reliability and promote a cleaner environment, consistent with customers' expectations and sound energy policy. Further, AERG continues to take actions to ensure that its business remains well-positioned during this period of low power prices and benefits from an expected power price recovery.

        General.    Ameren, headquartered in St. Louis, Missouri, is a public utility holding company under PUHCA 2005, administered by FERC. Ameren's primary assets are the common stock of its subsidiaries, including CIPS, CILCO and Illinois Power. See Note 1—Summary of Significant Accounting Policies in the combined notes to both our unaudited financial statements for the three months ended March 31, 2010, and our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for a detailed description of CIPS, CILCO and Illinois Power.

  •
  CIPS operates a rate-regulated electric and natural gas transmission and distribution business in Illinois.

  •
  CILCO operates a rate-regulated electric transmission and distribution business, a merchant electric generation business (through its subsidiary, AERG), and a rate-regulated natural gas transmission and distribution business, all in Illinois.

  •
  Illinois Power operates a rate-regulated electric and natural gas transmission and distribution business in Illinois.

        The financial statements of CILCO are prepared on a consolidated basis and therefore include the accounts of its wholly-owned subsidiary, AERG. Illinois Power had a subsidiary in 2007 (Illinois Gas Supply Company) that was dissolved at December 31, 2007. Accordingly, Illinois Power's financial statements are prepared on a consolidated basis for 2007 only. All tabular dollar amounts are expressed in millions, unless otherwise indicated.

  RESULTS OF OPERATIONS

        Earnings Summary.    Our results of operations and financial position are affected by many factors. Weather, economic condition, and the actions of key customers or competitors can significantly affect the demand for our services. Our results are also affected by seasonal fluctuations: winter heating and summer cooling demands. The vast majority of our revenues are subject to state or federal regulation. This regulation has a material impact on the price we charge for our services. AERG's sales are also subject to market conditions for power. AERG principally uses coal for fuel in its operations. The prices for commodities can fluctuate significantly due to the global economic and political environment, weather, supply and demand and many other factors. We have natural gas cost recovery mechanisms for our gas delivery service businesses and purchased power cost recovery mechanisms for our electric delivery service businesses. See Note 2—Rate and Regulatory Matters in the combined notes to both our unaudited financial statements for the three months ended March 31, 2010, and our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for a discussion of the combined electric and natural gas delivery service rate order issued in April 2010. Fluctuations in interest rates and conditions in the capital and credit markets affect our cost of borrowing and Ameren's pension and postretirement benefits costs. We employ various risk management strategies to reduce our exposure to commodity risk and other risks inherent in our business. The reliability of our power plants and transmission and distribution systems and the level of purchased power costs, operating and administrative costs and capital investment are key factors that we seek to control to optimize our results of operations, financial position and liquidity.

        The following table presents the stand-alone net income of CIPS, CILCO (Illinois Regulated), AERG and Illinois Power, as well as the consolidated net income of the Ameren Illinois Utilities for the three months ended March 31, 2010 and 2009, and for the years ended December 31, 2009, 2008 and 2007.

	Three-Month Period ended March 31,		Year ended December 31,
	2010	2009	2009	2008	2007
Net income available to common stockholder:
CIPS	$9	$6	$26	$12	$14
CILCO (Illinois Regulated)	7	7	20	16	9
Illinois Power	18	13	77	3	24

Ameren Illinois Utilities	$34	$26	$123	$31	$47
CILCO (AERG)	$12	$26	$114	$52	$65

        Below are tables of income statement components for the Ameren Illinois Utilities and AERG for the three months ended March 31, 2010 and 2009, and for the years ended December 31, 2009, 2008 and 2007:

	Three Month Period ended March 31,		Year ended December 31,
	2010	2009	2009	2008	2007
Ameren Illinois Utilities:
Electric margins	$217	$193	$886	$817	$759
Natural gas margins	114	111	359	342	317
Other revenues	-	4	4	-	3
Other operations and maintenance	(139)	(136)	(550)	(627)	(550)
Depreciation and amortization	(54)	(53)	(216)	(219)	(217)
Taxes other than income taxes	(41)	(39)	(125)	(126)	(121)
Other income and (expenses)	(1)	1	2	11	20
Interest charges	(37)	(40)	(154)	(145)	(132)
Income (taxes)	(24)	(14)	(77)	(16)	(25)

Net income	35	27	129	37	54
Noncontrolling interest and preferred dividends	(1)	(1)	(6)	(6)	(7)

Net income attributable to common stockholder	$34	$26	$123	$31	$47

AERG:
Electric margins	$52	$70	$312	$218	$206
Other operations and maintenance	(17)	(18)	(76)	(98)	(73)
Depreciation and amortization	(10)	(8)	(38)	(27)	(19)
Taxes other than income taxes	(1)	(1)	(4)	(3)	(3)
Other income and (expenses)	-	-	-	-	1
Interest charges	(5)	(1)	(16)	(4)	(8)
Income (taxes)	(7)	(16)	(64)	(34)	(39)

Net income	12	26	114	52	65
Noncontrolling interest and preferred dividends	-	-	-	-	-

Net income attributable to common stockholder	$12	$26	$114	$52	$65

        Margins.    The following tables present the favorable (unfavorable) variations in our electric and natural gas margins in the three months ended March 31, 2010, compared with the same period in 2009, as well as the variations in the fiscal years ended December 31, 2009 and 2008 compared with the previous years. Electric margins are defined as electric revenues less fuel and purchased power costs. Natural gas margins are defined as gas revenues less gas purchased for resale. We consider electric and natural gas margins useful measures to analyze the change in profitability of our electric and natural gas operations between periods. The Ameren Illinois Utilities have a cost recovery mechanism for power purchased on behalf of their customers. These pass-through power costs do not affect margins; however, the electric revenues and offsetting purchased power costs fluctuate primarily because of customer switching and usage.

        We have included the analysis below as a complement to the financial information we provide in accordance with generally accepted accounting principles ("GAAP"). However, these margins may not be a presentation defined under GAAP and may not be comparable to other companies' presentations or more useful than the GAAP information we provide elsewhere in this report.

Three Months ended March 31, 2010 versus Three Months ended March 31, 2009	CIPS	CILCO	Illinois Power
Electric revenue change:
Effect of weather (estimate)	$1	$-	$1
Regulated rates:
Changes in base rates	-	-	2
Illinois pass-through power supply costs	(13)	(4)	(13)
Sales price changes, including hedging effect	-	(12)	-
2007 Illinois Electric Settlement Agreement, net of reimbursement	1	1	1
Weather-normalized sales and other	8	10	8

Total electric revenue change	$(3)	$(5)	$(1)

Fuel and purchased power change:
Fuel:
Production volume and other	$-	$(12)	$-
Price	-	(5)	-
Purchased power	-	1	1
Illinois pass-through power supply costs	13	4	13

Total fuel and purchased power change	$13	$(12)	$14

Net change in electric margins	$10	$(17)	$13

Natural gas margin change:
Effect of weather (estimate)	$1	$-	$1
Net unrealized mark-to-market losses	-	(2)	-
Weather-normalized sales and other	1	1	1

Net change in natural gas margins	$2	$(1)	$2

Fiscal Year ended December 31, 2009 versus Fiscal Year ended December 31, 2008	CIPS	CILCO	Illinois Power
Electric revenue change:
Effect of weather (estimate)	$(3)	$(4)	$(7)
Regulated rates:
Changes in base rates	17	(2)	73
Illinois pass-through power supply costs	(89)	(104)	(145)
Sales price changes, including hedge effect	-	60	-
2007 Illinois Electric Settlement Agreement, net of reimbursement	2	4	2
Supply Cost Adjustment factor	2	1	4
Generation output, load and other	(7)	3	(6)

Total electric revenue change	$(78)	$(42)	$(79)

Fuel and purchased power change:
Fuel:
Generation and other	$-	$2	$-
Net unrealized mark-to-market gains	-	7	-
Price	-	(3)	-
Purchased power	-	18	-
Illinois pass-through power supply costs	89	104	145

Total fuel and purchased power change	$89	$128	$145

Net change in electric margins	$11	$86	$66

Natural gas margins change:
Effect of weather (estimate)	$(1)	$(1)	$(4)
Changes in base rates	7	(6)	33
Absence of capitalization of nonrecoverable gas costs	(1)	-	(4)
Net unrealized 2008 mark-to-market losses	-	12	-
Other	(4)	(8)	(2)

Net change in natural gas margins	$1	$(3)	$23

Fiscal Year ended December 31, 2008 versus Fiscal Year ended December 31, 2007	CIPS	CILCO	Illinois Power
Electric revenue change:
Effect of weather (estimate)	$(6)	$(4)	$(13)
Regulated rates:
Changes in base rates	5	-	22
Illinois pass-through power supply costs	(58)	15	(48)
Sales price changes, including hedge effect	-	18	-
2007 Illinois Electric Settlement Agreement, net of reimbursement	6	9	7
FERC-ordered MISO resettlements	-	(4)	-
Supply Cost Adjustment factor	(2)	5	(5)
Generation output, load and other	3	51	4

Total electric revenue change	$(52)	$90	$(33)

Fuel and purchased power change:
Fuel:
Generation and other	$-	$(32)	$-
Net unrealized mark-to-market losses	-	(3)	-
Price	-	(15)	-
Illinois pass-through power supply costs	58	(15)	48
FERC-ordered MISO resettlements	8	4	12

Total fuel and purchased power change	$66	$(61)	$60

Net change in electric margins	$14	$29	$27

Natural gas margins change:
Effect of weather (estimate)	$2	$2	$6
Changes in base rates	1	(5)	8
Capitalization of nonrecoverable gas costs	2	-	7
Net unrealized mark-to-market losses	-	(6)	-
Other	2	8	(3)

Net change in natural gas margins	$7	$(1)	$18

  Three Months ended March 31, 2010 versus Three Months ended March 31, 2009

  CIPS

        CIPS' electric margins increased by $10 million, or 17%, for the three months ended March 31, 2010, compared with the same period in 2009. The following items had a favorable impact on electric margins:

  •
  5% higher weather-normalized sales volumes largely due to improved economic conditions, which increased margins by $4 million.

  •
  Favorable weather conditions, as evidenced by a 12% increase in heating degree-days, which increased margins by $1 million.

  •
  A $1 million reduction in the impact of the 2007 Illinois Electric Settlement Agreement.

        CIPS' natural gas margins increased by $2 million, or 8%, for the three months ended March 31, 2010, compared with the same period in 2009. This was primarily due to favorable weather conditions, as evidenced by a 12% increase in heating degree-days, which increased margins by $1 million.

  CILCO (Illinois Regulated)

        The following table provides a reconciliation of CILCO's change in electric margin by segment to CILCO's total change in electric margin for the three months ended March 31, 2010, compared with the same period in 2009:

Three Months ended March 31, 2010 versus Three Months ended March 31, 2009
CILCO (Illinois Regulated)	$1
CILCO (AERG)	(18)

Total change in electric margin	$(17)

        CILCO's (Illinois Regulated) electric margins increased by $1 million, or 4%, for the three months ended March 31, 2010, compared with the same period in 2009. The following items had a favorable impact on electric margins:

  •
  9% higher weather-normalized sales volumes largely due to improved economic conditions, which increased margins by $1 million.

  •
  A $1 million reduction in the impact of the 2007 Illinois Electric Settlement Agreement.

  •
  Favorable weather conditions, as evidenced by a 3% increase in heating degree-days, which increased margins by less than $1 million.

        See CILCO (AERG) below for an explanation of CILCO's (AERG) change in electric margin for the three months ended March 31, 2010, as compared with the same period in 2009.

        CILCO's (Illinois Regulated) natural gas margins decreased $1 million, or 4%, for the three months ended March 31, 2010, compared with the same period in 2009. This was primarily due to net unrealized mark-to-market gains of $2 million on natural gas swaps in 2009.

  Illinois Power

        Illinois Power's electric margins increased by $13 million, or 13%, for the three months ended March 31, 2010, compared with the same period in 2009. The following items had a favorable impact on electric margins:

  •
  4% higher weather-normalized sales volumes largely due to improved economic conditions, which increased margins by $5 million.

  •
  The recovery of power supply costs incurred of $2 million, including an increase in the Supply Cost Adjustment factors, as approved in the 2008 ICC electric rate order.

  •
  Higher delivery service rates, effective October 1, 2008, which increased margins by $2 million as residential electric delivery rates were adjusted to recover the full increase of the 2008 ICC rate order.

  •
  A $1 million reduction in the impact of the 2007 Illinois Electric Settlement Agreement.

  •
  Favorable weather conditions, as evidenced by an 8% increase in heating degree-days, which increased margins by $1 million.

        Illinois Power's natural gas margins increased by $2 million, or 3%, for the three months ended March 31, 2010, compared with the same period in 2009. This was primarily due to favorable weather conditions, as evidenced by an 8% increase in heating degree-days, which increased margins by $1 million.

  CILCO (AERG)

        AERG's electric margin decreased by $18 million, or 25%, in the three months ended March 31, 2010, compared with the same period in 2009. The following items had an unfavorable impact on electric margins:

  •
  Lower revenues allocated to AERG under its power supply agreement ("AERG PSA") with Marketing Company, due to a smaller pool of money to allocate, which was driven by reductions in higher-margin sales, including the 2006 auction power supply agreements, and lower market prices. However, AERG was allocated a greater percentage of revenues from the pool in 2010 compared with 2009 because of higher reimbursable expenses and higher generation relative to Genco in accordance with the AERG PSA.

  •
  25% higher fuel prices primarily due to higher commodity and transportation costs associated with new contracts.

        AERG's electric margins were favorably impacted by increased power plant utilization, as AERG's baseload coal-fired generating plants' average capacity factor increased to 81% in 2010, compared with 58% in 2009. AERG's equivalent availability factor increased to 87% in 2010, compared with 63% in 2009. Both factors were favorably impacted by fewer plant outages in 2010.

  Fiscal Year ended December 31, 2009 versus Fiscal Year ended December 31, 2008

  CIPS

        CIPS' electric margins increased by $11 million, or 4%, in 2009 compared with 2008. The following items had a favorable impact on electric margins:

  •
  Higher electric delivery service rates, effective October 1, 2008, which increased margins by $17 million in 2009.

  •
  The recovery of power supply costs incurred of $2 million, including an increase in the Supply Cost Adjustment factors, as approved in the 2008 ICC electric rate order.

  •
  A $2 million reduction in the impact of the 2007 Illinois Electric Settlement Agreement.

        The following items had an unfavorable impact on CIPS' electric margins in 2009 compared with 2008:

  •
  Net transmission margins that were $4 million lower, primarily because of reduced transmission service rates that were based on lower transmission costs in the prior year.

  •
  Unfavorable weather conditions, as evidenced by a 7% reduction in cooling degree-days, which decreased margins by $3 million.

        CIPS' natural gas margins increased by $1 million, or 1%, in 2009 compared with 2008. This was primarily due to higher gas delivery service rates, effective October 1, 2008, which increased margins by $7 million.

        The following items had an unfavorable impact on CIPS' natural gas margins in 2009 compared with 2008:

  •
  Unfavorable weather conditions, as evidenced by an 8% reduction in heating degree-days, which decreased margins by $1 million.

  •
  3% lower weather-normalized sales volumes for 2009, largely a result of the economic slowdown, which decreased margins by $2 million.

  •
  The absence of the capitalization of nonrecoverable purchased gas costs in accordance with the September 2008 ICC gas rate order, which resulted in a one-time increase in margins of $1 million in 2008.

  CILCO

        The following table provides a reconciliation of CILCO's change in electric margins by segment to CILCO's total change in electric margins for 2009 compared with 2008:

Fiscal Year ended December 31, 2009 versus Fiscal Year ended December 31, 2008
CILCO (Illinois Regulated)	$(8)
CILCO (AERG)	94

Total change in electric margins	$86

        CILCO's (Illinois Regulated) electric margins decreased by $8 million, or 5%, in 2009 compared with 2008. The following items had an unfavorable impact on electric margins:

  •
  Lower electric delivery service rates, effective October 1, 2008, which decreased margins by $2 million.

  •
  Unfavorable weather conditions, as evidenced by a 25% reduction in cooling degree-days, which decreased margins by $4 million.

  •
  10% lower weather-normalized sales volumes, primarily in the lower-margin industrial customer sector, largely a result of the economic slowdown, which decreased margins by $1 million.

        CILCO's (Illinois Regulated) electric margins were favorably affected in 2009 compared with 2008 by:

  •
  The recovery of power supply costs incurred of $1 million, including an increase in the Supply Cost Adjustment factors, as approved in the 2008 ICC electric rate order.

  •
  A $1 million reduction in the impact of the 2007 Illinois Electric Settlement Agreement.

        AERG's electric margins increased by $94 million, or 43%, in 2009 compared with 2008. The following items had a favorable impact on electric margins:

  •
  Higher revenues allocated to AERG under the AERG PSA, which were because of higher reimbursable expenses and higher generation relative to Genco in accordance with the AERG PSA. AERG's baseload coal-fired generating plants' equivalent availability and average capacity factors were comparable to 2008. Financial swaps also settled at higher margins, and new higher-priced wholesale and retail electric power supply agreements increased revenues.

  •
  Net unrealized mark-to-market activity of $7 million on fuel-related transactions. These were primarily associated with financial instruments that were acquired to mitigate the risk of rising diesel fuel price adjustments embedded in coal transportation contracts.

  •
  Oil consumption was lower because of fewer plant startups and lower oil prices in 2009, reducing costs by $6 million.

  •
  A $3 million reduction in the impact of the 2007 Illinois Electric Settlement Agreement.

        CILCO's (Illinois Regulated) natural gas margins decreased by $3 million, or 3%, in 2009 compared with 2008. CILCO's natural gas margins were unfavorably affected by:

  •
  12% lower weather-normalized sales volumes and lower realized prices related to a contract with a large industrial customer for 2009, largely a result of the economic slowdown, which decreased margins by $8 million.

  •
  Lower gas delivery service rates, effective October 1, 2008, which decreased margins by $6 million.

  •
  Unfavorable weather conditions, as evidenced by a 5% reduction in heating degree-days, which decreased margins by $1 million.

        CILCO's natural gas margins were favorably affected in 2009 compared with 2008 by the absence of net unrealized mark-to-market losses of $12 million in 2009 on natural gas swaps.

  Illinois Power

        Illinois Power's electric margins increased by $66 million, or 16%, in 2009 compared with 2008. The following items had a favorable impact on electric margins:

  •
  Higher electric delivery service rates, effective October 1, 2008, which increased margins by $73 million.

  •
  The recovery of power supply costs incurred of $4 million, including an increase in the Supply Cost Adjustment factors, as approved in the 2008 ICC electric rate order.

  •
  A $2 million reduction in the impact of the 2007 Illinois Electric Settlement Agreement.

        Illinois Power's electric margins were unfavorably affected in 2009 compared to 2008 by:

  •
  Unfavorable weather conditions, as evidenced by a 12% reduction in cooling degree-days, which decreased margins by $7 million.

  •
  4% lower weather-normalized sales volumes, primarily in the lower-margin industrial customer sector, largely as a result of the economic slowdown, which decreased margins by $6 million.

        Illinois Power's natural gas margins increased by $23 million, or 14%, in 2009 compared with 2008. This was primarily due to higher gas delivery service rates, effective October 1, 2008, which increased margins by $33 million.

        The following items had an unfavorable impact on Illinois Power's natural gas margins in 2009 compared with 2008:

  •
  Unfavorable weather conditions, as evidenced by an 8% reduction in heating degree-days, which decreased margins by $4 million.

  •
  The absence of the capitalization of nonrecoverable purchased gas costs in accordance with the September 2008 ICC gas rate order, which resulted in a one-time increase in margins of $4 million in 2008.

  •
  4% lower weather-normalized sales volumes, largely a result of the economic slowdown, which decreased margins by $3 million.

  Fiscal Year ended December 31, 2008 versus Fiscal Year ended December 31, 2007

  CIPS

        CIPS' electric margins increased by $14 million, or 6%, in 2008 compared with 2007. The following items had a favorable impact on electric margins:

  •
  MISO purchased power costs were $8 million lower due to the absence of the March 2007 FERC order.

  •
  Other MISO net purchased power costs, which decreased by $5 million.

  •
  A $6 million reduced impact of the 2007 Illinois Electric Settlement Agreement.

  •
  Higher electric delivery service rates, effective October 1, 2008, which increased margins by $5 million.

        These favorable variances were partially offset by unfavorable weather conditions, as evidenced by a 30% reduction in cooling degree-days, which decreased electric margins by $6 million.

        CIPS' natural gas margins increased by $7 million, or 10%, in 2008 compared with 2007. The following items had a favorable impact on natural gas margins:

  •
  Favorable customer sales mix, which increased margins by $2 million.

  •
  Favorable weather conditions, as evidenced by a 12% increase in heating degree-days, which increased margins by $2 million.

  •
  A September 2008 ICC rate order, which concluded that a portion of previously expensed nonrecoverable purchased gas costs should be capitalized, which increased margins by $2 million.

  •
  Higher gas delivery service rates, effective in October 2008, which increased margins by $1 million.

  CILCO

        The following table provides a reconciliation of CILCO's change in electric margins by segment to CILCO's total change in electric margins for 2008 compared with 2007:

Fiscal Year ended December 31, 2008 versus Fiscal Year ended December 31, 2007
CILCO (Illinois Regulated)	$17
CILCO (AERG)	$12

Total change in electric margins	$29

        CILCO's (Illinois Regulated) electric margins increased by $17 million, or 14%, in 2008 compared with 2007. The following items had a favorable impact on electric margins:

  •
  Increased delivery and generation service margins of $14 million due to increased sales volume and favorable customer sales mix, and the reduced impact of monthly MISO settlements that occurred in the prior year.

  •
  MISO purchased power costs were $4 million lower due to the absence of the March 2007 FERC order.

  •
  A $3 million reduction in the impact of the 2007 Illinois Electric Settlement Agreement.

        These favorable variances were partially offset by unfavorable weather conditions, as evidenced by a 28% reduction in cooling degree-days, which decreased margins by $4 million.

        AERG's electric margins increased by $12 million, or 7%, in 2008 compared with 2007. The following items had a favorable impact on electric margins:

  •
  Increased revenue allocated to AERG under the AERG PSA with Marketing Company. Revenues from the AERG PSA increased 24%, primarily because of stronger generation performance as a result of the lack of an extended plant outage in 2008, the repricing of wholesale and retail electric power supply agreements, and an increase in reimbursable expenses in accordance with the AERG PSA. AERG's baseload coal-fired generating plants' average capacity and equivalent availability factors were approximately 70% and 77%, respectively, in 2008 compared with 55% and 61%, respectively, in 2007.

  •
  A $6 million reduction in the impact of the 2007 Illinois Electric Settlement Agreement.

        The following items had an unfavorable impact on electric margins in 2008 compared with 2007:

  •
  30% higher fuel prices, primarily due to a greater percentage of higher-cost Illinois coal burned in 2008 and an increased amount of oil consumed during plant startups.

  •
  MISO-related revenues were $4 million lower due to the absence of the March 2007 FERC order.

  •
  Net unrealized mark-to-market losses of $3 million on fuel-related transactions. These were primarily associated with financial instruments that were acquired to mitigate the risk of rising diesel fuel price adjustments embedded in coal transportation contracts for the period 2008 through 2012.

        CILCO's (Illinois Regulated) natural gas margins decreased $1 million, or 1%, in 2008 compared with 2007. The following items had an unfavorable impact on gas margins:

  •
  Net unrealized mark-to-market losses on natural gas swaps of $6 million in 2008.

  •
  Lower gas delivery service rates, effective in October 2008, which decreased margins by $5 million.

        The following items had a favorable impact on gas margins in 2008 compared with 2007:

  •
  5% higher weather-normalized sales volumes and favorable customer mix, which increased margins by $8 million.

  •
  Favorable weather conditions, as evidenced by an 11% increase in heating degree-days, which increased margins by $2 million.

  Illinois Power

        Illinois Power's electric margins increased by $27 million, or 7%, in 2008 compared with 2007. The following items had a favorable impact on electric margins:

  •
  Higher electric delivery service rates, effective October 1, 2008, which increased margins by $22 million.

  •
  MISO purchased power costs were $12 million lower due to the absence of the March 2007 FERC order.

  •
  A $7 million reduction in the impact of the 2007 Illinois Electric Settlement Agreement.

        These favorable variances were partially offset by unfavorable weather conditions, as evidenced by a 34% reduction in cooling degree-days, which decreased margins by $13 million.

        Illinois Power's natural gas margins increased by $18 million, or 12%, in 2008 compared with 2007. The following items had a favorable impact on natural gas margins:

  •
  Higher gas delivery service rates, effective in October 2008, which increased margins by $8 million.

  •
  A September 2008 ICC rate order concluded that a portion of previously expensed nonrecoverable purchased gas costs should be capitalized, which increased margins by $7 million.

  •
  Favorable weather conditions, as evidenced by a 15% increase in heating degree-days, which increased margins by $6 million.

        These favorable variances were partially offset by a 4% decrease in weather-normalized sales volumes, which decreased margins by $3 million.

  Other Operations and Maintenance Expenses

  Three Months ended March 31, 2010 versus Three Months ended March 31, 2009

        The Ameren Illinois Utilities' and AERG's other operations and maintenance expenses were comparable between periods, as discussed below.

  CIPS

        Other operations and maintenance expenses were comparable between periods.

  CILCO (Illinois Regulated)

        Other operations and maintenance expenses were comparable between periods as a reduction in bad debt expense of $3 million, primarily as a result of lower accounts receivable balances due to decreased natural gas costs, was offset by increases in various other operation and maintenance expenses.

  Illinois Power

        Other operations and maintenance expenses increased $5 million, primarily because of higher distribution system reliability expenditures due to increased tree trimming activities.

  CILCO (AERG)

        Other operations and maintenance expenses were comparable between periods.

  Fiscal Year ended December 31, 2009 versus Fiscal Year ended December 31, 2008

        The Ameren Illinois Utilities' other operations and maintenance expenses decreased $77 million, and AERG's other operations and maintenance expenses decreased $22 million, as discussed below.

  CIPS

        Other operations and maintenance expenses decreased $15 million, primarily because of a $10 million reduction in bad debt expense, because of elevated levels of bad debt expense in 2008 and the impact of the Illinois bad debt rate adjustment mechanism (net of a related donation for customer assistance programs), and because of favorable change in unrealized net mark-to-market adjustments between periods, resulting from changes in the market value of investments used to support Ameren's deferred compensation plans.

  CILCO (Illinois Regulated)

        Other operations and maintenance expenses increased $63 million, primarily because of higher labor and employee benefit costs. These increases were primarily a result of work performed on behalf of CIPS and Illinois Power as discussed below.

        At the beginning of 2009, approximately 570 employees were transferred from Ameren Services to CILCO (Illinois Regulated), which resulted in an increase in other operations and maintenance expenses at CILCO (Illinois Regulated) in 2009. These CILCO (Illinois Regulated) employees also provide support services to CIPS and Illinois Power. CILCO (Illinois Regulated) records reimbursements from CIPS and Illinois Power for work performed by its employees on their behalf as Operating Revenues—Support Services—Affiliates on its statement of income, which increased $70 million in 2009 compared with 2008. Intercompany revenue and expenses associated with these transactions are eliminated in consolidation within the Ameren Illinois Utilities. See Note 12—Related Party Transactions in the combined notes to our audited financial statements included in this information statement/prospectus for additional information on CILCO (Illinois Regulated) support services.

        Reducing the unfavorable effect of the above items was a reduction in bad debt expense, because of elevated levels of bad debt expense in 2008 and the impact of the Illinois bad debt rate adjustment mechanism (net of a related donation for customer assistance programs).

  CILCO (AERG)

        Other operations and maintenance expenses decreased $22 million, primarily because of a $9 million reduction in plant maintenance costs and an $11 million reduction in asset impairment charges between years.

  Illinois Power

        Illinois Power's other operations and maintenance expenses decreased $43 million, primarily because of a $25 million reduction in bad debt expense, because of elevated levels of bad debt expense in 2008 and the impact of the Illinois bad debt rate adjustment mechanism (net of a related donation for customer assistance programs); a $6 million decrease in distribution system reliability expenditures, including reduced storm costs; and a favorable change in unrealized net mark-to-market adjustments between periods, resulting from changes in the market value of investments used to support Ameren's deferred compensation plans.

  Fiscal Year ended December 31, 2008 versus Fiscal Year ended December 31, 2007

        The Ameren Illinois Utilities' other operations and maintenance expenses increased $77 million, and AERG's other operations and maintenance expenses increased $25 million, as discussed below.

  CIPS

        Other operations and maintenance expenses increased $24 million. The increase was primarily because of an $11 million increase in distribution system reliability expenditures, including storm costs, along with increased labor costs and bad debt expense. Additionally, in the first quarter of 2007, CIPS reversed an accrual of $4 million established in 2006 for contributions to assist customers through the Illinois Customer Elect electric rate increase phase-in plan. There was no similar item in 2008.

  CILCO (Illinois Regulated)

        Other operations and maintenance expenses were higher by $8 million, primarily because of a $5 million increase in storm costs in 2008. Additionally, in the first quarter of 2007, CILCO (Illinois

Regulated) reversed an accrual of $3 million established in 2006 for the Illinois Customer Elect electric rate increase phase-in plan contributions. There was no similar item in 2008. Lower employee benefit costs reduced the effect of these unfavorable items.

  CILCO (AERG)

        Other operations and maintenance expenses increased $25 million at CILCO (AERG), primarily because of a $12 million impairment charge recorded in 2008 related to the Indian Trails cogeneration plant. Plant maintenance costs increased by $7 million, due to scheduled outages, and labor costs increased by $3 million. CILCO (AERG) paid $1.5 million to the IPA in 2007 as part of the 2007 Illinois Electric Settlement Agreement. There was no similar item in 2008.

  Illinois Power

        Other operations and maintenance expenses increased $47 million, due, in part, to a $17 million increase in distribution system reliability expenditures, including storm costs. Labor costs and bad debt expense increased by $6 million each, and unrealized net mark-to-market adjustments resulting from changes in the market value of investments used to support Ameren's deferred compensation plans also increased other operations and maintenance expenses between years. Additionally, in the first quarter of 2007, Illinois Power reversed an $8 million accrual established in 2006 for the Illinois Customer Elect electric rate increase phase-in plan contributions. There was no similar item in 2008. Reducing the unfavorable effect of these items was a reduction in employee benefit costs.

  Depreciation and Amortization

  Three Months ended March 31, 2010 versus Three Months ended March 31, 2009

  Ameren Illinois Utilities

        Depreciation and amortization expenses were comparable between periods at CIPS, CILCO (Illinois Regulated) and Illinois Power.

  CILCO (AERG)

        Depreciation and amortization expenses increased $2 million at CILCO (AERG) primarily because of capital additions and increased depreciation rates resulting from depreciation studies performed in the first quarter of 2009.

  Fiscal Year ended December 31, 2009 versus Fiscal Year ended December 31, 2008

  Ameren Illinois Utilities

        Depreciation and amortization expenses were comparable between years in the Ameren Illinois Utilities. As part of the consolidated electric and natural gas rate order issued by the ICC in September 2008, the ICC changed plant asset useful lives, effective October 1, 2008. This resulted in reductions in depreciation expense at CIPS and CILCO (Illinois Regulated) and an increase in depreciation expense at Illinois Power. Capital additions partially offset the benefit of the rate order at CIPS and CILCO (Illinois Regulated) and further increased depreciation and amortization expenses at Illinois Power. The net effect of the above items was an $18 million reduction in depreciation and amortization expenses at CILCO (Illinois Regulated) and a $14 million increase at Illinois Power. Depreciation and amortization expenses at CIPS were comparable between years.

  CILCO (AERG)

        Depreciation and amortization expenses increased $11 million at AERG primarily because of capital additions.

  Fiscal Year ended December 31, 2008 versus Fiscal Year ended December 31, 2007

  Ameren Illinois Utilities

        Depreciation and amortization expenses were comparable in 2008 and 2007 in the Ameren Illinois Utilities. The effect of the consolidated electric and natural gas rate order issued by the ICC in 2008, as noted above, resulted in reductions in depreciation expense at CIPS and CILCO (Illinois Regulated) and an increase in depreciation expense at Illinois Power. Capital additions partially offset the benefit of the rate order at CIPS and CILCO (Illinois Regulated) and further increased depreciation and amortization expenses at Illinois Power.

  CILCO (AERG)

        Depreciation and amortization expenses increased $8 million at AERG because of capital additions in 2008.

  Taxes Other Than Income Taxes

  Three Months ended March 31, 2010 versus Three Months ended March 31, 2009

  Ameren Illinois Utilities

        Taxes other than income taxes were comparable between periods at CIPS, CILCO (Illinois Regulated) and Illinois Power.

  CILCO (AERG)

        Taxes other than income taxes were comparable between periods at CILCO (AERG).

  Fiscal Year ended December 31, 2009 versus Fiscal Year ended December 31, 2008

  Ameren Illinois Utilities

        Taxes other than income taxes were comparable in 2009 and 2008 at CIPS, CILCO (Illinois Regulated) and Illinois Power.

  CILCO (AERG)

        Taxes other than income taxes were comparable between years at AERG.

  Fiscal Year ended December 31, 2008 versus Fiscal Year ended December 31, 2007

  Illinois Regulated

        Taxes other than income taxes increased $5 million at the Ameren Illinois Utilities, primarily because of higher excise taxes at CIPS, CILCO (Illinois Regulated) and Illinois Power. Property taxes were comparable between years as increases in 2008 were mitigated by a favorable impact of invested capital electricity distribution tax credits.

  CILCO (AERG)

        Taxes other than income taxes were comparable in 2008 and 2007 at AERG.

  Other Income and Expenses

  Three Months ended March 31, 2010 versus Three Months ended March 31, 2009

  Ameren Illinois Utilities

        Other income and expenses were comparable between periods at CIPS, CILCO (Illinois Regulated) and Illinois Power.

  CILCO (AERG)

        Other income and expenses were comparable between periods at CILCO (AERG).

  Fiscal Year ended December 31, 2009 versus Fiscal Year ended December 31, 2008

  Illinois Regulated

        Other income and expenses decreased $9 million at the Ameren Illinois Utilities, primarily because of lower interest income at both CIPS and Illinois Power. Decreased expenses associated with energy efficiency and customer assistance programs under the 2007 Illinois Electric Settlement Agreement mitigated this decrease. Other income and expenses at CILCO (Illinois Regulated) were comparable in 2009 and 2008.

  CILCO (AERG)

        Other income and expenses were comparable between years at AERG.

  Fiscal Year ended December 31, 2008 versus Fiscal Year ended December 31, 2007

  Illinois Regulated

        Other income and expenses decreased $9 million at the Ameren Illinois Utilities, primarily because of lower interest income.

  CILCO (AERG)

        Other income and expenses at AERG were comparable in 2008 and 2007.

  Interest Charges

  Three Months ended March 31, 2010 versus Three Months ended March 31, 2009

  CIPS and CILCO (Illinois Regulated)

        Interest charges were comparable between periods.

  Illinois Power

        Interest charges decreased $3 million, primarily because of the maturity of $250 million of first mortgage bonds in June 2009.

  CILCO (AERG)

        Interest charges increased $4 million, primarily because of increased intercompany borrowings to provide cash needed for operations.

  Fiscal Year ended December 31, 2009 versus Fiscal Year ended December 31, 2008

        The Ameren Illinois Utilities' interest charges increased $9 million because of the amortization of fees related to a new credit facility entered into in the second quarter of 2009 and as a result of other matters as discussed below. Additionally, AERG's interest charges increased by $12 million as discussed below.

  CIPS

        Interest charges were comparable in 2009 and 2008.

  CILCO (Illinois Regulated)

        Interest charges increased $8 million, primarily because of the issuance of senior secured notes of $150 million in December 2008 at a higher rate than the short-term borrowings it refinanced.

  Illinois Power

        Interest charges were comparable between years. Increased interest charges resulting from the issuance of senior secured notes of $400 million and $337 million in October 2008 and April 2008, respectively, were mitigated as the proceeds of these issuances were used to refinance auction-rate pollution control revenue refunding bonds, which bore default rates ranging from 12% to 18%, and to reduce short-term borrowings.

  CILCO (AERG)

        Interest charges increased $12 million, primarily because of increased intercompany borrowings.

  Fiscal Year ended December 31, 2008 versus Fiscal Year ended December 31, 2007

  CIPS

        Interest charges decreased $7 million, primarily because of reduced short-term borrowings and a $3 million reduction from a reversal of interest charges previously accrued on uncertain tax positions as a result of an income tax settlement.

  CILCO (Illinois Regulated)

        Interest charges were comparable in 2008 and 2007.

  Illinois Power

        Interest charges increased $22 million, primarily because of the issuance of $400 million, $337 million and $250 million of senior secured notes at Illinois Power in October 2008, April 2008 and November 2007, respectively. The $337 million senior secured notes were issued to refinance auction-rate pollution control revenue refunding bonds, while proceeds from the other debt issuances were used to reduce short-term borrowings.

  CILCO (AERG)

        Interest charges decreased $4 million at CILCO (AERG), primarily because of reduced short-term borrowings.

  Income Taxes

        The following table presents effective income tax rates by segment for the three months ended March 31, 2010 and 2009, and for the years ended December 31, 2009, 2008 and 2007:

	Three Months ended March 31,		Year ended December 31,
	2010	2009	2009	2008	2007
Ameren Illinois Utilities	41%	35%	37%	30%	32%
AERG	37	37	36	39	38

  Three Months ended March 31, 2010 versus Three Months ended March 31, 2009

  CIPS and CILCO (Illinois Regulated)

        The effective tax rate increased, primarily because of the change in tax treatment of retiree health care costs, along with the decreased impact of favorable net amortization of property-related regulatory assets and liabilities, investment tax credit amortization, and permanent items on higher pretax book income.

  Illinois Power

        The effective tax rate was comparable between periods.

  CILCO (AERG)

        The effective tax rate was comparable between periods.

  Fiscal Year ended December 31, 2009 versus Fiscal Year ended December 31, 2008

        The effective tax rate was higher for the Ameren Illinois Utilities because of items detailed below. The effective tax rate was lower for AERG as discussed below.

  CIPS

        The effective tax rate increased, primarily because of the decreased impact of net amortization of property-related regulatory assets and liabilities, investment tax credit amortization and permanent items on higher pretax book income.

  CILCO (Illinois Regulated)

        The effective tax rate was higher, primarily because of the decreased impact of permanent benefits, net amortization of property-related regulatory assets and liabilities, and investment tax credit amortization on higher pretax book income.

  Illinois Power

        The effective tax rate decreased, primarily because of the impact of permanent items on higher pretax book income, along with changes to reserves for uncertain tax positions.

  CILCO (AERG)

        The effective tax rate was lower, primarily because of the increased impact of Internal Revenue Code Section 199 production activity deductions, along with changes to reserves for uncertain tax positions.

  Fiscal Year ended December 31, 2008 versus Fiscal Year ended December 31, 2007

        The effective tax rate decreased for the Ameren Illinois Utilities because of items detailed below. The effective tax rate was higher for AERG as discussed below.

  CIPS

        The effective tax rate was lower, primarily because of the impact of net amortization of property-related regulatory assets and liabilities and permanent items on lower pretax income in 2008.

  CILCO (Illinois Regulated)

        The effective tax rate was higher, primarily because of lower tax credits, lower favorable net amortization of property-related regulatory assets and liabilities and lower favorable permanent benefits related to company-owned life insurance.

  Illinois Power

        The effective tax rate increased, primarily because of lower favorable net amortization of property-related regulatory assets and liabilities, lower tax credits and the impact of other permanent items, as well as increased reserves for uncertain tax positions on lower pretax book income in 2008.

  CILCO (AERG)

        The effective tax rate increased, primarily because of the impact of Internal Revenue Code Section 199 production activity deductions.

  LIQUIDITY AND CAPITAL RESOURCES

        The tariff-based gross margins of CIPS, CILCO (Illinois Regulated) and Illinois Power continue to be a principal source of cash from operating activities for us. A diversified retail customer mix of primarily rate-regulated residential, commercial and industrial classes, and a commodity mix of natural gas and electric service provide a reasonably predictable source of cash flows for CIPS, CILCO (Illinois Regulated) and Illinois Power. For operating cash flows, AERG relies on power sales to Marketing Company, which sold power through financial contracts that were part of the 2007 Illinois Electric Settlement Agreement and various power procurement processes in the non-rate-regulated Illinois market. Marketing Company also sells power through other primarily market-based contracts with wholesale and retail customers. In addition to using cash flows from operating activities, we use available cash, our credit facility, money pool or other short-term borrowings from affiliates to support normal operations and other temporary capital requirements. The use of operating cash flows and credit facility or short-term borrowings to fund capital expenditures and other investments may periodically result in a working capital deficit, as was the case at March 31, 2010, for CILCO, including AERG. We may reduce our credit facility or short-term borrowings with cash from operations or discretionarily with long-term borrowings or with equity infusions from Ameren. We expect to incur significant capital expenditures over the next five years as we comply with environmental regulations and make significant investments in our electric and natural gas utility infrastructure to improve overall system reliability. Ameren intends to finance those capital expenditures and investments with a blend of equity and debt so that CIPS, CILCO (Illinois Regulated) and Illinois Power maintain a capital structure of approximately 50% to 55% equity. We plan to implement our long-term financing plans for debt, equity or equity-linked securities in order to finance our operations appropriately, meet scheduled debt maturities and maintain financial strength and flexibility.

        In 2008 and 2009, the global capital and credit markets experienced extreme volatility. See "—Outlook" for a discussion of the implications of this volatility for our industry as a whole, including CIPS, CILCO and Illinois Power, and how we addressed these issues.

        The following table presents net cash provided by (used in) operating, investing and financing activities for the three months ended March 31, 2010 and 2009, and for the years ended December 31, 2009, 2008 and 2007:

	Net Cash Provided by Operating Activities			Net Cash (Used in) Investing Activities			Net Cash Provided by (Used in) Financing Activities
	Three Months ended March 31,			Three Months ended March 31,			Three Months ended March 31,
	2010	2009	Variance	2010	2009	Variance	2010	2009	Variance
CIPS	$37	$69	$(32)	$(19)	$(18)	$(1)	$(8)	$(51)	$43
CILCO	72	52	20	(12)	(58)	46	(50)	41	(91)
Illinois Power	27	100	(73)	(42)	(47)	5	(56)	76	(132)
	Year ended December 31,			Year ended December 31,			Year ended December 31,
	2009	2008	2007	2009	2008	2007	2009	2008	2007
CIPS	$191	$101	$14	$(68)	$(57)	$(42)	$(95)	$(70)	$48
CILCO	263	207	74	(153)	(317)	(212)	(22)	104	141
Illinois Power	409	178	30	(189)	(246)	(186)	(80)	112	162

  Cash Flows from Operating Activities

  Three Months ended March 31, 2010 versus Three Months ended March 31, 2009

  CIPS

        CIPS' cash from operating activities decreased in the first three months of 2010 compared with the first three months of 2009. The following items contributed to the decrease in cash from operating activities during the first three months of 2010, compared with the same period in 2009:

  •
  A reduction in cash collected in 2010 from receivables originating from revenues earned in 2009 compared with the year-ago period. At December 31, 2009, trade receivables and unbilled revenues were $51 million less than they were at December 31, 2008, primarily because of milder weather and lower natural gas commodity costs billed to our customers during the fourth quarter of 2009, compared with 2008.

  •
  Collections from customers utilizing our budget billing payment option decreased by $6 million from the prior-year period as the over-collected balance generated in 2009 reduced collections in 2010.

  •
  A $9 million increase in income tax payments, net of refunds primarily due to higher pretax book income.

  •
  A $2 million one-time donation for customer assistance programs required by the 2009 Illinois energy legislation and approved by the ICC in February 2010.

        At CIPS, the following items partially offset the decrease in cash from operating activities during the first three months of 2010, compared with the same period in 2009:

  •
  Higher electric and natural gas margins as discussed in Results of Operations.

  •
  An increase in electric commodity costs over-recovered from customers under cost recovery mechanisms.

  •
  Improved collection results as more utility customers were current on their bills as of March 31, 2010, compared with March 31, 2009.

  •
  A $4 million decrease in major storm restoration costs.

  •
  A $3 million decrease in funding required under the terms of the 2007 Illinois Electric Settlement Agreement.

  •
  A $4 million over-collection through its environmental adjustment rate riders, which is a $3 million increase over the prior-year period.

  CILCO

        CILCO's cash from operating activities increased in the first three months of 2010 compared with the first three months of 2009. The following items contributed to the increase in cash from operating activities during the first three months of 2010, compared with the same period in 2009:

  •
  A net income tax refund of $2 million in 2010, compared with a net income tax payment of $23 million in 2009.

  •
  The absence in 2010 of $12 million of payments under the tolling agreement with Medina Valley. CILCO transferred the tolling agreement to Marketing Company in January 2009.

  •
  A $10 million increase in receipts at AERG from Marketing Company under the AERG PSA due to improved plant performance.

  •
  An $8 million increase in receipts that originated from services provided to CIPS ($4 million) and Illinois Power ($4 million) in December 2009 under the CILCO support services agreement.

  •
  An increase in electric commodity costs over-recovered from customers under cost recovery mechanisms.

  •
  Improved collection results as more utility customers were current on their bills as of March 31, 2010, compared with March 31, 2009.

  •
  A $2 million decrease in funding required under the terms of the 2007 Illinois Electric Settlement Agreement.

        At CILCO, the following items partially offset the increase in cash from operating activities during the first three months of 2010, compared with the same period in 2009:

  •
  A reduction in cash collected in 2010 from receivables originating from revenues earned in 2009 compared with the year-ago period. At December 31, 2009, trade receivables and unbilled revenues were $45 million less than they were at December 31, 2008, primarily because of milder weather and lower natural gas commodity costs billed to our customers during the fourth quarter of 2009, compared with 2008.

  •
  Lower electric margins as discussed in Results of Operations.

  •
  A decrease in natural gas costs over-recovered from customers under the PGA.

  •
  An $8 million increase in coal and transportation payments at AERG where both the price and quantity of tons purchased increased.

  •
  A $2 million one-time donation for customer assistance programs required by the 2009 Illinois energy legislation and approved by the ICC in February 2010.

  Illinois Power

        Illinois Power's cash from operating activities decreased in the first three months of 2010 compared with the first three months of 2009. The following items contributed to the decrease in cash from operating activities during the first three months of 2010, compared with the same period in 2009:

  •
  A reduction in cash collected in 2010 from receivables originating from revenues earned in 2009 compared with the year-ago period. At December 31, 2009, trade receivables and unbilled revenues were $88 million less than they were at December 31, 2008, primarily because of milder weather and lower natural gas commodity costs billed to our customers during the fourth quarter of 2009, compared with 2008.

  •
  Collections from customers utilizing our budget billing payment option decreased by $9 million from the prior-year period as the over-collected balance generated in 2009 reduced collections in 2010.

  •
  An $8 million net increase in collateral posted with counterparties due in part to changes in power positions associated with the Illinois power procurement process.

  •
  A decrease in electric commodity costs over-recovered from customers under cost recovery mechanisms.

  •
  A $6 million one-time donation for customer assistance programs required by the 2009 Illinois energy legislation and approved by the ICC in February 2010.

        At Illinois Power, the following items partially offset the decrease in cash from operating activities during the first three months of 2010, compared with the same period in 2009:

  •
  Higher electric and natural gas margins as discussed in Results of Operations.

  •
  Improved collection results as more utility customers were current on their bills as of March 31, 2010, compared with March 31, 2009.

  •
  A $5 million decrease in funding required under the terms of the 2007 Illinois Electric Settlement Agreement.

  •
  An $8 million over-collection through its environmental adjustment rate riders, which is a $3 million increase over the prior-year period.

  Fiscal Year ended December 31, 2009 versus Fiscal Year ended December 31, 2008

  CIPS

        CIPS' cash from operating activities increased in 2009, compared with 2008. Factors contributing to the increase in cash from operating activities during 2009, compared with 2008, included a $57 million net reduction in collateral posted with suppliers due in part to improved credit ratings, a $40 million decrease in the cost of natural gas purchased for inventories because of lower prices, higher electric and natural gas margins as discussed in Results of Operations, an increase in electric costs over-recovered from customers under cost recovery mechanisms, and a $5 million decrease in interest payments. Additionally, more cash was collected in 2009 from receivables, because of colder weather in the fourth quarter of 2008, compared with 2007. Factors reducing the increase in cash from operating activities during 2009, compared with 2008, included net income tax payments of $24 million in 2009, compared with net income tax refunds of $21 million in 2008, a decrease in natural gas costs over-recovered from customers under the PGA, and a $5 million increase in major storm restoration costs.

  CILCO

        CILCO's cash from operating activities increased in 2009, compared with 2008. Factors contributing to the increase in cash from operating activities during 2009, compared with 2008, included higher electric margins as discussed in Results of Operations, a $58 million decrease in the cost of natural gas purchased for inventories because of lower prices, and a $45 million net reduction in collateral posted with suppliers due in part to improved credit ratings. Additionally, more cash was collected in 2009 from receivables, because of colder weather in the fourth quarter of 2008, compared with 2007. Factors reducing the increase in cash from operating activities during 2009, compared with 2008, included net income tax payments of $82 million in 2009, compared with net income tax refunds of $15 million in 2008, increased coal purchases to build inventories at the Duck Creek generating facility as a result of switching coal blends in 2009, a $6 million increase in pension and other postretirement plan contributions, a $6 million increase in interest payments, the absence of $5 million, net of premiums, of replacement power insurance recoveries received in 2008 from an affiliate as the policy was not renewed, a decrease in natural gas costs over-recovered from customers under the PGA, and an increase in annual incentive compensation payments.

  Illinois Power

        Illinois Power's cash from operating activities increased in 2009, compared with 2008. Factors contributing to the increase in cash from operating activities during 2009, compared with 2008, included higher electric and natural gas margins as discussed in Results of Operations, an $80 million decrease in the cost of natural gas purchased for inventories because of lower prices, a $74 million net decrease in collateral posted with suppliers due in part to improved credit ratings, an increase in electric costs over-recovered from customers under cost recovery mechanisms, and a $3 million decrease in major storm restoration costs. Additionally, more cash was collected in 2009 from receivables, because of colder weather in the fourth quarter of 2008, compared with 2007. Factors reducing the increase in cash from operating activities during 2009, compared with 2008, included net income tax payments of $22 million in 2009, compared with net income tax refunds of $43 million in 2008, a decrease in natural gas cost over-recovered from customers under the PGA, a $22 million increase in interest payments, and a $15 million reduction in customer advances for construction.

  Fiscal Year ended December 31, 2008 versus Fiscal Year ended December 31, 2007

  CIPS

        At CIPS, cash from operating activities increased in 2008, compared with 2007. The increase was primarily due to net income tax refunds of $21 million in 2008, compared with net income tax payments of $44 million in 2007, an increase in gas cost over-recovery from customers under the PGA, a $7 million increase in customer advances for construction, and favorable fluctuations in receivables and payables. In 2007, receivables increased due to the January 2, 2007 electric rate increases, related uncertainty surrounding a potential settlement agreement and deterioration of collections. However, collections improved in 2008. The 2007 Illinois Electric Settlement Agreement also had a positive effect on cash from operations in 2008 compared with 2007. CIPS' cash outflows from the settlement, net of reimbursements from generators, were $26 million less in 2008 than in 2007. CIPS experienced favorable fluctuations in intercompany receivable and payable balances resulting from changes in its year-end 2008 income tax position and a receivable related to the 2007 Illinois Electric Settlement Agreement, compared with 2007. Partially offsetting the favorable variance in cash flow from operations was a larger increase in natural gas inventories in 2008 than in 2007, a decrease in electric costs over-recovered from customers and higher net levels of collateral posted with suppliers.

  CILCO

        CILCO's cash from operating activities increased in 2008, compared with 2007. The increase was primarily due to net income tax refunds of $15 million in 2008, compared with net income tax payments of $35 million in 2007, higher electric margins, a reduction of coal inventory at AERG, an increase in gas cost recovered from customers under a PGA, an increase in electric cost over-recovered from customers, and favorable fluctuations in receivables and payables. In 2007, receivables increased due to the January 2, 2007 electric rate increases, related uncertainty surrounding a potential settlement agreement and deterioration of collections. However, collections improved in 2008. The 2007 Illinois Electric Settlement Agreement also had a positive effect on cash from operations in 2008, compared with 2007. The cash outflows related to the settlement, including AERG's obligation, were $16 million lower in 2008 than in 2007. Partially offsetting these increases in cash from operations were a larger increase in natural gas inventories during 2008 compared with 2007, as both price and volumes increased, and higher net levels of collateral posted with suppliers.

  Illinois Power

        Illinois Power's cash from operating activities increased in 2008, compared with 2007. The increase was primarily due to net income tax refunds of $43 million in 2008, compared with net income tax payments of $18 million in 2007, increased electric and natural gas margins, an increase in gas cost recovered from customers under a PGA, an increase in electric power costs over-recovered from customers, a $7 million increase in customer advances for construction, and favorable fluctuations in receivables and payables. In 2007, receivables increased due to the January 2, 2007 electric rate increases, related uncertainty surrounding a potential settlement agreement and deterioration of collections. However, collections improved in 2008. The 2007 Illinois Electric Settlement Agreement also had a positive effect on cash from operations in 2008, compared to 2007. Illinois Power cash outflows related to the settlement, net of reimbursements from generators, were $35 million lower in 2008 than in 2007. Illinois Power experienced favorable fluctuations in intercompany receivable and payable balances resulting from changes in its year-end 2008 income tax position and a receivable related to the 2007 Illinois Electric Settlement Agreement compared with 2007. In addition, operating cash required for major repairs in response to 2008 storms was $8 million less than major storm repairs in 2007. Partially offsetting these increases to operating cash flows were a $10 million increase in interest payments and higher net levels of collateral posted with suppliers.

  Pension Funding

        Ameren's pension plans are funded in compliance with income tax regulations and to meet federal funding or regulatory requirements. As a result, Ameren expects to fund its pension plans at a level equal to the greater of the pension expense or the legally required minimum contribution. Considering Ameren's assumptions at December 31, 2009, its estimated investment performance through March 31, 2010, and its pension funding policy, Ameren expects to make annual contributions of $75 million to $225 million in each of the next five years, with aggregate estimated contributions of $740 million. We expect CIPS', CILCO's, and Illinois Power's portion of the future funding requirements to be 6%, 9% and 10%, respectively. These amounts are estimates. They may change with actual investment performance, changes in interest rates, changes in our assumptions, any pertinent changes in government regulations and any voluntary contributions. See Note 11—Retirement Benefits in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 10—Retirement Benefits in the combined notes to our audited financial statements included in this information statement/prospectus and "—Outlook" for additional information.

  Cash Flows from Investing Activities

  Three Months ended March 31, 2010 versus Three Months ended March 31, 2009

  CIPS

        CIPS' cash used in investing activities during the first three months of 2010 and the first three months of 2009 consist of capital expenditures related to the maintenance and reliability of the transmission and distribution system. These expenditures were comparable between periods.

  CILCO

        CILCO's cash used in investing activities decreased in the first three months of 2010, compared with the same period in 2009, as a result of a $44 million decrease in capital expenditures because of the completion of a power plant scrubber project at AERG. Capital expenditures related to the maintenance and reliability of the transmission and distribution system at CILCO were comparable between periods.

  Illinois Power

        Illinois Power's cash used in investing activities decreased in the first three months of 2010, compared with the same period in 2009, principally as a result of advances to AITC for construction under a joint ownership agreement, primarily related to ongoing independent power producer transmission projects, and funding of money pool advances during the 2009 period. Capital expenditures related to the maintenance and reliability of the transmission and distribution system increased $7 million in the first three months of 2010, compared with the same period in 2009, as the result of timing of payments.

  Fiscal Year ended December 31, 2009 versus Fiscal Year ended December 31, 2008

  CIPS

        CIPS' cash used in investing activities during 2009 increased compared with 2008. Capital expenditures increased $14 million in 2009 from 2008 primarily because of increased capital expenditures to repair severe storm damage.

  CILCO

        CILCO's cash used in investing activities decreased in 2009, compared with 2008, as a result of a $165 million decrease in capital expenditures, primarily because of the completion of a power plant scrubber project in March 2009 and other reductions in capital expenditures at AERG.

  Illinois Power

        Illinois Power's cash used in investing activities decreased in 2009, compared with 2008, primarily as a result of money pool activity. During 2009, Illinois Power received a net repayment of $44 million in money pool advances compared with $44 million of net contributions during 2008. Partially offsetting this benefit to cash was an increase in advances to AITC for construction under a joint ownership agreement. Illinois Power received funding for this construction under a generator interconnection agreement related to on-going transmission upgrade projects.

  Fiscal Year ended December 31, 2008 versus Fiscal Year ended December 31, 2007

  CIPS

        CIPS' cash used in investing activities during 2008 increased, compared with 2007. Capital expenditures increased $17 million in 2008 from 2007, primarily because of reliability improvements to the transmission and distribution system. During both years, this was offset by cash received from payments on an intercompany note receivable from Genco.

  CILCO

        CILCO's cash used in investing activities increased in 2008, compared with 2007. Cash used in investing activities increased as a result of a $65 million increase in capital expenditures, primarily because of a power plant scrubber project and plant upgrades at AERG. The receipt of net repayments of money pool advances in 2007 compared to 2008 also increased cash flows used in investing activities in 2008.

  Illinois Power

        Illinois Power's cash used in investing activities increased in 2008 compared with 2007. Capital expenditures increased by $8 million in 2008 from 2007, primarily because of reliability improvements to the transmission and distribution system. Net money pool advances increased by $44 million in 2008 compared with 2007.

        Capital Expenditures.    The following table presents the capital expenditures by CIPS, CILCO and Illinois Power for the years ended December 31, 2009, 2008 and 2007:

	Fiscal Year ended December 31,
Capital Expenditures	2009	2008	2007
CIPS	$110	$96	$79
CILCO (Illinois Regulated)	63	61	64
CILCO (AERG)	91	258	190
Illinois Power	186	186	178

        In 2009, CIPS, CILCO and Illinois Power incurred storm-related expenditures of $29 million, $3 million and $5 million, respectively. At AERG, there were cash outlays of $38 million for a power plant scrubber project. The scrubber is necessary to comply with environmental regulations. Other capital expenditures were also made to maintain, upgrade and expand the reliability of the transmission and distribution systems of CIPS, CILCO and Illinois Power as well as various plant upgrades.

        In 2008, CIPS and Illinois Power incurred storm-related expenditures of $7 million and $8 million, respectively. At AERG, there were cash outlays of $137 million for a power plant scrubber project. The scrubber is necessary to comply with environmental regulations. Other capital expenditures were also made to maintain, upgrade and expand the reliability of the transmission and distribution systems of CIPS, CILCO and Illinois Power, as well as various plant upgrades.

        In 2007, Illinois Power incurred storm-related expenditures of $24 million. At AERG, there were cash outlays of $76 million for a power plant scrubber project. In conjunction with the scrubber project, AERG also made expenditures for a power plant boiler upgrade of $45 million. Other capital expenditures were also made to maintain, upgrade and expand the reliability of the transmission and distribution systems of CIPS, CILCO and Illinois Power, as well as various plant upgrades.

        The following table provides estimates as of March 31, 2010 of capital expenditures that are expected to be incurred by CIPS, CILCO and Illinois Power from 2010 through 2014, including construction expenditures, capitalized interest for AERG, allowance for funds used during construction for our rate-regulated utility businesses and estimated expenditures for compliance with environmental standards.

	2010	2011 - 2014	Total
CIPS	$95	$340 - $460	$435 - $ 555
CILCO (Illinois Regulated)	60	250 - 340	310 - 400
CILCO (AERG)	5	130 - 175	135 - 180
Illinois Power	175	670 - 910	845 - 1,085

        See Note 9—Commitments and Contingencies in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 13—Commitments and Contingencies in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for a discussion of future environmental capital expenditure estimates.

        We continually review our generation portfolio and expected power needs. As a result, we could modify our plan for generation capacity, which could include changing the times when certain assets will be added to or removed from our portfolio, the type of generation asset technology that will be employed, and whether capacity or power may be purchased, among other things. Any changes that we may plan to make for future generating needs could result in significant capital expenditures or losses being incurred, which could be material.

        Environmental Capital Expenditures.    AERG will incur significant costs in future years to comply with existing EPA and state regulations regarding SO2, NOX and mercury emissions from coal-fired power plants.

        In May 2005, the EPA issued regulations with respect to SO2 and NOX emissions (the "Clean Air Interstate Rule") and mercury emissions (the "Clean Air Mercury Rule"). The federal Clean Air Interstate Rule requires generating facilities in 28 eastern states, which include Illinois, where our generating facilities are located, and the District of Columbia to participate in cap-and-trade programs to reduce annual SO2 emissions, annual NOX emissions and ozone season NOX emissions. The cap-and-trade program for both annual and ozone season NOX emissions went into effect on January 1, 2009. The SO2 emissions cap-and-trade program is scheduled to take effect in 2010.

        In February 2008, the U.S. Court of Appeals for the District of Columbia issued a decision that vacated the federal Clean Air Mercury Rule. The court ruled that the EPA erred in the method it used to remove electric generating units from the list of sources subject to the Maximum Achievable Control Technology ("MACT") requirements under the Clean Air Act. In February 2009, the U.S. Supreme Court denied a petition for review filed by a group representing the electric utility industry. The impact of this decision is that the EPA will move forward with a MACT standard for mercury emissions and other hazardous air pollutants, such as acid gases. In a consent order, the EPA agreed to propose the regulation by March 2011 and to finalize the regulation by November 2011. Compliance is expected to be required in 2015. We cannot predict at this time the estimated capital or operating costs for compliance with such future environmental rules.

        In July 2008, the U.S. Court of Appeals for the District of Columbia issued a decision that vacated the federal Clean Air Interstate Rule. The court ruled that the regulation contained several fatal flaws, including a regional cap-and-trade program that cannot be used to facilitate the attainment of ambient air quality standards for ozone and fine particulate matter. In September 2008, the EPA, as well as several environmental groups, a group representing the electric utility industry and the National Mining Association, all filed petitions for rehearing with the U.S. Court of Appeals. In December 2008, the U.S. Court of Appeals essentially reversed its July 2008 decision to vacate the federal Clean Air Interstate Rule. The U.S. Court of Appeals granted the EPA's petition for reconsideration and remanded the rule to the EPA for further action to remedy the rule's flaws in accordance with the U.S. Court of Appeals' July 2008 opinion in the case. The impact of the decision is that the existing Illinois rules to implement the federal Clean Air Interstate Rule will remain in effect until the federal Clean Air Interstate Rule is revised by the EPA, at which point the Illinois rules may be subject to change. The EPA has stated that it expects to issue a new proposed version of the Clean Air Interstate Rule in 2010 and a final version in 2011.

        We do not believe that the U.S. Court of Appeals decision that vacated the federal Clean Air Mercury Rule will significantly affect pollution control obligations in Illinois in the near term. Under the Multi-Pollutant Standard, an agreement, as amended (the "MPS"), reached in 2006 among Genco, CILCO (AERG), EEI and the Illinois Environmental Protection Agency, which was codified in Illinois environmental regulations, Illinois generators may defer until 2015 the requirement to reduce mercury emissions by 90%, in exchange for accelerated installation of NOX and SO2 controls. This rule, when fully implemented, is expected to reduce mercury emissions by 90%, NOX emissions by 50% and SO2 emissions by 70% by 2015 in Illinois. To comply with the rule, CILCO (AERG) has begun putting into service equipment designed to reduce mercury emissions. CILCO (AERG) will also need to install additional pollution control equipment. Current plans include installing scrubbers for SO2 reduction as well as optimizing operations of selective catalytic reduction systems for NOX reduction at certain coal-fired plants in Illinois. The Illinois Joint Committee on Administrative Rules approved a rule amendment in June 2009 that revised certain requirements of the MPS. As a result, Genco and CILCO (AERG), collectively were able to defer to subsequent years an estimated $300 million of environmental capital expenditures originally scheduled for 2009 through 2011.

        During 2009 and the first quarter of 2010, AERG identified significant opportunities to defer or reduce planned capital spending, which are reflected in the estimates provided in the table above. The capital cost estimates are lower than previously anticipated, in part because of AERG's ability to manage its generating fleet to minimize emissions while complying with emission limits and air permit requirements. Furthermore, previous estimates included assumptions about potential and developing air regulations, including rules that were subsequently vacated by the courts.

        Between 2010 and 2017, AERG estimates it will be required to make cumulative investments of between $145 million and $185 million to retrofit its coal-fired power plants with pollution control equipment in compliance with existing emissions-related environmental laws and regulations. The reduction in estimated capital costs, reflected in the table below, compared with the estimated capital costs in CILCO's Annual Report on Form 10-K for the year ended December 31, 2009 primarily relate to a $45 million reduction in estimated costs that are based on current technology to comply with state air quality implementation plans, the MPS, federal ambient air quality standards including ozone and fine particulates, and the federal Clean Air Visibility rule and all other existing and known emissions-related regulations as of March 31, 2010. AERG's estimates could change depending upon additional federal or state requirements, the requirements under a MACT standard, new technology, and variations in costs of material or labor, or alternative compliance strategies, among other factors. The timing of estimated capital costs may also be influenced by whether emission allowances are used to comply with any future rules, thereby deferring capital investment.

	2010	2011 - 2014	2015 - 2017	Total
AERG	$5	$125 - $160	$15 - $20	$145 - $185

        In March 2008, the EPA finalized regulations that would lower the ambient standard for ozone. In September 2009, the EPA announced its plan to revise the ozone standard to a level lower than the level set in the March 2008 regulation. The revised standard is expected to be finalized in August 2010. Illinois is required to submit recommendations to the EPA for designating nonattainment areas and implementation plans will need to be submitted in 2013 unless the state seeks extensions for various requirement dates. Additional emission reductions may be required as a result of future state implementation plans. At this time, we are unable to determine the impact that state implementation plans for such regulations would have on our results of operations, financial position and liquidity.

        See Note 9—Commitments and Contingencies in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 13—Commitments and Contingencies in the combined notes to the audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for a further discussion of environmental matters, including global climate change.

  Cash Flows from Financing Activities

  Three Months ended March 31, 2010 versus Three Months ended March 31, 2009

  CIPS

        CIPS' net cash used in financing activities decreased during the three months ended March 31, 2010, compared with the first three months of 2009. This change was primarily a result of CIPS using existing cash to meet its working capital needs and fund $8 million in common stock dividends. During the first three months of 2009, CIPS used existing cash to fund a net reduction in short-term debt and money pool borrowings.

  CILCO

        CILCO's financing activities during the first quarter of 2010 resulted in a net use of cash, while such activities generated positive cash flows during the first quarter of 2009. During 2010, CILCO used existing cash to fund its working capital needs and fund a net repayment of intercompany borrowings with Ameren. During the first three months of 2009, CILCO used money pool borrowings and intercompany borrowings to meet its working capital needs and to repay short-term borrowings.

  Illinois Power

        Illinois Power's financing activities during the first quarter of 2010 resulted in a net use of cash, while such activities generated positive cash flows during the first quarter of 2009. During 2010, Illinois Power used existing cash to fund its working capital needs, fund $21 million of common stock dividends, and repay $34 million of net generator advances. During 2009, Illinois Power received $19 million of net generator advances related to ongoing independent power producer transmission projects, and a $58 million capital contribution from Ameren. The capital contribution was made to ensure Illinois Power maintained a capital structure of approximately 50% to 55% to equity.

  Fiscal Year ended December 31, 2009 versus Fiscal Year ended December 31, 2008

  CIPS

        CIPS' net cash used in financing activities increased during 2009, compared with 2008. CIPS used existing cash to fund a net reduction in money pool borrowings, to pay $47 million of dividends to Ameren in 2009 and to fund a $3 million increase in debt issuance costs as a result of the banking fees associated with the 2009 Illinois Credit Agreement. Benefiting the 2009 period was a $66 million capital contribution from Ameren.

  CILCO

        CILCO had a net use of cash from financing activities in 2009, compared with a net source of cash in 2008, primarily as a result of the change in CILCO's money pool borrowings, a $127 million increase in repayments of short-term borrowings, a $150 decrease in issuance of long-term debt and a $6 million increase in capital issuance costs as a result of banking fees associated with the 2009 Illinois Credit Agreement. During 2009, CILCO repaid a net $98 million to the money pool; CILCO received $98 million of net borrowings in 2008. Cash from financing activities benefited from a $288 million increase in intercompany borrowings from Ameren, a $51 million capital contribution from CILCORP and a $35 million decrease in redemptions of long-term debt and preferred stock.

  Illinois Power

        Illinois Power had a net use of cash from financing activities during 2009, compared with a net source of cash in 2008, primarily as a result of a $730 million decrease in long-term debt issuances. During 2009, cash from financing activities benefited from a $175 million decrease in net short-term borrowings repayments, a $141 million decrease in redemptions and maturities of long-term debt, including Illinois Power Special Purpose Trust ("Illinois Power SPT"), a $155 million capital contribution received from Ameren and a $40 million increase in net generator advances received for construction under generator interconnection agreements. During 2009, Illinois Power used existing cash to fund the maturity of $250 million of its 7.50% mortgage bonds and to pay banking fees associated with the 2009 Illinois Credit Agreement. Comparatively, during 2008, Illinois Power issued $730 million of senior secured notes to redeem all of Illinois Power's outstanding auction-rate pollution control revenue refunding bonds, which had adjusted to higher interest rates as a result of the collapse of the auction-rate securities market, and to fund debt maturities and common stock dividends.

  Fiscal Year ended December 31, 2008 versus Fiscal Year ended December 31, 2007

  CIPS

        CIPS had a net use of cash from financing activities in 2008, compared with a net source of cash in 2007. This change occurred because CIPS used net money pool borrowings and existing cash to fund a net reduction in short-term borrowings, to redeem $35 million of auction-rate environmental improvement revenue refunding bonds that had adjusted to higher interest rates as a result of the collapse of the auction-rate securities market, and to fund the maturity of $15 million of its 5.375% senior secured notes during 2008. In 2007, CIPS used net short-term borrowings of $90 million to fund working capital needs to build liquidity and to fund $40 million of common stock dividends.

  CILCO

        CILCO's cash provided by financing activities decreased in 2008, compared with 2007. This decrease was primarily the result of CILCO's net repayments of short-term borrowings during 2008, compared with 2007. These repayments were funded by a net increase in money pool borrowings of $98 million, primarily at AERG, and CILCO's issuance of $150 million of its 8.875% senior secured notes. Partially offsetting the decrease were reduced redemptions and maturities of long-term debt in 2008. During 2008, $19 million of auction-rate environmental improvement revenue refunding bonds that had adjusted to higher interest rates as a result of the collapse of the auction-rate securities market were redeemed at CILCO. In 2007, $50 million of CILCO's 7.50% bonds matured.

  Illinois Power

        Illinois Power's cash from financing activities decreased in 2008, compared with 2007. During 2008, Illinois Power issued $730 million of senior secured notes and used the proceeds to redeem all of Illinois Power's outstanding auction-rate pollution control revenue refunding bonds, which had adjusted to higher rates as a result of the collapse of the auction-rate securities market, and to repay short-term borrowings. Additionally, during 2008, Illinois Power funded $60 million of common stock dividends to Ameren and had net short-term borrowings repayments of $175 million. Comparatively, during 2007, Illinois Power issued $250 million of senior secured notes, paid $61 million of common stock dividends and had $100 million of net borrowings under the 2007 credit facility. These borrowings were used to fund $87 million of long-term debt maturities and $43 million of net money pool repayments to build liquidity in 2007.

        Credit Facility Borrowings and Liquidity.    The liquidity needs of CIPS, CILCO and Illinois Power are typically supported through the use of available cash, short-term intercompany borrowings or drawings under our committed bank credit facility. See Note 3—Credit Facility Borrowings and Liquidity in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 4—Credit Facility Borrowings and Liquidity in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for additional information on our credit facility, short-term borrowing activity, relevant interest rates and borrowings under Ameren's utility and non-state-regulated subsidiary money pool arrangements.

        The following table presents the committed bank credit facility of Ameren, CIPS, CILCO and Illinois Power and its availability as of March 31, 2010:

Credit Facility	Expiration	Amount Committed	Amount Available
Ameren, CIPS, CILCO, and Illinois Power:
2009 Illinois credit agreement	June 2011	$800	$800

        Ameren has money pool agreements with and among its subsidiaries to coordinate and to provide for certain short-term cash and working capital requirements. Separate money pools are maintained for utility and non-state-regulated entities. In addition, a unilateral borrowing agreement among Ameren, Illinois Power and Ameren Services enables Illinois Power to make short-term borrowings directly from Ameren. The aggregate amount of borrowings outstanding at any time by Illinois Power under the unilateral borrowing agreement and the utility money pool agreement, together with any outstanding external credit facility borrowings by Illinois Power, may not exceed $500 million, pursuant to authorization from the ICC. Illinois Power is not currently borrowing under the unilateral borrowing agreement. Ameren Services is responsible for operation and administration of the money pool agreements. See Note 3—Credit Facility Borrowings and Liquidity in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 4—Credit Facility Borrowings and Liquidity in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for a detailed explanation of the money pool arrangements and the unilateral borrowing agreement.

        The combined maximum amount available to all borrowers collectively under the 2009 Illinois Credit Agreement is $800 million, and the combined maximum amount available to each borrower individually under the 2009 Illinois Credit Agreement is limited as follows: Ameren—$300 million, CIPS—$135 million, CILCO—$150 million and Illinois Power—$350 million.

        In addition to our committed credit facility, a further source of liquidity for Ameren and its subsidiaries, including CIPS, CILCO and Illinois Power, from time to time is available cash and cash equivalents. At March 31, 2010, CIPS, CILCO and Illinois Power had $38 million, $98 million and $119 million, respectively, of cash and cash equivalents.

        The issuance of short-term debt securities by CIPS, CILCO and Illinois Power is subject to approval by FERC under the Federal Power Act. In March 2010, FERC issued an order authorizing the issuance of short-term debt securities subject to the following limits on outstanding balances: CIPS—$300 million and CILCO—$250 million. The authorization was effective as of April 1, 2010 and terminates on March 31, 2012. Illinois Power has unlimited short-term debt authorization from FERC.

        AERG has unlimited short-term debt authorization from FERC.

        CIPS, CILCO and Illinois Power continually evaluate the adequacy and appropriateness of their liquidity arrangements given changing business conditions. When business and credit market conditions warrant, changes may be made to existing credit facilities or other short-term borrowing arrangements.

        Long-term Debt and Equity.    The following table presents the issuances, redemptions, repurchases and maturities of long-term debt and preferred stock (net of any issuance discounts and including any redemption premiums) for the years 2009, 2008 and 2007 for CIPS, CILCO and Illinois Power. See Note 4—Long-term Debt and Equity Financings in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 5—Long-term Debt and Equity

Financings in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus.

	Month Issued, Redeemed, Repurchased or Matured	2009	2008	2007
Issuances
Long-term debt
CILCO:
8.875% Senior secured notes due 2013	December	$-	$150	$-
Illinois Power:
6.125% Senior secured notes due 2017	November	-	-	250
6.25% Senior secured notes due 2018	April	-	336	-
9.75% Senior secured notes due 2018	October	-	394	-
Redemptions, Repurchases and Maturities
Long-term debt
CIPS:
2004 Series pollution control bonds due 2025	April	-	35	-
5.375% Senior secured notes due 2008	December	-	15	-
CILCO:
7.50% First mortgage bonds due 2007	January	-	-	50
2004 Series pollution control bonds due 2039	April	-	19	-
Illinois Power:
Series 2001 Non-AMT bonds due 2028	May	-	112	-
Series 2001 AMT bonds due 2017	May	-	75	-
1997 Series A pollution control bonds due 2032	May	-	70	-
1997 Series B pollution control bonds due 2032	May	-	45	-
1997 Series C pollution control bonds due 2032	June	-	35	-
Note payable to Illinois Power SPT:
5.65% Series due 2008	Various	-	54	84
7.50% Series mortgage bond due 2009	June	250	-	-

Preferred Stock
CILCO:
5.85% Series	July	-	16	1

        There were no issuances, redemptions, repurchases or maturities of long-term debt or preferred stock at CIPS, CILCO or Illinois Power for the three months ended March 31, 2010, or 2009.

        In November 2008, CIPS, CILCO and Illinois Power, filed a Form S-3 shelf registration statement registering the issuance of an indeterminate amount of certain types of securities, which expires in November 2011.

        The following table presents information with respect to the Form S-3 shelf registration statements filed and effective for the companies as of March 31, 2010:

	Effective Date	Authorized Amount
CIPS	November 2008	Not Limited
CILCO	November 2008	Not Limited
Illinois Power	November 2008	Not Limited

        In September 2009, Ameren issued and sold 21.85 million shares of its common stock at $25.25 per share, for proceeds of $535 million, net of $17 million of issuance costs. Ameren used the offering proceeds to make investments in CIPS, CILCO (Illinois Regulated) and Illinois Power as follows: CIPS—$13 million, CILCO (Illinois Regulated)—$25 million and Illinois Power—$61 million.

        CIPS, CILCO and Illinois Power may sell securities registered under their effective registration statements if market conditions and capital requirements warrant such a sale. Any offer and sale will be made only by means of a prospectus that meets the requirements of the Securities Act of 1933 and the rules and regulations thereunder.

        Indebtedness Provisions and Other Covenants.    See Note 3—Credit Facility Borrowings and Liquidity and Note 4—Long-term Debt and Equity Financings in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 4—Credit Facility Borrowings and Liquidity and Note 5—Long-term Debt and Equity Financings in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for additional information.

        At March 31, 2010, CIPS, CILCO and Illinois Power were in compliance with their credit facility, indenture, and articles of incorporation provisions and covenants.

        We consider access to short-term and long-term capital markets a significant source of funding for capital requirements not satisfied by our operating cash flows. Inability to raise capital on favorable terms, particularly during times of uncertainty in the capital markets, could negatively affect our ability to maintain and expand our businesses. After assessing our current operating performance, liquidity and credit ratings (see Credit Ratings below), we believe that we will continue to have access to the capital markets. However, events beyond our control may create uncertainty in the capital markets or make access to the capital markets uncertain or limited. Such events could increase our cost of capital and adversely affect our ability to access the capital markets.

        Dividends.    For the three months ended March 31, 2010 and 2009, and for the years ended December 31, 2009, 2008 and 2007, CIPS, CILCO and Illinois Power had net income and paid their preferred shareholders dividends as follows:

	Three Months ended March 31,		Year ended December 31,
Preferred Dividends	2010	2009	2009	2008	2007
CIPS:
Net Income	$10	$7	$29	$15	$17
Preferred Stock Dividends	1	1	3	3	3
CILCO:
Net Income	19	33	135	69	76
Preferred Stock Dividends	-	-	1	1	2
Illinois Power:
Net Income	19	14	79	5	26
Preferred Stock Dividends	1	1	2	2	2

        Certain of our financial agreements and corporate organizational documents contain covenants and conditions that, among other things, restrict CIPS', CILCO's and Illinois Power's payment of dividends in certain circumstances. At March 31, 2010, none of these circumstances existed at the Ameren Illinois Utilities and, as a result, they were allowed to pay dividends.

        CIPS' articles of incorporation and mortgage indentures require its dividend payments on common stock to be based on ratios of common stock to total capitalization and other provisions related to certain operating expenses and accumulations of earned surplus. CILCO has restrictions in its articles of incorporation on dividend payments on common stock relative to the ratio of its balance of retained earnings to the annual dividend requirement on its preferred stock.

        The Ameren Illinois Utilities and AERG are subject to Section 305(a) of the Federal Power Act, which makes it unlawful for any officer or director of a public utility, as defined in the Federal Power Act, to participate in the making or paying of any dividend from any funds "properly included in capital account." The meaning of this limitation has never been clarified under the Federal Power Act or FERC regulations; however, FERC has consistently interpreted the provision to allow dividends to be paid as long as (1) the source of the dividends is clearly disclosed, (2) the dividends are not excessive and (3) there is no self-dealing on the part of corporate officials. At a minimum, Ameren believes that dividends can be paid by its subsidiaries that are public utilities from net income and retained earnings. In addition, under Illinois law, CIPS, CILCO and Illinois Power may not pay any dividend on their respective stock, unless, among other things, their respective earnings and earned surplus are sufficient to declare and pay a dividend after provision is made for reasonable and proper reserves, or unless CIPS, CILCO or Illinois Power has specific authorization from the ICC.

        The following table presents common stock dividends paid by CIPS, CILCO and Illinois Power to their respective parents for the three months ended March 31, 2010 and 2009, and for the years ended 2009, 2008 and 2007.

	Three Months ended March 31,		Year ended December 31,
	2010	2009	2009	2008	2007
CIPS	$8	$-	$47	$-	$40
CILCO	4	-	20	-	-
Illinois Power	21	-	31	60	61

        Each company's board of directors considers the declaration of the preferred stock dividends to shareholders of record on a certain date, stating the date on which the dividend is payable and the amount to be paid. See Note 9—Preferred Stock in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for further detail concerning the preferred stock issuances.

        Contractual Obligations.    The following table presents our contractual obligations as of March 31, 2010. See Note 9—Commitments and Contingencies in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 13—Commitments and Contingencies in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for more information.

        See Note 10—Retirement Benefits in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for information regarding expected minimum funding levels for Ameren's pension plans. These expected pension funding amounts are not included in the table below. In addition, routine short-term purchase order commitments are not included.

	Total		2010		2011 - 2012	2013 - 2014	Thereafter
CIPS:
Long-term debt(a)	$422		$-		$150	$51	$221
Interest payments(b)	279		20		39	32	188
Operating leases	2		-		1	1	-
2007 Illinois Electric Settlement Agreement	(c	)	(c	)	-	-	-
Other obligations(d)	336		70		150	87	29

Total cash contractual obligations	$1,039		$90		$340	$171	$438

CILCO:
Long-term debt	$279		$-		$1	$150	$128
Intercompany note payable—Ameren	288		288		-	-	-
Interest payments	168		16		42	29	81
Operating leases	16		1		2	2	11
2007 Illinois Electric Settlement Agreement	1		1		-	-	-
Other obligations(d)	1,020		208		448	174	190

Total cash contractual obligations	$1,772		$514		$493	$335	$410

Illinois Power:
Long-term debt(a)(e)	$1,150		$-		$-	$-	$1,150
Interest payments	731		64		170	170	327
Operating leases	6		2		3	1	-
2007 Illinois Electric Settlement Agreement	1		1		-	-	-
Other obligations(d)	734		159		313	125	137

Total cash contractual obligations	$2,622		$226		$486	$296	$1,614

(a)
Excludes unamortized discount of $1 million at CIPS and $9 million at Illinois Power.

(b)
The weighted average variable-rate debt has been calculated using the interest rate as of March 31, 2010.

(c)
Less than $1 million.

(d)
See Other Obligations within both Note 9—Commitments and Contingencies in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, and Note 13—Commitments and Contingencies in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for discussion of items represented herein.

(e)
Excludes fair-market value adjustments of long-term debt of $6 million for Illinois Power.

        As of March 31, 2010, the amounts of unrecognized tax benefits were less than $1 million, $15 million and less than $1 million for CIPS, CILCO and Illinois Power, respectively. It is reasonably possible to expect that the settlement of an unrecognized tax benefit will result in an underpayment or overpayment of tax and related interest. However, there is a high degree of uncertainty with respect to the timing of cash payments or receipts associated with unrecognized tax benefits. The amount and timing of certain payments or receipts is not reliably estimable or determinable at this time. See Note 11—Income Taxes in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for information regarding CIPS', CILCO's and Illinois Power's unrecognized tax benefits and related liabilities for interest expense.

        Off-Balance-Sheet Arrangements.    At March 31, 2010, none of CIPS, CILCO or Illinois Power had any off-balance-sheet financing arrangements other than operating leases entered into in the ordinary course of business. None of CIPS, CILCO or Illinois Power expects to engage in any significant off-balance-sheet financing arrangements in the near future.

        Credit Ratings.    The following table presents the principal credit ratings of CIPS, CILCO and Illinois Power by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Service ("S&P") and Fitch Ratings ("Fitch"), effective on the date of this information statement/prospectus:

	Moody's	S&P		Fitch
CIPS:
Issuer/corporate credit rating	Baa3	BBB	-	BBB	-
Secured debt	Baa1	BBB	+	BBB	+
Senior unsecured debt	Baa3	BBB	-	BBB

CILCO:
Issuer/corporate credit rating	Baa3	BBB	-	BBB	-
Secured debt	Baa1	BBB	+	BBB	+

Illinois Power:
Issuer/corporate credit rating	Baa3	BBB	-	BBB	-
Secured debt	Baa1	BBB		BBB	+

        Moody's Ratings Actions.    On January 29, 2009, Moody's affirmed the ratings of CIPS, CILCO and Illinois Power and changed their rating outlooks to stable from positive. According to Moody's, the change in the rating outlooks of these three companies was based on the near-term expiration of the 2007 and 2006 $500 million credit facilities in January 2010 and related liquidity concerns.

        On February 16, 2009, Moody's affirmed the ratings of CIPS, CILCO and Illinois Power with a stable outlook. According to Moody's, the stable outlook on CIPS, CILCO and Illinois Power reflected constructive rate case outcomes at CIPS, CILCO and Illinois Power, the improving regulatory environments for investor-owned utilities in Illinois at that time, and Moody's expectation that financial and cash flow coverage metrics should remain adequate to maintain current rating levels. In addition, Moody's noted that the dividend reduction was supportive of the stable ratings outlooks and provided Ameren and its subsidiaries additional cushion at the rating levels.

        On July 1, 2009, Moody's stated that the successful execution of new two-year bank credit facilities was supportive of the credit quality of Ameren and its utility subsidiaries, including CIPS, CILCO and Illinois Power. However, Moody's did not make any changes in Ameren's or its subsidiaries' ratings or outlooks as a result of this action.

        On August 3, 2009, Moody's upgraded the majority of senior secured debt ratings of investment-grade CIPS and Illinois Power by one notch. Moody's stated the rating action widened the notching between most senior secured debt ratings and senior unsecured debt ratings of investment-grade regulated utilities to two notches from one notch previously. Moody's noted the wider notching was based on its analysis of the history of regulated utility defaults, which indicated that regulated utilities have defaulted at a lower rate and experienced lower loss given default rates than nonfinancial, nonutility corporate issuers.

        On August 13, 2009, Moody's upgraded the ratings of CIPS, CILCO and Illinois Power. Issuer/corporate credit ratings at CIPS, CILCO and Illinois Power were upgraded from Ba1 to Baa3. Moody's also upgraded the senior secured debt ratings at CIPS, CILCO and Illinois Power from Baa2 to Baa1. Moody's cited the execution of new bank credit facilities and an improved political and regulatory environment in Illinois as the basis for the return to investment grade status of the issuer/corporate ratings. Moody's also assigned a stable outlook for Ameren and all of its rated subsidiaries, including CIPS, CILCO and Illinois Power.

        S&P Ratings Actions.    On February 25, 2009, S&P lowered the business profile of CILCO to "satisfactory" from "strong." On February 25, 2010, S&P assigned improved business risk profiles to CIPS, CILCO and Illinois Power. S&P changed the business risk profiles of CIPS and Illinois Power from "strong" to "excellent" and the profile of CILCO from "satisfactory" to "strong."

        Fitch Ratings Actions.    On January 22, 2010, Fitch announced new guidelines that affect its ratings of deferrable coupon hybrid securities and preferred stock for utility issuers. Under these new guidelines, Fitch will rate these securities two notches below the issuer's senior unsecured debt ratings. Under prior guidelines, these securities were rated one notch below the issuer's senior unsecured debt ratings. The ratings for CIPS, CILCO and Illinois Power's preferred stock were affected by this industry-wide methodology change.

        On May 20, 2010, Fitch downgraded CILCO's long-term issuer default rating to BBB- from BBB, its secured debt to BBB+ from A-, its senior unsecured debt to BBB from BBB+, and its preferred stock to BB+ from BBB-. Fitch stated the downgrade reflects the net reduction in electric and gas rates required by the ICC's April 2010 rate order and management's plan to transfer the company's nonregulated merchant generation business, conducted through AERG, to Ameren Energy Resources Company, an affiliate that owns Ameren's other merchant generation assets. Fitch also affirmed the ratings of CIPS', CILCO's and IIllinois Power's short-term issuer default rating and assigned a stable outlook for Ameren and all of its rated subsidiaries.

        Collateral Postings.    Any adverse change in CIPS, CILCO and Illinois Power's credit ratings may reduce access to capital and trigger additional collateral postings and prepayments. Such changes may also increase the cost of borrowing and fuel, power, and natural gas supply, among other things, resulting in a negative impact on earnings. Collateral postings and prepayments made with external parties, including postings related to exchange-traded contracts at March 31, 2010, were $13 million, $23 million and $57 million at CIPS, CILCO and Illinois Power, respectively. Sub-investment-grade issuer or senior unsecured debt ratings (lower than "BBB-" or "Baa3" from S&P or Moody's, respectively) at March 31, 2010, could have resulted in CIPS, CILCO or Illinois Power being required to post additional collateral or other assurances for certain trade obligations amounting to $23 million, $43 million and $42 million, respectively.

        In addition, changes in commodity prices could trigger additional collateral postings and prepayments at current credit ratings. If market prices were 15% higher than March 31, 2010 levels in the next twelve months and 20% higher thereafter through the end of the term of the commodity contracts, then CIPS, CILCO or Illinois Power could be required to post additional collateral or other assurances for certain trade obligations up to approximately $-million, $2 million and $-million, respectively. If market prices were 15% lower than March 31, 2010 levels in the next twelve months and 20% lower thereafter through the end of the term of the commodity contracts, then CIPS, CILCO or Illinois Power could be required to post additional collateral or other assurances for certain trade obligations up to approximately $15 million, $49 million and $40 million, respectively.

        The cost of borrowing under our credit facility can increase or decrease depending upon the credit ratings of the borrower. A credit rating is not a recommendation to buy, sell or hold securities. It should be evaluated independently of any other rating. Ratings are subject to revision or withdrawal at any time by the rating organization.

  OUTLOOK

        Below are some key trends that may affect CIPS', CILCO's and Illinois Power's financial condition, results of operations or liquidity for the remainder of 2010 and beyond.

        Economy and Capital and Credit Markets.    In 2008 and 2009, global capital and credit markets experienced extreme volatility. While these markets have improved, we believe that these events have several implications for our industry as a whole. They include the following:

  •
  Access to Capital Markets and Cost of Capital—The extreme disruption in the capital markets in 2008 and 2009 limited the ability of many companies, including CIPS, CILCO and Illinois Power, to freely access the capital and credit markets to support their operations and to refinance debt. We continued to have access to the capital markets. The cost of this access was at commercially acceptable but higher interest rates in the case of the issuance of certain debt securities in 2008 and 2009. During 2010, we have observed improved access to capital in the U.S. capital and credit markets and lower interest rates on new issuances of investment grade debt securities compared with 2008 and 2009. A future disruption in the capital markets could limit our ability to access the capital markets, which access our business depends on, and result in increased financing costs.

  •
  Credit Facility—On June 30, 2009, Ameren, CIPS, CILCO and Illinois Power successfully reached a definitive multiyear credit facility agreement. This facility provides $800 million of credit through June 30, 2011. The costs of this credit facility is significantly higher than the cost of the facilities it replaced. The cost for CIPS, CILCO and Illinois Power to enter into the 2009 Illinois Credit Agreement was $3 million, $3 million and $7 million, respectively. The cost will be amortized over the term of the facilities. In addition, the borrowing rates under the facility increased significantly. At CIPS, CILCO and Illinois Power, borrowing rate was LIBOR plus 1.25% at December 31, 2008 versus LIBOR plus 2.75% at December 31, 2009.

  •
  Economic Conditions—Weak economic conditions have resulted in reduced power prices, particularly with respect to industrial sales, and higher financing costs, among other things. Weak economic conditions also expose CIPS, CILCO and Illinois Power to greater risk of default by counterparties, potentially higher bad debt expenses, and the risk of impairment of goodwill and long-lived assets, among other things. Based on the results of the annual goodwill impairment test completed as of October 31, 2009, the estimated fair value of Ameren's Merchant Generation reporting unit, which includes AERG, exceeded its carrying value by a nominal amount. The failure in the future of this reporting unit, or any reporting unit, to achieve forecasted operating results and cash flows, or a further decline of observable industry market multiples may reduce its estimated fair value below its carrying value and would likely result in the recognition of a goodwill impairment charge. Although we are unable to predict when the U.S. economy will fully recover from the economic downturn, economic conditions in our service territory have improved in 2010, resulting in higher weather-normalized end-use retail sales volume at the Ameren Illinois Utilities. We are unable to predict the ultimate impact of the weak economy on our results of operations, financial position or liquidity.

  •
  Investment Returns—The disruption in the capital markets, coupled with weak global economic conditions, adversely affected financial markets. As a result, we experienced lower-than-expected investment returns in 2008 in Ameren's pension and postretirement benefit plans. During 2009, the actual return on investment of the pension plan assets was equal to the expected investment return, while the actual return on investment of postretirement benefit assets exceeded the expected return. Lower returns increase our future pension and postretirement expenses and pension funding levels. Our future expenses and funding levels will also be affected by future investment returns and future discount rate levels.

  •
  Operating and Capital Expenditures—CIPS, CILCO and Illinois Power will continue to make significant levels of investments and incur expenditures for their electric and natural gas utility infrastructure in order to improve overall system reliability, comply with environmental regulations and improve plant performance. However, during both 2008 and 2009, in response to the significant level of disruption and uncertainties in the capital and credit markets and weak economic conditions that reduced power prices, and to help our customers with their future energy costs, we significantly reduced our planned capital expenditures for 2010 through 2014. We also took steps to control operations and maintenance expenditures. We are managing power plant outages and labor costs, among other things. In addition to the operations and maintenance expenditure reductions announced in the prior year, in May 2010, AERG announced the reduction of ten full-time positions effective during the second quarter of 2010. The reduction of these positions, coupled with other planned spending reductions, is expected to reduce 2010 other operations and maintenance expenses to approximately $72 million. This is approximately 6% lower than other operations and maintenance expenses in 2009. Any expenditure control initiatives will be balanced against a continued long-term commitment to invest in our electric and natural gas infrastructure to provide safe, reliable electric and natural gas delivery services to our customers; to meet federal and state environmental, reliability, and other regulations; and to maintain a solid overall liquidity and credit ratings profile to meet our operating, capital and financing needs.

        We believe that our liquidity is adequate given our expected operating cash flows, capital expenditures and related financing plans (including accessing our existing credit facility). However, there can be no assurance that significant changes in economic conditions, further disruptions in the capital and credit markets, or other unforeseen events will not materially affect our ability to execute our expected operating, capital or financing plans.

  Current Capital Expenditure Plans

  •
  Between 2010 and 2017, AERG expects to invest up to $185 million, in the aggregate, to retrofit its coal-fired power plants with pollution control equipment in compliance with emissions-related environmental laws and regulations. Any pollution control investments will result in decreased plant availability during construction and significantly higher ongoing operating expenses. The recoverability of amounts expended by AERG will depend on whether market prices for power adjust as a result of market conditions reflecting increased environmental costs for coal-fired generators.

  •
  Future federal and state legislation or regulations that mandate limits on emissions would result in significant increases in capital expenditures and operating costs. Excessive costs to comply with future legislation or regulations might force AERG and other similarly situated electric power generators to close some coal-fired facilities. Investments to control emissions at AERG's coal-fired power plants to comply with future legislation or regulations would significantly increase future capital expenditures and operations and maintenance expenses, which if excessive could result in the closures of coal-fired power plants, impairment of assets or otherwise materially adversely affect AERG's results of operations, financial position and liquidity.

  •
  Over the next few years, we expect to make significant investments in our electric and natural gas infrastructure and to incur increased operations and maintenance expenses to improve overall system reliability. We are committed to synchronizing our operations and maintenance spending and capital investments within our rate-regulated businesses with the revenue and related cash flow levels provided by our regulators. We expect these costs or investments at our rate-regulated businesses to be ultimately recovered in rates, subject to prudency reviews by regulators, although rate case outcomes and regulatory lag could materially impact the timing of such recovery and, therefore, our cash flows, related financing needs and the timing in which we are able to proceed with these projects. We are projecting higher labor and material costs for these capital expenditures.

  •
  The Ameren Illinois Utilities are evaluating opportunities to expand their transmission assets. New transmission projects have the potential to reduce congestion, improve reliability and facilitate movement of renewable energy, typically generated in remote areas, to population centers where demand is at its highest.

  •
  Increased investments for environmental compliance and reliability improvements will result in higher depreciation and financing costs.

  Revenues

  •
  The earnings of CIPS, CILCO and Illinois Power are largely determined by the regulation of their rates by state agencies. Rising costs, including labor, material, depreciation and financing costs, coupled with increased capital and operations and maintenance expenditures targeted at enhanced distribution system reliability and environmental compliance, are expected. CIPS, CILCO and Illinois Power anticipate regulatory lag until their requests to increase rates to recover such costs on a timely basis are granted by state regulators. CIPS, CILCO and Illinois Power expect to file rate cases frequently.

  •
  In current and future rate cases, CIPS, CILCO and Illinois Power will continue to seek cost recovery and tracking mechanisms from their state regulators to reduce the effects of regulatory lag.

  •
  On May 6, 2010, the ICC amended its April 2010 rate order to correct a technical error in the calculation of cash working capital. The ICC consolidated rate order, as amended, approves a net increase in annual revenues for electric delivery service of $35 million in the aggregate (CIPS—$18 million increase, CILCO—$2 million increase, and Illinois Power—$15 million increase) and a net decrease in annual revenues for natural gas delivery service of $20 million in the aggregate (CIPS—$2 million decrease, CILCO—$7 million decrease, and Illinois Power—$11 million decrease). The rate changes became effective in May 2010. In response to the ICC consolidated rate order, the Ameren Illinois Utilities took immediate action to address the financial pressures created on the respective companies by the rate order. See Note 2—Rate and Regulatory Matters in the combined notes to our unaudited financial statements for the three months ended March 31, 2010. On May 28, 2010, the Ameren Illinois Utilities filed a rehearing request with the ICC relating to six issues of the rate order. On June 14, 2010, the ICC agreed to rehear three issues in the rate order. The ICC must complete the rehearing and issue an order within 150 days from the date of granting the rehearing. The Ameren Illinois Utilities may subsequently appeal the ICC rate order. The Ameren Illinois Utilities cannot predict the outcome of the rehearing or whether court appeals will be filed and their ultimate outcome.

  •
  The ICC order confirmed the previously approved 80% allocation of fixed non-volumetric residential and commercial natural gas customer charges, and approved a higher percentage of recovery of fixed non-volumetric electric residential and commercial customer charges. The percentage of costs to be recovered through fixed non-volumetric electric residential and commercial customer and meter charges increased from 27% to 40%. This increase will impact quarterly results of operations and cash flows but is not expected to have any impact on annual margins.

  •
  The ICC issued a consolidated order in September 2008 approving a net increase in annual revenues for electric delivery service. These rate changes were effective on October 1, 2008. The Ameren Illinois Utilities made a pledge to keep the overall residential electric bill increase resulting from these rate changes during the first year to less than 10% for each utility. As a result, Illinois Power did not recover approximately $10 million in revenue during the first year the electric delivery service rates were in effect. Illinois Power was able to recover the full amount of the ICC-approved rate increase beginning October 1, 2009. As a result of being able to fully recover the 2008 consolidated order, Illinois Power recognized a $2 million increase in electric margins during the first three months of 2010 and expects to earn an additional $6 million during the remainder of 2010.

  •
  Our FERC jurisdictional electric transmission rates are updated on June 1 of each year. Based on transmission rate calculations that became effective on June 1, 2010, the Ameren Illinois Utilities anticipate additional revenues of between $15 million and $18 million over the last seven months of 2010 compared to the same period in 2009. The increase is due, in part, to a significant increase in transmission assets placed into service during 2009, as well as higher equity levels as a result of Ameren's capital contributions to CIPS, CILCO and Illinois Power in 2009.

  •
  As part of the 2007 Illinois Electric Settlement Agreement, the Ameren Illinois Utilities entered into financial contracts with Marketing Company (for the benefit of Genco and AERG) to lock in energy prices for 400 to 1,000 MW annually of their round-the-clock power requirements during the period June 1, 2008 to December 31, 2012, at then-relevant market prices. These financial contracts do not include capacity, are not load-following products and do not involve the physical delivery of energy. Under the terms of the 2007 Illinois Electric Settlement Agreement, these financial contracts are deemed prudent, and the Ameren Illinois Utilities are permitted full recovery of their costs in rates.

  •
  Volatile power prices in the Midwest can affect the amount of revenues CILCO (through AERG) generates by marketing power into the wholesale and spot markets and can influence the cost of power purchased in the spot markets. Spot power prices in the MISO were lower in 2009 than in 2008 and continued to decline in the first quarter of 2010. Spot market prices can be significantly affected by any prospect of global economic recovery, among other things.

  •
  With few scheduled maintenances outages in 2010 through 2012, AERG expects to have available generation from its coal-fired plants of approximately 8.5 million megawatthours in each year. However, AERG's actual generation levels will be significantly impacted by market prices for power in those years, among other things.

  •
  The availability and performance of AERG's electric generation fleet can materially affect its revenues. AERG expects to generate 7.3 million megawatthours of power from its coal-fired plants in 2010 based on expected power prices. Should power prices rise more than expected, AERG has the capacity and availability to sell more generation.

  •
  The marketing strategy for AERG is to optimize generation output in a low risk manner to minimize volatility of earnings and cash flow, while seeking to capitalize on its low-cost generation fleet to provide solid, sustainable returns. To accomplish this strategy, AERG has established hedge targets for near-term years. Through a mix of physical and financial sales contracts, Marketing Company targets to hedge AERG's expected output by 80% to 90% for the following year, 50% to 70% for two years out, and 30% to 50% for three years out. As of March 31, 2010, Marketing Company had hedged approximately 7 million megawatthours of AERG's expected 2010 generation, at an average price of $47 per megawatthour. For 2011, Marketing Company had hedged approximately 5.2 million megawatthours of AERG's forecasted generation sales at an average price of $49 per megawatthour. For 2012, Marketing Company had hedged approximately 3.3 million megawatthours of AERG's forecasted generation sales at an average price of $53 per megawatthour. Marketing Company has also entered into capacity-only sales contracts relating to AERG's assets for 2010, 2011 and 2012, resulting in expected capacity-only revenues related to these contracts of $10 million, $8 million and $5 million, respectively. Any unhedged sales will be exposed to relevant market prices at the time of the sale.

  •
  The development of a capacity market in MISO could increase the electric margins of AERG. A capacity requirement obligates a load serving entity to acquire capacity sufficient to meet its obligations. MISO continues to refine its treatment of capacity supply and obligations, but development of a true capacity market could still be several years away.

  •
  Current and future energy efficiency programs developed by CIPS, CILCO and Illinois Power and others could result in reduced demand for our electric generation and our electric and natural gas transmission and distribution services. Our regulated operations will seek a regulatory framework that allows either a return on these programs or recovery of their costs.

  Fuel and Purchased Power

  •
  In 2009, 100% of AERG's electric generation was supplied by coal-fired power plants. About 89% of the coal used by these plants was delivered by rail from the Powder River Basin in Wyoming. In the past, deliveries from the Powder River Basin have occasionally been restricted because of rail maintenance, weather and derailments. As of March 31, 2010, coal inventories for AERG were at targeted levels. However, AERG is targeting a reduction in its coal inventories below historical levels by the end of 2010 in order to increase liquidity. Disruptions in coal deliveries could cause AERG to pursue a strategy that could include reducing sales of power during low-margin periods, buying higher-cost fuels to generate required electricity or purchasing power from other sources.

  •
  AERG's fuel costs (including transportation) are expected to increase in 2010 and beyond. As of March 31, 2010, the average cost of AERG's hedged fuel costs, which include coal, transportation, diesel fuel surcharges and other charges, was approximately $21.00 per megawatthour in 2010, $23.00 per megawatthour in 2011, and $24.00 per megawatthour in 2012. See "—Quantitative and Qualitative Disclosures About Market Risk" below for additional information about the percentage of fuel and transportation requirements that are price-hedged for 2010 through 2014.

  Other Costs

  •
  Over the next few years, we expect rising employee benefit costs, as well as higher insurance premiums as a result of insurance market conditions and loss experience, among other things.

  Other

  •
  The U.S. Congress is considering legislation that would require additional government regulation of derivative and OTC transactions and that could expand collateral requirements. Legislation of this nature, if finalized and signed into law by the President, could reduce the effectiveness of hedging, increasing the volatility of earnings, and could require increased collateral postings.

        The above items could have a material impact on our results of operations, financial position or liquidity. Additionally, in the ordinary course of business, we evaluate strategies to enhance our results of operations, financial position or liquidity. These strategies may include acquisitions, divestitures, opportunities to reduce costs or increase revenues, and other strategic initiatives to increase stockholder value. We are unable to predict which, if any, of these initiatives will be executed. The execution of these initiatives may have a material impact on our future results of operations, financial position or liquidity.

  REGULATORY MATTERS

        See Note 2—Rate and Regulatory Matters in the combined notes to both our unaudited financial statements for the three months ended March 31, 2010, and our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus.

  ACCOUNTING MATTERS

        Critical Accounting Estimates.    Preparation of the financial statements and related disclosures in compliance with GAAP requires the application of appropriate technical accounting rules and guidance, as well as the use of estimates. These estimates involve judgments regarding many factors which in and of themselves could materially affect the financial statements and disclosures. We have outlined below the critical accounting estimates that we believe are most difficult, subjective or complex. Any change in the assumptions or judgments applied in determining the following matters, among others, could have a material impact on future financial results.

  Accounting Estimate

Regulatory Mechanisms and Cost Recovery	Uncertainties Affecting Application
CIPS, CILCO and Illinois Power each defer costs in accordance with authoritative accounting guidance, and make investments that they assume will be collected in future rates.

•       Regulatory environment and external regulatory decisions and requirements

•       Anticipated future regulatory decisions and their impact

•       Impact of deregulation, rate freezes and competition on ratemaking process and ability to recover costs

  Basis for Judgment

        We determine which costs are recoverable by consulting previous rulings by state regulatory authorities in jurisdictions where we operate or other factors that lead us to believe that cost recovery is probable. If facts and circumstances lead us to conclude that a recorded regulatory asset is probably no longer recoverable or plant assets are probable of disallowance, we record a charge to earnings, which could be material. See Note 2—Rate and Regulatory Matters in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for quantification of these assets by registrant.

Unbilled Revenue	Uncertainties Affecting Application
At the end of each period, CIPS, CILCO and Illinois Power project expected usage and estimate the amount of revenue to record for services that have been provided to customers but not yet billed.	• Projecting customer energy usage • Estimating impacts of weather and other usage-affecting factors for the unbilled period • Estimating loss of energy during transmission and delivery

  Basis for Judgment

        We base our estimate of unbilled revenue each period on the volume of energy delivered, as valued by a model of billing cycles and historical usage rates and growth by customer class for our service area. This figure is then adjusted for the modeled impact of seasonal and weather variations based on historical results. See the balance sheets for each of CIPS, CILCO and Illinois Power in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for unbilled revenue amounts.

Valuation of Goodwill, Assets, Long-Lived Assets, and Asset Retirement Obligations	Uncertainties Affecting Application
We periodically assess the carrying value of our goodwill, intangible assets, and long-lived assets to determine whether they are impaired. We also review for the existence of asset retirement obligations. If an asset retirement obligation is identified, we determine its fair value and subsequently reassess and adjust the obligation, as necessary.

•       Management's identification of impairment indicators

•       Changes in business, industry, laws, technology, or economic and market conditions

•       Valuation assumptions and conclusions

•       Our assessment of market participants

•       Estimated useful lives of our significant long-lived assets

•       Actions or assessments by our regulators

•       Identification of an asset retirement obligation and assumptions about the timing of asset removals

  Basis for Judgment

        Annually, or whenever events indicate a valuation may have changed, we use various methodologies we believe market participants would use to determine valuations, including earnings before interest, taxes, depreciation and amortization multiples, and discounted, undiscounted, and probabilistic discounted cash flow models with multiple operating scenarios. The identification of asset retirement obligations is conducted through the review of legal documents and interviews. See Note 1—Summary of Significant Accounting Policies in the combined notes to both our unaudited financial statements for the three months ended March 31, 2010, and our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for quantification of our goodwill, intangible assets, and asset retirement obligations. See Note 14—Goodwill in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for additional information of our goodwill impairment evaluation.

Benefit Plan Accounting	Uncertainties Affecting Application
Based on actuarial calculations, we accrue costs of providing future employee benefits in accordance with authoritative accounting guidance regarding benefit plans. See Note 11—Retirement Benefits in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 10—Retirement Benefits in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus.

•       Future rate of return on pension and other plan assets

•       Interest rates used in valuing benefit obligations

•       Health care cost trend rates

•       Timing of employee retirements and mortality assumptions

•       Ability to recover certain benefit plan costs from our ratepayers

•       Changing market conditions impacting investment and interest rate environments

  Basis for Judgment

        Our ultimate selection of the discount rate, health care trend rate, and expected rate of return on pension and other postretirement benefit plan assets is based on our consistent application of assumption-setting methodologies and our review of available historical, current and projected rates, as applicable. See Note 11—Retirement Benefits in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 10—Retirement Benefits in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for sensitivity of our benefit plans to potential changes in these assumptions.

        Impact of Future Accounting Pronouncements.    See Note 1—Summary of Significant Accounting Policies in the combined notes to both our unaudited financial statements for the three months ended March 31, 2010, and our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus.

  EFFECTS OF INFLATION AND CHANGING PRICES

        CIPS', CILCO's and Illinois Power's rates for retail electric and natural gas utility service are regulated by the ICC. Nonretail electric rates are regulated by FERC. Adjustments to rates are based on a regulatory process that reviews a historical period. As a result, revenue increases will lag behind changing prices. Inflation affects our operations, earnings, stockholders' equity, and financial performance.

        The current replacement cost of our utility plant substantially exceeds our recorded historical cost. Under existing regulatory practice, only the historical cost of plant is recoverable from customers. As a result, cash flows designed to provide recovery of historical costs through depreciation might not be adequate to replace the plant in future years. AERG does not have regulated recovery mechanisms and is therefore dependent on market prices for power to reflect rising costs.

        CIPS, CILCO and Illinois Power recover power supply costs from electric customers by adjusting rates to accommodate changes in power prices.

        CIPS, CILCO, and Illinois Power are affected by changes in the cost of electric transmission services. FERC regulates the rates charged and the terms and conditions for electric transmission services. Each RTO separately files regional transmission tariff rates for approval by FERC. All members within that RTO are then subjected to those rates. As members of MISO, CIPS', CILCO's and Illinois Power's transmission rates are calculated in accordance with MISO's rate formula. The transmission rate is updated in June of each year based on FERC filings. This rate is charged directly to wholesale customers. The Ameren Illinois Utilities also charge this rate directly to alternative retail electric suppliers. For the Ameren Illinois Utilities' retail customers who have not chosen an alternative retail electric supplier, the transmission rate is collected through a rider mechanism.

        In the Illinois retail gas utility jurisdiction, changes in gas costs are generally reflected in billings to gas customers through PGA clauses.

        See "—Quantitative and Qualitative Disclosures About Market Risk—Commodity Price Risk" below for additional information. Also see Note 2—Rate and Regulatory Matters in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for additional information on the cost recovery mechanisms discussed above.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Quantitative and Qualitative Disclosures About Market Risk

        Market risk is the risk of changes in value of a physical asset or a financial instrument, derivative or nonderivative, caused by fluctuations in market variables such as interest rates, commodity prices, and equity security prices. A derivative is a contract whose value is dependent on, or derived from, the value of some underlying asset. The following discussion of our risk management activities includes forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. We handle market risks in accordance with established policies, which may include entering into various derivative transactions. In the normal course of business, we also face risks that are either nonfinancial or nonquantifiable. Such risks, principally business, legal and operational risks, are not part of the following discussion.

        Our risk management objective is to optimize our physical generating assets and pursue market opportunities within prudent risk parameters. Our risk management policies are set by a risk management steering committee, which is composed of senior-level Ameren officers.

        Interest Rate Risk.    We are exposed to market risk through changes in interest rates.

        The following table presents the estimated increase in our annual interest expense and decrease in annual net income that would result if interest rates on variable-rate debt outstanding at March 31, 2010 were to increase by 1%:

	Interest Expense			Net Income(a)
CIPS	$	(b	)	$	(b	)
CILCO		2			(2)
Illinois Power		(b	)		(b	)

(a)
Calculations are based on an effective tax rate of 38%.

(b)
Less than $1 million.

        The estimated changes above do not consider the potential reduced overall economic activity that would exist in such an environment. In the event of a significant change in interest rates, management would probably act to further mitigate our exposure to this market risk. However, due to the uncertainty of the specific actions that would be taken and their possible effects, this sensitivity analysis assumes no change in our financial structure.

        Credit Risk.    Credit risk represents the loss that would be recognized if counterparties fail to perform as contracted. Exchange-traded contracts are supported by the financial and credit quality of the clearing members of the respective exchanges and have nominal credit risk. In all other transactions, we are exposed to credit risk in the event of nonperformance by the counterparties to the transaction. See Note 6—Derivative Financial Instruments in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 7—Derivative Financial Instruments in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for information on the potential loss on counterparty exposure.

        Revenues are primarily derived from sales or delivery of electricity and natural gas to customers in Illinois. Our physical and financial instruments are subject to credit risk consisting of trade accounts receivables and executory contracts with market risk exposures. The risk associated with trade receivables is mitigated by the large number of customers in a broad range of industry groups who make up our customer base. At March 31, 2010, no nonaffiliated customer represented more than 10%, in the aggregate, of our accounts receivable. The risk associated with the Ameren Illinois Utilities' electric and natural gas trade receivables is also mitigated by a rate adjustment mechanism that allows the Ameren Illinois Utilities to recover the difference between their actual bad debt expense and the bad debt expense included in their base rates. The Ameren Illinois Utilities continue to monitor the impact of increasing rates and a weak economic environment on customer collections. The Ameren Illinois Utilities make adjustments to their allowance for doubtful accounts as deemed necessary to ensure that such allowances are adequate to cover estimated uncollectible customer account balances.

        CIPS, CILCO, including AERG, and Illinois Power may have credit exposure associated with interchange or wholesale purchase and sale activity with nonaffiliated companies. At March 31, 2010, the Ameren Illinois Utilities' combined credit exposure to nonaffiliated non-investment-grade trading counterparties was less than $1 million, net of collateral (2009—less than $1 million). We establish credit limits for these counterparties and monitor the appropriateness of these limits on an ongoing basis through a credit risk management program that involves daily exposure reporting to senior management, master trading and netting agreements and credit support, such as letters of credit and parental guarantees. We also analyze each counterparty's financial condition before we enter into sales, forwards, swaps, futures or option contracts.

        Equity Price Risk.    Our costs of providing defined benefit retirement and postretirement benefit plans are dependent upon a number of factors, including the rate of return on plan assets. We manage plan assets in accordance with the "prudent investor" guidelines contained in Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Our goal is to ensure that sufficient funds are available to provide the benefits at the time they are payable and also to maximize total return on plan assets and minimize expense volatility consistent with its tolerance for risk. We delegate investment management to specialists in each asset class. Where appropriate, we provide the investment manager with guidelines that specify allowable and prohibited investment types. We regularly monitor manager performance and compliance with investment guidelines.

        The expected return on plan assets is based on historical and projected rates of return for current and planned asset classes in the investment portfolio. Projected rates of return for each asset class were estimated after an analysis of historical experience, future expectations, and the volatility of the various asset classes. After considering the target asset allocation for each asset class, we adjusted the overall expected rate of return for the portfolio for historical and expected experience of active portfolio management results compared with benchmark returns and for the effect of expenses paid from plan assets.

        In future years, the costs of such plans reflected in net income, other comprehensive income (loss) as defined by GAAP ("OCI"), or regulatory assets and cash contributions to the plans could increase materially, without pension asset portfolio investment returns equal to or in excess of our assumed return on plan assets of 8%.

        To the extent the value of plan assets declines, the effect would be reflected in net income and OCI or regulatory assets, and in the amount of cash required to be contributed to the plans.

        Commodity Price Risk.    AERG is exposed to changes in market prices for electricity, emission allowances and fuel. AERG's risk of changes in prices for power sales are partially hedged through sales agreements. AERG also seeks to sell power forward to wholesale, municipal, and industrial customers to limit exposure to changing prices. AERG also attempts to mitigate financial risks through structured risk management programs and policies, which include forward-hedging programs, and the use of derivative financial instruments (primarily forward contracts, futures contracts, option contracts and financial swap contracts). However, a portion of the generation capacity of AERG is not contracted through physical or financial hedge arrangements and is therefore exposed to volatility in market prices.

        The impact of a 1% decrease in power prices on CILCO's (AERG) unhedged economic generation, assuming a 38% effective tax rate, would result in a $4 million reduction to earnings for 2010 through 2014.

        AERG also uses its portfolio management and trading capabilities both to manage risk and to deploy risk capital to generate additional returns. Due to our physical presence in the market, we are able to identify and pursue opportunities, which can generate additional returns through portfolio management and trading activities. All of this activity is performed within a controlled risk management process. We establish value at risk ("VaR") and stop-loss limits that are intended to prevent any material negative financial impact.

        AERG manages risks associated with changing prices of fuel for generation using techniques similar to those used to manage risks associated with changing market prices for electricity. Most AERG fuel supply contracts are physical forward contracts. AERG does not have the ability to pass through higher fuel costs to its customers for electric operations. AERG has entered into long-term contracts with various suppliers to purchase coal to manage its exposure to fuel prices. The coal hedging strategy is intended to secure a reliable coal supply while reducing exposure to commodity price volatility. Price and volumetric risk mitigation is accomplished primarily through periodic bid procedures, whereby the amount of coal purchased is determined by the current market prices and the minimum and maximum coal purchase guidelines for the given year. AERG generally purchases coal up to five years in advance but may purchase coal beyond five years to take advantage of favorable deals or market conditions. The strategy also allows for the decision not to purchase coal to avoid unfavorable market conditions.

        Transportation costs for coal and natural gas can represent a significant portion of fuel costs. AERG typically hedges coal transportation forward to provide supply certainty and to mitigate transportation price volatility. Natural gas transportation expenses for the Ameren Illinois Utilities are regulated by FERC through approved tariffs governing the rates, terms and conditions of transportation and storage services. Certain firm transportation and storage capacity agreements held by CIPS, CILCO and Illinois Power include rights to extend the contracts prior to the termination of the primary term. Depending on our competitive position, we are able in some instances to negotiate discounts to these tariff rates for our requirements.

        The following table presents the percentages of the projected required supply of coal and coal transportation for AERG's power plants, natural gas for retail distribution at CIPS, CILCO and Illinois Power and purchased power needs of CIPS, CILCO and Illinois Power, which own no generation, that are price-hedged over the remainder of 2010 through 2014, as of March 31, 2010. The projected required supply of these commodities could be significantly affected by changes in our assumptions for such matters as customer demand for our electric generation and our electric and natural gas distribution services, generation output, and inventory levels, among other matters.

	2010	2011	2012 - 2014
CIPS:
Natural gas for distribution(a)	55%	32%	12%
Purchased power(b)	68	55	16
CILCO:
Coal (AERG)	100%	70%	18%
Coal transportation (AERG)	100	100	56
Natural gas for distribution(a)	52	37	15
Purchased power(b)	68	55	16
Illinois Power:
Natural gas for distribution(a)	62%	34%	12%
Purchased power(b)	68	55	16

(a)
Represents the percentage of natural gas price-hedged for peak winter season of November through March. The year 2010 represents November 2010 through March 2011. The year 2011 represents November 2011 through March 2012. This continues each successive year through March 2015.

(b)
Represents the percentage of purchased power price-hedged for fixed-price residential and small commercial customers with less than one MW of demand. Larger customers are purchasing power from the competitive markets. See Note 2—Rate and Regulatory Matters and Note 9—Commitments and Contingencies in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 2—Rate and Regulatory Matters and Note 13—Commitments and Contingencies in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus, for a discussion of the Illinois power procurement process and for additional information on the Ameren Illinois Utilities' purchased power commitments.

        The following table shows how AERG's cumulative fuel expense might increase and how our cumulative net income might decrease if coal and coal transportation costs were to increase by 1% on any requirements not currently covered by fixed-price contracts for the period 2010 through 2014.

	Coal		Transportation
	Fuel Expense	Net Income(a)	Fuel Expense	Net Income(a)
CILCO (AERG)	$2	$(1)	$1	$(1)

(a)
Calculations are based on an effective tax rate of 38%.

        In addition, coal and coal transportation costs are sensitive to the price of diesel fuel as a result of rail freight fuel surcharges. AERG utilizes a combination of swaps and purchased call options to price cap and price hedge this exposure. If diesel fuel costs were to increase or decrease by $0.25/gallon,

AERG's fuel expense could increase or decrease by $1 million annually. As of March 31, 2010, AERG had a price cap for approximately 94% of expected fuel surcharges in 2010.

        In the event of a significant change in coal prices, AERG would probably take actions to further mitigate its exposure to this market risk. However, due to the uncertainty of the specific actions that would be taken and their possible effects, this sensitivity analysis assumes no change in our financial structure or fuel sources.

        Through the market allocation process, CIPS, CILCO and Illinois Power have been granted financial transmission rights ("FTRs"), which are financial instruments that entitle the holder to pay or receive compensation for certain congestion-related transmission charges between two designated points, associated with the MISO Energy and Operating Reserves Market. The FTRs are intended to mitigate expected electric transmission congestion charges related to the physical electricity business. Depending on the congestion and prices at various points on the electric transmission grid, FTRs could result in either charges or credits. Complex grid modeling tools are used to determine which FTRs to nominate in the FTR allocation process. There is a risk of incorrectly modeling the amount of FTRs needed, and there is the potential that the FTRs could be ineffective in mitigating transmission congestion charges.

        With regard to CIPS', CILCO's and Illinois Power's electric and natural gas distribution businesses, exposure to changing market prices is in large part mitigated by the fact that there are cost recovery mechanisms in place. These cost recovery mechanisms allow CIPS, CILCO and Illinois Power to pass on to retail customers prudently incurred purchased power and natural gas supply costs. CIPS', CILCO's and Illinois Power's strategy is designed to reduce the effect of market fluctuations for our regulated customers. The effects of price volatility cannot be eliminated. However, procurement strategies involve risk management techniques and instruments similar to those outlined earlier, as well as the management of physical assets.

        With regard to our exposure for commodity price risk for construction and maintenance activities, we are exposed to changes in market prices for metal commodities and labor availability.

        See "—Description of Business—Supply for Electric Power" above for the percentages of CILCO's (through AERG) historical needs satisfied by coal. Also see Note 9—Commitments and Contingencies in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 13—Commitments and Contingencies in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for additional information.

        Fair Value of Contracts.    Most of our commodity contracts that meet the definition of derivatives qualify for treatment as NPNS. We use derivatives principally to manage the risk of changes in market prices for natural gas, coal, diesel, electricity and emission allowances. Such price fluctuations may cause the following:

  •
  an unrealized appreciation or depreciation of our contracted commitments to purchase or sell when purchase or sale prices under the commitments are compared with current commodity prices;

  •
  market values of coal and natural gas inventories or emission allowances that differ from the cost of those commodities in inventory; and

  •
  actual cash outlays for the purchase of these commodities that differ from anticipated cash outlays.

        The derivatives that we use to hedge these risks are governed by our risk management policies for forward contracts, futures, options and swaps. Our net positions are continually assessed within our structured hedging programs to determine whether new or offsetting transactions are required. The goal of the hedging program is generally to mitigate financial risks while ensuring that sufficient volumes are available to meet our requirements. Contracts we enter into as part of our risk management program may be settled financially, settled by physical delivery or net settled with the counterparty. See Note 6—Derivative Financial Instruments in the combined notes to our unaudited financial statements for the three months ended March 31, 2010, as well as Note 7—Derivative Financial Instruments in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this information statement/prospectus for additional information.

        The following table presents the favorable (unfavorable) changes in the fair value of all derivative contracts marked-to-market for the three months ended March 31, 2010, and for the year ended December 31, 2009. We use various methods to determine the fair value of our contracts. In accordance with authoritative guidance for fair value hierarchy levels, our sources used to determine the fair value of these contracts were active quotes (Level 1), inputs corroborated by market data (Level 2), and other modeling and valuation methods that are not corroborated by market data (Level 3). All of these contracts have maturities of less than five years.

	Three Months Ended March 31, 2010	Year Ended December 31, 2009
CIPS:
Fair value of contracts at beginning of period, net	$(155)	$(84)
Contracts realized or otherwise settled during the period	12	54
Changes in fair values attributable to changes in valuation technique and assumptions	-	-
Fair value of new contracts entered into during the period	(2)	(3)
Other changes in fair value	(73)	(122)

Fair value of contracts outstanding at end of period, net	$(218)	$(155)

CILCO:
Fair value of contracts at beginning of period, net	$(75)	$(59)
Contracts realized or otherwise settled during the period	6	57
Changes in fair values attributable to changes in valuation technique and assumptions	-	-
Fair value of new contracts entered into during the period	(2)	2
Other changes in fair value	(59)	(75)

Fair value of contracts outstanding at end of period, net	$(130)	$(75)

Illinois Power:
Fair value of contracts at beginning of period, net	$(247)	$(134)
Contracts realized or otherwise settled during the period	21	102
Changes in fair values attributable to changes in valuation technique and assumptions	-	-
Fair value of new contracts entered into during the period	(3)	(13)
Other changes in fair value	(123)	(202)

Fair value of contracts outstanding at end of period, net	$(352)	$(247)

        The following table presents maturities of derivative contracts as of March 31, 2010, based on the hierarchy levels used to determine the fair value of the contracts:

Sources of Fair Value	Maturity Less than 1 Year	Maturity 1 - 3 Years	Maturity 4 - 5 Years	Maturity in Excess of 5 Years	Total Fair Value
CIPS:
Level 1	$-	$(1)	$-	$-	$(1)
Level 2(a)	-	-	-	-	-
Level 3(b)	(93)	(123)	(1)	-	(217)

Total	$(93)	$(124)	$(1)	$-	$(218)

CILCO:
Level 1	$(1)	$(1)	$-	$-	$(2)
Level 2(a)	-	-	-	-	-
Level 3(b)	(55)	(71)	(2)	-	(128)

Total	$(56)	$(72)	$(2)	$-	$(130)

Illinois Power:
Level 1	$(3)	$(2)	$-	$-	$(5)
Level 2(a)	-	-	-	-	-
Level 3(b)	(144)	(199)	(4)	-	(347)

Total	$(147)	$(201)	$(4)	$-	$(352)

(a)
Principally fixed-price vs. floating over-the-counter power swaps, power forwards and fixed price vs. floating over-the-counter natural gas swaps.

(b)
Principally power forward contract values based on a Black-Scholes model that includes information from external sources and our estimates. Level 3 also includes option contract values based on our estimates.

DIRECTORS AND MANAGEMENT OF AMEREN ILLINOIS

Directors and Executive Officers

        Upon consummation of the merger, the board of directors and executive officers of CIPS will be the board of directors and executive officers of the surviving corporation. The following is a description of each of these individuals as of June 21, 2010.

Scott A. Cisel Age: 56	Chairman, President and Chief Executive Officer of CIPS, CILCO and Illinois Power. Mr. Cisel joined CILCO in 1975 and was named Senior Vice President and leader of CILCO's Sales and Marketing Business Unit in 2001. He was elected Vice President and Chief Operating Officer of CILCO upon Ameren's acquisition of CILCO in 2003. Mr. Cisel was elected President and Chief Operating Officer of CIPS, CILCO, Illinois Power and Vice President of UE in 2004. He was elected to his present positions at CIPS, CILCO and Illinois Power in January 2007 and relinquished his position at UE in April 2007. Director of CIPS since 2004. Other directorships: CILCO (1998-present); Illinois Power (2004-present).
Daniel F. Cole Age: 56
Chairman (effective April 2009), President and Chief Executive Officer of Ameren Services (effective May 1, 2009) and Senior Vice President of CIPS, UE, CILCO and Illinois Power. Mr. Cole was employed by UE in 1976. He was elected Senior Vice President of UE and Ameren Services in 1999, at CIPS in 2001, at CILCO and CILCORP in 2003 and at Illinois Power in 2004. He was elected President of Genco in 2001 and relinquished that position in 2003. Effective May 1, 2009, Mr. Cole assumed the position of President and Chief Executive Officer of Ameren Services and remained Senior Vice President of CIPS, UE, CILCO, CILCORP and Illinois Power. Director of CIPS since 2003. Other directorships: CILCORP (2003-March 2010); Genco (2000-present); CILCO (2003-present); Illinois Power (2004-present); UE (2005-present); Ameren Services (2009-present).

Martin J. Lyons, Jr. Age: 44
Senior Vice President and Chief Financial Officer of CIPS, Ameren, Genco, CILCORP, UE, CILCO, Illinois Power and Ameren Services (effective May 1, 2009; Senior Vice President and Chief Accounting Officer of CIPS, Ameren, Genco, UE, CILCO, Illinois Power and Ameren Services through April 2009). Mr. Lyons joined CIPS, Ameren, UE, Genco and Ameren Services in 2001 as controller. He was elected controller of CILCORP and CILCO in 2003. Mr. Lyons was also elected vice president of CIPS, Ameren, UE, Genco, CILCORP, CILCO and Ameren Services in 2003 and vice president and controller of Illinois Power in 2004. In 2007, his position at UE was changed to vice president and principal accounting officer. In 2008, Mr. Lyons was elected senior vice president and chief accounting officer of the Ameren companies. Effective May 1, 2009, Mr. Lyons assumed the positions of Senior Vice President and Chief Financial Officer, while remaining as the principal accounting officer, of CIPS, Ameren, Genco, CILCORP, UE, CILCO, Illinois Power and Ameren Services. In conjunction with his new positions, Mr. Lyons was nominated and elected to the Board of Directors of CIPS, Genco, CILCORP, UE, CILCO and Illinois Power at each company's respective annual meeting of shareholders in 2009. Mr. Lyons' directorship at CILCORP ended in March 2010 following the merger of CILCORP into Ameren.
Steven R. Sullivan Age: 50
Senior Vice President, General Counsel and Secretary of CIPS, Ameren, UE, Genco, Ameren Services, CILCO and Illinois Power. Mr. Sullivan was elected Vice President, General Counsel and Secretary of CIPS, Ameren and UE in 1998 and at Genco in 2000. In January 2003, he was elected Vice President, General Counsel and Secretary of CILCORP and CILCO. He was elected to his present positions at UE and its affiliates in October 2003. He was elected Senior Vice President, General Counsel and Secretary of Illinois Power in September 2004. Director of CIPS since 2004. Other directorships: CILCORP (2004-March 2010); UE (2004-present); CILCO (2004-present); Genco (2004-present); Illinois Power (2004-present).
Jerre E. Birdsong Age: 55
Vice President and Treasurer of Ameren, CIPS, CILCO, Ameren Services and Illinois Power. Mr. Birdsong joined UE in 1977 and was elected treasurer of UE in 1993. He was elected treasurer of Ameren, CIPS, and Ameren Services in 1997, and Genco in 2000. In addition to being treasurer, in 2001, he was elected vice president at Ameren and at the subsidiaries listed above. Additionally, he was elected vice president and treasurer of CILCO in 2003 and of IP in 2004.

 Director Compensation

        Directors who are employees or directors of Ameren or any of its subsidiaries receive no additional compensation for their services as directors.

Security Ownership of Certain Beneficial Owners and Management

        Each individual who serves as a director or executive officer of CIPS also serves in the same position for CILCO and Illinois Power. As of June 21, 2010, no shares of CIPS, CILCO or Illinois Power common stock and no shares of CILCO preferred stock or IP preferred stock were owned by any of these directors or executive officers. As of June 21, 2010, the following directors and executive officers beneficially owned shares of CIPS preferred stock:

Name	Series of CIPS Preferred Stock	Number of Shares	Percent Owned
Scott A. Cisel, Chairman of the Board, President and Chief Executive Officer	4.00%	4	*

*
Less than one percent.

        For more information on the security ownership of certain beneficial owners and management, see "Summary—Interests of Certain Persons in the Merger" and "Interests of Certain Persons in the Merger" above.

Director Independence

        All directors of the surviving corporation's board of directors will be executive officers of the surviving corporation or its affiliates and therefore do not qualify as "independent" under the NYSE listing standards. As previously explained, CIPS has no securities listed on the NYSE and therefore, is not subject to the NYSE listing standards.

Policy and Procedures With Respect to Related Person Transactions

        In 2007, Ameren's board of directors adopted the Ameren Corporation Policy and Procedures With Respect to Related Person Transactions. The policy applies to Ameren and its subsidiaries, including CIPS, which are registered companies under the Exchange Act. This written policy provides that Ameren's Nominating and Corporate Governance Committee will review and approve Related Person Transactions (as defined below); provided that Ameren's Human Resources Committee will review and approve the compensation of each CIPS employee who is an immediate family member of a CIPS director or executive officer and whose compensation exceeds $120,000. The Chair of Ameren's Nominating and Corporate Governance Committee has delegated authority to act between Committee meetings. References in this section to the Nominating and Corporate Governance Committee and the Human Resources Committee refer to Ameren's Nominating and Corporate Governance Committee and Ameren's Human Resources Committee, respectively.

        For purposes of this policy, immediate family member means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner of CIPS, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner.

        The policy defines a "Related Person Transaction" as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Ameren (including CIPS and any of Ameren's other subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest, other than (1) competitively bid or regulated public utility services transactions; (2) transactions involving trustee type services; (3) transactions in which the Related Person's interest arises solely from ownership of CIPS equity securities and all equity security holders received the same benefit on a pro rata basis; (4) an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction if (i) the compensation arising from the relationship or transaction is or will be reported pursuant to the SEC's executive and director compensation proxy statement disclosure rules or (ii) the executive officer is not an immediate family member of another executive officer or director and such compensation would have been reported under the SEC's executive and director compensation proxy statement disclosure rules as compensation earned for services to CIPS if the executive officer was a named executive officer as that term is defined in the SEC's executive and director compensation proxy statement disclosure rules, and such compensation has been or will be approved, or recommended to Ameren's board of directors for approval, by the Human Resources Committee; or (5) if the compensation of or transaction with a director is or will be reported pursuant to the SEC's executive and director compensation proxy statement disclosure rules.

        "Related Person" is defined as (1) each director, director nominee and executive officer of CIPS, (2) five percent or greater beneficial owners, (3) immediate family members of the foregoing persons and (4) any entity in which any of the foregoing persons is a general partner or principal or in a similar position or in which such person and all other related persons to such person has a 10 percent or greater beneficial interest.

        The Office of the Corporate Secretary of Ameren will assess whether a proposed transaction is a Related Person Transaction for purposes of the policy.

        The policy recognizes that certain Related Person Transactions are in the best interests of CIPS and its shareholders.

        The approval procedures in the policy identify the factors the Nominating and Corporate Governance Committee will consider in evaluating whether to approve or ratify Related Person Transactions or material amendments to pre-approved Related Person Transactions. The Nominating and Corporate Governance Committee will consider all of the relevant facts and circumstances available to the Nominating and Corporate Governance Committee, including (if applicable), but not limited to: the benefits to CIPS; the impact on a director's independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a general partner, 10 percent or greater shareholder or executive officer; the availability and costs of other sources for comparable products or services; the terms of the transaction; the terms available to or from unrelated third parties or to employees generally; and an analysis of the significance of the transaction to both CIPS and the Related Person. The Nominating and Corporate Governance Committee will approve only those Related Person Transactions (a) that are in compliance with applicable SEC rules and regulations, NYSE listing requirements and CIPS' policies, including but not limited to the Corporate Compliance Policy and (b) that are in, or are not inconsistent with, the best interests of CIPS and its shareholders, as the Nominating and Corporate Governance Committee determines in good faith.

        The policy provides for the annual pre-approval by the Nominating and Corporate Governance Committee of certain Related Person Transactions that are identified in the policy, as the policy may be supplemented and amended.

        During 2009, other than employment by CIPS or its affiliates, CIPS had no business relationships with directors and nominees for director required to be reported by SEC rules.

 Executive Compensation

  Compensation Discussion and Analysis

        2009 In Brief.    During 2009, actions taken by Ameren with respect to executive compensation reflected the negative economic conditions affecting the broader U.S. economy, the utility industry and Ameren and its subsidiaries, including CIPS. For example:

  •
  effective March 1, base salary increases for certain executives that had been put into effect on January 1 were reversed (see "—Base Salary" below);

  •
  2009 short-term incentive compensation opportunities were designed such that the individual multiplier had the potential to reduce, but not increase, awards (see "—Short-term Incentive Compensation: Executive Incentive Plan" below);

  •
  the portion of 2009 short-term incentives attributable to Ameren earnings per share paid out below target;

  •
  performance share unit grants in early 2009 were at reduced levels as compared to Ameren's communicated guidelines by approximately 20 percent; and

  •
  payout of the 2007 performance share unit awards was at 30 percent of target, reflecting Ameren's lower performance for shareholders relative to Ameren's 2007 - 2009 PSUP peer group (as described below), and at 18.5 percent of original value, reflecting the decline in Ameren's stock price from the date of the grants.

        In addition, executives are required to own Ameren's common stock through stock ownership guidelines (see "—Common Stock Ownership Requirement" below) and the two-year holding requirement on performance share unit awards granted in prior years. The value of those shares declined in the same proportion that share value declined for other shareholders.

        In the remainder of this Compensation Discussion and Analysis (or "CD&A"), references to "the Committee" are to the Human Resources Committee of the board of directors of Ameren Corporation and references to Ameren are to Ameren Corporation and its subsidiaries, including CIPS. We use the term "executives" to refer to the employees listed in the Summary Compensation Table.

        Guiding Principles and Policies.    The compensation paid to the executives discussed in this information statement is for services rendered in all capacities to Ameren and its subsidiaries, including CIPS. Ameren's philosophy for compensation of the executives is to provide a competitive total compensation program that is based on the size adjusted median of the range of compensation paid by similar utility industry companies, adjusted for Ameren's short and long-term performance and the individual's performance. The adjustment for Ameren's performance aligns the long-term interests of management with that of Ameren's shareholders to maximize shareholder value. The programs in place for 2009 support the pay for performance philosophy that Ameren utilizes.

        Overview of Executive Compensation Program Components.    In 2009, Ameren's compensation program for the executives consisted of several compensation elements, each of which is discussed in more detail below. At Ameren, decisions with respect to one element of pay tend not to impact other elements of pay. The following are the material elements of Ameren's compensation program for the executives:

  •
  base salary;

  •
  short-term incentives;

  •
  long-term incentives, specifically Ameren's Performance Share Unit Program;

  •
  retirement benefits; and

  •
  change of control protection.

        Ameren's common stock ownership requirements applicable to the executives are discussed in this CD&A.

        Ameren also provides various welfare benefits to the executives on substantially the same basis as it provides to all salaried employees. Ameren provides modest perquisites and other personal benefits to the executives. None of the executives received perquisites or other personal benefits in an amount of $10,000 or more in 2009.

        Each element is reviewed individually and considered collectively with other elements of Ameren's compensation program to ensure that it is consistent with the goals and objectives of that particular element of compensation as well as Ameren's overall compensation program.

        Market Data and Peer Group.    For 2009, the Committee's consulting firm, Hewitt, collected and analyzed comprehensive market data, including base salary, target short-term incentives (non equity incentive plan compensation) and long-term incentives opportunities.

        The elements of pay were benchmarked both individually and in total to the same comparator group.

        To develop market figures, compensation opportunities for the executives were compared to the compensation opportunities for comparable positions at companies similar to Ameren, defined as regulated utility industry companies in a revenue size range approximately one half to double Ameren's size. Hewitt used statistical techniques to adjust the market data to be appropriate for Ameren's revenue size.

        Ameren provides compensation opportunities at the size adjusted median of the Hewitt data, and designs its incentive plans to pay significantly more or less than the target amount when performance is above or below target performance levels, respectively. Thus, Ameren's plans are designed to result in payouts that are market appropriate given its performance for that year or period.

        The companies identified as the peer group used to develop 2009 compensation opportunities are listed below. The list is subject to change each year depending on the availability of the companies' data through Hewitt's database, and the continued appropriateness of the companies.

AGL Resources	Duke Energy	Progress Energy
Allegheny Energy	Edison International	PPL Corporation
American Electric Power Co.	Entergy Corporation	Reliant Energy, Inc.
CenterPoint Energy	FirstEnergy Corp.	SCANA Corporation
CMS Energy	NiSource Inc.	Sempra Energy
Constellation Energy	PG&E Corporation	Southern Company
DTE Energy Company	Pinnacle West Capital Corp.	WGL Holdings

        Mix of Pay.    Ameren believes that both cash compensation and non-cash compensation are appropriate elements of a total rewards program. Cash compensation is current compensation (i.e., base salary and annual incentive awards), while non cash compensation is generally long-term compensation (i.e., equity-based incentive compensation).

        A significant percentage of total compensation is allocated to short-term and long-term incentives as a result of the philosophy mentioned above. During 2009, there was no pre-established policy or target for the allocation between either cash and non cash or short-term and long-term compensation. Rather, the Committee reviewed market data provided by Hewitt to determine the appropriate level and mix of incentive compensation. The allocation between current and long-term compensation was based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive award values.

        Base Salary.    Base salary compensates for competence and sustained performance in the executive role, and is a standard pay element. Ameren's base salary program is designed to provide the executives with market competitive salaries based upon role, experience, competence and performance.

        The market data referenced above assisted in defining the pay parameters for each executive. Based on this data and the scope of each executive's role, a base salary range was established for each position at + /- 20 percent of the established market rate for the position. The base salary of each executive is typically managed within this pay range.

        Mr. G.L. Rainwater (Ameren's Chairman, President and Chief Executive Officer prior to May 1, 2009) recommended a 2009 base salary increase for each of the executives considering their then current salary in relation to the market median, experience and sustained individual performance and results. These recommendations were presented to the Committee for discussion and approval at the December 2008 Committee meeting. Increases were approved based primarily on market data, base salary range and individual performance. Performance takes into account competence, initiative, contribution to achievement of Ameren's goals, and leadership.

        In February 2009, the Committee, due to the business and economic environment affecting Ameren and its subsidiaries, including CIPS, revised downward the annual base salary payable to certain of the executives (Warner L. Baxter and Steven R. Sullivan), effective March 1, 2009, to the base salary level payable to such executive at the end of the 2008 fiscal year (2008 base salary). Consequently, the 2009 base salary payable to such executive (prior to the salary adjustments made in connection with the executive management changes detailed below) was the same as the executive's 2008 base salary, except for the first two months of fiscal 2009, during which the executive's base salary was higher as approved by the Committee at the December 2008 Committee meeting.

        Subsequently, in March 2009, Ameren made several executive management changes, each such change effective May 1, 2009, whereby:

  •
  Martin J. Lyons, Jr. was elected Senior Vice President and Chief Financial Officer of CIPS, Ameren, Genco, CILCORP, UE, CILCO, Illinois Power and Ameren Services, while remaining as the principal accounting officer, of each of these companies.

  •
  Warner L. Baxter was elected Chairman, President and Chief Executive Officer of UE. Mr. Baxter relinquished his positions of Executive Vice President and Chief Financial Officer of CIPS, Ameren, Genco, CILCORP, UE, CILCO and Illinois Power and Chairman, President, Chief Executive Officer and Chief Financial Officer of Ameren Services effective May 1, 2009.

  •
  Daniel F. Cole was elected Chairman, President and Chief Executive Officer of Ameren Services. Mr. Cole remained Senior Vice President of CIPS, UE, CILCO, CILCORP and Illinois Power.

        In connection with these executive management changes and taking into account Ameren's market data for the positions, the executive's specific responsibilities, the executive's experience relevant to the new position and Ameren's succession planning framework, the Committee in March 2009 made the following 2009 base salary adjustments, each such change effective May 1, 2009:

	Prior to May 1, 2009		On and After May 1, 2009
Executive	Position	Base Salary	Position	Base Salary
M.J. Lyons	Senior Vice President and Chief Accounting Officer, Ameren, CIPS, UE, Genco, CILCORP, CILCO, Illinois Power and Ameren Services	$314,600	Senior Vice President and Chief Financial Officer, Ameren, CIPS, UE, Genco, CILCORP (through March 2010), CILCO, Illinois Power and Ameren Services	$390,000	(1)
W.L. Baxter	Executive Vice President and Chief Financial Officer, Ameren, CIPS, UE, Genco, CILCORP, CILCO and Illinois Power and Chairman, President, Chief Executive Officer and Chief Financial Officer, Ameren Services	$552,900	Chairman, President and Chief Executive Officer, UE	$575,000
D.F. Cole	Senior Vice President, CIPS, UE, Ameren Services, CILCO, CILCORP and Illinois Power	$350,800	Chairman, President and Chief Executive Officer of Ameren Services; Senior Vice President, CIPS, UE, Ameren Services, CILCO, CILCORP (through March 2010) and Illinois Power	$380,000

(1)
Effective as of June 16, 2010, Mr. Lyons' base salary increased to $460,000.

  Short-Term Incentive Compensation: Executive Incentive Plan

  2009 Ameren Executive Incentive Plan

        How the Plan Works.    Ameren's short-term incentive compensation program element is entitled the Ameren Executive Incentive Plan ("EIP"). For 2009, the EIP (the "2009 EIP") was comprised of the following components in rewarding executives for Ameren and, as applicable, Illinois Regulated and Missouri Regulated business segment's annual achievement:

  •
  earnings per share ("EPS") targets; and

  •
  an individual performance modifier.

*
As discussed below, for 2009, the Committee determined that the core award for executives may not be adjusted upward.

        EPS Targets and Weightings.    EPS was the primary metric used to establish award opportunities under the 2009 EIP and was used to calculate the executive's core award. In establishing 2009 EIP award opportunities, the Committee reviewed Ameren EPS for executives with corporate responsibility (Messrs. Lyons, Sullivan, Cole and Birdsong) and additionally reviewed the contribution to Ameren EPS performance of Ameren's three business segments, consisting of Ameren's Illinois Regulated segment, Missouri Regulated segment and Merchant Generation segment, for the executives with business segment responsibility (Messrs. Cisel and Baxter). Mr. Cisel's award under the 2009 EIP was subject, in part, to Illinois Regulated segment contribution to the Ameren EPS goal. Mr. Baxter's award under the 2009 EIP was, effective May 1, 2009, subject, in part, to Missouri Regulated segment contribution to the Ameren EPS goal. Consequently, the executives with business segment responsibility during 2009 (Messrs. Cisel and Baxter), for applicable periods, had their incentive compensation opportunity based 50 percent on Ameren EPS and 50 percent on either Illinois Regulated or Missouri Regulated segments' contribution to Ameren EPS, as applicable, while the other executives (Messrs. Lyons, Sullivan, Cole and Birdsong) had their incentive compensation opportunity based 100 percent on Ameren EPS, as illustrated below:

	2009 EIP Award Opportunities/Weightings
Name	Ameren EPS	Illinois Regulated Contribution to Ameren EPS	Missouri Regulated Contribution to Ameren EPS
Cisel	50%	50%
Lyons	100%
Baxter(1)	50%		50%
Sullivan	100%
Cole	100%
Birdsong	100%

(1)
100 percent of Mr. Baxter's 2009 EIP award opportunity was based upon Ameren EPS through April 30, 2009. Effective May 1, 2009, Mr. Baxter was elected President and Chief Executive Officer of UE, at which time his 2009 EIP award opportunity for the period from May 1, 2009 through December 31, 2009 was based 50 percent upon Missouri Regulated segment contribution to Ameren EPS and 50 percent upon Ameren EPS.

        The Committee established three levels of EPS achievement under the 2009 EIP to reward executives for results achieved in EPS performance. Achievement of EPS falling between the established levels was interpolated. The three levels are defined as follows:

  •
  Threshold:  the minimum level of Ameren EPS and, as applicable, business segment contribution to Ameren EPS achievement necessary for short-term incentive payment to executives.

  •
  Target:  the targeted level of Ameren EPS and, as applicable, business segment contribution to Ameren EPS.

  •
  Maximum:  the maximum level of Ameren EPS and, as applicable, business segment contribution to Ameren EPS achievement established to award executives with short-term incentive payment.

        The range of EPS achievement levels for the 2009 EIP, as established by the Committee, is shown below. Prior to 2009, the EPS achievement levels were calculated based on core earnings per share. To provide greater transparency, the 2009 achievement levels were calculated in accordance with generally accepted accounting principles. Achievement levels could be adjusted to include or exclude specified items of an unusual or non-recurring nature as determined by the Committee at its sole discretion and as permitted by the 2006 Omnibus Incentive Compensation Plan.

Level of Performance	Ameren EPS	Illinois Regulated Contribution to Ameren EPS	Missouri Regulated Contribution to Ameren EPS	Payout as a Percent of Target
Maximum	$3.12	$0.54	$1.47	150%
Target	$2.82	$0.44	$1.37	100%
Threshold	$2.52	$0.34	$1.27	50%
Below threshold	Less than $2.52	Less than $0.34	Less than $1.27	0%

        Individual Performance Modifier.    The 2009 EIP award based on the core award for executives was subject to downward adjustment by up to 50 percent in the Committee's discretion. While the 2009 EIP initially provided that the core award could also be adjusted upward by up to 50 percent, the Committee decided at the beginning of 2009 to reduce the executive incentive compensation opportunities for 2009 due to the business environment and, accordingly, the core award of the executives was not subject to adjustments upward. Awards were subject to downward adjustment due to the executives' performance on key performance variables, including but not limited to leadership, business results, customer satisfaction, reliability, plant availability, safety and/or other performance metrics, as applicable and as determined by the Committee. Awards were subject to reduction by more than 50 percent in cases of marginal or poor performance.

        2009 EIP Target Opportunities.    Target 2009 EIP award opportunities were determined primarily considering the market data mentioned above, and secondarily considering internal pay equity (i.e., the relationship of target award opportunities of the executives with those of other officers at the same level at Ameren). The amounts listed in columns (c), (d) and (e) of the Grants of Plan-Based Awards Table following this CD&A represent the potential range of cash awards for the 2009 EIP and are based on a percentage (as adjusted, pro rata during 2009) of each executive's base salary at December 31, 2009, as follows:

2009 EIP Target Opportunity
Executive	Prior to May 1, 2009	On and After May 1, 2009
Cisel	60%	60%
Lyons	50%	60%
Baxter	60%	60%
Sullivan	60%	60%
Cole	50%	60%
Birdsong	45%	45%

        The minimum payout amount for each executive was zero percent of these target opportunities. The maximum payment, per the EIP design, was 200 percent of these target opportunities, but in 2009 was 150 percent.

  2009 EIP Payouts.

        Core Award, Earned through EPS Achievement.    Performance goals for 2009 EIP purposes were set in terms of Ameren EPS. At the February 2010 Committee meeting, the forecasted 2009 EIP EPS achievement and recommended EIP payouts for the executives were presented by Mr. Thomas R. Voss (President and Chief Executive Officer of Ameren) to the Committee for review. The Committee reviewed Ameren EPS performance and, as applicable, Illinois Regulated and Missouri Regulated business segments' contribution to Ameren EPS. Consistent with its actions in prior years and as permitted under the terms of the 2009 EIP, the Committee determined it was appropriate to adjust EPS achievement levels either downward or upward as appropriate to reflect certain unusual, non-operating or unbudgeted events, including, in 2009, mark-to-market adjustments on non-qualifying hedges and the unbudgeted impact of storms in order to avoid artificially increasing or decreasing awards based on unusual items. Similar to prior years, these adjustments were made by the Committee due to:

  •
  extremely volatile power and fuel markets, making it difficult for us to predict year-to-year mark-to-market adjustments and resulting in a variance to budgeted mark-to-market adjustments; and

  •
  storm costs and the related loss of sales to one of Ameren's largest industrial customers, which could not be reasonably estimated in our budgets.

        This resulted in adjustments as follows:

  •
  to Ameren EPS, minus four cents, resulting in an adjusted award of 86.7 percent of target;

  •
  to Missouri Regulated segment contribution, plus nine cents, resulting in an adjusted award of 50 percent of target; and

  •
  to Illinois Regulated segment contribution, plus one cent, resulting in an award of 150 percent of target with or without the adjustment.

        Earned through Individual Performance Modifier.    The core award was subject to downward adjustment by up to 50 percent based upon the executive's individual contributions and performance during the year. None of the executives received downward adjustments to their core award in 2009.

        Actual 2009 EIP Payouts.    Actual EIP payouts are shown below as a percent of target. Payouts were made in February 2010 and are set forth under column (g) entitled Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

Name	Final Payout as Percent of Target
Cisel	118.4%
Lyons	86.7%
Baxter	74.4%
Sullivan	86.7%
Cole	86.7%
Birdsong	86.7%

        In order to help ensure that amounts are fully deductible for tax purposes, the Committee set a limitation on 2009 short-term incentive payouts for each executive of 0.5 percent of Ameren's 2009 net income. The Committee then used negative discretion as provided under Section 162(m) of the Internal Revenue Code to arrive at actual, lower 2009 payouts based on Ameren's performance for the year, which are shown in column (g) of the Summary Compensation Table. By setting the limitation on payouts, the Committee ensured that such payouts met the definition of performance-based pay for tax purposes and thus were fully deductible.

  2010 Executive Incentive Plan.

        In December 2009, the Committee recommended, and Ameren's board of directors approved a change in the design of the EIP for 2010. The principal design change in the 2010 EIP from the 2009 EIP is to utilize only Ameren EPS as a financial goal, regardless of whether an executive has business segment specific responsibilities. The Committee elected to make this change to the 2010 EIP in order to establish uniform short-term goals for each of the executives based upon overall Ameren performance.

  Long-Term Incentives: Performance Share Unit Program ("PSUP").

        Ameren began granting performance share units in 2006 and granted them in 2007, 2008 and 2009 as well. In the five years prior to 2006, Ameren granted performance-based restricted stock. Both are discussed below.

        In General.    A performance share unit ("PSU" or "share unit") is the right to receive a share of Ameren common stock if certain long-term performance criteria are achieved and the executive remains an Ameren employee.

        Role of the PSUP.    The 2009 PSU grants, which are governed by the Ameren shareholder approved 2006 Omnibus Incentive Compensation Plan, play the following role in the compensation program:

  •
  provide compensation dependent on Ameren's three year Total Shareholder Return ("TSR") (calculated as described below under "—2009 Grants") versus utility industry peers, as identified below;

  •
  provide some payout (below target) if three-year TSR is below the 30th percentile but EPS in each year of the three-year performance period is at least equal to the dividend paid of $2.54 (see "—Changes to the 2010 PSUP" below for a description of a change relating to the 2010 PSU grants);

  •
  accrue dividends during the performance period, as declared and paid, in order to further align executives' interests with those of shareholders;

  •
  promote retention of executives during a three-year performance period; and

  •
  share Ameren common stock price increases and decreases over a three-year period.

        PSUP Design.    Ameren designed the PSUP to accomplish the following:

  •
  align executives' interests with shareholder interests:  awards are denominated in Ameren common stock units and paid out in Ameren common stock. Payouts are dependent on Ameren's common stock performance, and are limited to target if TSR is negative;

  •
  be competitive with market practice:  the majority of regulated utility companies use plans similar to this program, and with this performance measure;

  •
  promote Ameren common stock ownership:  payout of earned awards is made 100 percent in Ameren common stock, with dividends on Ameren common stock, as declared and paid, reinvested into additional share units throughout the performance period. For PSU awards made through December 31, 2008, share units are restricted from sale for two years once earned;

  •
  allow executives to share in the returns created for shareholders:  returns for shareholders include dividends as declared and paid and this is reflected in the plan performance measure and rewards; and

  •
  be retentive:  annual competitive grants with a three-year performance period provide incentive for executives to stay with Ameren and manage Ameren in the long-term interests of Ameren and its shareholders.

        Accounting treatment was taken into account in designing the PSUP. PSUs are also intended to qualify for the "performance-based compensation" exception from the $1 million cap on deductibility of executive compensation imposed by Section 162(m) of the Internal Revenue Code.

        2009 Grants.    For 2009, a target number of PSUs was granted to each executive pursuant to the 2006 Omnibus Incentive Compensation Plan as reflected in column (g) of the Grants of Plan-Based Awards Table.

        Grant sizes were calculated primarily considering the market data mentioned above, and secondarily considering internal pay equity, in other words, the relative differences in grant sizes of the executives and other officers at the same level in CIPS. For 2009 grants, grant values were then reduced by approximately 20 percent, to reflect an Ameren stock price decline that occurred immediately prior to the grants as a result of a reduction in Ameren's dividend and generally volatile market conditions.

        The actual number of 2009 PSUs earned will vary from zero percent to 200 percent of the target number of PSUs granted to each executive, based primarily on Ameren's 2009-2011 TSR relative to a utility industry peer group and contingent on continued employment during the same period. The threshold and maximum amounts of 2009 PSU awards are reflected in columns (f) and (h) of the Grants of Plan-Based Awards Table.

        Awards under the PSUP for 2009 have the same characteristics as those awarded from 2006 to 2008, except that once 2009 PSUs are earned (after a three-year performance period), payment will be promptly made in shares of Ameren common stock. Prior to 2009, as PSUs are earned under the 2007 PSUP and the 2008 PSUP, PSUs continue to rise and fall in value with Ameren common stock price during a two-year holding period, after which they are paid out in Ameren common stock. This two-year holding period was eliminated for the 2009 PSU grants primarily because of its redundancy with stock ownership and holding requirements already in existence for all executives. See "—Common Stock Ownership Requirement" below. The executives cannot vote share units or transfer them until they are paid out.

        The following graphic illustrates how the 2009 PSUP works.

        The 2009 PSUP performance measure is Total Shareholder Return, calculated generally as change in stock price plus dividends paid, divided by beginning stock price.

        PSUP Peer Group.    The analysis to determine the PSUP peer group was made as of March 2009 using the criteria below.

  •
  Classified as a transmission and distribution, integrated electric and gas, or diversified energy company as determined by S&P in its company classifications.

  •
  Market capitalization greater than $2 billion (as of December 31, 2008).

  •
  Minimum S&P credit rating of BBB (investment grade).

  •
  Dividends flat or growing over the last twelve-month period.

  •
  Beta (a measure of a stock's volatility in comparison to the market as a whole) within .25 of Ameren's Beta over the last five years.

  •
  Not an announced acquisition target.

  •
  Not undergoing a major restructuring including, but not limited to, a major spin off or sale of a significant asset.

        The Committee retains discretion to make exceptions for inclusion or exclusion of companies in the PSUP peer group based upon the criteria established above, in order to ensure the most appropriate and relevant comparator peer group. The Committee elected not to change the companies that comprised the PSUP peer group in 2009 due to economic and stock market volatility experienced in early 2009, which created significant fluctuations such that companies would have been included or excluded from the peer group based on the Beta criteria alone. The 22 companies included in the 2009 PSUP peer group are listed below. These peer group companies are also not entirely the same as the peer companies used for market pay comparisons because inclusion in this group was not dependent on a company's size relative to Ameren or its participation in an executive pay database. In order to be counted in the final calculations, a company must still be in existence and have a ticker symbol at the end of the performance period.

American Electric Power Co.	FirstEnergy Corp.	Pepco Holdings, Inc.
Alliant Energy Corporation	FPL Group, Inc.	Pinnacle West Capital Corporation
Consolidated Edison, Inc.	Great Plains Energy Inc.	Progress Energy, Inc.
Dominion Resources, Inc.	Integrys	SCANA Corporation
DTE Energy Company	Northeast Utilities	Southern Company
Duke Energy	NSTAR	Westar Energy, Inc.
Edison International	OGE Energy	Wisconsin Energy
Xcel Energy, Inc.

        PSUP Performance/Payout Relationship.    Once Ameren's 2009-2011 Total Shareholder Return is calculated and compared to peers, the scale below determines the percent of a target PSU award that is paid. Payout for performance between points is interpolated on a straight-line basis.

Performance	Payout (% of Share Units Granted)
90th percentile +	200%	)	If TSR is negative over the three-year
70th percentile	150%	) ß	period, the plan is capped at 100% of
50th percentile	100%	)	target regardless of performance vs. peers
30th percentile	50%
Less than 30th percentile	30%
(EPS each year is $2.54 or greater)
Less than 30th percentile	0% (No payout)
(EPS each year is not $2.54 or greater)

        The Committee selected Ameren EPS as the financial measure under the PSUP for determining whether there will be payout in the event TSR is less than the 30th percentile, consistent with the performance measurement component utilized for the annual awards under the EIP.

        Changes to the 2010 PSUP.    The PSUP performance period for the 2007 grants ended December 31, 2009. Ameren's 2007 2009 Total Shareholder Return performance was determined to be less than the 30th percentile of the 2007 PSUP peer group and Ameren EPS for each year in the PSUP performance period was greater than $2.54. The following table shows the 2007 PSU awards, their original value at grant, the number earned (which equals the target number plus accrued dividends) times 30 percent, and their value at the vesting date (December 31, 2009). The resulting payout was 18.5 percent of the original value at target of the awards.

Name	Target 2007 PSU Awards	Target Value at Stock Price on Date of Grant(1)	2007 PSU Awards Earned(2)	Value at Year End Stock Price(3)	Earned Value as Percent of Original Target Value(3)
Cisel	12,002	$648,000	4,285	$119,766	18.5%
Lyons	5,155	$278,300	1,840	$51,428	18.5%
Baxter	17,670	$954,000	6,308	$176,309	18.5%
Sullivan	13,336	$720,000	4,761	$133,070	18.5%
Cole	6,816	$368,000	2,433	$68,002	18.5%
Birdsong	5,094	$275,000	1,819	$50,841	18.5%

(1)
Valuations are based on the closing price of $53.99 per share of Ameren's common stock on the NYSE on February 9, 2007, the date of 2007 PSU award grants.

(2)
The number of 2007 PSU awards vested includes dividend equivalents which accrued and were reinvested throughout the three-year performance period. See the Option Exercises and Stock Vested Table below for additional details regarding PSUs vested in 2009.

(3)
Valuations are based on the closing price of $27.95 per share of Ameren's common stock on the NYSE on December 31, 2009, the date the 2007 PSU awards vested.

        2008 and 2009 PSU Awards.    The PSUP performance periods for the 2008 and 2009 grants will not end until December 31, 2010 and December 31, 2011, respectively. The figures in column (e) of the Summary Compensation Table of this information statement for the years 2008 and 2009 represent the aggregate grant-date fair values for the PSUP performance grants, computed as described in footnote (3) to the Summary Compensation Table. There is no guarantee that such amounts will ultimately be earned by participants.

        Changes to the 2010 PSUP.    Awards under the PSUP beginning with the 2010 PSU grants will have the same characteristics as those for 2009 except that, if TSR for the performance period (January 1, 2010 through December 31, 2012) is below the 30th percentile, in order to receive a 30 percent payout, the average annual Ameren EPS for such three-year period must be greater than or equal to the average of the Ameren EPS thresholds under each EIP during such period. This change was made by the Committee because Ameren's dividend was no longer set at the $2.54 level used in prior plan years. The Committee determined that this change would have a neutral affect on the difficulty of earning an award.

  Performance Based Restricted Stock.

        How It Works.    Performance based restricted stock was awarded from 2001 through 2005 under Ameren's Long-Term Incentive Plan of 1998 ("Performance Restricted Stock"). The awards have the potential to vest over a seven year period from the date of grant (approximately one seventh on each anniversary date). Vesting occurs only if Ameren achieves certain EPS performance levels which correspond to the levels established for the 2009 EIP, with no annual vesting if the Ameren EPS performance does not reach a minimum level established annually. The vesting period could have been reduced from seven years to three years if Ameren's EPS had achieved a prescribed growth rate over the three-year period, which it did not. The executives cannot receive more than the original Performance Restricted Stock grants plus dividend accruals.

        Dividends paid on Performance Restricted Stock are reinvested in additional shares of Ameren common stock, which vest concurrently with the Performance Restricted Stock. The executives are entitled to voting privileges associated with the Performance Restricted Stock to the extent the Performance Restricted Stock has not been forfeited.

        Prior to February 2006, Performance Restricted Stock vesting was also conditioned upon the executive's achievement of required stock ownership levels based on position and salary. In February 2006, the Committee recommended and Ameren's board of directors approved the elimination of the stock ownership requirement as a condition to vesting in the Performance Restricted Stock awards granted under the Long-Term Incentive Plan of 1998 to facilitate the transition from that plan to the 2006 Omnibus Incentive Compensation Plan approved by Ameren's shareholders in May 2006. No new Performance Restricted Stock awards were made to the executives after 2005.

        Vesting of Performance Restricted Stock Based on 2009 Results.    As a result of Ameren 2009 EPS performance, 86.7 percent of the Performance Restricted Stock awards granted prior to 2006 and eligible to vest based on 2009 EPS performance vested.

        Retirement Benefits.    Retirement benefits provide post employment security to employees of Ameren. There are three primary retirement benefit programs applicable to the executives:

  •
  employee benefit plans that are available to all employees of Ameren, including 401(k) savings and tax qualified retirement plans;

  •
  Supplemental Retirement Plan (the "SRP") that provides the executives a benefit equal to the difference between the benefit that would have been paid if Internal Revenue Code limitations were not in effect and the reduced benefit payable as a result of such Internal Revenue Code limitations; and

  •
  a deferred compensation plan that provides the opportunity to defer part of base salary and all non-equity incentive compensation as well as earnings thereon to future years taxability. Beginning with plan years commencing on and after January 1, 2010, which includes deferrals of cash compensation above Internal Revenue Code limitations, together with Ameren matching credits on these deferrals.

        A more detailed explanation of retirement benefits applicable to the executives is provided in this information statement under the captions "—Pension Benefits" and "—Nonqualified Deferred Compensation" below.

        Change of Control Protections.    "Change of Control" protections under Ameren's Second Amended and Restated Change of Control Severance Plan, as amended, provide severance pay and, in some situations, vesting or payment of long-term incentive awards, upon a Change of Control of Ameren. The arrangements provide market-level payments in the event of an involuntary termination not for "Cause" or a voluntary termination for "Good Reason." Definitions of "Change of Control," "Cause" and "Good Reason," as well as more complete descriptions of Change of Control protections are found below under the caption "—Other Potential Post-Employment Payments—Change of Control Protection—In General—Change of Control Severance Plan."

        Ameren believes that providing limited protections to the executives upon a change of control is in the shareholders' best interests because doing so serves to maintain a stable executive team during the process and is helpful in hiring executives into Ameren. The triggers are structured so that payment and vesting occur only upon the occurrence of both a change of control and loss of the executive's position, except that restrictions on Performance Restricted Stock are eliminated immediately upon a change of control, as defined in the Long-Term Incentive Plan of 1998. In permitting the Performance Restricted Stock to vest immediately upon a change of control, Ameren sought to ensure that ongoing employees are treated the same as terminated employees with respect to outstanding Performance Restricted Stock grants and to provide employees with the same opportunities as other shareholders, who are free to sell their equity at the time of the change of control event and thereby realize the value created at the time of the deal.

        Ameren considers it likely that it will take more time for higher-level employees to find new employment than for other employees, and therefore senior management, including the executives, generally are paid severance upon a termination for a longer period following a Change of Control. The Committee considered this as well as the factors described in the preceding paragraph in structuring the cash payments described under "—Other Potential Post-Employment Payments—Change of Control Protection" below, which an executive would receive if terminated within two years following a Change of Control.

        Common Stock Ownership Requirement.    Ameren has a stock ownership requirement for the executives, in accordance with the positions listed below, that fosters long-term Ameren common stock ownership and aligns the interests of the executives and shareholders. The requirement provides that, within five years of either the January 1, 2007, effective date or the executive's initial election to such office, each executive is required to own shares of Ameren's common stock valued as a percentage of base salary as follows:

  •
  President of Ameren Business Segment: 2 times base salary; and

  •
  Senior Vice President and Vice President: 1 times base salary.

        When an executive reaches age 62, the applicable stock ownership requirement is reduced by one half. At any time the executive has not satisfied the applicable requirement, such officer must retain at least 50 percent of the net shares delivered to him pursuant to awards granted after January 1, 2012, under Ameren's equity compensation programs.

        Timing of Compensation Decisions and Awards.    Ameren's board of directors and the Committee establish meeting schedules annually, well in advance of each meeting. Except as noted below, incentive compensation awards were made at regularly scheduled meetings.

        Following is a discussion of the timing of compensation decisions for 2009 at Ameren:

  •
  the executives' base salaries for 2009 were determined at the December 2008 Committee meeting, effective January 1, 2009, and, as discussed above under "—Base Salary," in February 2009, the Committee revised downward the base salary payable to certain of the executives, effective March 1, 2009 and in March 2009, in connection with changes to certain executive positions, the Committee at a special meeting made certain base salary adjustments effective May 1, 2009;

  •
  Executive Incentive Plan EPS goals for 2009 were set at the February 2009 Committee meeting; and

  •
  2009 PSU grants were made to the executives at a special Committee meeting held in March 2009.

        In the past, the Committee typically made long-term incentive grants at its February meeting. In 2009, the Committee made long-term incentive grants in March due to Ameren common stock price volatility associated with Ameren's dividend reduction and general economic conditions. The Committee has changed the timing of long-term incentive grants from February of the year the grants were made to December of the year prior to the year the grants are made for 2010 and future years for accounting reasons. Executive base salaries for 2010 remain at the same levels as in effect as of the end of 2009. The Committee expects to continue to establish base salaries at its December meeting each year, effective in January.

        Impact of Prior Compensation.    Amounts realizable from prior compensation did not serve to increase or decrease 2009 compensation amounts. The Committee's primary focus was on achieving market-level compensation opportunities.

        Considerations for Changes in Compensation Opportunities.    Market data, retention needs, general economic conditions and internal pay equity have been the primary factors considered in decisions to increase or decrease compensation opportunities materially. Corporate and individual performance are the primary factors in determining the ultimate value of those compensation opportunities.

        In June 2009, based on a study conducted in October 2008, the Committee performed a comprehensive examination of market information relating to executive benefits. Upon a review of market data relating to peer group companies available in Hewitt's benefits database, the Committee determined that, while the basic compensation elements of base salary, short-term incentive opportunities and long-term incentive opportunities offered to executives were at the appropriate level, the retirement benefits payable to executives were below market. In an effort to more closely align the retirement benefits made available to the executives to that of the size-adjusted median of peer group companies, the Committee identified certain aspects of retirement benefits that were appropriate for adjustment, including:

  •
  Ameren 401(k) savings plan benefits identified as being significantly below utility peers, due to:

  •
  failure of the plan to restore amounts that cannot be provided under the Ameren 401(k) savings plan due to Internal Revenue Code qualified plan limitations; and

    •
    the exclusion of short-term incentive compensation as eligible pay under the Ameren 401(k) savings plan; and

    •
    a deferred compensation plan available to executives that earned above market interest.

        As a result, the Committee, in October 2009, made changes to the deferred compensation plan available to executives, effective January 1, 2010. The Committee determined that, while the changes resulted in increases in retirement benefits payable to executives, the total retirement benefits payable to executives remain below market (See "Nonqualified Deferred Compensation" below).

        Role of Executive Officers.    For 2009, Ameren's Chief Executive Officer as of December 2008 (Mr. Gary L. Rainwater) with the assistance of Ameren's former Senior Vice President and Chief Human Resources Officer (Ms. Donna Martin) recommended to the Committee compensation amounts for the executives. In February 2009, Mr. Rainwater, with the assistance of Ms. Martin, also recommended to the Committee downward adjustments to the base salary level payable to certain of the executives, which changes became effective March 1, 2009. The Committee subsequently made compensation adjustments in connection with certain executive management changes for each of the applicable executives, effective May 1, 2009, with the assistance of Messrs. Lyons and Sullivan and Ms. Martin. Neither Mr. Lyons nor Mr. Baxter was involved in determining his own compensation adjustment relating to his new position beginning May 1, 2009. Mr. Rainwater, Mr. Sullivan and Ms. Martin assisted in changes approved by the Committee to the PSUP design for 2009. Messrs. Lyons and Sullivan had input to the changes approved by the Committee to the Ameren deferred compensation plan effective January 1, 2010.

        Ameren Policy Regarding the Economic Risk of Ameren Securities Ownership.    Ameren's Section 16 Trading Reporting Program prohibits executive officers and directors from engaging in pledges of Ameren securities or short sales, margin accounts and hedging or derivative transactions with respect to Ameren securities.

        Other Compensation Matters.    Neither Ameren nor CIPS has any written or unwritten employment agreements with any of its executives. Each executive is an employee at the will of Ameren and CIPS.

  Compensation Tables and Narrative Disclosures.

        The following table sets forth compensation information for our executives for services rendered in all capacities to CIPS and its affiliates, including Ameren, in fiscal years 2009, 2008 and 2007, except that Mr. Lyons' 2007 compensation information is not included as Mr. Lyons was not among the executives included in our Summary Compensation Table for 2007. Although Mr. Birdsong was not among the executives included in our Summary Compensation Table for 2008, he was among the executives included in the Summary Compensation Table for 2009 and 2007. Therefore, Mr. Birdsong's 2008 compensation information is set forth below as required by SEC disclosure rules. You should refer to the section entitled "Compensation Discussion and Analysis" above for an explanation of the elements used in setting the compensation for our executives.

 SUMMARY COMPENSATION TABLE

Name and Principal Position at December 31, 2009(1) (a)	Year (b)	Salary(2) ($) (c)	Bonus(2) ($) (d)	Stock Award(3) ($) (e)	Option Awards(4) ($) (f)	Non-Equity Incentive Plan Compensation(2)(5) ($) (g)	Change in Pension Value and Nonqualified Def. Comp. Earnings(6) ($) (h)	All Other Compensation(7) ($) (i)	Total ($) (j)
S.A. Cisel Chairman, President and Chief Executive Officer, CIPS	2009 2008 2007	387,000 375,000 360,000	- - -	336,132 493,069 715,319	- - -	274,809 159,413 212,328	337,508 283,082 197,231	16,373 14,651 13,588	1,351,822 1,325,215 1,498,466
M.J. Lyons, Jr. Senior Vice President and Chief Financial Officer, CIPS and Ameren	2009 2008	364,867 305,000	- -	174,584 256,226	- -	191,754 160,819	40,604 44,340	12,589 11,321	784,398 777,706
W.L. Baxter Chairman, President and Chief Executive Officer, UE	2009 2008 2007	569,600 550,000 530,000	- - -	477,724 723,181 1,053,132	- - -	256,623 302,610 312,594	112,912 132,866 65,537	14,310 11,982 11,683	1,431,169 1,720,639 1,972,946
S.R. Sullivan Senior Vice President, General Counsel and Secretary, CIPS and Ameren	2009 2008 2007	417,133 415,000 400,000	- - -	360,468 545,654 794,826	- - -	215,883 228,333 230,022	117,133 145,104 83,023	13,986 10,919 10,236	1,124,603 1,345,010 1,518,107
D.F. Cole Senior Vice President, CIPS; and Chairman, President and Chief Executive Officer, Ameren Services	2009 2008 2007	370,267 340,000 320,000	- - -	194,667 285,609 406,234	- - -	186,837 163,685 157,280	120,190 147,507 82,031	16,380 18,693 13,737	888,341 955,494 979,282
J.E. Birdsong Vice President and Treasurer, CIPS and Ameren	2009 2008 2007	297,200 288,000 275,000	- - -	143,420 210,372 303,602	- - -	115,953 130,728 121,646	102,230 121,324 72,706	14,737 13,660 13,025	673,540 764,084 785,979

(1)
Includes compensation received as an officer of Ameren and its subsidiaries (including CIPS), except that Mr. Cisel serves as an officer of CIPS, CILCO and Illinois Power only and not of Ameren and Mr. Cole serves as an officer of various Ameren subsidiaries and not of Ameren. Mr. Baxter was the Executive Vice President and Chief Financial Officer of CIPS and Ameren during 2007, 2008 and 2009 until May 1, 2009. See "—Compensation Discussion and Analysis" above for information relating to executive management changes for certain of the executives in 2009.

(2)
All cash compensation received by each executive for fiscal years 2009, 2008 and 2007 is found in either the Salary or Non-Equity Incentive Plan Compensation column of this Table, except for the omission of Mr. Lyons' 2007 compensation information. The amounts that would generally be considered "bonus" awards are found under the Non-Equity Incentive Plan Compensation column. See "—Compensation Discussion and Analysis" above for information relating to certain base salary adjustments in 2009.

(3)
The amounts in column (e) represent the aggregate grant-date fair value computed in accordance with authoritative accounting guidance of PSU awards under Ameren's 2006 Omnibus Incentive Compensation Plan without regard to estimated forfeitures related to service-based vesting conditions. For 2009 grants, the calculations reflect an accounting value of 69.91% of the target value, for 2008 grants 73.04% of target value, and for 2007 grants 110.39% of target value.

The amounts reported for PSU award grants in column (e) do not reflect actual compensation realized by the executives and are not a guarantee of the amount that the executive will actually receive from the grant of the respective PSU awards. The actual compensation realized by the executives will be based upon the share price of Ameren's common stock at payout. The PSUP performance periods for the 2008 and 2009 grants will not end until December 31, 2010 and December 31, 2011, respectively, and, as such, the actual value, if any, of the PSU awards will generally depend on CIPS' achievement of certain market performance measures during these periods. For information regarding the terms of the awards, the description of vesting conditions and the criteria for determining the amounts payable, including 2007 PSU awards granted, see "—Compensation Discussion and Analysis" above.

(4)
None of the executives received any option awards in 2009, 2008 or 2007.

(5)
Represents payouts for performance under the applicable year's EIP. See "—Compensation Discussion and Analysis" above for a discussion of how amounts were determined for 2009.

(6)
Amounts shown in column (h) are the sum of (1) the increase in the actuarial present value of each executive's accumulated benefit under all defined benefit and actuarial pension plans (including the SRP) from December 31 of the prior fiscal year to December 31 of the applicable fiscal year and (2) the above-market portion of interest determined in accordance with SEC disclosure rules as the difference between the interest credited at the rate in Ameren's deferred compensation plans and interest that would be credited at 120 percent of the applicable federal long-term rate (the "AFR") published by the IRS and calculated as of January 1, 2008, for the year ended December 31, 2007, as of January 1, 2009, for the year ended December 31, 2008 and as of

  January 1, 2010, for the year ended December 31, 2009. The table below shows the allocation of these amounts for each Executive. For 2009, the applicable interest rate for the deferred compensation plans was 8.45 percent. The above-market earnings are calculated using that amount minus 120 percent of the AFR of 4.94 percent published by the IRS, and calculated as of January 2010. For 2007, the applicable interest rate was 8.39 percent. The above-market earnings are calculated using that amount minus 120 percent of the AFR of 5.36 percent published by the IRS and calculated as of January 2008. For 2008, the applicable interest rate was 8.34 percent. The above-market earnings are calculated using that amount minus 120 percent of the AFR of 4.30 percent published by the IRS and calculated as of January 2009.

Name	Year	Pension Plan Increase ($)	Deferred Compensation Plans Above-Market Interest ($)
Cisel	2009	312,875	24,633
	2008	263,562	19,520
	2007	189,135	8,096
Lyons	2009	40,604	-
	2008	44,340	-
Baxter	2009	85,712	27,200
	2008	107,967	24,899
	2007	50,617	14,920
Sullivan	2009	73,712	43,421
	2008	103,871	41,233
	2007	57,985	25,038
Cole	2009	89,967	30,222
	2008	118,658	28,849
	2007	64,193	17,838
Birdsong	2009	74,821	27,409
	2008	92,246	29,078
	2007	52,801	19,905

  For assumptions and methodology regarding the determination of pension values, please refer to the footnotes under the Pension Benefits Table.

(7)
None of the executives received perquisites and other personal benefits in the aggregate amount of $10,000 or more in 2009.

        The amounts in column (i) reflect for each executive matching contributions allocated by Ameren to each executive pursuant to Ameren's 401(k) savings plan, which is available to all salaried employees, and the cost of insurance premiums paid by Ameren with respect to term life insurance, which amount each executive is responsible for paying income tax. In 2009, Ameren's 401(k) matching contributions for each of Messrs. Cisel, Lyons, Baxter, Cole and Birdsong were $11,025.

        The following table provides additional information with respect to stock based awards granted in 2009, the value of which was provided in the Stock Awards column of the Summary Compensation Table with respect to 2009 grants, and the potential range of payouts associated with the 2009 EIP.

GRANTS OF PLAN-BASED AWARDS TABLE

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options(4) (#) (j)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)						Grant Date Fair Value of Stock and Option Awards(5) ($) (l)
										Exercise or Base Price of Option Awards(4) ($/Sh) (k)
Name (a)	Grant Date(1) (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Cisel	EIP: 2/13/2009	116,100	232,200	348,300	-	-	-	-	-	-	-
	PSUP: 3/2/2009	-	-	-	6,498	21,658	43,316	-	-	-	336,132
Lyons	EIP: 2/13/2009	110,500	221,000	331,500	-	-	-	-	-	-	-
	PSUP: 3/2/2009	-	-	-	3,375	11,249	22,498	-	-	-	174,584
Baxter	EIP: 2/13/2009	172,500	345,000	517,500	-	-	-	-	-	-	-
	PSUP: 3/2/2009	-	-	-	9,234	30,781	61,562	-	-	-	477,724
Sullivan	EIP: 2/13/2009	124,500	249,000	373,500	-	-	-	-	-	-	-
	PSUP: 3/2/2009	-	-	-	6,968	23,226	46,452	-	-	-	360,468
Cole	EIP: 2/13/2009	107,749	215,498	323,247	-	-	-	-	-	-	-
	PSUP: 3/2/2009	-	-	-	3,763	12,543	25,086	-	-	-	194,667
Birdsong	EIP: 2/13/2009	66,870	133,740	200,610	-	-	-	-	-	-	-
	PSUP: 3/2/2009	-	-	-	2,772	9,241	18,482	-	-	-	143,420

(1)
The PSU awards were granted on March 2, 2009. See "—Compensation Discussion and Analysis" above for a discussion of the timing of various pay decisions.

(2)
The amounts shown in column (c) reflect the threshold payment level under the 2009 EIP which is 50 percent of the target amount shown in column (d). The amount shown in column (e) is 150 percent of such target amount (applicable for 2009). See "—Compensation Discussion and Analysis" above for information regarding the description of performance-based conditions.

(3)
The amounts shown in column (f) reflect the threshold PSU award which is 30 percent of the target amount shown in column (g). The amount shown in column (h) is 200 percent of such target amount. See "—Compensation Discussion and Analysis" above for information regarding the terms of the awards, the description of performance-based vesting conditions and the criteria for determining the amounts payable.

(4)
None of the executives received any option awards in 2009.

(5)
Represents the grant-date fair value of the PSU awards in 2009 determined in accordance with authoritative accounting guidance, excluding the effect of estimated forfeiture. Assumptions used in the calculation of these amounts are referenced in footnote (3) to the Summary Compensation Table. There is no guarantee that, if and when the 2009 PSU awards vest, they will have this value.

  Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.

        See "—Compensation Discussion and Analysis" above for further information regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table and for discussions regarding officer stock ownership requirements, dividends paid on equity awards, and allocations between short-term and long-term compensation.

        The following table provides information regarding the outstanding equity awards held by each of the executives as of December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(2) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(3) ($) (j)
Cisel	-	-	-	-	-	-	-	13,600	380,120
Lyons	-	-	-	-	-	-	-	7,417	207,305
Baxter	-	-	-	-	-	-	-	21,404	598,242
Sullivan	-	-	-	-	-	-	-	15,465	432,247
Cole	-	-	-	-	-	-	-	9,095	254,205
Birdsong	-	-	-	-	-	-	-	6,324	176,756

(1)
None of the executives hold any options to purchase shares of Ameren's common stock.

(2)
Represents 2008 and 2009 PSU award grants at threshold (due to lack of payout history) and Performance Restricted Stock awards at target, based on historical payout levels.

  The following table provides the outstanding shares of Performance Restricted Stock and their potential vesting dates (at target performance).

	# of Potential Shares Vesting (at Target) Each Year Including Projected Dividends
Name	3/1/11	3/1/12
Cisel	888	635
Lyons	743	407
Baxter	2,594	1,435
Sullivan	1,493	855
Cole	1,381	733
Birdsong	766	412

  The 2008 and the 2009 PSU awards under the 2006 Omnibus Incentive Compensation Plan vest, subject to Ameren achieving the required performance threshold and continued employment of the executive, as of December 31, 2010 and December 31, 2011, respectively, for all executives. See "—Short-Term Incentive Compensation: Executive Incentive Plan—Long-Term Incentives: Performance Share Unit Program ("PSUP")" above.

(3)
The dollar value of the payment of the 2008 and the 2009 PSU awards is based on achieving the threshold (minimum) performance goals for such awards. The dollar value of the payout of outstanding Performance Restricted Stock awards is based on achieving target performance goals for such awards. Valuations are based on the closing price of $27.95 per share of Ameren's common stock on the NYSE on December 31, 2009, the last business day of 2009. There is no guarantee that, if and when the 2008 and 2009 PSU awards and Performance Restricted Stock awards vest, they will have this value.

        The following table provides the amounts received upon exercise of options or similar instruments or the vesting of stock or similar instruments during the most recent fiscal year.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards(1)		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting(4) ($) (e)
Cisel	-	-	761	(2)	18,804
			4,285	(3)	119,766
Lyons	-	-	768	(2)	18,977
			1,840	(3)	51,428
Baxter	-	-	2,564	(2)	63,356
			6,308	(3)	176,309
Sullivan	-	-	1,453	(2)	35,904
			4,761	(3)	133,070
Cole	-	-	1,461	(2)	36,101
			2,433	(3)	68,002
Birdsong	-	-	807	(2)	19,941
			1,819	(3)	50,841

(1)
None of the executives hold any options to purchase shares of Ameren's common stock.

(2)
Shares earned and vested under the Performance Restricted Stock awards under Ameren's Long-Term Incentive Plan of 1998 due to achievement of specified Ameren EPS hurdles for restricted shares awarded during 2001-2005. The restricted shares were released on March 1, 2010.

(3)
Represents 2007 PSU award grants earned as of December 31, 2009. 2007 PSUs earned will continue to track with Ameren's Common Stock price until December 31, 2011, at which time the PSUs will be paid in Ameren Common Stock. During the performance period for the 2007 PSU awards ending December 31, 2009, executives were credited with dividend equivalents on 2007 PSU award grants, which represented the right to receive shares of Ameren Common Stock measured by the dividend payable with respect to the corresponding number of 2007 PSU awards. Dividend equivalents on 2007 PSU awards accrued and were reinvested into additional 2007 PSU awards throughout the three-year performance period. The number of PSUs ultimately earned by each executive through dividend reinvestment was as follows: Mr. Cisel 684 units; Mr. Lyons 294 units; Mr. Baxter 1,007 units; Mr. Sullivan 760 units; Mr. Cole 388 units; and Mr. Birdsong 291 units. During the two-year period following the three-year performance period for the 2007 PSU awards, dividend equivalents will be paid on earned 2007 PSU awards on a current basis at the end of each calendar quarter.

(4)
The value of the vested Performance Restricted Stock is based on the closing price of $24.71 per share of Ameren's Common Stock on the NYSE on February 26, 2010. The value of the vested 2007 PSUs is based on the closing price of $27.95 per share of Ameren's Common Stock on the NYSE on December 31, 2009.

        Pension Benefits.    The table below provides the actuarial present value of the executive's accumulated benefits under Ameren's retirement plans and the number of years of service credited to each executive under these plans.

PENSION BENEFITS TABLE

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1)(2) ($) (d)	Payments During Last Fiscal Year(3) ($) (e)
Cisel	1) Retirement Plan	35	834,095	-
	2) SRP	35	868,901	-
Lyons	1) Retirement Plan	8	112,901	-
	2) SRP	8	85,773	-
Baxter	1) Retirement Plan	14	154,676	-
	2) SRP	14	358,855	-
Sullivan	1) Retirement Plan	20	316,981	-
	2) SRP	20	292,900	-
Cole	1) Retirement Plan	34	613,375	-
	2) SRP	34	301,696	-
Birdsong	1) Retirement Plan	32	635,279	-
	2) SRP	32	174,419	-

(1)
Represents the actuarial present value of the accumulated benefits relating to the executives under the Retirement Plan (defined below) and the SRP as of December 31, 2009. See Note 10—Retirement Benefits in the combined notes to our financial statements included in this information statement/prospectus for an explanation of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit. The calculations were based on retirement at the plan normal retirement age of 65, included no pre-retirement decrements in determining the present value, used an 80 percent lump sum/20 percent annuity payment form assumption, and used the plan valuation mortality assumptions after age 65 in the 1994 Group Annuity Reserving Table. Cash balance accounts were projected to age 65 using the 2009 plan interest crediting rate of 5.00 percent.

(2)
The following table provides the Cash Balance Account Lump Sum Value for accumulated benefits relating to those executives who participated in the cash balance account under the Retirement Plan and the SRP at December 31, 2009, as an alternative to the presentation of the actuarial present value of the accumulated benefits relating to the executives under the Retirement Plan and the SRP as of December 31, 2009.

Name	Plan Name	Cash Balance Account Lump Sum Value ($)
Lyons	1) Retirement Plan	133,544
	2) SRP	101,456
Baxter	1) Retirement Plan	178,533
	2) SRP	414,206
Sullivan	1) Retirement Plan	360,359
	2) SRP	332,983
Cole	1) Retirement Plan	670,731
	2) SRP	329,907
Birdsong	1) Retirement Plan	699,673
	2) SRP	192,098

(3)
All executives are active and were not eligible for payments prior to December 31, 2009.

        Ameren Retirement Plan.    Retirement benefits for the executives fall under one of two plan structures: (1) Benefits for Salaried Employees (the "Cash Balance Account") or (2) Benefits for Management, Office, and Technical Employees of CILCO ("CILCO Pension") (collectively, the "Retirement Plan"). The CILCO Pension structure remains in place for those management employees who joined Ameren as a result of the 2003 acquisition of CILCO. Among the executives, only Mr. Cisel is in the CILCO Pension structure; all others accrue retirement benefits according to the Cash Balance Account structure.

        Cash Balance Account.    Most salaried employees of Ameren and its subsidiaries, including the executives other than Mr. Cisel, earn benefits in the Cash Balance Account under the Ameren Retirement Plan immediately upon employment. Benefits become vested after three years of service.

        On an annual basis a bookkeeping account in a participant's name is credited with an amount equal to a percentage of the participant's pensionable earnings for the year. Pensionable earnings include base salary and annual EIP compensation, which are equivalent to amounts shown in columns (c), (d) and (g) in the Summary Compensation Table.

        The applicable percentage is based on the participant's age as of December 31 of that year. If the participant was an employee prior to July 1, 1998, an additional transition credit percentage was credited to the participant's account through 2007 (or an earlier date if the participant had less than 10 years of service on December 31, 1998).

Participant's Age on December 31	Regular Credit for Pensionable Earnings*	Transition Credit for Pensionable Earnings	Total Credits
Less than 30	3%	1%	4%
30 to 34	4%	1%	5%
35 to 39	4%	2%	6%
40 to 44	5%	3%	8%
45 to 49	6%	4.5%	10.5%
50 to 54	7%	4%	11%
55 and over	8%	3%	11%

*
An additional regular credit of three percent is received for pensionable earnings above the Social Security wage base.

        These accounts also receive interest credits based on the average yield for one year U.S. Treasury constant maturity for the previous October, plus one percent. The minimum interest credit is five percent.

        In addition, certain annuity benefits earned by participants under prior plans as of December 31, 1997 were converted to additional credit balances under the Retirement Plan as of January 1, 1998.

        Effective January 1, 2001, an enhancement account was added that provides a $500 additional credit at the end of each year.

        The normal retirement age under the Cash Balance Account structure and the SRP is 65. Neither the Cash Balance Account structure nor the SRP contain provisions for crediting extra years of service or for early retirement. When a participant terminates employment (including as a result of retirement), the amount credited to the participant's account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution.

        CILCO Pension.    Salaried employees that joined Ameren in conjunction with Ameren's 2003 acquisition of CILCO continue to participate under the terms of the CILCO Pension. Participation begins after one year of service. Service for vesting and benefit purposes begins at the date of hire. Benefits generally become fully vested after five years of service.

        The benefit formula is based on average monthly earnings and credited service. Average monthly earnings are the highest average monthly earnings for any 60 consecutive calendar month period during employment. Pensionable earnings include base salary and annual EIP compensation, which are equivalent to amounts shown in columns (c), (d) and (g) in the Summary Compensation Table. The benefit formula is

  1.425% × FAE × (Credited Service up to 35 years) PLUS

  0.003% × FAE × (Credited Service in excess of 35 years) PLUS

  CILCO cash balance benefit (with interest since 1998).

The CILCO cash balance benefit is a prior plan provision that was frozen in 1998. It is no longer actively in force, and it has no relationship whatsoever to the Cash Balance Account structure of the Retirement Plan described above. Those participants that had the CILCO cash balance benefit in 1998, including Mr. Cisel, continue to accrue interest on their balance, with interest payable each year based on the prior December average rate for 30-year U.S. Treasury bonds.

        The normal retirement age under the CILCO Pension structure is 65. The CILCO Pension structure does not contain a provision for crediting extra years of service. The CILCO Pension structure also has an early retirement provision as early as age 55. Employees that retire at age 62 or after will receive an unreduced payment. Those that retire between 56 and 62 will have a payment reduction of 2 percent per year lower than age 62; a 3 percent reduction applies for retirement at age 55.

        The normal form of payment is a single life annuity for single participants and 100 percent joint and survivor annuity for married participants. Generally, no lump sum option is available, unless the actuarial present value of the benefit is less than $12,000.

        Ameren Supplemental Retirement Plan.    In certain cases, pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the Internal Revenue Code. The SRP is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if such Internal Revenue Code limitations were not in effect and the reduced benefit payable as a result of such Internal Revenue Code limitations. Any executive whose pension benefits under the Retirement Plan would exceed Internal Revenue Code limitations or who participates in the deferred compensation plans described below is eligible to participate in the SRP. The SRP is unfunded and is not a qualified plan under the Internal Revenue Code.

        There is no offset under either the Retirement Plan or the SRP for Social Security benefits or other offset amounts.

  Nonqualified Deferred Compensation

        The following table discloses contributions, earnings and balances under nonqualified deferred compensation plans for each executive.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name (a)	Executive Contributions in 2009(1) ($) (b)	CIPS Contributions in 2009 ($) (c)	Aggregate Earnings in 2009(2) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/09(3) ($) (f)
Cisel	182,184	-	59,352	-	806,897
Lyons	-	-	-	-	-
Baxter	115,709	-	65,497	-	892,595
Sullivan	145,996	-	104,606	-	1,421,989
Cole	99,957	-	72,720	-	987,355
Birdsong	-	-	65,985	-	846,864

(1)
A portion of these amounts are also included in amounts reported for 2009 as "Salary" in column (c) of the Summary Compensation Table. These amounts also include a portion of amounts reported as "Non-Equity Incentive Plan Compensation" in our 2009 information statement, representing compensation paid in 2009 for performance during 2008.

(2)
The dollar amount of aggregate interest earnings accrued during 2009. The above-market interest component of these amounts is included in amounts reported in column (h) of the Summary Compensation Table. See footnote (6) to the Summary Compensation Table for the amounts of above-market interest.

(3)
The dollar amount of the total balance of the executive's account as of December 31, 2009 consists of the following elements.

Name	Executive Contributions ($)	Interest Earnings ($)	Total Per Table Above ($)	Amount Previously Reported as Compensation in Prior Years(1) ($)
Cisel	667,575	139,322	806,897	316,004
Lyons	-	-	-	-
Baxter	578,335	314,260	892,595	534,455
Sullivan	972,981	449,008	1,421,989	789,964
Cole	641,344	346,009	987,355	470,367
Birdsong	361,983	484,881	846,864	140,224

(1)
Represents amounts previously reported as compensation to the executive in CIPS' Summary Compensation Table in previous years.

        Ameren made changes to its nonqualified deferred compensation plans in response to changes in tax rules applicable to these type of plans.

        Executive Deferred Compensation Plan Participation.    Pursuant to an optional deferred compensation plan available to executive officers and certain key employees (the "Ameren Deferred Compensation Plan"), executives may annually choose to defer up to 50 percent (in one percent increments) of their salary and up to 100 percent (in one percent increments or amounts in excess of a threshold) of cash incentive awards. There are no minimum dollar thresholds for deferrals. At the request of a participant, Ameren may, in its discretion, waive the 50 percent limitation.

        Amounts deferred with respect to plan years commencing prior to January 1, 2010 under the Ameren Deferred Compensation Plan earn interest at 150 percent of the Mergent's Seasoned AAA Corporate Bond Yield Index rate (the "Officers Deferred Plan Index Rate") while the participant is employed by Ameren or one of its subsidiaries, including CIPS. After the participant retires, the amounts deferred with respect to plan years commencing prior to January 1, 2010 under the Ameren Deferred Compensation Plan earn the average Mergent's Seasoned AAA Corporate Bond Yield Index rate (the "Officers Deferred Plan Base Rate"). The plan compounds interest annually and the rate is calculated as of the first day of the plan year.

        A participant may choose to receive the deferred amounts at retirement in a lump sum payment or in installments over a set period of up to 15 years. In the event a participant terminates employment with Ameren and its subsidiaries prior to age 55, the balance in such participant's deferral account is distributable in a lump sum to the participant within 30 days of the date the participant terminates employment. In the event a participant terminates employment with Ameren and its subsidiaries prior to age 55 and after the occurrence of a Change of Control (as defined below under "—Other Potential Post-Employment Payments—Change of Control Protection—In General—Change of Control Severance Plan") the balance in such participant's deferral account, including interest payable at the Officers Deferred Plan Index Rate (for amounts deferred with respect to plan years commencing prior to January 1, 2010), is distributable in a lump sum to the participant within 30 days of the date the participant terminates employment.

        Deferred Compensation Plan For Plan Years Commencing On and After January 1, 2010.    In October 2009, Ameren adopted an amended and restated Ameren Deferred Compensation Plan effective January 1, 2010 (the "Amended Ameren Deferred Compensation Plan"), to change the interest crediting rates for deferrals made with respect to plan years commencing on and after January 1, 2010 and to add a 401(k) restoration benefit for eligible officers of Ameren and its subsidiaries, including CIPS, whose total salary and short-term incentive award exceeds the limit on compensation in effect under the Internal Revenue Code. Pursuant to the Amended Ameren Deferred Compensation Plan, amounts deferred with respect to plan years commencing on and after January 1, 2010, other than the 401(k) Restoration Benefit (as defined below), earn interest in an amount equal to 120 percent of the AFR for December immediately preceding the year of the cash deferral and calculated as of the first day of each applicable plan year on or after January 1, 2010. Under the Amended Ameren Deferred Compensation Plan, the interest factor to be used on a participant's deferral account upon the occurrence of a Change of Control as described above for amounts deferred with respect to plan years commencing on and after January 1, 2010 will also equal 120 percent of the AFR for the December immediately preceding such Change of Control. Amounts deferred with respect to plan years commencing prior to January 1, 2010, will continue to be credited interest at the Officers Deferred Plan Index Rate or the Officers Deferred Plan Base Rate, as the case may be.

        The 401(k) Restoration Benefit allows eligible officers of Ameren and its subsidiaries, including the executives, to also defer a percentage of salary and/or EIP awards in excess of the limit on compensation then in effect under the Internal Revenue Code (currently $245,000), in one percent increments, up to a maximum of six percent of total salary and EIP awards (this 401(k) restoration deferral, together with Ameren's 401(k) matching credit described below are referred to collectively, as the "401(k) Restoration Benefit"). Under the Amended Ameren Deferred Compensation Plan, Ameren credits each participating officer's deferral account with a matching credit equal to 100 percent of the first three percent of salary and EIP awards and 50 percent of the remaining salary and EIP awards deferred by the participant, as a 401(k) restoration deferral. In general, eligible participants, including the executives, may direct the deemed investment of the 401(k) Restoration Benefit in accordance with the investment options that are generally available under Ameren's 401(k) savings plan, except for the Ameren stock fund.

        A participant's benefit will be comprised of separate bookkeeping accounts evidencing his or her interest in each of the investment funds in which contributions and applicable matching contributions have been deemed invested. While no actual contributions are made to the funds, earnings or losses are calculated using the valuation methodology employed by the record keeper for each of the corresponding funds. Participants may generally transfer investments among various investment alternatives on a daily basis, subject to the provisions of the Amended Ameren Deferred Compensation Plan.

        Distributions from the Amended Ameren Deferred Compensation Plan will be paid in cash. Participants may also elect to receive distributions in a single lump sum or in substantially equal annual or monthly installments over a period of 5, 10 or 15 years.

  Other Potential Post-Employment Payments

        Employment Agreements.    Neither Ameren nor CIPS has employment agreements with the executives.

        General Severance Plan.    Ameren maintains a Severance Plan for Management Employees which provides for severance based on years of service and weeks of pay for all salaried full time employees on the active payroll. The executives are covered under this plan in the event of a qualified termination (defined under the plan) and are eligible for severance on the same basis as other full time salaried employees.

  Change of Control Protection

  In General

  •
  Change of Control Severance Plan.  In 2008, Ameren's board of directors adopted an Ameren Second Amended and Restated Change of Control Severance Plan, as amended (the "Change of Control Plan"). Other Ameren plans also carry change of control provisions.

        Severance and PSUP provisions pursuant to a Change of Control (as defined below) were redesigned or designed by the Committee in 2006 and subsequent changes to the Change of Control Plan have been made in response to various changes in tax laws. The Change of Control Plan was amended in October 2009 to eliminate reimbursement and gross-up payments in connection with any excise taxes that may be imposed on benefits received by any officers who first become designated as entitled to receive benefits under the Change of Control Plan on or after October 1, 2009.

        Under the Change of Control Plan, designated officers of Ameren and its subsidiaries, including the executives, are entitled to receive severance benefits if their employment is terminated without Cause (as defined below) or by the executive for Good Reason (as defined below) within two years after a Change of Control.

  •
  Definitions of Change of Control, Cause and Good Reason.  A change of control ("Change of Control") occurs under the Change of Control Plan, in general, upon:

            (i)  the acquisition of 20 percent or more of the outstanding common stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren;

           (ii)  a majority change in composition of the board of directors;

          (iii)  a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of Ameren, unless current shareholders continue to own 60 percent or more of the surviving entity immediately following the transaction; or

          (iv)  approval by Ameren shareholders of a complete liquidation or dissolution of Ameren.

        "Cause" is defined as follows:

            (i)  the participant's willful failure to substantially perform his or her duties with Ameren (other than any such failure resulting from the participant's disability), after notice and opportunity to remedy;

           (ii)  gross negligence in the performance of the participant's duties which results in material financial harm to Ameren;

          (iii)  the participant's conviction of, or plea of guilty or nolo contendere to, any felony or any other crime involving the personal enrichment of the participant at the expense of Ameren or shareholders of Ameren; or

          (iv)  the participant's willful engagement in conduct that is demonstrably and materially injurious to Ameren, monetarily or otherwise.

        "Good Reason" is defined as follows:

            (i)  a net reduction of the participant's authorities, duties or responsibilities as an executive and/or officer of Ameren;

           (ii)  required relocation of more than 50 miles;

          (iii)  any material reduction of the participant's base salary or target bonus opportunity;

          (iv)  reduction in grant-date value of long-term incentive opportunity;

           (v)  failure to provide the same aggregate value of employee benefit or retirement plans in effect prior to a Change of Control;

          (vi)  failure of a successor to assume the Change of Control Plan agreements; or

         (vii)  a material breach of the Change of Control Plan.

        If an executive's employment is terminated without Cause or by the executive for Good Reason, the executive will receive a cash lump sum equal to the following:

            (i)  salary and unpaid vacation pay through the date of termination;

           (ii)  pro rata EIP compensation for the year of termination;

          (iii)  three years' worth of each of base salary, target EIP compensation, additional pension credit and employee welfare benefits;

          (iv)  up to $30,000 for the cost of outplacement services (not available for a Good Reason termination); and

           (v)  reimbursement and gross-up for any excise tax imposed on benefits received by the executive from Ameren, assuming such payments (as defined by the IRS) are at least 110 percent of the imposed cap under the Internal Revenue Code; provided that officers who first become designated as entitled to receive benefits under the Change of Control Plan on or after October 1, 2009, are not eligible to receive reimbursement and gross-up for any such excise tax.

        Following are details of how the above items are calculated.

  •
  Retirement Plan Benefit Assumptions

  •
  Cash Balance Account Structure: Amount equal to the difference between (a) the account balance under the Retirement Plan and SRP which the participant would receive if his or her employment continued during the three-year period upon which severance is received (assuming the participant's compensation during such period would have been equal to his or her compensation as in effect immediately prior to termination), and (b) the actual account balance (paid or payable) under such plans as of the date of termination.

    •
    CILCO Pension Structure: Amount equal to the difference between (a) the actuarial present value of the benefit under the Retirement Plan and SRP which the participant would receive if his or her employment continued during the three-year period upon which severance is received (assuming the participant's compensation during such period would have been equal to his or her compensation as in effect immediately prior to termination), and (b) the actuarial present value of the benefit (paid or payable) under such plans as of the date of termination.

  •
  Welfare Benefit Payment Assumptions.  Continued coverage for the executive's family with medical, dental, life insurance and executive life insurance benefits as if employment had not been terminated during the three-year period upon which severance is received. Calculation assumes full cost of benefits over the three-year period. In addition, the executive's family receives additional retiree medical benefits (if applicable) as if employment had not been terminated during the three-year period upon which severance is received. All retiree medical benefits are payable only in their normal form as monthly premium payments. The actuarial present value of the additional retiree medical benefits is included, calculated based on retirement at the end of the three-year severance period, a graded discount rate assumption of 0.83 percent for payment duration of three years or less, 3.16 percent for payment duration of over three but not more than nine years and 5.02 percent for payment duration over nine years, and postretirement mortality according to the RP-2000 (generational) table. (No pre retirement mortality.)

        Ability to Amend or Terminate Change of Control Plan.    Ameren's board of directors may amend or terminate the Change of Control Plan at any time, including designating any other event as a Change of Control, provided that the Change of Control Plan may not be amended or terminated (i) following a Change of Control, (ii) at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (iii) otherwise in connection with or in anticipation of a Change of Control in any manner that could adversely affect the rights of any officer covered by the Change of Control Plan.

        Change of Control Provisions Relating to PSU Awards and Performance Restricted Stock Awards.    Below is a summary of protections provided upon a Change of Control with respect to the PSU awards under the Ameren 2006 Omnibus Incentive Compensation Plan and Performance Restricted Stock under the Ameren Long-Term Incentive Plan of 1998. In brief, the goal of these protections is to avoid acceleration of PSU vesting and payment in situations where a Change of Control occurs but Ameren continues to exist and the executive retains his or her position. In the table below, the term "qualifying termination" means the participant is involuntarily terminated other than for Cause or has a voluntary termination for Good Reason before the second anniversary of the date of the Change of Control. Other definitions of capitalized terms may be found in the Change of Control Plan.

Change of Control Event	Termination Event	Unvested PSU Awards	Unvested Performance Restricted Stock

Change of Control which occurs on or before the end of the applicable performance period after which Ameren continues in existence and remains a publicly traded company on the NYSE or NASDAQ	No qualifying termination	Payable upon the earliest to occur of the following:
•  For PSU awards granted through December 31, 2008, two years after the performance period has ended and for 2009 PSU awards, after the performance period has ended;
•  the participant's death; or
		• if the participant becomes disabled or retires during the performance period, immediately following the performance period and if the participant becomes disabled or retires after the performance period but before earned amounts have been paid out, upon such disability or death.	All awards vest

	Qualifying termination during the performance period	The PSUs the participant would have earned if such participant remained employed until the vesting date, at actual performance, will vest on the last day of the performance period and be paid in shares of Ameren's common stock immediately.	All awards vest

Change of Control which occurs on or before the end of the applicable performance period in which Ameren ceases to exist or is no longer publicly traded on the NYSE or NASDAQ	Automatic upon Change of Control	The target number of PSU awards granted, together with dividends accrued thereon, will be converted to nonqualified deferred compensation. Interest on the nonqualified deferred compensation will accrue based on the prime rate, computed as provided in the award agreement.	All awards vest

	Continued employment until the end of the three-year performance period	Lump sum payout of the nonqualified deferred compensation plus interest immediately following the performance period.	All awards vest

	Continued employment until death or disability which occurs before the end of the three-year performance period	Immediate lump sum payout of the nonqualified deferred compensation, plus interest.	All awards vest

	Qualifying termination during the three-year performance period	Immediate lump sum payout of the nonqualified deferred compensation, plus interest; provided that such distribution shall be deferred until the date which is six months following the participant's termination of employment to the extent required by Internal Revenue Code Section 409A.	All awards vest

	Other termination of employment before the end of the three-year performance period	Forfeiture of the nonqualified deferred compensation, plus interest.	All awards vest

        Termination of PSU Awards and Performance Restricted Stock Awards Other Than for Change of Control.    The following table summarizes the impact of certain employment events that may result in the payment of unvested PSU and unvested Performance Restricted Stock awards.

Type of Termination	Additional Termination Details	Unvested PSU Awards	Unvested Performance Restricted Stock

Voluntary termination	N/A	Forfeited	A prorated award is earned through the termination date and paid on or after March 1 following the performance period (based on actual performance during the entire year of the termination). All other unvested restricted shares are forfeited.

Type of Termination	Additional Termination Details	Unvested PSU Awards	Unvested Performance Restricted Stock

Involuntary termination not for Cause	Prior to age 62	Forfeited	A prorated award is earned through the termination date and paid on or after March 1 following the performance period (based on actual performance during the entire year of the termination). All other unvested restricted shares are forfeited.

	Age 62+		Continued vesting in accordance with the terms of the awards.

Death	Prior to age 62	All awards pay out at target (plus accrual of dividends), pro rata for the number of days worked in each performance period.	A prorated award is earned through the termination date and paid on or after March 1 following the performance period (based on actual performance during the entire year of the termination). All other unvested restricted shares are forfeited.

	Age 62+		Continued vesting in accordance with the terms of the awards.

Disability	Prior to age 62	All outstanding awards are earned at the same time and to the same extent that they are earned by other participants, and are paid out by March 15 after the performance period ends.	A prorated award is earned through the termination date and paid on or after March 1 following the performance period (based on actual performance during the entire year of the termination). All other unvested restricted shares are forfeited.

	Age 62+		Continued vesting in accordance with the terms of the awards.

Retirement (Termination at or after age 55) During Performance Period	Prior to age 62	Only if the participant has at least five years of service, a prorated award is earned at the end of the three-year performance period (based on actual performance) and paid immediately following the performance period.	A prorated award is earned through the termination date and paid on or after March 1 following the performance period (based on actual performance during the entire year of the termination). All other unvested restricted shares are forfeited.

	Age 62+	Only if the participant has at least five years of service, a full award is earned at the end of the three-year performance period (based on actual performance) and paid immediately following the performance period.	Continued vesting in accordance with the terms of the awards.

Retirement (Termination at or after age 55) Following Performance Period	PSU awards prior to 2009 implement a two-year holding period after a three-year performance period vesting.	This scenario occurs when awards have already vested. In this situation, payout is made immediately.	N/A

        Estimated Potential Post-Employment Payments.    The tables below reflect the payments and benefits payable to each of the executives in the event of a termination of the executive's employment under several different circumstances. The amounts shown assume that termination was effective as of December 31, 2009, at the executive's compensation and service levels as of that date, and are estimates of the amounts that would be payable to the executive in each scenario. Excise tax and gross-up payments are estimated using a stock price of $27.95 per share (the closing price of Ameren's common stock on the NYSE on December 31, 2009, the last business day of 2009). In addition, the amounts shown do not include benefits paid by insurance providers under life and disability policies or payments and benefits provided on a non discriminatory basis to employees upon a termination of employment. The actual amounts to be paid out can only be determined at the time of the executive's actual separation from Ameren. Factors that could affect the nature and amount of the payments on termination of employment, among others, include the timing of event, compensation level, the market price of Ameren's common stock and the executive's age.

Cisel

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09 ($)		Involuntary Termination not for Cause ($)	Change of Control ($)(1)

Cash Severance (Three years' Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A	N/A			2,089,800

PSU Vesting, Assuming Termination of Employment	655,770	487,465	280,567	(2)		1,245,248

Performance Restricted Stock Vesting	21,270	21,270	21,270			42,484

Three Years' Pension Credit	N/A	N/A	N/A			426,433

Three Years' Welfare Benefits(3)	N/A	N/A	N/A			73,832

Outplacement at Maximum	N/A	N/A	N/A			30,000

Excise Tax and Gross-up (to IRS)	N/A	N/A	N/A			1,655,220

Total	677,040	508,735	301,837			5,563,017

Lyons

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09(4) ($)	Involuntary Termination not for Cause ($)	Change of Control ($)(1)

Cash Severance (Three years' Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A		N/A	2,106,00

PSU Vesting, Assuming Termination of Employment	329,910	242,449		0	636,122

Performance Restricted Stock Vesting	21,466	21,466		21,466	31,891

Three Years' Pension Credit	N/A	N/A		N/A	171,872

Three Years' Welfare Benefits(3)	N/A	N/A		N/A	40,968

Outplacement at Maximum	N/A	N/A		N/A	30,000

Excise Tax and Gross-up (to IRS)	N/A	N/A		N/A	1,244,839

Total	351,376	263,915		21,466	4,261,692

Baxter

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09(4) ($)	Involuntary Termination not for Cause ($)	Change of Control ($)(1)

Cash Severance (Three years' Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A		N/A	3,105,000

PSU Vesting, Assuming Termination of Employment	952,719	705,841		0	1,797,816

Performance Restricted Stock Vesting	71,664	71,664		71,664	111,800

Three Years' Pension Credit	N/A	N/A		N/A	350,254

Three Years' Welfare Benefits(3)	N/A	N/A		N/A	50,580

Outplacement at Maximum	N/A	N/A		N/A	30,000

Excise Tax and Gross-up (to IRS)	N/A	N/A		N/A	2,126,160

Total	1,024,383	777,505		71,664	7,571,610

Sullivan

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09(4) ($)	Involuntary Termination not for Cause ($)	Change of Control ($)(1)

Cash Severance (Three years' Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A		N/A	2,241,000

PSU Vesting, Assuming Termination of Employment	718,898	532,624		0	1,356,562

Performance Restricted Stock Vesting	40,611	40,611		40,611	65,207

Three Years' Pension Credit	N/A	N/A		N/A	304,247

Three Years' Welfare Benefits(3)	N/A	N/A		N/A	46,800

Outplacement at Maximum	N/A	N/A		N/A	30,000

Excise Tax and Gross-up (to IRS)	N/A	N/A		N/A	1,516,029

Total	759,509	573,235		40,611	5,559,845

Cole

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09 ($)		Involuntary Termination not for Cause ($)	Change of Control ($)(1)

Cash Severance (Three years' Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A	N/A			2,052,000

PSU Vesting, Assuming Termination of Employment	378,459	280,968	161,139	(2)		719,866

Performance Restricted Stock Vesting	40,835	40,835	40,835			58,639

Three Years' Pension Credit	N/A	N/A	N/A			334,362

Three Years' Welfare Benefits(3)	N/A	N/A	N/A			64,112

Outplacement at Maximum	N/A	N/A	N/A			30,000

Excise Tax and Gross-up (to IRS)	N/A	N/A	N/A			1,249,373

Total	419,294	321,803	201,974			4,508,352

Birdsong

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09(4) ($)	Involuntary Termination not for Cause ($)	Change of Control ($)(1)

Cash Severance (Three years' Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A		N/A	1,426,560

PSU Vesting, Assuming Termination of Employment	279,536	207,728		0	531,051

Performance Restricted Stock Vesting	22,556	22,556		22,556	32,702

Three Years' Pension Credit	N/A	N/A		N/A	280,436

Three Years' Welfare Benefits(3)	N/A	N/A		N/A	70,680

Outplacement at Maximum	N/A	N/A		N/A	30,000

Excise Tax and Gross-up (to IRS)	N/A	N/A		N/A	901,222

Total	302,092	230,284		22,556	3,272,651

(1)
Change of Control figures assume that Ameren ceases to exist or is no longer publicly traded on the NYSE or NASDAQ after the Change of Control.

(2)
The estimated number of PSUs that would be payable upon retirement at December 31, 2009, for Messrs. Cisel and Cole is calculated according to the schedule following "—Change of Control Provisions Relating to PSU Awards and Performance Restricted Stock Awards" above, depending on their respective ages at December 31, 2009. Where performance was estimated, it was estimated at 30 percent payout for PSU awards and 100 percent payout for Performance Restricted Stock awards based upon historical payouts.

(3)
Welfare benefits figures reflect the estimated lump-sum present value of all future premiums which will be paid on behalf of or to the executives under our welfare benefit plans. These amounts, however, would not actually be paid as a cash lump sum upon a Change of Control and termination of employment.

(4)
Messrs. Lyons, Baxter, Sullivan and Birdsong are not retirement eligible. Therefore, no PSU or Performance Restricted Stock vesting is shown upon retirement for them.

Human Resources Committee Interlocks and Insider Participation

        The directors who served as members of Ameren's Human Resources Committee during 2009, Messrs. Johnson, Galvin, Saligman and Stokes, were not at any time during 2009 or at any other time an officer or employee of Ameren or its subsidiaries, including CIPS, and no member had any relationship with Ameren or its subsidiaries, including CIPS, requiring disclosure under applicable SEC rules.

        No executive officer of Ameren or its subsidiaries, including CIPS, has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the board of directors of Ameren or its subsidiaries, including CIPS or the Human Resources Committee during 2009.

WHERE YOU CAN FIND MORE INFORMATION

        This information statement/prospectus is a part of a registration statement on Form S-4 that we have filed with the SEC registering the Ameren Illinois preferred stock that may be issued pursuant to the merger agreement. This registration statement, including the annexes, exhibits and schedules, contains additional relevant information about each of CIPS, CILCO and Illinois Power and the Ameren Illinois preferred stock that, as permitted by the rules and regulations of the SEC, we have not included in this information statement/prospectus. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement, including any applicable information statement/prospectus supplement, for further information about us and these securities.

        Each of CIPS, CILCO and Illinois Power file annual, quarterly and current reports, information statements (with the exception of Illinois Power) and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room
100 F Street N.E.
Washington, D.C. 20549

        You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site that contains reports, proxy statements, information statements and other information about issuers, like CIPS, that file electronically with the SEC. The address of that web site is www.sec.gov.

VALIDITY OF SECURITIES

        The validity of the Ameren Illinois preferred stock offered by this information statement/prospectus will be passed upon by Craig W. Stensland, Associate General Counsel of Ameren Services.

EXPERTS

        The financial statements of Central Illinois Public Service Company, Central Illinois Light Company and Illinois Power Company as of December 31, 2008 and 2009, and for each of the three years in the period ended December 31, 2009, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MISCELLANEOUS

        No person has been authorized to give any information or make any representation on behalf of CIPS, CILCO or Illinois Power not contained in this information statement/prospectus. If given or made, such information or representation must not be relied upon as having been authorized. The information contained in this information statement/prospectus is accurate only as of the date of this information statement/prospectus.

        If you live in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this document, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this document does not extend to you.

INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
OF
CIPS, CILCO AND ILLINOIS POWER

Controls and Procedures

        Each of CIPS, CILCO and Illinois Power was required to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and related SEC regulations as to management's assessment of internal control over financial reporting for the 2009 fiscal year.

        Evaluation of Disclosure Controls and Procedures.    As of December 31, 2009, evaluations were performed under the supervision and with the participation of management, including the principal executive officer and principal financial officer of each of CIPS, CILCO and Illinois Power, of the effectiveness of the design and operation of such registrant's disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act). Based upon those evaluations, the principal executive officer and principal financial officer of each of CIPS, CILCO and Illinois Power concluded that such disclosure controls and procedures are effective to provide assurance that information required to be disclosed in such registrant's reports filed or submitted under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC's rules and forms and such information is accumulated and communicated to its management, including its principal executive and principal financial officers, to allow timely decisions regarding required disclosure.

        Management's Report on Internal Control over Financial Reporting.    Management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f). Under the supervision and with the participation of management, including the principal executive officer and principal financial officer, an evaluation was conducted of the effectiveness of each of CIPS', CILCO's and Illinois Power's internal control over financial reporting based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. After making that evaluation, management concluded that each of CIPS', CILCO's and Illinois Power's internal control over financial reporting was effective as of December 31, 2009. Management's report for CIPS, CILCO and Illinois Power was not subject to attestation by the independent registered public accounting firm.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness into future periods are subject to the risk that controls might become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures might deteriorate.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of Central Illinois Public Service Company:

        In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Central Illinois Public Service Company at December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule appearing under Item 21(b) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP St. Louis, Missouri February 26, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of Central Illinois Light Company:

        In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Central Illinois Light Company and its subsidiaries at December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules appearing under Item 21(b) present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP St. Louis, Missouri February 26, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of Illinois Power Company:

        In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Illinois Power Company and its subsidiary at December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule appearing under Item 21(b) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP St. Louis, Missouri February 26, 2010

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

Statement of Income

(In millions)

	Year Ended December 31,
	2009	2008	2007
Operating Revenues:
Electric	$642	$720	$772
Gas	224	259	230
Other	3	3	3

Total operating revenues	869	982	1,005

Operating Expenses:
Purchased power	372	461	527
Gas purchased for resale	143	179	157
Other operations and maintenance	181	196	172
Depreciation and amortization	68	67	66
Taxes other than income taxes	37	37	34

Total operating expenses	801	940	956

Operating Income	68	42	49
Other Income and Expenses:
Miscellaneous income	8	11	17
Miscellaneous expense	(2)	(3)	(3)

Total other income	6	8	14

Interest Charges	29	30	37

Income Before Income Taxes	45	20	26
Income Taxes	16	5	9

Net Income	29	15	17
Preferred Stock Dividends	3	3	3

Net Income Available to Common Stockholder	$26	$12	$14

The accompanying notes as they relate to CIPS are an integral part of these financial statements.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

Balance Sheet

(In millions)

	December 31,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$28	$-
Accounts receivable—trade (less allowance for doubtful accounts of $5 and $6, respectively)	53	82
Accounts receivable—affiliates	12	4
Unbilled revenue	52	74
Miscellaneous accounts and notes receivable	14	1
Current portion of intercompany note receivable—Genco	45	42
Current portion of intercompany tax receivable—Genco	9	9
Materials and supplies	47	70
Counterparty collateral asset	2	21
Current regulatory assets	59	32
Deferred taxes	18	5
Other current assets	3	2

Total current assets	342	342

Property and Plant, Net	1,268	1,212
Investments and Other Assets:
Intercompany note receivable—Genco	-	45
Intercompany tax receivable—Genco	82	93
Regulatory assets	248	195
Other assets	25	33

Total investments and other assets	355	366

TOTAL ASSETS	$1,965	$1,920

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Short-term debt	$-	$62
Borrowings from money pool	-	44
Accounts and wages payable	48	48
Accounts payable—affiliates	58	49
Taxes accrued	7	7
Customer deposits	21	16
Mark-to-market derivative liabilities	10	17
Mark-to-market derivative liabilities—affiliates	43	14
Environmental remediation	22	7
Other current liabilities	45	47

Total current liabilities	254	311

Long-term Debt, Net	421	421
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes	273	259
Accumulated deferred investment tax credits	7	9
Regulatory liabilities	242	234
Pension and other postretirement benefits	58	79
Other deferred credits and liabilities	136	78

Total deferred credits and other liabilities	716	659

Commitments and Contingencies (Notes 2, 12 and 13)
Stockholders' Equity:
Common stock, no par value, 45.0 shares authorized—25.5 shares outstanding	-	-
Other paid-in capital	257	191
Preferred stock not subject to mandatory redemption	50	50
Retained earnings	267	288

Total stockholders' equity	574	529

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,965	$1,920

The accompanying notes as they relate to CIPS are an integral part of these financial statements.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

Statement of Cash Flows

(In millions)

	Year Ended December 31,
	2009	2008	2007
Cash Flows From Operating Activities:
Net income	$29	$15	$17
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68	67	66
Amortization of debt issuance costs and premium/discounts	2	1	1
Deferred income taxes and investment tax credits, net	(5)	(2)	(27)
Changes in assets and liabilities:
Receivables	41	(5)	(12)
Materials and supplies	23	(4)	5
Accounts and wages payable	15	14	(48)
Taxes accrued	-	(1)	(2)
Assets, other	19	(5)	14
Liabilities, other	(1)	21	(3)
Pension and other postretirement benefits	-	-	3

Net cash provided by operating activities	191	101	14

Cash Flows From Investing Activities:
Capital expenditures	(110)	(96)	(79)
Proceeds from intercompany note receivable—Genco	42	39	37

Net cash used in investing activities	(68)	(57)	(42)

Cash Flows From Financing Activities:
Dividends on common stock	(47)	-	(40)
Dividends on preferred stock	(3)	(3)	(3)
Capital issuance costs	(3)	-	-
Short-term debt, net	(62)	(63)	90
Money pool borrowings, net	(44)	44	-
Redemptions, repurchases, and maturities of long-term debt	-	(50)	-
Capital contribution from parent	66	-	1
Other	(2)	2	-

Net cash provided by (used in) financing activities	(95)	(70)	48

Net change in cash and cash equivalents	28	(26)	20
Cash and cash equivalents at beginning of year	-	26	6

Cash and cash equivalents at end of year	$28	$-	$26

Cash Paid (Refunded) During the Year:
Interest	$27	$32	$36
Income taxes, net	24	(21)	44

The accompanying notes as they relate to CIPS are an integral part of these financial statements.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

Statement of Stockholders' Equity

(In millions)

	Year Ended December 31,
	2009	2008	2007
Common Stock	$-	$-	$-
Other Paid-in Capital:
Beginning of year	191	191	190
Capital contribution from parent	66	-	1

Other paid-in capital, end of year	257	191	191

Preferred Stock Not Subject to Mandatory Redemption	50	50	50
Retained Earnings:
Beginning of year	288	276	302
Net income	29	15	17
Common stock dividends	(47)	-	(40)
Preferred stock dividends	(3)	(3)	(3)

Retained earnings, end of year	267	288	276

Accumulated Other Comprehensive Income:
Beginning of year	-	-	1
Change in derivative financial instruments	-	-	(1)

Accumulated other comprehensive income, end of year	-	-	-

Total Stockholders' Equity	$574	$529	$517

Comprehensive Income, Net of Taxes:
Net income	$29	$15	$17
Reclassification adjustments for (gains) included in net income, net of income taxes of $—, $—, and $1, respectively	-	-	(1)

Total Comprehensive Income, Net of Taxes	$29	$15	$16

The accompanying notes as they relate to CIPS are an integral part of these financial statements.

CENTRAL ILLINOIS LIGHT COMPANY

Consolidated Statement of Income

(In millions)

	Year Ended December 31,
	2009	2008	2007
Operating Revenues:
Electric	$729	$771	$681
Gas	277	375	329
Support services—affiliates	70	-	-
Other	6	1	1

Total operating revenues	1,082	1,147	1,011

Operating Expenses:
Fuel	115	121	71
Purchased power	169	291	280
Gas purchased for resale	189	284	237
Other operations and maintenance	260	217	184
Depreciation and amortization	70	77	73
Taxes other than income taxes	27	25	23

Total operating expenses	830	1,015	868

Operating Income	252	132	143
Other Income and Expenses:
Miscellaneous income	1	2	5
Miscellaneous expense	(5)	(5)	(6)

Total other expenses	(4)	(3)	(1)

Interest Charges	41	21	27

Income Before Income Taxes	207	108	115
Income Taxes	72	39	39

Net Income	135	69	76
Preferred Stock Dividends	1	1	2

Net Income Available to Common Stockholder	$134	$68	$74

The accompanying notes as they relate to CILCO are an integral part of these consolidated financial statements.

CENTRAL ILLINOIS LIGHT COMPANY

Consolidated Balance Sheet

(In millions)

	December 31,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$88	$-
Accounts receivable—trade (less allowance for doubtful accounts of $3 and $3, respectively)	39	62
Accounts receivable—affiliates	68	51
Unbilled revenue	43	65
Miscellaneous accounts and notes receivable	16	-
Materials and supplies	107	131
Current regulatory assets	29	24
Other current assets	18	35

Total current assets	408	368

Property and Plant, Net	1,789	1,734
Investments and Other Assets:
Intangible assets	1	1
Regulatory assets	162	171
Other assets	22	22

Total investments and other assets	185	194

TOTAL ASSETS	$2,382	$2,296

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Short-term debt	$-	$236
Borrowings from money pool	-	98
Intercompany note payable—Ameren	288	-
Accounts and wages payable	62	117
Accounts payable—affiliates	50	83
Taxes accrued	5	8
Mark-to-market derivative liabilities	10	21
Mark-to-market derivative liabilities—affiliates	19	7
Other current liabilities	72	62

Total current liabilities	506	632

Long-term Debt, Net	279	279
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	214	171
Accumulated deferred investment tax credits	4	5
Regulatory liabilities	209	206
Pension and other postretirement benefits	193	216
Asset retirement obligations	34	28
Other deferred credits and liabilities	88	75

Total deferred credits and other liabilities	742	701

Commitments and Contingencies (Notes 2, 12 and 13) Stockholders' Equity:
Common stock, no par value, 20.0 shares authorized—13.6 shares outstanding	-	-
Other paid-in capital	480	429
Preferred stock not subject to mandatory redemption	19	19
Retained earnings	354	240
Accumulated other comprehensive loss	2	(4)

Total stockholders' equity	855	684

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,382	$2,296

The accompanying notes as they relate to CILCO are an integral part of these consolidated financial statements.

CENTRAL ILLINOIS LIGHT COMPANY

Consolidated Statement of Cash Flows

(In millions)

	Year Ended December 31,
	2009	2008	2007
Cash Flows From Operating Activities:
Net income	$135	$69	$76
Adjustments to reconcile net income to net cash provided by operating activities:
Net mark-to-market (gain) loss on derivatives	(10)	9	-
Depreciation and amortization	72	77	74
Amortization of debt issuance costs and premium/discounts	3	1	1
Deferred income taxes and investment tax credits, net	40	15	(1)
Loss on asset impairment	1	12	-
Changes in assets and liabilities:
Receivables	9	(17)	(32)
Materials and supplies	24	(21)	(17)
Accounts and wages payable	(38)	65	(6)
Taxes accrued	(3)	5	(2)
Assets, other	21	(7)	(7)
Liabilities, other	-	10	(13)
Pension and postretirement benefits	9	(11)	1

Net cash provided by operating activities	263	207	74

Cash Flows From Investing Activities:
Capital expenditures	(154)	(319)	(254)
Money pool advances, net	-	-	42
Purchases of emission allowances	(1)	-	-
Other	2	2	-

Net cash used in investing activities	(153)	(317)	(212)

Cash Flows From Financing Activities:
Dividends on common stock	(20)	-	-
Dividends on preferred stock	(1)	(1)	(2)
Capital issuance costs	(7)	(1)	-
Short-term debt, net	(236)	(109)	180
Intercompany note payable—Ameren, net	288	-	-
Money pool borrowings, net	(98)	98	-
Redemptions, repurchases, and maturities of:
Long-term debt	-	(19)	(50)
Preferred stock	-	(16)	(1)
Issuances of long-term debt	-	150	-
Capital contribution from parent	51	-	14
Other	1	2	-

Net cash provided by (used in) financing activities	(22)	104	141

Net change in cash and cash equivalents	88	(6)	3
Cash and cash equivalents at beginning of year	-	6	3

Cash and cash equivalents at end of year	$88	$-	$6

Cash Paid (Refunded) During the Year:
Interest (net of $1, $8, and $8 capitalized, respectively)	$37	$24	$30
Income taxes, net	82	(15)	35

The accompanying notes as they relate to CILCO are an integral part of these consolidated financial statements.

CENTRAL ILLINOIS LIGHT COMPANY

Consolidated Statement of Stockholders' Equity

(In millions)

	December 31,
	2009	2008	2007
Common Stock	$-	$-	$-
Other Paid-in Capital:
Beginning of year	429	429	415
Capital contribution from parent	51	-	14

Other paid-in capital, end of year	480	429	429

Preferred Stock Not Subject to Mandatory Redemption	19	19	19
Retained Earnings:
Beginning of year	240	172	99
Net income	135	69	76
Common stock dividends	(20)	-	-
Preferred stock dividends	(1)	(1)	(2)
Adjustment to adopt new accounting standard	-	-	(1)

Retained earnings, end of year	354	240	172

Accumulated Other Comprehensive Income (Loss):
Derivative financial instruments, beginning of year	-	1	4
Change in derivative financial instruments	-	(1)	(3)

Derivative financial instruments, end of year	-	-	1
Deferred retirement benefit costs, beginning of year	(4)	1	(2)
Change in deferred retirement benefit costs	6	(5)	3

Deferred retirement benefit costs, end of year	2	(4)	1

Total accumulated other comprehensive income (loss), end of year	2	(4)	2

Total Stockholders' Equity	$855	$684	$622

Comprehensive Income, Net of Taxes:
Net income	$135	$69	$76
Unrealized net (loss) on derivative hedging instruments, net of income taxes (benefit) of $—, $—, and $(1), respectively	-	-	(1)
Reclassification adjustments for derivative (gains) included in net income, net of income taxes of $—, $1, and $1, respectively	-	(1)	(2)
Pension and other postretirement activity, net of income taxes (benefit) of $4, $(4), and $2, respectively	6	(5)	3

Total Comprehensive Income, Net of Taxes	$141	$63	$76

The accompanying notes as they relate to CILCO are an integral part of these consolidated financial statements.

ILLINOIS POWER COMPANY

Consolidated Statement of Income

(In millions)

	Year Ended December 31,
	2009	2008	2007
Operating Revenues:
Electric	$992	$1,071	$1,104
Gas	501	620	540
Other	11	5	2

Total operating revenues	1,504	1,696	1,646

Operating Expenses:
Purchased power	509	654	714
Gas purchased for resale	310	452	390
Other operations and maintenance	275	318	271
Depreciation and amortization	99	85	80
Amortization of regulatory assets	17	17	16
Taxes other than income taxes	64	67	66

Total operating expenses	1,274	1,593	1,537

Operating Income	230	103	109
Other Income and Expenses:
Miscellaneous income	3	11	14
Miscellaneous expense	(3)	(5)	(5)

Total other income	-	6	9

Interest Charges	98	99	77

Income Before Income Taxes	132	10	41
Income Taxes	53	5	15

Net Income	79	5	26
Preferred Stock Dividends	2	2	2

Net Income Available to Common Stockholder	$77	$3	$24

The accompanying notes as they relate to Illinois Power are an integral part of these consolidated financial statements.

ILLINOIS POWER COMPANY

Consolidated Balance Sheet

(In millions)

	December 31,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$190	$50
Accounts receivable—trade (less allowance for doubtful accounts of $9 and $12, respectively)	107	156
Accounts receivable—affiliates	49	23
Unbilled revenue	94	133
Miscellaneous accounts and notes receivable	23	-
Advances to money pool	-	44
Materials and supplies	112	144
Counterparty collateral	5	35
Current regulatory assets	86	58
Other current assets	21	20

Total current assets	687	663

Property and Plant, Net	2,450	2,329
Investments and Other Assets:
Goodwill	214	214
Regulatory assets	540	517
Other assets	51	47

Total investments and other assets	805	778

TOTAL ASSETS	$3,942	$3,770

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$-	$250
Accounts and wages payable	98	94
Accounts payable—affiliates	117	105
Taxes accrued	6	8
Customer deposits	46	50
Mark-to-market derivative liabilities	20	36
Mark-to-market derivative liabilities—affiliates	65	20
Environmental remediation	59	18
Current regulatory liabilities	24	23
Other current liabilities	70	48

Total current liabilities	505	652

Long-term Debt, Net	1,147	1,150
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	232	176
Regulatory liabilities	88	76
Pension and other postretirement benefits	238	314
Other deferred credits and liabilities	281	151

Total deferred credits and other liabilities	839	717

Commitments and Contingencies (Notes 2, 12 and 13)
Stockholders' Equity:
Common stock, no par value, 100.0 shares authorized—23.0 shares outstanding	-	-
Other paid-in-capital	1,349	1,194
Preferred stock not subject to mandatory redemption	46	46
Retained earnings	53	7
Accumulated other comprehensive income	3	4

Total stockholders' equity	1,451	1,251

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,942	$3,770

The accompanying notes as they relate to Illinois Power are an integral part of these consolidated financial statements.

ILLINOIS POWER COMPANY

Consolidated Statement of Cash Flows

(In millions)

	Year Ended December 31,
	2009	2008	2007
Cash Flows From Operating Activities:
Net income	$79	$5	$26
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	113	93	105
Amortization of debt issuance costs and premium/discounts	6	9	8
Deferred income taxes	54	26	4
Other	(2)	-	(1)
Changes in assets and liabilities:
Receivables	14	(26)	(51)
Materials and supplies	33	(10)	(12)
Accounts and wages payable	75	70	(38)
Taxes accrued	(2)	1	-
Assets, other	28	(8)	(27)
Liabilities, other	11	23	21
Pension and other postretirement benefits	-	(5)	(5)

Net cash provided by operating activities	409	178	30

Cash Flows From Investing Activities:
Capital expenditures	(186)	(186)	(178)
Advances to AITC for construction	(47)	(13)	(6)
Money pool advances, net	44	(44)	-
Other	-	(3)	(2)

Net cash used in investing activities	(189)	(246)	(186)

Cash Flows From Financing Activities:
Dividends on common stock	(31)	(60)	(61)
Dividends on preferred stock	(2)	(2)	(2)
Capital issuance costs	(7)	(5)	(2)
Short-term debt, net	-	(175)	100
Money pool borrowings, net	-	-	(43)
Redemptions, repurchases, and maturities of long-term debt	(250)	(337)	-
Issuance of long-term debt	-	730	250
Capital contribution from parent	155	-	-
Illinois Power SPT maturities	-	(54)	(87)
Generator advances received for construction, net	55	15	4
Overfunding of Transitional Funding Trust Notes issued by Illinois Power SPT	-	-	3

Net cash provided by (used in) financing activities	(80)	112	162

Net change in cash and cash equivalents	140	44	6
Cash and cash equivalents at beginning of year	50	6	-

Cash and cash equivalents at end of year	$190	$50	$6

Cash Paid (Refunded) During the Year:
Interest (net of $2, $1, and $1 capitalized, respectively)	$96	$75	$65
Income taxes, net	22	(43)	18
Noncash investing activity—asset transfer from AITC	26	-	-

The accompanying notes as they relate to Illinois Power are an integral part of these consolidated financial statements.

ILLINOIS POWER COMPANY

Consolidated Statement of Stockholders' Equity

(In millions)

	December 31,
	2009	2008	2007
Common Stock	$-	$-	$-
Other Paid-in Capital:
Beginning of year	1,194	1,194	1,194
Capital contribution from parent	155	-	-

Other paid-in capital, end of year	1,349	1,194	1,194

Preferred Stock Not Subject to Mandatory Redemption	46	46	46
Retained Earnings:
Beginning of year	7	64	101
Net income	79	5	26
Common stock dividends	(31)	(60)	(61)
Preferred stock dividends	(2)	(2)	(2)

Retained earnings, end of year	53	7	64

Accumulated Other Comprehensive Income:
Beginning of year	4	4	5
Change in deferred retirement benefit costs	(1)	-	(1)

Total accumulated other comprehensive income, end of year	3	4	4

Total Stockholders' Equity	$1,451	$1,251	$1,308

Comprehensive Income, Net of Taxes:
Net income	$79	$5	$26
Pension and other postretirement activity, net of income taxes of $—, $—, and $—, respectively	(1)	-	(1)

Total Comprehensive Income, Net of Taxes	$78	$5	$25

The accompanying notes as they relate to Illinois Power are an integral part of these consolidated financial statements.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS

(Audited)

December 31, 2009

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

        Central Illinois Public Service Company ("CIPS"), Central Illinois Light Company ("CILCO") and Illinois Power Company ("Illinois Power") are wholly-owned subsidiaries of Ameren Corporation ("Ameren"). Ameren, headquartered in St. Louis, Missouri, is a public utility holding company under the Public Utility Holding Company Act of 2005, administered by the Federal Energy Regulatory Commission ("FERC"). Ameren's primary assets are the common stock of its subsidiaries. Ameren's subsidiaries are separate, independent legal entities with separate businesses, assets and liabilities. Ameren's subsidiaries operate, as the case may be, rate-regulated electric generation, transmission and distribution businesses, rate-regulated natural gas transmission and distribution businesses, and merchant electric generation businesses in Missouri and Illinois. A description of CIPS, CILCO and Illinois Power, each of which operates in Illinois, are provided below.

  •
  CIPS, or Central Illinois Public Service Company, also known as AmerenCIPS, operates a rate-regulated electric and natural gas transmission and distribution business in Illinois. CIPS was incorporated in Illinois in 1923 and is successor to a number of companies, the oldest of which was organized in 1902. It supplies electric and natural gas utility service to portions of central, west central and southern Illinois having an estimated population of 1.1 million in an area of 20,500 square miles. CIPS supplies electric service to 383,000 customers and natural gas service to 182,000 customers.

  •
  CILCO, or Central Illinois Light Company, also known as AmerenCILCO, operates a rate-regulated electric transmission and distribution business, a merchant electric generation business (through its subsidiary AmerenEnergy Resources Generating Company ("AERG")) and a rate-regulated natural gas transmission and distribution business, all in Illinois. CILCO was incorporated in Illinois in 1913. It supplies electric and natural gas utility service to portions of central and east central Illinois in areas of 3,700 and 4,500 square miles, respectively, with an estimated population of 0.6 million. CILCO supplies electric service to 211,000 customers and natural gas service to 214,000 customers. AERG, a wholly owned subsidiary of CILCO and part of Ameren's Merchant Generation business segment, is expected to have capacity of 1,125 megawatts ("MW") from its coal-fired electric generating facilities at the time of the 2010 peak summer electrical demand.

  •
  Illinois Power, or Illinois Power Company, also known as AmerenIP, operates a rate-regulated electric and natural gas transmission and distribution business in Illinois. Illinois Power was incorporated in 1923 in Illinois. It supplies electric and natural gas utility service to portions of central, east central, and southern Illinois, serving a population of 1.5 million in an area of 15,000 square miles, contiguous to our other service territories. Illinois Power supplies electric service to 617,000 customers and natural gas service to 417,000 customers, including most of the Illinois portion of the Greater St. Louis area.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The financial statements of CILCO are prepared on a consolidated basis. CIPS has no subsidiaries and therefore is not consolidated. Illinois Power had a subsidiary in 2007 (Illinois Gas Supply Company) that was dissolved at December 31, 2007. Accordingly, Illinois Power's financial statements are prepared on a consolidated basis for 2007 only. All significant intercompany transactions have been eliminated. All tabular dollar amounts are in millions, unless otherwise indicated. The term "Ameren Illinois Utilities" is used throughout these notes to the financial statements to reference CIPS, Illinois Power, and the rate-regulated electric and natural gas utility operations of CILCO.

        Our accounting policies conform to generally accepted accounting principles ("GAAP"). Our financial statements reflect all adjustments (which include normal, recurring adjustments) that are necessary, in our opinion, for a fair presentation of our results. The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions. Such estimates and assumptions affect reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the dates of financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

Regulation

        CIPS, CILCO and Illinois Power are regulated by the Illinois Commerce Commission ("ICC") and FERC. In accordance with authoritative accounting guidance regarding accounting for the effects of certain types of regulation, CIPS, CILCO and Illinois Power defer certain costs as assets pursuant to actions of our rate regulators or the expected ability to recover such costs in rates charged to customers. CIPS, CILCO and Illinois Power also defer certain amounts as liabilities pursuant to actions of regulators or the expectation that such amounts will be returned to customers in future rates. Regulatory assets and liabilities are amortized consistent with the period of expected regulatory treatment. See Note 2—Rate and Regulatory Matters for additional information on regulatory assets and liabilities. Assets are also recorded as construction work in progress and property and plant, net. See Note 3—Property and Plant, Net.

Cash and Cash Equivalents

        Cash and cash equivalents include cash on hand and temporary investments purchased with an original maturity of three months or less.

Allowance for Doubtful Accounts Receivable

        The allowance for doubtful accounts represents our best estimate of existing accounts receivable that will ultimately be uncollectible. The allowance is calculated by applying estimated write-off factors to various classes of outstanding receivables, including unbilled revenue. The write-off factors used to estimate uncollectible accounts are based upon consideration of both historical collections experience and management's best estimate of future collections success given the existing and anticipated future

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

collections environment. See Note 2—Rate and Regulatory Matters for additional information regarding regulatory recovery of uncollectible accounts receivable by the Ameren Illinois Utilities.

Materials and Supplies

        Materials and supplies are recorded at the lower of cost or market. Cost is determined using the average-cost method. Materials and supplies are capitalized as inventory when purchased and then expensed or capitalized as plant assets when installed, as appropriate. The following table presents a breakdown of materials and supplies for each of CIPS, CILCO and Illinois Power at December 31, 2009 and 2008:

	CIPS	CILCO	Illinois Power
2009:
Fuel(a)	$-	$38	$-
Gas stored underground	32	45	84
Other materials and supplies	15	24	28

	$47	$107	$112

2008:
Fuel(a)	$-	$32	$-
Gas stored underground	54	75	117
Other materials and supplies	16	24	27

	$70	$131	$144

(a)
Consists of coal.

Property and Plant

        We capitalize the cost of additions to and betterments of units of property and plant. The cost includes labor, material, applicable taxes and overhead. An allowance for funds used during construction, as discussed specifically below, is also capitalized as a cost of our rate-regulated assets. Interest during construction is capitalized as a cost of merchant generation assets. Maintenance expenditures are expensed as incurred. When units of depreciable property are retired, the original costs, less salvage values, are charged to accumulated depreciation. Asset removal costs incurred by our merchant generation operations that do not constitute legal obligations are expensed as incurred. Asset removal costs accrued by our rate-regulated operations that do not constitute legal obligations are classified as a regulatory liability. See Asset Retirement Obligations below and Note 3—Property and Plant, Net, for additional information.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Depreciation

        Depreciation is provided over the estimated lives of the various classes of depreciable property by applying composite rates on a straight-line basis to the cost basis of such property. The provision for depreciation for CIPS, CILCO, and Illinois Power in 2009, 2008 and 2007 generally ranged from 3% to 4% of the average depreciable cost.

Allowance for Funds Used During Construction

        In our rate-regulated operations, we capitalize the allowance for funds used during construction, or the cost of borrowed funds and the cost of equity funds (preferred and common stockholders' equity) applicable to rate-regulated construction expenditures, as is the utility industry accounting practice. Allowance for funds used during construction does not represent a current source of cash funds. This accounting practice offsets the effect on earnings of the cost of financing current construction, and it treats such financing costs in the same manner as construction charges for labor and materials.

        Under accepted ratemaking practice, cash recovery of allowance for funds used during construction and other construction costs occurs when completed projects are placed in service and reflected in customer rates. The following table presents the annual allowance for funds used during construction rates that were utilized during 2009, 2008, and 2007:

	2009	2008	2007
CIPS	$6	$1	$6
CILCO	10	1	7
Illinois Power	9	5	6

Goodwill and Intangible Assets

        Goodwill.    Goodwill represents the excess of the purchase price of an acquisition over the fair value of the net assets acquired. Illinois Power's goodwill relates to Ameren's acquisition of Illinois Power in 2004. See Note 14—Goodwill for additional information.

        Intangible Assets.    We evaluate intangible assets for impairment if events or changes in circumstances indicate that their carrying amount might be impaired. CILCO's intangible assets at December 31, 2009 and 2008, consisted of emission allowances. See also Note 13—Commitments and Contingencies for additional information on emission allowances.

        The following table presents the sulfur dioxide ("SO2") and nitrogen oxide ("NOX") emission allowances held and the related aggregate SO2 and NOX emission allowance book values that were carried as intangible assets as of December 31, 2009. Emission allowances consist of various individual

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

emission allowance certificates and do not expire. Emission allowances are charged to fuel expense as they are used in operations.

SO2 and NOx in tons	SO2(a)	NOx(b)	Book Value(c)
CILCO (AERG)	354,000	210	$1

(a)
Vintages are from 2009 to 2019. CILCO (AERG) possesses additional allowances for use in periods beyond 2019.

(b)
Vintage is 2009.

(c)
The book value represents SO2 and NOx emission allowances for use in periods through 2039. The book value at December 31, 2008, for CILCO (AERG) was $1 million.

        The following table presents amortization expense recorded in connection with the usage of emission allowances, net of gains from emission allowance sales, for CILCO (AERG) during the years ended December 31, 2009, 2008, and 2007:

	2009	2008			2007
CILCO (AERG)	$2	$	(a	)	$1

(a)
Less than $1 million.

Impairment of Long-lived Assets

        We evaluate long-lived assets classified as held and used for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Whether impairment has occurred is determined by comparing the estimated undiscounted cash flows attributable to the assets with the carrying value of the assets. If the carrying value exceeds the undiscounted cash flows, we recognize an impairment charge equal to the carrying value of the assets in excess of estimated fair value. In the period in which we determine an asset meets the held for sale criteria, we record an impairment charge to the extent the book value exceeds its fair value less cost to sell. In 2009, CILCO recorded an asset impairment charge of $1 million to adjust the carrying value of CILCO's (AERG's) Indian Trails generation facility's estimated fair value as of December 31, 2009. This charge was based on the net proceeds generated from the sale of the facility in January 2010.

        In 2008, an asset impairment charge was recorded to adjust the carrying value of CILCO's (AERG's) Indian Trails generation facility to its estimated fair value as of December 31, 2008. CILCO recorded an asset impairment charge of $12 million related to the Indian Trails generation facility as a result of the suspension of operations by the facility's only customer.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The 2009 and 2008 asset impairment charges were recorded in Operating Expenses—Other Operations and Maintenance Expenses in the applicable statements of income and were included in Merchant Generation business segment results.

Environmental Costs

        Liabilities for environmental costs are recorded on an undiscounted basis when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Estimated environmental expenditures are regularly reviewed and updated. Costs are expensed or deferred as a regulatory asset when it is expected that the costs will be recovered from customers in future rates. If environmental expenditures are related to facilities currently in use, such as pollution control equipment, the cost is capitalized and depreciated over the expected life of the asset.

Unamortized Debt Discount, Premium, and Expense

        Discount, premium, and expense associated with long-term debt are amortized over the lives of the related issues.

Revenue

        CIPS, CILCO and Illinois Power record operating revenue for electric or natural gas service when it is delivered to customers. We accrue an estimate of electric and natural gas revenues for service rendered but unbilled at the end of each accounting period.

Purchased Gas and Power Rate-adjustment Mechanisms

        CIPS, CILCO and Illinois Power have various rate-adjustment mechanisms in place that provide for the recovery of purchased natural gas and purchased power costs.

        In CIPS', CILCO's, and Illinois Power's retail natural gas utility jurisdictions, changes in natural gas costs are generally reflected in billings to their natural gas utility customers through clauses in purchased-gas-adjustment tariffs ("PGAs"). The difference between actual natural gas costs and costs billed to customers in a given period are deferred and included in Current Regulatory Assets or Current Regulatory Liabilities on the balance sheet of CIPS, CILCO and Illinois Power. The deferred amounts are either billed or refunded to natural gas utility customers in a subsequent period.

        In CIPS', CILCO's, and Illinois Power's retail electric utility jurisdictions, changes in purchased power costs are generally reflected in billings to their electric utility customers through pass-through rate-adjustment clauses. The difference between actual purchased power costs and costs billed to customers in a given period are deferred and included in Current Regulatory Assets or Current Regulatory Liabilities on the balance sheets of CIPS, CILCO and Illinois Power. The deferred amounts are either billed or refunded to electric utility customers in a subsequent period.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting for Midwest Independent Transmission System Operator, Inc. ("MISO") Transactions

        MISO-related purchase and sale transactions are recorded by CIPS, CILCO and Illinois Power using settlement information provided by MISO. These purchase and sale transactions are accounted for on a net hourly position. We record net purchases in a single hour in Operating Expenses—Purchased Power and net sales in a single hour in Operating Revenues—Electric in our statements of income. On occasion, prior period transactions will be resettled outside the routine settlement process because of a change in MISO's tariff or a material interpretation thereof. In these cases, CIPS, CILCO and Illinois Power recognize expenses associated with resettlements once the resettlement is probable and the resettlement amount can be estimated. CIPS, CILCO and Illinois Power recognize revenues associated with resettlements in accordance with authoritative guidance on revenue recognition.

Excise Taxes

        Excise taxes imposed on us are reflected on Illinois natural gas customer bills. They are recorded gross in Operating Revenues and Operating Expenses—Taxes Other Than Income Taxes on the statement of income. Excise taxes reflected on Illinois electric customer bills are imposed on the consumer and are therefore not included in revenues and expenses. They are recorded as tax collections payable and included in Taxes Accrued on the balance sheet. The following table presents excise taxes recorded in Operating Revenues and Operating Expenses—Taxes Other than Income Taxes for the years ended 2009, 2008 and 2007:

	2009	2008	2007
CIPS	$15	$16	$15
CILCO	11	13	11
Illinois Power	30	34	30

Income Taxes

        We use an asset and liability approach for the financial accounting and reporting of income taxes, in accordance with authoritative accounting guidance. Deferred tax assets and liabilities are recognized for transactions that are treated differently for financial reporting and income tax return purposes. These deferred tax assets and liabilities are calculated based on statutory tax rates.

        We recognize that regulators will probably reduce future revenues for deferred tax liabilities initially recorded at rates in excess of the current statutory rate. Therefore, reductions in the deferred tax liability, which were recorded because of decreases in the statutory rate, were credited to a regulatory liability. A regulatory asset has been established to recognize the probable future recovery in rates of future income taxes resulting principally from the reversal of allowance for funds used during construction, that is, equity and temporary differences related to property and plant acquired before

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

1976 that were unrecognized temporary differences prior to the adoption of the authoritative accounting provisions for income taxes.

        Investment tax credits used on tax returns for prior years have been deferred for book purposes; the credits are being amortized over the useful lives of the related investment. Deferred income taxes were recorded on the temporary difference represented by the deferred investment tax credits and a corresponding regulatory liability. This recognizes the expected reduction in rate revenue for future lower income taxes associated with the amortization of the investment tax credits. See Note 11—Income Taxes.

        CIPS, CILCO, Illinois Power and other Ameren subsidiaries are parties to a tax sharing agreement with Ameren that provides for the allocation of consolidated tax liabilities. The tax sharing agreement provides that each party is allocated an amount of tax similar to that which would be owed had the party been separately subject to tax. Any net benefit attributable to the parent is reallocated to other members. That allocation is treated as a contribution of capital to the party receiving the benefit.

Accounting Changes and Other Matters

        The following is a summary of recently adopted authoritative accounting guidance as well as guidance issued but not yet adopted that could impact CIPS, CILCO and Illinois Power.

Disclosures About Derivative Instruments and Hedging Activities

        In March 2008, the Financial Accounting Standards Board (the "FASB") issued amended authoritative guidance that requires entities to provide greater transparency in interim and annual financial statements about how and why the entity uses derivative instruments, how the instruments and related hedged items are accounted for, and how the instruments and related hedged items affect the financial position, results of operations, and cash flows of the entity. This guidance requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. The adoption of this guidance, effective for us in the first quarter of 2009, did not have a material impact on our results of operations, financial position, or liquidity because it required enhanced disclosure only. See Note 7—Derivative Financial Instruments for additional information.

Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly

        In April 2009, the FASB issued additional authoritative guidance regarding the factors that should be considered in estimating fair value when there has been a significant decrease in market activity for an asset or liability. The guidance, which applies to all fair value measurements, does not change the

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

objective of a fair value measurement. The adoption of this guidance, effective for us as of June 30, 2009, did not have a material impact on our results of operations, financial position, or liquidity.

Recognition and Presentation of Other-Than-Temporary Impairments

        In April 2009, the FASB issued authoritative guidance that established a new method of recognizing and reporting other-than-temporary impairments of debt securities. It contains additional annual and interim disclosure requirements related to debt and equity securities. Under the new guidance, an impairment of debt securities is other-than-temporary if (1) the entity intends to sell the security, (2) it is more likely than not that the entity will be required to sell the security before recovery of its amortized cost basis, or (3) the entity does not expect to recover the security's entire amortized cost basis. The adoption of this guidance, effective for us as of June 30, 2009, did not have a material impact on our results of operations, financial position, or liquidity.

Subsequent Events

        In May 2009, the FASB issued authoritative guidance that established general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The adoption of this guidance, effective for us as of June 30, 2009, did not have a material impact on our results of operations, financial position, or liquidity. In February 2010, the FASB issued amended guidance, which was effective upon issuance. The adoption of the amended guidance did not have a material impact on our results of operations, financial position, or liquidity.

The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles

        In June 2009, the FASB issued the FASB Accounting Standards Codification (the "Codification"), which is the primary source of authoritative GAAP to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (the "SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification modifies the hierarchy of GAAP to include only two levels: authoritative and nonauthoritative. The Codification supersedes all non-SEC accounting and reporting standards. The adoption of the Codification, effective for us as of July 1, 2009, did not affect our results of operations, financial position, or liquidity.

Variable-Interest Entities

        In June 2009, the FASB issued amended authoritative guidance that significantly changes the consolidation rules for variable-interest entities ("VIEs"). The guidance requires an enterprise to qualitatively assess the determination of the primary beneficiary of a VIE based on whether the entity

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(1) has the power to direct matters that most significantly affect the activities of the VIE and (2) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. Further, the guidance requires an ongoing reconsideration of the primary beneficiary. It also amends the events that trigger a reassessment of whether an entity is a VIE. The adoption of this guidance, effective for us as of January 1, 2010, did not have a material impact on our results of operations, financial position, or liquidity.

Disclosures About Fair Value Measurements

        In January 2010, the FASB issued amended authoritative guidance regarding fair value measurements. This guidance requires disclosures regarding significant transfers into and out of Level 1 and Level 2 fair value measurements. It also requires information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair value measurements. Further, the FASB clarified guidance regarding the level of disaggregation, inputs, and valuation techniques. This guidance was effective for us in the first quarter of 2010, with the exception of guidance applicable to detailed Level 3 reconciliation disclosures, which will be effective for us in the first quarter of 2011. The adoption of this guidance will not have a material impact on our results of operations, financial position, or liquidity because it provides enhanced disclosure requirements only.

Asset Retirement Obligations

        Authoritative accounting guidance requires us to record the estimated fair value of legal obligations associated with the retirement of tangible long-lived assets in the period in which the liabilities are incurred and to capitalize a corresponding amount as part of the book value of the related long-lived asset. In subsequent periods, we are required to make adjustments to asset retirement obligations ("AROs") based on changes in the estimated fair values of the obligations. Corresponding increases in asset book values are depreciated over the remaining useful life of the related asset. Uncertainties as to the probability, timing, or amount of cash flows associated with AROs affect our estimates of fair value. CILCO has recorded AROs for retirement costs associated with asbestos removal, ash ponds, and river structures. In addition, CIPS and Illinois Power have recorded AROs for the disposal of certain transformers.

        Asset removal costs accrued by our rate-regulated operations that do not constitute legal obligations are classified as a regulatory liability. See Note 2—Rate and Regulatory Matters.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The following table provides a reconciliation of the beginning and ending carrying amount of AROs for the years 2009 and 2008:

	CIPS(a)		CILCO			Illinois Power(a)
Balance at December 31, 2007	$2			$28		$2
Liabilities settled	-			(2)		(b	)
Accretion in 2008(c)	(b	)		2		(b	)
Change in estimates	-			(b	)	-

Balance at December 31, 2008	$2			$28		$2

Liabilities incurred	$-		$	(b	)	$-
Liabilities settled	-			(b	)	-
Accretion in 2009(c)	(b	)		2		(b	)
Change in estimates(d)	(b	)		4		(b	)

Balance at December 31, 2009	$2			$34		$2

(a)
Balance included in Other Deferred Credits and Liabilities on the balance sheet.

(b)
Less than $1 million.

(c)
All accretion expense was recorded as an increase to regulatory assets, except for CILCO (AERG).

(d)
CILCO changed estimates for asbestos removal and retirement costs of its ash ponds.

Employee Separation and Other Charges

        In the third quarter of 2009, Ameren initiated a voluntary separation program that provided eligible management employees the opportunity to voluntarily terminate their employment and receive benefits consistent with Ameren's standard management severance program. This program was offered to eligible management employees at CIPS, CILCO and Illinois Power. Additionally, in November 2009, Ameren initiated an involuntary separation program to reduce additional management positions under terms and benefits consistent with Ameren's standard management severance program. CIPS, CILCO, and Illinois Power recorded a pretax charge to earnings of $1 million, $2 million, and $1 million, respectively, for the severance costs related to both the voluntary and involuntary separation programs. These charges were recorded in other operations and maintenance expense in the applicable statements of income. Substantially all of this amount was paid prior to December 31, 2009.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 2—RATE AND REGULATORY MATTERS

        Below is a summary of significant regulatory proceedings and related lawsuits. We are unable to predict the ultimate outcome of these matters, the timing of the final decisions of the various agencies and courts, or the impact on our results of operations, financial position, or liquidity.

Illinois

2008 Electric and Natural Gas Delivery Service Rate Order

        On September 24, 2008, the ICC issued a consolidated order approving a net increase in annual revenues for electric delivery service of $123 million in the aggregate (CIPS—$22 million increase, CILCO—$3 million decrease, and Illinois Power—$104 million increase) and a net increase in annual revenues for natural gas delivery service of $38 million in the aggregate (CIPS—$7 million increase, CILCO—$9 million decrease, and Illinois Power—$40 million increase), based on a 10.65% return on equity with respect to electric delivery service and a 10.68% return on equity with respect to natural gas delivery service. These rate changes were effective on October 1, 2008.

        In October 2008, CIPS, CILCO and Illinois Power and other parties requested that the ICC rehear certain aspects of its September 2008 consolidated order. In November 2008, the ICC denied all rate order rehearing requests filed by the Ameren Illinois Utilities and other parties. In December 2008, the Illinois attorney general appealed the rate order to the Appellate Court of Illinois, Fourth District, specifically, the ICC's affirmation of the recovery of a certain amount of fixed costs in the customer charge. In December 2009, the Appellate Court denied the Illinois attorney general's appeal and sustained the ICC rate order.

Pending Electric and Natural Gas Delivery Service Rate Cases

        In June 2009, CIPS, CILCO and Illinois Power filed requests with the ICC to increase their annual revenues for electric delivery service. The currently pending requests, as amended, seek to increase annual revenues from electric delivery service by $115 million in the aggregate (CIPS—$38 million, CILCO—$17 million, and Illinois Power—$60 million). Additionally, the Ameren Illinois Utilities requested moving more of the electric delivery costs into the monthly non-volumetric charge, similar to the natural gas delivery rate design change approved by the ICC in 2008. The electric rate increase requests were based on an 11.3% to 11.7% return on equity, a capital structure composed of 44% to 49% equity, an aggregate rate base for the Ameren Illinois Utilities of $2.3 billion, and a test year ended December 31, 2008, with certain known and measurable adjustments through May 2010.

        CIPS, CILCO and Illinois Power also filed requests with the ICC in June 2009 to increase their annual revenues for natural gas delivery service. The currently pending requests, as amended, seek to increase annual revenues for natural gas delivery service by $15 million in the aggregate (CIPS—$6 million, CILCO—$2 million, and Illinois Power—$7 million). The natural gas rate increase requests were based on a 10.8% to 11.2% return on equity, a capital structure composed of 44% to 49% equity,

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 2—RATE AND REGULATORY MATTERS (Continued)

an aggregate rate base for the Ameren Illinois Utilities of $1.0 billion, and a test year ended December 31, 2008, with certain known and measurable adjustments through May 2010.

        The ICC staff has responded to the filed requests by the Ameren Illinois Utilities. The ICC staff has recommended, as amended, a net increase in revenues for electric delivery service for the Ameren Illinois Utilities of $57 million in the aggregate (CIPS—$21 million increase, CILCO—$5 million increase, and Illinois Power—$31 million increase) and a net decrease in revenues for natural gas delivery service of $11 million in the aggregate (CILCO—$6 million decrease and Illinois Power—$5 million decrease). The ICC staff position was based on a 10.1% to 10.4% return on equity for electric delivery service and a 9.4% to 9.6% return on equity for natural gas delivery service. Other parties also made recommendations through testimony filed in the electric and natural gas delivery service rate cases.

        In February 2010, administrative law judges issued a consolidated proposed order, which included a recommended revenue increase for electric delivery service for the Ameren Illinois Utilities of $66 million in the aggregate (CIPS—$26 million increase, CILCO—$6 million increase, and Illinois Power—$34 million increase) and a recommended revenue net decrease for natural gas delivery service of $10 million in the aggregate (CIPS—$1 million increase, CILCO—$6 million decrease, and Illinois Power—$5 million decrease). The ICC is not bound by the proposed order issued by the administrative law judges.

        The ICC proceedings relating to the proposed electric and natural gas delivery service rate changes will take place over a period of up to 11 months, and decisions by the ICC in such proceedings are required by May 2010. The Ameren Illinois Utilities cannot predict the level of any delivery service rate changes the ICC may approve, when any rate changes may go into effect, or whether any rate changes that may eventually be approved will be sufficient to enable the Ameren Illinois Utilities to recover their costs and earn a reasonable return on their investments when the rate changes go into effect.

2007 Illinois Electric Settlement Agreement

        In 2007, key stakeholders in Illinois agreed to avoid rate rollback and freeze legislation that would impose a tax on electric generation. These stakeholders wanted to address the increase in electric rates and the future power procurement process in Illinois. The terms of the agreement included a comprehensive rate relief and customer assistance program. The 2007 Illinois Electric Settlement Agreement provided approximately $1 billion of funding from 2007 to 2010 for rate relief for certain electric customers in Illinois, including approximately $488 million for customers of the Ameren Illinois Utilities. Pursuant to the 2007 Illinois Electric Settlement Agreement, the Ameren Illinois Utilities, Ameren Energy Generating Company ("Genco"), and CILCO (AERG) agreed to make aggregate contributions of $150 million over the four-year period, with $60 million coming from the Ameren Illinois Utilities (CIPS—$21 million; CILCO—$11 million; Illinois Power—$28 million), $62 million from Genco, and $28 million from CILCO (AERG). See Note 13—Commitments and Contingencies for information on the remaining contributions to be made as of December 31, 2009.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 2—RATE AND REGULATORY MATTERS (Continued)

        The Ameren Illinois Utilities and CILCO (AERG) recognize in their financial statements the costs of their respective rate relief contributions and program funding under the 2007 Illinois Electric Settlement Agreement in a manner corresponding with the timing of the funding. As a result, CIPS, CILCO (Illinois Regulated), Illinois Power and CILCO (AERG) incurred charges to earnings, primarily recorded as a reduction to electric operating revenues, during the year ended December 31, 2009, of $3 million, $2 million, $5 million and $5 million, respectively (year ended December 31, 2008—$6 million, $3 million, $8 million and $8 million, respectively), under the terms of the 2007 Illinois Electric Settlement Agreement.

        Other electric generators and utilities in Illinois agreed to contribute $851 million to the comprehensive rate relief and customer assistance program. Contributions by the other electric generators (the generators) and utilities to the comprehensive program are subject to funding agreements. Under these agreements, at the end of each month, the Ameren Illinois Utilities send a bill, due in 30 days, to the generators and utilities for their proportionate share of that month's rate relief and assistance. If any escrow funds have been provided by the generators, these funds will be drawn upon before reimbursement is sought from the generators. At December 31, 2009, CIPS, CILCO (Illinois Regulated) and Illinois Power had receivable balances from nonaffiliated Illinois generators for reimbursement of customer rate relief and program funding of $3 million, $2 million, and $5 million, respectively. See Note 12—Related Party Transactions for information on the impact of intercompany settlements.

        The 2007 Illinois Electric Settlement Agreement provided that if before August 1, 2011, legislation is enacted in Illinois freezing or reducing retail electric rates, or imposing or authorizing a new tax, special assessment, or fee on the generation of electricity, then the remaining commitments under the 2007 Illinois Electric Settlement Agreement would expire and any funds set aside in support of the commitments would be refunded to the utilities and generators.

Power Procurement Plan

        As part of the 2007 Illinois Electric Settlement Agreement, the reverse auction used for power procurement in Illinois was discontinued. However, one-third of the existing supply contracts from the September 2006 reverse power procurement auction remain in place through May 2010. A new competitive power procurement process led by the Illinois Power Agency (the "IPA"), which was established as a part of the 2007 Illinois Electric Settlement Agreement, was implemented beginning in January 2009. In January 2009, the ICC approved the electric power procurement plan filed by the IPA for both the Ameren Illinois Utilities and Commonwealth Edison Company. The plan outlined the wholesale products that the IPA procured on behalf of the Ameren Illinois Utilities for the period June 1, 2009, through May 31, 2014. The IPA procured capacity, energy swaps, and renewable energy credits through a request-for-proposal process on behalf of the Ameren Illinois Utilities in the second quarter of 2009. See Note 12—Related Party Transactions and Note 13—Commitments and Contingencies for additional information about the Ameren Illinois Utilities' purchased power agreements.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 2—RATE AND REGULATORY MATTERS (Continued)

        In December 2009, the ICC approved a plan for procurement of electric power for the Ameren Illinois Utilities and Commonwealth Edison Company for the period June 1, 2010, through May 31, 2015. The IPA will procure energy swaps, capacity and renewable energy credits and long-term renewable supply. The exact dates of each procurement event have not been determined. Following successful completion of the proposed 2010 procurement events, the Ameren Illinois Utilities will have sufficient capacity and energy hedges in place for 100% of their expected supply obligation for the period June 2010 through May 2011, 70% of their expected supply obligation for the period June 2011 through May 2012, and 44% of their expected supply obligations for the period June 2012 through May 2013. The Ameren Illinois Utilities will also have sufficient renewable energy credits to satisfy the 2010 planning year requirement along with 20-year renewable supply contracts consisting of 600,000 megawatthours per year of renewable energy power and credits with deliveries beginning June 1, 2012.

        Also as part of the 2007 Illinois Electric Settlement Agreement, the Ameren Illinois Utilities entered into financial contracts with Ameren Energy Marketing Company ("Marketing Company") (for the benefit of Genco and AERG) to lock in energy prices for 400 to 1,000 MW annually of their round-the-clock power requirements during the period June 1, 2008, to December 31, 2012, at relevant market prices. See Note 7—Derivative Financial Instruments and Note 12—Related Party Transactions for additional information on these financial contracts.

ICC Reliability Audit

        In August 2007, the ICC retained Liberty Consulting Group to investigate, analyze, and report to the ICC on the Ameren Illinois Utilities' transmission and distribution systems and reliability following the July 2006 wind storms and a November 2006 ice storm. In October 2008, Liberty Consulting Group presented the ICC with a final report containing recommendations for the Ameren Illinois Utilities to improve their systems and their response to emergencies. The ICC directed the Ameren Illinois Utilities to present to the ICC a plan to implement Liberty Consulting Group's recommendations. The plan was submitted to the ICC in November 2008. Liberty Consulting Group will monitor the Ameren Illinois Utilities' efforts to implement the recommendations and any initiatives that the Ameren Illinois Utilities undertake. The Ameren Illinois Utilities expect they could incur an estimated $20 million ($15 million for distribution and $5 million for transmission) of capital costs and an estimated $66 million ($50 million for distribution and $16 million for transmission) of cumulative operations and maintenance expenses for the 2010 through 2013 time frame in order to implement the recommendations.

        In December 2009, the Ameren Illinois Utilities requested ICC approval of a rider mechanism to recover the distribution-related costs associated with the Liberty Consulting Group's recommendations. This request replaced a previous request for a rider mechanism, which had been part of the pending electric delivery rate cases. There is no statutory date by which the ICC must act and no schedule is currently in place for this request.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 2—RATE AND REGULATORY MATTERS (Continued)

        The Ameren Illinois Utilities have committed to implement various audit recommendations, as outlined in their November 2008 plan. However, in order to fulfill that commitment in a timely manner, they must be able to synchronize the timing of their distribution-implementation expenditures with the recognition of those costs in rates. Without the necessary funding or a rider mechanism to recover the distribution costs, the Ameren Illinois Utilities may defer some of the projects until the distribution costs can be recovered, either in base rates or through some other cost recovery mechanism.

        Transmission-related costs, as incurred, will be recoverable through FERC's ratemaking proceedings.

Illinois 2009 Energy Legislation

        In July 2009, a new law became effective in Illinois that, among other things, established new energy efficiency targets for Illinois natural gas utilities, developed a percentage of income payment plan for low-income utility customers, and allowed electric and natural gas utilities to recover through a rate adjustment the difference between their actual bad debt expense and the bad debt expense included in their base rates. In February 2010, the ICC approved the Ameren Illinois Utilities' electric and natural gas rate adjustment tariffs to recover bad debt expense not recovered in base rates. The tariffs provide utilities the ability to adjust their base rates annually through a rate adjustment mechanism that applies to 2008 and subsequent years. Upon ICC approval of the rate adjustment tariffs in February 2010, the Ameren Illinois Utilities made a one-time $10 million donation (CIPS—$2 million, CILCO—$2 million, and Illinois Power—$6 million) for customer assistance programs, as required by the legislation. The amount of the required one-time donation and the impact of the net recovery of 2008 and 2009 bad debt expenses were reflected in 2009 earnings.

Federal

Seams Elimination Cost Adjustment

        Pursuant to a series of FERC orders, FERC put Seams Elimination Cost Adjustment ("SECA") charges into effect on December 1, 2004, subject to refund and hearing procedures. The SECA charges were a transition mechanism in place for 16 months, from December 1, 2004 to March 31, 2006, to compensate transmission owners in MISO and PJM Interconnection LLC ("PJM") for revenues lost when FERC eliminated the regional through-and-out rates previously applicable to transactions crossing the border between MISO and PJM. The SECA charge was a nonbypassable surcharge payable by load-serving entities in proportion to the benefit they realized from the elimination of the regional through-and-out rates as of December 1, 2004. The MISO transmission owners (including CIPS, CILCO and Illinois Power) and the PJM transmission owners filed their proposed SECA charges in November 2004, as compliance filings pursuant to FERC order. A FERC administrative law judge issued an initial decision in August 2006, recommending that FERC reject both of the SECA compliance filings (the filing for SECA charges made by the transmission owners in the MISO and the filing for SECA charges made by the transmission owners in PJM). Several parties filed rehearing

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 2—RATE AND REGULATORY MATTERS (Continued)

requests of this initial decision. Both before and after the initial decision, various parties (including CIPS, CILCO and Illinois Power as part of the group of MISO transmission owners) filed numerous bilateral or multiparty settlements. To date, FERC has approved many of the settlements and has rejected none of the settlements. Neither the MISO transmission owners, including CIPS, CILCO and Illinois Power, nor the PJM transmission owners have been able to settle with all parties. During the transition period of December 1, 2004 to March 31, 2006, CIPS and Illinois Power received net revenues from the SECA charges of $1 million and $6 million, respectively. CILCO's net SECA charges were less than $1 million. In December 2009, a party that has not settled its SECA charges filed with the U.S. Court of Appeals for the District of Columbia Circuit seeking an order directing FERC to resolve the SECA matters. In response to this filing, in January 2010, FERC agreed to issue an order on the SECA initial decision and rehearing requests by the end of May 2010. While we cannot predict the ultimate outcome of the SECA proceedings, we do not believe the outcome of the proceedings will have a material effect on CIPS', CILCO's and Illinois Power's costs and revenues.

FERC Order—MISO Charges

        In May 2007, CIPS, CILCO and Illinois Power filed with the U.S. Court of Appeals for the District of Columbia Circuit an appeal of FERC's March 2007 order involving the reallocation of certain MISO operational costs among MISO participants retroactive to 2005. In August 2007, the court granted FERC's motion to hold the appeal in abeyance until the end of the continuing proceedings at FERC regarding these costs. Other MISO participants also filed appeals. On August 10, 2007, CIPS, CILCO, and Illinois Power filed a complaint with FERC regarding the MISO tariff's allocation methodology for these same MISO operational charges. In November 2007, FERC issued two orders relative to these allocation matters. One of these orders addressed requests for rehearing of prior orders in the proceedings, and one concerned MISO's compliance with FERC's orders to date in the proceedings. In December 2007, CIPS, CILCO and Illinois Power requested FERC's clarification or rehearing of its November 2007 order regarding MISO's compliance with FERC's orders. CIPS, CILCO and Illinois Power maintained that MISO was required to reallocate certain of MISO's operational costs among MISO market participants, which would result in refunds to CIPS, CILCO and Illinois Power retroactive to April 2006. On November 7, 2008, FERC issued an order granting the request for clarification. FERC directed MISO to reallocate certain MISO operational costs among MISO participants and provide refunds for the period April 2006 to August 2007 ("November 7, 2008 Clarification Order"). On November 10, 2008, FERC granted further relief requested in the complaints filed by CIPS, CILCO, Illinois Power and others regarding further reallocation for these MISO operational charges and directed MISO to calculate refunds for the period from August 10, 2007, forward ("November 10, 2008 Complaint Order").

        Several parties to these proceedings protested MISO's proposed implementation of these refunds, requested rehearing of FERC's orders and, in some cases, appealed FERC's orders to the courts. In March 2009, MISO began resettling its markets to provide refunds as FERC directed retroactive from August 10, 2007. In May 2009, FERC issued an order that upheld most of the conclusions of the

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 2—RATE AND REGULATORY MATTERS (Continued)

November 10, 2008 Complaint Order but changed the effective date for refunds such that certain operational costs will be allocated among MISO market participants beginning November 10, 2008, instead of August 10, 2007. In June 2009, CIPS, CILCO and Illinois Power filed for rehearing of the May 2009 order regarding the change to the refund effective date. This rehearing request is pending.

        With respect to the November 7, 2008 Clarification Order, in June 2009 FERC issued an order dismissing rehearing requests of such clarification order and waiving refunds of amounts billed that were included in the MISO charge, under the assumption that there was a rate mismatch for the period April 25, 2006, through November 4, 2007. CIPS, CILCO and Illinois Power filed a request for rehearing in July 2009. This rehearing request is pending.

        With respect to the two rehearing requests discussed above, CIPS, CILCO and Illinois Power do not believe that the ultimate resolution of either request will have a material effect on their results of operations, financial position, or liquidity.

MISO and PJM Dispute Resolution

        During 2009, MISO and PJM discovered an error in the calculation quantifying certain transactions between the regional transmission organizations. The error, which originated in April 2005 at the initiation of the MISO Energy and Operating Reserves Market, was corrected prospectively in June 2009. Since discovering the error, MISO and PJM have worked jointly to estimate its financial impact on the respective markets. MISO and PJM are in agreement about the methodology used to recalculate the market flows occurring from June 2007 to June 2009 for the resettlement due from PJM to MISO, estimated at $65 million. MISO and PJM are not in agreement about the methodology used to recalculate the market flows occurring from April 2005 to May 2007, nor are they in agreement about the resettlement amount. To resolve this issue, MISO and PJM have agreed to participate in FERC's dispute resolution and settlement process in order to determine a resettlement amount for the entire period from April 2005 to June 2009. In October 2009, an administrative law judge was appointed as mediator and multiple settlement conferences were held at FERC in late 2009 and early 2010. A final settlement between MISO and PJM, if and when reached, will probably require filings to be made by PJM and MISO with FERC. Ameren and its subsidiaries, including CIPS, CILCO and Illinois Power, may receive a to-be-determined portion of the resettlement amount due from PJM to MISO. No prospective refund has been recorded related to this matter. Until a settlement has been reached and approved by FERC, we cannot predict the ultimate impact of these proceedings on CIPS', CILCO's and Illinois Power's results of operations, financial position, or liquidity.

Regulatory Assets and Liabilities

        In accordance with authoritative accounting guidance regarding accounting for the effects of certain types of regulation, CIPS, CILCO and Illinois Power defer certain costs pursuant to actions of regulators or based on the expected ability to recover such costs in rates charged to customers. CIPS, CILCO and Illinois Power also defer certain amounts pursuant to actions of regulators or based on the expectation that such amounts will be returned to customers in future rates.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 2—RATE AND REGULATORY MATTERS (Continued)

        The following table presents our regulatory assets and regulatory liabilities at December 31, 2009 and 2008:

	CIPS	CILCO	Illinois Power
2009:
Current regulatory assets:
Under-recovered Illinois electric power costs(a)(b)	$2	$2	$1
Under-recovered PGA(a)(b)	4	-	-
Mark-to-market derivative assets(c)	53	27	85

Total current regulatory assets	$59	$29	$86

Noncurrent regulatory assets:
Pension and postretirement benefit costs(d)	$75	$93	$203
Income taxes(e)	5	1	2
Asset retirement obligation(f)	2	1	2
Unamortized loss on reacquired debt(a)(g)	5	5	20
Recoverable costs—contaminated facilities(h)	47	-	103
Illinois Power integration(i)	-	-	17
Recoverable costs—debt fair value adjustment(j)	-	-	6
Mark-to-market derivatives assets(k)	103	57	164
Reserve for workers' compensation liabilities(l)	3	-	3
Bad debt rider(m)	7	4	19
Other(n)	1	1	1

Total noncurrent regulatory assets	$248	$162	$540

Current regulatory liabilities:
Over-recovered Illinois electric power costs(b)	$7	$17	$20
Over-recovered PGA(b)	2	4	3
Mark-to-market derivative liabilities(o)	1	2	1

Total current regulatory liabilities(p)	$10	$23	$24

Noncurrent regulatory liabilities:
Income taxes(q)	$10	$9	$-
Removal costs(r)	231	199	86
Mark-to-market derivative liabilities(s)	-	1	1
Bad debt rider(t)	1	-	1

Total noncurrent regulatory liabilities	$242	$209	$88

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 2—RATE AND REGULATORY MATTERS (Continued)

	CIPS	CILCO	Illinois Power
2008:
Current regulatory assets:
Under-recovered Illinois electric power costs(a)(b)	$1	$-	$1
Under-recovered PGA(a)(b)	1	-	-
Mark-to-market derivative assets(c)	30	24	57

Total current regulatory assets	$32	$24	$58

Noncurrent regulatory assets:
Pension and postretirement benefit costs(d)	$107	$125	$294
Income taxes(e)	6	-	1
Asset retirement obligation(f)	2	1	2
Unamortized loss on reacquired debt(a)(g)	5	5	23
Recoverable costs—contaminated facilities(h)	18	8	71
Illinois Power integration(i)	-	-	33
Recoverable costs—debt fair value adjustment(j)	-	-	10
Mark-to-market derivative assets(k)	52	30	78
Reserve for workers' compensation liabilities(l)	3	-	3
Other(n)	2	2	2

Total noncurrent regulatory assets	$195	$171	$517

Current regulatory liabilities:
Over-recovered Illinois electric power costs(b)	$6	$10	$6
Over-recovered PGA(b)	14	9	17

Total current regulatory liabilities(p)	$20	$19	$23

Noncurrent regulatory liabilities:
Income taxes(q)	$14	$12	$-
Removal costs(r)	220	194	76

Total noncurrent regulatory liabilities	$234	$206	$76

(a)
These assets earn a return.

(b)
Costs under- or over-recovered from utility customers. Amounts will be recovered from, or refunded to, customers within one year of the deferral.

(c)
Current portion of deferral of commodity-related derivative mark-to-market losses, as well as the current portion of the mark-to-market losses on financial contracts entered into by

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 2—RATE AND REGULATORY MATTERS (Continued)

  the Ameren Illinois Utilities with Marketing Company. See Illinois–Power Procurement Plan discussion above for additional information.

(d)
These costs are being amortized in proportion to the recognition of prior service costs (credits), transition obligations (assets), and actuarial losses (gains) attributable to Ameren's pension plan and postretirement benefit plans. See Note 10—Retirement Benefits for additional information.

(e)
Offset to certain deferred tax liabilities for expected recovery of future income taxes when paid. See Note 11—Income Taxes for amortization period.

(f)
Recoverable costs for AROs at our rate-regulated operations. See Note 1—Summary of Significant Accounting Policies—Asset Retirement Obligations.

(g)
Losses related to reacquired debt. These amounts are being amortized over the lives of the related new debt issuances or the remaining lives of the old debt issuances if no new debt was issued.

(h)
The recoverable portion of accrued environmental site liabilities, primarily collected from electric and natural gas customers through ICC-approved cost recovery riders in Illinois. The period of recovery will depend on the timing of actual expenditures. See Note 13—Commitments and Contingencies for additional information.

(i)
Reorganization costs related to the integration and restructuring of Illinois Power into the Ameren system. Pursuant to the ICC order approving Ameren's acquisition of Illinois Power, these costs are recoverable in rates through 2010.

(j)
A portion of Illinois Power's unamortized debt fair value adjustment recorded upon Ameren's acquisition of Illinois Power. This portion is being amortized over the remaining life of the related debt, beginning with the expiration of the electric rate freeze in Illinois on January 1, 2007.

(k)
Deferral of commodity-related derivative mark-to-market losses, as well as the mark-to-market losses on financial contracts entered into individually by CIPS, CILCO and Illinois Power with Marketing Company. See Illinois—Power Procurement Plan discussion above for additional information.

(l)
Reserve for workers' compensation claims.

(m)
A regulatory tracking mechanism for the difference between the level of bad debt expense incurred by the Ameren Illinois Utilities and the level of such costs built into electric and natural gas rates. The under-recovery relating to 2008 will be recovered from customers from March 2010 through December 2010. The under-recovery relating to 2009 will be recovered from customers from June 2010 through May 2011.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 2—RATE AND REGULATORY MATTERS (Continued)

(n)
Includes costs related to the Ameren Illinois Utilities' November 2007 electric and natural gas delivery service rate cases. The costs associated with the Ameren Illinois Utilities' electric delivery service rate cases are being amortized over a three-year period; the costs associated with the Ameren Illinois Utilities' natural gas delivery service rate cases are being amortized over a five-year period, as approved in the 2008 ICC rate order.

(o)
Current portion of deferral of commodity-related derivative mark-to-market gains.

(p)
Included in Current Regulatory Liabilities on the balance sheet of Illinois Power and in Other Current Liabilities on the balance sheets of CIPS and CILCO.

(q)
Unamortized portion of investment tax credit and federal excess deferred taxes. See Note 11—Income Taxes for amortization period.

(r)
Estimated funds collected for the eventual dismantling and removal of plant from service, net of salvage value, upon retirement related to our rate-regulated operations. See discussion in Note 1—Summary of Significant Accounting Policies—Asset Retirement Obligations.

(s)
Deferral of commodity-related derivative mark-to-market gains.

(t)
A regulatory tracking mechanism for the difference between the level of bad debt expense incurred by the Ameren Illinois Utilities and the level of such costs built into electric and natural gas rates. The over-recovery relating to 2009 will be refunded to customers June 2010 through May 2011.

        CIPS, CILCO and Illinois Power continually assess the recoverability of their regulatory assets. Under current accounting standards, regulatory assets are written off to earnings when it is no longer probable that such amounts will be recovered through future revenues. To the extent that payments of regulatory liabilities are no longer probable, the amounts are credited to earnings.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 3—PROPERTY AND PLANT, NET

        The following table presents property and plant, net, for CIPS, CILCO and Illinois Power at December 31, 2009 and 2008:

	CIPS	CILCO (Illinois Regulated)	CILCO (AERG)	Illinois Power
2009:
Property and plant, at original cost:
Electric	$1,796	$987	$1,251	$1,966
Gas	374	520	-	603
Other	6	3	2	21

	2,176	1,510	1,253	2,590
Less: Accumulated depreciation and amortization	923	730	295	176

	1,253	780	958	2,414
Construction work in progress	15	12	39	36

Property and plant, net	$1,268	$792	$997	$2,450

2008:
Property and plant, at original cost:
Electric	$1,744	$954	$948	$1,840
Gas	365	506	-	565
Other	6	3	2	21

	2,115	1,463	950	2,426
Less: Accumulated depreciation and amortization	915	721	329	152

	1,200	742	621	2,274
Construction work in progress	12	12	359	55

Property and plant, net	$1,212	$754	$980	$2,329

        The following table provides accrued capital expenditures at December 31, 2009, 2008, and 2007, which represent noncash investing activity excluded from the statements of cash flows:

	CIPS	CILCO	Illinois Power
2009	$7	$6	$18
2008	3	45	14
2007	3	35	7

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 4—CREDIT FACILITY BORROWINGS AND LIQUIDITY

        The liquidity needs of CIPS, CILCO and Illinois Power are typically supported through the use of available cash, short-term intercompany borrowings, or drawings under our committed bank credit facility.

        The following table summarizes the borrowing activity and relevant interest rates under the $800 million 2009 Illinois Credit Agreement described below for the year ended December 31, 2009:

2009 Illinois Credit Agreement ($800 million)	Ameren (Parent)	CIPS	CILCO (Parent)	Illinois Power	Total
2009:
Average daily borrowings outstanding during 2009	$68	$-	$-	$-	$68
Outstanding credit facility borrowings at period end	100	-	-	-	100
Weighted-average interest rate during 2009	3.54%	-	-	-	3.54%
Peak credit facility borrowings during 2009	$200	$-	$-	$-	$200
Peak interest rate during 2009	3.56%	-	-	-	3.56%

        The following table summarizes the borrowing activity and relevant interest rates under the 2007 $500 million credit facility, which was terminated during 2009, for the years ended December 31, 2009 and 2008:

2007 $500 Million Credit Facility (Terminated)	CIPS	CILCO (Parent)	Illinois Power	AERG	Total(a)
2009:
Average daily borrowings outstanding during 2009(b)	$-	$-	$-	$59	$68
Outstanding credit facility borrowings at period end	-	-	-	-	-
Weighted-average interest rate during 2009(b)	-	-	-	1.42%	1.47%
Peak credit facility borrowings during 2009(b)(c)	$-	$-	$-	$100	$135
Peak interest rate during 2009(b)	-	-	-	3.25%	3.25%

2008:
Average daily borrowings outstanding during 2008	$-	$56	$133	$95	$384
Outstanding credit facility borrowings at period end	-	-	-	85	85
Weighted-average interest rate during 2008	-	4.02%	4.28%	3.95%	4.25%
Peak credit facility borrowings during 2008(c)	$-	$75	$200	$150	$500
Peak interest rate during 2008	-	6.47%	6.15%	6.22%	6.66%

(a)
Includes amounts for Ameren registrant and nonregistrant subsidiaries.

(b)
Calculated through the termination date.

(c)
The timing of peak credit facility borrowings varies by company. Therefore, the amounts presented by company might not equal the total peak credit facility borrowings for the period.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 4—CREDIT FACILITY BORROWINGS AND LIQUIDITY (Continued)

        The following table summarizes the borrowing activity and relevant interest rates under the 2006 $500 million credit facility, which was terminated during 2009, for the years ended December 31, 2009 and 2008:

2006 $500 Million Credit Facility (Terminated)	CIPS	CILCO (Parent)	Illinois Power	AERG	Total(a)
2009:
Average daily borrowings outstanding during 2009(b)	$5	$-	$-	$96	$150
Outstanding credit facility borrowings at period end	-	-	-	-	-
Weighted-average interest rate during 2009(b)	2.02%	-		1.34%	1.54%
Peak credit facility borrowings during 2009(b)(c)	$62	$-	$-	$151	$263
Peak interest rate during 2009(b)	2.02%	-	-	2.72%	3.29%

2008:
Average daily borrowings outstanding during 2008	$58	$37	$27	$151	$323
Outstanding credit facility borrowings at period end	62	-	-	151	263
Weighted-average interest rate during 2008	4.21%	3.78%	4.08%	3.94%	4.07%
Peak credit facility borrowings during 2008(c)	$135	$75	$150	$200	$465
Peak interest rate during 2008	6.31%	5.98%	6.50%	7.01%	7.01%

(a)
Includes amounts for Ameren registrant and nonregistrant subsidiaries.

(b)
Calculated through the termination date.

(c)
The timing of peak credit facility borrowings varies by company. Therefore, the amounts presented by company might not equal the total peak credit facility borrowings for the period.

2009 Illinois Credit Agreement

        On June 30, 2009, Ameren, CIPS, CILCO, and Illinois Power entered into an $800 million multiyear, senior secured credit agreement (the "2009 Illinois Credit Agreement"). The 2009 Illinois Credit Agreement replaced the Ameren Illinois Utilities' $500 million credit facility dated July 14, 2006 (the "2006 $500 Million Credit Facility (Terminated)") and their $500 million credit facility dated February 9, 2007 (the "2007 $500 Million Credit Facility (Terminated)"), each as previously amended (collectively, the "Terminated Illinois Credit Facilities"). They were terminated when the 2009 Illinois Credit Agreement went into effect.

        Ameren was not a borrower under the Terminated Illinois Credit Facilities, but it is a borrower under the 2009 Illinois Credit Agreement. AERG was a borrower under the Terminated Illinois Credit Facilities, but it was not party to or a borrower under the 2009 Illinois Credit Agreement. All obligations of AERG under the Terminated Illinois Credit Facilities have been repaid and all liens securing such obligations have been released. AERG expects to meet its external liquidity needs through borrowings under the Ameren non-state-regulated subsidiary money pool arrangements or other liquidity arrangements.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 4—CREDIT FACILITY BORROWINGS AND LIQUIDITY (Continued)

        The obligations of each borrower under the 2009 Illinois Credit Agreement are several and not joint. They are not guaranteed by Ameren or any other subsidiary of Ameren. The maximum amount available to each borrower under the facility is limited as follows: Ameren—$300 million, CIPS—$135 million, CILCO—$150 million and Illinois Power—$350 million (such amounts being such borrower's "Borrowing Sublimit").

        The 2009 Illinois Credit Agreement will terminate with respect to all borrowers on June 30, 2011. Each borrowing under the 2009 Illinois Credit Agreement must be repaid no later than 364 days after such borrowing. In each case, the borrower may on such date make a new borrowing, or convert or continue such borrowing as a new borrowing subject to satisfaction of the applicable conditions. The obligations of the Ameren Illinois Utilities under the 2009 Illinois Credit Agreement are secured by the issuance of mortgage bonds, for collateral support, by each such utility under its respective mortgage indenture, in an amount equal to its respective Borrowing Sublimit. Ameren's obligations are unsecured.

        Loans are available on a revolving basis under the 2009 Illinois Credit Agreement. They may be repaid and, subject to satisfaction of the conditions to borrowing, reborrowed from time to time. At the election of each borrower, the interest rates applicable under the 2009 Illinois Credit Agreement are the alternate base rate, as defined, plus the margin applicable to the particular borrower or the eurodollar rate plus the margin applicable to the particular borrower. The applicable margins will be determined, in the case of Ameren, by Ameren's long-term unsecured credit ratings in effect, at the time, and in the case of the Ameren Illinois Utilities, such utility's long-term secured credit ratings at the time. Letters of credit in an aggregate undrawn face amount not to exceed $200 million are also available for issuance for the account of the borrowers under the 2009 Illinois Credit Agreement (but within the $800 million overall facility limitation).

        Due to outstanding borrowings under the 2009 Illinois Credit Agreement, the available amounts under the facility at December 31, 2009, was $700 million.

        Separate from the 2009 Illinois Credit Agreement, on June 30, 2009, Ameren, Union Electric Company ("UE") and Genco entered into a $1.15 billion credit agreement that expires on July 14, 2011, and a $150 million supplemental credit agreement that expires on July 14, 2010. These two agreements are collectively referred to as the "2009 Multiyear Credit Agreements." The combined maximum amount available to Ameren, UE and Genco, collectively, is $1.3 billion, and the combined maximum amount available to each borrower, individually, under the 2009 Multiyear Credit Agreements is limited as follows: Ameren—$1.15 billion, UE—$500 million and Genco—$150 million. CIPS, CILCO and Illinois Power have no borrowing authority or liability under the 2009 Multiyear Credit Agreements.

Indebtedness Provisions and Other Covenants

        The 2009 Illinois Credit Agreement contains conditions to borrowings and issuance of letters of credit, including the absence of default or unmatured default, material accuracy of representations and

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 4—CREDIT FACILITY BORROWINGS AND LIQUIDITY (Continued)

warranties (excluding, for so long as ratings conditions shall be satisfied, any representation after the closing date as to the absence of material adverse change and material litigation, which is new to the 2009 Illinois Credit Agreement), and required regulatory authorizations. The rating condition is satisfied if the borrower has a Moody's rating of Baa3 or higher or an S&P rating of BBB- or higher (in the case of Ameren, with respect to senior unsecured long-term debt, and in the case of the Ameren Illinois Utilities, with respect to senior secured long-term debt). The 2009 Illinois Credit Agreement contains nonfinancial covenants, including restrictions on the ability to incur liens, to transact with affiliates, to dispose of assets, and to merge with other entities. The Ameren Illinois Utilities may engage in certain mergers or similar transactions that may cause their utility operations to be conducted by a single legal entity. In addition, the 2009 Illinois Credit Agreement has nonfinancial covenants that limit the ability of a borrower to invest in or to transfer assets to affiliates, covenants regarding the status of the collateral securing the 2009 Illinois Credit Agreement, and maintenance of the validity of the security interests therein.

        The 2009 Illinois Credit Agreement contains default provisions. Defaults under the 2009 Illinois Credit Agreement apply separately to each borrower; provided that a default by an Ameren Illinois utility will constitute a default by Ameren. Defaults include a cross default of a borrower to the occurrence of a default by such borrower under any other agreement covering indebtedness of such borrower and certain subsidiaries (other than project finance subsidiaries and non-material subsidiaries) in excess of $25 million in the aggregate. Furthermore, under the 2009 Illinois Credit Agreement, the occurrence of a default resulting from an event or conditions effecting AERG shall be deemed to constitute a default with respect to Ameren under the 2009 Illinois Credit Agreement, but shall not in itself constitute a default with respect to CILCO, unless the liability that CILCO has for such default or such underlying event or condition giving rise to such default would otherwise constitute a default with respect to CILCO if the underlying event or condition had occurred or existed at CILCO.

        The 2009 Illinois Credit Agreement requires Ameren and each Ameren Illinois utility to maintain consolidated indebtedness of not more than 65% of its consolidated total capitalization pursuant to a defined calculation. All of the consolidated subsidiaries of Ameren are included for purposes of determining compliance with this capitalization test with respect to Ameren. As of December 31, 2009, the ratios of consolidated indebtedness to total consolidated capitalization for Ameren, CIPS, CILCO and Illinois Power, calculated in accordance with the provisions of the 2009 Illinois Credit Agreement, were 51%, 44%, 41%, and 46%, respectively. In addition, Ameren is required to maintain a ratio of consolidated funds from operations plus interest expense to consolidated interest expense of 2.0 to 1, at the end of the most recent four fiscal quarters, calculated and subject to adjustment in accordance with the 2009 Illinois credit agreement. Ameren's ratio as of December 31, 2009, was 4.6 to 1. Failure to satisfy these covenants constitutes a default under the 2009 Illinois Credit Agreement.

        In addition, the 2009 Illinois Credit Agreement prohibits CILCO from issuing any preferred stock if, after such issuance, the aggregate liquidation value of all CILCO preferred stock issued after June 30, 2009, would exceed $50 million.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 4—CREDIT FACILITY BORROWINGS AND LIQUIDITY (Continued)

        The 2009 Illinois Credit Agreement or other financing arrangements contain credit rating triggers that would cause default or acceleration of repayment of outstanding balances. At December 31, 2009, management believes that the Ameren Illinois Utilities were in compliance with their credit facility and term loan agreement provisions and covenants.

Money Pools

        Ameren has money pool agreements with and among its subsidiaries to coordinate and provide for certain short-term cash and working capital requirements. Separate money pools are maintained for utility and non-state-regulated entities. Ameren Services Company ("Ameren Services") is responsible for the operation and administration of the money pool agreements.

Utility

        Through the utility money pool, the pool participants may access the committed credit facilities. CIPS, CILCO and Illinois Power borrow from each other through the utility money pool agreement subject to applicable regulatory short-term borrowing authorizations. Ameren Services administers the utility money pool and tracks internal and external funds separately. Ameren and AERG may participate in the utility money pool only as lenders. Internal funds are surplus funds contributed to the utility money pool from participants. The primary source of external funds for the utility money pool are the 2009 Multiyear Credit Agreements and the 2009 Illinois Credit Agreement. The total amount available to the pool participants from the utility money pool at any given time is reduced by the amount of borrowings by their affiliates, but increased to the extent that the pool participants have surplus funds or contribute funds from other external sources. The availability of funds is also determined by funding requirement limits established by regulatory authorizations. CIPS, CILCO and Illinois Power rely on the utility money pool to coordinate and provide for certain short-term cash and working capital requirements. Borrowers receiving a loan under the utility money pool agreement must repay the principal amount of such loan, together with accrued interest. The rate of interest depends on the composition of internal and external funds in the utility money pool. The average interest rate for borrowing under the utility money pool for the year ended December 31, 2009, was 0.19% (2008 - 2.85%).

Non-State-Regulated Subsidiary

        AERG has the ability, subject to Ameren parent company authorization and applicable regulatory short-term borrowing authorizations, to access funding from the 2009 Multiyear Credit Agreements through a non-state-regulated subsidiary money pool agreement. The total amount available to the pool participants at any time is reduced by borrowings made by Ameren's subsidiaries, but is increased to the extent that other pool participants advance surplus funds to the non-state-regulated subsidiary money pool or remit funds from other external sources. The non-state-regulated subsidiary money pool was established to coordinate and to provide short-term cash and working capital for Ameren's non-state-regulated activities. Borrowers receiving a loan under the non-state-regulated subsidiary

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 4—CREDIT FACILITY BORROWINGS AND LIQUIDITY (Continued)

money pool agreement must repay the principal amount of such loan, together with accrued interest. The rate of interest depends on the composition of internal and external funds in the non-state-regulated subsidiary money pool. These rates are based on the cost of funds used for money pool advances. The average interest rate for borrowing under the non-state-regulated subsidiary money pool for the year ended December 31, 2009 was 1.64% (2008—3.51%).

        See Note 12—Related Party Transactions for the amount of interest income and expense from the money pool arrangements recorded by CIPS, CILCO and Illinois Power for the years ended December 31, 2009, 2008, and 2007.

        In addition, a unilateral borrowing agreement exists between Ameren, Illinois Power, and Ameren Services, which enables Illinois Power to make short-term borrowings directly from Ameren. The aggregate amount of borrowings outstanding at any time by Illinois Power under the unilateral borrowing agreement and the utility money pool agreement, together with any outstanding external credit facility borrowings by Illinois Power, may not exceed $500 million, pursuant to authorization from the ICC. Illinois Power is not currently borrowing under the unilateral borrowing agreement. Ameren Services is responsible for operation and administration of the unilateral borrowing agreement.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 5—LONG-TERM DEBT AND EQUITY FINANCINGS

        The following table presents long-term debt outstanding for CIPS, CILCO and Illinois Power as of December 31, 2009 and 2008:

	2009	2008
CIPS:
First mortgage bonds:(a)
6.625% Senior secured notes due 2011(b)	$150	$150
7.61% Series 1997-2 due 2017(b)	40	40
6.125% Senior secured notes due 2028(b)	60	60
6.70% Senior secured notes due 2036(b)	61	61
Environmental improvement and pollution control revenue bonds:
2000 Series A 5.50% due 2014	51	51
1993 Series C-1 5.95% due 2026	35	35
1993 Series C-2 5.70% due 2026	8	8
1993 Series B-1 due 2028(c)	17	17

Total long-term debt, gross	422	422

Less: Unamortized discount and premium	(1)	(1)

Long-term debt, net	$421	$421

CILCO:
First mortgage bonds:(a)
8.875% Senior secured notes due 2013(b)	$150	$150
6.20% Senior secured notes due 2016(b)	54	54
6.70% Senior secured notes due 2036(b)	42	42
Environmental improvement and pollution-control revenue bonds:(a)(d)
6.20% Series 1992B due 2012	1	1
5.90% Series 1993 due 2023	32	32

Long-term debt, net	$279	$279

Illinois Power:
Mortgage bonds:(a)
7.50% Series due 2009	$-	$250
6.25% Senior secured notes due 2016(b)	75	75
6.125% Senior secured notes due 2017(b)	250	250
6.250% Senior secured notes due 2018(b)	337	337
9.750% Senior secured notes due 2018(b)	400	400
Pollution control revenue bonds:(a)(c)
5.70% 1994A Series due 2024	36	36
5.40% 1998A Series due 2028	19	19
5.40% 1998B Series due 2028	33	33
Fair-market value adjustments	6	10

Total long-term debt, gross	1,156	1,410

Less: Unamortized discount and premium	(9)	(10)
Less: Maturities due within one year	-	(250)

Long-term debt, net	$1,147	$1,150

(a)
At December 31, 2009, most property and plant was mortgaged under, and subject to liens of, the respective indentures pursuant to which the bonds were issued. Substantially all of the long-term debt issued by CIPS

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 5—LONG-TERM DEBT AND EQUITY FINANCINGS (Continued)

  (excluding the tax-exempt debt), CILCO and Illinois Power is secured by a lien on substantially all of its property and franchises.

(b)
These notes are collaterally secured by first mortgage bonds issued by CIPS, CILCO, or Illinois Power, respectively, and will remain secured at each company until the following series are no longer outstanding with respect to that company: CIPS—7.61% Series 1997-2 due 2017 (currently callable at 102.28% of par, declining annually thereafter to 100% of par in June 2012); CILCO—6.20% Series 1992B due 2012 (currently callable at 100% of par), 5.90% Series 1993 due 2023 (currently callable at 100% of par), and 8.875% Series due 2013; Illinois Power—6.125% Series due 2017, 6.25% Series due 2018, 9.75% Series due 2018, and all Illinois Power pollution control revenue bonds.

(c)
Interest rates, and the periods during which such rates apply, vary depending on our selection of certain defined rate modes. Maximum interest rates could range up to 18% depending upon the series of bonds. The average interest rates for the years 2009 and 2008 were as follows:

	2009	2008
CIPS 1993 Series B-1	1.34%	1.98%
(d)
Environmental improvement or pollution control series secured by first mortgage bonds. In addition, all of the series except CILCO's 6.20% Series 1992B and 5.90% Series 1993 bonds are backed by an insurance guarantee policy.

        The following table presents the aggregate maturities of long-term debt, including current maturities, for CIPS, CILCO and Illinois Power at December 31, 2009:

	CIPS(a)	CILCO	Illinois Power(a)(b)
2010	$-	$-	$-
2011	150	-	-
2012	-	1	-
2013	-	150	-
2014	51	-	-
Thereafter	221	128	1,150

Total	$422	$279	$1,150

(a)
Excludes unamortized discount and premium of $1 million and $9 million at CIPS and Illinois Power, respectively.

(b)
Excludes $6 million related to Illinois Power's long-term debt fair-market value adjustments, which are being amortized to interest expense over the remaining life of the debt.

        CIPS, CILCO and Illinois Power expect to fund maturities of long-term debt, short-term borrowings, credit facility borrowings and contractual obligations through a combination of cash flow from operations and external financing. See Note 4—Credit Facility Borrowings and Liquidity for a discussion of external financing availability.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 5—LONG-TERM DEBT AND EQUITY FINANCINGS (Continued)

        In November 2008, CIPS, CILCO and Illinois Power filed a Form S-3 shelf registration statement registering the issuance of an indeterminate amount of certain types of securities, which expires in November 2011.

        The following table presents information with respect to the Form S-3 shelf registration statements filed and effective for certain individual registrants within the Ameren consolidated group, which group the Ameren Illinois Utilities, as of December 31, 2009:

	Effective Date	Authorized Amount
CIPS	November 2008	Not limited
CILCO	November 2008	Not limited
Illinois Power	November 2008	Not limited

CIPS

        In April 2008, $35 million of CIPS' Series 2004 auction-rate environmental improvement revenue refunding bonds were redeemed at par value plus accrued interest.

        In December 2008, $15 million of CIPS' 5.375% senior secured notes matured and were retired.

CILCO

        In April 2008, $19 million of CILCO's Series 2004 auction-rate environmental improvement revenue refunding bonds were redeemed at par value plus accrued interest.

        In July 2008, CILCO redeemed the remaining 165,000 shares of its 5.85% Class A preferred stock at a redemption price of $100 per share plus accrued and unpaid dividends. The redemption completed CILCO's mandatory redemption obligations for this series of preferred stock.

        In December 2008, CILCO issued $150 million of 8.875% senior secured notes due December 15, 2013, with interest payable semiannually on June 15 and December 15 of each year, beginning in June 2009. These notes are secured by first mortgage bonds. CILCO received net proceeds of $149 million, which were used to repay short-term borrowings. In connection with this issuance of $150 million of senior secured notes, CILCO agreed that, so long as these senior secured notes are outstanding, it would not, prior to maturity, cause a first mortgage bond release date to occur. The mortgage bond release date is the date at which the security provided by the pledge under CILCO's first mortgage indenture would no longer be available to holders of any outstanding series of its senior secured notes and such indebtedness would become senior unsecured indebtedness.

Illinois Power

        In April 2008, Illinois Power issued and sold, with registration rights in a private placement, $337 million of 6.25% senior secured notes due April 1, 2018, with interest payable semiannually on April 1 and October 1 of each year, beginning in October 2008. Illinois Power received net proceeds of

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 5—LONG-TERM DEBT AND EQUITY FINANCINGS (Continued)

$334 million, which were used to redeem all of Illinois Power's outstanding auction-rate pollution control revenue refunding bonds during May and June 2008, as discussed below. In connection with Illinois Power's April 2008 issuance of $337 million of senior secured notes, Illinois Power agreed that, so long as these senior secured notes are outstanding, it would not, prior to maturity, cause a first mortgage bond release date to occur. The mortgage bond release date is the date at which the security provided by the pledge under Illinois Power's first mortgage indenture would no longer be available to holders of any outstanding series of its senior secured notes and such indebtedness would become senior unsecured indebtedness. Illinois Power exchanged the outstanding unregistered secured notes for registered secured notes in June 2008.

        In May 2008, Illinois Power redeemed its $112 million series 2001 non-alternative minimum tax bonds, $75 million series 2001 alternative minimum tax bonds, $70 million 1997 Series A pollution control revenue bonds and $45 million 1997 Series B auction-rate pollution control revenue bonds at par value plus accrued interest. In June 2008, Illinois Power redeemed its $35 million 1997 Series C auction-rate pollution control revenue bonds at par value plus accrued interest.

        In September 2008, Illinois Power redeemed the remaining portion of its $54 million principal amount 5.65% note payable to Illinois Power Special Purpose Trust. Previous redemptions occurred in the first and second quarters of 2008 for $19 million and $20 million, respectively. This was the remaining outstanding amount of $864 million of Transitional Funding Trust Notes issued by the Illinois Power Special Purpose Trust in December 1998.

        In October 2008, Illinois Power issued and sold, with registration rights in a private placement, $400 million of 9.75% senior secured notes due November 15, 2018, with interest payable semiannually on November 15 and May 15 of each year, beginning in May 2009. Illinois Power received net proceeds of $391 million, which were used to repay short-term debt. In connection with Illinois Power's October 2008 issuance of $400 million of senior secured notes, Illinois Power agreed that, so long as these senior secured notes are outstanding, it would not, prior to maturity, cause a first mortgage bond release date to occur. In February 2009, Illinois Power commenced an offer to exchange the outstanding unregistered secured notes for registered secured notes. In March 2009, Illinois Power exchanged all $400 million of its unregistered 9.75% senior secured notes for a like amount of registered 9.75% senior secured notes due November 15, 2018.

        In June 2009, $250 million of Illinois Power's 7.50% series first mortgage bonds matured and were retired.

Indenture Provisions and Other Covenants

        CIPS', CILCO's and Illinois Power's indenture provisions and articles of incorporation include covenants and provisions related to issuances of first mortgage bonds and preferred stock. CIPS, CILCO and Illinois Power are required to meet certain ratios to issue additional first mortgage bonds and preferred stock. However, not meeting these ratios would not result in a default under these covenants and provisions. The following table includes the required and actual earnings coverage ratios

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 5—LONG-TERM DEBT AND EQUITY FINANCINGS (Continued)

for interest charges and preferred dividends and bonds and preferred stock issuable for the 12 months ended December 31, 2009, at an assumed interest and dividend rate of 8%.

	Required Interest Coverage Ratio(a)	Actual Interest Coverage Ratio	Bonds Issuable(b)	Required Dividend Coverage Ratio(c)	Actual Dividend Coverage Ratio	Preferred Stock Issuable
CIPS	≥2.0	4.2	$344	≥1.5	2.0	$114
CILCO	≥2.0(d)	7.6	214	≥2.5	155.0	50	(e)
Illinois Power	≥2.0	3.6	1,191	≥1.5	1.8	244

(a)
Coverage required on the annual interest charges on first mortgage bonds outstanding and to be issued. Coverage is not required in certain cases when additional first mortgage bonds are issued on the basis of retired bonds.

(b)
Amount of bonds issuable based either on required coverage ratios or unfunded property additions, whichever is more restrictive. The amounts shown also include bonds issuable based on retired bond capacity of $18 million, $44 million, and $536 million, at CIPS, CILCO and Illinois Power, respectively.

(c)
Coverage required on the annual interest charges on all long-term debt (CIPS only) and the annual dividend on preferred stock outstanding and to be issued, as required in the respective company's articles of incorporation. For CILCO, this ratio must be met for a period of 12 consecutive calendar months within the 15 months immediately preceding the issuance.

(d)
In lieu of meeting the interest coverage ratio requirement, CILCO may attempt to meet an earnings requirement of at least 12% of the principal amount of all mortgage bonds outstanding and to be issued. For the 12 months ended December 31, 2009, CILCO had earnings equivalent to at least 38% of the principal amount of all mortgage bonds outstanding.

(e)
See Note 4—Credit Facility Borrowings and Liquidity for a discussion regarding a restriction on the issuances of preferred stock by CILCO.

        CIPS, CILCO and Illinois Power, as well as certain other Ameren subsidiaries, are subject to Section 305(a) of the Federal Power Act, which makes it unlawful for any officer or director of a public utility, as defined in the Federal Power Act, to participate in the making or paying of any dividend from any funds "properly included in capital account." The meaning of this limitation has never been clarified under the Federal Power Act or FERC regulations; however, FERC has consistently interpreted the provision to allow dividends to be paid as long as (1) the source of the dividends is clearly disclosed, (2) the dividends are not excessive and (3) there is no self-dealing on the part of corporate officials. At a minimum, Ameren believes that dividends can be paid by its subsidiaries that are public utilities from net income and retained earnings. In addition, under Illinois law, CIPS, CILCO and Illinois Power may not pay any dividend on their respective stock, unless, among other things, their respective earnings and earned surplus are sufficient to declare and pay a dividend after

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 5—LONG-TERM DEBT AND EQUITY FINANCINGS (Continued)

provision is made for reasonable and proper reserves, or unless CIPS, CILCO or Illinois Power has specific authorization from the ICC.

        CIPS' articles of incorporation and mortgage indentures require its dividend payments on common stock to be based on ratios of common stock to total capitalization and other provisions related to certain operating expenses and accumulations of earned surplus.

        CILCO's articles of incorporation prohibit the payment of dividends on its common stock from either paid-in surplus or any surplus created by a reduction of stated capital or capital stock. Dividend payment is also prohibited if at the time of dividend declaration the earned surplus account (after deducting the payment of such dividends) would not contain an amount at least equal to two times the annual dividend requirement on all outstanding shares of CILCO's preferred stock.

        In order for CIPS, CILCO and Illinois Power to issue securities in the future, they will have to comply with all applicable tests in effect at the time of any such issuances.

Off-Balance-Sheet Arrangements

        At December 31, 2009, CIPS, CILCO and Illinois Power did not have any off-balance-sheet financing arrangements, other than operating leases entered into in the ordinary course of business. CIPS, CILCO and Illinois Power do not expect to engage in any significant off-balance-sheet financing arrangements in the near future.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 6—OTHER INCOME AND EXPENSES

        The following table presents other income and expenses for each of CIPS, CILCO and Illinois Power for the years ended December 31, 2009, 2008, and 2007:

	2009	2008	2007
CIPS:
Miscellaneous income:
Interest and dividend income	$5	$9	$16
Other	3	2	1

Total miscellaneous income	$8	$11	$17

Miscellaneous expense:
Donations	$(1)	$(2)	$(2)
Other	(1)	(1)	(1)

Total miscellaneous expense	$(2)	$(3)	$(3)

CILCO:
Miscellaneous income:
Interest and dividend income	$1	$1	$4
Other	-	1	1

Total miscellaneous income	$1	$2	$5

Miscellaneous expense:
Donations	$(1)	$(2)	$(1)
Other	(4)	(3)	(5)

Total miscellaneous expense	$(5)	$(5)	$(6)

Illinois Power:
Miscellaneous income:
Interest and dividend income	$-	$5	$8
Allowance for equity funds used during construction	2	-	-
Other	1	6	6

Total miscellaneous income	$3	$11	$14

Miscellaneous expense:
Donations	$(2)	$(3)	$(3)
Other	(1)	(2)	(2)

Total miscellaneous expense	$(3)	$(5)	$(5)

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 7—DERIVATIVE FINANCIAL INSTRUMENTS

        We use derivatives principally to manage the risk of changes in market prices for natural gas, coal, diesel, electricity, and emission allowances. Such price fluctuations may cause the following:

  •
  an unrealized appreciation or depreciation of our contracted commitments to purchase or sell when purchase or sale prices under the commitments are compared with current commodity prices;

  •
  market values of coal and natural gas inventories or emission allowances that differ from the cost of those commodities in inventory; and

  •
  actual cash outlays for the purchase of these commodities that differ from anticipated cash outlays.

        The derivatives that we use to hedge these risks are governed by our risk management policies for forward contracts, futures, options, and swaps. Our net positions are continually assessed within our structured hedging programs to determine whether new or offsetting transactions are required. The goal of the hedging program is generally to mitigate financial risks while ensuring that sufficient volumes are available to meet our requirements. Contracts we enter into as part of our risk management program may be settled financially, settled by physical delivery, or net settled with the counterparty.

        The following table presents open gross derivative volumes by commodity type as of December 31, 2009:

	Quantity
Commodity	Normal Purchases and Normal Sales Contracts(a)	Other Derivatives(b)	Derivatives Subject to Regulatory Deferral(c)
Coal (in tons)
CILCO	7,782,000	(d)	(d)

Natural gas (in one million British thermal units)
CIPS	27,625,000	(d)	22,228,000
CILCO	49,580,000	(d)	36,368,000
Illinois Power	65,956,000	(d)	56,941,000

Heating oil (in gallons)
CILCO	(d)	21,286,000	(d)

Power (in megawatthours)
CIPS	(d)	(d)	10,494,000
CILCO	(d)	(d)	5,406,000
Illinois Power	(d)	(d)	15,900,000

(a)
Contracts through December 2013 and March 2015 for coal and natural gas, respectively.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 7—DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

(b)
Contracts through December 2013 for heating oil.

(c)
Contracts through October 2015 and December 2012 for natural gas and power, respectively.

(d)
Not applicable.

        Authoritative accounting guidance regarding derivative instruments requires that all contracts considered to be derivative instruments be recorded on the balance sheet at their fair values, unless the normal-purchases-and-normal-sales ("NPNS") exception applies. See Note 8—Fair Value Measurements for discussion of our methods of assessing the fair value of derivative instruments. Many of our physical contracts, such as our coal and purchased power contracts, qualify for the NPNS exception to derivative accounting rules. The revenue or expense recorded in connection with NPNS contracts is recognized at the contract price upon physical delivery.

        If we determine that a contract meets the definition of a derivative and is not eligible for the NPNS exception, we review the contract to determine whether gains or losses resulting from such derivatives qualify for regulatory deferral. Derivative contracts that qualify for regulatory deferral are recorded at fair value, with changes in fair value recorded as regulatory assets or regulatory liabilities in the period in which the change occurs. Regulatory assets or regulatory liabilities are amortized to the statement of income as related losses and gains are reflected in rates charged to customers.

        Certain derivative contracts are entered into on a regular basis as part of our risk management program but do not qualify for the NPNS exception, or regulatory deferral accounting. Such contracts are recorded at fair value, with changes in fair value charged or credited to the statement of income in the period in which the change occurs.

        Authoritative accounting guidance permits companies to offset fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a liability) against fair value amounts recognized for derivative instruments that are executed with the same counterparty under the same master netting arrangement. CIPS, CILCO and Illinois Power did not elect to adopt this guidance for any eligible financial instruments or other items.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 7—DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

        The following table presents the carrying value and balance sheet classification of all derivative instruments as of December 31, 2009:

	Balance Sheet Location	CIPS	CILCO	Illinois Power
Derivative assets not designated as hedging instruments
Commodity contracts:
Natural gas	Other current assets	$1	$2	$1
	Other assets	-	1	1
Heating oil	Other current assets	-	4	-
	Other assets	-	4	-

	Total assets	$1	$11	$2

Derivative liabilities not designated as hedging instruments
Commodity contracts:
Natural gas	Mark-to-market derivative liabilities	$8	$7	$17
	Other deferred credits and liabilities	8	8	19
Heating oil	Mark-to-market derivative liabilities	-	2	-
Power	Mark-to-market derivative liabilities	2	1	3
	Mark-to-market derivative liabilities—affiliates	43	19	65
	Other deferred credits and liabilities	95	49	145

	Total liabilities	$156	$86	$249

        The following table presents the cumulative amount of pretax net losses on all derivative instruments in regulatory assets or regulatory liabilities as of December 31, 2009 and 2008:

	CIPS	CILCO	Illinois Power
2009:
Cumulative losses deferred in regulatory liabilities or assets:
Natural gas swaps, forwards and futures contracts(a)	$(15)	$(12)	$(34)
Power forwards(b)	(140)	(69)	(213)

2008:
Cumulative losses deferred in regulatory assets:
Natural gas swaps, forwards and futures contracts(a)	$(27)	$(25)	$(50)
Power forwards(b)	(56)	(29)	(85)

(a)
Represents net losses associated with natural gas swaps, forwards and futures contracts. The swaps, forwards and futures contracts are a partial hedge of natural gas requirements through October

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 7—DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

  2014 at Illinois Power, through March 2015 at CIPS, and through October 2015 at CILCO, in each case as of December 31, 2009. Current gains deferred as regulatory liabilities include $1 million, $2 million, and $1 million at CIPS, CILCO and Illinois Power, respectively, as of December 31, 2009. Current losses deferred as regulatory assets include $8 million, $7 million, and $17 million at CIPS, CILCO and Illinois Power, respectively, as of December 31, 2009. Current gains deferred as regulatory liabilities include $16 million, $17 million, and $36 million at CIPS, CILCO and Illinois Power, respectively, as of December 31, 2008.

(b)
Represents net losses associated with power forwards. The power forwards are a partial hedge of power price exposure through December 2012 at CIPS, CILCO and Illinois Power, in each case as of December 31, 2009. Current losses deferred as regulatory assets include $45 million, $20 million, and $68 million at CIPS, CILCO and Illinois Power, respectively, as of December 31, 2009. Current losses deferred as regulatory assets include $14 million, $7 million, and $21 million at CIPS, CILCO and Illinois Power, respectively, as of December 31, 2008.

        Derivative instruments are subject to various credit-related losses in the event of nonperformance by counterparties to the transaction. Exchange-traded contracts are supported by the financial and credit quality of the clearing members of the respective exchanges and have nominal credit risk. In all other transactions, we are exposed to credit risk. Our credit risk management program involves establishing credit limits and collateral requirements for counterparties, using master trading and netting agreements, and reporting daily exposure to senior management.

        We believe that entering into master trading and netting agreements mitigates the level of financial loss that could result from default by allowing net settlement of derivative assets and liabilities. We generally enter into the following master trading and netting agreements: (1) International Swaps and Derivatives Association agreement, a standardized financial natural gas and electric contract; (2) the Master Power Purchase and Sale Agreement, created by the Edison Electric Institute and the National Energy Marketers Association, a standardized contract for the purchase and sale of wholesale power; and (3) North American Energy Standards Board Inc. agreement, a standardized contract for the purchase and sale of natural gas. These master trading and netting agreements allow the counterparties to net settle sale and purchase transactions. Further, collateral requirements are calculated at a master trading and netting agreement level by counterparty.

Concentrations of Credit Risk

        In determining our concentrations of credit risk related to derivative instruments, we review our individual counterparties and categorize each counterparty into one of three groupings according to the primary business in which each engages. The following table presents the maximum exposure as of December 31, 2009, if counterparty groups were to completely fail to perform on contracts by grouping. The maximum exposure is based on the gross fair value of financial instruments, including NPNS

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 7—DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

contracts, which excludes collateral held, and does not consider the legally binding right to net transactions based on master trading and netting agreements.

	Coal Producers	Financial Companies	Oil and Gas Companies	Total
CIPS	$-	$1	$-	$1
CILCO	1	3	-	4
Illinois Power	-	2	1	3

        The potential loss on counterparty exposures is reduced by all collateral held and the application of master trading and netting agreements. Collateral includes both cash collateral and other collateral held. As of December 31, 2009, no cash collateral or other collateral was held by CIPS, CILCO, or Illinois Power. The following table presents the potential loss after consideration of collateral and application of master trading and netting agreements as of December 31, 2009:

	Coal Producers	Financial Companies	Oil and Gas Companies	Total
CIPS	$-	$-	$-	$-
CILCO	-	1	-	1
Illinois Power	-	-	1	1

Derivative Instruments with Credit Risk-Related Contingent Features

        Our commodity contracts contain collateral provisions tied to Ameren's, CIPS', CILCO's and Illinois Power's credit ratings. If we were to experience an adverse change in our credit ratings, or if a counterparty with reasonable grounds for uncertainty regarding performance of an obligation requested adequate assurance of performance, additional collateral postings might be required. The following table presents, as of December 31, 2009, the aggregate fair value of all derivative instruments with credit risk-related contingent features in a gross liability position, the cash collateral posted, and the aggregate amount of additional collateral required to be posted with counterparties. The additional collateral required is the net liability position allowed under the master trading and netting agreements, assuming (1) the credit risk-related contingent features underlying these agreements were triggered on December 31, 2009, and (2) those counterparties with rights to do so requested collateral:

	Aggregate Fair Value of Derivative Liabilities(a)	Cash Collateral Posted	Aggregate Amount of Additional Collateral Required(b)
CIPS	$41	$3	$29
CILCO	56	-	44
Illinois Power	71	11	52

(a)
Prior to consideration of master trading and netting agreements and including NPNS contract exposures.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 7—DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

(b)
As collateral requirements with certain counterparties are based on master trading and netting agreements, the aggregate amount of additional collateral required to be posted is determined after consideration of the effects of such agreements.

Other Derivatives

        The following table represents the net change in market value associated with derivatives not designated as hedging instruments for the year ended December 31, 2009:

	Derivatives Not Designated as Hedging Instruments	Location of Gain Recognized in Income on Derivatives	Amount of Gain Recognized in Income on Derivatives
CILCO	Natural gas (resale)	Operating Revenues—Gas	$6
	Heating oil	Operating Expenses—Fuel	4

		Total	$10

Derivatives Subject to Regulatory Deferral

        The following table represents the net change in market value associated with derivatives that qualify for regulatory deferral for the year ended December 31, 2009:

	Derivatives Subject to Regulatory Deferral	Amount of Gain (Loss) Recognized in Regulatory Liabilities or Assets on Derivatives
CIPS	Natural gas	$12
	Power	(85)

	Total	$(73)

CILCO	Natural gas	$11
	Power	(38)

	Total	$(27)

Illinois Power	Natural gas	$15
	Power	(127)

	Total	$(112)

        CIPS, CILCO and Illinois Power believe derivative gains and losses deferred as regulatory assets and regulatory liabilities are probable of recovery or refund through future rates charged to customers. Regulatory assets and regulatory liabilities are amortized to operating expenses as related losses and gains are reflected in revenue through rates charged to customers. Therefore, gains and losses on these derivatives have no effect on operating income.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 7—DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

        As part of the 2007 Illinois Electric Settlement Agreement and the 2009 request-for-proposal process, the Ameren Illinois Utilities entered into financial contracts with Marketing Company. These financial contracts are derivative instruments. They are accounted for as derivatives subject to regulatory deferral by the Ameren Illinois Utilities. Consequently, the Ameren Illinois Utilities record the fair value of the contracts on their respective balance sheets and the changes to the fair value in regulatory assets or liabilities. See Note 12—Related Party Transactions for additional information on these financial contracts.

NOTE 8—FAIR VALUE MEASUREMENTS

        Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. We use various methods to determine fair value, including market, income, and cost approaches. With these approaches, we adopt certain assumptions that market participants would use in pricing the asset or liability, including assumptions about market risk or the risks inherent in the inputs to the valuation. Inputs to valuation can be readily observable, market-corroborated, or unobservable. We use valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Authoritative accounting guidance established a fair value hierarchy that prioritizes the inputs used to measure fair value. All financial assets and liabilities carried at fair value are classified and disclosed in one of the following three hierarchy levels:

  •
  Level 1:  Inputs based on quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities are primarily exchange-traded derivatives and assets, including U.S. treasury securities and listed equity securities.

  •
  Level 2:  Market-based inputs corroborated by third-party brokers or exchanges based on transacted market data. Level 2 assets and liabilities include certain over-the-counter derivative instruments, including natural gas swaps and financial power transactions. Derivative instruments classified as Level 2 are valued using corroborated observable inputs, such as pricing services or prices from similar instruments that trade in liquid markets. Our development and corroboration process entails obtaining multiple quotes or prices from outside sources. To derive our forward view to price our derivative instruments at fair value, we average the midpoints of the bid/ask spreads. To validate forward prices obtained from outside parties, we compare the pricing to recently settled market transactions. Additionally, a review of all sources is performed to identify any anomalies or potential errors. Further, we consider the volume of transactions on certain trading platforms in our reasonableness assessment of the averaged midpoint.

  •
  Level 3:  Unobservable inputs that are not corroborated by market data. Level 3 assets and liabilities are valued based on internally developed models and assumptions or methodologies that use significant unobservable inputs. Level 3 assets and liabilities include derivative

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 8—FAIR VALUE MEASUREMENTS (Continued)

    instruments that trade in less liquid markets, where pricing is largely unobservable, including the financial contracts entered into between the Ameren Illinois Utilities and Marketing Company. We value Level 3 instruments by using pricing models with inputs that are often unobservable in the market, as well as certain internal assumptions. Our development and corroboration process entails obtaining multiple quotes or prices from outside sources. As a part of our reasonableness review, an evaluation of all sources is performed to identify any anomalies or potential errors.

        We perform an analysis each quarter to determine the appropriate hierarchy level of the assets and liabilities subject to fair value measurements. Financial assets and liabilities are classified in their entirety according to the lowest level of input that is significant to the fair value measurement. All assets and liabilities whose fair value measurement is based on significant unobservable inputs are classified as Level 3.

        In accordance with applicable authoritative accounting guidance, we consider nonperformance risk in our valuation of derivative instruments by analyzing the credit standing of our counterparties and considering any counterparty credit enhancements (e.g., collateral). The guidance also requires that the fair value measurement of liabilities reflect the nonperformance risk of the reporting entity, as applicable. Therefore, we have factored the impact of our credit standing as well as any potential credit enhancements into the fair value measurement of both derivative assets and derivative liabilities. Included in our valuation, and based on current market conditions, is a valuation adjustment for counterparty default derived from market data such as the price of credit default swaps, bond yields, and credit ratings. At December 31, 2009, the counterparty default risk valuation adjustment related to net derivative liabilities totaled $6 million, $8 million, and $10 million for CIPS, CILCO and Illinois Power, respectively.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 8—FAIR VALUE MEASUREMENTS (Continued)

        The following table sets forth, by level within the fair value hierarchy, our assets and liabilities measured at fair value on a recurring basis as of December 31, 2009:

		Quoted Prices in Active Markets for Identified Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Assets:
CIPS	Derivative assets(a)	$-	$-	$1	$1

CILCO	Derivative assets(a)	-	-	11	11

Illinois Power	Derivative assets(a)	-	-	2	2

Liabilities:
CIPS	Derivative liabilities(a)	$-	$-	$156	$156

CILCO	Derivative liabilities(a)	-	-	86	86

Illinois Power	Derivative liabilities(a)	1	-	248	249

(a)
The derivative asset and liability balances are presented net of counterparty credit considerations.

        The following table sets forth, by level within the fair value hierarchy, our liabilities measured at fair value on a recurring basis as of December 31, 2008:

		Quoted Prices in Active Markets for Identified Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Liabilities:
CIPS	Derivative liabilities(a)	$-	$-	$84	$84

CILCO	Derivative liabilities(a)	4	-	55	59

Illinois Power	Derivative liabilities(a)	-	-	134	134

(a)
The derivative liability balances are presented net of counterparty credit considerations.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 8—FAIR VALUE MEASUREMENTS (Continued)

        The following table summarizes the changes in the fair value associated with financial assets and liabilities classified as Level 3 in the fair value hierarchy for the year ended December 31, 2009:

										Change in Unrealized Losses Related to Assets/ Liabilities Still Held at December 31, 2009
			Realized and Unrealized Losses
						Total Realized and Unrealized Losses	Purchases, Issuances, and Other Settlements, Net
		Beginning Balance at January 1, 2009	Included in Earnings(a)	Included in OCI	Included in Regulatory Assets/ Liabilities			Net Transfers into (out of) Level 3	Ending Balance at December 31, 2009
Net derivative	CIPS	$(84)	$-	$(10)	$(161)	$(171)	$100	$-	$(155)	$(107)
contracts	CILCO	(55)	(18)	(5)	(77)	(100)	80	-	(75)	(54)
	Illinois Power	(134)	-	(15)	(264)	(279)	167	-	(246)	(172)

(a)
See Note 7—Derivative Financial Instruments for additional information regarding the recording of net losses on derivatives to the statement of income.

        The following table summarizes the changes in the fair value associated with financial liabilities classified as Level 3 in the fair value hierarchy for the year ended December 31, 2008:

										Change in Unrealized Losses Related to Assets/ Liabilities Still Held at December 31, 2008
			Realized and Unrealized Losses
						Total Realized and Unrealized Losses	Purchases, Issuances, and Other Settlements, Net
		Beginning Balance at January 1, 2008	Included in Earnings	Included in OCI	Included in Regulatory Assets/ Liabilities			Net Transfers into (out of) Level 3	Ending Balance at December 31, 2008
Net derivative	CIPS	$38	$(1)	$-	$(127)	$(128)	$6	$-	$(84)	$(106)
contracts	CILCO	21	(34)	-	(43)	(77)	1	-	(55)	(62)
	Illinois Power	55	(1)	-	(209)	(210)	21	-	(134)	(174)

        Transfers in or out of Level 3 represent either (1) existing assets and liabilities that were previously categorized as a higher level but were recategorized to Level 3 because the inputs to the model became unobservable during the period or (2) existing assets and liabilities that were previously classified as Level 3 but were recategorized to a higher level because the lowest significant input became observable during the period. Transfers between Level 2 and Level 3 were primarily caused by changes in availability of financial power trades observable on electronic exchanges from previous periods. Any reclassifications are reported as transfers in/out of Level 3 at the fair value measurement reported at the beginning of the period in which the changes occur.

        See Note 10—Retirement Benefits for the fair value hierarchy tables detailing Ameren's pension and postretirement plan assets as of December 31, 2009, as well as a table summarizing the changes in Level 3 plan assets during 2009.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 8—FAIR VALUE MEASUREMENTS (Continued)

        The CIPS', CILCO's and Illinois Power's carrying amounts of cash and cash equivalents, accounts receivable, short-term borrowings, and accounts payable approximate fair value because of the short-term nature of these instruments. The estimated fair value of long-term debt and preferred stock is based on the quoted market prices for same or similar issues for companies with similar credit profiles or on the current rates offered to CIPS, CILCO and Illinois Power for similar financial instruments.

        The following table presents the carrying amounts and estimated fair values of our long-term debt and preferred stock at December 31, 2009 and 2008:

	2009		2008
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
CIPS:
Long-term debt (including current portion)	$421	$436	$421	$371
Preferred stock	50	31	50	22

CILCO:
Long-term debt (including current portion)	$279	$311	$279	$255
Preferred stock	19	15	19	10

Illinois Power:
Long-term debt (including current portion)	$1,147	$1,295	$1,400	$1,326
Preferred stock	46	35	46	24

NOTE 9—PREFERRED STOCK

        All classes of CIPS', CILCO's and Illinois Power's preferred stock are entitled to cumulative dividends and have voting rights. The following table presents the outstanding preferred stock of CIPS,

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 9—PREFERRED STOCK (Continued)

CILCO and Illinois Power that is not subject to mandatory redemption. The preferred stock is redeemable, at the option of the issuer, at the prices presented as of December 31, 2009 and 2008:

		Redemption Price (per share)	2009	2008
CIPS:
With par value of $100 per share, 2 million shares authorized
4.00% Series	150,000 shares	$101.00	$15	$15
4.25% Series	50,000 shares	102.00	5	5
4.90% Series	75,000 shares	102.00	8	8
4.92% Series	50,000 shares	103.50	5	5
5.16% Series	50,000 shares	102.00	5	5
6.625% Series	125,000 shares	100.00	12	12

Total			$50	$50

CILCO:
With par value of $100 per share, 1.5 million shares authorized
4.50% Series	111,264 shares	$110.00	$11	$11
4.64% Series	79,940 shares	102.00	8	8

Total			$19	$19

Illinois Power:
With par value of $50 per share, 5 million shares authorized
4.08% Series	225,510 shares	$51.50	$12	$12
4.20% Series	143,760 shares	52.00	7	7
4.26% Series	104,280 shares	51.50	5	5
4.42% Series	102,190 shares	51.50	5	5
4.70% Series	145,170 shares	51.50	7	7
7.75% Series	191,765 shares	50.00	10	10

Total			$46	$46

        In addition, CIPS has 2.6 million shares of no par value preferred stock authorized, with no shares outstanding. CILCO has 2 million shares of no par value preference stock authorized, with no such preference stock outstanding. CILCO also has 3.5 million shares of no par value preferred stock authorized, with no shares outstanding. Illinois Power has 5 million shares of no par value serial preferred stock authorized and 5 million shares of no par value preference stock authorized, with no such serial preferred stock and preference stock outstanding.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 10—RETIREMENT BENEFITS

        The primary objective of the Ameren retirement plan and postretirement benefit plans is to provide eligible employees with pension and postretirement health care and life insurance benefits. Ameren offers defined benefit and postretirement benefit plans covering substantially all employees of CIPS, CILCO and Illinois Power. Ameren uses a measurement date of December 31 for its pension and postretirement benefit plans.

        The following table presents the benefit liability recorded on the balance sheets of each of Ameren, CIPS, CILCO and Illinois Power as of December 31, 2009:

Ameren(a)	$1,171
CIPS	59
CILCO	194
Illinois Power	238

(a)
Includes amounts for Ameren registrant and nonregistrant subsidiaries.

        Ameren recognizes the underfunded status of its pension and postretirement plans as a liability on its balance sheet, with offsetting entries to accumulated Other Comprehensive Income (Loss) as defined by GAAP ("OCI") and regulatory assets, in accordance with authoritative accounting guidance. The following table presents the funded status of Ameren's pension and postretirement benefit plans as of December 31, 2009 and 2008. It also provides the amounts included in regulatory assets and

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 10—RETIREMENT BENEFITS (Continued)

accumulated OCI at December 31, 2009 and 2008 that have not been recognized in net periodic benefit costs.

	2009			2008
	Pension Benefits(a)	Postretirement Benefits(a)		Pension Benefits(a)	Postretirement Benefits(a)
Accumulated benefit obligation at end of year	$3,041	$	(b )	$3,051	$	(b )

Change in benefit obligation:
Net benefit obligation at beginning of year	$3,303		$1,182	$3,076		$1,253
Service cost	68		19	60		18
Interest cost	186		66	186		70
Plan amendments	-		-	2		-
Participant contributions	-		17	-		14
Actuarial (gain) loss	(133)		(74)	145		(105)
Benefits paid	(169)		(72)	(166)		(73)
Federal subsidy on benefits paid	(b )		5	(b )		5

Net benefit obligation at end of year	3,255		1,143	3,303		1,182

Change in plan assets:
Fair value of plan assets at beginning of year	2,393		593	2,698		787
Actual return on plan assets	172		140	(205)		(187)
Employer contributions	99		49	66		47
Federal subsidy on benefits paid	-		5	-		5
Participant contributions	-		17	-		14
Benefits paid	(169)		(72)	(166)		(73)

Fair value of plan assets at end of year	2,495		732	2,393		593

Funded status—deficiency	760		411	910		589

Accrued benefit cost at December 31	$760		$411	$910		$589

Amounts recognized in the balance sheet consist of:
Current liability	$3		$3	$2		$2
Noncurrent liability	757		408	908		587

Total	$760		$411	$910		$589

Amounts recognized in regulatory assets consist of:
Net actuarial loss	$487		$167	$597		$327
Prior service cost (credit)	33		(37)	40		(40)
Transition obligation	-		9	-		12

Amounts recognized in accumulated OCI consist of:
Net actuarial loss	28		25	57		43
Prior service cost (credit)	8		(13)	10		(16)

Total	$556		$151	$704		$326

(a)
Includes amounts for Ameren registrant and nonregistrant subsidiaries.

(b)
Not applicable.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 10—RETIREMENT BENEFITS (Continued)

        The market value of plan assets in 2008 declined by 7% and 26% for the pension and postretirement benefit plans, respectively. In 2008, investment losses in Ameren's pension plan were partially offset by a gain on interest rate swaps, which had a notional value of $700 million at December 31, 2008. The swaps were intended to mitigate the impacts on the funded status of the plan resulting from decreases in the discount rate in the calculation of the pension liability. During 2008, U.S. Treasury yields declined significantly, which resulted in Ameren's pension plan recognizing a $336 million net gain from its interest rate swaps. Ameren closed its interest rate swap position in early 2009. Prior to closing its swap position, U.S. Treasury yields increased, which resulted in Ameren's pension plan recognizing a $74 million net loss in 2009. Ameren's postretirement benefit plans did not have a similar interest rate hedge.

        The following table presents the assumptions used to determine our benefit obligations at December 31, 2009 and 2008:

	Pension Benefits		Postretirement Benefits
	2009	2008	2009	2008
Discount rate at measurement date	5.75%	5.75%	5.75%	5.75%
Increase in future compensation	3.50	4.00	3.50	4.00
Medical cost trend rate (initial)	-	-	6.50	7.00
Medical cost trend rate (ultimate)	-	-	5.00	5.00
Years to ultimate rate	-	-	3 years	4 years

        Ameren determines discount rate assumptions by using an interest rate yield curve pursuant to authoritative accounting guidance on the determination of discount rates used for defined benefit plan obligations. The yield curve is based on the yields of over 500 high-quality corporate bonds with maturities between zero and 30 years. A theoretical spot-rate curve constructed from this yield curve is then used as a guide to develop a discount rate matching the plans' payout structure.

Funding

        Pension benefits are based on the employees' years of service and compensation. Ameren's pension plan is funded in compliance with income tax regulations and federal funding or regulatory requirements. As a result, Ameren expects to fund its pension plan at a level equal to the greater of the pension expense or the legally required minimum contribution. Considering Ameren's assumptions at December 31, 2009, its investment performance in 2009, and its pension funding policy, Ameren expects to make annual contributions of $75 million to $225 million in each of the next five years, with aggregate estimated contributions of $740 million. We expect CIPS', CILCO's, and Illinois Power's portion of the future funding requirements to be 6%, 9%, and 10%, respectively. These amounts are estimates. They may change based on actual investment performance, changes in interest rates, changes in our assumptions, any pertinent changes in government regulations, and any voluntary contributions.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 10—RETIREMENT BENEFITS (Continued)

Our funding policy for postretirement benefits is primarily to fund the Voluntary Employee Beneficiary Association trusts to match the annual postretirement expense.

        The following table presents the cash contributions made to our defined benefit retirement plan and to our postretirement plans during 2009 and 2008:

	Pension Benefits		Postretirement Benefits
	2009	2008	2009	2008
Ameren(a)	$99	$66	$49	$47
CIPS	6	4	1	1
CILCO	12	6	7	7
Illinois Power	10	9	20	21

(a)
Includes amounts for Ameren registrant and nonregistrant subsidiaries.

Investment Strategy and Policies

        Ameren manages plan assets in accordance with the "prudent investor" guidelines contained in Employee Retirement Income Security Act of 1974. The investment committee, to the extent authority is delegated to it by the finance committee of Ameren's board of directors, implements investment strategy and asset allocation guidelines for the plan assets. The investment committee is composed of members of senior management. The investment committee's goals are twofold: first, to ensure that sufficient funds are available to provide the benefits at the time they are payable, and second, to maximize total return on plan assets and minimize expense volatility consistent with its tolerance for risk. Ameren delegates investment management to specialists in each asset class. As appropriate, Ameren provides the investment manager with guidelines that specify allowable and prohibited investment types. The investment committee regularly monitors manager performance and compliance with investment guidelines.

        The expected return on plan assets is based on historical and projected rates of return for current and planned asset classes in the investment portfolio. Projected rates of return for each asset class were estimated after an analysis of historical experience, future expectations, and the volatility of the various asset classes. After considering the target asset allocation for each asset class, we adjusted the overall expected rate of return for the portfolio for historical and expected experience of active portfolio management results compared with benchmark returns and for the effect of expenses paid from plan assets. Ameren will utilize an expected return on plan assets of 8% in 2010. No plan assets are expected to be returned to Ameren during 2010.

        Ameren's investment committee strives to assemble a portfolio of diversified assets that does not create a significant concentration of risks. The investment committee develops asset allocation guidelines between asset classes and it creates diversification through investments in assets that differ

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 10—RETIREMENT BENEFITS (Continued)

by type (equity, debt, real estate, private equity), duration, market capitalization, country, style (growth or value) and industry, among other factors. The diversification of assets is displayed in the target allocation table below. The investment committee also routinely rebalances the plan assets to adhere to the diversification goals. The investment committee's strategy reduces the concentration of investment risk; however, Ameren is still subject to overall market risk. The following table presents Ameren's target allocations for 2010 and Ameren's pension and postretirement plans' asset categories as of December 31, 2009 and 2008.

		Percentage of Plan Assets at December 31,
	Target Allocation 2010
Asset Category		2009	2008
Pension Plan:
Cash and cash equivalents	0 - 5%	1%	1%
Equity securities:
U.S. large capitalization	29 - 39	32	16
U.S. small and mid capitalization	2 - 12	10	10
International and emerging markets	9 - 19	15	9
Total equity	50 - 60	57	35
Debt securities	35 - 45	37	56
Real estate	0 - 9	4	6
Private equity	0 - 4	1	2

Total		100%	100%

Postretirement Plans:
Cash and cash equivalents	0 - 10%	4%	6%
Equity securities:
U.S. large capitalization	33 - 43	39	20
U.S. small and mid capitalization	3 - 13	10	21
International	10 - 20	12	12
Total equity	55 - 65	61	53
Debt securities	30 - 40	35	41

Total		100%	100%

        In general, the U.S. large capitalization equity investments are passively managed or indexed, whereas the international, emerging markets, U.S. small capitalization, and U.S. mid capitalization equity investments are actively managed by investment managers. Debt securities include a broad range of fixed income vehicles. Debt security investments in high-yield securities, emerging market securities, and non-U.S. dollar-denominated securities are owned by the plans, but in limited quantities to reduce risk. Most of the debt security investments are under active management by investment managers. Real

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 10—RETIREMENT BENEFITS (Continued)

estate investments include private real estate vehicles; however, Ameren does not, by policy, hold direct investments in real estate property. Ameren's investment in private equity funds consists of 13 different limited partnerships, with invested capital ranging from $200,000 to $10 million individually, which invest primarily in a diversified number of small U.S.-based companies. No further commitments may be made to private equity investments without approval by the finance committee of the board of directors. Additionally, Ameren's investment committee allows investment managers to use derivatives, such as index futures, exchange traded funds, foreign exchange futures, and options, in certain situations, to increase or to reduce market exposure in an efficient and timely manner.

Fair Value Measurements of Plan Assets

        Investments in the pension and postretirement benefit plans were stated at fair value as of December 31, 2009. The fair value of an asset is the amount that would be received upon sale in an orderly transaction between market participants at the measurement date. Cash and cash equivalents have initial maturities of three months or less and are recorded at cost plus accrued interest. The carrying amounts of cash and cash equivalents approximate fair value because of the short-term nature of these instruments. Investments traded in active markets on national or international securities exchanges are valued at closing prices on the last business day on or before the measurement date. Securities traded in over-the-counter markets are valued based on quoted market prices, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency. Derivative contracts are valued at fair value as determined by the investment managers (or independent third parties on behalf of the investment managers), who use proprietary models and take into consideration exchange quotations on underlying instruments, dealer quotations, and other market information. The fair value of real estate is based on annual appraisal reports prepared by an independent real estate appraiser.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 10—RETIREMENT BENEFITS (Continued)

        The following table sets forth, utilizing the fair value hierarchy discussed in Note 8—Fair Value Measurements, the pension plan assets measured at fair value as of December 31, 2009:

	Quoted Prices in Active Markets for Identified Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Cash and cash equivalents	$1	$35	$-	$36
Equity securities:
U.S. large capitalization	270	556	-	826
U.S. small and mid capitalization	242	10	-	252
International and emerging markets	114	264	-	378
Debt securities:
Corporate bonds	-	579	-	579
Municipal bonds	-	44	-	44
U.S. treasury and agency securities	179	30	-	209
Asset-backed securities	-	19	-	19
Other	-	102	1	103
Real estate	-	-	90	90
Private equity	-	-	33	33
Derivative assets	4	-	-	4

Total	$810	$1,639	$124	$2,573	(a)(b)

(a)
Includes $77 million of medical benefit (health and welfare) component for accounts maintained in accordance with Section 401(h) of the Internal Revenue Code (401(h) accounts) to fund a portion of the postretirement obligation.

(b)
Excludes $1 million net payable related to pending security purchases.

        The following table summarizes the changes in the fair value of the pension plan assets classified as Level 3 in the fair value hierarchy for the year ended December 31, 2009:

	Beginning Balance at January 1, 2009	Actual Return on Plan Assets Related to Assets Still Held at the Reporting Date	Actual Return on Plan Assets Related to Assets Sold During the Period	Purchases, Sales, and Settlements, net	Net Transfers into (out of) of Level 3	Ending Balance at December 31, 2009
Other debt securities	$1	$-	$-	$-	$-	$1
Real estate	144	(53)	(2)	1	-	90
Private equity	39	(6)	3	(3)	-	33

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 10—RETIREMENT BENEFITS (Continued)

        The following table sets forth, utilizing the fair value hierarchy discussed in Note 8—Fair Value Measurements, the postretirement benefit plans assets measured at fair value as of December 31, 2009:

	Quoted Prices in Active Markets for Identified Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Cash and cash equivalents	$1	$26	$-	$27
Equity securities:
U.S. large capitalization	193	60	-	253
U.S. small and mid capitalization	64	-	-	64
International	35	45	-	80
Debt securities:
Corporate bonds	3	66	-	69
Municipal bonds	-	58	-	58
U.S. treasury and agency securities	14	35	-	49
Asset-backed securities	-	23	-	23
Other	-	28	-	28
Derivative assets	1	-	-	1

Total	$311	$341	$-	$652	(a)(b)

(a)
Excludes $77 million of medical benefit (health and welfare) component for 401(h) accounts to fund a portion of the postretirement obligation. These 401(h) assets are included in the pension plan assets shown above.

(b)
Excludes net $3 million of Medicare and interest receivables, offset by payables related to pending security purchases.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 10—RETIREMENT BENEFITS (Continued)

Net Periodic Benefit Cost

        The following table presents the components of the net periodic benefit cost of Ameren's pension and postretirement benefit plans during 2009, 2008, and 2007:

	Pension Benefits	Postretirement Benefits
	Ameren(a)	Ameren(a)
2009:
Service cost	$68	$19
Interest cost	186	66
Expected return on plan assets	(206)	(54)
Amortization of:
Transition obligation	-	2
Prior service cost	9	(8)
Actuarial loss	24	9

Net periodic benefit cost	$81	$34

2008:
Service cost	$60	$18
Interest cost	186	70
Expected return on plan assets	(213)	(58)
Amortization of:
Transition obligation	-	2
Prior service cost	11	(8)
Actuarial loss	3	9

Net periodic benefit cost	$47	$33

2007:
Service cost	$63	$21
Interest cost	180	72
Expected return on plan assets	(206)	(53)
Amortization of:
Transition obligation	-	2
Prior service cost	11	(8)
Actuarial loss	22	24

Net periodic benefit cost	$70	$58

(a)
Includes amounts for Ameren registrant and nonregistrant subsidiaries.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 10—RETIREMENT BENEFITS (Continued)

        The current year expected return on plan assets is primarily determined by adjusting the prior-year market-related asset value for current year contributions, disbursements, and expected return, plus 25% of the actual return in excess of (or less than) expected return for the four prior years.

        The estimated amounts that will be amortized from regulatory assets and accumulated OCI into net periodic benefit cost in 2010 are as follows:

	Pension Benefits	Postretirement Benefits
	Ameren(a)	Ameren(a)
Regulatory assets:
Transition obligation	$-	$4
Prior service cost (credit)	5	(4)
Net actuarial loss	33	15
Accumulated OCI:
Transition obligation	$-	$-
Prior service cost (credit)	1	(3)
Net actuarial loss	-	1

Total	$39	$13

(a)
Includes amounts for Ameren registrant and nonregistrant subsidiaries.

        Prior service cost is amortized on a straight-line basis over the average future service of active participants benefiting under the plan. The net actuarial loss subject to amortization is amortized on a straight-line basis over 10 years.

        CIPS, CILCO and Illinois Power are responsible for their share of the pension and postretirement benefit costs. The following table presents the pension costs and the postretirement benefit costs incurred for the years ended December 31, 2009, 2008 and 2007:

	Pension Costs			Postretirement Costs
	2009	2008	2007	2009	2008	2007
Ameren(a)	$81	$47	$70	$34	$33	$58
CIPS	8	7	10	2	3	6
CILCO	14	5	8	7	6	13
Illinois Power	-	(2)	4	12	14	13

(a)
Includes amounts for Ameren registrant and nonregistrant subsidiaries.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009

NOTE 10—RETIREMENT BENEFITS (Continued)

        The expected pension and postretirement benefit payments from qualified trust and company funds and the federal subsidy for postretirement benefits related to prescription drug benefits, which reflect expected future service, as of December 31, 2009, are as follows:

	Pension Benefits		Postretirement Benefits
	Paid from Qualified Trust	Paid from Company Funds	Paid from Qualified Trust	Paid from Company Funds	Federal Subsidy
2010	$194	$3	$78	$3	$5
2011	201	3	82	3	5
2012	208	3	86	3	6
2013	214	2	89	3	6
2014	222	2	93	3	6
2015 - 2019	1,225	11	504	16	32

        The following table presents the assumptions used to determine net periodic benefit cost for Ameren's pension and postretirement benefit plans for the years ended December 31, 2009, 2008, and 2007:

	Pension Benefits			Postretirement Benefits
	2009	2008	2007	2009	2008	2007
Ameren, CIPS, CILCO and Illinois Power:
Discount rate at measurement date	5.75%	6.15%	5.85%	5.75%	6.05%	5.80%
Expected return on plan assets	8.00	8.25	8.50	8.00	8.25	8.50
Increase in future compensation	4.00	4.00	4.00	4.00	4.00	4.00
Medical cost trend rate (initial)	-	-	-	7.00	9.00	9.00
Medical cost trend rate (ultimate)	-	-	-	5.00	5.00	5.00
Years to ultimate rate	-	-	-	4 years	4 years	4 years

        The table below reflects the sensitivity of Ameren's plans to potential changes in key assumptions:

	Pension		Postretirement
	Service Cost and Interest Cost	Projected Benefit Obligation	Service Cost and Interest Cost	Postretirement Benefit Obligation
0.25% decrease in discount rate	$-	$93	$-	$31
0.25% increase in salary scale	2	13	-	-
1.00% increase in annual medical trend	-	-	2	32
1.00% decrease in annual medical trend	-	-	(2)	(29)

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009

NOTE 10—RETIREMENT BENEFITS (Continued)

Other

        Ameren sponsors a 401(k) plan for eligible employees. The Ameren plan covered all eligible employees of CIPS, CILCO and Illinois Power at December 31, 2009. The plans allowed employees to contribute a portion of their base pay in accordance with specific guidelines. Ameren matched a percentage of the employee contributions up to certain limits.

        The following table presents the portion of the 401(k) matching contribution to the Ameren plan attributable to CIPS, CILCO and Illinois Power for the years ended December 31, 2009, 2008, and 2007:

	2009	2008	2007
CIPS	$2	$2	$1
CILCO	4	2	2
Illinois Power	2	2	3

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009

NOTE 11—INCOME TAXES

        The following table presents the principal reasons why the effective income tax rate differed from the statutory federal income tax rate for the years ended December 31, 2009, 2008 and 2007:

	CIPS	CILCO	Illinois Power
2009:
Statutory federal income tax rate:	35%	35%	35%
Increases (decreases) from:
Permanent items(a)	-	(3)	-
Depreciation differences	(1)	-	-
Amortization of investment tax credit	(4)	-	-
State tax	5	4	5
Reserve for uncertain tax positions	1	(1)	-

Effective income tax rate	36%	35%	40%

2008:
Statutory federal income tax rate:	35%	35%	35%
Increases (decreases) from:
Permanent items(a)	(1)	(1)	7
Depreciation differences	(2)	(1)	-
Amortization of investment tax credit	(10)	(1)	-
State tax	5	5	5
Reserve for uncertain tax positions	(1)	-	2
Other(b)	(1)	(1)	1

Effective income tax rate	25%	36%	50%

2007:
Statutory federal income tax rate:	35%	35%	35%
Increases (decreases) from:
Permanent items(a)	2	(2)	1
Depreciation differences	3	(1)	(3)
Amortization of investment tax credit	(6)	(1)	-
State tax	6	3	5
Other(c)	(4)	-	(1)

Effective income tax rate	36%	34%	37%

(a)
Permanent items are treated differently for book and tax purposes and primarily include Internal Revenue Code Section 199 production activity deductions for CILCO, company-owned life insurance for CILCO, impacts of Medicare Part D for CILCO, and nondeductible expenses for Illinois Power.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009

NOTE 11—INCOME TAXES (Continued)

(b)
Primarily includes state apportionment changes for CIPS and CILCO, research credits for CILCO and low-income housing tax credits for CIPS.

(c)
Primarily includes low-income housing tax credits for CIPS and Illinois Power.

        The following table presents the components of income tax expense (benefit) for the years ended December 31, 2009, 2008, and 2007:

	CIPS	CILCO	Illinois Power
2009:
Current taxes:
Federal	$13	$21	$(7)
State	8	11	6
Deferred taxes:
Federal	(1)	34	45
State	(2)	7	9
Deferred investment tax credits, amortization	(2)	(1)	-

Total income tax expense	$16	$72	$53

2008:
Current taxes:
Federal	$4	$25	$(11)
State	3	5	(11)
Deferred taxes:
Federal	2	9	17
State	(2)	1	10
Deferred investment tax credits, amortization	(2)	(1)	-

Total income tax expense	$5	$39	$5

2007:
Current taxes:
Federal	$21	$36	$3
State	2	5	(2)
Deferred taxes:
Federal	(10)	1	11
State	(2)	(2)	3
Deferred investment tax credits, amortization	(2)	(1)	-

Total income tax expense	$9	$39	$15

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009

NOTE 11—INCOME TAXES (Continued)

        The following table presents the deferred tax assets and deferred tax liabilities recorded as a result of temporary differences at December 31, 2009 and 2008:

	CIPS	CILCO	Illinois Power
2009:
Accumulated deferred income taxes, net liability (asset):
Plant related	$197	$282	$261
Deferred intercompany tax gain/basis step-up	79	-	-
Regulatory assets (liabilities), net	(1)	(1)	1
Deferred benefit costs	(3)	(56)	(18)
Purchase accounting	-	-	(24)
ARO	-	(11)	-
Other	(17)	(10)	(5)

Total net accumulated deferred income tax liabilities(a)	$255	$204	$215

2008:
Accumulated deferred income taxes, net liability (asset):
Plant related	$182	$242	$205
Deferred intercompany tax gain/basis step-up	90	-	-
Regulatory assets (liabilities), net	(3)	(3)	-
Deferred benefit costs	(5)	(59)	(1)
Purchase accounting	-	-	(33)
ARO	-	(11)	-
Other	(10)	(13)	(10)

Total net accumulated deferred income tax liabilities(b)	$254	$156	$161

(a)
Includes $18 million, $10 million, and $17 million as current assets recorded in the balance sheets for CIPS, CILCO and Illinois Power, respectively.

(b)
Includes $5 million, $15 million, and $15 million as current assets recorded in the balance sheets for CIPS, CILCO and Illinois Power, respectively.

        Illinois Power has Illinois net operating loss carryforwards of $1 million. These will begin to expire in 2017.

Uncertain Tax Positions

        On January 1, 2007, CIPS, CILCO and Illinois Power adopted authoritative accounting guidance, which addressed the determination of whether tax benefits claimed or expected to be claimed on an income tax return should be recorded in the financial statements.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009

NOTE 11—INCOME TAXES (Continued)

        A reconciliation of the change in the unrecognized tax benefit balance during the years ended December 31, 2007, 2008 and 2009, is as follows:

	CIPS	CILCO	Illinois Power
Unrecognized tax benefits—January 1, 2007	$15	$18	$12
Increases based on tax positions prior to 2007	-	3	-
Decreases based on tax positions prior to 2007	(3)	-	(2)
Increases based on tax positions related to 2007	-	5	-
Changes related to settlements with taxing authorities	(12)	(7)	(10)

Unrecognized tax benefits—December 31, 2007	$-	$19	$-
Increases based on tax positions prior to 2008	-	2	-
Decreases based on tax positions prior to 2008	-	(4)	-
Increases based on tax positions related to 2008	-	8	-

Unrecognized tax benefits—December 31, 2008	$-	$25	$-
Increases based on tax positions prior to 2009	-	5	-
Decreases based on tax positions prior to 2009	-	(18)	-
Increases based on tax positions related to 2009	-	3	-

Unrecognized tax benefits—December 31, 2009	$-	$15	$-

Total unrecognized tax benefits that, if recognized, would impact the effective tax rates as of December 31, 2007	$-	$1	$-

Total unrecognized tax benefits (detriments) that, if recognized, would impact the effective tax rates as of December 31, 2008	$-	$-	$-

Total unrecognized tax benefits that, if recognized, would impact the effective tax rates as of December 31, 2009	$-	$1	$-

        As of January 1, 2007, CIPS, CILCO and Illinois Power adopted a policy of recognizing interest charges (income) and penalties accrued on tax liabilities on a pretax basis as interest charges (income) or miscellaneous expense in the statements of income.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009

NOTE 11—INCOME TAXES (Continued)

        A reconciliation of the change in the liability for interest on unrecognized tax benefits during the years ended December 31, 2007, 2008 and 2009, is as follows:

	CIPS	CILCO	Illinois Power
Liability for interest—January 1, 2007	$1	$1	$-
Interest charges for 2007	-	1	-
Liability for interest—December 31, 2007	$1	$2	$-
Interest income for 2008	(1)	-	-
Liability for interest—December 31, 2008	$-	$2	$-
Interest charges (income) for 2009	-	(1)	-
Liability for interest—December 31, 2009	$-	$1	$-

        As of January 1, 2007, December 31, 2007, December 31, 2008, and December 31, 2009, CIPS, CILCO and Illinois Power have accrued no amount for penalties with respect to unrecognized tax benefits.

        As discussed in Note 1—Summary of Significant Accounting Policies, CIPS, CILCO, Illinois Power and AERG are part of a tax sharing agreement with Ameren and are included in Ameren's consolidated income tax return. Ameren's 2005 and 2006 federal income tax returns are before the Appeals Office of the Internal Revenue Service. The Internal Revenue Service is currently examining Ameren's 2007 and 2008 income tax returns.

        State income tax returns are generally subject to examination for a period of three years after filing of the return. The state impact of any federal changes remains subject to examination by various states for a period of up to one year after formal notification to the states. CIPS, CILCO and Illinois Power do not currently have material state income tax issues under examination, administrative appeals, or litigation.

        It is reasonably possible that events will occur during the next 12 months that would cause the total amount of unrecognized tax benefits for CIPS, CILCO and Illinois Power to increase or decrease. However, CIPS, CILCO and Illinois Power do not believe such increases or decreases would be material to their financial condition or results of operations.

NOTE 12—RELATED PARTY TRANSACTIONS

        CIPS, CILCO and Illinois Power have engaged in, and may in the future engage in, affiliate transactions in the normal course of business. These transactions primarily consist of gas and power purchases and sales, services received or rendered, and borrowings and lendings. Transactions between affiliates are reported as intercompany transactions on their financial statements, but are eliminated in consolidation for Ameren's financial statements. Below are the material related party agreements.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009

NOTE 12—RELATED PARTY TRANSACTIONS (Continued)

2007 Illinois Electric Settlement Agreement

        As part of the 2007 Illinois Electric Settlement Agreement, the Ameren Illinois Utilities, Genco, and AERG agreed to make aggregate contributions of $150 million over four years as part of a comprehensive program to provide $1 billion of funding for rate relief to certain Illinois electric customers, including customers of the Ameren Illinois Utilities.

        At December 31, 2009, CIPS, CILCO and Illinois Power had receivable balances from Genco for reimbursement of customer rate relief of less than $1 million each. Also at December 31, 2009, CIPS, CILCO and Illinois Power had receivable balances from AERG for reimbursement of customer rate relief of less than $1 million each. During the year ended December 31, 2009, Genco incurred charges to earnings of $10 million for customer rate relief contributions and program funding reimbursements to the Ameren Illinois Utilities (CIPS—$3 million, CILCO—$2 million, Illinois Power—$5 million) and AERG incurred charges to earnings of $5 million (CIPS—$2 million, CILCO—$1 million, and Illinois Power—$2 million). The Ameren Illinois Utilities recorded most of the reimbursements received from Genco and AERG as electric revenue. An immaterial amount was recorded as miscellaneous revenue.

Electric Power Supply Agreements

        The following table presents the amount of physical gigawatthour sales under related party electric power supply agreements for the years ended December 31, 2009, 2008, and 2007:

	December 31,
	2009	2008	2007
AERG sales to Marketing Company(a)	6,817	6,677	5,316
Marketing Company sales to CIPS(b)	1,283	2,050	2,396
Marketing Company sales to CILCO(b)	556	909	1,167
Marketing Company sales to Illinois Power(b)	1,690	2,870	3,493

(a)
AERG has a power supply agreement with Marketing Company whereby AERG sells and Marketing Company purchases all the capacity and energy available from AERG's generation fleets.

(b)
Marketing Company contracted with CIPS, CILCO, and Illinois Power to provide power based on the results of the September 2006 Illinois power procurement auction. The values in this table reflect the physical sales volumes provided in that agreement.

        In December 2006, AERG entered into a power supply agreement ("PSA") with Marketing Company, whereby AERG agreed to sell and Marketing Company agreed to purchase all of the capacity available from AERG's generation fleets and all of the associated energy. In March 2008, AERG entered into an amendment to the PSA with Marketing Company. Under the amendment, AERG is liable to Marketing Company in the event of an unplanned outage or derate (reduction in rated capacity) due to sudden, unanticipated failure or accident within the generating plant site of one

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009

NOTE 12—RELATED PARTY TRANSACTIONS (Continued)

or more of its generating units. AERG's liability in such cases will be for the positive difference, if any, between the market price of capacity or energy AERG does not deliver and the contract price under the PSA for that capacity or energy. An unplanned outage or derate that continues for one year or more is an event of default under the PSA. In the event of Marketing Company's unexcused failure to receive energy under the PSA, Marketing Company would be required to pay AERG the positive difference, if any, between the contract price and the price that AERG, acting in a commercially reasonable manner, actually receives when it resells the unreceived energy, less any reasonable related transmission, ancillary service, or brokerage costs.

        The PSA will continue through December 31, 2022, and from year to year thereafter unless either party elects to terminate the agreement by providing the other party with no less than six months advance written notice.

        In accordance with a January 2006 ICC order, an auction was held in September 2006 to procure power for CIPS, CILCO and Illinois Power beginning January 1, 2007. Through the auction, Marketing Company contracted with CIPS, CILCO and Illinois Power to provide power for residential and small commercial customers (less than one MW of demand) as follows:

	Term Ending
Term	May 31, 2008 17 Months	May 31, 2009 29 Months	May 31, 2010 41 Months
Megawatts(a)	300	750	750
Cost per megawatthour	$64.77	$64.75	$66.05

(a)
Before impact to Ameren Illinois Utilities' load due to customer switching.

Capacity Supply Agreements

        To replace the power supply contracts that expired on May 31, 2008, CIPS, CILCO and Illinois Power used request-for-proposal processes in early 2008, pursuant to the 2007 Illinois Electric Settlement Agreement, to contract for the necessary capacity requirements for the period from June 1, 2008, through May 31, 2009. Marketing Company and UE were two of the winning suppliers in the Ameren Illinois Utilities' capacity request-for-proposal process. Marketing Company contracted to supply a portion of the Ameren Illinois Utilities' capacity for $6 million. In addition, UE contracted to supply a portion of the Ameren Illinois Utilities' capacity for $1 million.

        CIPS, CILCO and Illinois Power, as electric load serving entities, must acquire capacity sufficient to meet their obligations to customers. In 2009, the Ameren Illinois Utilities used a request-for-proposal process, administered by the IPA, to contract the necessary capacity for the period from June 1, 2009, through May 31, 2012. Both Marketing Company and UE were winning suppliers in the Ameren Illinois Utilities' capacity request-for-proposal process. In April 2009, Marketing Company contracted to supply capacity to the Ameren Illinois Utilities for $4 million, $9 million, and $8 million for the 12 months ending May 31, 2010, 2011, and 2012, respectively. In April 2009, UE contracted to

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009

NOTE 12—RELATED PARTY TRANSACTIONS (Continued)

supply capacity to the Ameren Illinois Utilities for $2 million, $2 million, and $1 million for the 12 months ending May 31, 2010, 2011, and 2012, respectively.

Energy Swaps

        As part of the 2007 Illinois Electric Settlement Agreement, the Ameren Illinois Utilities entered into financial contracts with Marketing Company (for the benefit of Genco and AERG) to lock in energy prices for 400 to 1,000 MW annually of their round-the-clock power requirements during the period June 1, 2008, to December 31, 2012, at then-relevant market prices. These financial contracts do not include capacity, are not load-following products, and do not involve the physical delivery of energy. These financial contracts are derivative instruments. They are accounted for as derivatives subject to regulatory deferral by Ameren Illinois Utilities. Consequently, the Ameren Illinois Utilities record the fair value of the contracts on their respective balance sheets and the changes to the fair value in regulatory assets or liabilities. See Note 7—Derivative Financial Instruments for additional information on these derivatives. Below are the remaining contracted volumes and prices per megawatthour as of December 31, 2009:

Period	Volume	Price per Megawatthour
January 1, 2010 - May 31, 2010	800 MW	$51.09
June 1, 2010 - December 31, 2010	1,000 MW	51.09
January 1, 2011 - December 31, 2011	1,000 MW	52.06
January 1, 2012 - December 31, 2012	1,000 MW	53.08

        To replace the supply contracts that expired on May 31, 2008, the Ameren Illinois Utilities used request-for-proposal processes in early 2008, pursuant to the 2007 Illinois Electric Settlement Agreement, to contract for the necessary financial energy swaps requirement for the period from June 1, 2008, through May 31, 2009. Marketing Company was one of the winning suppliers in the Ameren Illinois Utilities' energy swap request-for-proposal process. Marketing Company entered into financial instruments that fixed the price that the Ameren Illinois Utilities paid for about two million megawatthours at approximately $60 per megawatthour.

        CIPS, CILCO and Illinois Power, as electric load serving entities, must acquire energy sufficient to meet their obligations to customers. In 2009, the Ameren Illinois Utilities used a request-for-proposal process, administered by the IPA, to procure financial energy swaps from June 1, 2009, through May 31, 2011. Marketing Company was a winning supplier in the Ameren Illinois Utilities' energy swap request-for-proposal process. In May 2009, Marketing Company entered into financial instruments that fixed the price that the Ameren Illinois Utilities will pay for approximately 80,000 megawatthours at approximately $48 per megawatthour during the 12 months ending May 31, 2010 and for approximately 89,000 megawatthours at approximately $48 per megawatthour during the 12 months ending May 31, 2011.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009

NOTE 12—RELATED PARTY TRANSACTIONS (Continued)

Electric Resource Sharing Agreement

        On June 1, 2008, FERC accepted an electric resource sharing agreement among the Ameren Illinois Utilities for various joint costs of the Ameren Illinois Utilities, including capacity, renewable energy credits, and rate swaps. The purpose of the agreement is to allocate these costs among the Ameren Illinois Utilities in an equitable manner, based on their respective retail loads.

Interconnection and Transmission Agreements

        UE, CIPS and Illinois Power are parties to an interconnection agreement for the use of their respective transmission lines and other facilities for the distribution of power. In addition, CILCO and Illinois Power, and CILCO and CIPS, are parties to similar interconnection agreements. These agreements have no contractual expiration date, but may be terminated by any party with three years' notice.

Generator Interconnection Agreement

        In 2008, Genco and CIPS signed an agreement requiring Genco to fund the construction costs of upgrades to CIPS' transmission system. The transmission upgrades were required to support the additional electric power upgrades made at Genco's Coffeen power plant. Under the agreement, Genco paid CIPS for the costs of the transmission upgrades. When the transmission assets were placed in service, CIPS paid Genco, with interest, for the costs of the transmission upgrades. In 2009, CIPS paid Genco $2 million when the transmission assets were placed in service. These transactions were eliminated in consolidation on Ameren's financial statements.

        In September 2009, Marketing Company and CIPS signed an agreement requiring Marketing Company to fund the cost of certain upgrades to CIPS' electric transmission system. Under the agreement, Marketing Company paid CIPS $5 million for the costs of the transmission upgrades. These amounts were a contribution in aid of construction and will not be refunded to Marketing Company. These transactions were eliminated in consolidation on Ameren's financial statements.

Joint Ownership Agreement

        In 2006, Illinois Power and Ameren Illinois Transmission Company ("AITC") entered into a joint ownership agreement to construct, own, operate, and maintain certain electric transmission systems in Illinois. Under the terms of this agreement, Illinois Power and AITC are responsible for their applicable share of all costs related to the construction, operation, and maintenance of electric transmission systems. This agreement will terminate when either Illinois Power or AITC is the sole owner of the transmission systems or when the transmission systems are decommissioned.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 12—RELATED PARTY TRANSACTIONS (Continued)

Support Services Agreements

        Ameren Services and Ameren Energy Fuels and Services Company ("AFS") provide support services to their affiliates. The cost of support services, including wages, employee benefits, professional services, and other expenses, are based on, or are an allocation of, actual costs incurred.

CILCO Support Services

        On January 1, 2009, approximately 570 Ameren Services employees who provided support services to the Ameren Illinois Utilities were transferred to CILCO (Illinois Regulated). As CILCO employees, they provide services to CIPS and Illinois Power, as well as to CILCO. The cost of support services provided by CILCO to CIPS and Illinois Power, including wages, employee benefits, professional services, and other expenses, are based on, or are an allocation of, actual costs incurred.

Executory Tolling, Gas Sales, and Transportation Agreements

        Prior to 2009, under an executory tolling agreement, CILCO purchased steam, chilled water, and electricity from AmerenEnergy Medina Valley Cogen, LLC ("Medina Valley"). In January 2009, CILCO transferred the tolling agreement to Marketing Company.

Money Pools

        See Note 5—Long-term Debt and Equity Financings for discussion of affiliate borrowing arrangements.

Intercompany Borrowings

        On May 1, 2005, Genco issued to CIPS an amended and restated subordinated promissory note in the principal amount of $249 million with an interest rate of 7.125% per year. Interest income and charges for this note recorded by CIPS and Genco, respectively, were $4 million, $7 million, and $10 million for the years ended December 31, 2009, 2008, and 2007, respectively. Genco's subordinated note payable to CIPS associated with the transfer in 2000 of CIPS' electric generating assets and related liabilities to Genco matures on May 1, 2010.

        CILCO (AERG) had outstanding borrowings from Ameren of $288 million at December 31, 2009, and had no outstanding borrowings directly from Ameren at December 31, 2008. The average interest rate on these borrowings was 6.1% for the year ended December 31, 2009. CILCO (AERG) recorded interest charges of $13 million for Ameren borrowings for the year ended December 31, 2009.

Collateral Postings

        Under the terms of the power supply agreements between Marketing Company and the Ameren Illinois Utilities, which were entered into as part of the September 2006 Illinois power procurement

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 12—RELATED PARTY TRANSACTIONS (Continued)

auction, collateral must be posted by Marketing Company under certain market conditions to protect the Ameren Illinois Utilities in the event of nonperformance by Marketing Company. The collateral postings are unilateral, which means that Marketing Company as the supplier is the only counterparty required to post collateral. At December 31, 2009 and 2008, there were no collateral postings necessary by Marketing Company related to the 2006 auction power supply agreements.

        Under the terms of the 2008 Illinois power procurement request-for-proposal process, collateral had to be posted by Marketing Company and the Ameren Illinois Utilities under certain market conditions. The collateral postings were bilateral, which means that either counterparty could be required to post collateral. As of December 31, 2008, the Ameren Illinois Utilities had cash collateral postings as follows with Marketing Company: CIPS—$7 million, CILCO—$4 million, and Illinois Power—$11 million. These bilateral collateral postings were eliminated in consolidation on Ameren's financial statements.

        Under the terms of the 2009 Illinois power procurement agreements entered into through a request-for-proposal process administered by the IPA, suppliers must post collateral under certain market conditions to protect the Ameren Illinois Utilities in the event of nonperformance. The collateral postings are unilateral, which means only the suppliers are required to post collateral. Therefore, UE, as a winning supplier of capacity, and Marketing Company, as a winning supplier of capacity and financial energy swaps, may be required to post collateral. As of December 31, 2009, there were no collateral postings necessary between UE and the Ameren Illinois Utilities or between Marketing Company and the Ameren Illinois Utilities related to the 2009 Illinois power procurement agreements.

        The following table presents the impact on CIPS, CILCO, and Illinois Power of related party transactions for the years ended December 31, 2009, 2008 and 2007. It is based primarily on the

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 12—RELATED PARTY TRANSACTIONS (Continued)

agreements discussed above and the money pool arrangements discussed in Note 4—Credit Facility Borrowings and Liquidity.

Agreement	Income Statement Line Item		CIPS			CILCO		Illinois Power
AERG power supply agreements with Marketing Company	Operating Revenues	2009	$	(a	)	$430		$	(a	)
		2008		(a	)	344			(a	)
		2007		(a	)	279			(a	)

CILCO support services(b)	Operating Revenues	2009		(a	)	70			(a	)

Total Operating Revenues		2009	$	(a	)	$500		$	(a	)
		2008		(a	)	344			(a	)
		2007		(a	)	279			(a	)

CIPS, CILCO and Illinois Power agreements with Marketing Company	Purchased Power	2009		$140		$65			$195
		2008		145		65			204
		2007		157		76			227

Ancillary services and capacity agreement with UE	Purchased Power	2009		1		(c	)		1
		2008		4		2			7
		2007		6		3			9

Ancillary services agreement with Marketing Company	Purchased Power	2009		(c	)	(c	)		(c	)
		2008		6		3			8
		2007		3		1			4

Executory tolling agreement with Medina Valley	Purchased Power	2009		(a	)	(d	)		(a	)
		2008		(a	)	39			(a	)
		2007		(a	)	38			(a	)

Total Purchased Power		2009		$141		$65			$196
		2008		155		109			219
		2007		166		118			240

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 12—RELATED PARTY TRANSACTIONS (Continued)

Agreement	Income Statement Line Item		CIPS			CILCO		Illinois Power
Insurance recoveries	Operating Revenues and	2009	$	(a	)	$-		$	(a	)
	Purchased Power	2008		(a	)	(4)			(a	)
		2007		(a	)	(7)			(a	)

Gas purchases from Genco	Gas Purchased for Resale	2009	$	(a	)	$2		$	(c	)
		2008		(c	)	6			(a	)

Ameren Services support services agreement	Other Operations and	2009		$29		$33			$48
	Maintenance	2008		50		51			76
		2007		47		49			73

CILCO support services	Other Operations and	2009		21		(a	)		32
	Maintenance

AFS support services agreement	Other Operations and	2009		2		2			3
	Maintenance	2008		2		2			2
		2007		2		2			2

Insurance premium(e)	Other Operations and	2009		(a	)	1			(a	)
	Maintenance	2008		(a	)	3			(a	)
		2007		(a	)	2			(a	)

Total Other Operations and Maintenance Expenses		2009		$52		$36			$83
		2008		52		56			78
		2007		49		53			75

Money pool borrowings (advances)	Interest (Charges) Income	2009	$	(c	)	$(1)		$	(c	)
		2008		(c	)	(c	)		(c	)
		2007		(c	)	(c	)		1

(a)
Not applicable.

(b)
Includes revenues relating to property and plant additions during 2009 (CIPS—$6 million and Illinois Power—$11 million).

(c)
Amount less than $1 million.

(d)
In January 2009, CILCO transferred the tolling agreement to Marketing Company.

(e)
Represents insurance premiums paid to Energy Risk Assurance Company, an affiliate for replacement power, property damage and terrorism coverage.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 13—COMMITMENTS AND CONTINGENCIES

        We are involved in legal, tax and regulatory proceedings before various courts, regulatory commissions, and governmental agencies with respect to matters that arise in the ordinary course of business, some of which involve substantial amounts of money. We believe that the final disposition of these proceedings, except as otherwise disclosed in these notes to our financial statements, will not have a material adverse effect on our results of operations, financial position, or liquidity.

        See also Note 1—Summary of Significant Accounting Policies, Note 2—Rate and Regulatory Matters and Note 12—Related Party Transactions.

Leases

        The following table presents our lease obligations at December 31, 2009:

	Total	Less than 1 Year	1-3 Years	3-5 Years	After 5 Years
CIPS:
Operating leases	$2	$-	$1	$1	$-

CILCO:
Operating leases	$16	$1	$2	$2	$11

Illinois Power:
Operating leases	$6	$2	$3	$1	$-

        We lease various facilities, office equipment, plant equipment, and rail cars under operating leases. The following table presents total rental expense, included in other operations and maintenance expenses, for the years ended December 31, 2009, 2008 and 2007:

	2009	2008	2007
CIPS	$6	$9	$9
CILCO	6	7	7
Illinois Power	9	13	12

Other Obligations

        To supply a portion of the fuel requirements of AERG's generating plants, we have entered into various long-term commitments for the procurement of coal. We also have entered into various long-term commitments for the purchase of electric capacity and natural gas for distribution. The table below presents our estimated coal, natural gas, electric capacity and other commitments at December 31, 2009. Included in the Other column are minimum purchase commitments under contracts for equipment and meter reading services.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

	Coal	Natural Gas	Electric Capacity			Other	Total
CIPS:
2010	$-	$91	$	(a	)	$2	$93
2011	-	74		(a	)	2	76
2012	-	64		(a	)	2	66
2013	-	48		-		2	50
2014	-	37		-		2	39
Thereafter	-	10		-		12	22

Total	$-	$324	$	(a	)	$22	$346

CILCO:
2010	$93	$169	$	(a	)	$1	$263
2011	103	136		(a	)	3	242
2012	87	96		(a	)	3	186
2013	36	68		-		3	107
2014	14	37		-		3	54
Thereafter	78	94		-		19	191

Total	$411	$600	$	(a	)	$32	$1,043

Illinois Power:
2010	$-	$220	$	(a	)	$6	$226
2011	-	176		(a	)	10	186
2012	-	100		(a	)	11	111
2013	-	48		-		11	59
2014	-	17		-		11	28
Thereafter	-	54		-		69	123

Total	$-	$615	$	(a	)	$118	$733

(a)
See Ameren Illinois Utilities' Power Purchase Agreements below for additional information regarding electric capacity commitments.

Ameren Illinois Utilities' Power Purchase Agreements

        Beginning on January 1, 2007, CIPS, CILCO and Illinois Power were required to obtain all electric supply requirements for customers who do not purchase electric supply from third-party suppliers. The power procurement costs incurred by CIPS, CILCO and Illinois Power are passed directly to their customers. CIPS, CILCO and Illinois Power entered into power supply contracts with the winning bidders, including their affiliate, Marketing Company, in the Illinois reverse power procurement auction held in September 2006. Under these contracts, the electric suppliers are responsible for providing to

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

CIPS, CILCO and Illinois Power energy, capacity, certain transmission, volumetric risk management, and other services necessary for the Ameren Illinois Utilities to serve the electric load needs of residential and small commercial customers (with less than one MW of demand) at an all-inclusive fixed price. These contracts commenced on January 1, 2007, with one-third of the supply contracts expiring in each of May 2008, 2009 and 2010.

        Existing supply contracts from the September 2006 auction remain in place. Through the Illinois procurement auction held in September 2006, CIPS, CILCO and Illinois Power contracted for their anticipated fixed-price loads for residential and small commercial customers (less than one MW of demand) as follows:

Term	41 Months Ending May 31, 2010
CIPS' load in megawatts(a)	639
CILCO's load in megawatts(a)	328
Illinois Power's load in megawatts(a)	928

Total load in megawatts(a)	1,895

Cost per megawatthour	$66.05

(a)
Represents peak forecast load for CIPS, CILCO and Illinois Power. Actual load could be different if customers elect not to purchase power pursuant to the power procurement auction but instead to receive power from a different supplier. Load could also be affected by weather, among other things.

        In January 2009, the ICC approved the electric power procurement plan filed by the IPA for both the Ameren Illinois Utilities and Commonwealth Edison Company. As a result, in the second quarter of 2009, the IPA procured electric capacity, financial energy swaps, and renewable energy credits through a request-for-proposal process on behalf of the Ameren Illinois Utilities. Electric capacity was procured in April 2009 for the period June 1, 2009, through May 31, 2012. The Ameren Illinois Utilities contracted to purchase between 800 and 3,500 MW of capacity per month at an average price of approximately $41 per MW-day over the three-year period. Financial energy swaps were procured in May 2009 for the period June 1, 2009, through May 31, 2011. The Ameren Illinois Utilities contracted to purchase approximately ten million megawatthours of financial energy swaps at an average price of approximately $36 per megawatthour. Renewable energy credits were procured in May 2009 for the period June 1, 2009, through May 31, 2010. The Ameren Illinois Utilities contracted to purchase 720,000 renewable energy credits at an average price of approximately $16 per credit. For additional information regarding electric capacity and financial energy swaps entered into with UE and Marketing

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

Company, see Note 12—Related Party Transactions. The following table presents the Ameren Illinois Utilities' commitments for these contracts at December 31, 2009:

	2010	2011	2012
Electric capacity	$26	$26	$1
Financial energy swaps	183	56	-
Renewable energy credits	6	-	-

2007 Illinois Electric Settlement Agreement

        The 2007 Illinois Electric Settlement Agreement provided $1 billion of funding over a four-year period beginning in 2007 for rate relief for certain electric customers in Illinois. Funding for the settlement is provided by electric generators in Illinois and certain Illinois electric utilities. The Ameren Illinois Utilities, Genco and AERG agreed to fund an aggregate of $150 million, of which the following contributions remain to be made at December 31, 2009:

	Ameren	CIPS	CILCO (Illinois Regulated)	Illinois Power	Genco	CILCO (AERG)
2010(a)	$3.0	$0.3	$0.2	$0.5	$1.4	$0.6

(a)
Estimated.

        Also as part of the 2007 Illinois Electric Settlement Agreement, the Ameren Illinois Utilities entered into financial contracts with Marketing Company to lock in energy prices for 400 to 1,000 MW annually of their round-the-clock power requirements from 2008 to 2012. See Note 7—Derivative Financial Instruments and Note 12—Related Party Transactions for additional information.

Environmental Matters

        We are subject to various environmental laws and regulations enforced by federal, state and local authorities. From the beginning phases of siting and development to the ongoing operation of existing or new electric generating, transmission and distribution facilities, natural gas storage facilities, and natural gas transmission and distribution facilities, our activities involve compliance with diverse laws and regulations. These laws and regulations address noise, emissions, impacts to air, land and water, protected and cultural resources (such as wetlands, endangered species, and archeological and historical resources), and chemical and waste handling. Complex and lengthy processes are required to obtain approvals, permits, or licenses for new, existing, or modified facilities. Additionally, the use and handling of various chemicals or hazardous materials (including wastes) requires release prevention plans and emergency response procedures. As new laws or regulations are promulgated, we assess their applicability and implement the necessary modifications to our facilities or our operations. The more significant matters are discussed below.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

Clean Air Act

        Both federal and state laws require significant reductions in SO2 and NOX emissions that result from burning fossil fuels. In May 2005, the U.S. Environmental Protection Agency ("the EPA") issued regulations with respect to SO2 and NOX emissions (the "Clean Air Interstate Rule") and mercury emissions (the "Clean Air Mercury Rule"). The federal Clean Air Interstate Rule requires generating facilities in 28 eastern states, which include Missouri and Illinois, where our generating facilities are located, and the District of Columbia to participate in cap-and-trade programs to reduce annual SO2 emissions, annual NOX emissions, and ozone season NOX emissions. The cap-and-trade program for both annual and ozone season NOX emissions went into effect on January 1, 2009. The SO2 emissions cap-and-trade program is scheduled to take effect in 2010.

        In February 2008, the U.S. Court of Appeals for the District of Columbia issued a decision that vacated the federal Clean Air Mercury Rule. The court ruled that the EPA erred in the method it used to remove electric generating units from the list of sources subject to the Maximum Achievable Control Technology ("MACT") requirements under the Clean Air Act. In February 2009, the U.S. Supreme Court denied a petition for review filed by a group representing the electric utility industry. The impact of this decision is that the EPA will move forward with a MACT standard for mercury emissions and other hazardous air pollutants, such as acid gases. In a consent order, the EPA agreed to propose the regulation by March 2011 and finalize the regulation by November 2011. Compliance is expected to be required in 2015. We cannot predict at this time the estimated capital or operating costs for compliance with such future environmental rules.

        In July 2008, the U.S. Court of Appeals for the District of Columbia issued a decision that vacated the federal Clean Air Interstate Rule. The court ruled that the regulation contained several fatal flaws, including a regional cap-and-trade program that cannot be used to facilitate the attainment of ambient air quality standards for ozone and fine particulate matter. In September 2008, the EPA, as well as several environmental groups, a group representing the electric utility industry, and the National Mining Association, all filed petitions for rehearing with the U.S. Court of Appeals. In December 2008, the U.S. Court of Appeals essentially reversed its July 2008 decision to vacate the federal Clean Air Interstate Rule. The U.S. Court of Appeals granted the EPA petition for reconsideration and remanded the rule to the EPA for further action to remedy the rule's flaws in accordance with the U.S. Court of Appeals' July 2008 opinion in the case. The impact of the decision is that the existing Illinois rules to implement the federal Clean Air Interstate Rule will remain in effect until the federal Clean Air Interstate Rule is revised by the EPA, at which point the Illinois rules may be subject to change. The EPA has stated that it expects to issue a new proposed version of the Clean Air Interstate Rule in 2010 and a final version in 2011.

        We do not believe that the court decision that vacated the federal Clean Air Mercury Rule will significantly affect pollution control obligations in Illinois in the near term. Under the Multi-Pollutant Standard, an agreement, as amended (the "MPS"), reached in 2006 among Genco, CILCO (AERG),

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

Electric Energy, Inc., and the Illinois Environmental Protection Agency (the "Illinois EPA"), which was codified in Illinois environmental regulations, Illinois generators may defer until 2015 the requirement to reduce mercury emissions by 90%, in exchange for accelerated installation of NOX and SO2 controls. This rule, when fully implemented, is expected to reduce mercury emissions by 90%, NOX emissions by 50%, and SO2 emissions by 70% by 2015 in Illinois. To comply with the rule, CILCO (AERG) has begun putting into service equipment designed to reduce mercury emissions. CILCO (AERG) will also need to install additional pollution control equipment. Current plans include installing scrubbers for SO2 reduction, as well as optimizing operations of selective catalytic reduction systems for NOX reduction at certain coal-fired plants in Illinois. The Illinois Joint Committee on Administrative Rules approved a rule amendment in June 2009 that revised certain requirements of the MPS. As a result, Genco and CILCO (AERG) collectively were able to defer to subsequent years an estimated $300 million of environmental capital expenditures originally scheduled for 2009 through 2011.

        In March 2008, the EPA finalized regulations that will lower the ambient standard for ozone. Illinois has submitted its recommendations to the EPA for designating nonattainment areas. A final action by the EPA to designate nonattainment areas is expected in March 2010. State implementation plans will need to be submitted in 2013 unless Illinois seeks an extension for various requirement dates. Additional emission reductions may be required as a result of future state implementation plans. In January 2010, the EPA announced its plans to revise the ozone standard to a level lower than the level set in 2008. At this time, we are unable to determine the impact state implementation plans for such regulations would have on our results of operations, financial position, and liquidity.

        The table below presents estimated capital costs that are based on current technology to comply with state air quality implementation plans, the MPS, federal ambient air quality standards including ozone and fine particulates, and the federal Clean Air Visibility rule. The estimates shown in the table below could change depending upon additional federal or state requirements, the requirements under a MACT standard, new technology, variations in costs of material or labor, or alternative compliance strategies, among other factors. The timing of estimated capital costs may also be influenced by whether emission allowances are used to comply with any future rules, thereby deferring capital investment. During 2009, CILCO (AERG) identified significant opportunities to defer or reduce planned capital spending, which are reflected in the estimates provided in the table. The capital cost estimates are lower than previously anticipated, in part because of CILCO's (AERG's) ability to manage its generating fleet to minimize emissions while complying with emission limits and air permit requirements. Furthermore, previous estimates included assumptions about potential and developing air regulations, including rules that were subsequently vacated by the courts. These estimates include capital spending to comply primarily with existing and known regulations as of December 31, 2009.

	2010	2011 - 2014	2015 - 2017	Total
CILCO(AERG)	$5	$120 - $150	$65 - $75	$190 - $230

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

Emission Allowances

        Both federal and state laws require significant reductions in SO2 and NOX emissions that result from burning fossil fuels. The Clean Air Act created marketable commodities called allowances under the Acid Rain Program, the NOX Budget Trading Program, and the federal Clean Air Interstate Rule. All existing generating facilities have been allocated allowances based on past production and the statutory emission reduction goals. NOX allowances allocated under the NOX Budget Trading Program can be used for the seasonal NOX program under the federal Clean Air Interstate Rule. Our generating facilities comply with the SO2 limits through the use and purchase of allowances, through the use of low-sulfur fuels, and through the application of pollution control technology. Our generating facilities are expected to comply with the NOX limits through the use and purchase of allowances or through the application of pollution control technology, including low-NOX burners, over-fire air systems, combustion optimization, rich-reagent injection, selective noncatalytic reduction, and selective catalytic reduction systems.

        See Note 1—Summary of Significant Accounting Policies for the SO2 and NOX emission allowances held and the related SO2 and NOX emission allowance book values that were classified as intangible assets as of December 31, 2009.

        CILCO (AERG) expects to use a substantial portion of its SO2 and NOX allowances for ongoing operations. Environmental regulations, including the Clean Air Interstate Rule, the timing of the installation of pollution control equipment, and the level of operations, will have a significant impact on the number of allowances actually required for ongoing operations. The Clean Air Interstate Rule requires a reduction in SO2 emissions by increasing the ratio of Acid Rain Program allowances surrendered. The current Acid Rain Program requires the surrender of one SO2 allowance for every ton of SO2 emitted. Unless revised by the EPA as a result of the U.S. Court of Appeals' remand, the Clean Air Interstate Rule program will require that SO2 allowances of vintages 2010 through 2014 be surrendered at a ratio of two allowances for every ton of emission. SO2 allowances with vintages of 2015 and beyond will be required to be surrendered at a ratio of 2.86 allowances for every ton of emission. In order to accommodate this change in surrender ratio and to comply with the federal and state regulations, CILCO (AERG) expects to install control technology designed to further reduce SO2 emissions, as discussed above.

        The Clean Air Interstate Rule has both an ozone season program and an annual program for regulating NOX emissions, with separate allowances issued for each program. The Clean Air Interstate Rule ozone season program replaced the NOX Budget Trading Program beginning in 2009. Allocations for CILCO's (AERG) Illinois generating facilities for the years 2010 and 2011 were 1,368 tons per ozone season, respectively, and 3,419 tons annually, respectively.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

Global Climate Change

        In June 2009, the U.S. House of Representatives passed energy legislation entitled "The American Clean Energy and Security Act of 2009" that, if enacted, would establish an economy-wide cap-and-trade program. The overarching goal of this proposed cap-and-trade program is to reduce greenhouse gas emissions from capped sources, including coal-fired electric generation units, to 3% below 2005 levels by 2012, 17% below 2005 levels by 2020, 42% below 2005 levels by 2030, and 83% below 2005 levels by 2050. The proposed legislation provides an allocation of free emission allowances and greenhouse gas offsets to utilities, as well as certain merchant coal-fired electric generators in competitive markets. This aspect of the proposed legislation would mitigate some of the cost of compliance for CIPS, CILCO and Illinois Power. However, the amount of free allowances decline over time and are ultimately phased out. The proposed legislation also contains, among other things, a federal renewable energy standard of 6% by 2012 that increases gradually to 20% by 2020, of which up to 25% of the goal can be met by energy efficiency. The proposed legislation also establishes performance standards for new coal plants, requires electric utilities to develop plans to support plug-in hybrid vehicles, and requires load-serving entities to reduce peak electric demand through energy efficiency and Smart Grid technologies. In September 2009, climate change legislation entitled "The Clean Energy Jobs and American Power Act" was introduced in the U.S. Senate that was similar to that passed by the U.S. House of Representatives in June 2009, although it proposes a slightly greater reduction in greenhouse gas emissions in the year 2020 and grants fewer emission allowances to the electricity sector. Under both proposed pieces of legislation, large sources of carbon dioxide ("CO2") emissions will be required to obtain and retire an allowance for each ton of CO2 emitted. The allowances may be allocated to the sources without cost, sold to the sources through auctions or other mechanisms, or traded among parties. "The Clean Energy Jobs and American Power Act" was voted out of committee in November 2009. In December 2009, Senators Kerry, Graham and Lieberman introduced a framework for Senate legislation in 2010. The framework lacks specifics, but it is consistent with the House-passed legislation except that it emphasizes the need for greater support for nuclear power and energy independence through support for clean energy and drilling for oil and natural gas. Senate leadership has stated that consideration of climate legislation will be postponed until spring 2010. In addition, the reduction of greenhouse gas emissions has been identified as a high priority by President Obama's administration. Although we cannot predict the date of enactment or the requirements of any future climate change legislation or regulations, we believe it is possible that some form of federal legislation or regulations to control emissions of greenhouse gases will become law during the current administration.

        Potential impacts from climate change legislation could vary, depending upon proposed CO2 emission limits, the timing of implementation of those limits, the method of distributing allowances, the degree to which offsets are allowed and available, and provisions for cost containment measures, such as a "safety valve" provision that provides a maximum price for emission allowances. As a result of our diverse fuel portfolio, our emissions of greenhouse gases vary among our generating facilities, but

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

coal-fired power plants are significant sources of CO2, a principal greenhouse gas. Ameren's analysis shows that if either "The American Clean Energy and Security Act of 2009" or "The Clean Energy Jobs and American Power Act" were enacted into law in its current form, household costs and rates for electricity could rise significantly. The burden could fall particularly hard on electricity consumers and upon the economy in the Midwest because of the region's reliance on electricity generated by coal-fired power plants. Natural gas emits about half the amount of CO2 that coal emits when burned to produce electricity. As a result, economy-wide shifts favoring natural gas as a fuel source for electricity generation also could affect the cost of heating for our utility customers and many industrial processes. Ameren believes that wholesale natural gas costs could rise significantly as well. Higher costs for energy could contribute to reduced demand for electricity and natural gas.

        In early December 2009, representatives from countries around the globe met in Copenhagen, Denmark, to attempt to develop an international treaty to supersede the Kyoto Protocol, which set mandatory greenhouse gas reduction requirements for participating countries. The parties were unable to reach agreement regarding mandatory greenhouse gas emissions reductions. However, certain countries, including the United States, entered into an agreement called the "Copenhagen Accord." The Copenhagen Accord provides a mechanism for countries to make economy-wide greenhouse gas emission mitigation commitments for reducing emissions of greenhouse gases by 2020 and provides for developed countries to fund greenhouse gas emissions mitigation projects in developing countries. Any commitment under the Copenhagen Accord is subject to congressional action on climate change.

        Additional requirements to control greenhouse gas emissions and address global climate change may also arise pursuant to the Midwest Greenhouse Gas Reduction Accord, an agreement signed by the governors of Illinois, Iowa, Kansas, Michigan, Wisconsin and Minnesota to develop a strategy to achieve energy security and to reduce greenhouse gas emissions through a cap-and-trade mechanism. The advisory group to the Midwest governors provided draft final recommendations on the design of a greenhouse gas reduction program in June 2009. In October 2009, the Midwestern Governors Association held a forum to review some of the advisory group's recommendations. The October 2009 forum did not yield any significant updates to the Midwest Greenhouse Gas Reduction Accord's work toward a cap-and-trade mechanism. The recommendations have not been endorsed or approved by the individual state governors. It is uncertain whether legislation to implement the recommendations will be implemented or passed by any of the states, including Illinois.

        With regard to the control of greenhouse gas emissions under federal regulation in 2007, the U.S. Supreme Court issued a decision finding that the EPA has the authority to regulate CO2 and other greenhouse gases from automobiles as "air pollutants" under the Clean Air Act. This decision required the EPA to determine whether greenhouse gas emissions may reasonably be anticipated to endanger public health or welfare, or, in the alternative, to provide a reasonable explanation as to why greenhouse gas emissions should not be regulated. In December 2009, in response to the decision of the U.S. Supreme Court, the EPA issued its "endangerment finding" determining that greenhouse gas emissions, including CO2, endanger human health and welfare and that emissions of greenhouse gases

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

from motor vehicles contribute to that endangerment. It is expected that the EPA will issue a rule by the end of March 2010 to control greenhouse gas emissions from light-duty vehicles, such as automobiles. Once this rule is effective, greenhouse gases will, for the first time, be a regulated air pollutant under the Clean Air Act. The EPA has taken the position that the regulation of greenhouse gas emissions from new motor vehicles under the Clean Air Act will trigger the applicability of other Clean Air Act provisions, such as the Title V Operating Permit Program and the new source review ("NSR") provisions under the Clean Air Act, to greenhouse gas emissions from stationary sources. This would include fossil-fuel-fired electricity generating plants.

        Recognizing the difficulties presented by regulating at once virtually all emitters of greenhouse gases, the EPA announced in September 2009 a proposed rule, known as the "tailoring rule," that would establish new higher thresholds for regulating greenhouse gas emissions from stationary sources, such as power plants. The rule would require any source that emits at least 25,000 tons per year of greenhouse gases measured as CO2 equivalents ("CO2e") to have an operating permit under Title V Operating Permit Program of the Clean Air Act. Sources that already have an operating permit would have greenhouse gas-specific provisions added to their permits upon renewal. Currently, all Ameren power plants have operating permits that, depending on the final rule, may be modified when they are renewed to address greenhouse gas emissions. The proposed tailoring rule also provides that if physical changes or changes in operation at major sources result in an increase in emissions of greenhouse gases over a threshold ranging from 10,000 tons to 25,000 tons of CO2e, the emitters would be required to obtain a permit under the NSR/Prevention of Significant Deterioration program and to install the best available technology to control greenhouse gas emissions. New major sources also would be required to obtain such a permit and to install the best available control technology. The EPA has committed to provide guidance about the best available control technology for new and modified major sources of greenhouse gas emissions. The tailoring rule is expected to be finalized in March 2010, but any federal climate change legislation that is enacted may preempt the proposed rule, particularly as it relates to power plant greenhouse gas emissions. This proposed rule has no immediate impact on CILCO's (AERG) generating facilities. The extent to which this proposed rule could have a material impact on our generating facilities depends upon future EPA guidelines as to what constitutes the best available control technology for greenhouse gas emissions from power plants, whether physical changes or change in operation subject to the rule would occur at our power plants, and whether federal legislation that preempts the proposed rule is passed.

        The EPA also finalized regulations in September 2009 that would require certain categories of businesses, including fossil-fuel-fired power plants, to monitor and report their annual greenhouse gas emissions, beginning in January 2011 for 2010 emissions. CO2 emissions from fossil-fuel-fired power plants subject to the Clean Air Act's Acid Rain Program have been monitored and reported for over 15 years. Thus, this new rule covering greenhouse gas emissions is not expected to have a material effect on our operations. It will require additional reporting of greenhouse gas emissions from various gas operations and possibly other minor sources within our system.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

        Recent federal appellate court decisions have ruled that common law causes of action, such as nuisance, can be used to redress damages resulting from global climate change. In State of Connecticut v. American Electric Power ("AEP"), the U.S. Court of Appeals for the Second Circuit ruled in September 2009 that public nuisance claims brought by states, New York City and public land trusts could proceed and were not beyond the scope of judicial relief. Ameren's generating plants were not named in the AEP litigation. In Comer v. Murphy Oil ("Comer"), a Mississippi property owner sued several industrial companies, alleging that CO2 emissions created the atmospheric conditions that resulted in Hurricane Katrina. The U.S. Court of Appeals for the Fifth Circuit issued a ruling in Comer in October 2009 that permits this cause of action to proceed. Comer is seeking class action certification on behalf of similarly situated property owners. Additional legal challenges and appeals are expected in both the Comer and AEP cases. The rulings in these cases may spur other claimants to file suit against greenhouse gas emitters, including Ameren. The courts did not rule on the merits of the lawsuits, only that plaintiffs had standing to pursue their claims. Under some of the versions of greenhouse gas legislation currently pending in Congress, nuisance claims could be rendered moot. We are unable to predict the outcome of lawsuits seeking damages that litigants claim are attributable to climate change and their impact on our results of operations, financial position, and liquidity.

        Future federal and state legislation or regulations that mandate limits on the emission of greenhouse gases would result in significant increases in capital expenditures and operating costs, which, in turn, could lead to increased liquidity needs and higher financing costs. Moreover, to the extent we request recovery of these costs through rates, our regulators might deny some or all of, or defer timely recovery of, these costs. Excessive costs to comply with future legislation or regulations might force CILCO (through AERG) as well as other similarly situated electric power generators to close some coal-fired facilities and could lead to possible impairment of assets and reduced revenues. As a result, mandatory limits could have a material adverse impact on CILCO's (AERG's) results of operations, financial position, and liquidity.

        The impact on us of future initiatives related to greenhouse gas emissions and global climate change is unknown. Although compliance costs are unlikely in the near future, federal legislative, federal regulatory and state-sponsored initiatives to control greenhouse gases continue to progress, making it more likely that some form of greenhouse gas emissions control will eventually be required. Since these initiatives continue to evolve, the impact on our coal-fired generation plants and our customers' costs is unknown, but any impact would likely be negative. Our costs of complying with any mandated federal or state greenhouse gas program could have a material impact on our future results of operations, financial position, and liquidity.

New Source Review

        The EPA is engaged in an enforcement initiative targeted at coal-fired power plants in the United States to determine whether those power plants failed to comply with the requirements of the NSR and New Source Performance Standards ("NSPS") provisions under the Clean Air Act when the plants

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

implemented modifications. The EPA's inquiries focus on whether projects performed at power plants should have triggered various permitting requirements and the installation of pollution control equipment.

        In April 2005, the EPA issued a request for information pursuant to Section 114(a) of the Clean Air Act directed to all of Ameren's coal-fired generating plants located in Illinois, including those at AERG. It sought detailed operating, maintenance and capital expenditure history data for all of those plants, including the E.D. Edwards and Duck Creek facilities. Subsequent to the initial request, additional Section 114 requests were issued and in May 2009, we completed our response to the various information requests, but we are unable to predict the outcome of this matter.

        Resolution of these matters could have a material adverse impact on the future results of operations, financial position, and liquidity of AERG. A resolution could result in increased capital expenditures for the installation of control technology, increased operations and maintenance expenses, and fines or penalties.

Clean Water Act

        In July 2004, the EPA issued rules under the Clean Water Act that require cooling-water intake structures to have the best technology available for minimizing adverse environmental impacts on aquatic species. These rules pertain to all existing generating facilities that currently employ a cooling-water intake structure whose flow exceeds 50 million gallons per day. The rules may require facilities to install additional technology on their cooling water intakes or take other protective measures and to do extensive site-specific study and monitoring. There is also the possibility that the rules may lead to the installation of cooling towers on some of our generating facilities. On April 1, 2009, the U.S. Supreme Court ruled that the EPA can compare the costs of technology for protecting aquatic species to the benefits of that technology in order to establish the "best technology available" standards applicable to the cooling water intake structure at existing power plants under the Clean Water Act. The EPA is expected to propose revised rules in 2010. Until the EPA reissues the rules and such rules are adopted, and until the studies on the aquatic impacts of the power plants are completed, we are unable to estimate the costs of complying with these rules. Such costs are not expected to be incurred prior to 2012. Both generating stations at AERG could be subject to these new regulations.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

Remediation

        We are involved in a number of remediation actions to clean up hazardous waste sites as required by federal and state law. Such statutes require that responsible parties fund remediation actions regardless of their degree of fault, the legality of original disposal, or the ownership of a disposal site. CIPS, CILCO and Illinois Power have each been identified by the federal or state governments as a potentially responsible party at several contaminated sites. Several of these sites involve facilities that were transferred by CIPS to Genco in May 2000 and facilities transferred by CILCO to AERG in October 2003. As part of each transfer, CIPS and CILCO have contractually agreed to indemnify Genco and AERG, respectively, for remediation costs associated with preexisting environmental contamination at the transferred sites.

        As of December 31, 2009, CIPS, CILCO and Illinois Power owned or were otherwise responsible for several former manufactured gas plant sites in Illinois. CIPS has 15, CILCO has four, and Illinois Power has 25 sites. All of these sites are in various stages of investigation, evaluation, and remediation. The Ameren Illinois Utilities currently anticipate completion of remediation at these sites by 2015, except for a CIPS site that is expected to be completed by 2017. The ICC permits each company to recover remediation and litigation costs associated with its former manufactured gas plant sites from its Illinois electric and natural gas utility customers through environmental adjustment rate riders. To be recoverable, such costs must be prudently and properly incurred. Costs are subject to annual review by the ICC. As of December 31, 2009, estimated obligations were: CIPS—$47 million to $62 million, CILCO—less than $1 million, and Illinois Power—$112 million to $175 million. CIPS, CILCO and Illinois Power have liabilities of $47 million, less than $1 million, and $112 million, respectively, recorded to represent estimated minimum obligations, as no other amount within the range was a better estimate. In 2009, after the completion of site investigations and the selection of remediated actions, CIPS and Illinois Power increased their remediation liabilities.

        CIPS is also responsible for the cleanup of a former coal ash landfill in Coffeen, Illinois. As of December 31, 2009, CIPS estimated that obligation at $0.5 million to $6 million. CIPS recorded a liability of $0.5 million to represent its estimated minimum obligation for this site, as no other amount within the range was a better estimate. Illinois Power is also responsible for the cleanup of a landfill, underground storage tanks, and a water treatment plant in Illinois. As of December 31, 2009, Illinois Power recorded a liability of $0.8 million to represent its best estimate of the obligation for these sites.

        In December 2004, AERG submitted a plan to the Illinois EPA to address groundwater and surface water issues associated with the recycle pond, ash ponds, and reservoir at the Duck Creek power plant facility. Information submitted by AERG is currently under review by the Illinois EPA. CILCO (AERG) has a liability of $3 million at December 31, 2009, for the estimated cost of the remediation effort, which involves discharging recycle-system water into the Duck Creek reservoir and the eventual closure of ash ponds in order to address these groundwater and surface water issues.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

        Our operations or those of our predecessor companies involve the use, disposal of, and in appropriate circumstances, the cleanup of substances regulated under environmental protection laws. We are unable to determine whether such practices will result in future environmental commitments or impact our results of operations, financial position, or liquidity.

Ash Management

        There has been increased activity at both state and federal levels to examine the need for additional regulation of ash pond facilities and coal combustion byproducts ("CCB") and wastes. The EPA is considering regulating CCB under the hazardous waste regulations, which could impact future disposal and handling costs at our power plant facilities. We believe it is likely that the EPA will continue to allow some beneficial use, such as recycling, of CCB without classifying them as hazardous wastes. As part of its proposed regulations, the EPA is considering requirements that coal-fired power plants engage in the mandatory closure of active surface impoundments used for the management of CCB. In September 2009, the EPA announced that it expects to revise federal rules governing wastewater discharges from coal-fired power plants. Some form of additional regulation concerning ash ponds, and the handling and disposal of CCB and waste, is expected to be proposed in early 2010. Depending upon the scope and timing of these rules, AERG may be required to alter the management of CCB waste, including beneficial reuse, and to discontinue or phase out the use of the ash ponds. AERG's CCB impoundments were not identified in the EPA's 2009 list of 44 high-hazard potential impoundments containing CCB.

        In addition, the Illinois EPA has requested that CILCO (AERG) establish groundwater monitoring plans for its active and inactive ash impoundments in Illinois. AERG has entered into discussions with the Illinois EPA about a framework for closure of additional ash ponds in Illinois, including the ash ponds at Duck Creek, when such facilities are ultimately taken out of service. The permit for the Duck Creek ash pond expires in 2010. CILCO (AERG) has recorded an ARO, based on current laws, for the estimated costs of the retirement of its ash ponds.

        At this time, we are unable to predict the effects any such state and federal regulations might have on our results of operations, financial position, and liquidity.

Asbestos-related Litigation

        CIPS, CILCO and Illinois Power have been named, along with numerous other parties, in a number of lawsuits filed by plaintiffs claiming varying degrees of injury from asbestos exposure. Most have been filed in the Circuit Court of Madison County, Illinois. The total number of defendants named in each case is significant; as many as 192 parties are named in some pending cases and as few as six in others. However, in the cases that were pending as of December 31, 2009, the average number of parties was 71.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

        The claims filed against CIPS, CILCO and Illinois Power allege injury from asbestos exposure during the plaintiffs' activities at our present or former electric generating plants. Former CIPS plants are now owned by Genco, and former CILCO plants are now owned by AERG. Most of Illinois Power's plants were transferred to a former parent subsidiary prior to Ameren's acquisition of Illinois Power. As a part of the transfer of ownership of the CIPS and CILCO generating plants, CIPS and CILCO have contractually agreed to indemnify Genco and AERG, respectively, for liabilities associated with asbestos-related claims arising from activities prior to the transfer. Each lawsuit seeks unspecified damages that, if awarded at trial, typically would be shared among the various defendants.

        The following table presents the pending asbestos-related lawsuits filed against CIPS, CILCO and Illinois Power as of December 31, 2009:

Specifically Named as Defendant
CIPS	CILCO	Illinois Power
32	15	40

        At December 31, 2009, CIPS, CILCO and Illinois Power had liabilities of $3 million, $2 million and $5 million, respectively, recorded to represent their best estimate of their obligations related to asbestos claims.

        Illinois Power has a tariff rider to recover the costs of asbestos-related litigation claims, subject to the following terms: 90% of cash expenditures in excess of the amount included in base electric rates are recovered by Illinois Power from a trust fund established by Illinois Power. At December 31, 2009, the trust fund balance was approximately $23 million, including accumulated interest. If cash expenditures are less than the amount in base rates, Illinois Power will contribute 90% of the difference to the fund. Once the trust fund is depleted, 90% of allowed cash expenditures in excess of base rates will be recovered through charges assessed to customers under the tariff rider.

        CIPS, CILCO and Illinois Power believe that the final disposition of these proceedings will not have a material adverse effect on their results of operations, financial position, or liquidity.

NOTE 14—GOODWILL

        We evaluate goodwill for impairment as of October 31 of each year, or more frequently if events and circumstances indicate that the asset might be impaired. Goodwill impairment testing is a two-step process. The first step involves a comparison of the estimated fair value of a reporting unit with its carrying amount. If the estimated fair value of the reporting unit exceeds the carrying value, goodwill of the reporting unit is considered unimpaired. If the carrying amount of the reporting unit exceeds its estimated fair value, a second step is performed to measure the amount of impairment, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit's goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by allocating the estimated fair value of the reporting unit to the estimated fair value of its existing assets

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 14—GOODWILL (Continued)

and liabilities in a manner similar to a purchase price allocation. The unallocated portion of the estimated fair value of the reporting unit is the implied fair value of goodwill. If the implied fair value of goodwill is less than the carrying amount, an impairment loss equivalent to the difference is recorded as a reduction of goodwill and a charge to operating expense.

        During the first quarter of 2009, we concluded that events had occurred and circumstances had changed which required us to perform an interim goodwill impairment test. The following events triggered this impairment test:

  •
  A significant decline in Ameren's market capitalization.

  •
  The continuing decline in market prices for electricity.

  •
  A decrease in observable industry market multiples.

        The fair value of Ameren's and Illinois Power's reporting units was estimated based on a risk-adjusted, probability-weighted discounted cash flow model that considered multiple operating scenarios. Key assumptions in the determination of fair value included the use of an appropriate discount rate, estimated five-year cash flows, and an exit value based on observable industry market multiples. We use our best estimates in making these evaluations. We consider various factors, including forward price curves for energy and fuel costs, the regulatory environment, and operating costs. For the interim test conducted as of March 31, 2009, the discount rate used was 3.8%, based on the 20-year treasury yield. To assess the reasonableness of the estimated reporting unit fair values, the sum of the estimated fair values of the Ameren reporting units is reconciled to our current market capitalization plus an estimated control premium. Ameren's reporting units and Illinois Power's reporting unit did not require a second step assessment; the results of the step one tests indicated no impairment of goodwill as of March 31, 2009.

        The annual impairment test, conducted as of October 31, 2009, did not result in a second step assessment; the test indicated no impairment of Ameren's or Illinois Power's goodwill. The annual test was conducted in a manner similar to the interim test described above. Ameren's market capitalization was less than the book value of its equity as of the October 31, 2009, testing date and during the remainder of 2009. However, the sum of the estimated fair values of Ameren reporting units exceeded the combined Ameren reporting unit carrying value as of October 31, 2009. We believe the difference between Ameren's market capitalization and the sum of the estimated fair values of the Ameren reporting units as of October 31, 2009 can be explained by the application of a reasonable control premium to our share price. The discount rate used was 4.2%, based on the 20-year treasury yield. At Ameren's Illinois Regulated reporting unit and Illinois Power's Illinois Regulated reporting unit, either (1) a decrease in the forecasted cash flows of 10%, (2) an increase in the discount rate of one percentage point, or (3) a decrease of the market multiple by one would not have resulted in the carrying value of the reporting unit exceeding their fair values. However, the estimated fair value of Ameren's Merchant Generation reporting unit exceeded its carrying value by a nominal amount as of

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 14—GOODWILL (Continued)

October 31, 2009. The estimated fair value of Ameren's Merchant Generation reporting unit exceeded its carrying value by approximately $95 million, or 3%. The failure in the future of any reporting unit to achieve forecasted operating results and cash flows or a decline of observable industry market multiples may further reduce its estimated fair value below its carrying value, which would likely result in the recognition of a goodwill impairment charge.

        Ameren and Illinois Power will continue to monitor the actual and forecasted operating results, cash flows, market capitalization, market prices for electricity, and observable industry market multiples of their reporting units for signs of possible declines in estimated fair value and potential goodwill impairment.

        Ameren has identified three reporting units, which also represent Ameren's reportable segments. The Ameren reporting units are Missouri Regulated, Illinois Regulated, and Merchant Generation. Illinois Power has one reporting unit, Illinois Regulated. Ameren's reporting units have been defined and goodwill has been evaluated at the operating segment level in accordance with authoritative accounting guidance. The following tables provide a reconciliation of the beginning and ending carrying amounts of goodwill by reporting unit, for Ameren and Illinois Power, for the years 2009 and 2008:

Ameren

	2009				2008
	Missouri Regulated	Illinois Regulated	Merchant Generation	Total(a)	Missouri Regulated	Illinois Regulated	Merchant Generation	Total
Gross goodwill at January 1	$-	$411	$420	$831	$-	$411	$420	$831
Accumulated impairment losses	-	-	-	-	-	-	-	-

Goodwill, net of accumulated impairment losses	$-	$411	$420	$831	$-	$411	$420	$831
Changes during the year	-	-	-	-	-	-	-	-

Goodwill, net of impairment losses at December 31	$-	$411	$420	$831	$-	$411	$420	$831

(a)
Includes amounts for Ameren registrants and nonregistrant subsidiaries.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 14—GOODWILL (Continued)

Illinois Power

	2009				2008
	Missouri Regulated	Illinois Regulated	Merchant Generation	Total	Missouri Regulated	Illinois Regulated	Merchant Generation	Total
Gross goodwill at January 1	$-	$214	$-	$214	$-	$214	$-	$214
Accumulated impairment losses	-	-	-	-	-	-	-	-

Goodwill, net of accumulated impairment losses	$-	$214	$-	$214	$-	$214	$-	$214
Changes during the year	-	-	-	-	-	-	-	-

Goodwill, net of impairment losses at December 31	$-	$214	$-	$214	$-	$214	$-	$214

NOTE 15—SEGMENT INFORMATION

        CILCO has two reportable segments: Illinois Regulated and Merchant Generation. The Illinois Regulated segment for CILCO consists of the regulated electric and gas transmission and distribution businesses of CILCO. The Merchant Generation business segment for CILCO consists of the generation business of AERG. Other comprises minor activities not reported in the Illinois Regulated or Merchant Generation business segments.

        The following table presents information about the reported revenues and specified items included in net income of CILCO for the years ended December 31, 2009, 2008 and 2007, and total assets as of December 31, 2009, 2008 and 2007.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY (Consolidated)

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Audited)

December 31, 2009

NOTE 15—SEGMENT INFORMATION (Continued)

CILCO

	Illinois Regulated	Merchant Generation	Other	Intersegment Eliminations	Consolidated CILCO
2009
External revenues	$655	$427	$-	$-	$1,082
Intersegment revenues	1	-	-	(1)	-
Depreciation and amortization	32	38	-	-	70
Interest charges	25	16	-	-	41
Income taxes	8	64	-	-	72
Net income(a)	20	114	-	-	134
Capital expenditures	63	91	-	-	154
Total assets	1,264	1,119	-	(1)	2,382

2008
External revenues	$805	$342	$-	$-	$1,147
Intersegment revenues	3	-	-	(3)	-
Depreciation and amortization	50	27	-	-	77
Interest charges	16	5	-	-	21
Income taxes	5	34	-	-	39
Net income(a)	16	52	-	-	68
Capital expenditures	61	258	-	-	319
Total assets	1,214	1,081	-	1	2,296

2007
External revenues	$732	$279	$-	$-	$1,011
Intersegment revenues	-	4	-	(4)	-
Depreciation and amortization	54	19	-	-	73
Interest charges	18	8	1	-	27
Income taxes	-	39	-	-	39
Net income(a)	9	65	-	-	74
Capital expenditures	64	190	-	-	254
Total assets	1,017	859	-	(9)	1,867

(a)
Represents net income available to the common stockholder (CILCORP); 100% of CILCO's preferred stock dividends are included in the Illinois Regulated segment.

Controls and Procedures

        Evaluation of Disclosure Controls and Procedures.    As of March 31, 2010, evaluations were performed under the supervision and with the participation of management, including the principal executive officer and principal financial officer of each of CIPS, CILCO and Illinois Power, of the effectiveness of the design and operation of such registrant's disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act). Based upon those evaluations, the principal executive officer and principal financial officer of each of CIPS, CILCO and Illinois Power concluded that such disclosure controls and procedures are effective to provide assurance that information required to be disclosed in such registrant's reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and such information is accumulated and communicated to its management, including its principal executive and principal financial officers, to allow timely decisions regarding required disclosure.

        Change in Internal Controls.    There has been no change in any of CIPS', CILCO's or Illinois Power's internal control over financial reporting during their most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, each of their internal control over financial reporting.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

STATEMENT OF INCOME

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2010	2009
Operating Revenues:
Electric	$162	$165
Gas	89	98
Other	-	2

Total operating revenues	251	265

Operating Expenses:
Purchased power	93	106
Gas purchased for resale	62	73
Other operations and maintenance	45	43
Depreciation and amortization	17	17
Taxes other than income taxes	11	10

Total operating expenses	228	249

Operating Income	23	16
Other Income and Expenses:
Miscellaneous income	1	3
Miscellaneous expense	-	1

Total other income	1	2

Interest Charges	7	7

Income Before Income Taxes	17	11
Income Taxes	7	4

Net Income	10	7
Preferred Stock Dividends	1	1

Net Income Available to Common Stockholder	$9	$6

The accompanying notes as they relate to CIPS are an integral part of these financial statements.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

BALANCE SHEET

(Unaudited)

(In millions)

	March 31, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$38	$28
Accounts receivable—trade (less allowance for doubtful accounts of $8 and $5, respectively)	77	53
Accounts receivable—affiliates	24	12
Unbilled revenue	35	52
Miscellaneous accounts and notes receivable	-	14
Current portion of intercompany note receivable—Genco	45	45
Current portion of intercompany tax receivable—Genco	10	9
Materials and supplies	20	47
Current regulatory assets	99	59
Deferred taxes	18	18
Other current assets	9	5

Total current assets	375	342

Property and Plant, Net	1,250	1,268
Investments and Other Assets:
Intercompany tax receivable—Genco	78	82
Regulatory assets	261	248
Other assets	31	25

Total investments and other assets	370	355

TOTAL ASSETS	$1,995	$1,965

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts and wages payable	$41	$48
Accounts payable—affiliates	34	58
Taxes accrued	29	7
Customer deposits	21	21
Mark-to-market derivative liabilities	29	10
Mark-to-market derivative liabilities—affiliates	64	43
Environmental remediation	21	22
Other current liabilities	42	45

Total current liabilities	281	254

Long-term Debt, Net	421	421
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes	269	273
Accumulated deferred investment tax credits	7	7
Regulatory liabilities	225	242
Pension and other postretirement benefits	59	58
Other deferred credits and liabilities	158	136

Total deferred credits and other liabilities	718	716

Commitments and Contingencies (Notes 2, 8 and 9)
Stockholders' Equity:
Common stock, no par value, 45.0 shares authorized—25.5 shares outstanding	-	-
Other paid-in capital	257	257
Preferred stock not subject to mandatory redemption	50	50
Retained earnings	268	267

Total stockholders' equity	575	574

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,995	$1,965

The accompanying notes as they relate to CIPS are an integral part of these financial statements.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

STATEMENT OF CASH FLOWS

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2010	2009
Cash Flows From Operating Activities:
Net income	$10	$7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17	17
Amortization of debt issuance costs and premium/discounts	1	-
Deferred income taxes and investment tax credits, net	(6)	(1)
Changes in assets and liabilities:
Receivables	(2)	33
Materials and supplies	27	43
Accounts and wages payable	(26)	(22)
Taxes accrued	22	4
Assets, other	(6)	(7)
Liabilities, other	(2)	(7)
Pension and other postretirement benefits	2	2

Net cash provided by operating activities	37	69

Cash Flows From Investing Activities:
Capital expenditures	(19)	(18)

Net cash used in investing activities	(19)	(18)

Cash Flows From Financing Activities:
Dividends on common stock	(8)	-
Dividends on preferred stock	(1)	(1)
Short-term debt, net	-	(62)
Money pool borrowings, net	-	12
Other	1	-

Net cash used in financing activities	(8)	(51)

Net change in cash and cash equivalents	10	-
Cash and cash equivalents at beginning of period	28	-

Cash and cash equivalents at end of period	$38	$-

The accompanying notes as they relate to CIPS are an integral part of these financial statements.

CENTRAL ILLINOIS LIGHT COMPANY

CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2010	2009
Operating Revenues:
Electric	$165	$170
Gas	112	124
Support services—affiliates	21	16
Other	-	1

Total operating revenues	298	311

Operating Expenses:
Fuel	39	22
Purchased power	42	47
Gas purchased for resale	85	96
Other operations and maintenance	63	63
Depreciation and amortization	18	16
Taxes other than income taxes	9	8

Total operating expenses	256	252

Operating Income	42	59
Other Income and Expenses:
Miscellaneous expense	1	1
Interest Charges	12	7

Income Before Income Taxes	29	51
Income Taxes	10	18

Net Income	$19	$33

The accompanying notes as they relate to CILCO are an integral part of these financial statements.

CENTRAL ILLINOIS LIGHT COMPANY

CONSOLIDATED BALANCE SHEET

(Unaudited)

(In millions)

	March 31, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$98	$88
Accounts receivable—trade (less allowance for doubtful accounts of $4 and $3, respectively)	51	39
Accounts receivable—affiliates	61	68
Unbilled revenue	26	43
Miscellaneous accounts and notes receivable	4	16
Materials and supplies	59	107
Current regulatory assets	61	29
Other current assets	27	18

Total current assets	387	408

Property and Plant, Net	1,775	1,789
Investments and Other Assets:
Intangible assets	1	1
Regulatory assets	179	162
Other assets	32	22

Total investments and other assets	212	185

TOTAL ASSETS	$2,374	$2,382

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Intercompany note payable—Ameren	$245	$288
Accounts and wages payable	44	62
Accounts payable—affiliates	37	50
Taxes accrued	7	5
Mark-to-market derivative liabilities	30	10
Mark-to-market derivative liabilities—affiliates	30	19
Other current liabilities	67	72

Total current liabilities	460	506

Long-term Debt, Net	279	279
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	225	214
Accumulated deferred investment tax credits	4	4
Regulatory liabilities	201	209
Pension and other postretirement benefits	195	193
Asset retirement obligations	35	34
Other deferred credits and liabilities	105	88

Total deferred credits and other liabilities	765	742

Commitments and Contingencies (Notes 2, 8 and 9)
Stockholders' Equity:
Common stock, no par value, 20.0 shares authorized—13.6 shares outstanding	-	-
Other paid-in capital	480	480
Preferred stock not subject to mandatory redemption	19	19
Retained earnings	369	354
Accumulated other comprehensive loss	2	2

Total stockholders' equity	870	855

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,374	$2,382

The accompanying notes as they relate to CILCO are an integral part of these financial statements.

CENTRAL ILLINOIS LIGHT COMPANY

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2010	2009
Cash Flows From Operating Activities:
Net income	$19	$33
Adjustments to reconcile net income to net cash provided by operating activities:
Net mark-to-market (gain) loss on derivatives	-	(2)
Depreciation and amortization	18	16
Amortization of debt issuance costs and premium/discounts	1	-
Deferred income taxes and investment tax credits, net	7	(2)
Changes in assets and liabilities:
Receivables	27	12
Materials and supplies	48	49
Accounts and wages payable	(27)	(68)
Taxes accrued	2	12
Assets, other	(22)	(21)
Liabilities, other	(5)	19
Pension and postretirement benefits	4	4

Net cash provided by operating activities	72	52

Cash Flows From Investing Activities:
Capital expenditures	(14)	(58)
Proceeds from sale of noncore properties	2	-

Net cash used in investing activities	(12)	(58)

Cash Flows From Financing Activities:
Dividends on common stock	(4)	-
Short-term debt, net	-	(181)
Intercompany note payable—Ameren, net	(43)	100
Money pool borrowings, net	-	110
Capital contribution from parent	-	11
Other	(3)	1

Net cash provided by (used in) financing activities	(50)	41

Net change in cash and cash equivalents	10	35
Cash and cash equivalents at beginning of period	88	-

Cash and cash equivalents at end of period	$98	$35

The accompanying notes as they relate to CILCO are an integral part of these financial statements.

ILLINOIS POWER COMPANY

STATEMENT OF INCOME

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2010	2009
Operating Revenues:
Electric	$251	$252
Gas	200	216
Other	2	4

Total operating revenues	453	472

Operating Expenses:
Purchased power	135	149
Gas purchased for resale	140	158
Other operations and maintenance	72	67
Depreciation and amortization	25	24
Amortization of regulatory assets	4	4
Taxes other than income taxes	21	21

Total operating expenses	397	423

Operating Income	56	49
Other Income and Expenses:
Miscellaneous income	1	1
Miscellaneous expense	2	1

Total other expense	(1)	-

Interest Charges	23	26

Income Before Income Taxes	32	23
Income Taxes	13	9

Net Income	19	14
Preferred Stock Dividends	1	1

Net Income Available to Common Stockholder	$18	$13

The accompanying notes as they relate to Illinois Power are an integral part of these financial statements.

ILLINOIS POWER COMPANY

BALANCE SHEET

(Unaudited)

(In millions)

	March 31, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$119	$190
Accounts receivable—trade (less allowance for doubtful accounts of $12 and $9, respectively)	149	107
Accounts receivable—affiliates	66	49
Unbilled revenue	55	94
Miscellaneous accounts and notes receivable	-	23
Materials and supplies	54	112
Counterparty collateral	33	5
Current regulatory assets	149	86
Other current assets	20	21

Total current assets	645	687

Property and Plant, Net	2,461	2,450
Investments and Other Assets:
Goodwill	214	214
Regulatory assets	562	540
Other assets	64	51

Total investments and other assets	840	805

TOTAL ASSETS	$3,946	$3,942

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts and wages payable	$64	$98
Accounts payable—affiliates	96	117
Taxes accrued	10	6
Customer deposits	34	17
Mark-to-market derivative liabilities	43	46
Mark-to-market derivative liabilities—affiliates	59	20
Environmental remediation	88	65
Current regulatory liabilities	40	59
Other current liabilities	46	77

Total current liabilities	480	505

Long-term Debt, Net	1,147	1,147
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	234	232
Regulatory liabilities	90	88
Pension and other postretirement benefits	240	238
Other deferred credits and liabilities	308	281

Total deferred credits and other liabilities	872	839
Commitments and Contingencies (Notes 2, 8 and 9)
Stockholders' Equity:
Common stock, no par value, 100.0 shares authorized—23.0 shares outstanding	-	-
Other paid-in-capital	1,349	1,349
Preferred stock not subject to mandatory redemption	46	46
Retained earnings	49	53
Accumulated other comprehensive income	3	3

Total stockholders' equity	1,447	1,451

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,946	$3,942

The accompanying notes as they relate to Illinois Power are an integral part of these financial statements.

ILLINOIS POWER COMPANY

STATEMENT OF CASH FLOWS

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2010	2009
Cash Flows From Operating Activities:
Net income	$19	$14
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29	26
Amortization of debt issuance costs and premium/discounts	2	1
Deferred income taxes	3	6
Other	-	(1)
Changes in assets and liabilities:
Receivables	2	19
Materials and supplies	58	84
Accounts and wages payable	(39)	(21)
Taxes accrued	4	3
Assets, other	(34)	(23)
Liabilities, other	(16)	1
Pension and other postretirement benefits	6	8

Net cash provided by operating activities	34	117

Cash Flows From Investing Activities:
Capital expenditures	(46)	(35)
Advances to AITC for construction	(3)	(17)
Money pool advances, net	-	(12)

Net cash used in investing activities	(49)	(64)

Cash Flows From Financing Activities:
Dividends on common stock	(21)	-
Dividends on preferred stock	(1)	(1)
Capital issuance costs	-	58
Generator advances received for construction, net	(34)	19

Net cash provided by (used in) financing activities	(56)	76

Net change in cash and cash equivalents	(71)	129
Cash and cash equivalents at beginning of period	190	50

Cash and cash equivalents at end of period	$119	$179

The accompanying notes as they relate to Illinois Power are an integral part of these financial statements.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS

(Unaudited)

March 31, 2010

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

        Central Illinois Public Service Company ("CIPS"), Central Illinois Light Company ("CILCO") and Illinois Power Company ("Illinois Power") are wholly-owned subsidiaries of Ameren Corporation ("Ameren"). Ameren, headquartered in St. Louis, Missouri, is a public utility holding company under the Public Utility Holding Company Act of 2005, administered by the Federal Energy Regulatory Commission ("FERC"). Ameren's primary assets are the common stock of its subsidiaries. Ameren's subsidiaries are separate, independent legal entities with separate businesses, assets, and liabilities. These subsidiaries operate, as the case may be, rate-regulated electric generation, transmission and distribution businesses, rate-regulated natural gas transmission and distribution businesses, and merchant electric generation businesses in Missouri and Illinois. A description of CIPS, CILCO and Illinois Power, each of which operates in Illinois, are provided below.

  •
  CIPS, or Central Illinois Public Service Company, also known as AmerenCIPS, operates a rate-regulated electric and natural gas transmission and distribution business in Illinois. CIPS was incorporated in Illinois in 1923 and is successor to a number of companies, the oldest of which was organized in 1902. It supplies electric and natural gas utility service to portions of central, west central and southern Illinois having an estimated population of 1.1 million in an area of 20,500 square miles. CIPS supplies electric service to 383,000 customers and natural gas service to 182,000 customers.

  •
  CILCO, or Central Illinois Light Company, also known as AmerenCILCO, operates a rate-regulated electric transmission and distribution business, a merchant electric generation business (through its subsidiary, AmerenEnergy Resources Generating Company ("AERG")) and a rate-regulated natural gas transmission and distribution business, all in Illinois. CILCO was incorporated in Illinois in 1913. It supplies electric and natural gas utility service to portions of central and east central Illinois in areas of 3,700 and 4,500 square miles, respectively, with an estimated population of 0.6 million. CILCO supplies electric service to 211,000 customers and natural gas service to 214,000 customers. AERG, a wholly owned subsidiary of CILCO and part of Ameren's Merchant Generation business segment, is expected to have capacity of 1,125 megawatts ("MW") from its coal-fired electric generating facilities at the time of the 2010 peak summer electrical demand.

  •
  Illinois Power, or Illinois Power Company, also known as AmerenIP, operates a rate-regulated electric and natural gas transmission and distribution business in Illinois. Illinois Power was incorporated in 1923 in Illinois. It supplies electric and natural gas utility service to portions of central, east central, and southern Illinois, serving a population of 1.5 million in an area of 15,000 square miles, contiguous to our other service territories. Illinois Power supplies electric service to 617,000 customers and natural gas service to 417,000 customers, including most of the Illinois portion of the Greater St. Louis area.

        The financial statements of CILCO are prepared on a consolidated basis. CIPS and Illinois Power have no subsidiaries, and therefore their financial statements were not prepared on a consolidated

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

basis. All significant intercompany transactions have been eliminated. All tabular dollar amounts are in millions, unless otherwise indicated. The term "Ameren Illinois Utilities" is used throughout these notes to the financial statements to reference CIPS, Illinois Power, and the rate-regulated electric and natural gas utility operations of CILCO.

        On April 13, 2010, CIPS, CILCO and Illinois Power entered into a merger agreement under which CILCO and Illinois Power will be merged with and into CIPS as part of a two-step corporate reorganization of Ameren. The second step of the reorganization would involve the distribution of AERG common stock to Ameren and the subsequent contribution by Ameren of the AERG common stock to Ameren Energy Resources Company, LLC ("Resources Company"). See Note 13—Corporate Reorganization for additional information.

        Our accounting policies conform to generally accepted accounting principles ("GAAP"). Our financial statements reflect all adjustments (which include normal, recurring adjustments) that are necessary, in our opinion, for a fair presentation of our results. The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions. Such estimates and assumptions affect reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the dates of financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates. The results of operations of an interim period may not give a true indication of results that may be expected for a full year. These financial statements should be read in conjunction with the financial statements and the notes as of December 31, 2009 included in this document.

Accounting Changes and Other Matters

        The following is a summary of recently adopted authoritative accounting guidance as well as guidance issued but not yet adopted that could impact the Ameren Illinois Utilities.

Variable-Interest Entities

        In June 2009, the Financial Accounting Standards Board (the "FASB") issued amended authoritative guidance that significantly changes the consolidation rules for variable-interest entities ("VIEs"). The guidance requires an enterprise to qualitatively assess the determination of the primary beneficiary of a VIE based on whether the entity (1) has the power to direct matters that most significantly affect the activities of the VIE, and (2) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. Further, the guidance requires an ongoing reconsideration of the primary beneficiary. It also amends the events that trigger a reassessment of whether an entity is a VIE. The adoption of this guidance, effective for us as of January 1, 2010, did not have a material impact on our results of operations, financial position, or liquidity. See Variable-interest Entities below for additional information.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Disclosures about Fair Value Measurements

        In January 2010, the FASB issued amended authoritative guidance regarding fair value measurements. This guidance requires disclosures regarding significant transfers into and out of Level 1 and Level 2 fair value measurements. It also requires information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair value measurements. Further, the FASB clarified guidance regarding the level of disaggregation, inputs, and valuation techniques. This guidance was effective for us as of January 1, 2010, with the exception of guidance applicable to detailed Level 3 reconciliation disclosures, which will be effective for us as of January 1, 2011. The adoption of this guidance did not have a material impact on our results of operations, financial position, or liquidity because it provides enhanced disclosure requirements only. See Note 7—Fair Value Measurements for additional information.

Goodwill and Intangible Assets

        Goodwill.    Goodwill represents the excess of the purchase price of an acquisition over the fair value of the net assets acquired. Illinois Power's goodwill relates to Ameren's acquisition of Illinois Power in 2004. We evaluate goodwill for impairment as of October 31 of each year, or more frequently if events or changes in circumstances indicate that the asset might be impaired.

        Intangible Assets.    We evaluate intangible assets for impairment if events or changes in circumstances indicate that their carrying amount might be impaired. CILCO's intangible assets consisted of emission allowances at March 31, 2010 and December 31, 2009. See also Note 9—Commitments and Contingencies for additional information on emission allowances.

        The following table presents the sulfur dioxide ("SO2") and nitrogen oxide ("NOx") emission allowances held and the related aggregate SO2 and NOx emission allowance book values that were carried as intangible assets as of March 31, 2010. Emission allowances consist of various individual emission allowance certificates and do not expire. Emission allowances are charged to fuel expense as they are used in operations.

SO2 and NOx in tons	SO2(a)	NOx(b)	Book Value(c)
CILCO (AERG)	380,000	3,642	1

(a)
Vintages are from 2010 to 2020. CILCO (AERG) possesses additional allowances for use in periods beyond 2020.

(b)
Vintage is 2010.

(c)
The book value represents SO2 and NOx emission allowances for use in periods through 2039. The book value at December 31, 2009, for CILCO (AERG) was $1 million.

        CILCO (AERG) recognized less than $1 million of amortization expense based on its usage of emission allowances during the first three months of both 2010 and 2009.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Excise Taxes

        Excise taxes imposed on us are reflected on Illinois natural gas customer bills. They are recorded gross in Operating Revenues and Operating Expenses—Taxes Other than Income Taxes on the statement of income. Excise taxes reflected on Illinois electric customer bills are imposed on the consumer and are therefore not included in revenues and expenses. They are recorded as tax collections payable and included in Taxes Accrued on the balance sheet. The following table presents excise taxes recorded in Operating Revenues and Operating Expenses—Taxes Other than Income Taxes for the three months ended March 31, 2010 and 2009:

	Three Months
	2010	2009
CIPS	$5	$5
CILCO	4	4
Illinois Power	12	10

Uncertain Tax Positions

        The amount of unrecognized tax benefits as of March 31, 2010, was less than $1 million, $15 million, and less than $1 million for CIPS, CILCO and Illinois Power, respectively. The amount of unrecognized tax benefits as of March 31, 2010, that would impact the effective tax rate, if recognized, was less than $1 million for each of the Ameren Illinois Utilities individually.

        CIPS, CILCO and Illinois Power are part of a tax sharing agreement with Ameren and are included in Ameren's consolidated income tax return. Ameren's 2005 and 2006 federal income tax returns are before the Appeals Office of the Internal Revenue Service. The Internal Revenue Service is currently examining Ameren's 2007 and 2008 income tax returns.

        State income tax returns are generally subject to examination for a period of three years after filing of the return. The state impact of any federal changes remains subject to examination by various states for a period of up to one year after formal notification to the states. Ameren's 2007 and 2008 State of Illinois income tax returns are currently under examination by the Illinois Department of Revenue.

        It is reasonably possible that events will occur during the next 12 months that would cause the total amount of unrecognized tax benefits for the Ameren Illinois Utilities to increase or decrease. However, the Ameren Illinois Utilities do not believe such increases or decreases would be material to their results of operations, financial position or liquidity.

Asset Retirement Obligations

        AROs at CIPS, CILCO and Illinois Power increased compared to December 31, 2009, to reflect the accretion of obligations to their fair values.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Variable-Interest Entities

        According to the applicable authoritative accounting guidance, an entity is considered a VIE if it does not have sufficient equity to finance its activities without assistance from variable-interest holders, or if its equity investors lack any of the following characteristics of a controlling financial interest: control through voting rights, the obligation to absorb expected losses, or the right to receive expected residual returns. The primary beneficiary of a VIE is the entity that (1) has the power to direct matters that most significantly affect the activities of the VIE, and (2) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. Entities are required to consolidate a VIE if they are its primary beneficiary. See Note 8—Related Party Transactions for information about Illinois Power's variable interest in Ameren Illinois Transmission Company ("AITC").

NOTE 2—RATE AND REGULATORY MATTERS

        Below is a summary of significant regulatory proceedings and related lawsuits. We are unable to predict the ultimate outcome of these matters, the timing of the final decisions of the various agencies and courts, or the impact on our results of operations, financial position, or liquidity.

Illinois

Electric and Natural Gas Delivery Service Rate Cases

        On April 29, 2010, the Illinois Commerce Commission (the "ICC") issued a consolidated order approving a net increase in annual revenues for electric delivery service of $32 million in the aggregate (CIPS—$17 million increase, CILCO—$1 million increase, and Illinois Power—$14 million increase) and a net decrease in annual revenues for natural gas delivery service of $27 million in the aggregate (CIPS—$3 million decrease, CILCO—$9 million decrease, and Illinois Power—$15 million decrease), based on a 9.9% to 10.3% return on equity with respect to electric delivery service and a 9.2% to 9.4% return on equity with respect to natural gas delivery service. These rate changes became effective on May 6, 2010. On May 6, 2010, the ICC amended the April 2010 rate order to correct a technical error in the calculation of cash working capital, which resulted in an additional increase in annual revenues totaling $10 million in the aggregate. The ICC consolidated rate order, as amended, approves a net increase in annual revenues for electric delivery service of $35 million in the aggregate (CIPS—$18 million increase, CILCO—$2 million increase, and Illinois Power—$15 million increase) and a net decrease in annual revenues for natural gas delivery service of $20 million in the aggregate (CIPS—$2 million decrease, CILCO—$7 million decrease, and Illinois Power—$11 million decrease). The rate changes relating to the error correction became effective May 12, 2010.

        The ICC order confirmed the previously approved 80% allocation of fixed non-volumetric residential and commercial natural gas customer charges, and approved a higher percentage of recovery of fixed non-volumetric electric residential and commercial customer charges. The percentage of costs to be recovered through fixed non-volumetric electric residential and commercial customer and meter

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 2—RATE AND REGULATORY MATTERS (Continued)

charges increased from 27% to 40%. This increase will impact quarterly results of operations and cash flows, but is not expected to have any impact on annual margins.

        In response to the ICC consolidated rate order, the Ameren Illinois Utilities intend to take immediate action to address the financial pressures created on the respective companies by the rate order. CIPS, CILCO and Illinois Power intend to take the following actions:

  •
  significantly reduce budgets;

  •
  institute a hiring freeze;

  •
  substantially reduce the use of contractors;

  •
  delay or cancel certain projects and planned activities; and

  •
  reduce expenditures for capital projects designed to enhance reliability of their respective delivery systems.

        The Ameren Illinois Utilities and other parties had 30 days from the date of the order to request an ICC rehearing of the April 2010 consolidated order. The Ameren Illinois Utilities filed a motion to stay certain decisions in the ICC order on May 7, 2010, and on May 28, 2010 requested a rehearing. The Ameren Illinois Utilities may subsequently appeal the ICC rate order. The Ameren Illinois Utilities cannot predict if their requests for an ICC stay of certain decisions and/or rehearing will be granted or, in the event the requests are denied by the ICC, whether court appeals will be filed and their ultimate outcome.

Federal

MISO and PJM Dispute Resolution

        During 2009, Midwest Independent Transmission System Operator, Inc. ("MISO") and PJM Interconnection, LLC ("PJM") discovered an error in the calculation quantifying certain transactions between the RTOs. The error, which originated in April 2005, at the initiation of the MISO Energy and Operating Reserves Market was corrected prospectively in June 2009. Since discovering the error, MISO and PJM have worked jointly to estimate its financial impact on the respective markets. MISO and PJM are in agreement about the methodology used to recalculate the market flows occurring from June 2007 to June 2009 for the resettlement due from PJM to MISO estimated at $65 million. MISO and PJM are not in agreement about the methodology used to recalculate the market flows occurring from April 2005 to May 2007, nor are they in agreement about the resettlement amount. Attempts to resolve this dispute through FERC's dispute resolution and settlement process were not successful. In early March 2010, MISO filed complaints with FERC against PJM seeking a $130 million resettlement, plus interest, of the contested transactions. In April 2010, PJM filed a complaint with FERC against MISO alleging MISO violated the joint operating agreement's market-to-market coordination process for certain transactions between the two RTOs. PJM's complaint states it is entitled to at least $25 million from MISO for amounts improperly paid in result of MISO's alleged process violation. Ameren and its subsidiaries, including CIPS, CILCO and Illinois Power, may receive or pay a to-be-determined portion of any resettlement amount due between the RTOs. No prospective refund or payment has been recorded related to this matter. We expect FERC will issue an order during the second quarter of 2010; however, it is not required to do so. Until FERC issues an order, we cannot predict the ultimate impact of these proceedings on CIPS', CILCO's and Illinois Power's results of operations, financial position, or liquidity.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 3—CREDIT FACILITY BORROWINGS AND LIQUIDITY

        The liquidity needs of CIPS, CILCO and Illinois Power are typically supported through the use of available cash, short-term intercompany borrowings, or drawings under committed bank credit facilities.

        The following table summarizes the borrowing activity and relevant interest rates as of March 31, 2010, under the $800 million 2009 Illinois Credit Agreement:

2009 Illinois Credit Agreement ($800 million)	Ameren (Parent)	CIPS	CILCO (Parent)	Illinois Power	Total
March 31, 2010:
Average daily borrowings outstanding during 2010	$22	$-	$-	$-	$22
Outstanding short-term debt at period end	-	-	-	-	-
Weighted-average interest rate during 2010	3.48%	-	-	-	3.48%
Peak short-term borrowings during 2010	$100	$-	$-	$-	$100
Peak interest rate during 2010	3.48%	-	-	-	3.48%

        There were no outstanding borrowings under the 2009 Illinois Credit Agreement at March 31, 2010. Consequently, the available amount under the facility at March 31, 2010, was $800 million.

        Separate from the 2009 Illinois Credit Agreement, Ameren, Union Electric Company ("UE") and Ameren Energy Generating Company ("Genco") have a $1.15 billion credit agreement that expires on July 14, 2011, and a $150 million supplemental credit agreement that expires on July 14, 2010. These agreements are collectively referred to as the "2009 Multiyear Credit Agreements." The available amount under the 2009 Multiyear Credit Agreements at March 31, 2010, was $655 million. CIPS, CILCO and Illinois Power have no borrowing authority under the 2009 Multiyear Credit Agreements.

Indebtedness Provisions and Other Covenants

        The information below presents a summary of Ameren's, CIPS', CILCO's and Illinois Power's compliance with indebtedness provisions and other covenants. See Note 4—Credit Facility Borrowings and Liquidity in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this document for a detailed description of those provisions.

        The 2009 Illinois Credit Agreement requires Ameren and each of the Ameren Illinois Utilities to maintain consolidated indebtedness of not more than 65% of its consolidated total capitalization pursuant to a defined calculation. All of the consolidated subsidiaries of Ameren are included for purposes of determining compliance with this capitalization test with respect to Ameren. As of March 31, 2010, the ratios of consolidated indebtedness to total consolidated capitalization for Ameren, CIPS, CILCO and Illinois Power, calculated in accordance with the provisions of the 2009 Illinois Credit Agreement, were 50%, 44%, 39%, and 45%, respectively. In addition, Ameren is required to maintain a ratio of consolidated funds from operations plus interest expense to consolidated interest expense of at least 2.0 to 1, as of the end of the most recent four fiscal quarters and calculated and subject to adjustment in accordance with the 2009 Illinois Credit Agreement. Ameren's ratio as of

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 3—CREDIT FACILITY BORROWINGS AND LIQUIDITY (Continued)

March 31, 2010, was 4.5 to 1. Failure to satisfy these covenants constitutes a default under the 2009 Illinois Credit Agreement.

        None of Ameren's credit facilities or financing arrangements contain credit rating triggers that would cause an event of default or acceleration of repayment of outstanding balances. At March 31, 2010, management believes that the Ameren Illinois Utilities were in compliance with their credit facilities' provisions and covenants.

Money Pools

        Ameren has money pool agreements with and among its subsidiaries to coordinate and provide for certain short-term cash and working capital requirements. Separate money pools are maintained for utility and non-state-regulated entities. Ameren Services Company ("Ameren Services") is responsible for the operation and administration of the money pool agreements.

Utility

        Through the utility money pool, the pool participants may access the committed credit facilities. See discussion above for amounts available under the 2009 Illinois Credit Agreement at March 31, 2010. CIPS, CILCO and Illinois Power may borrow from each other through the utility money pool agreement subject to applicable regulatory short-term borrowing authorizations. Ameren and AERG may participate in the utility money pool only as lenders. The primary sources of external funds for the utility money pool are the 2009 Multiyear Credit Agreements and the 2009 Illinois Credit Agreement. The average interest rate for borrowing under the utility money pool for the three months ended March 31, 2010, was 0.14% (2009—0.24%).

Non-state-regulated Subsidiaries

        AERG has the ability, subject to Ameren parent company authorization and applicable regulatory short-term borrowing authorizations, to access funding from the 2009 Multiyear Credit Agreements through a non-state-regulated subsidiary money pool agreement. In addition, Ameren had available cash balances at March 31, 2010, which can be loaned into this arrangement. The average interest rate for borrowing under the non-state-regulated subsidiary money pool for the three months ended March 31, 2010, was 0.62% (2009—1.2%).

        See Note 8—Related Party Transactions for the amount of interest income and expense from the money pool arrangements recorded by CIPS, CILCO and Illinois Power for the three months ended March 31, 2010.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 4—LONG-TERM DEBT AND EQUITY FINANCINGS

Indenture Provisions and Other Covenants

        The information below presents a summary of the Ameren Illinois Utilities compliance with indenture provisions and other covenants. See Note 5—Long-term Debt and Equity Financings in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this document for a detailed description of those provisions.

        CIPS', CILCO's and Illinois Power's indenture provisions and articles of incorporation include covenants and provisions related to the issuances of first mortgage bonds and preferred stock. CIPS, CILCO and Illinois Power are required to meet certain ratios to issue first mortgage bonds and preferred stock. The following table includes the required and actual earnings coverage ratios for interest charges and preferred dividends and bonds and preferred stock issuable for the 12 months ended March 31, 2010, at an assumed interest rate of 7% and dividend rate of 8%.

	Required Interest Coverage Ratio(a)	Actual Interest Coverage Ratio	Bonds Issuable(b)	Required Dividend Coverage Ratio(c)	Actual Dividend Coverage Ratio	Preferred Stock Issuable
CIPS	≥2.0	4.6	$356	≥1.5	2.1	$140
CILCO	≥2.0(d)	7.2	214	≥2.5	139.6	50	(e)
Illinois Power	≥2.0	3.9	1,213	≥1.5	1.9	342

(a)
Coverage required on the annual interest charges on first mortgage bonds outstanding and to be issued. Coverage is not required in certain cases when additional first mortgage bonds are issued on the basis of retired bonds.

(b)
Amount of bonds issuable based either on meeting required coverage ratios or unfunded property additions, whichever is more restrictive. These amounts shown also include bonds issuable based on retired bond capacity of $18 million, $44 million and $536 million, at CIPS, CILCO and Illinois Power, respectively.

(c)
Coverage required on the annual interest charges on all long-term debt (CIPS only) and the annual dividend on preferred stock outstanding and to be issued, as required in the respective company's articles of incorporation. For CILCO, this ratio must be met for a period of 12 consecutive calendar months within the 15 months immediately preceding the issuance.

(d)
In lieu of meeting the interest coverage ratio requirement, CILCO may attempt to meet an earnings requirement of at least 12% of the principal amount of all mortgage bonds outstanding and to be issued. For the three months ended March 31, 2010, CILCO had earnings equivalent to at least 36% of the principal amount of all mortgage bonds outstanding.

(e)
See Note 4—Credit Facility Borrowings and Liquidity in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this document for a

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 4—LONG-TERM DEBT AND EQUITY FINANCINGS (Continued)

  discussion regarding the restriction on the issuance of preferred stock by CILCO under the 2009 Illinois Credit Agreement.

        CIPS, CILCO and Illinois Power as well as certain other nonregistrant Ameren subsidiaries are subject to Section 305(a) of the Federal Power Act, which makes it unlawful for any officer or director of a public utility, as defined in the Federal Power Act, to participate in the making or paying of any dividend from any funds "properly included in capital account." The meaning of this limitation has never been clarified under the Federal Power Act or FERC regulations; however, FERC has consistently interpreted the provision to allow dividends to be paid as long as (1) the source of the dividends is clearly disclosed, (2) the dividends are not excessive and (3) there is no self-dealing on the part of corporate officials. At a minimum, Ameren believes that dividends can be paid by its subsidiaries that are public utilities from net income and retained earnings. In addition, under Illinois law, CIPS, CILCO and Illinois Power may not pay any dividend on their respective stock, unless, among other things, their respective earnings and earned surplus are sufficient to declare and pay a dividend after provision is made for reasonable and proper reserves, or unless CIPS, CILCO or Illinois Power has specific authorization from the ICC.

        CIPS' articles of incorporation and mortgage indentures require its dividend payments on common stock to be based on ratios of common stock to total capitalization and other provisions related to certain operating expenses and accumulations of earned surplus.

        CILCO's articles of incorporation prohibit the payment of dividends on its common stock from either paid-in surplus or any surplus created by a reduction of stated capital or capital stock. Dividend payment is also prohibited if at the time of dividend declaration the earned surplus account (after deducting the payment of such dividends) would not contain an amount at least equal to two times the annual dividend requirement on all outstanding shares of CILCO's preferred stock.

        In order for CIPS, CILCO and Illinois Power to issue securities in the future, they will have to comply with any applicable tests in effect at the time of any such issuances.

Off-Balance-Sheet Arrangements

        At March 31, 2010, CIPS, CILCO and Illinois Power did not have any off-balance-sheet financing arrangements, other than operating leases entered into in the ordinary course of business. CIPS, CILCO and Illinois Power do not expect to engage in any significant off-balance-sheet financing arrangements in the near future.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)
ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 5—OTHER INCOME AND EXPENSES

        The following table presents Other Income and Expenses for each of the Ameren Illinois Utilities for the three months ended March 31, 2010 and 2009:

	Three Months
	2010	2009
CIPS:
Miscellaneous income:
Interest and dividend income	$1	$2
Other	-	1

Total miscellaneous income	$1	$3

Miscellaneous expense:
Other	$-	$1

Total miscellaneous expense	$-	$1

CILCO:
Miscellaneous expense:
Other	$1	$1

Total miscellaneous expense	$1	$1

Illinois Power:
Miscellaneous income:
Other	$1	$1

Total miscellaneous income	$1	$1

Miscellaneous expense:
Other	$2	$1

Total miscellaneous expense	$2	$1

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 6—DERIVATIVE FINANCIAL INSTRUMENTS

        CIPS, CILCO and Illinois Power use derivatives principally to manage the risk of changes in market prices for natural gas, coal, diesel, electricity, and emission allowances. Such price fluctuations may cause the following:

  •
  an unrealized appreciation or depreciation of our contracted commitments to purchase or sell when purchase or sale prices under the commitments are compared with current commodity prices;

  •
  market values of coal and natural gas inventories or emission allowances that differ from the cost of those commodities in inventory; and

  •
  actual cash outlays for the purchase of these commodities that differ from anticipated cash outlays.

        The derivatives that we use to hedge these risks are governed by our risk management policies for forward contracts, futures, options, and swaps. Our net positions are continually assessed within our structured hedging programs to determine whether new or offsetting transactions are required. The goal of the hedging program is generally to mitigate financial risks while ensuring that sufficient volumes are available to meet our requirements. Contracts we enter into as part of our risk management program may be settled financially, settled by physical delivery, or net settled with the counterparty.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 6—DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

        The following table presents open gross derivative volumes by commodity type as of March 31, 2010, and December 31, 2009:

	Quantity (in millions)
	NPNS Contracts(a)				Other Derivatives(b)				Derivatives that Qualify for Regulatory Deferral(c)
Commodity	2010		2009		2010		2009		2010		2009
Coal (in tons)
CILCO	7		8		(d	)	(d	)	(d	)	(d	)
Natural gas (in mmbtu)
CIPS	25		28		(d	)	(d	)	29		22
CILCO	45		50		(d	)	(d	)	46		36
Illinois Power	59		66		(d	)	(d	)	74		57
Heating oil (in gallons)
CILCO	(d	)	(d	)	19		21		(d	)	(d	)
Power (in megawatthours)
CIPS	(d	)	(d	)	(d	)	(d	)	9		10
CILCO	(d	)	(d	)	(d	)	(d	)	5		5
Illinois Power	(d	)	(d	)	(d	)	(d	)	14		16
SO2 emission allowances (in tons)
CILCO	(d	)	(d	)	(e	)	(d	)	(d	)	(d	)

(a)
Normal purchases and normal sales contracts through December 2013 and March 2015 for coal and natural gas, respectively, as of March 31, 2010.

(b)
Contracts through December 2013 and December 2010 for heating oil and SO2 emission allowances, respectively, as of March 31, 2010.

(c)
Contracts through October 2015 and December 2012 for natural gas and power, respectively, as of March 31, 2010.

(d)
Not applicable.

(e)
Less than 1 million.

        Authoritative guidance regarding derivative instruments requires that all contracts considered to be derivative instruments be recorded on the balance sheet at their fair values, unless the normal purchases and normal sales ("NPNS") exception applies. See Note 7—Fair Value Measurements for our methods of assessing the fair value of derivative instruments. Many of our physical contracts, such as our coal and purchased power contracts, qualify for the NPNS exception to derivative accounting rules. The revenue or expense on NPNS contracts is recognized at the contract price upon physical delivery.

        If we determine that a contract meets the definition of a derivative and is not eligible for the NPNS exception, we review the contract to determine whether gains or losses resulting from such derivatives qualify for regulatory deferral. Derivative contracts that qualify for regulatory deferral are

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 6—DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

recorded at fair value, with changes in fair value charged or credited to regulatory assets or regulatory liabilities in the period in which the change occurs. Regulatory assets and regulatory liabilities are amortized to the statement of income as related losses and gains are reflected in rates charged to customers.

        Certain derivative contracts are entered into on a regular basis as part of our risk management program but do not qualify for the NPNS exception or regulatory deferral accounting. Such contracts are recorded at fair value, with changes in fair value charged or credited to the statement of income in the period in which the change occurs.

        The following table presents the carrying value and balance sheet location of all derivative instruments as of March 31, 2010, and December 31, 2009:

	Balance Sheet Location	CIPS	CILCO	Illinois Power
2010:
Derivative assets not designated as hedging instruments
Commodity contracts:
Natural gas	Other assets	$-	$1	$1
Heating oil	Other current assets	-	4	-
	Other assets	-	3	-

	Total assets	$-	$8	$1

Derivative liabilities not designated as hedging instruments
Commodity contracts:
Natural gas	Mark-to-market ("MTM") derivative liabilities	$18	$23	$42
	Other deferred credits and liabilities	14	20	37
Heating oil	MTM derivative liabilities	-	1	-
	Other deferred credits and liabilities	-	1	-
Power	MTM derivative liabilities	11	6	17
	MTM derivative liabilities—affiliates	64	30	88
	Other deferred credits and liabilities	111	57	169

	Total liabilities	$218	$138	$353

2009:
Derivative assets not designated as hedging instruments
Commodity contracts:
Natural gas	Other current assets	$1	$2	$1
	Other assets	-	1	1
Heating oil	Other current assets	-	4	-
	Other assets	-	4	-

	Total assets	$1	$11	$2

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 6—DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

Derivative liabilities not designated as hedging instruments
Commodity contracts:
Natural gas	MTM derivative liabilities	$8	$7	$17
	Other deferred credits and liabilities	8	8	19
Heating oil	MTM derivative liabilities	-	2	-
Power	MTM derivative liabilities	2	1	3
	MTM derivative liabilities—affiliates	43	19	65
	Other deferred credits and liabilities	95	49	145

	Total liabilities	$156	$86	$249

        The following table presents the cumulative amount of pretax net losses on all derivative instruments in accumulated other comprehensive income and regulatory assets or regulatory liabilities as of March 31, 2010, and December 31, 2009:

	CIPS	CILCO	Illinois Power
2010:
Cumulative losses deferred in regulatory assets:
Natural gas derivative contracts(a)	$(32)	$(42)	$(78)
Power derivative contracts(b)	(186)	(93)	(274)
2009:
Cumulative losses deferred in regulatory assets:
Natural gas derivative contracts(a)	$(15)	$(12)	$(34)
Power derivative contracts(b)	(140)	(69)	(213)

(a)
Represents net losses associated with natural gas derivative contracts. These contracts are a partial hedge of natural gas requirements through October 2015 at CIPS, CILCO and Illinois Power, in each case as of March 31, 2010. Current losses deferred as regulatory assets include $18 million, $23 million, and $42 million at CIPS, CILCO and Illinois Power, respectively, as of March 31, 2010. Current gains deferred as regulatory liabilities include $1 million, $2 million, and $1 million at CIPS, CILCO and Illinois Power, respectively, as of December 31, 2009. Current losses deferred as regulatory assets include $8 million, $7 million, and $17 million at CIPS, CILCO and Illinois Power, respectively, as of December 31, 2009.

(b)
Represents net losses associated with power derivative contracts. These contracts are a partial hedge of power price requirements through December 2012 at CIPS, CILCO and Illinois Power, in each case as of March 31, 2010. Current losses deferred as regulatory assets include $75 million, $36 million, and $105 million at CIPS, CILCO and Illinois Power, respectively, as of March 31, 2010. Current losses deferred as regulatory assets include $45 million, $20 million, and $68 million at CIPS, CILCO and Illinois Power, respectively, as of December 31, 2009.

        Derivative instruments are subject to various credit-related losses in the event of nonperformance by counterparties to the transaction. Exchange-traded contracts are supported by the financial and

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 6—DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

credit quality of the clearing members of the respective exchanges and have nominal credit risk. In all other transactions, we are exposed to credit risk. Our credit risk management program involves establishing credit limits and collateral requirements for counterparties, using master trading and netting agreements, and reporting daily exposure to senior management.

        We believe that entering into master trading and netting agreements mitigates the level of financial loss that could result from default by allowing net settlement of derivative assets and liabilities. We generally enter into the following master trading and netting agreements: (1) International Swaps and Derivatives Association agreement, a standardized financial natural gas and electric contract; (2) the Master Power Purchase and Sale Agreement, created by the Edison Electric Institute and the National Energy Marketers Association, a standardized contract for the purchase and sale of wholesale power; and (3) North American Energy Standards Board Inc. agreement, a standardized contract for the purchase and sale of natural gas. These master trading and netting agreements allow the counterparties to net settle sale and purchase transactions. Further, collateral requirements are calculated at a master trading and netting agreement level by counterparty.

Concentrations of Credit Risk

        In determining our concentrations of credit risk related to derivative instruments, we review our individual counterparties and categorize each counterparty into one of eight groupings according to the primary business in which each engages. The following table presents the maximum exposure, as of March 31, 2010 and December 31, 2009, if counterparty groups were to completely fail to perform on contracts by grouping. The maximum exposure is based on the gross fair value of financial instruments, including NPNS contracts, which excludes collateral held, and does not consider the legally binding right to net transactions based on master trading and netting agreements.

	Coal Producers	Financial Companies	Oil and Gas Companies	Total
2010:
CIPS	$-	$-	$-	$-
CILCO	3	1	-	4
Illinois Power	-	-	1	1
2009:
CIPS	$-	$1	$-	$1
CILCO	1	3	-	4
Illinois Power	-	2	1	3

        The potential loss on counterparty exposures is reduced by all collateral held and the application of master trading and netting agreements. Collateral includes both cash collateral and other collateral held. As of March 31, 2010 and December 31, 2009, no cash collateral or other collateral was held by

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 6—DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

CIPS, CILCO or Illinois Power. The following table presents the potential loss after consideration of collateral and application of master trading and netting agreements as of March 31, 2010:

	Coal Producers	Financial Companies	Oil and Gas Companies	Total
2010:
CIPS	$-	$-	$-	$-
CILCO	-	-	-	-
Illinois Power	-	-	1	1
2009:
CIPS	$-	$-	$-	$-
CILCO	-	1	-	1
Illinois Power	-	-	1	1
 Derivative Instruments with Credit Risk-Related Contingent Features

        Our commodity contracts contain collateral provisions tied to Ameren's, CIPS', CILCO's and Illinois Power's credit ratings. If we were to experience an adverse change in our credit ratings, or if a counterparty with reasonable grounds for uncertainty regarding performance of an obligation requested adequate assurance of performance, additional collateral postings might be required. The following table presents, as of March 31, 2010, and December 31, 2009, the aggregate fair value of all derivative instruments with credit risk-related contingent features in a gross liability position, the cash collateral posted, and the aggregate amount of additional collateral that could be required to be posted with counterparties. The additional collateral required is the net liability position allowed under the master trading and netting agreements, assuming (1) the credit risk-related contingent features underlying these agreements were triggered on March 31, 2010, or December 31, 2009, and (2) those counterparties with rights to do so requested collateral:

	Aggregate Fair Value of Derivative Liabilities(a)	Cash Collateral Posted	Potential Aggregate Amount of Additional Collateral Required(b)
2010:
CIPS	$48	$13	$23
CILCO	68	23	43
Illinois Power	124	56	42

	Aggregate Fair Value of Derivative Liabilities(a)	Cash Collateral Posted	Potential Aggregate Amount of Additional Collateral Required(b)
2009:
CIPS	$41	$3	$29
CILCO	56	-	44
Illinois Power	71	11	52

(a)
Prior to consideration of master trading and netting agreements and including NPNS contract exposures.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 6—DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

(b)
As collateral requirements with certain counterparties are based on master trading and netting agreements, the aggregate amount of additional collateral required to be posted is after consideration of the effects of such agreements.

Other Derivatives

        The following table represents the net change in market value for derivatives not designated as hedging instruments for the three months ended March 31, 2009. There was no activity for derivatives not designated as hedging instruments for the three months ended March 31, 2010.

	Derivatives Not Designated as Hedging Instruments	Location of Gain Recognized in Income on Derivatives	Amount of Gain Recognized in Income on Derivatives
2009:
CILCO	Natural gas (resale)	Operating Revenues—Gas	$2

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 6—DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

Derivatives that Qualify for Regulatory Deferral

        The following table represents the net change in market value for derivatives that qualify for regulatory deferral for the three months ended March 31, 2010 and 2009:

	Derivatives that Qualify for Regulatory Deferral	Amount of Loss Recognized in Regulatory Liabilities or Regulatory Assets on Derivatives
2010:
CIPS	Natural gas	$(17)
	Power	(46)

	Total	$(63)

CILCO	Natural gas	$(30)
	Power	(24)

	Total	$(54)

Illinois Power	Natural gas	$(44)
	Power	(61)

	Total	$(105)

2009:
CIPS	Natural gas	$(13)
	Power	(73)

	Total	$(86)

CILCO	Natural gas	$(19)
	Power	(36)

	Total	$(55)

Illinois Power	Natural gas	$(37)
	Power	(106)

	Total	$(143)

        CIPS, CILCO and Illinois Power believe gains and losses on derivatives deferred as regulatory assets and regulatory liabilities are probable of recovery or refund through rates charged to customers. Regulatory assets and regulatory liabilities are amortized to operating expenses as related losses and gains are reflected in revenue through rates charged to customers. Therefore, gains and losses on these derivatives have no effect on operating income.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 6—DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

        As part of the 2007 Illinois Electric Settlement Agreement and the 2009 Illinois request-for-proposal process, the Ameren Illinois Utilities entered into financial contracts with Ameren Energy Marketing Company ("Marketing Company"). These financial contracts are derivative instruments. They are accounted for as derivatives subject to regulatory deferral by the Ameren Illinois Utilities. Consequently, the Ameren Illinois Utilities record the fair value of the contracts on their respective balance sheets and the changes to the fair value in regulatory assets or liabilities. See Note 12—Related Party Transactions in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this document for additional information on these financial contracts.

NOTE 7—FAIR VALUE MEASUREMENTS

        Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. We use various methods to determine fair value, including market, income, and cost approaches. With these approaches, we adopt certain assumptions that market participants would use in pricing the asset or liability, including assumptions about market risk or the risks inherent in the inputs to the valuation. Inputs to the valuation can be readily observable, market-corroborated, or unobservable. We use valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Authoritative accounting guidance established a fair value hierarchy that prioritizes the inputs used to measure fair value. All financial assets and liabilities carried at fair value are classified and disclosed in one of the following three hierarchy levels:

        Level 1:    Inputs based on quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities are primarily exchange-traded derivatives and assets, including U.S. treasury securities and listed equity securities.

        Level 2:    Market-based inputs corroborated by third-party brokers or exchanges based on transacted market data. Level 2 assets and liabilities include certain over-the-counter derivative instruments, including natural gas swaps and financial power transactions. Derivative instruments classified as Level 2 are valued using corroborated observable inputs, such as pricing services or prices from similar instruments that trade in liquid markets. Our development and corroboration process entails obtaining multiple quotes or prices from outside sources. To derive our forward view to price our derivative instruments at fair value, we average the midpoints of the bid/ask spreads. To validate forward prices obtained from outside parties, we compare the pricing to recently settled market transactions. Additionally, a review of all sources is performed to identify any anomalies or potential errors. Further, we consider the volume of transactions on certain trading platforms in our reasonableness assessment of the averaged midpoint.

        Level 3:    Unobservable inputs that are not corroborated by market data. Level 3 assets and liabilities are valued based on internally developed models and assumptions or methodologies that use

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 7—FAIR VALUE MEASUREMENTS (Continued)

significant unobservable inputs. Level 3 assets and liabilities include derivative instruments that trade in less liquid markets, where pricing is largely unobservable, including the financial contracts entered into between the Ameren Illinois Utilities and Marketing Company. We value Level 3 instruments by using pricing models with inputs that are often unobservable in the market, as well as certain internal assumptions. Our development and corroboration process entails obtaining multiple quotes or prices from outside sources. As a part of our reasonableness review, an evaluation of all sources is performed to identify any anomalies or potential errors.

        We perform an analysis each quarter to determine the appropriate hierarchy level of the assets and liabilities subject to fair value measurements. Financial assets and liabilities are classified in their entirety according to the lowest level of input that is significant to the fair value measurement. All assets and liabilities whose fair value measurement is based on significant unobservable inputs are classified as Level 3.

        In accordance with applicable authoritative accounting guidance, we consider nonperformance risk in our valuation of derivative instruments by analyzing the credit standing of our counterparties and considering any counterparty credit enhancements (e.g., collateral). The guidance also requires that the fair value measurement of liabilities reflect the nonperformance risk of the reporting entity, as applicable. Therefore, we have factored the impact of our credit standing as well as any potential credit enhancements into the fair value measurement of both derivative assets and derivative liabilities. Included in our valuation, and based on current market conditions, is a valuation adjustment for counterparty default derived from market data such as the price of credit default swaps, bond yields, and credit ratings. At March 31, 2010, the counterparty default risk valuation adjustment related to net derivative liabilities totaled $3 million, $5 million, and $14 million for CIPS, CILCO and Illinois Power, respectively.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 7—FAIR VALUE MEASUREMENTS (Continued)

        The following table sets forth, by level within the fair value hierarchy, our assets and liabilities measured at fair value on a recurring basis as of March 31, 2010:

		Quoted Prices in Active Markets for Identified Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Assets:
CILCO	Derivative assets—commodity contracts(a):
	Heating oil	$-	$-	$7	$7
	Natural gas	-	-	1	1
Illinois Power	Derivative assets—commodity contracts(a):
	Natural gas	-	-	1	1
Liabilities:
CIPS	Derivative liabilities—commodity contracts(a):
	Natural gas	$1	$-	$31	$32
	Power	-	-	186	186
CILCO	Derivative liabilities—commodity contracts(a):
	Heating oil	-	-	2	2
	Natural gas	2	-	40	42
	Power	-	-	94	94
Illinois Power	Derivative liabilities—commodity contracts(a):
	Natural gas	5	-	74	79
	Power	-	-	274	274

(a)
The derivative asset and liability balances are presented net of counterparty credit considerations.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 7—FAIR VALUE MEASUREMENTS (Continued)

        The following table sets forth, by level within the fair value hierarchy, our assets and liabilities measured at fair value on a recurring basis as of December 31, 2009:

		Quoted Prices in Active Markets for Identified Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Assets:
CIPS	Derivative assets—commodity contracts(a):
	Natural gas	$-	$-	$1	$1
CILCO	Derivative assets—commodity contracts(a):
	Heating oil	-	-	8	8
	Natural gas	-	-	3	3
Illinois Power	Derivative assets—commodity contracts(a):
	Natural gas	-	-	2	2
Liabilities:
CIPS	Derivative liabilities—commodity contracts(a):
	Natural gas	$-	$-	$16	$16
	Power	-	-	140	140
CILCO	Derivative liabilities—commodity contracts(a):
	Heating oil	-	-	2	2
	Natural gas	-	-	15	15
	Power	-	-	69	69
Illinois Power	Derivative liabilities—commodity contracts(a):
	Natural gas	1	-	36	37
	Power	-	-	212	212

(a)
The derivative asset and liability balances are presented net of counterparty credit considerations.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 7—FAIR VALUE MEASUREMENTS (Continued)

        The following table summarizes the changes in the fair value of financial assets and liabilities classified as Level 3 in the fair value hierarchy for the three months ended March 31, 2010:

			Realized and Unrealized Losses					Change in Unrealized Losses Related to Assets/Liabilities Still Held at March 31, 2010
		Beginning Balance at January 1, 2010	Included in Earnings(a)	Included in Regulatory Assets/ Liabilities	Total Realized and Unrealized Losses	Purchases, Issuances, and Other Settlements, Net	Ending Balance at March 31, 2010
Net derivative	CIPS:
commodity	Natural gas	$(15)	$-	$(17)	$(17)	$1	$(31)	$(16)
contracts	Power	(140)	-	(57)	(57)	11	(186)	(57)
	CILCO:
	Heating oil	6	(1)	-	(1)	-	5	-
	Natural gas	(13)	-	(27)	(27)	1	(39)	(26)
	Power	(68)	-	(32)	(32)	6	(94)	(31)
	Illinois Power:
	Natural gas	(34)	-	(45)	(45)	6	(73)	(42)
	Power	(212)	-	(79)	(79)	17	(274)	(78)

(a)
See Note 6—Derivative Financial Instruments for additional information on the recording of net gains and losses on derivatives to the statement of income.

        The following table summarizes the changes in the fair value of financial assets and liabilities classified as Level 3 in the fair value hierarchy for the three months ended March 31, 2009:

			Realized and Unrealized Losses					Change in Unrealized Losses Related to Assets/ Liabilities Still Held at March 31, 2009
						Purchases, Issuances, and Other Settlements, Net
		Beginning Balance at January 1, 2009	Included in Earnings(a)	Included in Regulatory Assets/ Liabilities	Total Realized and Unrealized Losses		Ending Balance at March 31, 2009
Net derivative	CIPS:
commodity	Natural gas	$(28)	$-	$(20)	$(20)	$7	$(41)	$(17)
contracts	Power	(56)	-	(84)	(84)	11	(129)	(80)
	CILCO:
	Natural gas	(26)	(24)	-	(24)	7	(43)	(22)
	Power	(29)	-	(42)	(42)	6	(65)	(39)
	Illinois Power:
	Natural gas	(49)	-	(48)	(48)	10	(87)	(39)
	Power	(85)	-	(123)	(123)	18	(190)	(116)

(a)
See Note 6—Derivative Financial Instruments for additional information on the recording of net gains and losses on derivatives to the statement of income.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 7—FAIR VALUE MEASUREMENTS (Continued)

        For the quarters ended March 31, 2010 and 2009, there were no transfers into or out of Level 1, into or out of Level 2, nor into or out of Level 3.

        CIPS', CILCO's and Illinois Power's carrying amounts of cash and cash equivalents, accounts receivable, short-term borrowings, and accounts payable approximate fair value because of the short-term nature of these instruments. The estimated fair value of long-term debt and preferred stock is based on the quoted market prices for same or similar issuances for companies with similar credit profiles or on the current rates offered to CIPS', CILCO's and Illinois Power's for similar financial instruments.

        The following table presents the carrying amounts and estimated fair values of our long-term debt and capital lease obligations and preferred stock at March 31, 2010, and December 31, 2009:

	March 31, 2010		December 31, 2009
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
CIPS:
Long-term debt (including current portion)	$421	$436	$421	$436
Preferred stock	50	31	50	31
CILCO:
Long-term debt (including current portion)	$279	$313	$279	$311
Preferred stock	19	15	19	15
Illinois Power:
Long-term debt (including current portion)	$1,147	$1,327	$1,147	$1,295
Preferred stock	46	35	46	35

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 8—RELATED PARTY TRANSACTIONS

        CIPS, CILCO and Illinois Power have engaged in, and may in the future engage in, affiliate transactions in the normal course of business. These transactions primarily consist of gas and power purchases and sales, services received or rendered, and borrowings and lendings. Transactions between affiliates are reported as intercompany transactions on their financial statements, but are eliminated in consolidation for Ameren's financial statements. For a discussion of our material related party agreements, see Note 12—Related Party Transactions in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this document.

Electric Power Supply Agreements

        The following table presents the amount of physical gigawatthour sales under related party electric power supply agreements for the three months ended March 31, 2010 and 2009:

	Three Months
	2010	2009
AERG sales to Marketing Company(a)	1,989	1,384
Marketing Company sales to CIPS(b)	190	446
Marketing Company sales to CILCO(b)	95	208
Marketing Company sales to Illinois Power(b)	330	621

(a)
AERG has a power supply agreement with Marketing Company whereby AERG sells and Marketing Company purchases all the capacity and energy available from AERG's generation fleet.

(b)
Marketing Company contracted with CIPS, CILCO, and Illinois Power to provide power based on the results of the September 2006 Illinois power procurement auction. The values in this table reflect the physical sales volumes provided in that agreement.

Capacity Supply Agreements

        CIPS, CILCO and Illinois Power, as electric load serving entities, must acquire capacity sufficient to meet their obligations to customers. In 2010, the Ameren Illinois Utilities used a request-for-proposal process, administered by the Illinois Power Agency, to contract capacity for the period from June 1, 2010, through May 31, 2013. Both Marketing Company and UE were winning suppliers in the Ameren Illinois Utilities' capacity request-for-proposal process. In April 2010, Marketing Company contracted to supply capacity to the Ameren Illinois Utilities for $1 million, $2 million, and $3 million for the twelve months ending May 31, 2011, 2012, and 2013, respectively. In April 2010, UE contracted to supply capacity to the Ameren Illinois Utilities for less than $1 million for the entire period from June 1, 2010 through May 31, 2013.

Joint Ownership Agreement

        AITC and Illinois Power have a joint ownership agreement to construct, own, operate, and maintain certain electric transmission assets in Illinois. Under the terms of this agreement, Illinois

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

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March 31, 2010

NOTE 8—RELATED PARTY TRANSACTIONS (Continued)

Power and AITC are responsible for their applicable share of all costs related to the construction, operation, and maintenance of electric transmission systems. Through this joint ownership agreement, Illinois Power has a variable interest in AITC, but Illinois Power is not the primary beneficiary. Ameren is the primary beneficiary of AITC, and therefore consolidates AITC.

Collateral Postings

        Under the terms of the power supply agreements between Marketing Company and the Ameren Illinois Utilities, which were entered into as part of the September 2006 Illinois power procurement auction, collateral must be posted by Marketing Company under certain market conditions to protect the Ameren Illinois Utilities in the event of nonperformance by Marketing Company. The collateral postings are unilateral, meaning that Marketing Company as the supplier is the only counterparty required to post collateral. At March 31, 2010, and December 31, 2009, there were no collateral postings required of Marketing Company related to the 2006 auction power supply agreements.

        Under the terms of the 2009 Illinois power procurement agreements entered into through a request-for-proposal process administered by the Illinois Power Agency, suppliers must post collateral under certain market conditions to protect the Ameren Illinois Utilities in the event of nonperformance. The collateral postings are unilateral, meaning only the suppliers would be required to post collateral. Therefore, UE, as a winning supplier of capacity, and Marketing Company, as a winning supplier of capacity and financial energy swaps, may be required to post collateral. As of March 31, 2010, there were no collateral postings required of UE or Marketing Company related to the 2009 Illinois power procurement agreements.

Money Pools

        See Note 3—Credit Facility Borrowings and Liquidity for a discussion of affiliate borrowing arrangements.

Intercompany Borrowings

        Genco's $45 million subordinated note payable to CIPS associated with the transfer in 2000 of CIPS' electric generating assets and related liabilities to Genco matured on May 1, 2010. Interest income and expense for this note recorded by CIPS and Genco, respectively, was $1 million (2009—$2 million) for the three months ended March 31, 2010.

        CILCO (AERG) had outstanding borrowings from Ameren of $245 million at March 31, 2010, and had outstanding borrowings directly from Ameren of $288 million at December 31, 2009. The average interest rate on CILCO's (AERG) borrowings from Ameren was 6% for the three months ended March 31, 2010 (2009—1.7%). CILCO (AERG) recorded interest expense of $4 million for these borrowings for the three months ended March 31, 2010 (2009—less than $1 million).

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 8—RELATED PARTY TRANSACTIONS (Continued)

        The following table presents the impact on CIPS, CILCO, and Illinois Power of related party transactions for the three months ended March 31, 2010 and 2009. It is based primarily on the agreements discussed above and in Note 12—Related Party Transactions in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this document and the money pool arrangements discussed in Note 3—Credit Facility Borrowings and Liquidity.

Agreement	Income Statement Line Item		CIPS			CILCO		Illinois Power
AERG power supply	Operating Revenues	2010	$	(a	)	$92		$	(a	)
agreement with Marketing Company		2009		(a	)	93			(a	)
CILCO support services(b)	Operating Revenues	2010		(a	)	21			(a	)
		2009		(a	)	16			(a	)
Total Operating Revenues		2010	$	(a	)	$113		$	(a	)
		2009		(a	)	109			(a	)
CIPS, CILCO and Illinois Power agreements	Purchased Power	2010		$23		$12			$38
with Marketing Company		2009		41		20			59
CIPS, CILCO and Illinois Power ancillary	Purchased Power	2010		(c	)	(c	)		(c	)
services and capacity agreements with UE		2009		(c	)	(c	)		(c	)
Ancillary services agreement with	Purchased Power	2010		-		-			-
Marketing Company		2009		(c	)	(c	)		(c	)
Total Purchased Power		2010		$23		$12			$38
		2009		41		20			59
Ameren Services support services	Other Operations and	2010		$8		$8			$14
agreement	Maintenance	2009		7		10			12
CILCO support services	Other Operations and	2010		6		(a	)		9
	Maintenance	2009		5		(a	)		7
Ameren Energy Fuels and Services Company	Other Operations and	2010		(c	)	(c	)		(c	)
support services agreement	Maintenance	2009		(c	)	1			1
Insurance premiums(d)	Other Operations and	2010		(a	)	-			(a	)
	Maintenance	2009		(a	)	(c	)		(a	)
Total Other Operations and		2010		$14		$8			$23
Maintenance Expenses		2009		12		11			20
Money pool borrowings (advances)	Interest Charges	2010		$-		$-			$-
		2009		(c	)	1			(c	)

(a)
Not applicable.

(b)
Includes revenues relating to property and plant additions of $4 million at Illinois Power and $2 million at CIPS (2009—$3 million at Illinois Power and $1 million at CIPS).

(c)
Amount less than $1 million.

(d)
Represents insurance premiums paid to an affiliate for replacement power, property damage and terrorism coverage.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

ILLINOIS POWER COMPANY

COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

March 31, 2010

NOTE 9—COMMITMENTS AND CONTINGENCIES

        CIPS, CILCO and Illinois Power are involved in legal, tax and regulatory proceedings before various courts, regulatory commissions, and governmental agencies with respect to matters that arise in the ordinary course of business, some of which involve substantial amounts of money. We believe that the final disposition of these proceedings, except as otherwise disclosed in the notes to our financial statements, will not have a material adverse effect on our results of operations, financial position, or liquidity.

        Reference is made to Note 1—Summary of Significant Accounting Policies, Note 2—Rate and Regulatory Matters, Note 12—Related Party Transactions, and Note 13—Commitments and Contingencies in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this document. See also Note 1—Summary of Significant Accounting Policies, Note 2—Rate and Regulatory Matters, and Note 8—Related Party Transactions.

Other Obligations

        To supply a portion of the fuel requirements of AERG's generating plants, we have entered into various long-term commitments for the procurement of coal. CIPS, CILCO and Illinois Power have also entered into various long-term commitments for the purchase of electric capacity and natural gas for distribution. For a complete listing of CIPS', CILCO's and Illinois Power's obligations and commitments, see Note 13—Commitments and Contingencies in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this document.

Ameren Illinois Utilities' Purchased Power Agreements

        In January 2009, the ICC approved the electric power procurement plan filed by the Illinois Power Agency for both the Ameren Illinois Utilities and Commonwealth Edison Company. As a result, in the second quarter of 2009, the Illinois Power Agency procured electric capacity, financial energy swaps, and renewable energy credits through a request-for-proposal process on behalf of the Ameren Illinois Utilities. Electric capacity was procured in April 2009 for the period June 1, 2009, through May 31, 2012. The Ameren Illinois Utilities contracted to purchase between 800 and 3,500 MW of capacity per month at an average price of approximately $41 per MW-day over the three-year period. Financial energy swaps were procured in May 2009 for the period June 1, 2009, through May 31, 2011. The Ameren Illinois Utilities contracted to purchase approximately ten million megawatthours of financial energy swaps at an average price of approximately $36 per megawatthour. Renewable energy credits were procured in May 2009 for the period June 1, 2009, through May 31, 2010. The Ameren Illinois Utilities contracted to purchase 720,000 credits at an average price of approximately $16 per credit.

        In December 2009, the ICC approved the electric power procurement plan filed by the Illinois Power Agency for both the Ameren Illinois Utilities and Commonwealth Edison Company that covers the period from June 1, 2010, through May 31, 2013. As a result, the Illinois Power Agency procured electric capacity through a request-for-proposal process on behalf of the Ameren Illinois Utilities. Electric capacity was procured in April 2010. The Ameren Illinois Utilities contracted to purchase

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ILLINOIS POWER COMPANY

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NOTE 9—COMMITMENTS AND CONTINGENCIES (Continued)

between 810 and 2,190 MW of capacity per month at an average price of approximately $246 per MW-month ($8 per MW-day) over the three-year period. Starting with the 2010 request-for-proposal, electric capacity was contracted per MW-month instead of MW-day as it was in the 2009 request-for-proposal. An request-for-proposal process to procure financial energy swaps took place in early May 2010. Marketing Company was a winning bidder to enter into financial contracts with the Ameren Illinois Utilities. The Ameren Illinois Utilities are currently evaluating the results and finalizing the financial contracts. The request-for-proposal process to procure renewable energy credits will be completed during the second quarter of 2010.

        The following table presents the Ameren Illinois Utilities' commitments for these contracts at March 31, 2010:

	2010	2011	2012	2013
Electric Capacity	$27	$29	$8	$	(a	)
Financial energy swaps	127	56	-		-
Renewable energy credits	4	-	-		-

(a)
Less than $1 million

Environmental Matters

        CIPS, CILCO and Illinois Power are subject to various environmental laws and regulations enforced by federal, state and local authorities. From the beginning phases of siting and development to the ongoing operation of existing or new electric generating, transmission and distribution facilities, and existing or new natural gas storage, transmission, and distribution facilities, our activities involve compliance with diverse laws and regulations. These laws and regulations address noise, emissions, impacts to air, land and water, protected and cultural resources (such as wetlands, endangered species, and archeological and historical resources), and chemical and waste handling. Complex and lengthy processes are required to obtain approvals, permits or licenses for new, existing, or modified facilities. Additionally, the use and handling of various chemicals or hazardous materials (including wastes) requires release prevention plans and emergency response procedures. As new laws or regulations are promulgated, we assess their applicability and implement the necessary modifications to our facilities or our operations. The more significant matters are discussed below.

Clean Air Act

        Both federal and state laws require significant reductions in SO2 and NOx emissions that result from burning fossil fuels. In March 2005, the U.S. Environmental Protection Agency (the "EPA") issued regulations with respect to SO2 and NOx emissions (the Clean Air Interstate Rule) and mercury emissions (the Clean Air Mercury Rule). The federal Clean Air Interstate Rule requires generating facilities in 28 eastern states, which include Missouri and Illinois, where our generating facilities are located, and the District of Columbia to participate in cap-and-trade programs to reduce annual SO2

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NOTE 9—COMMITMENTS AND CONTINGENCIES (Continued)

emissions, annual NOx emissions, and ozone season NOx emissions. The cap-and-trade program for both annual and ozone season NOx emissions went into effect on January 1, 2009. The SO2 emissions cap-and-trade program went into effect on January 1, 2010.

        In February 2008, the U.S. Court of Appeals for the District of Columbia issued a decision that vacated the federal Clean Air Mercury Rule. The court ruled that the EPA erred in the method it used to remove electric generating units from the list of sources subject to the maximum achievable control technology ("MACT") requirements under the Clean Air Act. In February 2009, the U.S. Supreme Court denied a petition for review filed by a group representing the electric utility industry. The impact of this decision is that the EPA will move forward with a MACT standard for mercury emissions and other hazardous air pollutants, such as acid gases. In a consent order, the EPA agreed to propose the MACT regulation by March 2011 and finalize the regulation by November 2011. Compliance is expected to be required in 2015. We cannot predict at this time the estimated capital or operating costs for compliance with such future environmental rules.

        In December 2008, the U.S. Court of Appeals for the District of Columbia remanded the Clean Air Interstate Rule to the EPA for further action to remedy the rule's flaws in accordance with the U.S. Court of Appeals' July 2008 opinion in the case. The impact of the decision is that the existing Illinois rules to implement the federal Clean Air Interstate Rule will remain in effect until the federal Clean Air Interstate Rule is revised by the EPA, at which point the Illinois rules may be subject to change. The EPA has stated that it expects to issue a new proposed version of the Clean Air Interstate Rule in 2010 and a final version in 2011.

        We do not believe that the court decision that vacated the federal Clean Air Mercury Rule will significantly affect pollution control obligations in Illinois in the near term. Under the Multi-Pollutant Standard, an agreement, as amended (the "MPS"), reached in 2006 among Genco, CILCO (AERG), Electric Energy, Inc., and the Illinois Environmental Protection Agency (the "Illinois EPA"), which was codified in Illinois environmental regulations, as amended, Illinois generators may defer until 2015 the requirement to reduce mercury emissions by 90%, in exchange for accelerated installation of NOx and SO2 controls. This rule, when fully implemented, is expected to reduce mercury emissions by 90%, NOx emissions by 50%, and SO2 emissions by 70% by 2015. To comply with the rule, CILCO (AERG) has begun installing equipment designed to reduce mercury, NOx, and SO2 emissions. In 2009, CILCO (AERG) completed the installation of a scrubber at its Duck Creek plant. CILCO (AERG) will need to install additional pollution control equipment. Current plans include optimizing operations of selective catalytic reduction (SCR) systems for NOx reduction at CILCO (AERG)'s Edwards and Duck Creek plants. Several projects are planned to handle the solid and liquid wastes generated by the SO2 scrubber at the Duck Creek plant. Additional facilities and upgrades are planned at CILCO (AERG)'s plants to meet the 2015 mercury control requirements.

        Due, in part, to operational changes and strong performance levels from pollution control equipment, CILCO (AERG) reduced in the first quarter of 2010 its estimated capital costs to comply with state air quality implementation plans, the MPS, federal ambient air quality standards including

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CENTRAL ILLINOIS LIGHT COMPANY (Consolidated)

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COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

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NOTE 9—COMMITMENTS AND CONTINGENCIES (Continued)

ozone and fine particulates, and the federal Clean Air Visibility rule. CILCO (AERG)'s estimated capital costs in the table below is $45 million lower compared to estimates in the combined notes to our audited financial statements for the year ended December 31, 2009, included in this document. These estimates contain all of the known capital costs to comply with existing and known emissions-related regulations as of March 31, 2010. The estimates shown in the table below could change depending upon additional federal or state requirements, the requirements under a MACT standard, new technology, and variations in costs of material or labor, or alternative compliance strategies, among other factors.

	2010	2011-2014		2015-2017		Total
CILCO (AERG)	$5	$125-	160	$15-	20	$145-	185

        In March 2008, the EPA finalized regulations that would lower the ambient standard for ozone. In September 2009, EPA announced its plan to revise the ozone standard to a level lower than the level set in the March 2008 regulation. The revised standard is expected to be finalized in August 2010. Illinois is required to submit recommendations to the EPA for designating nonattainment areas and implementation plans will need to be submitted in 2013 unless Illinois seeks an extension for various requirement dates. Additional emission reductions may be required as a result of future state implementation plans. At this time, we are unable to determine the impact that state implementation plans for such regulations would have on our results of operations, financial position, and liquidity.

Emission Allowances

        Both federal and state laws require significant reductions in SO2 and NOx emissions that result from burning fossil fuels. The Clean Air Act created marketable commodities called allowances under the Acid Rain Program, the NOx Budget Trading Program, and the federal Clean Air Interstate Rule. All existing generating facilities have been allocated SO2 and NOx allowances based on past production and the statutory emission reduction goals. NOx allowances allocated under the NOx Budget Trading Program can be used for the seasonal NOx program under the federal Clean Air Interstate Rule. CILCO (AERG)'s generating facilities comply with the SO2 limits through the use and purchase of allowances, through the use of low-sulfur fuels, and through the application of pollution control technology. CILCO (AERG)'s generating facilities comply with the NOx limits through the use and purchase of allowances and through the application of pollution control technology, including low-NOx burners, over-fire air systems, combustion optimization, rich-reagent injection, selective noncatalytic reduction, and selective catalytic reduction systems.

        See Note 1—Summary of Significant Accounting Policies for the SO2 and NOx emission allowances held and the related SO2 and NOx emission allowance book values that were classified as intangible assets as of March 31, 2010.

        CILCO (AERG) expects to use a substantial portion of its SO2 and NOx allowances for ongoing operations. Environmental regulations, including the Clean Air Interstate Rule, the timing of the

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COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

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NOTE 9—COMMITMENTS AND CONTINGENCIES (Continued)

installation of pollution control equipment, and the level of operations, will have a significant impact on the number of allowances actually required for ongoing operations. The Clean Air Interstate Rule requires a reduction in SO2 emissions by increasing the ratio of Acid Rain Program allowances surrendered. The current Acid Rain Program requires the surrender of one SO2 allowance for every ton of SO2 emitted. Unless revised by the EPA as a result of the U.S. Court of Appeals' remand, the Clean Air Interstate Rule program requires that SO2 allowances of vintages 2010 through 2014 be surrendered at a ratio of two allowances for every ton of emission. SO2 allowances with vintages of 2015 and beyond will be required to be surrendered at a ratio of 2.86 allowances for every ton of emission. In order to accommodate this change in surrender ratio and to comply with the federal and state regulations, CILCO (AERG) expects to install control technology designed to further reduce SO2 emissions, as discussed above.

        The Clean Air Interstate Rule has both an ozone season program and an annual program for regulating NOx emissions, with separate allowances issued for each program. The Clean Air Interstate Rule ozone season program replaced the NOx Budget Trading Program beginning in 2009. Allocations for CILCO's (AERG) generating facilities for the years 2010 and 2011 were 1,368 tons per ozone season and 3,419 tons per year for the annual program.

Global Climate Change

        In June 2009, the U.S. House of Representatives passed energy legislation entitled "The American Clean Energy and Security Act of 2009" that, if enacted, would establish an economy-wide cap-and-trade program. The overarching goal of this proposed cap-and-trade program is to reduce greenhouse gas emissions from capped sources, including coal-fired electric generation units, to 3% below 2005 levels by 2012, 17% below 2005 levels by 2020, 42% below 2005 levels by 2030, and 83% below 2005 levels by the year 2050. The proposed legislation provides an allocation of free emission allowances and greenhouse gas offsets to utilities, as well as certain merchant coal-fired electric generators in competitive markets. This aspect of the proposed legislation would mitigate some of the cost of compliance for CIPS, CILCO and Illinois Power. However, the amount of free allowances decline over time and are ultimately phased out. The proposed legislation also contains, among other things, a federal renewable energy standard of 6% by 2012 that increases gradually to 20% by 2020, of which up to 25% of the requirement can be met by energy efficiency. The proposed legislation also establishes performance standards for new coal plants, requires electric utilities to develop plans to support plug-in hybrid vehicles, and requires load-serving entities to reduce peak electric demand through energy efficiency and Smart Grid technologies. In September 2009, climate change legislation entitled "The Clean Energy Jobs and American Power Act" was introduced in the U.S. Senate that was similar to that passed by the U.S. House of Representatives in June 2009, although it proposes a slightly greater reduction in greenhouse gas emissions in the year 2020 and grants fewer emission allowances to the electricity sector. Under both proposed pieces of legislation, large sources of CO2 emissions will be required to obtain and retire an allowance for each ton of CO2 emitted. The allowances may be allocated to the sources without cost, sold to the sources through auctions or other

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NOTE 9—COMMITMENTS AND CONTINGENCIES (Continued)

mechanisms, or traded among parties. "The Clean Energy Jobs and American Power Act" was voted out of committee in November 2009. In December 2009, Senators Kerry, Graham and Lieberman introduced a framework for Senate legislation in 2010. The framework lacks specifics, but reports suggest it is consistent with the House-passed legislation except that it emphasizes the need for greater support for nuclear power and energy independence through support for clean energy and drilling for oil and natural gas. There are also Congressional proposals that could result in a mandatory federal renewable portfolio standard. In addition, the reduction of greenhouse gas emissions has been identified as a high priority by President Obama's administration. Although we cannot predict the date of enactment or the requirements of any future climate change legislation or regulations, we believe it is possible that some form of federal legislation or regulations to control emissions of greenhouse gases will become law during the current administration.

        Potential impacts from climate change legislation could vary, depending upon proposed CO2 emission limits, the timing of implementation of those limits, the method of distributing allowances, the degree to which offsets are allowed and available, and provisions for cost containment measures, such as a "safety valve" provision that provides a maximum price for emission allowances. Coal-fired power plants are significant sources of CO2, a principal greenhouse gas. CIPS', CILCO's and Illinois Power's analysis shows that if either "The American Clean Energy and Security Act of 2009" or "The Clean Energy Jobs and American Power Act" were enacted into law in its current form, household costs and rates for electricity could rise significantly. The burden could fall particularly hard on electricity consumers and upon the economy in the Midwest because of the region's reliance on electricity generated by coal-fired power plants. Natural gas emits about half the amount of CO2 that coal emits when burned to produce electricity. As a result, economy-wide shifts favoring natural gas as a fuel source for electricity generation also could affect the cost of heating for our utility customers and many industrial processes. CIPS, CILCO and Illinois Power believe that wholesale natural gas costs could rise significantly as well. Higher costs for energy could contribute to reduced demand for electricity and natural gas.

        In early December of 2009, representatives from countries around the globe met in Copenhagen, Denmark, to attempt to develop an international treaty to supersede the Kyoto Protocol, which set mandatory greenhouse gas reduction requirements for participating countries. The parties were unable to reach agreement regarding mandatory greenhouse gas emissions reductions. However, certain countries, including the United States, entered into an agreement called the "Copenhagen Accord." The Copenhagen Accord provides a mechanism for countries to make economy-wide greenhouse gas emission mitigation commitments for reducing emissions of greenhouse gases by 2020 and provides for developed countries to fund greenhouse gas emissions mitigation projects in developing countries. Any commitment under the Copenhagen Accord is subject to congressional action on climate change.

        Additional requirements to control greenhouse gas emissions and address global climate change may also arise pursuant to the Midwest Greenhouse Gas Reduction Accord, an agreement signed by the governors of Illinois, Iowa, Kansas, Michigan, Wisconsin and Minnesota to develop a strategy to achieve energy security and to reduce greenhouse gas emissions through a cap-and-trade mechanism.

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COMBINED NOTES TO FINANCIAL STATEMENTS (Continued)

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NOTE 9—COMMITMENTS AND CONTINGENCIES (Continued)

The advisory group to the Midwest governors provided draft final recommendations on the design of a greenhouse gas reduction program in June 2009. In October 2009, the Midwestern Governors Association held a forum to review some of the advisory group's recommendations. The October 2009 forum did not yield any significant updates to the Midwest Greenhouse Gas Reduction Accord's work toward a cap-and-trade mechanism. The recommendations have not been endorsed or approved by the individual state governors. It is uncertain whether legislation to implement the recommendations will be passed by any of the states, including Illinois.

        With regard to the control of greenhouse gas emissions under federal regulation, in 2007, the U.S. Supreme Court issued a decision finding that the EPA has the authority to regulate CO2 and other greenhouse gases from automobiles as "air pollutants" under the Clean Air Act. This decision required the EPA to determine whether greenhouse gas emissions may reasonably be anticipated to endanger public health or welfare, or, in the alternative, to provide a reasonable explanation as to why greenhouse gas emissions should not be regulated. In December 2009, in response to the decision of the U.S. Supreme Court, the EPA issued its "endangerment finding" determining that greenhouse gas emissions, including CO2, endanger human health and welfare and that emissions of greenhouse gases from motor vehicles contribute to that endangerment. In April 2010, the EPA and the U.S. Department of Transportation issued final rules requiring car makers to meet a new greenhouse gas emission standard for model year 2012 cars. In March 2010, the EPA issued a determination that greenhouse gas emissions from stationary sources would be subject to regulation under the Clean Air Act in 2011. As a result of these actions, we will be required to consider the emissions of greenhouse gas in any air permit application submitted by us or pending after January 1, 2011.

        Recognizing the difficulties presented by regulating at once virtually all emitters of greenhouse gases, the EPA announced in September 2009 a proposed rule, known as the "tailoring rule," that would establish new higher thresholds for regulating greenhouse gas emissions from stationary sources, such as power plants. The rule would require any source that emits at least 25,000 tons per year of greenhouse gases measured as CO2 equivalents ("CO2e") to have an operating permit under Title V Operating Permit Program of the Clean Air Act. Sources that already have an operating permit would have greenhouse gas-specific provisions added to their permits upon renewal. Currently, both CILCO (AERG) power plants have operating permits that, depending on the final rule, may be modified when they are renewed to address greenhouse gas emissions. The proposed tailoring rule also provides that if physical changes or changes in operation at major sources result in an increase in emissions of greenhouse gases over a threshold ranging from 10,000 tons to 25,000 tons of CO2e, the emitters would be required to obtain a permit under the New Source Review/Prevention of Significant Deterioration program and to install the best available control technology to control greenhouse gas emissions. New major sources also would be required to obtain such a permit and to install the best available control technology. The EPA has committed to provide guidance about the best available control technology for new and modified major sources of greenhouse gas emissions. The tailoring rule has been delayed but is expected to be finalized in May 2010. Any federal climate change legislation that is enacted may preempt the proposed rule, particularly as it relates to power plant greenhouse gas emissions. This

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NOTE 9—COMMITMENTS AND CONTINGENCIES (Continued)

proposed rule has no immediate impact on CILCO (AERG)'s generating facilities. The extent to which this proposed rule, if finalized, could have a material impact on CILCO (AERG)'s generating facilities depends upon future EPA guidelines as to what constitutes the best available control technology for greenhouse gas emissions from power plants, whether physical changes or change in operations subject to the rule would occur at our power plants, and whether federal legislation that preempts the proposed rule is passed.

        While the EPA has stated its intention to regulate greenhouse gas emissions from stationary sources, such as power plants, Congressional action could block that effort. Legislation has been introduced in both the U.S. House of Representatives and U.S. Senate that would block the EPA from regulating greenhouse gas emissions from both mobile and stationary sources. Separate legislation has also been introduced in both the U.S. House of Representatives and U.S. Senate that would delay the EPA's ability to regulate greenhouse gas emissions from stationary sources for two years. The final outcome of this legislation is uncertain.

        The EPA also finalized regulations in September 2009 that would require certain categories of businesses, including fossil-fuel-fired power plants, to monitor and report their annual greenhouse gas emissions, beginning in March 2011 for 2010 emissions. CO2 emissions from fossil-fuel-fired power plants subject to the Clean Air Act's acid rain program have been monitored and reported for over fifteen years. Thus, this new rule covering greenhouse gas emissions is not expected to have a material effect on our operations. It will require additional reporting of greenhouse gas emissions from various gas operations and possibly other minor sources within our system.

        Recent federal appellate court decisions have considered the application of common law causes of action, such as nuisance, to redress damages resulting from global climate change. In State of Connecticut v. American Electric Power ("AEP"), the U.S. Court of Appeals for the Second Circuit ruled in September 2009 that public nuisance claims brought by states, New York City and public land trusts could proceed and were not beyond the scope of judicial relief. Ameren's generating plants were not named in the AEP litigation. In Comer v. Murphy Oil ("Comer"), a Mississippi property owner sued several industrial companies, alleging that CO2 emissions created the atmospheric conditions that resulted in Hurricane Katrina. The U.S. Court of Appeals for the Fifth Circuit issued a ruling in Comer in October 2009 that permits this cause of action to proceed. Comer is seeking class action certification on behalf of similarly situated property owners. Additional legal challenges and appeals are expected in both the Comer and AEP cases. The rulings in these cases may spur other claimants to file suit against greenhouse gas emitters, including Ameren. The courts did not rule on the merits of the lawsuits, only that plaintiffs had standing to pursue their claims. Under some of the versions of greenhouse gas legislation currently pending in Congress, nuisance claims could be rendered moot. We are unable to predict the outcome of lawsuits seeking damages that litigants claim are attributable to climate change and their impact on our results of operations, financial position, and liquidity.

        Future federal and state legislation or regulations that mandate limits on the emission of greenhouse gases would result in significant increases in capital expenditures and operating costs,

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NOTE 9—COMMITMENTS AND CONTINGENCIES (Continued)

which, in turn, could lead to increased liquidity needs and higher financing costs. Excessive costs to comply with future legislation or regulations might force CILCO (AERG) as well as other similarly situated electric power generators to close some coal-fired facilities and could lead to possible impairment of assets and reduced revenues. As a result, mandatory limits could have a material adverse impact on CILCO (AERG)'s results of operations, financial position, and liquidity.

        The impact on us of future initiatives related to greenhouse gas emissions and global climate change is unknown. Although compliance costs are unlikely in the near future, federal legislative, federal regulatory and state-sponsored initiatives to control greenhouse gases continue to progress, making it more likely that some form of greenhouse gas emissions control will eventually be required. Since these initiatives continue to evolve, the impact on our coal-fired generation plants and our customers' costs is unknown, but any impact would likely be negative. Our costs of complying with any mandated federal or state greenhouse gas program could have a material impact on our future results of operations, financial position, and liquidity.

New Source Review

        The EPA is engaged in an enforcement initiative targeted at coal-fired power plants in the United States to determine whether those power plants failed to comply with the requirements of the New Source Review ("NSR") and New Source Performance Standards ("NSPS") provisions under the Clean Air Act when the plants implemented modifications. The EPA's inquiries focus on whether projects performed at power plants should have triggered various permitting requirements and the installation of pollution control equipment.

        In April 2005, the EPA issued a request for information pursuant to Section 114(a) of the Clean Air Act directed to all of Ameren's coal-fired generating plants located in Illinois, including those at CILCO (AERG). It sought detailed operating and maintenance history data for all the Illinois plants including CILCO (AERG)'s E.D. Edwards and Duck Creek plants. Subsequent to the initial request, additional Section 114(a) requests were issued and in May 2009, we completed our response to the most recent information request, but we are unable to predict the outcome of this matter.

        Ultimate resolution of these matters could have a material adverse impact on the future results of operations, financial position, and liquidity of CILCO (AERG). A resolution could result in increased capital expenditures for the installation of control technology, increased operations and maintenance expenses, and fines or penalties.

Clean Water Act

        In July 2004, the EPA issued rules under the Clean Water Act that require cooling-water intake structures to have the best technology available for minimizing adverse environmental impacts on aquatic species. These rules pertain to all existing generating facilities that currently employ a cooling-water intake structure whose flow exceeds 50 million gallons per day. The rules may require facilities to install additional technology on their cooling water intakes or take other protective measures and to do

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extensive site-specific study and monitoring. There is also the possibility that the rules may lead to the installation of cooling towers on some of our generating facilities. On April 1, 2009, the U.S. Supreme Court ruled that the EPA can compare the costs of technology for protecting aquatic species to the benefits of that technology in order to establish the "best technology available" standards applicable to the cooling water intake structure at existing power plants under the Clean Water Act. The EPA is expected to propose revised rules in 2010. Until the EPA reissues the rules and such rules are adopted, and until the studies on the aquatic impacts of the power plants are completed, we are unable to estimate the costs of complying with these rules. Such costs are not expected to be incurred prior to 2012. Both generating stations at CILCO (AERG) could be subject to these new regulations.

Remediation

        We are involved in a number of remediation actions to clean up hazardous waste sites as required by federal and state law. Such statutes require that responsible parties fund remediation actions regardless of their degree of fault, the legality of original disposal, or the ownership of a disposal site. CIPS, CILCO and Illinois Power have each been identified by the federal or state governments as a potentially responsible party ("PRP") at several contaminated sites. Several of these sites involve facilities that were transferred by CIPS to Genco in May 2000 and facilities transferred by CILCO to AERG in October 2003. As part of each transfer, CIPS and CILCO have contractually agreed to indemnify Genco and AERG, respectively, for remediation costs associated with preexisting environmental contamination at the transferred sites.

        As of March 31, 2010, CIPS, CILCO and Illinois Power owned or were otherwise responsible for several former manufactured gas plant ("MGP") sites in Illinois. CIPS has 15, CILCO has four, and Illinois Power has 25 sites. All of these sites are in various stages of investigation, evaluation, and remediation. The Ameren Illinois Utilities currently anticipate completion of remediation at these sites by 2015, except for a CIPS site that is expected to be completed by 2017. The ICC permits each company to recover remediation and litigation costs associated with its former MGP sites from its Illinois electric and natural gas utility customers through environmental adjustment rate riders. To be recoverable, such costs must be prudently and properly incurred. Costs are subject to annual review by the ICC. As of March 31, 2010, estimated obligations were: CIPS—$43 million to $62 million, CILCO—less than $1 million, and Illinois Power—$111 million to $174 million. CIPS, CILCO and Illinois Power have liabilities of $43 million, less than $1 million, and $111 million, respectively, recorded to represent estimated minimum obligations, as no other amount within the range was a better estimate.

        CIPS is also responsible for the cleanup of a former coal ash landfill in Coffeen, Illinois. As of March 31, 2010, CIPS estimated that obligation at $0.5 million to $6 million. CIPS recorded a liability of $0.5 million to represent its estimated minimum obligation for this site, as no other amount within the range was a better estimate. Illinois Power is also responsible for the cleanup of a landfill, underground storage tanks, and a water treatment plant in Illinois. As of March 31, 2010, Illinois Power recorded a liability of $0.8 million to represent its best estimate of the obligation for these sites.

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NOTE 9—COMMITMENTS AND CONTINGENCIES (Continued)

        In December 2004, CILCO (AERG) submitted a plan to the Illinois EPA to address groundwater and surface water issues associated with the recycle pond, ash ponds, and reservoir at the Duck Creek power plant facility. Information submitted by AERG is currently under review by the Illinois EPA. CILCO (AERG) has a liability of $3 million at March 31, 2010, for the estimated cost of the remediation effort, which involves discharging recycle-system water into the Duck Creek reservoir and the eventual closure of ash ponds in order to address these groundwater and surface water issues.

        Our operations or those of our predecessor companies involve the use, disposal of, and in appropriate circumstances, the cleanup of substances regulated under environmental protection laws. We are unable to determine whether such practices will result in future environmental commitments or impact our results of operations, financial position, or liquidity.

Ash Management

        There has been increased activity at both state and federal levels regarding additional regulation of ash pond facilities and coal combustion byproducts ("CCB"). On May 4, 2010, the EPA announced proposed new regulations regarding the regulatory framework for the management and disposal of CCB, which could impact future disposal and handling costs at our power plant facilities. Those proposed regulations allow for the continued beneficial use, such as recycling, of CCB without classifying it as hazardous waste. As part of its proposal, the EPA is considering alternative regulatory approaches that require coal-fired power plants to either close surface impoundments such as ash ponds or retrofit such facilities with liners. The EPA is seeking public comment regarding the proposed rules before it selects a final regulatory framework for CCB. Additionally, in January 2010, EPA announced its intent to develop regulations establishing financial responsibility requirements for the electric generation industry, among other industries, and specifically discussed CCB as a reason for developing the new requirements. CILCO (AERG) is currently evaluating all of the proposed regulations to determine whether current management of CCB, including beneficial reuse, and the use of the ash ponds should be altered. CILCO (AERG) is also evaluating the potential costs associated with compliance with the proposed regulation of CCB impoundments and landfills which could be material, if adopted. Existing landfills used for the disposal of CCB would be subject to groundwater monitoring requirements and requirements related to the closure and post-closure care of the landfill.

        In addition, the Illinois EPA has requested that CILCO (AERG) establish groundwater monitoring plans for its active and inactive ash impoundments in Illinois. CILCO (AERG) has entered into discussions with the Illinois EPA about a framework for closure of additional ash ponds in Illinois, including the ash pond at Duck Creek, when that facility is ultimately taken out of service. The permit for the Duck Creek ash pond expires in 2010. CILCO (AERG) has recorded an asset retirement obligation, based on current laws, for the estimated costs of the retirement of its ash ponds.

        At this time, we are unable to predict the effects any such state and federal regulations might have on our results of operations, financial position, and liquidity.

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NOTE 9—COMMITMENTS AND CONTINGENCIES (Continued)

Asbestos-related Litigation

        CIPS, CILCO and Illinois Power have been named, along with numerous other parties, in a number of lawsuits filed by plaintiffs claiming varying degrees of injury from asbestos exposure. Most have been filed in the Circuit Court of Madison County, Illinois. The total number of defendants named in each case is significant; as many as 192 parties are named in some pending cases and as few as six in others. However, in the cases that were pending as of March 31, 2010, the average number of parties was 71.

        The claims filed against CIPS, CILCO and Illinois Power allege injury from asbestos exposure during the plaintiffs' activities at our present or former electric generating plants. Former CIPS plants are now owned by Genco, and former CILCO plants are now owned by AERG. Most of Illinois Power's plants were transferred to a former parent subsidiary prior to Ameren's acquisition of Illinois Power. As a part of the transfer of ownership of the CIPS and CILCO generating plants, CIPS and CILCO have contractually agreed to indemnify Genco and AERG, respectively, for liabilities associated with asbestos-related claims arising from activities prior to the transfer. Each lawsuit seeks unspecified damages that, if awarded at trial, typically would be shared among the various defendants.

        At March 31, 2010, CIPS, CILCO and Illinois Power had 32, 16 and 41 pending asbestos-related lawsuits, respectively. At March 31, 2009, CIPS, CILCO and Illinois Power had liabilities of $3 million, $2 million, and $5 million, respectively, recorded to represent their best estimate of their obligations related to asbestos claims.

        Illinois Power has a tariff rider to recover the costs of asbestos-related litigation claims, subject to the following terms: 90% of cash expenditures in excess of the amount included in base electric rates are recovered by Illinois Power from a trust fund established by Illinois Power. At March 31, 2010, the trust fund balance was approximately $23 million, including accumulated interest. If cash expenditures are less than the amount in base rates, Illinois Power will contribute 90% of the difference to the fund. Once the trust fund is depleted, 90% of allowed cash expenditures in excess of base rates will be recovered through charges assessed to customers under the tariff rider.

        CIPS, CILCO and Illinois Power believe that the final disposition of these proceedings will not have a material adverse effect on their results of operations, financial position, or liquidity.

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NOTE 10—OTHER COMPREHENSIVE INCOME

        Comprehensive income includes net income as reported on the statements of income and all other changes in common stockholders' equity, except those resulting from transactions with common stockholders. CIPS', CILCO's, and Illinois Power's comprehensive income was composed of only their respective net income for the three months ended March 31, 2010 and 2009.

NOTE 11—RETIREMENT BENEFITS

        Ameren's pension and postretirement plans are funded in compliance with income tax regulations and to achieve federal funding or regulatory requirements. As a result, Ameren expects to fund its pension plans at a level equal to the greater of the pension expense or the legally required minimum contribution. Considering Ameren's assumptions at December 31, 2009, its estimated investment performance through March 31, 2010, and its pension funding policy, Ameren expects to make annual contributions of $75 million to $225 million in each of the next five years, with aggregate estimated contributions of $740 million. We expect CIPS', CILCO's and Illinois Power's portion of the future funding requirements to be 6%, 9%, and 10%, respectively. These amounts are estimates which may change with actual investment performance, changes in interest rates, any pertinent changes in government regulations, and any voluntary contributions. Our policy for postretirement benefits is primarily to fund the Voluntary Employee Beneficiary Association ("VEBA") trusts to match the annual postretirement expense.

        The following table presents the components of Ameren's net periodic benefit cost for our pension and postretirement benefit plans for the three months ended March 31, 2010 and 2009:

	Pension Benefits(a)		Postretirement Benefits(a)
	Three Months		Three Months
	2010	2009	2010	2009
Service cost	$17	$17	$5	$5
Interest cost	47	47	16	17
Expected return on plan assets	(53)	(52)	(14)	(13)
Amortization of:
Transition obligation	-	-	-	-
Prior service cost (benefit)	2	2	(2)	(2)
Actuarial loss	5	7	2	3

Net periodic benefit cost	$18	$21	$7	$10

(a)
Includes amounts for Ameren registrant and nonregistrant subsidiaries.

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NOTE 11—RETIREMENT BENEFITS (Continued)

        CIPS, CILCO and Illinois Power are responsible for their share of the pension and postretirement costs. The following table presents the pension costs and the postretirement benefit costs incurred for the three months ended March 31, 2010 and 2009:

	Pension Costs		Postretirement Costs
	Three Months		Three Months
	2010	2009	2010	2009
Ameren(a)	$18	$21	$7	$10
CIPS	2	3	-	1
CILCO	3	4	2	2
Illinois Power	-	1	2	3

(a)
Includes amounts for Ameren registrant and nonregistrant subsidiaries.

Health Care Reform Legislation

        During the first quarter of 2010, the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Bill of 2010 were enacted and signed into law (collectively, the "Act") in the United States. CIPS, CILCO and Illinois Power provide prescription drug benefits to retiree participants. Because the benefits provided are at least actuarially equivalent to benefits available to retirees under the Prescription Drug Act, CIPS, CILCO and Illinois Power qualify for and receive federal subsidies that mitigate the cost of the benefits. Historically, the subsidies were not subject to tax, and Ameren was allowed to deduct the cost of the benefits. The Act includes a provision that disallows federal income tax deductions for retiree health care costs to the extent an employer's postretirement health care plan receives these federal subsidies. Although this change does not take effect immediately, CIPS, CILCO and Illinois Power are required to recognize the full tax accounting impact in their financial statements in the period in which the legislation is signed into law. As a result, in the first quarter of 2010, CIPS, CILCO, and Illinois Power recorded total non-cash after-tax charges of $1 million, less than $1 million, and less than $1 million, respectively, to reduce deferred tax assets. The reduction of these income tax deductions is also estimated to increase CIPS', CILCO's, and Illinois Power's total annual income tax expense by less than $1 million for each company individually. Although many of the specifics associated with the Act have not yet been addressed, it is our preliminary view that the other provisions of the Act do not have a material impact on our current financial results. We will continue to study the potential future effects of this Act as further clarity is provided.

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NOTE 12—SEGMENT INFORMATION

        CILCO has two reportable segments: Illinois Regulated and Merchant Generation. The Illinois Regulated segment for CILCO consists of the regulated electric and natural gas transmission and distribution businesses. The Merchant Generation segment for CILCO consists of the generation business of AERG.

        The following tables present information about the reported revenues and specified items included in net income of CILCO for the three months ended March 31, 2010 and 2009, and total assets as of March 31, 2010, and December 31, 2009.

CILCO

Three Months	Illinois Regulated	Merchant Generation	Intersegment Eliminations	Consolidated CILCO
2010:
External revenues	$206	$92	$-	$298
Intersegment revenues	-	-	-	-
Net income(a)	7	12	-	19
2009:
External revenues	$219	$92	$-	$311
Intersegment revenues	-	-	-	-
Net income(a)	7	26	-	33
As of March 31, 2010:
Total assets	$1,291	$1,083	$-	$2,374
As of December 31, 2009:
Total assets	$1,264	$1,119	$(1)	$2,382

(a)
Represents net income available to the common stockholder (CILCORP until March 4, 2010, Ameren beginning March 4, 2010); 100% of CILCO's preferred stock dividends are included in the Illinois Regulated segment.

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NOTE 13—CORPORATE REORGANIZATION

        On March 15, 2010, Ameren, CIPS, CILCO, Illinois Power, AERG and Resources Company filed an application with FERC requesting certain FERC authorizations related to a two-step corporate reorganization. The first step of the reorganization would merge CILCO and Illinois Power with and into CIPS (the "Merger"), after which the surviving corporation would be renamed "Ameren Illinois Company" ("Ameren Illinois"). The second step of the reorganization would involve the distribution of AERG stock from Ameren Illinois to Ameren (the "AERG distribution") and the subsequent contribution by Ameren of the AERG stock to Resources Company.

        On March 15, 2010, CIPS, CILCO and Illinois Power filed with the ICC a notice of merger and reorganization to notify the ICC of their intent to effect the Merger and CIPS filed a notice of its intent to effect the AERG distribution. The Merger and the AERG distribution are expressly authorized by the Illinois Public Utilities Act and do not require ICC approval.

        CIPS, CILCO and Illinois Power do not expect to redeem any of their outstanding long-term debt or preferred stock prior to or in connection with the Merger, with the exception of CILCO's preferred stock and the $40 million principal amount of CIPS' 7.61% Series 97-2 first mortgage bonds. Following the redemption of those CIPS mortgage bonds, CIPS intends to cause a release date to occur with respect to CIPS' senior secured notes, causing these notes to become unsecured and CIPS' mortgage indenture to be discharged. If the Merger is consummated, the debt and other obligations of CILCO and Illinois Power under their mortgage indentures, senior note indentures and pollution control bond agreements will become debt and obligations of Ameren Illinois, and the property owned by CILCO and Illinois Power immediately before the Merger that was subject to the lien of one of their respective mortgage indentures will still be subject to such lien and secure the bonds outstanding under such mortgage indenture subject to the release and other provisions of such mortgage indenture.

        The senior secured notes of Illinois Power and CILCO will still be secured by the mortgage bonds held by their respective senior note trustee subject to the release and other provisions of the respective senior note indenture. The debt and other obligations of CIPS will remain debt and obligations of Ameren Illinois. If the Merger is consummated, it is expected that Ameren Illinois will secure the CIPS senior notes with the benefit of a lien under the Illinois Power mortgage indenture so long as Ameren Illinois has outstanding other senior notes with the benefit of this lien. After the Merger, Ameren Illinois is also expected to encumber substantially all of the operating property owned by CIPS immediately before the Merger with the lien of the Illinois Power mortgage indenture. On April 13, 2010, CIPS, CILCO and Illinois Power entered into a merger agreement to accomplish the Merger.

        Pursuant to the merger agreement, at the effective time of the Merger: (i) all shares of each series of Illinois Power preferred stock outstanding immediately prior to the effective time of the Merger will be automatically converted into shares of a newly created series of Ameren Illinois preferred stock having the same payment and redemption terms as the existing series of Illinois Power preferred stock, except to the extent that Illinois Power preferred shareholders exercise their dissenters' rights in accordance with Illinois law; and (ii) each outstanding share of CIPS common and preferred stock will

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remain outstanding, except to the extent that CIPS preferred shareholders exercise their dissenters' rights in accordance with Illinois law. Prior to the Merger, but after consenting to the Merger, Ameren will contribute to the capital of Illinois Power, without the payment of any consideration, all of the Illinois Power preferred stock owned by Ameren.

        Consummation of the Merger is subject to certain customary conditions, including obtaining shareholder approval, which approval is expected to be provided by Ameren, and obtaining any required approvals from FERC. The merger agreement may be terminated at any time prior to closing upon the mutual written consent of CIPS, CILCO and Illinois Power or other specified circumstances.

        We filed a request on April 21, 2010, for a private letter ruling from the Internal Revenue Service substantially to the effect that the AERG distribution will qualify as a generally tax-free transaction for United States federal income tax purposes. The AERG distribution is expected to occur immediately after the Merger. However, in the event that we have not received the ruling prior to the consummation of the Merger, we reserve the right to consummate the AERG distribution without such ruling or at a later time.

        The Merger is intended to be completed on or before October 1, 2010. There can be no assurances regarding whether the Merger or the AERG distribution will be completed or as to the timing of any such transaction or action.

ANNEX A

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 13, 2010, among Illinois Power Company, an Illinois corporation ("IP"), Central Illinois Light Company, an Illinois corporation ("CILCO"), and Central Illinois Public Service Company, an Illinois corporation (the "Company").

        WHEREAS the respective Boards of Directors of IP, CILCO and the Company have approved the merger (the "Merger") of IP and CILCO into the Company on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS for U.S. Federal income tax purposes it is intended that (a) the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (b) this Agreement is intended to be, and is hereby, adopted as a "plan of reorganization" for purposes of Sections 354 and 361 of the Code, and (c) IP, CILCO and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code; and

        WHEREAS IP, CILCO and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

The Merger

        Section 1.01.    The Merger.    On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Illinois Business Corporation Act of 1983 (the "IBCA"), IP and CILCO shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). At the Effective Time, the separate corporate existence of IP and CILCO shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Merger, the conversion of shares of preferred stock of IP into shares of preferred stock of the Surviving Corporation in connection with the Merger and the other transactions contemplated by this Agreement are referred to in this Agreement collectively as the "Transactions."

        Section 1.02.    Closing.    The closing (the "Closing") of the Merger shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York City, at 10:00 a.m. New York City time, on the second business day following the satisfaction (or, to the extent permitted by Law, waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02, 7.03 or 7.04 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed between the parties. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

        Section 1.03.    Effective Time.    Prior to the Closing, the parties shall prepare, and on the Closing Date the parties shall file with the Secretary of State of the State of Illinois, articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the IBCA and shall make all other filings or recordings required under the IBCA. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Illinois, or, to the extent within the time limitations provided in the

IBCA, at such other time as the parties shall agree and specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

        Section 1.04.    Effects.    The Merger shall have the effects set forth in Section 11.50 of the IBCA and any other applicable provision of the IBCA.

        Section 1.05.    Articles of Incorporation and Bylaws.

        (a)   The Articles of Incorporation in the form of Exhibit A shall be the Articles of Incorporation of the Surviving Corporation, on and following the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

        (b)   The Bylaws in the form of Exhibit B shall be the Bylaws of the Surviving Corporation, on and following the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

        Section 1.06.    Directors.    The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        Section 1.07.    Officers.    The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

        Section 1.08.    Name.    At the Effective Time, the name of the Surviving Corporation shall be changed to "Ameren Illinois Company."

ARTICLE II

Effect on Shares of the
Constituent Corporations; Exchange of Certificates

        Section 2.01.    Effect on Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any common shares or preferred shares of the Company, IP or CILCO:

          (a)    Common Shares of IP.    Each issued and outstanding share of common stock of IP shall be cancelled without the payment of any consideration in exchange therefor.

          (b)    Preferred Shares of IP.    (i) Each issued and outstanding share of 4.08% Serial Preferred Stock of IP shall be converted into one-half of a fully paid and nonassessable share of 4.08% Cumulative Preferred Stock, par value $100 per share, of the Surviving Corporation; (ii) each issued and outstanding share of 4.20% Serial Preferred Stock of IP shall be converted into one-half of a fully paid and nonassessable share of 4.20% Cumulative Preferred Stock, par value $100 per share, of the Surviving Corporation; (iii) each issued and outstanding share of 4.26% Serial Preferred Stock of IP shall be converted into one-half of a fully paid and nonassessable share of 4.26% Cumulative Preferred Stock, par value $100 per share, of the Surviving Corporation; (iv) each issued and outstanding share of 4.42% Serial Preferred Stock of IP shall be converted into one-half of a fully paid and nonassessable share of 4.42% Cumulative Preferred Stock, par value $100 per share, of the Surviving Corporation; (v) each issued and outstanding share of 4.70% Serial Preferred Stock of IP shall be converted into one-half of a fully paid and nonassessable share of 4.70% Cumulative Preferred Stock, par value $100 per share, of the Surviving Corporation; and (vi) each issued and outstanding share of 7.75% Serial Preferred Stock of IP shall be converted into one-half of a fully paid and nonassessable share of 7.75% Cumulative Preferred Stock, par value $100 per share, of the Surviving Corporation. The shares of Serial Preferred Stock, par value $50 per share, of IP are referred to herein as "IP Serial Preferred

  Stock" and the shares of preferred stock of the Company are referred to herein as "Company Preferred Stock."

          (c)    Common Shares of CILCO.    Each issued and outstanding share of common stock of CILCO shall be cancelled without the payment of any consideration in exchange therefor.

          (d)    Common Shares and Preferred Shares of the Company.    Subject to Section 2.02(d), each issued and outstanding share of common stock of the Company, and each issued and outstanding share of Company Preferred Stock, shall remain issued and outstanding.

          (e)    Merger Consideration.    The shares of Company Preferred Stock to be issued upon the conversion of shares of IP Serial Preferred Stock pursuant to Section 2.01(b) are referred to as the "IP Preferred Shares Merger Consideration." As of the Effective Time, (i) all shares of common stock of IP shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of common stock of IP shall cease to have any rights with respect thereto, (ii) all shares of IP Serial Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of IP Serial Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the applicable IP Preferred Shares Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest, and (iii) all shares of common stock of CILCO shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of common stock of CILCO shall cease to have any rights with respect thereto.

        Section 2.02.    Exchange of Certificates.    (a) Exchange Procedures.    Each of the certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of IP Serial Preferred Stock, shall represent the applicable IP Preferred Shares Merger Consideration, without any action on the part of the holder of such Certificates. Any holder of a Certificate shall be entitled to receive, upon surrender of such Certificate to the Company, a new certificate issued by the Company representing the number of whole shares of Company Preferred Stock constituting the corresponding IP Preferred Shares Merger Consideration. Regardless of whether such exchange of certificates is effected, the Company shall continue to distribute any dividends declared and paid on shares of its preferred stock to the holders of record of such shares as shown on the records of the Company.

        (b)    Fractional Shares.    Holders of shares of IP Serial Preferred Stock prior to the Merger who would otherwise be entitled to receive a fraction of a share of Company Preferred Stock as a result of the Merger will receive cash in lieu of such fractional shares. A bank or trust company selected by the Company (the "Agent") shall, as soon as practicable after the Effective Time, (i) determine the number of whole shares and fractional shares of Company Preferred Stock allocable to each holder of record of IP Serial Preferred Stock as of the Effective Time, (ii) aggregate all such fractional shares into whole shares and sell the whole shares obtained thereby in open-market transactions, in each case, at then prevailing trading prices on behalf of holders who would otherwise be entitled to fractional share interests, and (iii) distribute to each such holder such holder's ratable share of the cash proceeds (net of discounts and commissions) of such sale, based upon the average gross selling price per share of Company Preferred Stock of the relevant series after making appropriate deductions for any amount required to be withheld for United States federal income tax purposes and any brokerage fees incurred in connection with these sales of fractional shares. The sales of fractional shares shall occur as soon after the Effective Time as practicable and as determined by the Agent. Neither the Company nor the Agent will guarantee any minimum sale price for the fractional shares of Company Preferred Stock. Neither the Company nor the Agent will pay any interest on the proceeds from the sale of fractional shares. The Agent will have the sole discretion to select the broker-dealers through which to sell the aggregated fractional shares and to determine when, how and at what price to sell such shares. Neither the Agent nor the broker-dealers through which the aggregated fractional shares are sold will be Affiliates of the Company.

        (c)    Dissenting Shares.    Holders of shares of common stock or preferred stock of IP, CILCO or the Company who have complied with requirements for perfecting dissenters' rights under Section 11.70 of the IBCA will be entitled to exercise such rights with respect to the shares as to which such rights have been perfected ("Dissenting Shares"), to the extent available under Section 11.70 of the IBCA. Subject to applicable Law, upon consummation of the Merger, Dissenting Shares shall cease to be issued and outstanding and the holders thereof only shall be entitled to receive such consideration as will be determined under Section 11.70 of the IBCA. If a holder of Dissenting Shares shall fail to perfect or shall otherwise waive, withdraw or lose its dissenters' rights under the IBCA, such that dissenters' rights can no longer be legally perfected or exercised under the IBCA with respect to such shares, then the right of such holder to receive such consideration for Dissenting Shares as determined under Section 11.70 of the IBCA shall cease and such Dissenting Shares shall become exchangeable solely for the right to receive the applicable consideration as provided in Sections 2.01(a), 2.01(b) and 2.01(c).

        (d)    Lost Certificates.    If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Company shall issue in exchange for such lost, stolen or destroyed Certificate, the applicable consideration and, if applicable, any unpaid dividends and distributions on shares of preferred stock of the Company deliverable in respect thereof, in each case pursuant to this Agreement.

ARTICLE III

Representations and Warranties of the Company

        The Company represents and warrants to IP and CILCO as follows:

        Section 3.01.    Organization, Standing and Power.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the requisite power and authority to carry on its business as now being conducted.

        Section 3.02.    Capital Structure.    (a) The authorized capital stock of the Company consists of 45,000,000 shares of common stock of the Company ("Company Common Stock"), 2,000,000 shares of Cumulative Preferred Stock, par value $100 per share, and 2,600,000 shares of Cumulative Preferred Stock without par value (together with the Company Common Stock, the "Company Capital Stock"). At the close of business on April 8, 2010, (i) 25,452,373 shares of Company Common Stock were issued and outstanding and (ii) 500,000 shares of Company Preferred Stock were issued and outstanding. Except as set forth above, at the close of business on April 8, 2010, no shares of capital stock or other voting securities or equity interests of the Company were issued, reserved for issuance or outstanding.

        Section 3.03.    Authority; Execution and Delivery; Enforceability.    (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Shareholder Approval (as defined in Section 3.03(c)). The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (b)   The Board of Directors of the Company unanimously adopted resolutions (i) approving this Agreement, the Merger and the other Transactions and (ii) recommending that the Company's shareholders approve this Agreement.

          (c)   The affirmative vote of the holders of at least two-thirds of the outstanding shares of Company Common Stock and the outstanding shares of Company Preferred Stock entitled to vote thereon and voting together as one class (the "Company Shareholder Approval") is the only vote of the holders of any class or series of shares or other securities of the Company necessary to approve the Merger, this Agreement and the other Transactions.

        Section 3.04.    Information Supplied.    None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Form S-4, in which an information statement will be included as a prospectus (the "Joint Information Statement"), will, at the time the Form S-4 is filed with the Securities and Exchange Commission (the "SEC"), at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Information Statement will, at the date it is first mailed to the Company's shareholders, IP's shareholders and CILCO's shareholders or at the time of the Company Shareholder Meeting (as defined in Section 6.01(b)), IP Shareholder Meeting (as defined in Section 6.01(c)) or CILCO Shareholder Meeting (as defined in Section 6.01(d)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Information Statement will comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations thereunder.

ARTICLE IV

Representations and Warranties of IP

        IP represents and warrants to the Company and CILCO as follows:

        Section 4.01.    Organization, Standing and Power.    IP is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the requisite power and authority to carry on its business as now being conducted.

        Section 4.02.    Capital Structure.    (a) The authorized capital stock of IP consists of 100,000,000 shares of common stock of IP ("IP Common Stock"), 5,000,000 shares of IP Serial Preferred Stock, 5,000,000 shares of Serial Preferred Stock without par value, and 5,000,000 shares of Preference Stock without par value. At the close of business on April 8, 2010, (i) 23,000,000 shares of IP Common Stock were issued and outstanding and (ii) 912,675 shares of IP Serial Preferred Stock were issued and outstanding. Except as set forth above, at the close of business on April 8, 2010, no shares of capital stock or other voting securities or equity interests of IP were issued, reserved for issuance or outstanding.

        Section 4.03.    Authority; Execution and Delivery; Enforceability.    (a) IP has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by IP of this Agreement and the consummation by IP of the Transactions have been duly authorized by all necessary corporate action on the part of IP, subject, in the case of the Merger, to receipt of IP Shareholder Approvals (as defined in Section 4.03(c)). IP has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        (b)   The Board of Directors of IP unanimously adopted resolutions (i) approving this Agreement, the Merger and the other Transactions and (ii) recommending that IP's shareholders approve this Agreement.

        (c)   The affirmative vote of (i) the holders of at least two-thirds of the outstanding shares of IP Common Stock and the outstanding shares of IP Serial Preferred Stock entitled to vote thereon, voting together as one class, and (ii) the holders of at least two-thirds of the outstanding shares of IP Serial Preferred Stock entitled to vote thereon, voting together as one class ("IP Shareholder Approvals") are the only votes of the holders of any class or series of shares or other securities of IP necessary to approve the Merger, this Agreement and the other Transactions.

        Section 4.04.    Information Supplied.    None of the information supplied or to be supplied by IP for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Information Statement will, at the date it is first mailed to the Company's shareholders, IP's shareholders and CILCO's shareholders or at the time of the Company Shareholder Meeting, IP Shareholder Meeting or CILCO Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

ARTICLE V

Representations and Warranties of CILCO

        CILCO represents and warrants to the Company and IP as follows:

        Section 5.01.    Organization, Standing and Power.    CILCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the requisite power and authority to carry on its business as now being conducted.

        Section 5.02.    Capital Structure.    (a) The authorized capital stock of CILCO consists of 20,000,000 shares of common stock of CILCO ("CILCO Common Stock"), 1,500,000 shares of Preferred Stock, par value $100 per share, 3,500,000 shares of Class A Preferred Stock without par value and 2,000,000 shares of Preference Stock without par value ("CILCO Preferred Stock", and together with CILCO Common Stock, "CILCO Capital Stock"). At the close of business on April 8, 2010, (i) 13,563,871 shares of CILCO Common Stock were issued and outstanding and (ii) 191,204 shares of CILCO Preferred Stock were issued and outstanding. Except as set forth above, at the close of business on April 8, 2010, no shares of capital stock or other voting securities or equity interests of CILCO were issued, reserved for issuance or outstanding.

        Section 5.03.    Authority; Execution and Delivery; Enforceability.    (a) CILCO has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by CILCO of this Agreement and the consummation by CILCO of the Transactions have been duly authorized by all necessary corporate action on the part of CILCO, subject, in the case of the Merger, to receipt of CILCO Shareholder Approval (as defined in Section 5.03(c)). CILCO has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        (b)   The Board of Directors of CILCO unanimously adopted resolutions (i) approving this Agreement, the Merger and the other Transactions and (ii) recommending that CILCO's shareholders approve this Agreement.

        (c)   The affirmative vote of the holders of at least two-thirds of the outstanding shares of CILCO Common Stock entitled to vote thereon ("CILCO Shareholder Approval") is the only vote of the holders of any class or series of shares or other securities of CILCO necessary to approve the Merger, this Agreement and the other Transactions.

        Section 5.04.    Information Supplied.    None of the information supplied or to be supplied by CILCO for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Information Statement will, at the date it is first mailed to the Company's shareholders, IP's shareholders and CILCO's shareholders or at the time of the Company Shareholder Meeting, IP Shareholder Meeting or CILCO Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

ARTICLE VI

Additional Agreements

        Section 6.01.    Preparation of the Form S-4 and Joint Information Statement; Shareholders Meetings.    (a) The Company, IP and CILCO shall prepare and file with the SEC the Joint Information Statement in preliminary form and the Company shall prepare and file with the SEC a Form S-4, and each of the Company, IP and CILCO shall use its reasonable efforts to respond to any comments of the SEC with respect thereto. Each of the Company, IP and CILCO shall use its reasonable efforts to have the Form S-4 declared effective under the Securities Act after such filing.

        (b)   The Company shall duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholder Meeting") for the purpose of seeking the Company Shareholder Approval; provided, however, that if permitted under the IBCA, the shareholders of the Company may act by a written consent in lieu of such meeting.

        (c)   IP shall duly call, give notice of, convene and hold a meeting of its shareholders ("IP Shareholder Meeting") for the purpose of seeking IP Shareholder Approvals; provided, however, that if permitted under the IBCA, the shareholders of IP may act by a written consent in lieu of such meeting.

        (d)   CILCO shall duly call, give notice of, convene and hold a meeting of its shareholders (the "CILCO Shareholder Meeting") for the purpose of seeking CILCO Shareholder Approval; provided, however, that if permitted under the IBCA, the shareholders of CILCO may act by a written consent in lieu of such meeting. Prior to the earlier of (1) the CILCO Shareholder Meeting and (2) the date on which the shareholders of CILCO act by written consent in lieu of such meeting, CILCO will take all actions necessary to redeem any outstanding shares of CILCO Preferred Stock, so that no approval from the holders of such shares will be required to complete the Merger.

        Section 6.02.    Indemnification.    (a) The parties agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of IP or CILCO (each an "Indemnified Party") as provided in their respective articles of incorporation, bylaws (or comparable organizational documents) or other agreements providing indemnification, shall survive the Merger and, subject to applicable Law, shall continue in full force and effect in accordance with their terms. In addition, from and after the Effective Time, Indemnified Persons who become directors or officers of the Surviving

Company will be entitled to the indemnity rights and protections then afforded to directors or officers of the Surviving Company.

        Section 6.03.    Distribution.    Following the Effective Time, the Surviving Corporation will distribute to the holders of its common stock all of the shares of common stock of AmerenEnergy Resources Generating Company owned by the Surviving Corporation (the "AERG Distribution"); provided that, prior to the Effective Time, the Company shall have received a private letter ruling from the Internal Revenue Service ("IRS") substantially to the effect that the distribution of the common stock of AmerenEnergy Resources Generating Company by the Surviving Corporation with respect to the common stock of the Surviving Corporation will qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Section 355 of the Code. If, as of the Effective Time, the Company has not received the IRS private letter ruling, the AERG Distribution shall occur following such later date as such ruling is obtained.

ARTICLE VII

Conditions Precedent

        Section 7.01.    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)    Shareholder Approval.    The Company shall have obtained the Company Shareholder Approval, IP shall have obtained the IP Shareholder Approvals and CILCO shall have obtained the CILCO Shareholder Approval.

          (b)    Governmental Approvals.    The Company shall have obtained any required approvals from the Illinois Commerce Commission and the Federal Energy Regulatory Commission, or made any required filings, with respect to the Merger and the other Transactions contemplated by this Agreement (other than the AERG Distribution).

          (c)    No Injunctions or Restraints.    No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (d)    Form S-4.    The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and the Company shall have received all state securities or "blue sky" authorizations necessary to issue the Company Preferred Stock pursuant to the Merger.

          (e)    Capital Contribution to IP.    Ameren Corporation ("Ameren") shall have contributed to the capital of IP, without the payment of any consideration therefor, all of the IP preferred stock owned by Ameren.

        Section 7.02.    Conditions to Obligations of IP.    The obligation of IP to effect the Merger is further subject to the satisfaction or waiver by IP on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of the Company in this Agreement shall be true and correct, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), in each case, other than where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

           (ii)  The representations and warranties of CILCO in this Agreement shall be true and correct, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), in each case, other than where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

          (b)    Performance of Obligations.    The Company and CILCO shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

        Section 7.03.    Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of IP in this Agreement shall be true and correct, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), in each case, other than where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

           (ii)  The representations and warranties of CILCO in this Agreement shall be true and correct, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), in each case, other than where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

          (b)    Performance of Obligations.    IP and CILCO shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

        Section 7.04.    Conditions to Obligations of CILCO.    The obligation of CILCO to effect the Merger is further subject to the satisfaction or waiver by CILCO on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of the Company in this Agreement shall be true and correct, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), in each case, other than where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

           (ii)  The representations and warranties of IP in this Agreement shall be true and correct, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), in each case, other than where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

          (b)    Performance of Obligations.    The Company and IP shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

ARTICLE VIII

Termination, Amendment and Waiver

        Section 8.01.    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval, the IP Shareholder Approvals or the CILCO Shareholder Approval:

          (a)   by mutual written consent of IP, CILCO and the Company;

          (b)   by either IP, CILCO or the Company:

              (i)  if the Merger is not consummated on or before October 1, 2010, (the "Outside Date"), unless the failure to consummate the Merger is the result of breach of this Agreement by the party seeking to terminate this Agreement;

             (ii)  if any governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

            (iii)  if, at a duly held shareholders meeting of the Company or any adjournment thereof at which the Company Shareholder Approval is voted upon, the Company Shareholder Approval shall not have been obtained;

            (iv)  if, at a duly held shareholders meeting of IP or any adjournment thereof at which the IP Shareholder Approvals are voted upon, the IP Shareholder Approvals shall not have been obtained; or

             (v)  if, at a duly held shareholders meeting of CILCO or any adjournment thereof at which the CILCO Shareholder Approval is voted upon, the CILCO Shareholder Approval shall not have been obtained.

        Section 8.02.    Effect of Termination.    In the event of termination of this Agreement by either the Company, IP or CILCO as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of IP, CILCO or the Company, other than this Section 8.02 and Article IX, which provisions shall survive such termination.

        Section 8.03.    Amendment.    This Agreement may be amended by the parties at any time before or after receipt of the Company Shareholder Approval, the IP Shareholder Approvals or the CILCO Shareholder Approval; provided, however, that after receipt of the Company Shareholder Approval, the IP Shareholder Approvals or the CILCO Shareholder Approval, there shall be made no amendment that by Law requires further approval by the shareholders of the Company, IP or CILCO without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        Section 8.04.    Extension; Waiver.    At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        Section 8.05.    Procedure for Termination, Amendment, Extension or Waiver.    Termination of this Agreement prior to the Effective Time shall not require the approval of the shareholders of IP, CILCO or the Company.

ARTICLE IX

General Provisions

        Section 9.01.    Nonsurvival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        Section 9.02.    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)   if to IP, to

      Illinois Power Company
      c/o Ameren Corporation
      P.O. Box 66149
      St. Louis, Missouri 63166-6149
      Attention: General Counsel

          (b)   if to CILCO, to

      Central Illinois Light Company
      c/o Ameren Corporation
      P.O. Box 66149
      St. Louis, Missouri 63166-6149
      Attention: General Counsel

          (c)   if to the Company, to

      Central Illinois Public Service Company
      c/o Ameren Corporation
      P.O. Box 66149
      St. Louis, Missouri 63166-6149
      Attention: General Counsel

        Section 9.03.    Definitions.    For purposes of this Agreement:

        An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

        The "Form S-4" means the registration statement (together with any amendments thereto) filed with the SEC to register the shares of Company Preferred Stock to be issued as IP Preferred Shares Merger Consideration pursuant to this Agreement.

        A "Law" means statute, law, duty or obligations created by common law, ordinance, rule or regulation.

        A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its

Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

        Section 9.04.    Interpretation.    When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        Section 9.05.    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        Section 9.06.    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 9.07.    Entire Agreement; No Third-Party Beneficiaries.    This Agreement (a) constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) is not intended to confer upon any person other than the parties any rights or remedies. Notwithstanding clause (b) of the immediately preceding sentence, following the Effective Time, Section 6.02, which is intended to be for the benefit of the Persons identified therein, may be enforceable by such Persons.

        Section 9.08.    Governing Law.    This Agreement shall be governed by, and construed in accordance with the Laws of the State of Illinois regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws.

        Section 9.09.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 9.10.    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Illinois state court or any Federal court located in Illinois, this being in addition to any other remedy of any kind to which they are entitled at law or in equity (and all such remedies shall be cumulative). In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Illinois court or the Federal court located in Illinois in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than a Illinois state court or a Federal court sitting in Illinois and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

[Signature Page Follows.]

        IN WITNESS WHEREOF, IP, CILCO and the Company have duly executed this Agreement, all as of the date first written above.

ILLINOIS POWER COMPANY
By:	/s/ SCOTT A. CISEL
Name:	Scott A. Cisel
Title:	Chairman of the Board, President and Chief Executive Officer
CENTRAL ILLINOIS LIGHT COMPANY
By:	/s/ SCOTT A. CISEL
Name:	Scott A. Cisel
Title:	Chairman of the Board, President and Chief Executive Officer
CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
By:	/s/ SCOTT A. CISEL
Name:	Scott A. Cisel
Title:	Chairman of the Board, President and Chief Executive Officer

ANNEX B

Illinois Business Corporation Act Dissenters' Right Statute

Article 11: Merger and Consolidation—Dissenters' Rights

Section 11.65. Right to dissent.

        (a)   A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

          (1)   consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

          (2)   consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

          (3)   an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

              (i)  alters or abolishes a preferential right of such shares;

             (ii)  alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

            (iii)  in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

          (4)   any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

        (b)   A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

        (c)   A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

Section 11.70. Procedure to Dissent.

        (a)   If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

        (b)   If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

        (c)   Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

        (d)   A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

        (e)   If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

        (f)    If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the

B-2

petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

        (g)   The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

        (h)   Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

        (i)    The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

          (1)   Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

          (2)   Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

        If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

        (j)    As used in this Section:

          (1)   "Fair value", with respect to a dissenter's shares, means the proportionate interest of the shareholder in the corporation, without discount for minority status or, absent extraordinary circumstance, lack of marketability, immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

          (2)   "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

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ANNEX C

FORM OF
RESTATED ARTICLES OF INCORPORATION
OF
AMEREN ILLINOIS COMPANY

ARTICLE I

        The name of the corporation is Ameren Illinois Company. The corporation was incorporated on September 1, 1923 as Central Illinois Public Service Company.

ARTICLE II

        The object for which the corporation is formed is to engage in the business (a) of manufacturing, generating, producing, buying, transmitting, distributing and selling electric energy and artificial and natural gas for light, heat and power purposes, (b) of distributing and selling water, (c) of operating street railroads by means of electric or other power, except steam locomotives, (d) of distributing and selling heat by means of steam and/or water, (e) of manufacturing, storing, buying and selling ice and (f) of buying, selling and dealing in articles of merchandise.

ARTICLE III

        The duration of the corporation is perpetual.

ARTICLE IV

        The corporation shall have authority to issue the following classes of stock: (a) Cumulative Preferred Stock of the par value of $100 per share (hereinafter referred to as the "Cumulative Preferred Stock"), (b) Cumulative Preferred Stock without par value (hereinafter referred to as the "Cumulative No Par Preferred Stock") and (c) Common Stock without par value (hereinafter referred to as the "Common Stock"). The aggregate number of shares which the corporation shall have authority to issue is 49,600,000 as follows: (a) 2,000,000 shares of Cumulative Preferred Stock, (b) 2,600,000 shares of Cumulative No Par Preferred Stock, provided that the aggregate 'stated value' (as defined in the second paragraph of paragraph (2) of Section B of this ARTICLE IV) of the issued and outstanding shares of Cumulative No Par Preferred Stock shall not exceed $65,000,000 at any time and (c) 45,000,000 shares of Common Stock. The authorized shares of Cumulative Preferred Stock include the 150,000 shares of a series designated "4% Cumulative Preferred Stock," 75,000 shares of a series designated "4.90% Cumulative Preferred Stock," 50,000 shares each of three series designated, respectively, "4.25% Cumulative Preferred Stock," "4.92% Cumulative Preferred Stock" and "5.16% Cumulative Preferred Stock," 125,000 shares of a series designated "6.625% Cumulative Preferred Stock," 45,436 shares of a series designated as "4.08% Cumulative Preferred Stock," 23,656 shares of a series designated as "4.20% Cumulative Preferred Stock," 16,621 shares of a series designated as "4.26% Cumulative Preferred Stock," 16,190 shares of a series designated as "4.42% Cumulative Preferred Stock," 18,429 shares of a series designated as "4.70% Cumulative Preferred Stock," and 4,542 shares of a series designated as "7.75% Cumulative Preferred Stock". All shares of Cumulative Preferred Stock shall constitute one class of stock and all shares of Cumulative No Par Preferred Stock shall constitute one class of stock, in each case regardless of the designation thereof. All shares of Cumulative Preferred Stock and all shares of Cumulative No Par Preferred Stock shall be of equal rank and shall confer equal rights upon the holders thereof, excepting only as to the Cumulative Preferred Stock as provided or referred to in the second sentence of paragraph (1) of Section A of this ARTICLE IV and as to the Cumulative No Par Preferred Stock as provided or referred to in the second sentence of paragraph (1) of Section B of this ARTICLE IV.

        The preferences, qualifications, limitations, restrictions and special or relative rights, in respect of the shares of each class, are as follows:

A. CUMULATIVE PREFERRED STOCK

        (1)   The authorized shares of the Cumulative Preferred Stock (including all shares of authorized Cumulative Preferred Stock at any time having the status of authorized and unissued shares thereof) may be divided into and issued as shares of any series thereof now outstanding, or divided into and issued in one or more other series thereof, as the Board of Directors of the corporation shall from time to time authorize. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series then outstanding; and all shares of the Cumulative Preferred Stock, irrespective of series, shall be identical except as to variations between different series in the relative rights and preferences thereof as permitted or contemplated by the next succeeding sentence of this paragraph (1). Authority is hereby expressly vested in the Board of Directors of the corporation to establish out of the authorized and unissued shares of Cumulative Preferred Stock one or more series thereof and to fix and determine the following relative rights and preferences of the shares of any such series:

          (a)   the rate or rates of dividend, which may be expressed in terms of a fixed rate or rates or formula or other method by which such rate or rates shall be calculated or ascertained from time to time, and the dividend periods, including the date or dates on which such dividends may be payable;

          (b)   the prices at which, and the terms and conditions on which, shares may be redeemed; and

          (c)   sinking fund provisions, if any, for the redemption or purchase of shares;

subject, however, to such restrictions as are, or may be, from time to time provided by law or contained in the Articles of Incorporation of the corporation or amendments thereto.

        (2)   The holders of the Cumulative Preferred Stock from time to time outstanding shall be entitled to receive, in respect of each share held, dividends upon the par value thereof at the rate or rates applicable thereto, payable, (a) in the case of the 4.08% Cumulative Preferred Stock, the 4.20% Cumulative Preferred Stock, the 4.26% Cumulative Preferred Stock, the 4.42% Cumulative Preferred Stock, the 4.70% Cumulative Preferred Stock, and the 7.75% Cumulative Preferred Stock (the "Converted Preferred Stock") quarter-yearly on the first days of February, May, August, and November in each year, and (b) in the case of any other series of Cumulative Preferred Stock quarter-yearly on March 31, June 30, September 30 and December 31 in each year, or on such other dates in each year, or payable for such other dividend periods and on such dates, as may be fixed by the Board of Directors of the corporation or provided in the Articles of Incorporation, but in each case only when and as declared by the Board of Directors out of surplus or net profits of the corporation available for the payment of dividends. Such dividends shall be cumulative in respect of each share from (and including) the date of issue thereof [except that dividends payable in respect of the Converted Preferred Stock shall be cumulative in respect of each share from (and including) the date to which Illinois Power Company has paid dividends in full with respect to the shares of its serial preferred stock that were converted into such share of Converted Preferred Stock], and shall be paid, or declared and set apart for payment, before any dividend shall be declared or paid on or set apart for the Common Stock, so that, if for any past or current period dividends on the Cumulative Preferred Stock shall not have been paid or declared and set apart for payment, the deficiency shall be fully paid or declared and funds set apart for the payment thereof before any dividends shall be declared or paid on or set apart for the Common Stock. The holders of the Cumulative Preferred Stock shall not be entitled to receive any dividends thereon except dividends at the applicable rate or rates. No dividend shall at any time be paid on or set apart for any share of Cumulative Preferred Stock in respect of a dividend period unless at the same time there shall be paid on or set apart, for all shares of Cumulative Preferred Stock and all shares of Cumulative No Par Preferred Stock then outstanding and having a dividend period ending on the same date, dividends in such amount that the holders of all such shares of Cumulative Preferred Stock and the holders of all such shares of Cumulative No Par Preferred Stock shall receive or have set apart for them a uniform percentage of the full annual dividend to which they are, respectively, entitled and unless all dividends on the Cumulative Preferred Stock and Cumulative No Par Preferred Stock, for all preceding dividend periods, shall have been fully paid or declared and funds set apart for the payment thereof. It shall be a condition precedent to the declaration by the Board of Directors and the payment of dividends on the Common Stock, that all amounts required to be paid or set aside for any sinking fund for the redemption or purchase of shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock of all series then outstanding, with respect to all preceding sinking fund dates or periods, shall have been paid or set aside in accordance with the terms of the shares of such series. No funds shall be paid into or set aside for any sinking fund for the redemption or purchase of shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock of any series unless all dividends on the Cumulative Preferred Stock and on the Cumulative No Par Preferred Stock, for all preceding dividend periods, shall have been fully paid or declared and funds set apart for the payment thereof. All shares of Cumulative Preferred Stock, regardless of designation, shall constitute one class of stock and, excepting only as to the rate or rates of dividends payable thereon, the dividend periods and dividend payment dates applicable thereto, the redemption prices thereof and the sinking fund provisions thereof, shall be of equal rank and confer equal rights upon the holders thereof. All shares of Cumulative Preferred Stock bearing the same distinctive series designation at any time outstanding shall constitute one series of Cumulative Preferred Stock and all shares of any one series of Cumulative Preferred Stock shall be alike in all respects. When full cumulative dividends upon the Cumulative Preferred Stock and the Cumulative No Par Preferred Stock of all series then outstanding, for all past periods and for the current period shall have been paid or declared and set apart for payment, and all amounts required to be paid or set aside for any sinking fund for the redemption or purchase of shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock of all series then outstanding, with respect to all preceding sinking fund dates or periods, shall have been paid or set aside in accordance with the terms of the shares of such series, the Board of Directors may declare dividends on the Common Stock of the corporation, subject to the restrictions hereinafter contained, and not otherwise. Dividends shall be payable to the holders of record at the close of business (x) upon the respective days that the resolution declaring each particular dividend is adopted unless the Board of Directors of the corporation fixes a different date in advance or (y) upon the respective days, not exceeding forty and not less than ten days preceding such dividend payment dates, fixed for the purpose by the Board of Directors of the corporation in advance of the payment of each particular dividend.

        (3)   In the event of the liquidation, dissolution or winding up, whether voluntary or involuntary, of the corporation, the holders of shares of Cumulative Preferred Stock shall be entitled to be paid in full, out of the net assets of the corporation, the par value of their shares plus an amount equal to the accrued dividends on such shares, before any amount shall be paid to the holders of shares of the Common Stock. After such payment in full to the holders of shares of Cumulative Preferred Stock, and after payment in full to the holders of Cumulative No Par Preferred Stock of the amounts payable to them respectively in the event of any such liquidation, dissolution or winding up of the corporation, the remaining assets and profits shall be divided among and paid to the holders of shares of Common Stock.

        (4)   The corporation, on the sole authority of its Board of Directors, shall have the right at any time or from time to time to redeem and retire all or part of the Cumulative Preferred Stock or all or part of the shares of one or more series of Cumulative Preferred Stock upon and by the payment to the holders of the shares to be redeemed or upon and by setting aside, as hereinafter provided, for the benefit of such holders, the redemption price or prices fixed for the shares to be redeemed, which (a) in the case of shares of 4% Cumulative Preferred Stock shall be $101 per share plus accrued dividends to the date of redemption, (b) in the case of shares of 4.92% Cumulative Preferred Stock shall be $103.50 per share plus accrued dividends to the date of redemption, (c) in the case of shares of 4 1/4% Cumulative Preferred Stock shall be $102 per share plus accrued dividends to the date of redemption, (d) in the case of shares of 5.16% Cumulative Preferred Stock shall be $102 per share plus accrued dividends to the date of redemption, (e) in the case of shares of 4.90% Cumulative Preferred Stock shall be $102 per share plus accrued dividends to the date of redemption, (f) in the case of shares of 6.625% Cumulative Preferred Stock shall be $100 per share plus accrued dividends to the date of redemption, (g) in the case of 4.08% Cumulative Preferred Stock shall be $103 per share plus accrued dividends to the date of redemption, (h) in the case of 4.20% Cumulative Preferred Stock shall be $104 per share plus accrued dividends to the date of redemption, (i) in the case of 4.26% Cumulative Preferred Stock shall be $103 per share plus accrued dividends to the date of redemption, (j) in the case of 4.42% Cumulative Preferred Stock shall be $103 per share plus accrued dividends to the date of redemption, (k) in the case of 4.70% Cumulative Preferred Stock shall be $103 per share plus accrued dividends to the date of redemption, and (l) in the case of 7.75% Cumulative Preferred Stock shall be $100 per share plus accrued dividends to the date of redemption; provided, however, that, as to the Cumulative Preferred Stock to be so redeemed, notice of every such redemption shall be given at such time, in such form and in such manner as may have been determined and fixed for such stock by the Board of Directors of the corporation at the time of establishment of such stock or, if such matters have not been so determined and fixed by the Board of Directors, not less than thirty (30) days previous to the date fixed for redemption, notice of the intention of the corporation to redeem such stock, specifying the designation of the shares to be redeemed and the date and place of redemption, shall be deposited in a United States post office or mail box at any place in the United States addressed to each holder of record of the shares to be redeemed at his address as the same appears upon the records of the corporation; but in mailing such notice unintentional omissions or errors in names and addresses shall not impair the validity of the notice of redemption. In case of the redemption of less than all the outstanding shares of any series of the Cumulative Preferred Stock, the shares of such series to be redeemed shall be chosen by proration (as nearly as may be without the issue of fractional shares), by lot, or in such other equitable manner as may be prescribed by resolution of the Board of Directors. The corporation may deposit with a bank or trust company, which shall be named in the notice of redemption, shall be located in the City of Chicago, Illinois, or in the City of New York, New York, and shall then have capital, surplus and undivided profits of at least $1,000,000, the aggregate redemption price of the shares to be redeemed, in a special account or in trust, as the corporation may determine, for the payment on or before the redemption date to or upon the order of the holders of such shares, upon surrender of the certificates for such shares. Such deposit may, at the option of the corporation, be upon terms whereby in case the holder of any shares called for redemption shall not, within ten years after the date fixed for redemption of such shares, claim the amount on deposit with any bank or trust company for the payment of the redemption price of said shares, such bank or trust company shall on demand pay to or upon the written order of the corporation, or its successor, the amount so deposited and thereupon such bank or trust company shall be released from any and all further liability with respect to the payment of such redemption price and the holder of said shares shall be entitled to look only to the corporation or its successor for the payment thereof. Upon the giving of notice of redemption and upon the deposit of the redemption price, as aforesaid, or, if no such deposit is made upon the redemption date (unless the corporation defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be stockholders with respect to said shares, and from and after the making of said deposit and the giving of said notice, or, if no such deposit is made, after the redemption date (the corporation not having defaulted in making payment of the redemption price as set forth in such notice), said shares shall no longer be transferable on the books of the corporation, and said holder shall have no interest in or claim against the corporation with respect to said shares, but shall be entitled only to receive on the date fixed for redemption, the redemption price of the shares, without interest thereon, from said bank or trust company, if deposited therewith as aforesaid and not repaid to the corporation, and otherwise from the corporation, upon surrender of the certificates as aforesaid.

        Nothing herein contained shall limit any legal right of the corporation to purchase any shares of the Cumulative Preferred Stock.

        (5)   So long as any shares of Cumulative Preferred Stock of any series are outstanding, the corporation shall not, without the affirmative vote of the record holders of two-thirds of the outstanding shares of Cumulative Preferred Stock of all series, voting separately as one class:

          (a)   Amend the provisions of the Articles of Incorporation so as to create or authorize any stock ranking prior in any respect to the Cumulative Preferred Stock or any security convertible into shares of such stock; or issue any such stock or convertible security; or

          (b)   Change, by amendment to the Articles of Incorporation, or otherwise, the terms and provisions of the Cumulative Preferred Stock so as to affect adversely the rights and preferences of the holders thereof; provided, however, that if any such change will affect adversely the holders of one or more, but less than all, of the series of Cumulative Preferred Stock at the time outstanding, the consent only of the holders of at least two-thirds of the total number of shares of each series so adversely affected shall be required; or

          (c)   Issue any shares of the Cumulative Preferred Stock or shares of any stock ranking on a parity with the Cumulative Preferred Stock, or any securities convertible into shares of such stock, other than in exchange for, or for the purpose of effecting the redemption or other retirement of, shares of Cumulative Preferred Stock, of any stock ranking on a parity therewith, or of any such convertible securities, or any combination thereof, at the time outstanding, having an aggregate amount of par value and stated value of not less than the aggregate amount of par value or stated value of the shares to be issued, or other than in connection with the conversion of such convertible securities in accordance with their terms unless:

            (1)   The gross income (determined in accordance with accepted accounting principles) of the corporation available for the payment of interest charges shall, for a period of twelve consecutive calendar months within the fifteen calendar months next preceding the issue of such shares, have been at least one and one-half (1 1/2) times the sum of (i) the interest for one year, adjusted by provision for amortization of debt discount and expense, or of premium, as the case may be, on all funded indebtedness and notes payable of the corporation maturing more than twelve months after the date of issue of such shares or convertible securities which shall be outstanding at the date of the issue of such shares or convertible securities, and (ii) an amount equal to the dividend requirement for one year on all shares of Cumulative Preferred Stock and on all other shares of stock, if any, ranking prior to or on a parity with the Cumulative Preferred Stock, which shall be outstanding after the issue of the shares or convertible securities proposed to be issued, (including as outstanding for this purpose shares of Cumulative Preferred Stock or shares of such stock issuable on conversion of any such convertible securities), provided that for purposes of making the calculation required by the foregoing provisions of this subclause (1): (A) the "dividend requirement for one year" applicable to any series of Cumulative Preferred Stock or such parity stock or convertible securities proposed to be issued which will have dividends determined according to an adjustable, floating or variable rate, the dividend rate used shall be the dividend rate to be applicable to such series of Cumulative Preferred Stock or such parity stock or convertible securities on the date of such issuance and (B) the "interest for one year" on funded indebtedness or notes outstanding and the "dividend requirement for one year" on any outstanding shares of any series of Cumulative Preferred Stock or shares of stock, if any, ranking prior to or on a parity with the Cumulative Preferred Stock, or securities convertible into such stock, and having interest or dividends determined according to an adjustable, floating or variable rate, the interest or dividend rate used shall be the daily weighted average annual interest or dividend rate applicable to such security (a) during any consecutive twelve-month period selected by the corporation, which period ends within 90 days prior to the issue of the shares or convertible securities proposed to be issued or (b) if the security has been outstanding for less than twelve full calendar months, during such shorter period beginning on the date of issuance of such security and ending on a date selected by the corporation, which date is not more than 45 days prior to the issue of the shares or convertible securities proposed to be issued; provided that if such security shall have been issued within 45 days prior to the issue of the shares or convertible securities proposed to be issued, the interest or dividend rate shall be that applicable on the date of issuance of such security; and

            (2)   The capital represented by the Common Stock plus the surplus accounts of the corporation shall be not less than the aggregate amount payable on the involuntary dissolution, liquidation or winding up of the corporation, in respect of all shares of Cumulative Preferred Stock and all shares of stock, if any, ranking prior thereto or on a parity therewith, which shall be outstanding after the issue of the shares or convertible securities proposed to be issued (including as outstanding for this purpose shares of Cumulative Preferred Stock or shares of such stock issuable on conversion of any such convertible securities).

        No consent of the holders of Cumulative Preferred Stock shall be required in respect of any transaction enumerated in this paragraph (5) if, at or prior to the time when such transaction is to take effect, provision is made for the redemption or other retirement of all shares of Cumulative Preferred Stock at the time outstanding, the consent of which would otherwise be required hereunder.

        (6)   So long as any shares of the Cumulative Preferred Stock are outstanding, the corporation shall not, without the affirmative vote of the record holders of a majority of the total number of shares of Cumulative Preferred Stock then outstanding:

          (a)   Issue or assume any unsecured indebtedness, as hereinafter defined, for any purpose, other than the refunding of secured or unsecured indebtedness theretofore created or assumed by the corporation and then outstanding, or the retiring, by redemption or otherwise, of shares of the Cumulative Preferred Stock or shares of any stock ranking prior thereto or on a parity therewith, if immediately after such issue or assumption the total principal amount of all unsecured indebtedness issued or assumed by the corporation and then outstanding would exceed twenty per centum (20%) of the aggregate of (i) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the corporation and then outstanding and (ii) the total of the capital and surplus of the corporation, as then recorded on its books; or

          (b)   Merge or consolidate with any other corporation or corporations or sell or lease all or substantially all of the assets of the corporation unless such merger, consolidation, sale or lease, or the issue or assumption of all securities to be issued or assumed in connection therewith, shall have been ordered, approved or permitted by all regulatory bodies, federal and state, then having jurisdiction in the premises.

        "Unsecured indebtedness" as that term is used in this paragraph (6) shall mean all unsecured notes, debentures or other securities representing unsecured indebtedness (whether having a single maturity, serial maturities or sinking fund or other similar periodic principal or debt retirement payment provisions) which have a final maturity date, determined as of the date of issuance or assumption thereof by the corporation, of less than two years.

        No consent of the holders of the Cumulative Preferred Stock shall be required, however, if, at or prior to the issue of any such securities representing unsecured indebtedness, or such consolidation, merger or sale, provision is made for the redemption or other retirement of all shares of Cumulative Preferred Stock then outstanding.

        No provision contained in this paragraph (6), or in paragraph (5) of this Section A, is intended or shall be construed to relieve the corporation from compliance with any applicable statutory provision requiring the vote or consent of a greater number of the outstanding shares of the Cumulative Preferred Stock.

        (7)   So long as any shares of the Cumulative Preferred Stock are outstanding, the corporation shall not pay any dividends on its Common Stock (other than dividends payable in Common Stock) or make any distribution on or purchase or otherwise acquire for value any of its Common Stock (each such payment, distribution, purchase and/or acquisition being herein referred to as a "common stock dividend"), except to the extent permitted by the following provisions of this paragraph (7):

          (a)   No common stock dividend shall be declared or paid in an amount which, together with all other common stock dividends declared in the year ending on (and including) the date of the declaration of such common stock dividend, would in the aggregate exceed fifty per centum (50%) of the net income of the corporation available for dividends on its Common Stock for the twelve consecutive calendar months ending on the last day of the calendar month next preceding the declaration of such common stock dividend, if at the end of such calendar month the ratio (herein referred to as the "capitalization ratio") of the Common Stock Equity (as hereinafter defined) of the corporation, to the total capital (as hereinafter defined) of the corporation shall be less than twenty per centum (20%).

          (b)   If such capitalization ratio, determined as aforesaid, shall be twenty per centum (20%) or more, but less than twenty-five per centum (25%), no common stock dividend shall be declared or paid in an amount which, together with all other common stock dividends declared in the year ending on (and including) the date of the declaration of such common stock dividend, would exceed seventy-five per centum (75%) of the net income of the corporation available for dividends on its Common Stock for the twelve consecutive calendar months ending on the last day of the calendar month next preceding the declaration of such common stock dividend.

          (c)   If such capitalization ratio, determined as aforesaid, shall be in excess of twenty-five per centum (25%), no common stock dividend shall be declared or paid which would reduce such capitalization ratio to less than twenty-five per centum (25%) except to the extent permitted by the next preceding paragraphs (a) and (b) hereof.

        "Common Stock Equity", as that term is used in this paragraph (7) shall consist of the sum of (1) the capital represented by the issued and outstanding shares of Common Stock (including premiums on Common Stock) and (2) the surplus accounts of the corporation, less (i) any excess of the value, as recorded on the corporation's books, over the original cost, as determined or approved by the regulatory commission having jurisdiction thereof, of used and useful electric and gas utility plant and property, unless (a) such excess is being amortized or provided for by reserves, or (b) such excess has been held, by final order of a court having jurisdiction or of the regulatory bodies having jurisdiction, to constitute an asset which need not be amortized or provided for by reserves, and (ii) any amount by which the aggregate amount payable, on the involuntary dissolution, liquidation or winding up of the corporation, in respect of all outstanding shares of stock of the corporation having a preference as to dividends over the Common Stock exceeds the aggregate par or stated value of such outstanding shares, unless such excess is being amortized, or provided for by reserves, and (iii) any items such as debt discount, premium and expense, capital stock discount and expense and similar items, classified as assets on the balance sheet of the corporation, unless such items are being amortized, or provided for by reserves or unless and to the extent that such items are not required to be written off or amortized by the uniform systems of accounts applicable thereto prescribed by the regulatory bodies having jurisdiction. The "total capital of the corporation" shall consist of the sum of (i) the principal amount of all outstanding indebtedness of the corporation maturing one year or more after the date of the issue thereof and (ii) the par or stated value of all outstanding capital stock (which shall include premiums on capital stock, notwithstanding anything in this ARTICLE IV to the contrary) of all classes of the corporation, and (iii) all surplus accounts of the corporation. The "net income of the corporation available for dividends on its Common Stock" for any period shall be determined by deducting from the sum of the operating revenues and income from investments and other miscellaneous income for such period, all operating expenses for such period, including maintenance and provision for depreciation as recorded on the books of the corporation (but not less than an amount equal to fifteen per centum (15%) of the gross operating revenues of the corporation less the cost of electric energy and gas purchased for resale, during such period), income and excess profits and other taxes, all proper accruals, interest charges, amortization charges, other proper income deductions and an amount equal to the dividend requirements for such period on all outstanding shares of stock of the corporation having a preference as to dividends over the Common Stock, all as shall be determined in accordance with such systems of accounts as may be prescribed by regulatory authorities having jurisdiction in the premises or, in the absence thereof, in accordance with sound accounting practices. All indebtedness and capital stock of the corporation owned by the corporation shall be excluded in determining total capital. Purchases or other acquisitions of Common Stock shall be deemed, for the purposes of this paragraph (7), to constitute a common stock dividend declared as of the date on which such purchases or acquisitions are consummated.

        (8)   No share of stock or evidence of indebtedness shall be deemed to be "outstanding", as that term is used in paragraphs (5), (6) and (7) of this Section A, if, prior to or concurrently with the event in reference to which a determination is to be made as to the amount thereof outstanding, the requisite funds for the redemption thereof shall be deposited in a special account or in trust for that purpose and the requisite notice for the redemption thereof shall be given or the depositary of such funds shall be authorized and directed to give or complete such notice of redemption.

B. CUMULATIVE NO PAR PREFERRED STOCK

        (1)   The authorized shares of Cumulative No Par Preferred Stock (including all shares of such stock at any time having the status of authorized and unissued shares of such stock) may be divided into and issued in one or more series as the Board of Directors of the corporation shall from time to time authorize. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series, and all shares of the Cumulative No Par Preferred Stock irrespective of series shall be identical except as to variations between different series in the relative rights and preferences thereof as permitted or contemplated by the next succeeding sentence of this paragraph (1). Authority is hereby expressly vested in the Board of Directors of the corporation to establish out of the authorized and unissued shares of Cumulative No Par Preferred Stock one or more series thereof and to fix and determine the following relative rights and preferences of the shares of any such series:

          (a)   the rate or rates of dividend, which may be expressed in terms of a fixed rate or rates or formula or other method by which such rate or rates shall be calculated or ascertained from time to time, and the dividend periods, including the date or dates on which such dividends may be payable;

          (b)   the prices at which, and the terms and conditions on which, shares of such series may be redeemed;

          (c)   the amount payable upon shares of such series in the event of the involuntary liquidation, dissolution or winding up of the corporation and the amount payable upon shares of such series in the event of the voluntary liquidation, dissolution or winding up of the corporation;

          (d)   sinking fund provisions, if any, for the redemption or purchase of shares of such series; and

          (e)   the terms and conditions on which shares of such series may be converted, if such shares are issued with the privilege of conversion;

subject, however, to such restrictions as are, or may be, from time to time provided by law or contained in the Articles of Incorporation of the corporation or amendments thereto.

        Shares of any series of Cumulative No Par Preferred Stock may be issued for such consideration, not less than the aggregate preferential amount, other than accrued dividends, payable upon such shares in the event of the involuntary liquidation, dissolution or winding up of the corporation, as may be fixed by the Board of Directors prior to the time of such issuance and, except as otherwise determined by the Board of Directors in accordance with the provisions of the law of the State of Illinois applicable thereto, the entire amount of such consideration shall constitute stated capital in respect of such shares.

        (2)   The provisions heretofore set forth (a) in paragraph (2) [other than the reference in the first sentence of said paragraph (2) to the "par value" of the Cumulative Preferred Stock, which for purposes of the Cumulative No Par Preferred Stock shall be deemed to be a reference to the stated value of the Cumulative No Par Preferred Stock and other than the provisions of the seventh sentence of said paragraph (2)], (b) in paragraph (3) [other than those provisions of the first sentence of said paragraph (3) specifying the amount payable to holders of shares of Cumulative Preferred Stock in the event of the liquidation, dissolution or winding up of the corporation], (c) in paragraph (4) [other than those provisions of the first sentence of said paragraph (4) specifying the specific redemption prices of the shares of each of the various series of the Cumulative Preferred Stock], and (d) in paragraphs (5) through (8), inclusive, of Section A of this ARTICLE IV shall be applicable in all respects to the Cumulative No Par Preferred Stock and any reference in any of said paragraphs to "Cumulative Preferred Stock" shall in each instance include, within the meaning of that term, the Cumulative No Par Preferred Stock.

        The preferential amount, other than accrued dividends, payable on any share of Cumulative No Par Preferred Stock in the event of the involuntary liquidation, dissolution or winding up of the corporation shall constitute the "stated value" in respect of such share for all purposes of this ARTICLE IV. The stated value of each share of each series of Cumulative No Par Preferred Stock shall be fixed by the Board of Directors of the corporation in the resolution establishing such series.

C. COMMON STOCK

        Shares without par value of Common Stock may be issued by the corporation from time to time for such consideration, as provided by law, as may be fixed from time to time by the Board of Directors of the corporation.

D. GENERAL PROVISIONS

        (1)   No holder of capital stock of the corporation shall have a preemptive right to purchase, acquire or subscribe to any capital stock or other securities issued or sold by the corporation, including any such capital stock or other securities now or hereafter authorized.

        (2)   The term "accrued dividends" shall be deemed to mean, in respect of any share of Cumulative Preferred Stock or Cumulative No Par Preferred Stock as of any given date, the amount of dividends payable on such share, computed, at the dividend rate or rates applicable to such share, from the date on which dividends thereon became cumulative to and including such given date, less the aggregate amount of all dividends which have been paid or which have been declared and set apart for payment on such share. Accumulations of dividends shall not bear interest.

        (3)   The corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, or to reclassify the same and to amend, alter, change or repeal any provision contained in its Articles of Incorporation, or in any amendment thereto, in the manner now or hereafter prescribed by law, but subject to such conditions and limitations as are hereinbefore prescribed, and all rights conferred upon stockholders in the Articles of Incorporation of the corporation, or any amendment thereto, are granted subject to this reservation.

        (4)   Except as otherwise expressly set forth in the Articles of Incorporation of the corporation or as specifically required by law, any amendment to the Articles of Incorporation of the corporation requiring approval of shareholders shall be adopted upon receiving the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class or series of shares, if any, entitled to vote as a class on the amendment.

ARTICLE V

        The corporation shall have and may exercise all the powers, rights and privileges which it is entitled to have and to exercise under the law of the State of Illinois; provided that the corporation shall not have or exercise the power to lease, exchange or sell all of its assets except upon the affirmative vote of the record holders of at least two-thirds of all of the outstanding capital stock of the corporation.

ARTICLE VI

        The corporation was incorporated under the name of Central Illinois Public Service Company on September 1, 1923, as a result of the consolidation, effective as of said date, of Central Illinois Public Service Company and Middle West Power Company. The name of the corporation was changed on [    •    ], 2010 to Ameren Illinois Company in connection with the merger of Illinois Power Company and Central Illinois Light Company into the corporation pursuant to articles of merger effective as of said date. As of the date of adoption of these Restated and Amended Articles of Incorporation, the address of the corporation's registered office in the State of Illinois is 300 Liberty Street, Peoria (Peoria County), Illinois 61602, and the name of the corporation's registered agent at said address is Steven E. Bradshaw. The number of shares of each class issued on the date of filing these Restated and Amended Articles of Incorporation is 25,452,373 shares of Common Stock, [    •    ] shares of Cumulative Preferred Stock and no shares of Cumulative No Par Preferred Stock and the paid-in capital of the corporation as of such date is [    •    ]. These Restated and Amended Articles of Incorporation are a restatement of the Articles of Incorporation of the corporation, as heretofore and hereby amended.

ANNEX D

FORM OF

BYLAWS
OF
AMEREN ILLINOIS COMPANY

SHARES AND TRANSFERS

        The interest of each shareholder of any class of stock of Ameren Illinois Company (the "Company") shall not be evidenced by certificates for shares and all shares of all classes of stock shall be uncertificated shares; provided, however, that (a) any shares of stock of the Company represented by a certificate shall continue to be represented by such certificate until such certificate is surrendered to the Company and (b) the Company may, at its option but without obligation, issue certificates for some or all of any shares of some or all of any classes and series of stock as determined by the Company from time to time. The shares of stock of the Company which are to be evidenced by certificates as provided in this Bylaw shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman, if any, or the President or a Vice President (including Senior or Executive Vice Presidents) and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Company and sealed with the seal of the Company and shall be countersigned and registered in such manner if any, as the Board of Directors may from time to time prescribe. Any or all of the signatures on the certificate may be facsimile and the seal may be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may nevertheless be issued by the Company with the same effect as if the person were an officer, transfer agent or registrar at the date of issue. Every holder of uncertificated shares is entitled to receive a statement of holdings as evidence of share ownership. The Company shall also furnish to a holder of uncertificated shares such information as is required pursuant to Section 5/6.35. of the Illinois Business Corporation Act.

        The shares of stock of the Company shall be transferable only on the books of the Company by the holders thereof in person or by duly authorized attorney, upon delivery of an assignment and power of transfer, duly executed, and with such proof of the authenticity of the signatures as the Company or its agents may reasonably require, and with respect to any shares represented by a certificate upon surrender for cancellation of such certificate.

        No shares of stock of the Company shall be transferred if represented by a certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction, and upon the Company being indemnified to such extent and in such manner as the Board of Directors in its discretion may require. No certificate for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except that upon the request of the shareholder the Company may, at its option but without obligation, issue a replacement certificate upon production of such evidence of such loss, theft or destruction, and upon the Company being indemnified to such extent and in such manner as the Board of Directors in its discretion may require.

        All determinations by the Company from time to time as to whether the Company shall at its option issue a certificate for any shares of any class or series of stock as provided in this Bylaw shall be made by such officers of the Company as may be designated by the Board.

MEETINGS OF SHAREHOLDERS

        The annual meeting of the shareholders shall be held on the fourth Tuesday in April of each year (or if such day shall be a legal holiday, then upon the next succeeding day not a legal holiday) or upon such other day determined by resolution of the Board of Directors. Each such regular annual meeting shall be held at such time and at such location, within or without the State of Illinois, as the Board of Directors shall order. At such annual meeting, a board of directors shall be elected and such other business shall be transacted as may properly come before such meeting.

        Special meetings of the shareholders may be called by the President, by the Board of Directors, by the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called, or in such other manner as may be provided by statute. Each such special meeting shall be held at such location, within or without the State of Illinois, as the Board of Directors shall order.

        Written notice of the place, day and hour of each meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote at such meeting. Such notice shall be sent by mail to each such shareholder, at the address of such shareholder as it appears on the records of the Company, not less than ten days or more than sixty days before the date of the meeting, except in cases where some other special method of notice may be required by statute, in which case the statutory method shall be followed. Notice of any meeting of the shareholders may be waived by any shareholder. Attendance of a shareholder (either in person or by proxy) at any meeting shall constitute waiver of notice thereof unless the shareholder (in person or by proxy, as the case may be) at the meeting objects to the holding of the meeting because proper notice was not given.

        At any shareholders' meeting a majority of the shares outstanding and entitled to vote on the matter (excluding such shares as may be owned by the Company) must be represented (either in person or by proxy) in order to constitute a quorum for consideration of such matter, but the shareholders represented at any meeting, though less than a quorum, may adjourn the meeting to some other day or sine die. If a quorum is present (either in person or by proxy) at a shareholders' meeting, the affirmative vote of the holders of the majority of shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes shall be required by law or the Articles of Incorporation.

        The Chairman of the Board or the President and Secretary of the Company shall act as Chairman and Secretary, respectively, of each shareholders' meeting, unless the Board of Directors shall select other persons for such purposes.

        (a)(1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

        For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (a)(1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

        Notwithstanding anything in the second sentence of paragraph (a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

        Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the shareholder's notice required by paragraph (a)(2) of this Bylaw shall be delivered to the Secretary, at the principal executive offices of the Company not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

        (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

        For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

        Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

BOARD OF DIRECTORS

        The business and affairs of the Company shall be managed by or under the direction of the Board of Directors consisting of not less than three (3) or more than eight (8) members. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The Board of Directors shall be elected at each annual meeting of the shareholders, but, if for any reason the election shall not be held at an annual meeting, it may be subsequently held at any special meeting of the shareholders after proper notice. Directors so elected shall hold office until the next succeeding annual meeting of shareholders or until their respective successors, willing to serve, shall have been elected and qualified. Any vacancy occurring in the Board of Directors arising between meetings of shareholders by reason of an increase in the number of directors or otherwise may be filled by a majority of the members of the Board.

        A meeting of the Board of Directors shall be held on the same date as the annual meeting of shareholders in each year, at the same place where such annual meeting shall have been held or at such other place as shall be determined by the Board. Regular meetings of the Board shall be held in such place, within or without the State of Illinois, and on such dates each year as shall be established from time to time by the Board. Notice of every such regular meeting of the Board, stating the place, day and hour of the meeting, shall be given to each director personally, or by telegraph or other written means of electronic communication, or by depositing the same in the mails properly addressed, at least two days before the date of such meeting. Except where required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

        Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, President, or by a Vice President, when acting as President, or by any two directors. Notice of such meeting, stating the place, day and hour of the meeting shall be given to each director personally in writing, or by telegraph or other written means of electronic communication, or by depositing the same in the mails properly addressed, or orally promptly confirmed by written notice in any one of the aforesaid forms, not less than the day prior to the date of such meeting.

        Notice of any meeting of the Board may be waived by any director. Attendance of a director at any meeting shall constitute waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business at the meeting because the meeting is not lawfully called or convened.

        A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, but less than a majority of the Board may adjourn the meeting to some other day or sine die. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the vote of a greater number or the vote of any class of directors shall be required by the Articles of Incorporation. The Chief Executive Officer of the Company shall act as Chairman at each meeting of the Board but, in the Chief Executive Officer's absence, the President or one of the directors present at the meeting who shall have been elected for the purpose by majority vote of those directors in attendance shall act as Chairman; and the Secretary of the Company, or in the Secretary's stead, an Assistant Secretary shall act as Secretary at each such meeting. The members of the Board shall receive such compensation as the Board may from time to time by resolution determine.

COMMITTEES OF THE BOARD OF DIRECTORS

        A majority of directors may appoint committees, standing or special, from time to time from among members of the Board, and confer powers on such committees and revoke such powers and terminate the existence of such committees at its pleasure.

        Meetings of any committee may be called in such manner and may be held at such times and places as such committee may by resolution determine, provided that a meeting of any committee may be called at any time by the President of the Company. Members of all committees shall receive such compensation as the Board of Directors may from time to time by resolution determine.

        Each committee shall have such authority of the Board of Directors as shall be granted to it by the Board; provided, however, a committee may not take any action not permitted to be taken by a committee pursuant to the Business Corporation Act of 1983, as amended from time to time.

OFFICERS

        There shall be elected by the Board of Directors (if practicable at its first meeting after the annual election of directors in each year) the following principal officers, namely: A President, such number of Vice Presidents as the Board may from time to time decide upon (any one or more of whom may be designated as Executive Vice President, Senior Vice President or otherwise), a Secretary, a Treasurer and a Controller. References in these Bylaws to Vice Presidents shall include any such Executive Vice President, Senior Vice President or other Vice President, however denominated. The Board may in its discretion also elect a Chairman of the Board and a Chief Operating Officer or such other officers as may from time to time be provided for by the Board. The Chief Executive Officer of the Company shall be the President or Chairman of the Board, as designated by the Board of Directors. In the event that a Chairman of the Board has not been elected, the President shall be the Chief Executive Officer. Any two or more offices may be held by the same person. All officers, unless sooner removed, shall hold their respective offices until the first meeting of the Board of Directors after the next succeeding annual election of directors and until their successors, willing to serve, shall have been elected, but any officer, including any officer appointed by the President as provided in Section 2 of this Article V, may be removed from office at the pleasure of the Board. Election or appointment of an officer shall not of itself create contract rights.

        The President shall have the general management and direction, subject to the control of the Board of Directors, of the business of the Company, including the power to appoint and to remove and discharge any and all assistant officers, agents and employees of the Company not elected or appointed directly by the Board of Directors. The President may execute for and on behalf of the Company any contracts, deeds, mortgages, leases, bonds, or other instruments and may accomplish such execution either under or without the seal of the Company and either individually or with the Secretary, any Assistant Secretary, or any other officer or person thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument. The President shall have such other powers and duties as usually devolve upon the president of a corporation, and such further powers and duties as may from time to time be prescribed by the Board of Directors. The President may delegate any part of the duties of that office to one or more of the Vice Presidents of the Company.

        Each of the Vice Presidents shall have such powers and duties as may be prescribed for such office by the Board of Directors or as may be prescribed for or delegated to such officer by the President. Each Vice President may execute for and on behalf of the Company any contracts, deeds, mortgages, leases, bonds, or other instruments in each case in accordance with the authority therefor granted by the President or the Board of Directors, which authority may be general or confined to specific instances. Such execution may be accomplished either individually or with any other officer or person thereunto authorized by the President or the Board of Directors, according to the requirements of the form of the instrument. In the absence or inability of the President or in case of the President's death, resignation or removal from office, the powers and duties of the President shall temporarily devolve upon such one of the Vice Presidents as the Board shall have designated or shall designate for the purpose and the Vice President so designated shall have and exercise all the powers and duties of the President during such absence or disability or until the vacancy in the office of President shall be filled. Each Vice President may delegate any part of the duties of that office to employees of the Company under such Vice President's supervision.

        The Secretary shall attend all meetings of the Board of Directors, shall keep a true and faithful record thereof in proper books to be provided for that purpose, and shall have the custody and care of the corporate seal, records, minutes and stock books of the Company. The Secretary shall also act as Secretary of all shareholders' meetings, and keep a record thereof, except to the extent some other person may have been selected to act as Secretary by such meeting. The Secretary shall keep a suitable record of the addresses of shareholders, shall have general charge of the stock transfer books of the Company, and shall, except as may be otherwise required by statute or by the Bylaws, sign, issue and publish all notices required for meetings of shareholders and for meetings of the Board of Directors. The Secretary shall sign all share certificates, bonds and mortgages, and all other documents and papers to which the Secretary's signature may be necessary or appropriate, shall affix the seal, and shall have such other powers and duties as are commonly incidental to the office of Secretary or as may be prescribed for or delegated to that office by the Board of Directors, by the President, or, if authorized by the Board or the President to prescribe such powers and duties, by a Vice President. The Secretary may delegate any part of the duties of that office to employees of the Company under the Secretary's supervision.

        The Treasurer shall have charge of, and be responsible for, the collection, receipt, custody and disbursement of the funds of the Company, and the deposit of its funds in the name of the Company in such banks, trust companies or safety vaults as the Board of Directors may direct which direction may be general or confined to specific depositories. The Treasurer shall have custody of such books, receipted vouchers and other papers and records as in the practical business operations of the Company shall naturally belong in the office or custody of the Treasurer or as shall be placed in the custody of the Treasurer by the Board of Directors, by the President, or, if authorized by the Board or the President, by a Vice President. The Treasurer shall have such other powers and duties as are commonly incidental to the office of Treasurer or as may be prescribed for or delegated to that office by the Board of Directors, by the President, or, if authorized by the Board or the President to prescribe such powers and duties, by a Vice President. The Treasurer may be required to give a bond to the Company for the faithful discharge of the Treasurer's duties, in such form and in such amount and with such sureties as shall be determined by the Board of Directors. The Treasurer may delegate any part of the Treasurer's duties to employees of the Company under the Treasurer's supervision.

        The Controller shall be the principal accounting officer of the Company. Except as otherwise provided in these Bylaws and except as otherwise provided by the Board of Directors, the Controller will be responsible for the direction of the auditing organization of the Company (other than the Internal Audit function), the establishment and maintenance of accounting procedures, the interpretation of all financial statements and accounting reports of the Company and functional supervision over the records of all other departments of the Company pertaining to revenues, expenses, moneys, securities, properties, materials and supplies. The Controller shall have such other powers and duties as are commonly incidental to the office of Controller or as may be prescribed for or delegated to the Controller by the Board of Directors, by the President, or, if authorized by the Board or the President to prescribe such powers and duties, by a Vice President. The Controller may be required to give a bond to the Company for the faithful discharge of the Controller's duties, in such form and in such amount and with such sureties as shall be determined by the Board of Directors. The Controller may delegate any part of the Controller's duties to employees of the Company under the Controller's supervision.

        The Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers shall, respectively, assist the Vice Presidents, the Secretary, the Treasurer and the Controller of the Company in the performance of the respective duties assigned to such principal officers and, in assisting the respective principal officer, each assistant officer shall, for such purposes, have the same powers as the respective principal officer. The powers and duties of any principal officer shall, except as otherwise ordered by the Board of Directors, temporarily devolve upon the respective assistant in case of the absence, disability, death, resignation or removal from office of such principal officer.

MISCELLANEOUS

        The funds of the Company shall be deposited to its credit in such banks or trust companies, as the Board of Directors from time to time shall approve, which approval may be general or confined to specific instances. Such funds shall be withdrawn only on checks or drafts of the Company or by direct, wire or other electronic transfer of funds for the purposes of the Company in accordance with procedures relating to signatures and authorizations by officers of the Company which are approved by the Board of Directors from time to time, which approval may be general or confined to specific instances.

        No debts shall be contracted except for current expenses unless authorized by the Board of Directors, and no bills shall be paid by the Treasurer unless audited and approved by the Controller or by some other person or committee authorized by the Board of Directors to audit and approve bills for payment.

        All distributions to shareholders and all acquisitions by the Company of its own shares shall be authorized by the Board of Directors.

        The fiscal year of the Company shall close at the end of December annually.

        All or any shares of stock of any corporation owned by the Company may be voted at any meeting of the shareholders of such corporation by the President, any Vice President or the Secretary of the Company upon any question that may be presented at such meeting, and any such officer may, on behalf of the Company, waive any notice of the calling of such meeting required by any statute or Bylaw and consent to the holding of any such meeting without notice. The President, any Vice President or the Secretary of the Company shall have authority to give to any person a written proxy in the name of the Company and under its corporate seal to vote at any meeting of the shareholders of any corporation all or any shares of stock of such corporation owned by the Company upon any question that may be presented at such meeting, with full power to waive any notice of the calling of such meeting required by any statute or Bylaw and to consent to the holding of any such meeting without notice.

        (a) The Company shall indemnify any person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that such person's conduct was unlawful.

        The Company shall indemnify any person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person being indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the Company, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

        To the extent that a director, officer, employee or agent has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in paragraph (a) or (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Any indemnification under paragraph (a) or (b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders of the Company.

        Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Section 6.

        The indemnification and advancement of expenses provided by or granted under the other subsections of this Section 6 shall be effective with respect to acts, errors or omissions occurring prior to, on or subsequent to the date of adoption hereof and such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action by a director, officer, employee or agent in such person's official capacity and as to action in another capacity while holding such office.

        The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 6.

        If the Company has paid indemnity or has advanced expenses to a director, officer, employee or agent, the Company shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

        For purposes of this Section 6 references to "the Company" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 6 with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

        For purposes of this Section 6, references to "other enterprise" shall include employee benefit plans, and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner such person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Section 6.

        The indemnification and advancement of expenses provided by or granted under this Section 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

AMENDMENT OR REPEAL OF BYLAWS

        These Bylaws may be added to, amended or repealed by the Board of Directors at any regular or special meeting of the Board.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors, Managers and Officers

        Under Section 8.75 of the Illinois Business Corporation Act, CIPS is empowered, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of CIPS, or serving or having served at the request of CIPS as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Section 8.75 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise and that such indemnification shall continue as to a director, officer, employee or agent of CIPS who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The bylaws of CIPS provide, in substance, that CIPS shall indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of CIPS, or serving or having served at the request of CIPS in one or more of the foregoing capacities with another corporation, partnership, joint venture, trust or other enterprise. The indemnification is not exclusive of other rights and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of his heirs, executors and administrators.

        Ameren presently maintains an Ameren-wide insurance policy on behalf of and covering CIPS' directors and officers to insure against certain losses incurred by them.

Item 21.    Exhibits and Financial Statement Schedules

        (a)   Exhibits. See Exhibit Index immediately following the signature pages.

        (b)   Financial Statement Schedules.

 SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF PARENT
CENTRAL ILLINOIS LIGHT COMPANY
CONDENSED STATEMENT OF INCOME
For the Years Ended December 31, 2009, 2008 and 2007

(In millions)	2009	2008	2007
Operating revenue	$656	$808	$732
Operating expenses	598	767	704

Operating income	58	41	28
Equity in earnings of subsidiaries	114	52	65
Miscellaneous income (expense)	(4)	(3)	1
Interest and other charges	26	17	20
Income tax expense	8	5	-

Net income	$134	$68	$74

SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF PARENT
CENTRAL ILLINOIS LIGHT COMPANY
CONDENSED BALANCE SHEET

(In millions)	December 31, 2009	December 31, 2008
Assets:
Cash and equivalents	$88	$-
Other current assets	207	248

Total current assets	295	248
Investments in subsidiaries	552	438
Property and plant, net	792	754
Other	177	209

Total assets	$1,816	$1,649

Liabilities and Stockholders' Equity:
Accounts payable	$76	$86
Other current liabilities	96	95

Total current liabilities	172	181
Long-term debt	279	279
Other deferred credits and other noncurrent liabilities	512	501
Stockholders' equity	853	688

Total liabilities and stockholders' equity	$1,816	$1,649

 SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF PARENT
CENTRAL ILLINOIS LIGHT COMPANY
CONDENSED STATEMENT OF CASH FLOWS
For the Years Ended December 31, 2009, 2008 and 2007

(In millions)	2009	2008	2007
Net cash flows from operating activities	$124	$42	$38

Cash flows from investing activities:
Capital expenditures	(63)	(61)	(64)

Net cash flows from investing activities	(63)	(61)	(64)

Cash flows from financing activities:
Dividends on common stock	(20)	-	-
Short-term debt, net	-	(115)	65
Redemptions, repurchases, and maturities of long term debt	-	(19)	(50)
Issuances of long-term debt	-	150	-
Capital contribution from parent	51	-	15
Other	(4)	(1)	-

Net cash flows from financing activities	27	15	30

Net change in cash and equivalents	88	(4)	4
Cash and equivalents at beginning of year	-	4	-
Cash and equivalents at the end of year	88	-	4
Cash dividends received from consolidated subsidiaries	-	-	10

CILCO (parent company only)
NOTES TO CONDENSED FINANCIAL STATEMENTS
December 31, 2009

NOTE 1—BASIS OF PRESENTATION

        Central Illinois Light Company (parent company only) has accounted for its wholly owned subsidiary, AmerenEnergy Resources Generating Company, using the equity method. These financial statements are presented on a condensed basis. Additional disclosures relating to the parent company financial statements are included in the combined notes to our financial statements for the year ended December 31, 2009, included in this Registration Statement on Form S-4.

NOTE 2—LONG-TERM OBLIGATIONS

        See Note 5—Long-term Debt and Equity Financings in the combined notes to our financial statements for the year ended December 31, 2009, included in this Registration Statement on Form S-4 for a description and details of long-term obligations of CILCO (parent company only).

NOTE 3—COMMITMENTS AND CONTINGENCIES

        See Note 13—Commitments and Contingencies in the combined notes to our financial statements for the year ended December 31, 2009, included in this Registration Statement on Form S-4 for a description of all material contingencies and guarantees outstanding of CILCO (parent company only).

 SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

Column A	Column B	Column C		Column D	Column E
Description	Balance at Beginning of Period	(1) Charged to Costs and Expenses	(2) Charged to Other Accounts	Deductions(a)	Balance at End of Period
	(In millions)
CIPS:
Deducted from assets—allowance for doubtful accounts:
2009	$6	$7	$-	$8	$5
2008	5	13	-	12	6
2007	2	10	-	7	5

CILCO:
Deducted from assets—allowance for doubtful accounts:
2009	$3	$6	$-	$6	$3
2008	2	9	-	8	3
2007	1	7	-	6	2

Illinois Power:
Deducted from assets—allowance for doubtful accounts:
2009	$12	$14	$-	$17	$9
2008	9	27	-	24	12
2007	3	21	-	15	9

(a)
Uncollectible accounts charged off, less recoveries.

Item 22.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

          (3)   That, for the purpose of determining any liability under the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (b)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (c)   Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Central Illinois Public Service Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, Missouri, on this 23rd day of June, 2010.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
By:	/s/ SCOTT A. CISEL
Name:	Scott A. Cisel
Title:	Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Name and Title	Date

/s/ SCOTT A. CISEL Scott A. Cisel	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 23, 2010
* Martin J. Lyons, Jr.	Director, Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 23, 2010
* Daniel F. Cole	Director	June 23, 2010
* Steven R. Sullivan	Director	June 23, 2010

*By:	/s/ SCOTT A. CISEL Scott A. Cisel	Attorney-in-fact

S-1

EXHIBIT INDEX

Exhibit		Nature of Exhibit	Filed as Exhibit to:
†2.1		Agreement and Plan of Merger dated as of April 13, 2010 among Illinois Power, CILCO and CIPS	Included as Annex A to Part I of this Registration Statement
3.1(i	)	Restated Articles of Incorporation of CIPS	March 31, 1994 Form 10-Q, Exhibit 3(b), File No. 1-3672
3.1(ii	)	Bylaws of CIPS as amended July 28, 2008	July 29, 2008 Form 8-K, Exhibit 3.2(ii), File No. 1-3672
4.1		Indenture of Mortgage or Deed of Trust dated October 1, 1941, from CIPS to U.S. Bank National Association and Richard Prokosch, as successor trustees (CIPS Mortgage)	Exhibit 2.01, File No. 2-60232
4.2		Supplemental Indenture to the CIPS Mortgage, dated September 1, 1947	Amended Exhibit 7(b), File No. 2-7341
4.3		Supplemental Indenture to the CIPS Mortgage, dated January 1, 1949	Second Amended Exhibit 7.03, File No. 2-7795
4.4		Supplemental Indenture to the CIPS Mortgage, dated June 1, 1965	Amended Exhibit 2.02, File No. 2-23569
4.5		Supplemental Indenture to the CIPS Mortgage, dated April 1, 1971	Amended Exhibit 2.02, File No. 2-39587
4.6		Supplemental Indenture to the CIPS Mortgage, dated December 1, 1973	Exhibit 2.03, File No. 2-60232
4.7		Supplemental Indenture to the CIPS Mortgage, dated February 1, 1980	Exhibit 2.02(a), File No. 2-66380
4.8		Supplemental Indenture to the CIPS Mortgage, dated May 15, 1992	May 15, 1992 Form 8-K, Exhibit 4.02, File No. 1-3672
4.9		Supplemental Indenture to the CIPS Mortgage, dated June 1, 1997	June 6, 1997 Form 8-K, Exhibit 4.03, File No. 1-3672
4.10		Supplemental Indenture to the CIPS Mortgage, dated December 1, 1998	Exhibit 4.2, File No. 333-59438
4.11		Supplemental Indenture to the CIPS Mortgage, dated June 1, 2001	June 30, 2001 Form 10-Q, Exhibit 4.1, File No. 1-3672
4.12		Supplemental Indenture to the CIPS Mortgage, dated October 1, 2004	2004 Form 10-K, Exhibit 4.91, File No. 1-3672
4.13		Supplemental Indenture to the CIPS Mortgage, dated June 1, 2006	June 19, 2006 Form 8-K, Exhibit 4.9, File No. 1-3672

Exhibit	Nature of Exhibit	Filed as Exhibit to:
4.14	Supplemental Indenture to the CIPS Mortgage, dated June 15, 2009	June 30, 2009 Form 10-Q, Exhibit 4.1, File No. 1-3672
4.15	Indenture dated as of December 1, 1998, from CIPS to The Bank of New York Mellon Trust Company, N.A., as successor trustee (CIPS Indenture)	Exhibit 4.4, File No. 333-59438
4.16	First Supplemental Indenture to the CIPS Indenture, dated as of June 14, 2006	June 19, 2006 Form 8-K, Exhibit 4.2, File No. 1-3672
††4.17	Second Supplemental Indenture to the CIPS Indenture, dated as of March 1, 2010
4.18	CIPS Global Note, dated December 22, 1998, representing Senior Secured Notes, 6.125% due 2028	Exhibit 4.6, File No. 333-59438
4.19	CIPS Company Order, dated June 14, 2006, establishing 6.70% Series Secured Notes due 2036	June 19, 2006 Form 8-K, Exhibit 4.5, File No. 1-3672
††5.1	Opinion re legality of Craig W. Stensland, Esq.
†8.1	Opinion re tax matters
10.1	Third Amended Ameren Corporation System Utility Money Pool Agreement, as amended September 30, 2004	October 1, 2004 Form 8-K, Exhibit 10.2, File No. 1-14756
10.2	Credit Agreement dated as of June 30, 2009, among Ameren, CIPS, CILCO, Illinois Power and JPMorgan Chase Bank, N.A., as agent	June 30, 2009 Form 10-Q, Exhibit 10.2, File No. 1-14756
10.3	*Ameren's Long-Term Incentive Plan of 1998	1998 Form 10-K, Exhibit 10.1, File No. 1-14756
10.4	*First Amendment to Ameren's Long-Term Incentive Plan of 1998	February 16, 2006 Form 8-K, Exhibit 10.6, File No. 1-14756
10.5	*Form of Restricted Stock Award under Ameren's Long-Term Incentive Plan of 1998	February 14, 2005 Form 8-K, Exhibit 10.1, File No. 1-14756
10.6	*Amendment dated October 12, 2009, to Ameren's Deferred Compensation Plan for Members of the Board of Directors, effective January 1, 2010	2009 Form 10-K, Exhibit 10.15, File No. 1-14756
10.7	*Ameren's Deferred Compensation Plan for Members of the Ameren Leadership Team as amended and restated effective January 1, 2001	2000 Form 10-K, Exhibit 10.1, File No. 1-14756

Exhibit	Nature of Exhibit	Filed as Exhibit to:
10.8	*Ameren's Executive Incentive Compensation Program Elective Deferral Provisions for Members of the Ameren Leadership Team as amended and restated effective January 1, 2001	2000 Form 10-K, Exhibit 10.2, File No. 1-14756
10.9	*Ameren 2007 Deferred Compensation Plan	December 5, 2006 Form 8-K, Exhibit 10.1, File No. 1-14756
10.10	*Ameren 2008 Deferred Compensation Plan	June 30, 2008 Form 10-Q, Exhibit 10.2, File No. 1-14756
10.11	*Ameren's Deferred Compensation Plan as amended and restated effective January 1, 2010	October 14, 2009 Form 8-K, Exhibit 10.1, File No. 1-14756
10.12	*2006 Ameren Executive Incentive Plan	February 16, 2006 Form 8-K, Exhibit 10.2, File No. 1-14756
10.13	*2007 Ameren Executive Incentive Plan	February 15, 2007 Form 8-K, Exhibit 99.3, File No. 1-14756
10.14	*2008 Ameren Executive Incentive Plan	December 18, 2007 Form 8-K, Exhibit 99.1, File No. 1-14756
10.15	*2009 Ameren Executive Incentive Plan	February 19, 2009 Form 8-K, Exhibit 10.1, File No. 1-14756
10.16	*2010 Ameren Executive Incentive Plan	December 17, 2009 Form 8-K, Exhibit 10.1, File No. 1-14756
10.17	*2007 Base Salary Table for Named Executive Officers	March 31, 2007 Form 10-Q, Exhibit 10.2, File No. 1-14756
10.18	*2008 Base Salary Table for Named Executive Officers	2008 Form 10-K, Exhibit 10.31, File No. 1-14756
10.19	*2009 Base Salary Table for Named Executive Officers	2008 Form 10-K, Exhibit 10.36, File No. 1-14756
10.20	*2010 Base Salary Table for Named Executive Officers	2009 Form 10-K, Exhibit 10.29, File No. 1-14756
10.21	*Second Amended and Restated Ameren Corporation Change of Control Severance Plan	2008 Form 10-K, Exhibit 10.37, File No. 1-14756
10.22	*First Amendment dated October 12, 2009, to the Second Amended and Restated Ameren Corporation Change of Control Severance Plan	October 14, 2009 Form 8-K, Exhibit 10.2, File No. 1-14756

Exhibit	Nature of Exhibit	Filed as Exhibit to:
10.23	*Revised Schedule I to Second Amended and Restated Ameren Corporation Change of Control Severance Plan	2009 Form 10-K, Exhibit 10.32, File No. 1-14756
10.24	*Table of 2005 Cash Bonus Awards and 2006 performance share unit Awards Issued to Named Executive Officers	February 16, 2006 Form 8-K, Exhibit 10.1, File No. 1-14756
10.25	*Table of 2007 Target Performance Share Unit Awards Issued to Named Executive Officers	February 15, 2007 Form 8-K, Exhibit 99.4, File No. 1-14756
10.26	*Table of 2008 Target Performance Share Unit Awards Issued to Named Executive Officers	February 14, 2008 Form 8-K, Exhibit 99.1, File No. 1-14756
10.27	*Table of 2009 Target Performance Share Unit Awards Issued to Named Executive Officers	March 2, 2009 Form 8-K, Exhibit 99.1, File No. 1-14756
10.28	*Formula for Determining 2010 Target Performance Share Unit Awards to be Issued to Named Executive Officers	December 17, 2009 Form 8-K, Exhibit 99.1, File No. 1-14756
10.29	*Ameren Corporation 2006 Omnibus Incentive Compensation Plan	February 16, 2006 Form 8-K, Exhibit 10.3, File No. 1-14756
10.30	*Form of Performance Share Unit Award Issued in 2006-2008 Pursuant to 2006 Omnibus Incentive Compensation Plan	February 16, 2006 Form 8-K, Exhibit 10.4, File No. 1-14756
10.31	*Form of Performance Share Unit Award Issued in 2009 Pursuant to 2006 Omnibus Incentive Compensation Plan	March 2, 2009 Form 8-K, Exhibit 10.1, File No. 1-14756
10.32	*Form of Performance Share Unit Award Issued in 2010 Pursuant to 2006 Omnibus Incentive Compensation Plan	December 17, 2009 Form 8-K, Exhibit 10.2, File No. 1-14756
10.33	*Ameren Supplemental Retirement Plan amended and restated effective January 1, 2008, dated June 13, 2008	June 30, 2008 Form 10-Q, Exhibit 10.1, File No. 1-14756
10.34	*First Amendment to amended and restated Ameren Supplemental Retirement Plan dated October 24, 2008	2008 Form 10-K, Exhibit 10.44, File No. 1-14756
†12.1	CIPS' Statement of Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends

Exhibit	Nature of Exhibit	Filed as Exhibit to:
†12.2	Combined Ameren Illinois Company Pro Forma Statement of Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
††23.1	Consent of Craig W. Stensland, Esq.
†23.2	Consent of Independent Registered Public Accounting Firm with respect to CIPS
†23.3	Consent of Independent Registered Public Accounting Firm with respect to CILCO
†23.4	Consent of Independent Registered Public Accounting Firm with respect to Illinois Power
†23.5	Consent of Wachtell, Lipton, Rosen & Katz	Included as part of the opinion attached hereto as Exhibit 8.1
††24.1	Power of Attorney with respect to CIPS

†
Filed herewith

††
Previously filed

*
Compensatory plan or arrangement